           THE DATE OF THIS FREE WRITING PROSPECTUS IS JUNE 12, 2006

     The depositor has filed a registration statement (including a prospectus)
with the SEC (SEC File No. 333-132746) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-877-858-5407 or by emailing
Citigroup-DCM-Prospectus@Citigroup.com.

                 CITIGROUP COMMERCIAL MORTGAGE SECURITIES INC.
                                   DEPOSITOR

                  CITIGROUP COMMERCIAL MORTGAGE TRUST 2006-C4
                                ISSUING ENTITY

         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-C4
            CLASS A-1, CLASS A-2, CLASS A-SB, CLASS A-3, CLASS A-1A,
              CLASS A-M, CLASS A-J, CLASS B, CLASS C AND CLASS D

    APPROXIMATE TOTAL PRINCIPAL BALANCE AT INITIAL ISSUANCE: $2,082,453,000

     We are Citigroup Commercial Mortgage Securities Inc., the depositor with respect to the securitization transaction that is the subject of this offering prospectus. This offering prospectus specifically relates to, and is accompanied by, our base prospectus dated June 8, 2006. This offering prospectus and the accompanying base prospectus are intended to offer and relate only to the classes of commercial mortgage pass-through certificates identified above, and not to the other classes of certificates that will be issued by the Citigroup
Commercial Mortgage Trust 2006-C4, which is the issuing entity. The offered certificates are not listed on any national securities exchange or any automated quotation system of any registered securities associations, such as NASDAQ.

     The sponsors of the subject securitization transaction are Citigroup Global
Markets Realty Corp., PNC Bank, National Association and Barclays Capital Real
Estate Inc.

     The offered certificates represent the obligations of the issuing entity only and do not represent the obligations of or interests in either sponsor, the depositor or any of their affiliates. The assets of the issuing entity will include a pool of multifamily and commercial mortgage loans having the characteristics described in this offering prospectus. No governmental agency or instrumentality or private insurer has insured or guaranteed payment on the offered certificates or any of the mortgage loans that back them.

     The holders of each class of offered certificates will be entitled to receive, to the extent of available funds, monthly distributions of interest, principal or both, commencing on the distribution date in July 2006. The table on page 9 of this offering prospectus contains a list of the respective classes of offered certificates and states the original principal balance, initial interest rate, interest rate description and other select characteristics of each of those classes. Credit enhancement is being provided through the subordination of various other classes, including multiple non-offered classes, of the series 2006-C4 certificates. That same table on page 9 of this offering prospectus also contains a list of the non-offered classes of the series 2006-C4 certificates.

                                 --------------

     YOU SHOULD FULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE 41 IN THIS
OFFERING PROSPECTUS AND ON PAGE 19 IN THE ACCOMPANYING BASE PROSPECTUS PRIOR TO
INVESTING IN THE OFFERED CERTIFICATES.

                                 --------------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE
ADEQUACY OR ACCURACY OF THIS OFFERING PROSPECTUS OR THE ACCOMPANYING BASE
PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                 --------------

     Citigroup Global Markets Inc., Barclays Capital Inc., PNC Capital Markets
LLC, Deutsche Bank Securities Inc. and Banc of America Securities LLC are the
underwriters with respect to the offered certificates. They will purchase their respective allocations, in each case if any, of the offered certificates from the depositor, subject to the satisfaction of specified conditions. We will identify in a final prospectus supplement relating to the offered certificates the amount of proceeds that we will receive from the sale of the offered certificates before deducting expenses payable by us. Each underwriter currently intends to sell its allocation of offered certificates from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. However, not every underwriter will have an obligation to purchase offered certificates from the depositor. See "Method of Distribution" in this offering prospectus.

     With respect to this offering, Citigroup Global Markets Inc. is acting as co-lead manager and sole bookrunner and Barclays Capital Inc. is acting as co-lead manager. PNC Capital Markets LLC, Deutsche Bank Securities Inc. and
Banc of America Securities LLC are co-managers.

[CITIGROUP LOGO OMITTED]                         [BARCLAYS CAPITAL LOGO OMITTED]

[BANC OF AMERICA                 [PNC LOGO OMITTED]              [DEUTSCHE BANK
SECURITIES LOGO OMITTED]                                SECURITIES LOGO OMITTED]

                  CITIGROUP COMMERCIAL MORTGAGE TRUST 2006-C4
         Commercial Mortgage Pass-Through Certificates, Series 2006-C4

WASHINGTON
17 properties
$111,675,920
4.9% of total

OREGON
1 property
$5,865,000
0.3% of total

NEVADA
5 properties
$38,790,000
1.7% of total

NORTHERN CALIFORNIA
7 properties
$53,789,141
2.4% of total

CALIFORNIA
17 properties
$354,756,324
15.7% of total

SOUTHERN CALIFORNIA
10 properties
$300,967,183
13.3% of total

IDAHO
8 properties
$13,116,728
0.6% of total

UTAH
11 properties
$15,384,508
0.7% of total

MONTANA
4 properties
$7,069,314
0.3% of total

ARIZONA
5 properties
$53,897,357
2.4% of total

NEBRASKA
8 properties
$17,708,283
0.8% of total

COLORADO
2 properties
$9,749,074
0.4% of total

SOUTH DAKOTA
5 properties
$8,365,092
0.4% of total

KANSAS
1 property
$14,800,000
0.7% of total

MISSOURI
2 properties
$10,728,000
0.5% of total

OKLAHOMA
10 properties
$52,350,000
2.3% of total

IOWA
2 properties
$2,041,002
0.1% of total

TEXAS
7 properties
$49,682,651
2.2% of total

LOUISIANA
2 properties
$32,569,087
1.4% of total

MINNESOTA
14 properties
$29,550,910
1.3% of total

WISCONSIN
50 properties
$158,437,830
7.0% of total

MISSISSIPPI
3 properties
$21,833,222
1.0% of total

ILLINOIS
9 properties
$35,932,582
1.6% of total

INDIANA
1 property
$5,500,000
0.2% of total

TENNESSEE
4 properties
$72,585,000
3.2% of total

OHIO
5 properties
$62,050,323
2.7% of total

MICHIGAN
12 properties
$71,317,264
3.2% of total

KENTUCKY
2 properties
$14,074,906
0.6% of total

PENNSYLVANIA
12 properties
$154,616,061
6.8% of total

GEORGIA
12 properties
$92,130,874
4.1% of total

FLORIDA
11 properties
$153,191,482
6.8% of total

NEW YORK
10 properties
$96,730,000
4.3% of total

MARYLAND
3 properties
$38,350,000
1.7% of total

DELAWARE
1 property
$8,000,000
0.4% of total

VIRGINIA
8 properties
$165,832,836
7.3% of total

NORTH CAROLINA
5 properties
$45,102,278
2.0% of total

SOUTH CAROLINA
4 properties
$51,797,978
2.3% of total

NEW HAMPSHIRE
1 property
$6,132,922
0.3% of total

MASSACHUSETTS
5 properties
$74,610,132
3.3% of total

CONNECTICUT
5 properties
$35,602,000
1.6% of total

NEW JERSEY
5 properties
$69,809,099
3.1% of total

% OF INITIAL MORTGAGE POOL BALANCE

Office                         32.7%
Anchored Retail                24.9%
Multifamily                    17.0%
Hospitality                    10.7%
Industrial                      6.5%
Unanchored Retail               4.9%
Mixed Use                       2.4%
Land                            0.7%
Manufactured Housing            0.3%

[ ]     > $150 MM of Initial Mortgage Pool Balance
[ ]     $100 - $150 MM of Initial Mortgage Pool Balance
[ ]     $50 - $100 MM of Initial Mortgage Pool Balance
[ ]     $0 - $50 MM of Initial Mortgage Pool Balance

                                TABLE OF CONTENTS

IMPORTANT NOTICE ABOUT THE INFORMATION CONTAINED IN THIS

   The Class A-M, A-J, B, C and D Certificates Are Subordinate to, and Are
      Therefore Riskier than, the Class A-1, A-2, A-SB, A-3 and A-1A Certificates..      41
   The Offered Certificates Have Uncertain Yields to Maturity......................      41
   The Investment Performance of Your Offered Certificates May Vary
      Materially and Adversely from Your Expectations Because the Rate of
      Prepayments and Other Unscheduled Collections of Principal on the Underlying
      Mortgage Loans Is Faster or Slower than You Anticipated......................      42
   The Interests of the Series 2006-C4 Controlling Class Certificateholders May
      Be in Conflict with the Interests of the Offered Certificateholders..........      43
   Repayment of the Underlying Mortgage Loans Depends on the Operation of the
      Mortgaged Real Properties....................................................      44
   Risks Associated with Condominium Ownership.....................................      44
   The Mortgaged Real Property Will Be the Sole Asset Available to Satisfy the
      Amounts Owing Under an Underlying Mortgage Loan in the Event of Default......      45
   In Some Cases, Payments on an Underlying Mortgage Loan Are Dependent on a
      Single Tenant or on One or a Few Major Tenants at the Related
      Mortgaged Real Property......................................................      45
   Ten Percent or More of the Initial Mortgage Pool Balance Will Be Secured by
      Mortgage Liens on the Respective Borrower's Interests in Each of the
      Following Property Types--Retail, Office, Multifamily and Hospitality........      45
   Ten Percent or More of the Initial Mortgage Pool Balance Will Be Secured by
      Mortgage Liens on Real Properties Located in the State of California and
      Five Percent or More of the Initial Mortgage Pool Balance Will Be
      Secured by Mortgage Liens on Real Properties Located in Each of the Following
      States--Virginia, Wisconsin, Pennsylvania and Florida........................      46
   The Mortgage Pool Will Include Material Concentrations of Balloon
      Loans and Loans with Anticipated Repayment Dates.............................      47
   The Mortgage Pool Will Include Some Disproportionately Large Mortgage Loans.....      47
   The Mortgage Pool Will Include Leasehold Mortgage Loans and Lending on a
      Leasehold Interest in Real Property is Riskier Than Lending on the Fee
      Interest in That Property....................................................      48
   Some of the Mortgaged Real Properties Are Legal Nonconforming Uses or Legal
      Nonconforming Structures.....................................................      48
   Some of the Mortgaged Real Properties May Not Comply with All Applicable
      Zoning Laws and/or Local Building Codes or with the Americans with
      Disabilities Act of 1990.....................................................      48
   Multiple Mortgaged Real Properties Are Owned by the Same Borrower, Affiliated
      Borrowers or Borrowers with Related Principals or Are Occupied, in Whole or in Part, by the Same Tenant or

                                        3

      Affiliated Tenants, Which Presents a Greater Risk to Investors in the Event
         of the Bankruptcy or Insolvency of Any Such Borrower or Tenant............      49
   Some of the Mortgaged Real Properties Are or May Be Encumbered by Additional
      Debt and the Ownership Interests in Some Borrowers Have Been or May Be
      Pledged to Secure Debt Which, in Either Case, May Reduce the Cash Flow

   Some Borrowers Under the Underlying Mortgage Loans Will Not Be Special

   Decisions Made By The Trustee, the Master Servicer or the Special Servicer
      May Negatively Affect Your Interests.........................................      53
   Sponsors May Not Be Able to Make a Required Repurchase or Substitution of a
      Defective Mortgage Loan......................................................      53
   The Mortgage Loans Have Not Been Reunderwritten by Us...........................      54
   Mortgage Loans Secured by Mortgaged Real Properties Subject to Assistance and
      Affordable Housing Programs are Subject to the Risk That Those Programs
      May Terminate or Be Altered..................................................      54
   Lending on Income-Producing Real Properties Entails Environmental Risks.........      54
   Lending on Income-Producing Properties Entails Risks Related to
      Property Condition...........................................................      56
   Appraisals Performed on Mortgaged Real Properties May Not Accurately
      Reflect the Respective Values of Those Mortgaged Real Properties.............      56
   Terrorism Insurance Coverage on the Mortgaged Properties May Be
      Expensive and/or Difficult to Obtain.........................................      57
   The Absence or Inadequacy of Insurance Coverage on the Mortgaged Properties
      May Adversely Affect Payments on the Offered Certificates....................      58
   Impact of Recent Hurricane Activity May Adversely Affect the Performance of
      Underlying Mortgage Loans....................................................      59
   There May be Restrictions on the Ability of a Borrower, a Lender or Any
      Transferee Thereof to Terminate or Renegotiate Property Management Agreements
      That are in Existence With Respect to Some of the Mortgaged Real Properties..      59
   The Mortgaged Real Properties that Secure Some Mortgage Loans in the Series
      2006-C4 Securitization Transaction Also Secure One or More Related Mortgage
      Loans That Will Not Be Transferred to the Issuing Entity; The Interests of
      the Holders of Those Related Mortgage Loans May Conflict with
      Your Interests...............................................................      60
   Conflicts of Interest May Exist in Connection with Certain Previous or Existing
      Relationships of a Sponsor for the Series 2006-C4 Securitization Transaction
      or an Affiliate Thereof to Certain of the Underlying Mortgage Loans,
      Related Borrowers or Related Mortgaged Real Properties.......................      61
   Limitations on Enforceability of Cross-Collateralization May

   The Underwritten Net Cash Flow Debt Service Coverage Ratios and/or
      Loan-to-Value Ratios for Certain of the Underlying Mortgage Loans Have Been
      Adjusted in Consideration of a Cash Holdback or a Letter of Credit or

   Cross-Collateralized Mortgage Loan Groups and Multiple Property Mortgage Loans..      67

                                        4

   The Series 2006-C4 Controlling Class Representative and the Non-Trust Loan

                                        5

   Reductions of Certificate Principal Balances in Connection with Realized

ANNEX A-1--Characteristics of the Underlying Mortgage Loans and the
   Mortgaged Real Properties.......................................................   A-1-1
ANNEX A-2--Summary Characteristics of the Underlying Mortgage Loans and the
   Mortgaged Real Properties.......................................................   A-2-1
ANNEX A-3--Summary Characteristics of the Underlying Mortgage Loans in
   Loan Group No. 1 and the related Mortgaged Real Properties......................   A-3-1
ANNEX A-4--Summary Characteristics of the Underlying Mortgage Loans in
   Loan Group No. 2 and the related Mortgaged Real Properties......................   A-4-1
ANNEX A-5--Characteristics of the Multifamily and Manufactured Housing
   Mortgaged Real Properties.......................................................   A-5-1
ANNEX B--Description of Ten Largest Mortgage Loans and/or Groups of

                                        6

            IMPORTANT NOTICE ABOUT THE INFORMATION CONTAINED IN THIS
            OFFERING PROSPECTUS AND THE ACCOMPANYING BASE PROSPECTUS

     The information in this offering prospectus may be amended and/or supplemented prior to the time of sale. The information in this offering prospectus supersedes any contrary information contained in any prior free writing prospectus relating to the subject securities and will be superseded by any contrary information contained in any subsequent free writing prospectus prior to the time of sale. In addition, certain information regarding the subject securities is not yet available and, accordingly, has been omitted from this offering writing prospectus.

     Information about the offered certificates is contained in two separate documents:

     o    this offering prospectus, which describes the specific terms of the offered certificates; and

     o    the accompanying base prospectus, which provides general information, some of which may not apply to the offered certificates.

     You should read both this offering prospectus and the accompanying base prospectus in full to obtain material information concerning the offered certificates. We have not authorized any person to give any other information or to make any representation that is different from the information contained in this offering prospectus and the accompanying base prospectus.

     When reading the accompanying base prospectus in conjunction with this offering prospectus, references in the accompanying base prospectus to
"prospectus supplement" should be read as references to this offering prospectus.

     The annexes attached to this offering prospectus are hereby incorporated into and made a part of this offering prospectus.

     This offering prospectus and the accompanying base prospectus do not constitute an offer to sell or a solicitation of an offer to buy any security other than the offered certificates, nor does it constitute an offer to sell or a solicitation of an offer to buy any of the offered certificates to any person in any jurisdiction in which it is unlawful to make such an offer or solicitation to such person.

     In this offering prospectus, the terms "depositor," "we," "us" and "our"
refer to Citigroup Commercial Mortgage Securities Inc.

     IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

     Any legends, disclaimers or other notices or language that may appear in the text of, at the bottom of, or attached to, an email communication to which this material may have been attached, that are substantially similar to or in the nature of the following disclaimers, statements or language, are not applicable to these materials and should be disregarded: (i) disclaimers regarding accuracy or completeness of the information contained herein or restrictions as to reliance on the information contained herein by investors;
(ii) disclaimers of responsibility or liability; (iii) statements requiring investors to read or acknowledge that they have read or understand the registration statement or any disclaimers or legends; (iv) language indicating that this communication is neither a prospectus nor an offer to sell or a solicitation or an offer to buy; (v) statements that this information is privileged, confidential or otherwise restricted as to use or reliance; and (vi)
a legend that information contained in these materials will be superseded or changed by the final prospectus, if the final prospectus is not delivered until after

                                       7

the date of the contract for sale. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another email system.

                          NOTICE TO NON-U.S. INVESTORS

     The distribution of this offering prospectus and the accompanying base prospectus and the offer or sale of the offered certificates may be restricted by law in certain jurisdictions. Persons into whose possession this offering prospectus and the accompanying base prospectus or any of the offered certificates come must inform themselves about, and observe, any such restrictions. Each prospective purchaser of the offered certificates must comply with all applicable laws and regulations in force in any jurisdiction in which it purchases, offers or sells the offered certificates or possesses or distributes this offering prospectus and the accompanying base prospectus and must obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the offered certificates under the laws and regulations in force in any jurisdiction to which it is subject or in which it makes such purchases, offers or sales, and neither we nor any of the underwriters have any responsibility therefor.

                             EUROPEAN ECONOMIC AREA

     Each underwriter has agreed with us that it will abide by certain selling restrictions with respect to offers of series 2006-C4 certificates to the public in the European Economic Area. See "Method of Distribution" in this offering prospectus.

                                       8

--------------------------------------------------------------------------------

                         SUMMARY OF OFFERING PROSPECTUS

     This summary contains selected information regarding the offering being made by this offering prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, you should read carefully this offering prospectus and the accompanying base prospectus in full.

                         INTRODUCTION TO THE TRANSACTION

     The offered certificates will be part of a series of commercial mortgage pass-through certificates designated as the series 2006-C4 commercial mortgage pass-through certificates and consisting of multiple classes. The table below identifies the respective classes of that series, specifies various characteristics of each of those classes and indicates which of those classes are offered by this offering prospectus and which are not offered by this offering prospectus.

          SERIES 2006-C4 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                                APPROX. TOTAL                      APPROX. %
                              PRINCIPAL BALANCE    APPROX. % OF   TOTAL CREDIT
                                 OR NOTIONAL         INITIAL       SUPPORT AT     PASS-THROUGH
                              AMOUNT AT INITIAL   MORTGAGE POOL      INITIAL          RATE
CLASS                             ISSUANCE         BALANCE((3))    ISSUANCE(4)   DESCRIPTION(6)
---------------------------   -----------------   -------------   ------------   --------------

Offered Certificates
A-1                             $   79,951,000         3.53%        30.000%(5)
A-2                             $  152,713,000         6.75%        30.000%(5)
A-SB                            $  135,184,000         5.97%        30.000%(5)
A-3                             $  831,310,000        36.73%        30.000%(5)
A-1A                            $  385,317,000        17.02%        30.000%(5)
A-M                             $  226,353,000        10.00%        20.000%
A-J                             $  164,107,000         7.25%        12.750%
B                               $   50,929,000         2.25%        10.500%
C                               $   25,465,000         1.13%         9.375%
D                               $   31,124,000         1.38%         8.000%
Non-Offered Certificates(1)
X                               $2,263,536,038(2)       NAP            NAP        Variable IO
E                               $   22,635,000         1.00%         7.000%
F                               $   28,294,000         1.25%         5.750%
G                               $   28,294,000         1.25%         4.500%
H                               $   25,465,000         1.13%         3.375%
J                               $   11,318,000         0.50%         2.875%
K                               $    8,488,000         0.38%         2.500%
L                               $    8,488,000         0.38%         2.125%
M                               $    5,659,000         0.25%         1.875%
N                               $    5,659,000         0.25%         1.625%
O                               $    5,659,000         0.25%         1.375%
P                               $   31,124,038         1.38%           NAP

                                               WEIGHTED
                                 INITIAL        AVERAGE
                              PASS-THROUGH        LIFE         PRINCIPAL      RATINGS(11)
CLASS                             RATE       (YEARS)(8)(9)   WINDOW(9)(10)   MOODY'S/FITCH
---------------------------   ------------   -------------   -------------   -------------

Offered Certificates
A-1 .......................         %             3.24        07/06-04/11       Aaa/AAA
A-2 .......................         %             6.61        01/13-03/13       Aaa/AAA
A-SB ......................         %             7.15        04/11-08/15       Aaa/AAA
A-3 .......................         %             9.62        08/15-04/16       Aaa/AAA
A-1A ......................         %             8.78        07/06-04/16       Aaa/AAA
A-M .......................         %             9.84        04/16-05/16       Aaa/AAA
A-J .......................         %             9.92        05/16-06/16       Aaa/AAA
B .........................         %             9.96        06/16-06/16        Aa2/AA
C .........................         %             9.96        06/16-06/16       Aa3/AA-
D .........................         %             9.96        06/16-06/16        A2/A
Non-Offered Certificates(1)
X .........................         %(7)           NAP            NAP           Aaa/AAA
E .........................         %              NAP            NAP            A3/A-
F .........................         %              NAP            NAP          Baa1/BBB+
G .........................         %              NAP            NAP           Baa2/BBB
H .........................         %              NAP            NAP          Baa3/BBB-
J .........................         %              NAP            NAP           Ba1/BB+
K .........................         %              NAP            NAP           Ba2/BB
L .........................         %              NAP            NAP           Ba3/BB-
M .........................         %              NAP            NAP            B1/B+
N .........................         %              NAP            NAP            B2/B
O .........................         %              NAP            NAP            B3/B-
P .........................         %              NAP            NAP            NR/NR

----------
(1)  The non-offered classes of the series 2006-C4 certificates will also include the class Y and R certificates. Those classes of series 2006-C4 certificates will not have principal balances, notional amounts or pass-through rates.

(2)  Notional amount. The total notional amount of the class X certificates will equal the total principal balance of the class A-1, A-2, A-SB, A-3, A-1A,
     A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, O and P certificates outstanding from time to time. The class X certificates do not have principal balances and do not entitle holders to distributions of principal.

(3)  The initial mortgage pool balance will equal $2,263,536,038, subject to a variance of plus or minus 5%.

(4)  Structural credit enhancement is provided for the offered certificates through the subordination of more junior classes of series 2006-C4 certificates. The approximate percentage of total credit support at initial issuance shown

--------------------------------------------------------------------------------

                                       9

--------------------------------------------------------------------------------

     in the foregoing table with respect to each class of offered certificates represents the total initial principal balance, expressed as a percentage of the initial mortgage pool balance, of all more subordinate classes of the series 2006-C4 certificates.

(5)  Presented on an aggregate basis for the class A-1, A-2, A-SB, A-3 and A-1A certificates.

(6)  In the case of any particular class of series 2006-C4 certificates shown in the foregoing table:

     (a)  "Fixed" refers to a pass-through rate that remains fixed at the initial pass-through rate for the subject class;

     (b)  "WAC" refers to a variable pass-through rate equal to the weighted average from time to time of certain net interest rates on the underlying mortgage loans;

     (c)  "WAC Cap" refers to a variable pass-through rate equal to the lesser of the initial pass-through rate for the subject class and the weighted average from time to time of certain net interest rates on the underlying mortgage loans;

     (d)  "WAC-x%" refers to a variable pass-through rate equal to (i) the weighted average from time to time of certain net interest rates on the underlying mortgage loans, minus (ii) x%;

     (e)  "Floating" refers to a variable pass-through rate calculated based on an independent interest rate index; and

     (f)  "Variable IO" refers to a variable pass-through rate equal to the weighted average from time to time of certain strip rates at which interest accrues on the respective components of the total notional amount of a class of interest-only certificates.

     See "Description of the Offered Certificates--General" and
     "--Payments--Calculation of Pass-Through Rates" in this offering prospectus.

(7)  Approximate.

(8)  The weighted average life of any class of offered certificates refers to the average amount of time that will elapse from the date of their issuance until each dollar to be applied in reduction of the total principal balance of those certificates is paid to the investors.

(9)  Calculated based on: (a) the assumptions that the related borrower timely makes all payments on each underlying mortgage loan, that each underlying mortgage loan with an anticipated repayment date (see "--The Underlying
     Mortgage Loans and the Mortgaged Real Properties--Payment and Other Terms"
     below) is paid in full on that date and that no underlying mortgage loan is otherwise prepaid prior to maturity; and (b) the other maturity assumptions referred to under "Yield and Maturity Considerations" in, and set forth in the glossary to, this offering prospectus.

(10) The principal window for any class of offered certificates is the period during which the holders of those certificates will receive payments of principal. The distribution date in the last month of the principal window for any class of offered certificates would be the final principal distribution date for that class.

(11) The ratings shown in the foregoing table for the offered certificates are those of Moody's Investors Service, Inc. and Fitch, Inc., respectively. It is a condition to their issuance that the respective classes of the offered certificates receive credit ratings no lower than those shown in the foregoing table. See "Ratings" in this offering prospectus for a discussion of those ratings and the limitations thereof.

     The governing document for purposes of issuing the series 2006-C4 certificates and forming the issuing entity will be a pooling and servicing agreement to be dated as of June 1, 2006. The series 2006-C4 pooling and servicing agreement will also govern the servicing and administration of the mortgage loans and other assets that back the series 2006-C4 certificates. The parties to the series 2006-C4 pooling and servicing agreement will include us, a trustee, a master servicer and a special servicer. See "The Series 2006-C4
Pooling and Servicing Agreement" in this offering prospectus. A copy of the series 2006-C4 pooling and servicing agreement, including the exhibits thereto, will be filed with the SEC as an exhibit to a current report on Form 8-K under the Securities Exchange Act of 1934, as amended, following the initial issuance of the offered certificates. In addition, if and to the extent that any material terms of the series 2006-C4 pooling and servicing agreement or the exhibits thereto have not been disclosed in this offering prospectus, then the series
2006-C4 pooling and servicing agreement, together with such exhibits, will be filed with the SEC as an exhibit to a current report on Form 8-K on the date of

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initial issuance of the offered certificates. The SEC will make those current reports on Form 8-K and its exhibits available to the public for inspection. See
"Available Information" in the accompanying base prospectus.

                            TRANSACTION PARTICIPANTS

ISSUING ENTITY................   The Citigroup Commercial Mortgage Trust 2006-C4
                                 will be the issuing entity for the series
                                 2006-C4 securitization transaction. See
                                 "Transaction Participants--The Issuing Entity"
                                 in each of this offering prospectus and the
                                 accompanying base prospectus.

DEPOSITOR.....................   We are Citigroup Commercial Mortgage Securities
                                 Inc., the depositor for the series 2006-C4
                                 securitization transaction. We are a Delaware
                                 corporation. Our address is 388 Greenwich
                                 Street, New York, New York 10013 and our
                                 telephone number is (212) 816-6000. We are a
                                 wholly-owned subsidiary of Citigroup Financial
                                 Products Inc. and an affiliate of (a) Citigroup
                                 Global Markets Inc., one of the underwriters,
                                 and (b) Citigroup Global Markets Realty Corp.,
                                 one of the sponsors. See "Transaction
                                 Participants--The Depositor" in each of this
                                 offering prospectus and the accompanying base
                                 prospectus.

SPONSORS......................   Citigroup Global Markets Realty Corp., PNC
                                 Bank, National Association and Barclays Capital
                                 Real Estate Inc. will be the sponsors for the
                                 series 2006-C4 securitization transaction.
                                 Citigroup Global Markets Realty Corp. is our
                                 affiliate and an affiliate of Citigroup Global
                                 Markets Inc., one of the underwriters. PNC
                                 Bank, National Association is an affiliate of
                                 (a) PNC Capital Markets LLC, one of the
                                 underwriters, and (b) Midland Loan Services,
                                 Inc., the master servicer. Barclays Capital
                                 Real Estate Inc. is an affiliate of Barclays
                                 Capital Inc., one of the underwriters. See
                                 "Transaction Participants--The Sponsors" in
                                 this offering prospectus and "Transaction
                                 Participants--The Sponsor" in the accompanying
                                 base prospectus.

                                 We will acquire the underlying mortgage loans
                                 from the sponsors. Accordingly, they are from
                                 time to time referred to in this offering
                                 prospectus as mortgage loan sellers.

INITIAL TRUSTEE...............   LaSalle Bank National Association, a national
                                 banking association, will act as the initial
                                 trustee on behalf of the series 2006-C4
                                 certificateholders. See "Transaction
                                 Participants--The Trustee" in this offering
                                 prospectus. Following the transfer of the
                                 underlying mortgage loans to the issuing
                                 entity, the trustee, on behalf of the series
                                 2006-C4 certificateholders, will become the
                                 mortgagee of record under each underlying
                                 mortgage loan. The trustee will further be
                                 responsible for calculating the amount of
                                 principal and interest to be paid to, and
                                 making distributions to, the series 2006-C4
                                 certificateholders, as described under
                                 "Transaction Participants--The Trustee" and
                                 "Description of the Offered Certificates" in
                                 this offering prospectus. The trustee will

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                                 also have, or be responsible for appointing an
                                 agent to perform, additional duties with
                                 respect to tax administration.

INITIAL MASTER SERVICER.......   Midland Loan Services, Inc., a Delaware
                                 corporation, will act as the initial master
                                 servicer with respect to the underlying
                                 mortgage loans. Midland Loan Services, Inc. is
                                 an affiliate of PNC Bank, National Association,
                                 one of the sponsors, and PNC Capital Markets
                                 LLC, one of the underwriters. See "Transaction
                                 Participants--The Servicers--The Initial Master
                                 Servicer" in this offering prospectus.

INITIAL SPECIAL SERVICER......   J.E. Robert Company, Inc., a Virginia
                                 corporation, will act as the initial special
                                 servicer with respect to the underlying
                                 mortgage loans. See "Transaction
                                 Participants--The Servicers--The Initial
                                 Special Servicer" in this offering prospectus.

                           RELEVANT DATES AND PERIODS

CUT-OFF DATE..................   References in this offering prospectus to the
                                 "cut-off date" mean, individually and
                                 collectively, as the context may require: with
                                 respect to the 148 underlying mortgage loans
                                 having their first due dates in or prior to
                                 June 2006, the related due date of each such
                                 underlying mortgage loan in June 2006; and with
                                 respect to the 18 underlying mortgage loans
                                 having their first due dates in July 2006, June
                                 1, 2006.

                                 All payments and collections received on each
                                 underlying mortgage loan after the cut-off
                                 date, excluding any payments or collections
                                 that represent amounts due on or before that
                                 date, will belong to the issuing entity.

ISSUE DATE....................   The date of initial issuance of the offered
                                 certificates will be on or about June 29, 2006.

DISTRIBUTION
FREQUENCY/DISTRIBUTION DATE...   Payments on the offered certificates are
                                 scheduled to occur monthly, commencing in July
                                 2006. During any given month, the distribution
                                 date will be the fourth business day following
                                 the related determination date.

DETERMINATION DATE............   The 11th day of each month or, if such 11th day
                                 is not a business day, the next succeeding
                                 business day, commencing in July 2006.

                                 Notwithstanding the foregoing, the master
                                 servicer may make its determination as to the
                                 collections received in respect of certain
                                 mortgage loans as of an earlier date during
                                 each month.

                                 With respect to any calendar month, references
                                 in this offering prospectus to "determination
                                 date" mean, as to each mortgage loan, the
                                 applicable determination date occurring in such
                                 month.

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RECORD DATE...................   The record date for each monthly payment on an
                                 offered certificate will be the last business
                                 day of the prior calendar month. The registered
                                 holders of the offered certificates at the
                                 close of business on each record date, will be
                                 entitled to receive, on the following
                                 distribution date, any payments on those
                                 certificates, except that the last payment on
                                 any offered certificate will be made only upon
                                 presentation and surrender of the certificate.

COLLECTION PERIOD.............   Amounts available for payment on the series
                                 2006-C4 certificates on any distribution date
                                 will depend on the payments and other
                                 collections received, and any advances of
                                 payments due, on or with respect to the
                                 underlying mortgage loans during the related
                                 collection period. Each collection period:

                                 o    will relate to a particular distribution
                                      date;

                                 o    will be approximately one month long;

                                 o    will begin when the prior collection
                                      period ends or, in the case of the first
                                      collection period, will begin on the day
                                      following the cut-off date; and

                                 o    will end at the close of business on the
                                      determination date immediately preceding
                                      the related distribution date.

                                 However, the collection period for any
                                 distribution date for certain mortgage loans
                                 may differ from the collection period with
                                 respect to the rest of the mortgage pool for
                                 that distribution date because the
                                 determination dates for those mortgage loans
                                 may not be the same as the determination date
                                 for the rest of the mortgage pool. Accordingly,
                                 there may be more than one collection period
                                 with respect to some distribution dates.

                                 With respect to any distribution date,
                                 references in this offering prospectus to
                                 "collection period" mean, as to each mortgage
                                 loan, the applicable collection period ending
                                 in the month in which that distribution date
                                 occurs.

INTEREST ACCRUAL PERIOD.......   The amount of interest payable with respect to
                                 the offered certificates on any distribution
                                 date will be a function of the interest accrued
                                 during the related interest accrual period. The
                                 interest accrual period for the offered
                                 certificates for any distribution date will be
                                 the calendar month immediately preceding the
                                 month in which that distribution date occurs.

RATED FINAL DISTRIBUTION
DATE..........................   The rated final distribution date with respect
                                 to the offered certificates will be the
                                 distribution date in March 2049.

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                     DESCRIPTION OF THE OFFERED CERTIFICATES

REGISTRATION AND
DENOMINATIONS.................   We intend to deliver the offered certificates
                                 in book-entry form in original denominations of
                                 $10,000 initial principal balance and in any
                                 whole dollar denomination in excess thereof and
                                 in any greater whole dollar denominations.

                                 You will initially hold your offered
                                 certificates, directly or indirectly, through
                                 The Depository Trust Company, and they will be
                                 registered in the name of Cede & Co. as nominee
                                 for The Depository Trust Company. As a result,
                                 you will not receive a fully registered
                                 physical certificate representing your interest
                                 in any offered certificate, except under the
                                 limited circumstances described under
                                 "Description of the Offered
                                 Certificates--Registration and Denominations"
                                 in this offering prospectus and under
                                 "Description of the Certificates--Book-Entry
                                 Registration" in the accompanying base
                                 prospectus.

PAYMENTS

A. GENERAL....................   The trustee will make payments of interest and,
                                 except in the case of the class X certificates,
                                 principal to the following classes of series
                                 2006-C4 certificateholders, sequentially as
                                 follows:

                                 1st..........   A-1, A-2, A-SB,
                                                 A-3, A-1A and X
                                 2nd..........         A-M
                                 3rd..........         A-J
                                 4th..........          B
                                 5th..........          C
                                 6th..........          D
                                 7th..........          E
                                 8th..........          F
                                 9th..........          G
                                 10th.........          H
                                 11th.........          J
                                 12th.........          K
                                 13th.........          L
                                 14th.........          M
                                 15th.........          N
                                 16th.........          O
                                 17th.........          P

                                 For purposes of allocating payments on the most
                                 senior classes of the series 2006-C4
                                 certificates, the mortgage pool will be divided
                                 into:

                                 o    a loan group no. 1 consisting of 134
                                      underlying mortgage loans that are secured
                                      by property types other than multifamily;
                                      and

                                 o    a loan group no. 2 consisting of 32
                                      underlying mortgage loans that are secured
                                      by multifamily properties.

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                                 Loan group no. 1 will contain a total of 134
                                 underlying mortgage loans that represent 83.0%
                                 of the initial mortgage pool balance, and loan
                                 group no. 2 will contain a total of 32
                                 underlying mortgage loans that represent 17.0%
                                 of the initial mortgage pool balance.

                                 Interest payments with respect to the class
                                 A-1, A-2, A-SB, A-3, A-1A and X certificates
                                 are to be made concurrently:

                                 o    in the case of the class A-1, A-2, A-SB
                                      and A-3 certificates, on a pro rata basis
                                      in accordance with the respective interest
                                      entitlements evidenced by those classes of
                                      series 2006-C4 certificates, from funds
                                      attributable to loan group no. 1;

                                 o    in the case of the class A-1A
                                      certificates, from funds attributable to
                                      loan group no. 2; and

                                 o    in the case of the class X certificates,
                                      from funds attributable to loan group no.
                                      1 and/or loan group no. 2;

                                 provided that, if the foregoing would result in
                                 a shortfall in the interest payments on any of
                                 the class A-1, A-2, A-SB, A-3, A-1A and/or X
                                 certificates, then payments of interest will be
                                 made on those classes of series 2006-C4
                                 certificates, on a pro rata basis in accordance
                                 with the respective interest entitlements
                                 evidenced thereby, from available funds
                                 attributable to the entire mortgage pool; and
                                 provided, further, that the "available funds"
                                 referred to above in this sentence do not
                                 include amounts attributable to any mortgage
                                 loan not held by the issuing entity.

                                 The class Y and R certificates do not bear
                                 interest and do not entitle their respective
                                 holders to payments of interest.

                                 Allocation of principal payments among the A-1,
                                 A-2, A-SB, A-3 and A-1A classes also takes into
                                 account loan groups and is described under
                                 "--Payments--Payments of Principal" below. The
                                 class X, Y and R certificates do not have
                                 principal balances and do not entitle their
                                 respective holders to payments of principal.

                                 See "Description of the Offered
                                 Certificates--Payments--Priority of Payments"
                                 in this offering prospectus.

B.  PAYMENTS OF INTEREST......   Each class of series 2006-C4 certificates
                                 (other than the class Y and R certificates)
                                 will bear interest. In each case, that interest
                                 will accrue during each interest accrual period
                                 based upon--

                                 o    the pass-through rate applicable for the
                                      particular class of series 2006-C4
                                      certificates for that interest accrual
                                      period,

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                                 o    the total principal balance or notional
                                      amount, as the case may be, of the
                                      particular class of series 2006-C4
                                      certificates outstanding immediately prior
                                      to the related distribution date, and

                                 o    the assumption that each year consists of
                                      twelve 30-day months.

                                 On each distribution date, subject to available
                                 funds from collections and advances on the
                                 underlying mortgage loans, the payment
                                 priorities described under
                                 "--Payments--General" above, the holders of
                                 each class of offered certificates will
                                 generally be entitled to receive:

                                 o    all interest accrued with respect to that
                                      class of offered certificates during the
                                      related interest accrual period, as
                                      described above in this
                                      "--Payments--Payments of Interest"
                                      subsection; plus

                                 o    any interest that such class of offered
                                      certificateholders was entitled to receive
                                      on all prior distribution dates, to the
                                      extent not previously received; minus

                                 o    such class' allocable share of any
                                      shortfalls in interest collections due to
                                      prepayments on the underlying mortgage
                                      loans, to the extent that such interest
                                      shortfalls are not offset by certain
                                      payments made by the master servicer;
                                      minus

                                 o    such class' allocable share of any
                                      reduction in interest paid on any
                                      underlying mortgage loan as a result of a
                                      modification that allows the reduction in
                                      accrued but unpaid interest to be added to
                                      the principal balance of the subject
                                      mortgage loan.

                                 See "Description of the Offered
                                 Certificates--Payments--Payments of Interest"
                                 in this offering prospectus.

C.  PAYMENTS OF PRINCIPAL.....   Subject to available funds and the payment
                                 priority described under "-- Payments--General"
                                 above, the holders of each class of offered
                                 certificates will be entitled to receive a
                                 total amount of principal over time equal to
                                 the total principal balance of that particular
                                 class.

                                 The total payments of principal to be made with
                                 respect to the series 2006-C4 certificates on
                                 any distribution date will, in general, be a
                                 function of--

                                 o    the amount of scheduled payments of
                                      principal due or, in some cases, deemed
                                      due on the underlying mortgage loans
                                      during the related collection period,
                                      which

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                                      payments are either received as of the end
                                      of that collection period or advanced by
                                      the master servicer or the trustee; and

                                 o    the amount of any prepayments and other
                                      unscheduled collections of previously
                                      unadvanced principal with respect to the
                                      underlying mortgage loans that are
                                      received during the related collection
                                      period.

                                 If the master servicer, the special servicer or
                                 the trustee reimburses itself out of general
                                 collections on the mortgage pool for any
                                 advance that it has determined is not
                                 recoverable out of collections on the related
                                 underlying mortgage loan, then that advance
                                 (together with accrued interest thereon) will
                                 be deemed, to the fullest extent permitted, to
                                 be reimbursed first out of payments and other
                                 collections of principal otherwise
                                 distributable on the series 2006-C4
                                 certificates, prior to being deemed reimbursed
                                 out of payments and other collections of
                                 interest otherwise distributable on the series
                                 2006-C4 certificates. In addition, if payments
                                 and other collections of principal on the
                                 mortgage pool are applied to reimburse, or pay
                                 interest on, any advance that is determined to
                                 be nonrecoverable from collections on the
                                 related underlying mortgage loan, as described
                                 in the prior sentence, then that advance will
                                 be reimbursed, and/or interest thereon will be
                                 paid, first out of payments or other
                                 collections of principal on the loan group
                                 (i.e., loan group no. 1 or loan group no. 2, as
                                 applicable) that includes the subject
                                 underlying mortgage loan as to which the
                                 advance was made, and prior to using payments
                                 or other collections of principal on the other
                                 loan group.

                                 The trustee is required to make payments of
                                 principal to the holders of the various classes
                                 of the series 2006-C4 certificates with
                                 principal balances in a specified sequential
                                 order, taking account of whether the payments
                                 (or advances in lieu thereof) and other
                                 collections of principal that are to be
                                 distributed were received and/or made with
                                 respect to underlying mortgage loans in loan
                                 group no. 1 or underlying mortgage loans in
                                 loan group no. 2.

                                 On any distribution date, subject to the
                                 discussion under "--Payments--Amortization,
                                 Liquidation and Payment Triggers" below,
                                 amounts allocable to distributable principal of
                                 loan group no. 1 will be applied to make
                                 distributions of principal, first, with respect
                                 to the class A-SB certificates, until the total
                                 principal balance of that class is paid down to
                                 the applicable scheduled principal balance
                                 thereof set forth on Annex E to this offering
                                 prospectus, and thereafter with respect to the
                                 following classes of series 2006-C4
                                 certificates in the following order (in each
                                 case until the related total principal balance
                                 is reduced to zero):

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                                       17

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                                 1.   class A-1,
                                 2.   class A-2,
                                 3.   class A-SB,
                                 4.   class A-3,
                                 5.   class A-1A,
                                 6.   class A-M,
                                 7.   class A-J,
                                 8.   class B,
                                 9.   class C,
                                 10.  class D, and
                                 11.  classes E, F, G, H, J, K, L, M, N, O and
                                      P, in that order.

                                 On any distribution date, subject to the
                                 discussion under "--Payments--Amortization,
                                 Liquidation and Payment Triggers" below,
                                 amounts allocable to distributable principal of
                                 loan group no. 2 will be applied to make
                                 distributions of principal, first, with respect
                                 to the class A-1A certificates, until the total
                                 principal balance of that class is reduced to
                                 zero, second, with respect to the class A-SB
                                 certificates, until the total principal balance
                                 of that class is paid down to the applicable
                                 scheduled principal balance thereof set forth
                                 on Annex E to this offering prospectus, and
                                 thereafter with respect to the following
                                 classes of series 2006-C4 certificates in the
                                 following order (in each case until the related
                                 total principal balance is reduced to zero):

                                 1.   class A-1,
                                 2.   class A-2,
                                 3.   class A-SB,
                                 4.   class A-3,
                                 5.   class A-M,
                                 6.   class A-J,
                                 7.   class B,
                                 8.   class C,
                                 9.   class D, and
                                 10.  classes E, F, G, H, J, K, L, M, N, O and
                                      P, in that order.

                                 The class X, Y and R certificates do not have
                                 principal balances and do not entitle their
                                 holders to payments of principal.

                                 See "Description of the Offered
                                 Certificates--Payments--Payments of Principal"
                                 in this offering prospectus.

D. AMORTIZATION, LIQUIDATION
   AND PAYMENT TRIGGERS.......   Because of losses on the underlying mortgage
                                 loans and/or default-related or other
                                 unanticipated expenses of the issuing entity,
                                 the total principal balance of the class A-M,
                                 A-J, B, C, D, E, F, G, H, J, K, L, M, N, O and
                                 P certificates could be reduced

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                                       18

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                                 to zero at a time when the class A-1, A-2,
                                 A-SB, A-3 and A-1A certificates, or any two or
                                 more classes of those certificates, remain
                                 outstanding. Under those circumstances, any
                                 payments of principal on the outstanding class
                                 A-1, A-2, A-SB, A-3 and A-1A certificates will
                                 be made among those classes of certificates on
                                 a pro rata basis, rather than sequentially, in
                                 accordance with their respective total
                                 principal balances.

                                 Also, specified parties may terminate the
                                 issuing entity and cause the retirement of the
                                 series 2006-C4 certificates, as and when
                                 described under "--Description of the Offered
                                 Certificates--Optional Termination" below.

E. PAYMENTS OF PREPAYMENT
   PREMIUMS AND YIELD
   MAINTENANCE CHARGES........   If any prepayment premium or yield maintenance
                                 charge is collected on any of the underlying
                                 mortgage loans, then the trustee will pay that
                                 amount, net of any liquidation fee payable in
                                 connection with the receipt thereof, in the
                                 proportions described under "Description of the
                                 Offered Certificates--Payments--Payments of
                                 Prepayment Premiums and Yield Maintenance
                                 Charges" in this offering prospectus, to--

                                 o    the holders of the class X certificates;
                                      and/or

                                 o    the holders of any of the class A-1, A-2,
                                      A-SB, A-3, A-1A, A-M, A-J, B, C, D, E, F,
                                      G and/or H certificates that are then
                                      entitled to receive any principal payments
                                      with respect to the loan group that
                                      includes the prepaid mortgage loan.

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F. FEES AND EXPENSES..........   The amounts available for distribution on the
                                 series 2006-C4 certificates on any distribution
                                 date will generally be net of the following
                                 fees and expenses:

    TYPE / RECIPIENT                         AMOUNT/SOURCE                    FREQUENCY
-----------------------   ------------------------------------------------   -----------

FEES

Master Servicing Fee /    Payable with respect to each and every mortgage      Monthly
Master Servicer           loan held by the issuing entity, including each
                          specially serviced mortgage loan, if any, and
                          each mortgage loan, if any, as to which the
                          corresponding mortgaged real property has been
                          acquired as foreclosure property on behalf of
                          the issuing entity. With respect to each such
                          mortgage loan, the master servicing fee will:
                          (a) generally be calculated on the same
                          interest accrual basis as is applicable to the
                          accrual of interest with respect to that
                          mortgage loan; (b) accrue on the same principal
                          amount as interest accrues or is deemed to
                          accrue on that mortgage loan; (c) accrue at an
                          annual rate that ranges, on a loan-by-loan
                          basis, from 0.0300% to 0.1300% per annum; and
                          (d) be payable (i) monthly from amounts
                          allocable as interest with respect to that
                          mortgage loan and/or (ii) if the subject
                          mortgage loan and any related foreclosure
                          property has been liquidated on behalf of the
                          issuing entity, out of general collections on
                          the mortgage pool. Master servicing fees with
                          respect to any underlying mortgage loan will
                          include the primary servicing fees payable by
                          the master servicer to any sub-servicer with
                          respect to that mortgage loan.

Special Servicing Fee /   Payable with respect to each mortgage loan held      Monthly
Special Servicer          by the issuing entity that is being specially
                          serviced or as to which the corresponding
                          mortgaged real property has been acquired as
                          foreclosure property on behalf of the issuing
                          entity. With respect to each such mortgage
                          loan, the special servicing fee will: (a)
                          generally be calculated on the same interest
                          accrual basis as is applicable to the accrual
                          of interest with respect to that mortgage loan;
                          (b) accrue on the same principal amount as
                          interest accrues or is deemed to accrue from
                          time to time on that mortgage loan; (c) accrue
                          at a special servicing fee rate of 0.25% per
                          annum; and (d) be payable monthly from general
                          collections on the mortgage pool. Special
                          servicing fees incurred by the issuing entity
                          may be offset by default interest and/or late
                          payment charges received with respect to the
                          related underlying mortgage loan.

Workout Fee / Special     Payable with respect to each specially serviced    Time to time
Servicer                  mortgage loan that the special servicer
                          successfully works out. The workout fee will be
                          payable out of, and will be calculated by
                          application of a workout fee rate of 1.0% to,
                          each collection of principal and interest,
                          other than default interest and post-ARD
                          additional interest, received on the subject
                          mortgage loan for so long as it is not returned
                          to special servicing by reason of an actual or
                          reasonably foreseeable default. Workout fees
                          incurred by the issuing entity may be offset by
                          default interest and/or late payment charges
                          received with respect to the related underlying
                          mortgage loan.

Liquidation Fee /         Subject to the exceptions described under "The     Time to time
Special Servicer          Series 2006-C4 Pooling and Servicing
                          Agreement--Servicing and Other Compensation and
                          Payment of Expenses--Principal Special
                          Servicing Compensation--The Liquidation Fee" in
                          this offering prospectus, payable with respect
                          to: (a) each specially serviced mortgage
                          loan--or any replacement mortgage loan
                          substituted for it--as to which the special
                          servicer obtains a full or discounted payoff
                          from the related borrower; and (b) any

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    TYPE / RECIPIENT                         AMOUNT/SOURCE                    FREQUENCY
-----------------------   ------------------------------------------------   -----------

                          specially serviced mortgage loan or foreclosure
                          property as to which the special servicer
                          receives any liquidation proceeds, sale
                          proceeds, insurance proceeds or condemnation
                          proceeds. As to each such specially serviced
                          mortgage loan or foreclosure property, the
                          liquidation fee will be payable from, and will
                          be calculated by application of a liquidation
                          fee rate of 1.0% to, the related payment or
                          proceeds. Liquidation fees incurred by the
                          issuing entity may be offset by default
                          interest and/or late payment charges received
                          with respect to the related underlying mortgage
                          loan.

Trustee Fee / Trustee     Payable out of general collections on the            Monthly
                          mortgage pool and, for any distribution date,
                          will equal one month's interest at 0.0009% per
                          annum with respect to each and every mortgage
                          loan held by the issuing entity, including each
                          specially serviced mortgage loan, if any, and
                          each mortgage loan, if any, as to which the
                          corresponding mortgaged real property has been
                          acquired as foreclosure property on behalf of
                          the issuing entity.

EXPENSES

Servicing Advances /      To the extent of funds available, the amount of    Time to time
Trustee, Master           any servicing advances.(1)
Servicer or Special
Servicer

Interest on Servicing     At a rate per annum equal to a published prime     Time to time
Advances / Master         rate, accrued on the amount of each outstanding
Servicer, Special         servicing advance.(2)
Servicer or Trustee

P&I Advances / Master     To the extent of funds available, the amount of    Time to Time
Servicer and Trustee      any P&I advances.(1)

Interest on P&I           At a rate per annum equal to a published prime     Time to Time
Advances / Master         rate, accrued on the amount of each outstanding
Servicer and Trustee      P&I advance.(2)

Indemnification           Amount to which such party is entitled to          Time to time
Expenses / Depositor,     indemnification under the series 2006-C4
Trustee, Master           pooling and servicing agreement.(3)
Servicer or Special
Servicer and any
director, officer,
employee or agent of
the Depositor, Trustee,
Master Servicer or
Special Servicer

----------
(1)  Reimbursable out of collections on the related mortgage loan, except that advances that are determined not to be recoverable out of related collections will be reimbursable first out of general collections of principal on the mortgage pool and then out of other general collections on the mortgage pool.

(2)  Payable out of late payment charges and/or default interest on the related mortgage loan or, in connection with or after reimbursement of the related advance, out of general collections on the mortgage pool, although in some cases interest on advances may be payable first out of general collections of principal on the mortgage pool.

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(3)  Payable out of general collections on the mortgage pool. In general, none of the above specified persons are entitled to indemnification for (1) any liability specifically required to be borne by the related person pursuant to the terms of the series 2006-C4 pooling and servicing agreement, or (2)
     any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of, or the negligent disregard of, such party's obligations and duties under the series 2006-C4 pooling and servicing agreement, or as may arise from a breach of any representation or warranty of such party made in the series 2006-C4 pooling and servicing agreement.

                                 The foregoing fees and expenses will generally
                                 be payable prior to distribution on the offered
                                 certificates. If any of the foregoing fees and
                                 expenses are identified as being payable out of
                                 a particular source of funds, then the subject
                                 fee or expense, as the case may be, will be
                                 payable out of that particular source of funds
                                 prior to any application of those funds to make
                                 payments with respect to the offered
                                 certificates. In addition, if any of the
                                 foregoing fees and expenses are identified as
                                 being payable out of general collections with
                                 respect to the mortgage pool, then the subject
                                 fee or expense, as the case may be, will be
                                 payable out of those general collections prior
                                 to any application of those general collections
                                 to make payments with respect to the offered
                                 certificates. Further information with respect
                                 to the foregoing fees and expenses, as well as
                                 information regarding other fees and expenses,
                                 is set forth under "Description of the Offered
                                 Certificates--Fees and Expenses" in this
                                 offering prospectus.

REDUCTIONS OF CERTIFICATE
PRINCIPAL BALANCES IN
CONNECTION WITH LOSSES ON THE
UNDERLYING MORTGAGE LOANS AND
DEFAULT-RELATED AND OTHER
UNANTICIPATED EXPENSES........   As and to the extent described under
                                 "Description of the Offered
                                 Certificates--Reductions of Certificate
                                 Principal Balances in Connection with Realized
                                 Losses and Additional Trust Fund Expenses" in
                                 this prospectus supplement, losses on the
                                 underlying mortgage loans and default-related
                                 and/or otherwise unanticipated expenses of the
                                 issuing entity will be allocated to reduce the
                                 respective total principal balances of the
                                 following classes of series 2006-C4 principal
                                 balance certificates, sequentially in the
                                 following order:

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                                 REDUCTION ORDER             CLASS
                                 ---------------   --------------------------
                                 1st............               P
                                 2nd............               O
                                 3rd............               N
                                 4th............               M
                                 5th............               L
                                 6th............               K
                                 7th............               J
                                 8th............               H
                                 9th............               G
                                 10th...........               F
                                 11th...........               E
                                 12th...........               D
                                 13th...........               C
                                 14th...........               B
                                 15th...........              A-J
                                 16th...........              A-M
                                 17th...........        A-1, A-2, A-SB,
                                                     A-3 and A-1A, pro rata
                                                   by total principal balance

                                 See "Description of the Offered
                                 Certificates--Reductions of Certificate
                                 Principal Balances in Connection with Realized
                                 Losses and Additional Trust Fund Expenses" in
                                 this offering prospectus.

ADVANCES OF DELINQUENT MONTHLY
DEBT SERVICE PAYMENTS.........   As and to the extent, and subject to the
                                 limitations, described under "The Series
                                 2006-C4 Pooling and Servicing
                                 Agreement--Advances--Advances of Delinquent
                                 Monthly Debt Service Payments" in this offering
                                 prospectus, the master servicer will be
                                 required to make, for each distribution date, a
                                 total amount of advances of principal and/or
                                 interest generally equal to all monthly debt
                                 service payments -- other than balloon payments
                                 -- and assumed monthly debt service payments,
                                 in each case net of related master servicing
                                 fees, that:

                                 o    were due or deemed due, as the case may
                                      be, with respect to the underlying
                                      mortgage loans during the related
                                      collection period; and

                                 o    were not paid by or on behalf of the
                                      respective borrowers or otherwise
                                      collected as of the close of business on
                                      the last day of the related collection
                                      period.

                                 In addition, the trustee must make any of those
                                 advances that the master servicer is required,
                                 but fails, to make. As described under "The
                                 Series 2006-C4 Pooling and Servicing
                                 Agreement--Advances--Advances of Delinquent
                                 Monthly Debt Service Payments" in this offering
                                 prospectus, any party that makes an advance
                                 will be entitled to be reimbursed for the
                                 advance, together with interest at a published
                                 prime rate.

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                                 Notwithstanding the foregoing, neither the
                                 master servicer nor the trustee will be
                                 required to make any advance that it
                                 determines, or that the special servicer
                                 determines, will not be recoverable from
                                 proceeds of the related underlying mortgage
                                 loan.

                                 See "The Series 2006-C4 Pooling and Servicing
                                 Agreement--Advances" in this offering
                                 prospectus and "Description of the Governing
                                 Documents--Advances" in the accompanying base
                                 prospectus.

REPORTS TO
CERTIFICATEHOLDERS............   On each distribution date, the trustee will
                                 provide or make available to the registered
                                 holders of the series 2006-C4 certificates a
                                 monthly report substantially in the form of
                                 Annex D to this offering prospectus. The
                                 trustee's report will detail, among other
                                 things, the payments made to the series 2006-C4
                                 certificateholders on that distribution date
                                 and the performance of the underlying mortgage
                                 loans and the mortgaged real properties.

                                 Upon reasonable prior notice, you may also
                                 review at the trustee's offices during normal
                                 business hours a variety of information and
                                 documents that pertain to the underlying
                                 mortgage loans and the mortgaged real
                                 properties for those loans.

                                 See "Description of the Offered
                                 Certificates--Reports to Certificateholders;
                                 Available Information" in this offering
                                 prospectus.

OPTIONAL TERMINATION..........   Specified parties to the transaction may
                                 terminate the issuing entity by purchasing all
                                 of the mortgage loans and any foreclosure
                                 properties held by the issuing entity, but only
                                 when the outstanding total principal balance of
                                 the series 2006-C4 certificates with principal
                                 balances is less than 1.0% of the initial total
                                 principal balance of the series 2006-C4
                                 certificates with principal balances.

                                 In addition, following the date on which the
                                 total principal balance of the class A-1, A-2,
                                 A-SB, A-3, A-1A, A-M, A-J, B, C, D, E, F, G and
                                 H certificates are reduced to zero, the issuing
                                 entity may also be terminated, with the consent
                                 of 100 percent of the remaining series 2006-C4
                                 certificateholders and subject to such
                                 additional conditions as may be set forth in
                                 the series 2006-C4 pooling and servicing
                                 agreement, in connection with the exchange of
                                 all the remaining series 2006-C4 certificates
                                 for all the mortgage loans and foreclosure
                                 properties held by the issuing entity at the
                                 time of the exchange.

                                 See "Description of the Offered
                                 Certificates--Termination" in this offering
                                 prospectus.

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         THE UNDERLYING MORTGAGE LOANS AND THE MORTGAGED REAL PROPERTIES

GENERAL.......................   In this section, "--The Underlying Mortgage
                                 Loans and the Mortgaged Real Properties," we
                                 provide summary information with respect to the
                                 mortgage loans that we intend to transfer to
                                 the issuing entity. For more detailed
                                 information regarding those mortgage loans, you
                                 should review the following sections in this
                                 offering prospectus:

                                 o    "Risk Factors;"

                                 o    "Description of the Mortgage Pool;"

                                 o    Annex A-1--Characteristics of the
                                      Underlying Mortgage Loans and the
                                      Mortgaged Real Properties;

                                 o    Annex A-2--Summary Characteristics of the
                                      Underlying Mortgage Loans and the
                                      Mortgaged Real Properties;

                                 o    Annex A-3--Summary Characteristics of the
                                      Underlying Mortgage Loans in Loan Group
                                      No. 1 and the related Mortgaged Real
                                      Properties;

                                 o    Annex A-4--Summary Characteristics of the
                                      Underlying Mortgage Loans in Loan Group
                                      No. 2 and the related Mortgaged Real
                                      Properties;

                                 o    Annex A-5--Characteristics of the
                                      Multifamily and Manufactured Housing
                                      Mortgaged Real Properties; and

                                 o    Annex B--Description of Ten Largest
                                      Mortgage Loans and/or Groups of
                                      Cross-Collateralized Mortgage Loans.

                                 For purposes of calculating distributions on
                                 the most senior classes of the series 2006-C4
                                 certificates, the pool of mortgage loans
                                 backing the series 2006-C4 certificates will be
                                 divided into a loan group no. 1 and a loan
                                 group no. 2.

                                 Loan group no. 1 will consist of 134 mortgage
                                 loans, with an initial loan group no. 1 balance
                                 of $1,878,218,471 and representing
                                 approximately 83.0% of the initial mortgage
                                 pool balance, that are secured by the various
                                 property types that constitute collateral for
                                 those mortgage loans.

                                 Loan group no. 2 will consist of 32 mortgage
                                 loans, with an initial loan group no. 2 balance
                                 of $385,317,567 and representing approximately
                                 17.0% of the initial mortgage pool balance,
                                 that are secured by multifamily properties.

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                                       25

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                                 When reviewing the information that we have
                                 included in this offering prospectus, including
                                 the Annexes hereto, with respect to the
                                 mortgage loans that are to back the offered
                                 certificates, please note that--

                                 o    All numerical information provided with
                                      respect to the underlying mortgage loans
                                      is provided on an approximate basis.

                                 o    References to initial mortgage pool
                                      balance mean the aggregate cut-off date
                                      principal balance of all the underlying
                                      mortgage loans; references to the initial
                                      loan group no. 1 balance mean the
                                      aggregate cut-off date principal balance
                                      of the underlying mortgage loans in loan
                                      group no. 1; and references to the initial
                                      loan group no. 2 balance mean the
                                      aggregate cut-off date principal balance
                                      of the underlying mortgage loans in loan
                                      group no. 2. We will transfer each of the
                                      underlying mortgage loans, at its
                                      respective cut-off date principal balance,
                                      to the issuing entity. We show the cut-off
                                      date principal balance for each of the
                                      underlying mortgage loans on Annex A-1 to
                                      this offering prospectus.

                                 o    All weighted average information provided
                                      with respect to the underlying mortgage
                                      loans reflects a weighting based on their
                                      respective cut-off date principal
                                      balances.

                                 o    When information with respect to mortgaged
                                      real properties is expressed as a
                                      percentage of the initial mortgage pool
                                      balance, the initial loan group no. 1
                                      balance or the initial loan group no. 2
                                      balance, the percentages are based upon
                                      the cut-off date principal balances of the
                                      related underlying mortgage loans or
                                      allocated portions of those balances.

                                 o    If any of the underlying mortgage loans is
                                      secured by multiple mortgaged real
                                      properties, a portion of that mortgage
                                      loan has been allocated to each of those
                                      properties for purposes of providing
                                      various statistical information in this
                                      offering prospectus.

                                 o    The general characteristics of the entire
                                      mortgage pool backing the offered
                                      certificates are not necessarily
                                      representative of the general
                                      characteristics of either loan group no. 1
                                      or loan group no. 2. The yield and risk of
                                      loss on any class of offered certificates
                                      may depend on, among other things, the
                                      composition of each of loan group no. 1
                                      and loan group no. 2. The general
                                      characteristics of each such loan group
                                      should also be analyzed when making an
                                      investment decision.

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                                 o    Whenever we refer to a particular
                                      underlying mortgage loan or mortgaged real
                                      property by name, we mean the underlying
                                      mortgage loan or mortgaged real property,
                                      as the case may be, identified by that
                                      name on Annex A-1 to this offering
                                      prospectus. Whenever we identify a
                                      particular underlying mortgage loan by
                                      loan number, we are referring to the
                                      underlying mortgage loan identified by
                                      that loan number on Annex A-1 to this
                                      offering prospectus.

                                 o    Statistical information regarding the
                                      underlying mortgage loans may change prior
                                      to the date of initial issuance of the
                                      offered certificates due to changes in the
                                      composition of the mortgage pool prior to
                                      that date, and the initial mortgage pool
                                      balance may be as much as 5% larger or
                                      smaller than indicated.

LOAN COMBINATIONS.............   The largest mortgage loan that we intend to
                                 transfer to the issuing entity has a cut-off
                                 date principal balance of $200,000,000,
                                 representing 8.8% of the initial mortgage pool
                                 balance and 10.6% of the initial loan group no.
                                 1 balance, and is part of an aggregate debt in
                                 the amount of $545,655,010, that is evidenced
                                 by six (6) promissory notes and secured by
                                 liens on the portfolio of mortgaged real
                                 properties identified on Annex A-1 to this
                                 offering prospectus as ShopKo Portfolio. Those
                                 six (6) promissory notes are pari passu in the
                                 right of payment to each other. The ShopKo
                                 Portfolio underlying mortgage loan is evidenced
                                 by two (2) of those promissory notes, one in
                                 the unpaid principal amount of $100,000,000
                                 currently held by Citigroup Global Markets
                                 Realty Corp. and one in the unpaid principal
                                 amount of $100,000,000 currently held by
                                 Barclays Capital Real Estate Inc. None of the
                                 other four (4) promissory notes will be
                                 transferred to the issuing entity. Each of
                                 those other four (4) promissory notes
                                 represents a debt obligation of the related
                                 borrowers and is treated as a separate mortgage
                                 loan. The total ShopKo Portfolio debt is
                                 presented in this offering prospectus as a loan
                                 combination consisting of multiple loans
                                 (including the ShopKo Portfolio underlying
                                 mortgage loan and the four (4) ShopKo Portfolio
                                 mortgage loans not transferred to the issuing
                                 entity). The entire ShopKo Portfolio loan
                                 combination will be serviced and administered
                                 pursuant to the series 2006-C4 pooling and
                                 servicing agreement.

                                 In addition, the mortgage loan secured by the
                                 mortgaged real property identified on Annex A-1
                                 to this offering prospectus as Wimbledon Place
                                 Apartments, which has a cut-off date principal
                                 balance of $7,750,000, representing 0.3% of the
                                 initial mortgage pool balance and 2.0% of the
                                 initial loan group no. 2 balance, is part of a
                                 loan combination that also includes a $250,000
                                 B-note loan that will not be transferred to the
                                 issuing entity. That B-note loan is an
                                 obligation of the same borrower, and is secured

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                                       27

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                                 by the same mortgage instrument encumbering the
                                 Wimbledon Place Apartments mortgaged real
                                 property, as is the Wimbledon Place Apartments
                                 underlying mortgage loan. The Wimbledon Place
                                 Apartments underlying mortgage loan is
                                 generally senior in right of payment to the
                                 corresponding B-note loan.

                                 See "Description of the Mortgage Pool--The Loan
                                 Combinations" in this offering prospectus for a
                                 description of the related co-lender
                                 arrangement and the priority of payments among
                                 the mortgage loans comprising each of the
                                 above-discussed loan combinations, and see "The
                                 Series 2006-C4 Pooling and Servicing
                                 Agreement--The Series 2006-C4 Controlling Class
                                 Representative and the Non-Trust Loan
                                 Noteholders" in this offering prospectus for a
                                 description of certain rights of the holders of
                                 the respective mortgage loans in those loan
                                 combinations that will not be included in the
                                 series 2006-C4 securitization transaction. See
                                 also the description of the ShopKo Portfolio
                                 underlying mortgage loan on Annex B to this
                                 offering prospectus and "Risk Factors--The
                                 Mortgaged Real Properties that Secure Some
                                 Mortgage Loans in the Series 2006-C4
                                 Securitization Transaction Also Secure One or
                                 More Related Mortgage Loans That Will Not Be
                                 Transferred to the Issuing Entity; The
                                 Interests of the Holders of Those Related
                                 Mortgage Loans May Conflict with Your
                                 Interests" in this offering prospectus.

ACQUISITION OF MORTGAGE
LOANS.........................   On or prior to the date of initial issuance of
                                 the offered certificates, we will acquire the
                                 subject mortgage loans from the sponsors and
                                 will transfer those mortgage loans to the
                                 issuing entity. Each of Citigroup Global
                                 Markets Realty Corp. and Barclays Capital Real
                                 Estate Inc. holds one of the two promissory
                                 notes that together evidence the ShopKo
                                 Portfolio underlying mortgage loan.
                                 Accordingly, we will acquire one-half of that
                                 mortgage loan from each of those sponsors.

                                 Following the date of initial issuance of the
                                 series 2006-C4 certificates, no party will have
                                 the ability to add mortgage loans to the assets
                                 of the issuing entity. However, substitutions
                                 of underlying mortgage loans as to which there
                                 exists a material uncured breach of certain
                                 representations and warranties or a material
                                 uncured document defect or omission may occur
                                 under the circumstances described under
                                 "Description of the Mortgage
                                 Pool--Representations and Warranties;
                                 Repurchases and Substitutions", "--Assignment
                                 of the Mortgage Loans; Repurchases and
                                 Substitutions" and "--Repurchase or
                                 Substitution of Cross-Collateralized Mortgage
                                 Loans" in this offering prospectus.

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PAYMENT AND OTHER TERMS

A. General....................   Each of the mortgage loans that we intend to
                                 transfer to the issuing entity is the
                                 obligation of a borrower to repay a specified
                                 sum with interest.

                                 Repayment of each of the mortgage loans that we
                                 intend to transfer to the issuing entity is
                                 secured by a mortgage lien on the fee simple
                                 and/or leasehold interest of the related
                                 borrower or another party in one or more
                                 commercial or multifamily real properties.
                                 Except for limited permitted encumbrances,
                                 which we identify in the glossary to this
                                 offering prospectus, that mortgage lien will be
                                 a first priority lien.

                                 All of the mortgage loans that we intend to
                                 transfer to the issuing entity are or should be
                                 considered nonrecourse. None of those mortgage
                                 loans is insured or guaranteed by any
                                 governmental agency or instrumentality or by
                                 any private mortgage insurer.

B. Mortgage Rates.............   Each of the mortgage loans that we intend to
                                 transfer to the issuing entity currently
                                 accrues interest at the annual rate specified
                                 with respect to that loan on Annex A-1 to this
                                 offering prospectus. Except as otherwise
                                 described below with respect to each mortgage
                                 loan that has an anticipated repayment date,
                                 and further except as described in the next
                                 paragraph, the mortgage rate for each mortgage
                                 loan that we intend to transfer to the issuing
                                 entity is, in the absence of default, fixed for
                                 the entire term of the loan.

                                 With respect to two (2) mortgage loans secured
                                 by mortgaged real properties identified on
                                 Annex A-1 to this offering prospectus as
                                 Mallard Crossing Apartments and Four Winds
                                 Apartments, respectively, representing 1.6% of
                                 the initial mortgage pool balance and 9.6% of
                                 the initial loan group no. 2 balance, the
                                 respective mortgage rates step up annually from
                                 the initial mortgage rate through the first
                                 seven (7) years of the loan term.

C. Balloon Loans..............   One hundred fifty (150) of the mortgage loans
                                 that we intend to transfer to the issuing
                                 entity, representing 95.7% of the initial
                                 mortgage pool balance, of which 118 mortgage
                                 loans are in loan group no. 1, representing
                                 94.8% of the initial loan group no. 1 balance,
                                 and 32 mortgage loans are in loan group no. 2,
                                 representing 100.0% of the initial loan group
                                 no. 2 balance, each provide for:

                                 o    an amortization schedule that is
                                      significantly longer than its remaining
                                      term to stated maturity or for no
                                      amortization prior to stated maturity; and

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                                 o    a substantial balloon payment of principal
                                      on its maturity date.

                                 Eighty-one (81) of the 150 balloon mortgage
                                 loans that we intend to transfer to the issuing
                                 entity, representing 54.9% of the initial
                                 mortgage pool balance, of which 63 mortgage
                                 loans are in loan group no. 1, representing
                                 51.5% of the initial mortgage pool balance, and
                                 18 mortgage loans are in loan group no. 2,
                                 representing 71.1% of the initial loan group
                                 no. 2 balance, provide for payments of interest
                                 only for periods ranging from the first 12 to
                                 the first 84 payments following origination.
                                 Nine (9) of the 150 balloon mortgage loans that
                                 we intend to transfer to the issuing entity,
                                 representing 10.5% of the initial mortgage pool
                                 balance, of which seven (7) mortgage loans are
                                 in loan group no. 1, representing 11.0% of the
                                 initial loan group no. 1 balance, and two (2)
                                 mortgage loans are in loan group no. 2,
                                 representing 7.8% of the initial loan group no.
                                 2 balance, provide for payments of interest
                                 only until maturity.

D. ARD Loans..................   Sixteen (16) of the mortgage loans that we
                                 intend to transfer to the issuing entity,
                                 representing 4.3% of the initial mortgage pool
                                 balance and 5.2% of the initial loan group no.
                                 1 balance, each provides incentives to the
                                 related borrower to pay the subject mortgage
                                 loan in full by a specified date prior to
                                 maturity. We consider that date to be the
                                 anticipated repayment date for each of those
                                 mortgage loans. There can be no assurance,
                                 however, that these incentives will result in
                                 any of those mortgage loans being paid in full
                                 on or before its anticipated repayment date.
                                 The incentives, which in each case will become
                                 effective as of the related anticipated
                                 repayment date, may (but need not) include:

                                 o    the calculation of interest at an annual
                                      rate in excess of the initial mortgage
                                      rate, which additional interest will be
                                      deferred, may be compounded, will be
                                      payable only after the outstanding
                                      principal balance of the mortgage loan is
                                      paid in full and, if collected, will be
                                      distributed with respect to the class Y
                                      certificates; and

                                 o    the application of all or a portion of
                                      excess cash flow from the mortgaged real
                                      property, after debt service payments and
                                      any specified reserves or expenses have
                                      been funded or paid, to pay the principal
                                      amount of the mortgage loan, which payment
                                      of principal will be in addition to the
                                      principal portion of the normal monthly
                                      debt service payment.

                                 Eleven (11) of the 16 mortgage loans with
                                 anticipated repayment dates that we intend to
                                 transfer to the issuing entity, representing
                                 3.0% of the initial mortgage pool balance and
                                 3.6% of the initial loan group no. 1 balance,
                                 provide for payments of interest only

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                                 for the periods ranging from the first 36
                                 payments to the first 60 payments following
                                 origination.

DELINQUENCY STATUS/LOSS
INFORMATION...................   None of the mortgage loans that we intend to
                                 transfer to the issuing entity was more than 30
                                 days delinquent with respect to any monthly
                                 debt service payment at any time since
                                 origination of the subject underlying mortgage
                                 loan. Further, none of the mortgage loans that
                                 we intend to transfer to the issuing entity
                                 have experienced any losses of principal or
                                 interest (through forgiveness of debt or
                                 restructuring) since origination.

PREPAYMENT RESTRICTIONS.......   As described more fully on Annex A-1 to this
                                 offering prospectus, as of the cut-off date,
                                 all of the mortgage loans that we intend to
                                 transfer to the issuing entity provide for one
                                 or more of the following:

                                 o    a prepayment lock-out period, during which
                                      the principal balance of the mortgage loan
                                      may not be voluntarily prepaid in whole or
                                      in part;

                                 o    a defeasance period, during which
                                      voluntary prepayments are still
                                      prohibited, but the related borrower may
                                      obtain a full or partial release of the
                                      related mortgaged real property through
                                      defeasance; and/or

                                 o    a prepayment consideration period, during
                                      which voluntary prepayments are permitted,
                                      subject to the payment of a yield
                                      maintenance premium or other additional
                                      consideration for the prepayment.

                                 Notwithstanding the foregoing prepayment
                                 restrictions, prepayments may occur in
                                 connection with loan defaults, casualties and
                                 condemnations in respect of the mortgaged real
                                 properties and, in certain cases, out of cash
                                 holdbacks where certain conditions relating to
                                 the holdback have not been satisfied.
                                 Furthermore, prepayment premiums and/or yield
                                 maintenance charges may not be payable in
                                 connection with prepayments of this type.

                                 The prepayment terms of each of the mortgage
                                 loans that we intend to transfer to the issuing
                                 entity are set forth in Annex A-1 to this
                                 offering prospectus. See also "Description of
                                 the Mortgage Pool--Terms and Conditions of the
                                 Underlying Mortgage Loans--Prepayment
                                 Provisions" in this offering prospectus.

DEFEASANCE....................   One hundred fifty-two (152) of the mortgage
                                 loans that we intend to transfer to the issuing
                                 entity, representing 92.1% of the initial
                                 mortgage pool balance, of which 123 mortgage
                                 loans are in loan group no. 1, representing
                                 93.9% of the initial loan group

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                                 no. 1 balance, and 29 mortgage loans are
                                 in loan group no. 2, representing 83.0% of the
                                 initial loan group no. 2 balance, permit the
                                 related borrower to defease the mortgage loan
                                 and obtain a release of the mortgaged real
                                 property from the related mortgage lien by
                                 delivering U.S. Treasury obligations or other
                                 government securities as substitute collateral,
                                 but continue to prohibit voluntary prepayments
                                 during the defeasance period. None of those 152
                                 mortgage loans permits defeasance prior to the
                                 second anniversary of the date of initial
                                 issuance of the series 2006-C4 certificates.

ADDITIONAL STATISTICAL
INFORMATION...................   Set forth below is selected statistical
                                 information regarding the mortgage pool, loan
                                 group no. 1 and loan group no. 2, respectively.

A. GENERAL CHARACTERISTICS....   The mortgage pool, loan group no. 1 and loan
                                 group no. 2, respectively, will have the
                                 following general characteristics as of the
                                 cut-off date:

                                                                      MORTGAGE         LOAN GROUP      LOAN GROUP
                                                                        POOL              NO. 1           NO. 2
                                                                    --------------   --------------   ------------

Initial mortgage pool/loan group balance.........................   $2,263,536,038   $1,878,218,471   $385,317,567
Number of mortgage loans.........................................              166              134             32
Number of mortgaged real properties..............................              289              256             33

Highest cut-off date principal balance...........................   $  200,000,000   $  200,000,000   $55,000,000
Lowest cut-off date principal balance............................   $      721,000   $      721,000   $    865,000
Average cut-off date principal balance...........................   $   13,635,759   $   14,016,556   $ 12,041,174

Highest mortgage rate............................................           7.5600%          6.6500%        7.5600%
Lowest mortgage rate.............................................           4.3750%          5.2300%        4.3750%
Weighted average mortgage rate...................................           5.7620%          5.8120%        5.5181%

Longest original loan term to maturity or anticipated repayment
   date..........................................................       180 months       180 months     180 months
Shortest original loan term to maturity or anticipated repayment
   date..........................................................        60 months        60 months      60 months
Weighted average original loan term to maturity or anticipated
   repayment date................................................       117 months       117 months     115 months

Longest remaining loan term to maturity or anticipated repayment
   date..........................................................       179 months       176 months     179 months
Shortest remaining loan term to maturity or anticipated
   repayment date................................................        55 months        58 months      55 months
Weighted average remaining loan term to maturity or anticipated
   repayment date................................................       114 months       114 months     111 months

Highest underwritten net cash flow debt service coverage ratio...             2.52x            2.52x          1.94x
Lowest underwritten net cash flow debt service coverage ratio....             1.15x            1.15x          1.15x
Weighted average underwritten net cash flow debt service
   coverage ratio................................................             1.34x            1.35x          1.27x

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                                                                      MORTGAGE         LOAN GROUP      LOAN GROUP
                                                                        POOL              NO. 1           NO. 2
                                                                    --------------   --------------   ------------

Highest cut-off date loan-to-value ratio.........................            80.08%           80.08%        79.17%
Lowest cut-off date loan-to-value ratio..........................            39.05%           39.05%        48.15%
Weighted average cut-off date loan-to-value ratio................            71.69%           71.81%        71.15%
Highest maturity date/ARD loan-to-value ratio....................            74.37%           74.37%        72.28%
Lowest maturity date/ARD loan-to-value ratio.....................            38.07%           38.07%        40.98%
Weighted average maturity date/ARD loan-to-value ratio...........            64.03%           63.99%        64.24%

                                 When reviewing the foregoing table, please note
                                 the following:

                                 o    The initial mortgage pool balance is
                                      subject to a permitted variance of plus or
                                      minus 5%. The initial loan group no. 1
                                      balance and the initial loan group no. 2
                                      balance may each also vary.

                                 o    In the case of many of the mortgage loans
                                      that we intend to transfer to the issuing
                                      entity, the calculation of underwritten
                                      annual net cash flow for the related
                                      mortgaged real property or properties --
                                      which is, in turn, used in the calculation
                                      of underwritten net cash flow debt service
                                      coverage ratios -- was based on various
                                      assumptions regarding projected rental
                                      income and/or occupancy. Furthermore, in
                                      the case of several mortgage loans that we
                                      intend to transfer to the issuing entity,
                                      the loan-to-value and/or debt service
                                      coverage information presented in the
                                      foregoing table (a) takes into account
                                      various assumptions regarding the
                                      financial performance of the related
                                      mortgaged real property that are
                                      consistent with the respective performance
                                      related criteria required to obtain the
                                      release of a cash holdback or letter of
                                      credit that serves as additional
                                      collateral or otherwise covers losses to a
                                      limited extent and/or (b) reflects an
                                      application of that cash holdback or
                                      letter of credit to pay down the subject
                                      mortgage loan, with (if applicable) a
                                      corresponding reamortization of the
                                      monthly debt service payment. In addition,
                                      in some cases, the "as-stabilized"
                                      appraised value was used to calculate the
                                      loan-to-value ratios.

                                 o    In the case of some mortgage loans that we
                                      intend to transfer to the issuing entity,
                                      the respective mortgage rates step up
                                      annually during a portion of the loan
                                      term. With respect to information related
                                      to mortgage rates for these underlying
                                      mortgage loans, including the weighted
                                      average mortgage rate, the mortgage rates
                                      in effect as of the cut-off date were
                                      used. With respect to information related
                                      to the calculation of debt service

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                                       33

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                                      coverage ratios for these underlying
                                      mortgage loans, the maximum mortgage rates
                                      were used.

                                 o    In the case of the ShopKo Portfolio
                                      underlying mortgage loan, the
                                      loan-to-value and debt service coverage
                                      information presented in the foregoing
                                      table takes into account each other
                                      mortgage loan that is part of the ShopKo
                                      Portfolio loan combination. In the case of
                                      the Wimbledon Place Apartments underlying
                                      mortgage loan, the loan-to-value and debt
                                      service coverage information presented in
                                      the foregoing table does not reflect the
                                      related Wimbledon Place Apartments
                                      B-note loan.

B. GEOGRAPHIC CONCENTRATION...   The table below shows the number of, and
                                 percentage of the initial mortgage pool
                                 balance, the initial loan group no. 1 balance
                                 and the initial loan group no. 2 balance,
                                 secured by, mortgaged real properties located
                                 in the indicated states or regions:

                                  NUMBER OF   % OF INITIAL
                                  MORTGAGED      MORTGAGE    % OF INITIAL LOAN     % OF INITIAL LOAN GROUP
         STATE/REGION            PROPERTIES   POOL BALANCE   GROUP NO. 1 BALANCE         NO. 2 BALANCE
------------------------------   ----------   ------------   -------------------   -----------------------

California....................        17          15.7%             15.7%                   15.7%
   Southern California........        10          13.3              13.1                    14.3
   Northern California........         7           2.4               2.6                     1.4
Virginia......................         8           7.3               8.1                     3.5
Wisconsin.....................        50           7.0               7.2                     6.1
Pennsylvania..................        12           6.8               6.5                     8.6
Florida.......................        11           6.8               8.2                      --
Washington....................        17           4.9               5.2                     3.8
New York......................        10           4.3               5.2                      --
Georgia.......................        12           4.1               3.5                     6.6
Massachusetts.................         5           3.3               4.0                      --
Tennessee.....................         4           3.2               3.1                     3.5
Other.........................       143          36.6              33.4                    52.2

                                 The reference to "Other" in the foregoing
                                 table, insofar as it relates to the entire
                                 mortgage pool, includes 29 other states. No
                                 more than 3.2% of the initial mortgage pool
                                 balance is secured by mortgaged real properties
                                 located in any of those other jurisdictions.
                                 Northern California includes areas with zip
                                 codes of 93906 and above, and Southern
                                 California includes areas with zip codes of
                                 92870 and below.

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                                       34

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C. PROPERTY TYPES.............   The table below shows the number of, and
                                 percentage of the initial mortgage pool
                                 balance, the initial loan group no. 1 balance
                                 and the initial loan group no. 2 balance,
                                 secured by, mortgaged real properties
                                 predominantly operated for each indicated
                                 purpose:

                                        NUMBER OF   % OF INITIAL
                                        MORTGAGED      MORTGAGE     % OF INITIAL LOAN     % OF INITIAL LOAN
           PROPERTY TYPES              PROPERTIES   POOL BALANCE   GROUP NO. 1 BALANCE   GROUP NO. 2 BALANCE
------------------------------------   ----------   ------------   -------------------  --------------------

Retail..............................      158            29.8%            35.9%                     --
   Anchored, Single Tenant..........      122            11.6             13.9                      --
   Anchored.........................       17            10.7             12.9                      --
   Unanchored.......................       11             4.8              5.8                      --
   Shadow Anchored..................        4             2.0              2.4                      --
   Unanchored, Single Tenant........        2             0.1              0.1                      --
   Regional Mall....................        1             0.4              0.5                      --
   Shadow Anchored, Single Tenant...        1             0.2              0.2                      --
Office..............................       48            32.7             39.4                      --
   Suburban.........................       35            24.4             29.4                      --
   Flex.............................        2             0.4              0.4                      --
   Medical Office...................        8             3.2              3.8                      --
   CBD..............................        3             4.8              5.7                      --
Multifamily.........................       33            17.0               --                   100.0
   Conventional.....................       27            14.4               --                    84.8
   Student Housing..................        5             2.2               --                    12.9
   Section 8........................        1             0.4               --                     2.2
Hospitality.........................       25            10.7             12.9                      --
Industrial..........................       18             6.5              7.8                      --
Mixed Use...........................        5             2.4              2.9                      --
Land................................        1             0.7              0.8                      --
Manufactured Housing................        1             0.3              0.3                      --

                                 With respect to each of the four (4) mortgaged
                                 real properties identified in the foregoing
                                 table as "Shadow Anchored" none of the relevant
                                 anchor tenants is on any portion of the
                                 particular property that is subject to the lien
                                 of the related mortgage instrument.

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                                       35

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D. ENCUMBERED INTERESTS.......   The table below shows the number of, and
                                 percentage of the initial mortgage pool
                                 balance, the initial loan group no. 1 balance
                                 and the initial loan group no. 2 balance,
                                 secured by, mortgaged real properties for which
                                 the whole or predominant encumbered interest is
                                 as indicated:

                           NUMBER OF   % OF INITIAL
                           MORTGAGED     MORTGAGE      % OF INITIAL LOAN     % OF INITIAL LOAN
 ENCUMBERED INTERESTS     PROPERTIES   POOL BALANCE   GROUP NO. 1 BALANCE   GROUP NO. 2 BALANCE
-----------------------   ----------   ------------   -------------------   -------------------

Fee Simple.............      276(1)        96.1%              96.4%                   94.8%
Leasehold..............        9(2)         2.1                1.5                     5.2
Fee Simple in part and
   Leasehold in part...        4(3)         1.8                2.1                     --

----------
(1)  Two hundred forty-four (244) of these mortgaged real properties secure mortgage loans in loan group no. 1 and 32 of these mortgaged real properties secure mortgage loans in loan group no. 2.

(2)  Eight (8) of these mortgaged real properties secure mortgage loans in loan group no. 1 and one (1) of these mortgaged real properties secures a mortgage loan in loan group no. 2.

(3)  All of these mortgaged real properties secure mortgage loans in loan group
     no. 1.

                                 It should be noted that each mortgage loan
                                 secured by overlapping fee and leasehold
                                 interests is presented as being secured by a
                                 fee simple interest in this offering prospectus
                                 and is therefore included within the category
                                 referred to as "Fee Simple" in the chart above.

REMOVAL OF UNDERLYING MORTGAGE
LOANS

A. REPURCHASE OR SUBSTITUTION
   DUE TO BREACH OF
   REPRESENTATION OR WARRANTY
   OR A DOCUMENT DEFICIENCY...   As of the date of initial issuance of the
                                 offered certificates, and subject to certain
                                 exceptions, each sponsor will make with respect
                                 to each underlying mortgage loan (or, in the
                                 case of the ShopKo Portfolio underlying
                                 mortgage loan, the applicable portion thereof)
                                 contributed by it, the representations and
                                 warranties generally described under
                                 "Description of the Mortgage
                                 Pool--Representations and Warranties;
                                 Repurchases and Substitutions" in this offering
                                 prospectus. If there exists a material uncured
                                 breach of any of those representations and
                                 warranties, or if there exists a material
                                 uncured document defect or omission with
                                 respect to any underlying mortgage loan (as
                                 discussed under "Description of the Mortgage
                                 Pool--Assignment of the Mortgage Loans;
                                 Repurchases and Substitutions" in this offering
                                 prospectus), then the sponsor that contributed
                                 the affected mortgage loan will be required,
                                 under certain circumstances, to (1) repurchase
                                 the affected mortgage loan at a price generally
                                 equal to the sum of (a) the unpaid principal
                                 balance of that mortgage loan at the time of
                                 purchase, (b) all unpaid interest, other than
                                 post-ARD additional interest and default
                                 interest, due with respect to that mortgage
                                 loan

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                                       36

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                                 through the due date in the collection period
                                 of purchase, (c) all unreimbursed servicing
                                 advances with respect to that mortgage loan,
                                 (d) all unpaid interest accrued on advances
                                 made with respect to that mortgage loan, and
                                 (e) certain other amounts payable under the
                                 series 2006-C4 pooling and servicing agreement
                                 or (2) substitute a qualified substitute
                                 mortgage loan and pay the shortfall amount
                                 equal to the difference between the amounts set
                                 forth in clause (1) above and the stated
                                 principal balance of such qualified substitute
                                 mortgage loan as of the date of substitution;
                                 provided that each sponsor that contributed a
                                 portion of the ShopKo Portfolio underlying
                                 mortgage loan will only be responsible for
                                 repurchasing or replacing that portion. See
                                 "Description of the Mortgage
                                 Pool--Representations and Warranties;
                                 Repurchases and Substitutions," "--Assignment
                                 of the Mortgage Loans; Repurchases and
                                 Substitutions" and "--Repurchase or
                                 Substitution of Cross-Collateralized Mortgage
                                 Loans" in this offering prospectus.

B.  FAIR VALUE OPTION.........   The largest single holder or beneficial owner,
                                 as applicable, of certificates of the series
                                 2006-C4 controlling class (which is described
                                 under "The Series 2006-C4 Pooling and Servicing
                                 Agreement--The Series 2006-C4 Controlling Class
                                 Representative and the Non-Trust Loan
                                 Noteholders--Series 2006-C4 Controlling Class"
                                 in this offering prospectus) and the special
                                 servicer will each have an assignable option to
                                 purchase any mortgage loan held by the issuing
                                 entity that meets the requisite default
                                 criteria, at a price generally equal to either:
                                 (1) the sum of (a) the outstanding principal
                                 balance of that mortgage loan, (b) all accrued
                                 and unpaid interest on that mortgage loan,
                                 other than default interest, (c) all
                                 unreimbursed servicing advances with respect to
                                 that mortgage loan, (d) all unpaid interest
                                 accrued on advances made by the master
                                 servicer, the special servicer and/or the
                                 trustee with respect to that mortgage loan, and
                                 (e) any other amounts payable under the series
                                 2006-C4 pooling and servicing agreement; or (2)
                                 following the determination thereof, the fair
                                 value of that mortgage loan. In addition, each
                                 holder of a ShopKo Portfolio mortgage loan that
                                 is not transferred to the issuing entity will
                                 have a fair value purchase option solely as to
                                 the ShopKo Portfolio underlying mortgage loan.
                                 See "The Series 2006-C4 Pooling and Servicing
                                 Agreement--Fair Value Purchase Option" and
                                 "Description of the Mortgage Pool--The Loan
                                 Combinations--The ShopKo Portfolio Loan
                                 Combination" in this offering prospectus.

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                                       37

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C.  OTHER PURCHASE OPTIONS....   The following third parties or their designees
                                 will have the option to purchase one or more
                                 underlying mortgage loans from the issuing
                                 entity, at no less than the outstanding
                                 principal balance thereof plus accrued
                                 interest, generally after such mortgage loan
                                 has become a specially serviced mortgage loan
                                 or otherwise under various default scenarios:

                                 o    pursuant to a related co-lender agreement,
                                      each holder of a ShopKo Portfolio mortgage
                                      loan that is not transferred to the
                                      issuing entity will have the option to
                                      purchase the ShopKo Portfolio underlying
                                      mortgage loan from the issuing entity
                                      under the default scenarios described
                                      under "Description of the Mortgage
                                      Pool--The Loan Combinations--The ShopKo
                                      Portfolio Loan Combination" in this
                                      offering prospectus;

                                 o    pursuant to a related co-lender,
                                      intercreditor or similar agreement, the
                                      holder of the Wimbledon Place Apartments
                                      B-note loan has been granted the right to
                                      purchase the Wimbledon Place Apartments
                                      underlying mortgage loan from the issuing
                                      entity under the default scenarios
                                      described under "Description of the
                                      Mortgage Pool--The Loan Combinations--The
                                      Wimbledon Place Apartments Loan
                                      Combination" in this offering prospectus;
                                      and

                                 o    a mezzanine lender with respect to the
                                      borrower under an underlying mortgage loan
                                      may be entitled to purchase a defaulted
                                      mortgage loan from the issuing entity upon
                                      the occurrence of a default thereunder or
                                      upon the transfer to special servicing,
                                      pursuant to a purchase right as set forth
                                      in the related intercreditor agreement
                                      (see "Description of the Mortgage
                                      Pool--Additional Loan and Property
                                      Information--Additional and Other
                                      Financing" in this offering prospectus).

                       LEGAL AND INVESTMENT CONSIDERATIONS

FEDERAL INCOME TAX
CONSEQUENCES..................   The trustee or its agent will make elections to
                                 treat designated portions of the assets of the
                                 issuing entity as two (2) real estate mortgage
                                 investment conduits, or REMICs, under sections
                                 860A through 860G of the Internal Revenue Code
                                 of 1986, as amended, designated as REMIC I and
                                 REMIC II. Any assets not included in a REMIC
                                 will constitute one or more grantor trusts for
                                 U.S. federal income tax purposes.

                                 The offered certificates will be treated as
                                 regular interests in REMIC II. This means that
                                 they will be treated as newly issued debt
                                 instruments for federal income tax purposes.
                                 You will have to report income on your offered
                                 certificates in accordance with the accrual
                                 method of accounting even if you are otherwise
                                 a

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                                       38

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                                 cash method taxpayer. The offered certificates
                                 will not represent any interest in the grantor
                                 trust referred to above.

                                 One or more classes of the offered certificates
                                 may be issued with more than a de minimis
                                 amount of original issue discount. If you own
                                 an offered certificate issued with original
                                 issue discount, you may have to report original
                                 issue discount income and be subject to a tax
                                 on this income before you receive a
                                 corresponding cash payment. When determining
                                 the rate of accrual of original issue discount,
                                 market discount and premium, if any, with
                                 respect to the series 2006-C4 certificates for
                                 federal income tax purposes, the prepayment
                                 assumption used will be that following any date
                                 of determination:

                                 o    any underlying mortgage loan with an
                                      anticipated repayment date will be paid in
                                      full on that date,

                                 o    no underlying mortgage loan will otherwise
                                      be prepaid prior to maturity, and

                                 o    there will be no extension of maturity for
                                      any mortgage loan held by the issuing
                                      entity.

                                 Some of the offered certificates may be treated
                                 as having been issued at a premium.

                                 For a more detailed discussion of the federal
                                 income tax aspects of investing in the offered
                                 certificates, see "Federal Income Tax
                                 Consequences" in each of this offering
                                 prospectus and the accompanying base
                                 prospectus.

ERISA.........................   We anticipate that, subject to satisfaction of
                                 the conditions referred to under "ERISA
                                 Considerations" in this offering prospectus,
                                 retirement plans and other employee benefit
                                 plans and arrangements subject to--

                                 o    Title I of the Employee Retirement Income
                                      Security Act of 1974, as amended, or

                                 o    section 4975 of the Internal Revenue Code
                                      of 1986, as amended,

                                 will be able to invest in the offered
                                 certificates without giving rise to a
                                 prohibited transaction. This is based upon an
                                 individual prohibited transaction exemption
                                 granted to a predecessor to Citigroup Global
                                 Markets Inc. by the U.S. Department of Labor.

                                 If you are a fiduciary of any retirement plan
                                 or other employee benefit plan or arrangement
                                 subject to Title I of ERISA or section 4975 of
                                 the Internal Revenue Code of 1986, as amended,
                                 you are encouraged to review carefully with
                                 your legal advisors

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                                       39

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                                 whether the purchase or holding of the offered
                                 certificates could give rise to a transaction
                                 that is prohibited under ERISA or section 4975
                                 of the Internal Revenue Code of 1986, as
                                 amended.

LEGAL INVESTMENT..............   The offered certificates will not be mortgage
                                 related securities within the meaning of the
                                 Secondary Mortgage Market Enhancement Act of
                                 1984, as amended. All institutions whose
                                 investment activities are subject to legal
                                 investment laws and regulations, regulatory
                                 capital requirements or review by regulatory
                                 authorities are encouraged to consult with
                                 their own legal advisors in determining whether
                                 and to what extent the offered certificates
                                 will be legal investments for them. See "Legal
                                 Investment" in this offering prospectus and in
                                 the accompanying base prospectus.

INVESTMENT CONSIDERATIONS.....   The rate and timing of payments and other
                                 collections of principal on or with respect to
                                 the underlying mortgage loans may affect the
                                 yield to maturity on your offered certificates.
                                 In the case of any offered certificate
                                 purchased at a discount from its principal
                                 balance, a slower than anticipated rate of
                                 payments and other collections of principal on
                                 the underlying mortgage loans could result in a
                                 lower than anticipated yield. In the case of
                                 any offered certificate purchased at a premium
                                 from its principal balance, a faster than
                                 anticipated rate of payments and other
                                 collections of principal on the underlying
                                 mortgage loans could result in a lower than
                                 anticipated yield.

                                 The yield on the other offered certificates
                                 with variable or capped pass-through rates,
                                 could also be adversely affected if the
                                 underlying mortgage loans with relatively
                                 higher net mortgage interest rates pay
                                 principal faster than the underlying mortgage
                                 loans with relatively lower net mortgage
                                 interest rates.

                                 See "Yield and Maturity Considerations" in this
                                 offering prospectus and in the accompanying
                                 base prospectus.

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                                       40

                                  RISK FACTORS

     The offered certificates are not suitable investments for all investors.
You should not purchase any offered certificates unless you understand and are able to bear the risks associated with those certificates.

     The offered certificates are complex securities and it is important that you possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this offering prospectus and the accompanying base prospectus in the context of your financial situation.

     You should consider the following factors, as well as those set forth under
"Risk Factors" in the accompanying base prospectus, in deciding whether to purchase any offered certificates. The "Risk Factors" section in the accompanying base prospectus includes a number of general risks associated with making an investment in the offered certificates.

THE CLASS A-M, A-J, B, C AND D CERTIFICATES ARE SUBORDINATE TO, AND ARE
THEREFORE RISKIER THAN, THE CLASS A-1, A-2, A-SB, A-3 AND A-1A CERTIFICATES.

     If you purchase class A-M, A-J, B, C and D certificates, then your offered certificates will provide credit support to other classes of series 2006-C4 certificates, including the A-1, A-2, A-SB, A-3, A-1A and X classes. As a result, you will receive payments after, and must bear the effects of losses on the underlying mortgage loans before, the holders of those other classes of series 2006-C4 certificates.

     When making an investment decision, you should consider, among other things--

     o    the payment priorities of the respective classes of the series 2006-C4 certificates,

     o    the order in which the principal balances of the respective classes of the series 2006-C4 certificates with balances will be reduced in connection with losses and default-related shortfalls, and

     o    the characteristics and quality of the mortgage loans backing the offered certificates.

     See "Description of the Mortgage Pool" and "Description of the Offered
Certificates--Payments" and "--Reductions of Certificate Principal Balances in
Connection with Realized Losses and Additional Trust Fund Expenses" in this offering prospectus. See also "Risk Factors--The Investment Performance of Your
Offered Certificates Will Depend Upon Payments, Defaults and Losses on the
Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly
Unpredictable," "--Any Credit Support for Your Offered Certificates May Be
Insufficient to Protect You Against All Potential Losses" and "--Payments on the
Offered Certificates Will Be Made Solely from the Limited Assets of the Related
Trust, and Those Assets May Be Insufficient to Make All Required Payments on
Those Certificates" in the accompanying base prospectus.

THE OFFERED CERTIFICATES HAVE UNCERTAIN YIELDS TO MATURITY

     The yields on your offered certificates will depend on--

     o    the price you paid for your offered certificates, and

     o    the rate, timing and amount of payments on your offered certificates.

                                       41

     The rate, timing and amount of payments on your offered certificates will depend on:

     (a)  the pass-through rate for, and other payment terms of, your offered certificates;

     (b)  the rate and timing of payments and other collections of principal on the underlying mortgage loans or, in some cases, a particular group of underlying mortgage loans;

     (c)  the rate and timing of defaults, and the severity of losses, if any, on the underlying mortgage loans or, in some cases, a particular group of underlying mortgage loans;

     (d)  the rate, timing, severity and allocation of other shortfalls and expenses that reduce amounts available for payment on your offered certificates;

     (e)  the collection and payment of prepayment premiums and yield maintenance charges with respect to the underlying mortgage loans or, in some cases, a particular group of underlying mortgage loans; and

     (f)  servicing decisions with respect to the underlying mortgage loans or, in some cases, a particular group of underlying mortgage loans.

     In general, these factors cannot be predicted with any certainty.
Accordingly, you may find it difficult to determine the effect that these factors might have on the yield to maturity of your offered certificates.

     In the absence of significant losses on the mortgage pool, holders of the class A-1, A-2, A-SB and A-3 certificates should be concerned with the factors described in clauses (b) through (f) of the second preceding paragraph primarily insofar as they relate to the underlying mortgage loans in loan group no. 1.
Until the class A-1, A-2, A-SB and A-3 certificates are retired, holders of the class A-1A certificates should, in the absence of significant losses on the mortgage pool, be concerned with the factors described in clauses (b) through
(f) of the second preceding paragraph primarily insofar are they relate to the underlying mortgage loans in loan group no. 2.

     See "Description of the Mortgage Pool," "The Series 2006-C4 Pooling and
Servicing Agreement," "Description of the Offered Certificates--Payments" and
"--Reductions of Certificate Principal Balances in Connection with Realized
Losses and Additional Trust Fund Expenses" and "Yield and Maturity
Considerations" in this offering prospectus. See also "Risk Factors--The
Investment Performance of Your Offered Certificates Will Depend Upon Payments,
Defaults and Losses on the Underlying Mortgage Loans; and Those Payments,
Defaults and Losses May Be Highly Unpredictable" and "Yield and Maturity
Considerations" in the accompanying base prospectus.

THE INVESTMENT PERFORMANCE OF YOUR OFFERED CERTIFICATES MAY VARY MATERIALLY AND
ADVERSELY FROM YOUR EXPECTATIONS BECAUSE THE RATE OF PREPAYMENTS AND OTHER
UNSCHEDULED COLLECTIONS OF PRINCIPAL ON THE UNDERLYING MORTGAGE LOANS IS FASTER
OR SLOWER THAN YOU ANTICIPATED

     If you purchase any offered certificate at a premium from its principal balance, and if payments and other collections of principal on the underlying mortgage loans occur at a rate faster than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase. Conversely, if you purchase any offered certificate at a discount from its principal balance, and if payments and other collections of principal on the underlying mortgage loans occur at a rate slower than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase.

                                       42

     Holders of the class A-1, A-2, A-SB and A-3 certificates will be very affected by the rate of payments and other collections of principal on the underlying mortgage loans in loan group no. 1 and, in the absence of significant losses on the mortgage pool, should be largely unaffected by the rate and timing of payments and other collections of principal on the underlying mortgage loans in loan group no. 2. Conversely, holders of the class A-1A certificates will be very affected by the rate and timing of payments and other collections of principal on the underlying mortgage loans in loan group no. 2 and, only after the retirement of the class A-1, A-2, A-SB and A-3 certificates or in connection with significant losses on the mortgage pool, will be affected by the rate and timing of payments and other collections of principal on the underlying mortgage loans in loan group no. 1.

     You should consider the following factors, as well as those set forth under
"Risk Factors" in the accompanying base prospectus, in deciding whether to purchase any offered certificates. The "Risk Factors" section in the accompanying base prospectus includes a number of general risks associated with making an investment in the offered certificates.

     The yield on the offered certificates with a variable or capped pass-through rate could also be adversely affected if the underlying mortgage loans with relatively higher net mortgage interest rates pay principal faster than the mortgage loans with relatively lower net mortgage interest rates.

THE INTERESTS OF THE SERIES 2006-C4 CONTROLLING CLASS CERTIFICATEHOLDERS MAY BE
IN CONFLICT WITH THE INTERESTS OF THE OFFERED CERTIFICATEHOLDERS

     The holders or beneficial owners of series 2006-C4 certificates representing a majority interest in the controlling class of series 2006-C4 certificates will be entitled to: (a) appoint a representative having the rights and powers described and/or referred to under "The Series 2006-C4 Pooling and
Servicing Agreement--The Series 2006-C4 Controlling Class Representative and the
Non-Trust Loan Noteholders" in this offering prospectus; and (b) replace the special servicer under the series 2006-C4 pooling and servicing agreement, subject to satisfaction of the conditions described under "The Series 2006-C4
Pooling and Servicing Agreement--Replacement of the Special Servicer" in this offering prospectus. Among other things, the series 2006-C4 controlling class representative may direct the special servicer under the series 2006-C4 pooling and servicing agreement to take, or to refrain from taking, certain actions with respect to the servicing and/or administration of any specially serviced mortgage loans and foreclosure properties held by the issuing entity that the series 2006-C4 controlling class representative may consider advisable, except to the extent that: (x) a holder or group of holders of ShopKo Portfolio mortgage loans that have not been included in the series 2006-C4 securitization transaction, or a designee or representative thereof, may otherwise do so with respect to the ShopKo Portfolio loan combination; and/or (y) the consent of the holder of the Wimbledon Place Apartments B-note loan and/or the consent of a mezzanine lender may be required with respect to certain modifications of the related underlying mortgage loan.

     In the absence of significant losses on the underlying mortgage loans, the series 2006-C4 controlling class will be a non-offered class of series 2006-C4 certificates. The series 2006-C4 controlling class certificateholders are therefore likely to have interests that conflict with those of the holders of the offered certificates. You should expect that the series 2006-C4 controlling class representative will exercise its rights and powers on behalf of the series
2006-C4 controlling class certificateholders, and it will not be liable to any other class of series 2006-C4 certificateholders for so doing.

                                       43

REPAYMENT OF THE UNDERLYING MORTGAGE LOANS DEPENDS ON THE OPERATION OF THE
MORTGAGED REAL PROPERTIES.

     The underlying mortgage loans are secured by mortgage liens on fee and/or leasehold interests in the following types of real property:

     o    retail;

     o    office;

     o    multifamily;

     o    hospitality;

     o    industrial;

     o    mixed use;

     o    land; and

     o    manufactured housing.

     The risks associated with lending on these types of real properties are inherently different from those associated with lending on the security of single-family residential properties. This is because, among other reasons, repayment of each of the underlying mortgage loans is dependent on--

     o    the successful operation and value of the related mortgaged real property, and

     o    the related borrower's ability to refinance the mortgage loan or sell the related mortgaged real property.

     See "Risk Factors--Repayment of a Commercial or Multifamily Mortgage Loan
Depends Upon the Performance and Value of the Underlying Real Property, Which
May Decline Over Time, and the Related Borrower's Ability to Refinance the
Property, of Which There Is No Assurance" and "--The Various Types of
Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks" in the accompanying base prospectus.

RISKS ASSOCIATED WITH CONDOMINIUM OWNERSHIP

     Three (3) mortgage loans that we intend to transfer to the issuing entity, secured by the mortgaged real properties identified on Annex A-1 to this offering prospectus as Great Wolf Resorts Portfolio, Mill & Main and Hayden Park
Office, respectively, representing 2.8%, 0.2% and 0.2%, respectively, of the initial mortgage pool balance and 3.4%, 0.2% and 0.2%, respectively, of the initial loan group no. 1 balance, are each secured in whole or, in the case of the Great Wolf Resorts Portfolio underlying mortgage loan, in part by the related borrower's interest in a commercial condominium unit. See "Risk
Factors--Lending on Condominium Units Creates Risks for Lenders That Are Not
Present When Lending on Non-Condominiums" in the accompanying base prospectus, for risks related to lending on a mortgage loan secured by an interest in one or more condominium unit(s).

                                       44

THE MORTGAGED REAL PROPERTY WILL BE THE SOLE ASSET AVAILABLE TO SATISFY THE
AMOUNTS OWING UNDER AN UNDERLYING MORTGAGE LOAN IN THE EVENT OF DEFAULT

     All of the mortgage loans that we intend to transfer to the issuing entity are or should be considered nonrecourse loans. You should anticipate that, if the related borrower defaults on any of the underlying mortgage loans, only the mortgaged real property and any additional collateral for the relevant loan, such as escrows or letters of credit, but none of the other assets of the borrower, is available to satisfy the debt. Even if the related loan documents permit recourse to the borrower or a guarantor, the special servicer may not be able to ultimately collect the amount due under a defaulted mortgage loan or under a guaranty. None of the mortgage loans are insured or guaranteed by any governmental agency or instrumentality or by any private mortgage insurer. See
"Risk Factors--Repayment of a Commercial or Multifamily Mortgage Loan Depends
Upon the Performance and Value of the Underlying Real Property, Which May
Decline Over Time, and the Related Borrower's Ability to Refinance the Property,
of Which There Is No Assurance--Most of the Mortgage Loans Underlying Your
Offered Certificates Will Be Nonrecourse" in the accompanying base prospectus.

IN SOME CASES, PAYMENTS ON AN UNDERLYING MORTGAGE LOAN ARE DEPENDENT ON A SINGLE
TENANT OR ON ONE OR A FEW MAJOR TENANTS AT THE RELATED MORTGAGED REAL PROPERTY

     In the case of 188 mortgaged real properties, securing 40.4% of the initial mortgage pool balance and 48.7% of the initial loan group no. 1 balance, the related borrower has leased the property to at least one tenant that occupies
25% or more of the particular property. In the case of 149 of those properties, securing 20.4% of the initial mortgage pool balance and 24.6% of the initial loan group no. 1 balance, and including each of the ShopKo Portfolio underlying mortgaged properties, the related borrower has leased the particular property to a single tenant that occupies 90% or more of the property. Accordingly, the full and timely payment of each of the related underlying mortgage loans is highly dependent on the continued operation of one or more major tenants, which, in some cases, is the sole tenant at the mortgaged real property. See "Risk
Factors--Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the
Performance and Value of the Underlying Real Property, Which May Decline Over
Time, and the Related Borrower's Ability to Refinance the Property, of Which
There Is No Assurance--The Successful Operation of a Multifamily or Commercial
Property Depends on Tenants," "--Repayment of a Commercial or Multifamily
Mortgage Loan Depends Upon the Performance and Value of the Underlying Real
Property, Which May Decline Over Time, and the Related Borrower's Ability to
Refinance the Property, of Which There Is No Assurance--Dependence on a Single
Tenant or a Small Number of Tenants Makes a Property Riskier Collateral" and
"--Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the
Performance and Value of the Underlying Real Property, Which May Decline Over
Time and the Related Borrower's Ability to Refinance the Property, of Which
There Is No Assurance--Tenant Bankruptcy Adversely Affects Property Performance"
in the accompanying base prospectus.

TEN PERCENT OR MORE OF THE INITIAL MORTGAGE POOL BALANCE WILL BE SECURED BY
MORTGAGE LIENS ON THE RESPECTIVE BORROWER'S INTERESTS IN EACH OF THE FOLLOWING
PROPERTY TYPES--RETAIL, OFFICE, MULTIFAMILY AND HOSPITALITY

     One hundred fifty-eight (158) of the mortgaged real properties, securing
29.8% of the initial mortgage pool balance and 35.9% of the initial loan group
no. 1 balance, are primarily used for retail purposes. We consider 145 of the subject retail properties (which include regional malls), securing 24.9% of the initial mortgage pool balance and 30.0% of the initial loan group no. 1 balance, respectively, to be anchored, including shadow anchored; and 13 of the subject retail properties, securing 4.9% of the initial mortgage pool balance and 5.9%
of the initial loan group no. 1 balance, respectively, to be unanchored. A number of factors may adversely affect the value and successful operation of a retail property as discussed under "Risk Factors--The Various Types of
Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks--Retail Properties"
in the accompanying base prospectus.

                                       45

     Forty-eight (48) of the mortgaged real properties, securing 32.7% of the initial mortgage pool balance and 39.4% of the initial loan group no. 1 balance, respectively, are primarily used for office purposes. Some of those office properties are heavily dependent on one or a few major tenants that lease a substantial portion of the related mortgaged real property. A number of factors may adversely affect the value and successful operation of an office property as discussed under "Risk Factors--The Various Types of Multifamily and Commercial
Properties that May Secure Mortgage Loans Underlying a Series of Offered
Certificates May Present Special Risks--Office Properties" in the accompanying base prospectus.

     Thirty-three (33) of the mortgaged real properties, securing 17.0% of the initial mortgage pool balance and 100.0% of the initial loan group no. 2 balance, respectively, are primarily used for multifamily rental purposes. A number of factors may adversely affect the value and successful operation of a multifamily rental property as discussed under "Risk Factors--The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans
Underlying a Series of Offered Certificates May Present Special Risks
--Multifamily Rental Properties" in the accompanying base prospectus.

     Twenty-five (25) of the mortgaged real properties, collectively securing
10.7% of the initial mortgage pool balance and 12.9% of the initial loan group
no. 1 balance, respectively, are primarily used for hospitality purposes, such as hotels and motels. Hospitality properties may be operated under franchise agreements. A number of factors may adversely affect the value and successful operation of a hospitality property as discussed under "Risk Factors--The
Various Types of Multifamily and Commercial Properties that May Secure Mortgage
Loans Underlying a Series of Offered Certificates May Present Special Risks
--Hospitality Properties" in the accompanying base prospectus.

     In general, if the issuing entity holds a significant concentration of mortgage loans that are secured by mortgage liens on a particular type of income-producing property, then the overall performance of the mortgage pool will be materially more dependent on the factors that affect the operations at and value of that property type. See "Risk Factors--The Various Types of
Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks" in the accompanying base prospectus.

TEN PERCENT OR MORE OF THE INITIAL MORTGAGE POOL BALANCE WILL BE SECURED BY
MORTGAGE LIENS ON REAL PROPERTIES LOCATED IN THE STATE OF CALIFORNIA AND FIVE
PERCENT OR MORE OF THE INITIAL MORTGAGE POOL BALANCE WILL BE SECURED BY MORTGAGE
LIENS ON REAL PROPERTIES LOCATED IN EACH OF THE FOLLOWING STATES--VIRGINIA,
WISCONSIN, PENNSYLVANIA AND FLORIDA

     The mortgaged real properties located in each of the following states secure mortgage loans or allocated portions of mortgage loans that represent
5.0% or more of the initial mortgage pool balance:

                                              % OF INITIAL   % OF INITIAL   % OF INITIAL
                                NUMBER OF      MORTGAGE%      LOAN GROUP     LOAN GROUP
STATE                           PROPERTIES   POOL BALLANCE   NO.1 BALANCE   NO.2 BALANCE
-----------------------------   ----------   -------------   ------------   ------------

California ..................       17            15.7%          15.7%          15.7%
   Southern California(1) ...       10            13.3           13.1           14.3
   Northern California(1) ...        7             2.4            2.6            1.4
Virginia ....................        8             7.3            8.1            3.5
Wisconsin ...................       50             7.0            7.2            6.1
Pennsylvania ................       12             6.8            6.5            8.6
Florida .....................       11             6.8            8.2             --

----------
(1)  Northern California includes areas with zip codes of 93906 and above, and
     Southern California includes areas with zip codes of 92870 and below.

                                       46

     If the issuing entity holds a significant concentration of mortgage loans that are secured by mortgage liens on real properties located in a particular state or jurisdiction, then the overall performance of the mortgage pool will be materially more dependent on economic and other conditions or events in that jurisdiction. See "Risk Factors--Geographic Concentration Within a Trust Exposes
Investors to Greater Risk of Default and Loss" in the accompanying base prospectus. The mortgaged real properties located in any given state or jurisdiction may be concentrated in one or more areas within that state. Annex
A-1 to this offering prospectus contains the address for each mortgaged real property.

THE MORTGAGE POOL WILL INCLUDE MATERIAL CONCENTRATIONS OF BALLOON LOANS AND
LOANS WITH ANTICIPATED REPAYMENT DATES

     One hundred fifty (150) of the mortgage loans that we intend to transfer to the issuing entity, representing 95.7% of the initial mortgage pool balance, of which 118 mortgage loans are in loan group no. 1, representing 94.8% of the initial loan group no. 1 balance, and 32 mortgage loans are in loan group no. 2, representing 100% of the initial loan group no. 2 balance, respectively, are balloon loans. In addition, 16 mortgage loans that we intend to transfer to the issuing entity, representing 4.3% of the initial mortgage pool balance and 5.2%
of the initial loan group no. 1 balance, each provides material incentives for the related borrower to repay the loan by an anticipated repayment date prior to maturity. Nine (9) of those balloon loans, representing 10.5% of the initial mortgage pool balance, of which seven (7) mortgage loans are in loan group no.
1, representing 11.0% of the initial loan group no. 1 balance, and two (2)
mortgage loans are in loan group no. 2, representing 7.8% of the initial loan group no. 2 balance, respectively, provide for payments of interest-only through maturity. The ability of a borrower to make the required balloon payment on a balloon loan, or payment of the entire principal balance of an interest-only balloon loan, at maturity, and the ability of a borrower to repay a mortgage loan, on or before any related anticipated repayment date, in each case depends upon the borrower's ability either to refinance the loan or to sell the mortgaged real property. Although a mortgage loan may provide the related borrower with incentives to repay the loan by an anticipated repayment date prior to maturity, the failure of that borrower to do so will not be a default under that loan. See "Description of the Mortgage Pool--Terms and Conditions of
the Underlying Mortgage Loans" in this offering prospectus and "Risk
Factors--The Investment Performance of Your Offered Certificates Will Depend
Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those
Payments, Defaults and Losses May Be Highly Unpredictable--There Is an Increased
Risk of Default Associated with Balloon Payments" in the accompanying base prospectus.

THE MORTGAGE POOL WILL INCLUDE SOME DISPROPORTIONATELY LARGE MORTGAGE LOANS

     The inclusion in the mortgage pool of one or more loans that have outstanding principal balances that are substantially larger than the other mortgage loans in that pool can result in losses that are more severe, relative to the size of the mortgage pool, than would be the case if the total balance of the mortgage pool were distributed more evenly. The 10 largest mortgage loans and/or groups of cross-collateralized mortgage loans that will be transferred to the issuing entity represent 34.1% of the initial mortgage pool balance, the 10 largest mortgage loans and/or groups of cross-collateralized mortgage loans to be included in loan group no. 1 represent 40.0% of the initial loan group no. 1 balance, and the 10 largest mortgage loans and/or groups of cross-collateralized mortgage loans to be included in loan group no. 2 represent 60.7% of the initial loan group no. 2 balance. See "Description of the Mortgage Pool--General" and
"--Cross-Collateralized Mortgage Loans and Multiple Property Mortgage Loans" in,
and Annex B to, this offering prospectus and "Risk Factors--Loan Concentration
Within a Trust Exposes Investors to Greater Risk of Default and Loss" in the
accompanying base prospectus.

                                       47

THE MORTGAGE POOL WILL INCLUDE LEASEHOLD MORTGAGE LOANS AND LENDING ON A
LEASEHOLD INTEREST IN REAL PROPERTY IS RISKIER THAN LENDING ON THE FEE INTEREST
IN THAT PROPERTY.

     Three (3) mortgage loans, representing 1.3% of the initial mortgage pool balance, of which two (2) mortgaged loans are in loan group no. 1, representing
0.5% of the loan group no. 1 balance, and one (1) of the mortgage loans is in loan group no. 2, representing 5.2% of the initial loan group no. 2 balance, are secured by a mortgage lien on the related borrower's leasehold interest (but not by the underlying fee interest) in all or a material portion of the related mortgaged real property. In addition, six (6) mortgage loans, representing 13.8%
of the initial mortgage pool balance and 16.6% of the initial loan group no. 1 balance, respectively, are each secured by a mortgage lien on the related borrower's leasehold interest on a portion of the mortgaged real property and the fee simple interest in the other portion of that property (or, in the case of two (2) of these six (6) mortgage loans, involving portfolios of multiple properties, on the related borrower's leasehold interest in some of the subject mortgaged real properties and the borrower's fee simple interest in the remaining subject mortgaged real properties).

     Because of possible termination of the related ground lease, lending on a leasehold interest in a real property is riskier than lending on an actual ownership interest in that property notwithstanding the fact that a lender, such as the trustee on behalf of the issuing entity, generally will have the right to cure defaults under the related ground lease. In addition, the terms of certain ground leases may require that insurance proceeds or condemnation awards be applied to restore the property or be paid, in whole or in part, to the ground lessor rather than be applied against the outstanding principal balance of the related mortgage loan. Finally, there can be no assurance that any of the ground leases securing an underlying mortgage loan contain all of the provisions that a lender may consider necessary or desirable to protect its interest as a lender with respect to a leasehold mortgage loan. See "Description of the Mortgage
Pool--Additional Loan and Property Information--Ground Leases" in this offering prospectus and "Risk Factors--Lending on Ground Leases Creates Risks for Lenders
That Are Not Present When Lending on an Actual Ownership Interest in a Real
Property" and "Legal Aspects of Mortgage Loans--Foreclosure--Leasehold
Considerations" in the accompanying base prospectus.

SOME OF THE MORTGAGED REAL PROPERTIES ARE LEGAL NONCONFORMING USES OR LEGAL
NONCONFORMING STRUCTURES

     Many of the mortgage loans are secured by a mortgage lien on a real property that is a legal nonconforming use or a legal nonconforming structure.
This may impair the ability of the related borrower to restore the improvements on a mortgaged real property to its current form or use following a major casualty. See "Description of the Mortgage Pool--Additional Loan and Property
Information--Zoning and Building Code Compliance" in this offering prospectus and "Risk Factors--Changes in Zoning Laws May Adversely Affect the Use or Value
of a Real Property" in the accompanying base prospectus.

SOME OF THE MORTGAGED REAL PROPERTIES MAY NOT COMPLY WITH ALL APPLICABLE ZONING
LAWS AND/OR LOCAL BUILDING CODES OR WITH THE AMERICANS WITH DISABILITIES ACT OF
1990

     Some of the mortgaged real properties securing mortgage loans that we intend to transfer to the issuing entity may not comply with all applicable zoning or land-use laws and ordinances, with all applicable local building codes or with the Americans with Disabilities Act of 1990. Compliance, if required, can be expensive. Failure to comply could result in penalties and/or restrictions on the use of the subject mortgaged real property, in whole or in part. There can be no assurance that any of the mortgage loans that we intend to transfer to the issuing entity do not have outstanding building code violations.
See "Description of the Mortgage Pool--Additional Loan and Property
Information--Zoning and Building Code Compliance" in this offering prospectus and "Risk Factors--Compliance with the Americans with Disabilities Act of 1990
May Be Expensive" and "Legal Aspects of Mortgage Loans--Americans with
Disabilities Act" in the accompanying base prospectus.

                                       48

     For example, with respect to the mortgaged real property identified on
Annex A-1 to this offering prospectus as Woodstream Apartments, which secures a mortgage loan representing 1.5% of the initial mortgage pool balance and 8.6% of the initial loan group 2 balance, the related mortgaged real property is currently in violation of building codes with respect to the ventilation of each of the individual apartment units. $400,000 of loan proceeds were escrowed to pay for the cost of remedying such violation and the borrower is required to complete such repairs within 270 days from March 31, 2006 (the closing date of the loan), however, so long as the borrower is diligently pursuing completion, the borrower may obtain a 60 day extension period to complete such repairs. The lender is not required to release the escrowed funds until the borrower provides evidence to lender of satisfactory completion of such repairs, including, a building code compliance letter from the municipality.

     Further, some of the mortgaged real properties securing mortgage loans that we intend to transfer to the issuing entity may comply currently with applicable zoning or land-use ordinances by virtue of certain contractual arrangements or agreements. However, if those contractual arrangements or agreements are breached or otherwise terminated, then the related mortgaged real property or properties may no longer be in compliance.

MULTIPLE MORTGAGED REAL PROPERTIES ARE OWNED BY THE SAME BORROWER, AFFILIATED
BORROWERS OR BORROWERS WITH RELATED PRINCIPALS OR ARE OCCUPIED, IN WHOLE OR IN
PART, BY THE SAME TENANT OR AFFILIATED TENANTS, WHICH PRESENTS A GREATER RISK TO
INVESTORS IN THE EVENT OF THE BANKRUPTCY OR INSOLVENCY OF ANY SUCH BORROWER OR
TENANT

     Twenty-three (23) separate groups of mortgage loans that we intend to transfer to the issuing entity have borrowers that, in the case of each of those groups, are the same or under common control. The four (4) largest of these separate groups represent 9.0%, 2.3%, 2.2% and 2.2%, respectively, of the initial mortgage pool balance. See "Description of the Mortgage
Pool--Cross-Collateralized Mortgage Loans and Multiple Property Mortgage Loans"
and "--Mortgage Loans with Affiliated Borrowers" in this offering prospectus.

     In addition, there are tenants who lease space at more than one mortgaged real property securing mortgage loans that we intend to transfer to the issuing entity. Furthermore, there may be tenants that are related to or affiliated with a borrower and, like other contracts with affiliates, leases with tenants who are affiliates of the landlord may not have been negotiated on an arm's-length basis and may contain terms more favorable to the affiliate tenant than might be available to tenants unrelated to the borrower. See Annex A-1 to this offering prospectus for a list of the three most significant tenants at each of the mortgaged real properties used for retail, office and/or industrial/warehouse purposes.

     The bankruptcy or insolvency of, or other financial problems with respect to, any borrower or tenant that is, directly or through affiliation, associated with two or more of the mortgaged real properties securing the underlying mortgage loans could have an adverse effect on all of those properties and on the ability of those properties to produce sufficient cash flow to make required payments on the subject mortgage loans. See "Risk Factors--Repayment of a
Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value
of the Underlying Real Property, Which May Decline Over Time, and the Related
Borrower's Ability to Refinance the Property, of Which There Is No
Assurance--Tenant Bankruptcy Adversely Affects Property Performance,"
"--Borrower Concentration Within a Trust Exposes Investors to Greater Risk of
Default and Loss" and "--Borrower Bankruptcy Proceedings Can Delay and Impair
Recovery on a Mortgage Loan Underlying Your Offered Certificates" in the
accompanying base prospectus.

SOME OF THE MORTGAGED REAL PROPERTIES ARE OR MAY BE ENCUMBERED BY ADDITIONAL
DEBT AND THE OWNERSHIP INTERESTS IN SOME BORROWERS HAVE BEEN OR MAY BE PLEDGED
TO SECURE DEBT WHICH, IN EITHER CASE, MAY REDUCE THE CASH FLOW AVAILABLE TO THE
SUBJECT MORTGAGED REAL PROPERTY

     The ShopKo Portfolio underlying mortgage loan, which is the largest mortgage loan that we intend to transfer to the issuing entity and represents
8.8% of the initial mortgage pool balance, and 10.6% of the initial loan group
no. 1 balance, is part of a loan combination that includes multiple additional mortgage loans (not

                                       49

included in the series 2006-C4 securitization transaction) that are: (a) pari passu and pro rata in right of payment with, and cross-defaulted with, the subject underlying mortgage loan; and (b) secured by the same mortgage instrument(s) encumbering the same portfolio of mortgaged real properties as is the subject underlying mortgage loan. The entire ShopKo Portfolio loan combination has an unpaid principal balance as of the cut-off date of
$545,655,010. See "Description of the Mortgage Pool--The Loan Combinations--The
ShopKo Portfolio Loan Combination" in, and the discussion of the ShopKo
Portfolio underlying mortgage loan on Annex B to, this offering prospectus.

     The Wimbledon Place Apartments underlying mortgage loan, which represents
0.3% of the initial mortgage pool balance and 2.0% of the initial loan group no.
2 balance, is part of a loan combination that includes an additional mortgage loan (not included in the Series 2006-C4 securitization transaction) that is:
(a) subordinate in right of payment with, and cross-defaulted with, the subject underlying mortgage loan and (b) secured by the same mortgage instrument encumbering the same mortgaged real property as is the subject underlying mortgage loan. The entire Wimbledon Place Apartments loan combination has an unpaid principal balance as of the cut-off date of $8,000,000. See "Description of the Mortgage Pool--The Loan Combinations--The Wimbledon Place Apartments Loan
Combination" in this offering prospectus.

     In the case of one (1) mortgage loan that we intend to transfer to the issuing entity, representing 0.3% of the initial mortgage pool balance and 0.4%
of the initial loan group no. 1 balance, there is existing subordinate debt in the original principal amount of $4,612,339.33, which is secured by a junior mortgage on the related mortgaged real property. The related borrower incurred the subordinate debt in connection with the purchase of the related mortgaged real property to effectuate a reverse 1031 exchange. The junior mortgagee is JLC
Suncoast, LLC, an entity owned by the guarantor under the subject underlying mortgage loan. The loan documents require the borrower to fully pay off the subordinate debt upon completion of the 1031 exchange which shall not be later than August 15, 2006. The subordinate debt documents do not provide for foreclosure rights and the junior loan has been fully subordinated to the subject underlying mortgage loan pursuant to a subordination agreement delivered by the junior mortgagee.

     The existence of additional secured indebtedness may adversely affect the borrower's financial viability and/or the issuing entity's security interest in the mortgaged real property. Any or all of the following may result from the existence of additional secured indebtedness on a mortgaged real property:

     1.   refinancing the related underlying mortgage loan at maturity for the purpose of making any balloon payments may be more difficult;

     2.   reduced cash flow could result in deferred maintenance at the particular real property;

     3.   if the holder of the additional secured debt files for bankruptcy or is placed in involuntary receivership, foreclosing on the particular real property could be delayed; and

     4.   if the mortgaged real property depreciates for whatever reason, the related borrower's equity is more likely to be extinguished, thereby eliminating the related borrower's incentive to continue making payments on its mortgage loan held by the issuing entity.

     In addition, with respect to each of 10 mortgage loans that we intend to transfer to the issuing entity, which mortgage loans collectively represent 4.8%
of the initial mortgage pool balance, of which eight (8) mortgage loans are in loan group no. 1, representing 4.1% of the initial loan group no. 1 balance, and two (2) mortgage loans are in loan group no. 2, representing 8.4% of the initial loan group no. 2 balance, the direct or indirect equity interests in the related borrower have been pledged to secure a related mezzanine loan, in each case as described under "Description of the Mortgage Pool--Additional Loan and Property
Information--Additional and Other Financing" in this offering prospectus.

                                       50

     Further, with respect to each of 14 mortgage loans that we intend to transfer to the issuing entity, which mortgage loans collectively represent
13.0% of the initial mortgage pool balance, of which 13 mortgage loans are in loan group no. 1, representing 12.7% of the initial loan group no. 1 balance, and one (1) mortgage loan is in loan group no. 2, representing 14.3% of the initial loan group no. 2 balance, the equity holders of the borrower have a right to obtain mezzanine financing, secured by a pledge of the direct or indirect ownership interests in the borrower, provided that the requirements set forth in the related loan documents are satisfied, as described under
"Description of the Mortgage Pool--Additional Loan and Property
Information--Additional and Other Financing" in this offering prospectus.

     It is also possible that, in the case of some of the other mortgage loans that we intend to transfer to the issuing entity, one or more of the principals of the related borrower may have incurred without our knowledge or may in the future also incur mezzanine debt.

     Mezzanine debt is secured by the principal's direct or indirect ownership interest in the related borrower. While a mezzanine debt lender has no security interest in or rights to the related mortgaged real property, a default under the subject mezzanine loan could cause a change in control of the related borrower. Mezzanine financing reduces the subject principal's indirect equity in the subject mortgaged real property, and therefore may reduce its incentive to support such mortgaged real property.

     See "Description of the Mortgage Pool--Additional Loan and Property
Information--Additional and Other Financing" in this offering prospectus and
"Risk Factors--Additional Secured Debt Increases the Likelihood that a Borrower
Will Default on a Mortgage Loan Underlying Your Offered Certificates; Co-Lender,
Intercreditor and Similar Agreements May Limit a Mortgage Lender's Rights" in
the accompanying base prospectus.

CONFLICTING RIGHTS OF TENANTS MAY ADVERSELY AFFECT A MORTGAGED REAL PROPERTY

     With respect to some of the mortgaged real properties operated for office, retail or other commercial use, different tenants may have rights of first offer, rights of first refusal or expansion rights with respect to the same space in the related improvements. There is a risk that a tenant who loses any such right in the event of a simultaneous exercise of another tenant's right for the same space may have remedies under its lease due to such tenant's inability to exercise such right. In addition, a mortgaged real property may be subject to several leases, each of which may benefit from a currently operative exclusive use right. Several other leases of space at the related mortgaged real property contain exclusive use provisions which may become operative upon the granting of a currently operative exclusive use right to another tenant, and such exclusive use provisions may allow tenants benefiting therefrom to terminate their lease or take other remedial action in the event that another tenant's operation violates such tenant's exclusive use provision. Furthermore, certain leases of space at a related mortgaged real property contain co-tenancy provisions (which may permit a tenant to terminate its lease and/or to pay reduced rent) which could be triggered if certain tenants exercised their right to terminate their lease for breach of the exclusive use provisions. There are likely other underlying mortgage loans as to which tenants at the subject mortgaged real property have the foregoing rights.

CERTAIN BORROWER COVENANTS MAY AFFECT THAT BORROWER'S AVAILABLE CASH FLOW

     Borrower covenants with respect to payments for landlord improvements, tenant improvements and leasing commissions, required repairs, taxes and other matters may adversely affect a borrower's available cash flow and the failure to satisfy those obligations may result in a default under the subject lease.

                                       51

SOME BORROWERS UNDER THE UNDERLYING MORTGAGE LOANS WILL NOT BE SPECIAL PURPOSE
ENTITIES

     The business activities of the borrowers under the underlying mortgage loans with cut-off date principal balances below $5,000,000 are in many cases not limited to owning their respective mortgaged real properties. In addition, the business activities of borrowers under underlying mortgage loans with cut-off date principal balances above $5,000,000 may, in some cases, not be limited to owning their respective mortgaged real properties.

     In general, as a result of a borrower not being a special purpose entity or not being limited to owning the related mortgaged real property, the borrower may be engaged in activities unrelated to the subject mortgaged real property and may incur indebtedness or suffer liabilities with respect to those activities. Borrowers that are not special purpose entities and thus are not structured to limit the possibility of becoming insolvent or bankrupt, may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding. In addition, certain borrowers, although currently special purpose entities, may not have met the criteria of a special purpose entity in the past or may have engaged in activities unrelated to the subject mortgaged real property in the past. This could negatively impact the borrower's financial conditions and thus its ability to pay amounts due and owing under the subject underlying mortgage loan.

     In addition, if an underlying mortgage loan is secured by a mortgage on both the related borrower's leasehold interest in the related mortgaged real property and the underlying fee interest in such property (in which case we reflect that the mortgage loan is secured by a mortgage on the related fee interest), the related borrower may be a special purpose entity, but the owner and pledgor of the related fee interest may not be a special purpose entity.

     See "Risk Factors--The Borrower's Form of Entity May Cause Special Risks
and/or Hinder Recovery" in the accompanying base prospectus.

TENANCIES IN COMMON MAY HINDER RECOVERY

     Certain of the mortgage loans that we intend to transfer to the issuing entity have borrowers that own the related mortgaged real properties as tenants-in-common. Under certain circumstances, a tenant-in-common can be forced to sell its property, including by a bankruptcy trustee, by one or more tenants-in-common seeking to partition the property and/or by a governmental lienholder in the event of unpaid taxes. Such a forced sale or action for partition of a mortgaged real property may occur during a market downturn and could result in an early repayment of the related mortgage loan, a significant delay in recovery against the tenant-in-common borrowers and/or a substantial decrease in the amount recoverable upon the related mortgage loan. Additionally, mortgaged real properties owned by tenant-in-common borrowers may be characterized by inefficient property management, inability to raise capital, possible serial bankruptcy filings and the need to deal with multiple borrowers in the event of a default on the loan. Each of the mortgaged real properties identified on Annex A-1 to this offering prospectus as 20 North Orange, DuBois
Mall, Bristol Pointe Apartment Homes, Mallard Crossing Apartments, AmeriCold
Warehouse, Desert Inn Office Center, Four Winds Apartments, 60 Frontage Road,
Marriott Fairfield Inn & Suites Alpharetta Portfolio, Marriott Fairfield Inn &
Suites Buckhead Portfolio, Marriott Fairfield Inn & Suites Atlanta Portfolio,
The Minolta Building, Alfa Laval Building, 50 Division Street, Riverfront
Business Park, Village Square Retail Center, Spalding Triangle, La Quinta Inn
Winter Park, Bassett Creek Medical Building, Northbelt Office Center II, Pac
Bell Directory Office Building, McCarran Landing Shopping Center, Sherman Oaks
Apartments & Apple Creek Mini Storage and Gateway Plaza N. Las Vegas,
respectively, which secure mortgage loans that collectively represent 14.3% of the initial mortgage pool balance, of which 20 mortgage loans are in loan group
no. 1, representing 13.7% of the initial loan group no. 1 balance, and four (4)
mortgage loans are in loan group no. 2, representing 17.6% of the initial loan group no. 2 balance, are owned by tenant-in-common borrowers. Not all tenant-in-common borrowers for these mortgage loans are special purpose entities and some of those tenants-in-common are individuals. See "Risk Factors--The
Borrower's Form of Entity May Cause Special Risks and/or Hinder Recovery" in the
accompanying base prospectus.

                                       52

CHANGES IN MORTGAGE POOL COMPOSITION CAN CHANGE THE NATURE OF YOUR INVESTMENT

     In general, if you purchase any offered certificates that have a relatively longer weighted average life, then you will be more exposed to risks associated with changes in concentrations of borrower, loan or property characteristics than are persons that own offered certificates with relatively shorter weighted average lives. See "Risk Factors--Changes in Pool Composition Will Change the
Nature of Your Investment" in the accompanying base prospectus.

RISKS RELATED TO REDEVELOPMENT AND RENOVATION AT THE MORTGAGED PROPERTIES

     Certain of the mortgaged properties are properties which are currently undergoing or are expected to undergo in the future redevelopment or renovation.
See "Risk Factors--Redevelopment and Renovation of the Mortgaged Properties May
Have Uncertain and Adverse Results" in the accompanying base prospectus.

DECISIONS MADE BY THE TRUSTEE, THE MASTER SERVICER OR THE SPECIAL SERVICER MAY
NEGATIVELY AFFECT YOUR INTERESTS

     You and other holders of the offered certificates generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the issuing entity. Those decisions are generally made, subject to the express terms of the series 2006-C4 pooling and servicing agreement, by the master servicer, the trustee or the special servicer, as applicable. Any decision made by one of those parties in respect of the issuing party and/or its assets, even if that decision is determined to be in your best interests by that party, may be contrary to the decision that you or other holders of the offered certificates would have made and may negatively affect your interests.

SPONSORS MAY NOT BE ABLE TO MAKE A REQUIRED REPURCHASE OR SUBSTITUTION OF A
DEFECTIVE MORTGAGE LOAN

     Citigroup Global Markets Realty Corp., PNC Bank, National Association and
Barclays Capital Real Estate Inc. will each be required to deliver or cause the delivery of various loan documents and make various representations and warranties in connection with its sale of mortgage loans to us, as generally described in "Description of the Mortgage Pool--Assignment of the Mortgage
Loans; Repurchases and Substitutions" and "--Representations and Warranties;
Repurchases and Substitutions", respectively. A breach by a sponsor with respect to its document delivery obligations or its representations and warranties that materially and adversely affects the value of any underlying mortgage loan or the interests of the series 2006-C4 certificateholders therein, may result in an obligation on the part of that sponsor to repurchase or replace the underlying mortgage loan that is the subject of such breach; provided that each sponsor that contributed a portion of the ShopKo Portfolio underlying mortgage loan to the series 2006-C4 securitization transaction will only be obligated to repurchase or replace that portion and not the entire ShopKo Portfolio underlying mortgage loan. Neither we nor any of our affiliates (except for
Citigroup Global Markets Realty Corp. in its capacity as a mortgage loan seller)
are obligated to repurchase or replace any underlying mortgage loan in connection with either a material breach of any sponsor's representations and warranties or any material document defects, if such sponsor defaults on its obligation to do so. We cannot assure you that the sponsors will have the financial ability to effect such repurchases or substitutions. Any mortgage loan that is not repurchased or substituted and that is not a "qualified mortgage"
for a REMIC may cause the issuing entity to fail to qualify as one or more
REMICs or cause the issuing entity to incur a tax. See "Description of the
Mortgage Pool--Assignment of the Mortgage Loans; Repurchases and Substitutions"
and "--Representations and Warranties; Repurchases and Substitutions" in this offering prospectus and "Description of the Governing Documents--Representations
and Warranties with Respect to Mortgage Assets" in the accompanying base prospectus.

                                       53

THE MORTGAGE LOANS HAVE NOT BEEN REUNDERWRITTEN BY US

     We have not reunderwritten the underlying mortgage loans. Instead, we have relied on the representations and warranties made by the sponsors, and the sponsors' respective obligations to repurchase, cure or substitute an underlying mortgage loan in the event that a representation or warranty was not true when made and such breach materially and adversely affects the value of the subject underlying mortgage loan or the interests of the certificateholders. These representations and warranties do not cover all of the matters that we would review in underwriting a mortgage loan and you should not view them as a substitute for reunderwriting the underlying mortgage loans. If we had reunderwritten the underlying mortgage loans, it is possible that the reunderwriting process may have revealed problems with one or more of the underlying mortgage loans not covered by representations or warranties given by the mortgage loan sellers.

MORTGAGE LOANS SECURED BY MORTGAGED REAL PROPERTIES SUBJECT TO ASSISTANCE AND
AFFORDABLE HOUSING PROGRAMS ARE SUBJECT TO THE RISK THAT THOSE PROGRAMS MAY
TERMINATE OR BE ALTERED

     Certain of the underlying mortgage loans may be secured by mortgaged real properties that are eligible for and have received low income housing tax credits pursuant to Section 42 of the Internal Revenue Code of 1986 in respect of various units within the related mortgaged real property or have a material concentration of tenants that rely on rent subsidies under various government funded programs, including the Section 8 Tenant Based Assistance Rental
Certificate Program of the United States Department of Housing and Urban
Development. With respect to certain of the underlying mortgage loans, the related borrowers may receive subsidies or other assistance from government programs. Generally, in the case of mortgaged real properties that are subject to assistance programs of the kind described above, the subject mortgaged real property must satisfy certain requirements, the borrower must observe certain leasing practices and/or the tenant(s) must regularly meet certain income requirements. No assurance can be given that any government or other assistance programs will be continued in their present form during the terms of the related mortgage loans, that the borrower will continue to comply with the requirements of the programs to enable the borrower to receive the subsidies or assistance in the future, or that the owners of a borrower will continue to receive tax credits or that the level of assistance provided will be sufficient to generate enough revenues for the related borrower to meet its obligations under the related mortgage loans even though the related mortgage loan seller may have underwritten the related mortgage loan on the assumption that any applicable assistance program would remain in place. Loss of any applicable assistance could have an adverse effect on the ability of a borrower whose property is subject to an assistance program to make debt service payments. Additionally, the restrictions described above relating to the use of the related mortgaged real property could reduce the market value of that property.

LENDING ON INCOME-PRODUCING REAL PROPERTIES ENTAILS ENVIRONMENTAL RISKS

     The issuing entity could become liable for a material adverse environmental condition at one or more of the mortgaged real properties securing the mortgage loans in the series 2006-C4 securitization transaction. Any potential environmental liability could reduce or delay payments on the offered certificates.

     A third-party environmental consultant conducted a Phase I environmental study for all but one (1) of the mortgaged real properties securing the mortgage loans that we intend to transfer to the issuing entity. The resulting environmental reports were prepared:

     o    in the case of 284 mortgaged real properties, securing 96.5% of the initial mortgage pool balance (of which 253 mortgaged real properties secure mortgage loans in loan group no. 1, representing 98.8% of the initial loan group no. 1 balance, and 31 mortgaged real properties secure mortgage loans in loan group no. 2, representing 85.1% of the initial loan group no. 2 balance), during the 12-month period preceding the cut-off date, and

                                       54

     o    in the case of four (4) mortgaged real properties, securing 3.4% of the initial mortgage pool balance, of which three (3) mortgaged real properties secure mortgage loans in loan group no. 1, representing
          1.2% of the loan group no. 1 balance, and one (1) mortgaged real property secures a mortgage loan in loan group no. 2, representing
          14.3% of the initial loan group no. 2 balance, respectively, prior to the 12-month period preceding the cut-off date.

     In the case of the one (1) mortgaged real property referred to above (loan number 162), representing 0.1% of the initial mortgage pool balance and 0.7% of the initial loan group no. 2 balance, an environmental insurance policy has been obtained in lieu of conducting an environmental study.

     The environmental assessment conducted at any particular mortgaged real property did not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water was conducted in most instances only at multifamily rental properties and only when the originator of the related mortgage loan or the environmental consultant involved believed that such an analysis was warranted under the circumstances.

     The above-described environmental assessments may have identified various adverse or potentially adverse environmental conditions at the respective mortgaged real properties. If the particular condition is significant, it could result in a claim for damages by any party injured by that condition.

     With respect to the mortgaged real property identified on Annex A-1 to this offering prospectus as 1150 West Washington Street (which is part of the Shopko
Portfolio), the Phase I consultant recommended a file review be conducted to determine the impact, if any, of a historical on-site leaking underground storage tank (LUST) incident. That review indicated that the LUST incident stemmed from USTs that have since been removed from the subject property. The property owner enrolled in the Michigan's Underground Storage Tank Financial
Assurance Fund, and received reimbursement for site activities relating to cleanup of the LUST incident until 1995. Since that time, the owner has continued to address the LUST incident by operating a groundwater treatment system and conducting quarterly groundwater monitoring. Results from the quarterly monitoring indicate that concentrations of contaminants in off-site monitoring wells remain below statutory limits. In addition, the environmental consultant conducting the activities has indicated that if the on-site concentrations continue to decrease or remain stable, closure with a deed restriction will likely be obtained from the State in the near future.

     For a further discussion regarding the findings of the above-referenced environmental assessments and the responses to those findings, see "Description of the Mortgage Pool--Additional Loan and Property Information--Environmental
Reports" in this offering prospectus.

     The information provided by us in this offering prospectus regarding environmental conditions at the respective mortgaged real properties is based on the results of the environmental assessments referred to in this "--Lending on
Income-Producing Real Properties Entails Environmental Risks" subsection and has not been independently verified by us, the underwriters or any of our or their respective affiliates.

            There can be no assurance that the environmental assessments referred to above identified all environmental conditions and risks at, or that any environmental conditions will not have a material adverse effect on the value of or cash flow from, one or more of the mortgaged real properties securing the underlying mortgage loans.

     See "Risk Factors--Environmental Liabilities Will Adversely Affect the
Value and Operation of the Contaminated Property and May Deter a Lender from
Foreclosing" and "Legal Aspects of Mortgage Loans--Environmental Considerations"
in the accompanying base prospectus.

                                       55

LENDING ON INCOME-PRODUCING PROPERTIES ENTAILS RISKS RELATED TO PROPERTY
CONDITION

     Professional engineers or architects inspected all except for one (1) of the mortgaged real properties for the underlying mortgage loans. Two hundred eighty-six (286) of the mortgaged real properties, securing 96.7% of the initial mortgage pool balance, of which 254 mortgaged real properties secure mortgage loans in loan group no. 1, representing 99.0% of the initial loan group no. 1 balance, and 32 mortgaged real properties secure mortgage loans in loan group
no. 2, representing 85.7% of the initial loan group no. 2 balance, were inspected during the 12-month period preceding the cut-off date, and two (2) of the mortgaged real properties, securing 2.6% of the initial mortgage pool balance, of which one (1) mortgaged real property secures a mortgage loan in loan group no. 1, representing 0.3% of the initial loan group no. 1 balance, and one (1) mortgaged real property secures a mortgage loan in loan group no. 2, representing 14.3% of the initial loan group no. 2 balance, respectively, were inspected prior to the 12-month period preceding the cut-off date. One (1)
mortgaged real property, securing 0.7% of the initial mortgage pool balance and
0.8% of the initial loan group no. 1 balance, is secured by land and therefore required no property condition assessment. The scope of those inspections included an assessment of:

     o    the general condition of the exterior walls, roofing, interior construction, mechanical and electrical systems; and

     o    the general condition of the site, buildings and other improvements located at each mortgaged real property.

     There can be no assurance that the above-referenced inspections identified all risks related to property condition at the mortgaged real properties securing the underlying mortgage loans or that adverse property conditions, including deferred maintenance and waste, have not developed at any of the mortgaged real properties since that inspection.

     In some cases, the inspections identified, at origination of the related mortgage loan, conditions requiring escrows to be established for repairs or replacements or other work to be performed at the related mortgaged real property, in each case estimated to cost in excess of $100,000. In those cases, the originator generally required the related borrower or a sponsor of the borrower to fund reserves, or deliver letters of credit, guaranties or other instruments, to cover or partially cover these costs. There can be no assurance that, in any such case, the reserves established by the related borrower to cover the costs of required repairs, replacements or installations will be sufficient for their intended purpose or that the related borrowers will complete such repairs, replacements or installations which, in some cases, are necessary to maintain compliance with state or municipal regulations.

APPRAISALS PERFORMED ON MORTGAGED REAL PROPERTIES MAY NOT ACCURATELY REFLECT THE
RESPECTIVE VALUES OF THOSE MORTGAGED REAL PROPERTIES

     Any appraisal performed with respect to a mortgaged real property represents only the analysis and opinion of a qualified expert and is not a guarantee of present or future value. Different appraisers may reach different conclusions regarding the value of a mortgaged real property. Moreover, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. That amount could be significantly higher than the amount obtained from the sale of a mortgaged real property under a distress or liquidation sale. We cannot assure you that the information set forth in this offering prospectus regarding appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged real properties securing the underlying mortgage loans.

                                       56

TERRORISM INSURANCE COVERAGE ON THE MORTGAGED PROPERTIES MAY BE EXPENSIVE AND/OR
DIFFICULT TO OBTAIN

     After the terrorist attacks of September 11, 2001, the cost of insurance coverage for acts of terrorism increased and the availability of such insurance decreased. In response to this situation, Congress enacted the Terrorism Risk
Insurance Act of 2002, which was amended and extended by the Terrorism Risk
Insurance Extension Act of 2005, signed into law by President Bush on December
22, 2005. The Terrorism Risk Insurance Extension Act of 2005 requires that qualifying insurers offer terrorism insurance coverage in all property and casualty insurance policies on terms not materially different than terms applicable to other losses. The federal government covers 90% (85% for acts of terrorism occurring in 2007) of the losses from covered certified acts of terrorism on commercial risks in the United States only, in excess of a specified deductible amount calculated as a percentage of an affiliated insurance group's prior year premiums on commercial lines policies covering risks in the United States. This specified deductible amount is 17.5% of such premiums for losses occurring in 2006, and 20% of such premiums for losses occurring in 2007. Further, to trigger coverage under the Terrorism Risk
Insurance Extension Act of 2005, the aggregate industry property and casualty insurance losses resulting from an act of terrorism must exceed $5 million prior to April 2006, $50 million from April 2006 through December 2006, and $100 million for acts of terrorism occurring in 2007. The Terrorism Risk Insurance
Extension Act of 2005 now excludes coverage for commercial auto, burglary and theft, surety, professional liability and farm owners' multiperil. The Terrorism
Risk Insurance Extension Act of 2005 will expire on December 31, 2007.

     The Terrorism Risk Insurance Extension Act of 2005 applies only to losses resulting from attacks that have been committed by individuals on behalf of a foreign person or foreign interest, and does not cover acts of purely domestic terrorism. Further, any such attack must be certified as an "act of terrorism"
by the federal government, which decision is not subject to judicial review. As a result, insurers may continue to try to exclude from coverage under their policies losses resulting from terrorist acts not covered by the Terrorism Risk
Insurance Extension Act of 2005. Moreover, the deductible and copayment provisions under the Terrorism Risk Insurance Extension Act of 2005 still leave insurers with high potential exposure for terrorism-related claims. Because nothing in the act prevents an insurer from raising premium rates on policyholders to cover potential losses, or from obtaining reinsurance coverage to offset its increased liability, the cost of premiums for such terrorism insurance coverage is still expected to be high.

     With respect to each of the mortgaged real properties securing the mortgage loan that we intend to transfer to the issuing entity, the related borrower is required under the related mortgage loan documents to maintain comprehensive fire and extended perils casualty insurance, which may be provided under a blanket insurance policy. Generally, but not in all cases, the mortgage loans specifically require terrorism insurance, but in the case of some mortgage loans, such insurance may be required only to the extent it can be obtained for premiums less than or equal to a "cap" amount specified in the related loan documents, only if it can be purchased at commercially reasonable rates and/or only with a deductible at a certain threshold. With respect to those mortgage loans included in the series 2006-C4 securitization transaction that do not specifically require coverage for acts of terrorism, the related mortgage loan documents may permit the lender to require such insurance as is reasonable.
However, the related borrower may challenge whether maintaining insurance against acts of terrorism is reasonable in light of all the circumstances, including the cost.

     In the case of some of the mortgaged real properties securing mortgage loans that we intend to transfer to the issuing entity, the insurance covering any of such mortgaged real properties for acts of terrorism may be provided through a blanket policy that also covers properties unrelated to the series
2006-C4 securitization transaction. Acts of terrorism at those other properties could exhaust coverage under the blanket policy. No representation is made as to the adequacy of any such insurance coverage provided under a blanket policy, in light of the fact that multiple properties are covered by that policy.

     In the case of certain mortgage loans that we intend to transfer to the issuing entity, the requirement that terrorism insurance be obtained was waived.
In the case of certain other mortgage loans that we intend to transfer

                                       57

to the issuing entity, the borrower was not required to maintain terrorism insurance for the related mortgaged real property.

     If a borrower is required to maintain insurance for terrorist or similar acts that was not previously maintained, the borrower may incur higher costs for insurance premiums in obtaining such coverage which would have an adverse effect on the net cash flow of the related mortgaged real property. Further, if the federal insurance back-stop program referred to above is not extended or renewed, premiums for terrorism insurance coverage will likely increase and/or the terms of such insurance may be materially amended to enlarge stated
exclusions or to otherwise effectively decrease the scope of coverage available.
In addition, in the event that any mortgaged real property securing an underlying mortgage loan sustains damage as a result of an uninsured terrorist or similar act, such damaged mortgaged real property may not generate adequate cash flow to pay, and/or provide adequate collateral to satisfy, all amounts owing under such mortgage loan, which could result in a default on that mortgage loan and, potentially, losses on some classes of the series 2006-C4 certificates.

THE ABSENCE OR INADEQUACY OF INSURANCE COVERAGE ON THE MORTGAGED PROPERTIES MAY
ADVERSELY AFFECT PAYMENTS ON THE OFFERED CERTIFICATES

     The borrowers under the mortgage loans that we intend to transfer to the issuing entity are, with limited exception, required to maintain the insurance coverage described under "Description of the Mortgage Pool--Additional Loan and
Property Information--Hazard, Liability and Other Insurance" in this prospectus supplement. Some types of losses, however, may be either uninsurable or not economically insurable, such as losses due to riots or acts of war or terrorism or earthquakes. Furthermore, there is a possibility of casualty losses on a mortgaged real property for which insurance proceeds may not be adequate.
Consequently, there can be no assurance that each casualty loss incurred with respect to a mortgaged real property securing one of the underlying mortgage loans will be fully covered by insurance.

     Thirty-eight (38) mortgaged real properties, securing 20.7% of the initial mortgage pool balance, are located in seismic zones 3 and 4, which are areas that are considered to have a high earthquake risk. Thirty-four (34) of those 38 mortgaged real properties secure mortgage loans in loan group no. 1, representing 20.7% of the initial loan group no. 1 balance, and four (4) of those 38 mortgaged real properties secure mortgage loans in loan group no. 2, representing 20.7% of the initial loan group no. 2 balance. However, earthquake insurance is not necessarily required to be maintained by a borrower, even in the case of mortgaged real properties located in areas that are considered to have a high earthquake risk. Earthquake insurance is generally required only if the seismic report has concluded that probable maximum loss for the subject property is greater than 20% of the replacement cost of the improvements on the property and no retrofitting will be done to reduce that percentage below 20%.

     In addition, the southern and eastern coasts of the continental United
States have historically been at greater risk, than other areas, of experiencing losses due to windstorms, such as tropical storms or hurricanes. For purposes of this offering prospectus, we consider all areas within 20 miles of the coast from the southern tip of Texas to the northern border of North Carolina to have such a high windstorm risk. See "--Impact of Recent Hurricane Activity May
Adversely Affect the Performance of Mortgage Loans" below. Seventeen (17)
mortgaged real properties, securing 8.8% of the initial mortgage pool balance, are located in high windstorm risk areas. Sixteen (16) of those 17 mortgaged real properties secure mortgage loans in loan group no. 1, representing 10.4% of the initial loan group no. 1 balance, and one (1) of those 17 mortgaged real properties secures a mortgage loan in loan group no. 2, representing 0.7% of the initial loan group no. 2 balance.

     The standard fire and extended perils casualty insurance policies that borrowers under the mortgage loans are required to maintain typically do not cover flood or mold damage. Although certain mortgage loans may require borrowers to maintain additional flood insurance, there can be no assurance that such additional insurance will be sufficient to cover damage to a mortgaged real property in a heavily flooded area, such as was experienced in New Orleans,
Louisiana as a result of Hurricane Katrina.

                                       58

IMPACT OF RECENT HURRICANE ACTIVITY MAY ADVERSELY AFFECT THE PERFORMANCE OF
UNDERLYING MORTGAGE LOANS

     The damage caused by Hurricanes Katrina, Rita and Wilma and related windstorms, floods and tornadoes in areas of Louisiana, Mississippi, Texas and
Florida in August, September and October 2005 may adversely affect certain of the mortgaged real properties. Twenty-three (23) of the mortgaged real properties, which secure mortgage loans that represent 11.4% of the initial mortgage pool balance (of which 19 mortgaged real properties secure mortgage loans that represent 12.5% of the initial loan group no. 1 balance and four (4)
mortgaged real properties secure mortgage loans that represent 5.7% of the initial loan group no. 2 balance), are located in Louisiana, Mississippi, Texas and Florida. Although it is too soon to assess the full impact of Hurricanes
Katrina, Rita and Wilma on the United States and local economies, in the short term the effects of the storms are expected to have a material adverse effect on the local economies and income-producing real estate in the affected areas.
Areas affected by Hurricanes Katrina, Rita and Wilma have suffered severe flooding, wind and water damage, loss of population as a result of evacuations, contamination, gas leaks and fire and environmental damage, including mold damage. The devastation caused by Hurricanes Katrina, Rita and Wilma could lead to a general economic downturn, including increased oil prices, loss of jobs, regional disruptions in travel, transportation and tourism and a decline in real-estate related investments, in particular, in the areas most directly damaged by the storm. Specifically, there can be no assurance that displaced residents of the affected areas will return, that the economies in the affected areas will recover sufficiently to support income-producing real estate at pre-hurricane levels or that the costs of clean-up will not have a material adverse effect on the national economy. Because of the difficulty in obtaining information about the affected areas, it is not possible at this time to make a complete assessment of the extent and expected duration of the economic effects of Hurricanes Katrina, Rita and Wilma on the subject mortgaged real properties, the Southeast states and the United States as a whole.

THERE MAY BE RESTRICTIONS ON THE ABILITY OF A BORROWER, A LENDER OR ANY
TRANSFEREE THEREOF TO TERMINATE OR RENEGOTIATE PROPERTY MANAGEMENT AGREEMENTS
THAT ARE IN EXISTENCE WITH RESPECT TO SOME OF THE MORTGAGED REAL PROPERTIES

     In the case of some of the mortgage loans that we intend to transfer to the issuing entity, the property manager and/or the property management agreement in existence with respect to the related mortgaged real property cannot be terminated by the borrower or the lender, other than under the very limited circumstances set forth in that management agreement, and the terms of the property management agreement are not subject to negotiation. The terms of those property management agreements may provide for the granting of broad powers and discretion to the property manager with respect to the management and operation of the subject property including the right to set pricing or rates, hire and fire employees and manage revenues, operating accounts and reserves. In addition, the fees payable to a property manager pursuant to any property management agreement related to an underlying mortgage loan may be in excess of property management fees paid with respect to similar real properties for similar management responsibilities and may consist of a base fee plus an incentive fee (after expenses and a specified return to the property owner).
Further, those property management agreements (including with respect to the identity of the property manager) may be binding on transferees of the mortgaged real property, including a lender as transferee that succeeds to the rights of the borrower through foreclosure or acceptance of a deed in lieu of foreclosure, and any transferee of such lender. In addition, certain property management agreements contain provisions restricting the owner of the related mortgaged real property from mortgaging, or refinancing mortgage debt on, its interest in such property and/or from selling the subject mortgaged real property to specified entities that might provide business competition to or taint the reputation of the subject business enterprise or the property manager and/or its affiliates, and may require any transferees of the subject mortgaged real property to execute a recognition or nondisturbance agreement binding such entity to the foregoing terms. These restrictions may restrict the liquidity of the related mortgaged real property.

                                       59

THE MORTGAGED REAL PROPERTIES THAT SECURE SOME MORTGAGE LOANS IN THE SERIES
2006-C4 SECURITIZATION TRANSACTION ALSO SECURE ONE OR MORE RELATED MORTGAGE
LOANS THAT WILL NOT BE TRANSFERRED TO THE ISSUING ENTITY; THE INTERESTS OF THE
HOLDERS OF THOSE RELATED MORTGAGE LOANS MAY CONFLICT WITH YOUR INTERESTS

     The ShopKo Portfolio underlying mortgage loan, which represents 8.8% of the initial mortgage pool balance and 10.6% of the initial loan group no. 1 balance, is part of an aggregate debt in the amount of $545,655,010, evidenced by six (6)
promissory notes and secured by the portfolio of mortgaged real properties identified on Annex A-1 to this offering prospectus as the ShopKo Portfolio. The
ShopKo Portfolio underlying mortgage loan is evidenced by two (2) of those promissory notes. The other four (4) promissory notes will not be included in the series 2006-C4 securitization transaction. Each of those four (4) other promissory notes represents a separate debt obligation of the related borrowers and is treated as a separate mortgage loan. The ShopKo Portfolio underlying mortgage loan and the debt obligations evidenced by the four (4) promissory notes that will not be included in the series 2006-C4 securitization transaction constitute a loan combination. Pursuant to a co-lender agreement, (a) the holders of mortgage loans representing more than 50% of the total principal balance of the entire ShopKo Portfolio loan combination, acting together, will be entitled to advise, direct and/or consult with the applicable servicer regarding various servicing matters, including foreclosures and workouts, affecting the ShopKo Portfolio loan combination; and (b) the holders of mortgage loans representing more than 50% of the total principal balance of the ShopKo
Portfolio mortgage loans not included in the series 2006-C4 securitization transaction will be entitled to replace the applicable special servicer (without cause) with respect to the ShopKo Portfolio loan combination. In addition, any holder of a ShopKo Portfolio mortgage loan that has not been transferred to the issuing entity will have an option to purchase the ShopKo Portfolio underlying mortgage loan from the issuing entity (provided that holder purchase all of the
ShopKo Portfolio mortgage loans) under various default scenarios. In some cases, those rights and powers may be assignable or may be exercised through a representative or designee, which representative will, in the case of the ShopKo
Portfolio underlying mortgage loan, in connection with exercising the right described in clause (1) of the second preceding sentence, be the series 2006-C4 controlling class representative pursuant to the series 2006-C4 pooling and servicing agreement.

     The Wimbledon Place Apartments underlying mortgage loan, which represents
0.3% of the initial mortgage pool balance and 2.0% of the loan group no. 2 balance, is part of a loan combination that includes one other mortgage loan
(not included in the series 2006-C4 securitization transaction) that is secured by the same mortgage instrument encumbering the same mortgaged real property as is the subject underlying mortgage loan. Pursuant to a co-lender, intercreditor or similar agreement, the holder of the Wimbledon Place Apartments mortgage loan not included in the series 2006-C4 securitization transaction will be entitled to purchase the Wimbledon Place Apartments underlying mortgage loan under various default scenarios and, during the purchase option period, to prevent (by withholding its consent to) various waivers, amendments and modifications of the
Wimbledon Place Apartments loan combination. In some cases, those rights and powers may be assignable or may be exercised through a representative or a designee.

     In connection with exercising any of the foregoing rights afforded to it, the holder of a ShopKo Portfolio or Wimbledon Place Apartments mortgage loan not included in the series 2006-C4 securitization transaction (or, if applicable, any representative, designee or assignee thereof with respect to the particular right) will likely not be an interested party with respect to the series 2006-C4 securitization transaction, will have no obligation to consider the interests of, or the impact of exercising such rights on, the series 2006-C4 certificateholders and may have interests that conflict with your interests. If any ShopKo Portfolio or Wimbledon Place Apartments mortgage loan not included in the series 2006-C4 securitization transaction is included in a separate securitization, then the representative, designee or assignee exercising any of the rights of the holder of that other mortgage loan may be a securityholder, an operating advisor, a controlling class representative or other comparable party or a servicer from that other securitization. You should expect that the holder or beneficial owner of a ShopKo Portfolio or Wimbledon Place Apartments mortgage loan not included in the series 2006-C4 securitization transaction will exercise its rights and powers to protect its own economic interests, and it will not be liable to the

                                       60

series 2006-C4 certificateholders for so doing. See "Description of the Mortgage
Pool--The Loan Combinations" in this offering prospectus for a more detailed description of the related co-lender arrangement and the priority of payments among the mortgage loans comprising each of the ShopKo Portfolio loan combination and the Wimbledon Place Apartments loan combination. Also, see "The
Series 2006-C4 Pooling and Servicing Agreement--The Series 2006-C4 Controlling
Class Representative and the Non-Trust Loan Noteholders" and "--Replacement of
the Special Servicer" in this offering prospectus for a more detailed description of certain of the foregoing rights of the respective holders of the mortgage loans comprising each of the ShopKo Portfolio loan combination and the
Wimbledon Place Apartments loan combination. See also "Risk Factors--With
Respect to Certain Mortgage Loans Included in Our Trusts, the Mortgaged Property
or Properties that Secure the Subject Mortgage Loan in the Trust Also Secure One
or More Related Mortgage Loans That Are Not in the Trust; The Interests of the
Holders of Those Non-Trust Mortgage Loans May Conflict with Your Interests" in the accompanying base prospectus.

     Some provisions contained in the ShopKo Portfolio or Wimbledon Place
Apartments co-lender, intercreditor or similar agreement restricting another lender's actions may not be enforceable by the trustee on behalf of the issuing entity. If, in the event of the related borrower's bankruptcy, a court refuses to enforce certain restrictions against another lender, such as provisions whereby such other lender has agreed not to take direct actions with respect to the related debt, including any actions relating to the bankruptcy of the related borrower, or not to vote a mortgagee's claim with respect to a bankruptcy proceeding, there could be resulting delays in the trustee's ability to recover with respect to the related borrower. See "Risk Factors--Certain
Aspects of Co-Lender, Intercreditor and Similar Agreements Executed in
Connection with Mortgage Loans Underlying Your Offered Certificates May be
Unenforceable" in the accompanying base prospectus.

CONFLICTS OF INTEREST MAY EXIST IN CONNECTION WITH CERTAIN PREVIOUS OR EXISTING
RELATIONSHIPS OF A SPONSOR FOR THE SERIES 2006-C4 SECURITIZATION TRANSACTION OR
AN AFFILIATE THEREOF TO CERTAIN OF THE UNDERLYING MORTGAGE LOANS, RELATED
BORROWERS OR RELATED MORTGAGED REAL PROPERTIES

     Certain of the underlying mortgage loans may have been refinancings of debt previously held by a sponsor for the series 2006-C4 securitization transaction or an affiliate thereof, or a sponsor or its respective affiliates may have or have had equity investments in the borrowers or mortgaged real properties relating to certain of the mortgage loans that we intend to transfer to the issuing entity. In addition, a sponsor and its affiliates may have made and/or may make loans to, or equity investments in, or may otherwise have or have had business relationships with, affiliates of the borrowers under the mortgage loans in the series 2006-C4 securitization transaction. Further, a sponsor and/or its affiliates may have had or may have (currently or at a future time) a managing or non-managing ownership interest in certain of the borrowers under the mortgage loans in the series 2006-C4 securitization transaction.

     In the foregoing cases, the relationship of a sponsor or an affiliate to, or the ownership interest of the mortgage loan seller or an affiliate in, the borrower under any mortgage loan to be included in the series 2006-C4 securitization transaction or a borrower affiliate may have presented a conflict of interest in connection with the underwriting and origination of that underlying mortgage loan. There can be no assurance that there are not other underlying mortgage loans that involve the related sponsor or its affiliates in a manner similar to those described above.

LIMITATIONS ON ENFORCEABILITY OF CROSS-COLLATERALIZATION MAY REDUCE ITS BENEFITS

     The mortgage pool will include mortgage loans that are secured, including through cross-collateralization with other mortgage loans, by multiple mortgaged real properties. These mortgage loans are identified in the tables contained in
Annex A-1 to this offering prospectus. The purpose of securing any particular mortgage loan or group of cross-collateralized mortgage loans with multiple real properties is to reduce the risk of default or

                                       61

ultimate loss as a result of an inability of any particular property to generate sufficient net operating income to pay debt service. However, some of these mortgage loans may permit--

     o    the release of one or more of the related mortgaged real properties from the related mortgage lien, and/or

     o    a full or partial termination of the applicable
          cross-collateralization,

in each case, upon the satisfaction of the conditions described under
"Description of the Mortgage Pool--Terms and Conditions of the Underlying
Mortgage Loans" and "--Substitution and Release of Real Property Collateral" in
this offering prospectus.

     In addition, in the case of the underlying mortgage loan identified on
Annex A-1 to this offering prospectus as Shopko Portfolio, representing 8.8% of the initial mortgage pool balance and 10.6% of the initial loan group no. 1 balance, and the underlying mortgage loan identified on Annex A-1 to this offering prospectus as Reckon II Office Portfolio, representing 3.2% of the initial mortgage pool balance and 3.8% of the initial loan group no. 1 balance, the related loan documents permit property substitutions, thereby changing the real property collateral, as described under "Description of the Mortgage
Pool--Substitution and Release of Real Property Collateral" in this offering prospectus.

     If the borrower under any mortgage loan that is cross-collateralized with the mortgage loans of other borrowers were to become a debtor in a bankruptcy case, the creditors of that borrower or the representative of that borrower's bankruptcy estate could challenge that borrower's pledging of the underlying mortgaged real property as a fraudulent conveyance. See "Risk Factors--Some
Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be
Challenged as Being Unenforceable--Cross-Collateralization Arrangements" in the
accompanying base prospectus.

     In addition, when multiple real properties secure an individual mortgage loan or group of cross-collateralized mortgage loans, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of that individual mortgage loan or group of cross-collateralized mortgage loans, generally to avoid recording tax. This mortgage amount may equal the appraised value or allocated loan amount for the mortgaged real property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan or group of cross-collateralized mortgage loans.

INVESTORS MAY WANT TO CONSIDER PRIOR BANKRUPTCIES

     We are not aware of any mortgage loans that we intend to transfer to the issuing entity where the related borrower, a controlling principal in the related borrower or a guarantor has been a party to prior bankruptcy proceedings within the last 10 years. However, there is no assurance that principals or affiliates of borrowers have not been a party to bankruptcy proceedings. See
"Risk Factors--Borrower Bankruptcy Proceedings Can Delay and Impair Recovery on
a Mortgage Loan Underlying Your Offered Certificates" in the accompanying base prospectus.

     In addition, certain tenants at some of the underlying mortgaged real properties are a party to a bankruptcy proceeding. Other tenants may, in the future, be a party to a bankruptcy proceeding.

                                       62

LITIGATION MAY ADVERSELY AFFECT PROPERTY PERFORMANCE

     There may be pending or threatened legal proceedings against the borrowers and/or guarantors under the underlying mortgage loans, the managers of the related mortgaged real properties and their respective affiliates, arising out of the ordinary business of those borrowers, managers and affiliates. We cannot assure you that litigation will not have a material adverse effect on your investment. See "Risk Factors--Litigation and Other Legal Proceedings May
Adversely Affect a Borrower's Ability to Repay Its Mortgage Loan" in the
accompanying base prospectus.

THE UNDERWRITTEN NET CASH FLOW DEBT SERVICE COVERAGE RATIOS AND/OR LOAN-TO-VALUE
RATIOS FOR CERTAIN OF THE UNDERLYING MORTGAGE LOANS HAVE BEEN ADJUSTED IN
CONSIDERATION OF A CASH HOLDBACK OR A LETTER OF CREDIT OR BASED ON A STABILIZED
APPRAISED VALUE

     With respect to 11 mortgage loans that we intend to transfer to the issuing entity (loan numbers 8, 9, 10, 11, 23, 26, 28, 37, 38, 72 and 120), which collectively represent 7.8% of the initial mortgage pool balance and 9.4% of the initial loan group no. 1 balance, the underwritten net cash flow debt service coverage ratios have, and with respect to one (1) of those 11 mortgage loans
(loan number 26), representing 1.2% of the initial mortgage pool balance and
1.4% of the initial loan group no. 1 balance, the cut-off date loan-to-value ratio and the maturity date/ARD loan-to-value ratio have, been calculated and/or presented on an adjusted basis that (a) takes into account various assumptions regarding the financial performance of the related mortgaged real property that are consistent with the respective performance related criteria required to obtain the release of a cash holdback or letter of credit which serves as additional collateral or otherwise covers losses to a limited extent and/or (b)
reflects an application of that cash holdback or letter of credit to pay down the subject mortgage loan, with (if applicable) a corresponding reamortization of the monthly debt service payment. With respect to two (2) mortgage loans that we intend to transfer to the issuing entity (loan numbers 37 and 76), representing 1.4% of the initial mortgage pool balance and 1.6% of the initial loan group no. 1 balance, the cut-off date loan-to-value ratio and the maturity date/ARD loan-to-value ratio have been calculated using the "as-stabilized"
appraised value rather than the "as-is" appraised value. IF THE RELATED CASH
HOLDBACKS, LETTERS OF CREDIT, FINANCIAL PERFORMANCE ASSUMPTIONS OR STABILIZED
APPRAISED VALUES WERE NOT TAKEN INTO ACCOUNT IN CALCULATING DEBT SERVICE
COVERAGE RATIOS AND/OR LOAN-TO-VALUE RATIOS FOR ANY OF THESE 12 UNDERLYING
MORTGAGE LOANS REFERRED TO ABOVE IN THIS PARAGRAPH THEN: (A) THE UNDERWRITTEN
NET CASH FLOW DEBT SERVICE COVERAGE RATIOS FOR THE MORTGAGE POOL WOULD RANGE
FROM 0.85X TO 2.52X, WITH A WEIGHTED AVERAGE OF 1.33X; (B) THE CUT-OFF DATE
LOAN-TO-VALUE RATIOS OF THE MORTGAGE POOL WOULD RANGE FROM 39.05% TO 105.35%,
WITH A WEIGHTED AVERAGE OF 72.21%; (C) THE MATURITY DATE/ARD LOAN-TO-VALUE
RATIOS OF THE MORTGAGE POOL WOULD RANGE FROM 38.07% TO 92.34%, WITH A WEIGHTED
AVERAGE OF 64.46%; (D) THE UNDERWRITTEN NET CASH FLOW DEBT SERVICE COVERAGE
RATIOS FOR LOAN GROUP NO. 1 WOULD RANGE FROM 0.85X TO 2.52X, WITH A WEIGHTED
AVERAGE OF 1.34X; (E) THE CUT-OFF DATE LOAN-TO-VALUE RATIOS OF LOAN GROUP NO. 1
WOULD RANGE FROM 39.05% TO 105.35%, WITH A WEIGHTED AVERAGE OF 72.43%; (F) THE
MATURITY DATE/ARD LOAN-TO-VALUE RATIOS OF LOAN GROUP NO. 1 WOULD RANGE FROM
38.07% TO 92.34%, WITH A WEIGHTED AVERAGE OF 64.51%; (G) THE UNDERWRITTEN NET
CASH FLOW DEBT SERVICE COVERAGE RATIOS FOR LOAN GROUP NO. 2 WOULD RANGE FROM
1.15X TO 1.94X WITH A WEIGHTED AVERAGE OF 1.27X; (H) THE CUT-OFF DATE
LOAN-TO-VALUE RATIOS OF LOAN GROUP NO. 2 WOULD RANGE FROM 48.15% TO 79.17%, WITH
A WEIGHTED AVERAGE OF 71.15%; AND (I) THE MATURITY DATE/ARD LOAN-TO-VALUE RATIOS
OF LOAN GROUP 2 WOULD RANGE FROM 40.98% TO 72.28%, WITH A WEIGHTED AVERAGE OF
64.24%. WEIGHTED AVERAGE UNDERWRITTEN NET CASH FLOW DEBT SERVICE COVERAGE RATIO,
CUT-OFF DATE LOAN-TO-VALUE RATIO AND MATURITY DATE/ARD LOAN-TO-VALUE RATIO
INFORMATION FOR THE MORTGAGE POOL (OR PORTIONS THEREOF THAT CONTAIN ANY OF THOSE
12 UNDERLYING MORTGAGE LOANS) SET FORTH IN THIS OFFERING PROSPECTUS REFLECT THE
RESPECTIVE ADJUSTMENTS REFERENCED ABOVE.

                                       63

               CAPITALIZED TERMS USED IN THIS OFFERING PROSPECTUS

     From time to time we use capitalized terms in this offering prospectus, including in Annexes A-1, A-2, A-3, A-4, A-5, A-6 and B to this offering prospectus. In cases where a particular capitalized term is frequently used, it will have the meaning assigned to it in the glossary attached to this offering prospectus.

                           FORWARD-LOOKING STATEMENTS

     This offering prospectus and the accompanying base prospectus include the words "expects," "intends," "anticipates," "estimates" and similar words and expressions. These words and expressions are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. These risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering.
The forward-looking statements made in this offering prospectus are accurate as of the date stated on the cover of this offering prospectus. We have no obligation to update or revise any forward-looking statement.

                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

     The assets of the issuing entity, which we collectively refer to in this offering prospectus as the "trust fund", will primarily consist of a pool of multifamily and commercial mortgage loans. Upon initial issuance of the series
2006-C4 certificates, we intend to include the 166 mortgage loans identified on
Annex A-1 to this offering prospectus in the trust fund. The mortgage pool consisting of those mortgage loans will have an Initial Mortgage Pool Balance of
$2,263,536,038. However, the actual Initial Mortgage Pool Balance may be as much as 5% smaller or larger than that amount if any of those mortgage loans are removed from the mortgage pool or any other mortgage loans are added to the mortgage pool. See "--Changes in Mortgage Pool Characteristics" below.

     For purposes of calculating distributions on certain classes of the offered certificates, the pool of mortgage loans backing the series 2006-C4 certificates will be divided into a loan group no. 1 and a loan group no. 2.

     Loan group no. 1 will consist of 134 mortgage loans, with an Initial Loan
Group No. 1 Balance of $1,878,218,471 and representing approximately 83.0% of the Initial Mortgage Pool Balance, that are secured by the various property types that constitute collateral for those mortgage loans.

     Loan group no. 2 will consist of 32 mortgage loans, with an Initial Loan
Group No. 2 Balance of $385,317,567 and representing approximately 17.0% of the
Initial Mortgage Pool Balance, that are secured by multifamily properties.

     The "Initial Mortgage Pool Balance" will equal the total cut-off date principal balance of the underlying mortgage loans; the "Initial Loan Group No.
1 Balance" will equal the total cut-off date principal balance of the underlying mortgage loans in loan group no. 1; and the "Initial Loan Group No. 2 Balance"
will equal the total cut-off date principal balance of the underlying mortgage loans in loan group no. 2. The cut-off date principal balance of any underlying mortgage loan is equal to its unpaid principal balance as of the cut-off date, after application of all monthly debt service payments due with respect to that mortgage loan on or before that date, whether or not those payments were received. We will transfer each of the underlying mortgage loans, at its

                                       64

respective cut-off date principal balance, to the issuing entity. The cut-off date principal balance of each mortgage loan that we intend to transfer to the issuing entity is shown on Annex A-1 to this offering prospectus. Those cut-off date principal balances range from $721,000 to $200,000,000, and the average of those cut-off date principal balances is $13,635,759.

     Each of the mortgage loans that we intend to transfer to the issuing entity is an obligation of the related borrower to repay a specified sum with interest.
Each of those mortgage loans is evidenced by a promissory note and secured by a mortgage, deed of trust or other similar security instrument that creates a mortgage lien on the fee simple and/or leasehold interest of the related borrower or another party in one or more commercial or multifamily real properties. That mortgage lien will, in all cases, be a first priority lien, subject only to Permitted Encumbrances.

     You should consider each of the underlying mortgage loans to be a nonrecourse obligation of the related borrower. In the event of a payment default by the related borrower, recourse will be, or you should expect recourse to be, limited to the corresponding mortgaged real property or properties (and any reserves, letters of credit or other additional collateral for the mortgage loan) for satisfaction of that borrower's obligations. In those cases where recourse to a borrower or guarantor is permitted under the related loan documents, we have not undertaken an evaluation of the financial condition of any of these persons. None of the underlying mortgage loans will be insured or guaranteed by any governmental agency or instrumentality.

     We provide in this offering prospectus a variety of information regarding the mortgage loans that we intend to include in the trust fund. When reviewing this information, please note that:

     o    All numerical information provided with respect to the underlying mortgage loans is provided on an approximate basis.

     o    All weighted average information provided with respect to the underlying mortgage loans or any sub-group thereof reflects a weighting based on their respective cut-off date principal balances.

     o    When information with respect to mortgaged real properties is expressed as a percentage of the Initial Mortgage Pool Balance, the
          Initial Loan Group No. 1 Balance or the Initial Loan Group No. 2
          Balance, the percentages are based upon the cut-off date principal balances of the related underlying mortgage loans or allocated portions of those balances.

     o    Unless specifically indicated otherwise (for example, with respect to loan-to-value and debt service coverage ratios and cut-off date balances per unit of mortgaged real property, in which cases, each
          ShopKo Portfolio Non-Trust Loan is taken into account), statistical information presented in this offering prospectus with respect the
          ShopKo Portfolio Mortgage Loan excludes the ShopKo Portfolio Non-Trust
          Loans.

     o    Unless specifically indicated otherwise, statistical information presented in this offering prospectus with respect to the Wimbledon
          Place Apartments Mortgage Loan excludes the Wimbledon Place Apartments
          Non-Trust Loan.

     o    If any of the underlying mortgage loans is secured by multiple mortgaged real properties, a portion of that mortgage loan has been allocated to each of those properties for purposes of providing various statistical information in this offering prospectus.

     o    The general characteristics of the entire mortgage pool backing the offered certificates are not necessarily representative of the general characteristics of either loan group no. 1 or loan group no. 2. The yield and risk of loss on any class of offered certificates may depend on, among other

                                       65

          things, the composition of each of loan group no. 1 and loan group no.
          2. The general characteristics of each such loan group should also be analyzed when making an investment decision.

     o    Whenever loan-level information, such as loan-to-value ratios or debt service coverage ratios, is presented in the context of the mortgaged real properties, the loan level statistic attributed to a mortgaged real property is the same as the statistic for the related underlying mortgage loan.

     o    Whenever we refer to a particular underlying mortgage loan or mortgaged real property by name, we mean the underlying mortgage loan or mortgaged real property, as the case may be, identified by that name on Annex A-1 to this offering prospectus. Whenever we refer to a particular underlying mortgage loan by loan number, we are referring to the underlying mortgage loan identified by that loan number on
          Annex A-1 to this offering prospectus.

     o    Statistical information regarding the underlying mortgage loans may change prior to the Issue Date due to changes in the composition of the mortgage pool prior to that date, and the Initial Mortgage Pool
          Balance may be as much as 5% larger or smaller than indicated.

CROSS-COLLATERALIZED MORTGAGE LOANS AND MULTIPLE PROPERTY MORTGAGE LOANS

     The mortgage pool will include 19 mortgage loans, representing 4.9% of the
Initial Mortgage Pool Balance, of which 15 of the mortgage loans are in loan group no. 1, representing 4.4% of the Initial Loan Group No. 1 Balance and four
(4) mortgage loans are in loan group no. 2, representing 7.5% of the Initial
Loan Group No. 2 Balance, respectively, that are, in each case, cross-collateralized and cross-defaulted with one or more other underlying mortgage loans.

     The mortgage pool will also include seven (7) mortgage loans, representing
17.0% of the Initial Mortgage Pool Balance, of which six (6) of the mortgage loans are in loan group no. 1, representing 19.8% of the Initial Loan Group No.
1 Balance and one (1) of the mortgage loans in loan group no. 2, representing
3.2% of the Initial Loan Group No. 2 Balance, that are, in each case, without regard to any cross-collateralization with any other underlying mortgage loan, secured by two or more mortgaged real properties.

     The amount of the mortgage lien encumbering any particular one of the related mortgaged real properties may be less than the full amount of the subject Multiple Property Mortgage Loan or Crossed Group, as the case may be, generally to minimize mortgage recording tax. The mortgage amount may be an amount based on the appraised value or allocated loan amount for the particular mortgaged real property. This would limit the extent to which proceeds from that property would be available to offset declines in value of the other mortgaged real properties securing the same Multiple Property Mortgage Loan or Crossed
Group, as the case may be.

                                       66

     The following table identifies the various individual Multiple Property
Mortgage Loans and Crossed Groups that we will include in the trust fund.

 CROSS-COLLATERALIZED MORTGAGE LOAN GROUPS AND MULTIPLE PROPERTY MORTGAGE LOANS

                                                                                               % OF INITIAL     % OF INITIAL
                                             MULTIPLE PROPERTY       LOAN     CUT-OFF DATE       MORTGAGE    LOAN GROUP NO. 1/2
LOAN/PROPERTY NAME(S)                   MORTGAGE LOAN/CROSSED GROUP  GROUP  PRINCIPAL BALANCE  POOL BALANCE        BALANCE
--------------------------------------  ---------------------------  -----  -----------------  ------------  ------------------

1.  ShopKo Portfolio                         Multiple Property         1       $200,000,000         8.8%           10.6%
2.  Reckson II Office Portfolio              Multiple Property         1         72,000,000         3.2             3.8
3.  Great Wolf Resorts Portfolio             Multiple Property         1         63,000,000         2.8             3.4
4.  SpringHill Suites - North Shore            Crossed Group           1         19,762,500         0.9             1.1
    Holiday Inn Express - South Side           Crossed Group           1          9,487,500         0.4             0.5
    Holiday Inn Express - Bridgeville          Crossed Group           1          4,670,000         0.2             0.2
    Comfort Inn - Meadowlands                  Crossed Group           1          4,350,000         0.2             0.2
5.  Sara Road 300                              Crossed Group           1          9,615,000         0.4             0.5
    JCG III                                    Crossed Group           1          7,623,000         0.3             0.4
    Liberty Business Park                      Crossed Group           1          6,763,000         0.3             0.4
    Sara Road 80                               Crossed Group           1          6,340,000         0.3             0.3
    JCG V                                      Crossed Group           1          4,131,000         0.2             0.2
    6100 Center                                Crossed Group           1          1,510,000         0.1             0.1
    Beverly Terrace                            Crossed Group           1          1,297,000         0.1             0.1
    JCG IV                                     Crossed Group           1            721,000         0.0(1)          0.0(1)
6.  Beau Rivage Apartments 192                 Crossed Group           2          8,879,000         0.4             2.3
    Beau Rivage Apartments 132                 Crossed Group           2          5,846,000         0.3             1.5
7.  Autumnwood Apartments                      Crossed Group           2          7,063,125         0.3             1.8
    Silvercreek Apartments                     Crossed Group           2          7,063,125         0.3             1.8
8.  Marriott Fairfield Inn & Suites
    Alpharetta Portfolio                     Multiple Property         1         13,257,089         0.6             0.7
9.  Stonehenge Apartments                    Multiple Property         2         12,305,040         0.5             3.2
10. Marriott Fairfield Inn & Suites
    Buckhead Portfolio                       Multiple Property         1         11,679,815         0.5             0.6
11. Marriott Fairfield Inn & Suites
    Atlanta Portfolio                        Multiple Property         1         11,589,970         0.5             0.6
12. United Supermarket - Lubbock, TX           Crossed Group           1          3,583,130         0.2             0.2
    Advance Auto Parts - Cleveland, OH         Crossed Group           1          1,120,980         0.0(1)          0.1
    Advance Auto Parts - Denton
    Township, MI                               Crossed Group           1          1,015,890         0.0(1)          0.1

----------
(1)  Represents less than 0.1% of the Initial Mortgage Pool Balance or Initial
     Loan Group No. 1/2 Balance.

     For a discussion regarding the possible release and/or substitution of any mortgaged real property securing a Multiple Property Mortgage Loan or a Crossed
Group, see "--Substitution and Release of Real Property Collateral" below.

SUBSTITUTION AND RELEASE OF REAL PROPERTY COLLATERAL

     Certain of the Multiple Property Mortgage Loans and Crossed Groups that we intend to include in the trust fund entitle the related borrowers to obtain a release of one or more of the corresponding mortgaged real properties from the related lien and/or a corresponding termination of the related cross-collateralization arrangement, subject, in each case, to the fulfillment of one or more of the following conditions, among others:

                                       67

     o    the pay down or defeasance of the mortgage loan(s) in an amount equal to a specified percentage, which is usually 100% to 125%, of the portion of the total loan amount allocated to the property or properties to be released;

     o    the satisfaction of debt service coverage and/or loan-to-value tests for the property or properties that will remain as collateral for the subject mortgage loan(s); and/or

     o    receipt by the lender of confirmation from each applicable rating agency that the action will not result in a qualification, downgrade or withdrawal of any of the then-current ratings of the offered certificates.

     The loan documents for one (1) group of cross-collateralized and cross-defaulted mortgage loans that we intend to include in the trust fund, which is comprised of four (4) mortgage loans in loan group no. 1 that collectively represent 1.7% of the initial mortgage pool balance and 2.0% of the
Initial Loan Group No. 1 Balance, respectively, entitle the related borrower(s)
to obtain a corresponding termination of the subject cross-collateralization, subject to certain conditions, including, without limitation, (a) no event of default has occurred and is continuing and (b) the 12 month trailing debt service coverage ratio with respect to each related mortgaged real property is not less than 1.35x (except that the mortgaged real property identified in Annex
A-1 of the offering prospectus as Holiday Inn Express--Bridgeville mortgaged real property must maintain a debt service coverage ratio of 1.40x) at actual loan constant of 7.64%, as reasonably determined by lender.

     In the case of the ShopKo Portfolio Mortgage Loan, the related borrower may obtain a release of any of the related mortgaged real properties by substituting another retail property of like kind and quality, subject to satisfaction of the following conditions, among others: (a) the aggregate combined amount (by square foot) of rentable space (expressed as a percentage of the total rentable space)
that can be substituted may not exceed 20% in any one calendar year and 30% over the term of the related operating leases at the ShopKo Portfolio mortgaged real properties; (b) based on a current appraisal of the replaced property and the substitute property, the appraised value of the substitute property must be equal to or greater than the appraised value of the replaced property as of origination and immediately prior to the date of proposed substitution; (c)
based on a certificate of the related borrower, together with other evidence that would be satisfactory to a prudent institutional mortgage loan lender, after the substitution of a substitute property and the release of the replaced property, the debt service coverage ratio for the 12 full calendar months immediately preceding the date of the substitution with respect to all properties remaining subject to the lien of the related mortgage instrument after the substitution will be equal to or greater than the (i) debt service coverage ratio for the 12 full calendar months immediately preceding the origination date and (ii) debt service coverage ratio for the 12 full calendar months immediately preceding the substitution (including the replaced property and excluding the substitute property); (d) after individual properties with an aggregate square footage of at least ten percent (10%) of the original square footage demised under the related operating leases have been released, if the
ShopKo Portfolio Mortgage Loan is part of a securitization, the lender shall have received confirmation in writing from the rating agencies to the effect that such release and substitution will not result in a withdrawal, qualification or downgrade of the respective ratings in effect immediately prior to such release and substitution for the securities issued in connection with the securitization that are then outstanding; (e) the lender has received evidence that the store-level profitability as set forth in the P&L report of the substitute property is equal to or greater than the store-level profitability of the replaced property as set forth in the P&L report for the immediately preceding 12-month period; and (f) no event of default shall have occurred and be continuing and borrower shall be in compliance in all material respects with all terms and conditions set forth in the loan documents.

     In the case of the Reckson II Office Portfolio underlying mortgage loan, which represents 3.2% of the Initial Mortgage Pool Balance and 3.8% of the
Initial Loan Group No. 1 Balance, the related loan documents permit the borrower to obtain the release of an individual property from the lien of the mortgage by simultaneously substituting another property for the released property, subject to the satisfaction of certain

                                       68

conditions, including, among other things, that: (i) no substitution will be permitted until the date after which defeasance is permitted has passed or if any event of default has occurred; (ii) confirmation must be obtained from the applicable rating agencies that the then current ratings of the offered certificates will not be downgraded, withdrawn or qualified as a result of the substitution; (iii) the related borrower must deliver to the lender a current appraisal for the substitute property and a current appraisal for the released property; (iv) the debt service coverage ratio must be equal to or greater than the greater of (A) 95% of the debt-service-coverage ratio for the properties immediately prior to the substitution and (B) 1.50x; (v) the loan-to-value ratio may not be in excess of the lesser of (X) 105% of the loan-to-value ratio for the properties immediately prior to the substitution and (Y) 55%; and (vi) after giving effect to the substitution, the geographic concentrations and general use of the properties may not have materially changed. The borrower is not permitted more than three (3) substitutions during the entire term of the Reckson II
Office Portfolio underlying mortgage loan, and the aggregate allocated loan amounts of the released properties for all substitutions during the entire term of the Reckson II Office Portfolio underlying mortgage loan may not exceed 35%
of the original principal balance of the Reckson II Office Portfolio underlying mortgage loan.

     Also in the case of the Reckson II Office Portfolio underlying mortgage loan, the loan documents provide for the release of any one or more properties upon a sale of such property to a bona fide third-party purchaser, subject to the satisfaction of certain conditions, including among others, that (i) no event of default has occurred and is continuing, (ii) the debt-service-coverage ratio of the remaining properties is equal to or greater than the greater of (A)
95% of the properties calculated immediately prior to the partial release and
(B) 1.50x, and (iii) the loan must be partially defeased in the amount of 110%
of the allocated loan amount for the released property as a condition to such release. In addition to the foregoing, with respect to the mortgaged real property identified as the 55 Charles Lindberg property, a portion of such property consisting of approximately 6.555 acres may be released without the payment of any release price or defeasance upon satisfaction of certain conditions, including, among others, that (a) the release partial is legally subdivided, (b) the release parcel may not be owned by any borrower of the
Reckson II Office Portfolio underlying mortgage loan, and (c) the existing ground lease with respect to the 55 Charles Lindberg mortgaged real property must be amended to remove the released portion and there shall be a pro rata reduction in the ground lease rent.

     In the case of one (1) mortgage loan that we intend to include in the trust fund, representing 5.9% of the Initial Mortgage Pool Balance and 7.1% of the
Initial Loan Group No. 1 Balance, the loan documents provide for the release of a portion of the related mortgaged property consisting of a surface parking lot containing 317 parking spaces in connection with the development of a parking garage and other improvements on the released parcel upon satisfaction of certain conditions as set forth in the loan documents, including, without limitation: (i) the to be built parking garage shall contain no less than 317 parking spaces or a greater number of spaces in order to comply with applicable parking requirements which are dedicated for the exclusive use of the remaining mortgaged property; (ii) the delivery of an endorsement to the lender's title insurance policy insuring that lender will continue to have a first lien against the remaining property; and (iii) the remaining property shall not be in violation of any zoning, land use, subdivision, or other law, statute, ordinance, rule, regulation, or requirement of any governmental authority having jurisdiction, including, but not limited to, any applicable setback or parking requirement or render all or any part of the remainder of the property a nonconforming use thereunder.

     In the case of one (1) mortgage loan that we intend to include in the trust fund, representing 2.8% of the Initial Mortgage Pool Balance and 3.4% of the
Initial Loan Group No. 1 Balance, the loan documents provide for the release of the Sandusky, Ohio mortgaged property upon satisfaction of certain conditions contained in the related loan documents, including, without limitation, that (i)
no event of default has occurred and is continuing, (ii) the loan-to-value ratio of the remaining property shall not exceed 55%, (iii) the debt-service coverage ratio following the release shall be equal to or greater than (A) the debt service coverage ratio immediately prior to the release date, or (B) 1.65x, and
(iv) the partial defeasance of the Great Wolf Resorts Loan in the amount of 115%
of the allocated loan amount for the Sandusky, Ohio mortgaged real property.

                                       69

     In the case of one (1) mortgage loan that we intend to include in the trust fund, representing 0.5% of the Initial Mortgage Pool Balance and 3.2% of the
Initial Loan Group No. 2 Balance, the loan documents provide for the release of any one mortgaged property, subject to satisfaction of certain conditions in loan documents, including, among other things, that (i) the debt service coverage ratio following the release may not be less than the debt service coverage ratio immediately prior to the release date, (ii) the loan-to-value ratio of the remaining property may not exceed 80%, and (iii) the delivery of a rating agency confirmation providing that the then current ratings of the offered certificates will not be downgraded, withdrawn or qualified as a result of the release.

     In the case of one (1) mortgage loan that we intend to include in the trust fund, representing 0.5% of the Initial Mortgage Pool Balance and 0.6% of the
Initial Loan Group No. 1 Balance, the loan documents provide for the release of the Taco Bell Parcel upon satisfaction of certain conditions set forth in the loan documents, including among other things, that (a) the related borrower must either fund a reserve in the sum of $1,500,000, or must effect a partial defeasance per the loan documents by, among other things, paying to the lender the sum of $638,216, (b) the remaining mortgaged real property must support a loan-to-value ratio of no greater than 75% and a debt service coverage ratio of
1.31x, and (c) the related borrower must deliver to the lender all due diligence items necessary to evidence perfection and priority of the mortgage lien on the remaining mortgaged real property. Additionally, the loan documents permit the release of the Wendy's Parcel upon satisfaction of certain conditions set forth in the loan documents, including, that (a) the related borrower must either fund a reserve in the sum of the greater of $605,631 or the consideration paid by
Wendy's for the exercise of its right of first refusal, or must effect a Wendy's
Defeasance per the loan documents by, among other things, paying to the lender the sum of $605,631, (b) the remaining mortgaged real property must support a loan-to-value ratio of no greater than 75% and a debt service coverage ratio of at least 1.31x, and (c) and the related borrower must deliver to the lender all due diligence items necessary to evidence perfection and priority of the remaining mortgaged real property.

     Some of the mortgage loans that we intend to include in the trust fund may permit the release of one or more undeveloped or non-income producing parcels or outparcels that, in each such case, do not represent a significant portion of the appraised value of the related mortgaged real property, or have been excluded from the appraised value of the related mortgaged real property, which appraised value is shown on Annex A-1 to this offering prospectus.

MORTGAGE LOANS WITH AFFILIATED BORROWERS

     Twenty-three (23) separate groups of mortgage loans that we intend to include in the trust fund, consisting of a total of 66 mortgage loans, and representing a total of 34.8% of the Initial Mortgage Pool Balance, of which 58 mortgage loans are in loan group no. 1, representing 37.5% of the Initial Loan
Group No. 1 Balance, and eight (8) mortgage loans are in loan group no. 2, representing 21.9% of the Initial Loan Group No. 2 Balance, have borrowers that, in the case of the mortgage loans contained within a particular group, are related such that they have at least one controlling project sponsor or principal in common.

     The table below shows each group of mortgaged real properties that: (a) are owned by the same or affiliated borrowers; and (b) secure in total two or more mortgage loans that may or may not be cross-collateralized and that represent in the aggregate at least 1.0% of the Initial Mortgage Pool Balance. See Annex A-1
for identification of additional affiliated borrower groupings.

                                       70

                    MORTGAGE LOANS WITH AFFILIATED BORROWERS

                                                                                        % OF INITIAL      % OF INITIAL
                                                              CUT-OFF DATE      LOAN      MORTGAGE     LOAN GROUP NO. 1/2
PROPERTY/PORTFOLIO NAME(S)                                  PRINCIPAL BALANCE   GROUP   POOL BALANCE         BALANCE
---------------------------------------------------------   -----------------   -----   ------------   ------------------

1.  ShopKo Portfolio                                          $200,000,000        1          8.8%             10.6%
    United Supermarket - Plainview, TX                           4,753,132        1          0.2               0.3
2.  Marriott Fairfield Inn & Suites Alpharetta Portfolio        13,257,089        1          0.6               0.7
    Marriott Fairfield Inn & Suites Buckhead Portfolio          11,679,815        1          0.5               0.6
    Marriott Fairfield Inn & Suites Atlanta Portfolio           11,589,970        1          0.5               0.6
    Northbelt Office Center II                                  14,500,000        1          0.6               0.8
3.  Milestone                                                   19,900,000        1          0.9               1.1
    Virginia Gateway                                            19,815,000        1          0.9               1.1
    Washingtonian Center                                        11,150,000        1          0.5               0.6
4.  Locke Drive                                                 19,900,000        1          0.9               1.1
    Collier Health Park                                         17,120,000        1          0.8               0.9
    1210-1230 Washington Street                                 12,300,000        1          0.5               0.7
5.  DuBois Mall                                                 32,812,500        1          1.4               1.7
    La Quinta Inn Winter Park                                    6,892,202        1          0.3               0.4
6.  SpringHill Suites - North Shore                             19,762,500        1          0.9               1.1
    Holiday Inn Express - South Side                             9,487,500        1          0.4               0.5
    Holiday Inn Express - Bridgeville                            4,670,000        1          0.2               0.2
    Comfort Inn - Meadowlands                                    4,350,000        1          0.2               0.2
7.  Sara Road 300                                                9,615,000        1          0.4               0.5
    JCG III                                                      7,623,000        1          0.3               0.4
    Liberty Business Park                                        6,763,000        1          0.3               0.4
    Sara Road 80                                                 6,340,000        1          0.3               0.3
    JCG V                                                        4,131,000        1          0.2               0.2
    6100 Center                                                  1,510,000        1          0.1               0.1
    Beverly Terrace                                              1,297,000        1          0.1               0.1
    JCG IV                                                         721,000        1          0.0(1)            0.0(1)
8.  Mallard Crossing Apartments                                 22,167,000        2          1.0               5.8
    Four Winds Apartments                                       14,800,000        2          0.7               3.8
9.  Bossier Corners                                             22,500,000        1          1.0               1.2
    State & Perryville Shopping Center                          12,850,000        1          0.6               0.7
10. 60 Frontage Road                                            14,500,000        1          0.6               0.8
    The Minolta Building                                         9,300,000        1          0.4               0.5
    Alfa Laval Building                                          9,100,000        1          0.4               0.5
11. Hilton Garden Inn - Glen Allen, VA                          15,558,230        1          0.7               0.8
    Courtyard by Marriott - Huntersville, NC                     9,429,934        1          0.4               0.5
    Holiday Inn - Lumberton, NC                                  5,964,650        1          0.3               0.3
12. Aurora - Wilkinson Medical Clinic (Hartland)                 8,200,000        1          0.4               0.4
    Aurora - Edgerton Health Center                              7,240,000        1          0.3               0.4
    Aurora - Bluemond Health Center                              5,840,000        1          0.3               0.3
    Aurora - Airport Health Center                               5,120,000        1          0.2               0.3
13. Desert Inn Office Center                                    15,540,000        1          0.7               0.8
    Riverfront Business Park                                     8,400,000        1          0.4               0.4

----------
(1)  Represents less than 0.1% of the Initial Mortgage Pool Balance or Initial
     Loan Group No. 1/2 Balance.

                                       71

SIGNIFICANT UNDERLYING MORTGAGE LOANS

     Set forth on Annex B to this offering prospectus are summary descriptions (including a presentation of selected loan and property information) of the 10 largest mortgage loans and/or groups of cross-collateralized mortgage loans that we intend to include in the trust fund and a presentation of selected loan and property information with respect to the next five largest mortgage loans and/or groups of cross-collateralized mortgage loans that we intend to include in the trust fund.

     The following table shows certain characteristics of the 10 largest mortgage loans and/or groups of cross-collateralized mortgage loans that we intend to include in the trust fund, by cut-off date principal balance.

                                                                                  CUT-OFF DATE
                              MORTGAGE                           LOAN               PRINCIPAL
MORTGAGE LOAN NAME           LOAN SELLER     PROPERTY TYPE      GROUP    STATE       BALANCE
-------------------------   ------------   ------------------   -----   -------   ------------

                                                Retail,
1.  ShopKo Portfolio        CGM and BCRE   Industrial, Office     1     Various   $200,000,000
2.  Olen Pointe Brea
       Office Park               CGM             Office           1        CA      133,000,000
3.  Reston Executive
       Center                    CGM             Office           1        VA       93,000,000
4.  Reckson II Office
       Portfolio                 CGM             Office           1      NY, NJ     72,000,000
5.  Great Wolf Resorts
       Portfolio                 CGM           Hospitality        1      OH, WI     63,000,000
6.  Emerald Isle Senior
       Apartments                PNC           Multifamily        2        CA       55,000,000
7.  20 North Orange              CGM             Office           1        FL       42,695,000
8.  Kratsa Portfolio             CGM           Hospitality        1        PA       38,270,000
9.  GT Portfolio                 CGM       Office, Industrial     1        OK       38,000,000
10. Flower Hill                  PNC             Retail           1        CA       36,500,000
       Promenade
                                                                                  ------------
TOTAL/WTD. AVG                                                                    $771,465,000
                                                                                  ------------

                             CUT-OFF                % OF
                              DATE        % OF     INITIAL           CUT-OFF
                            PRINCIPAL    INITIAL    LOAN               DATE
                             BALANCE    MORTGAGE    GROUP     U/W    LOAN-TO
                               PER        POOL     No. 1/2    NCF     VALUE
MORTGAGE LOAN NAME           SF/UNIT     BALANCE   BALANCE    DSCR    RATIO
-------------------------   ---------   --------   -------   -----   -------

1.  ShopKo Portfolio        $     50(1)    8.8%      10.6%   1.51x    76.39%
2.  Olen Pointe Brea
       Office Park               209       5.9        7.1    1.22     70.74
3.  Reston Executive
       Center                    191       4.1        5.0    1.38     72.66
4.  Reckson II Office
       Portfolio                  79       3.2        3.8    2.26     49.52
5.  Great Wolf Resorts
       Portfolio             108,621       2.8        3.4    1.74     52.28
6.  Emerald Isle Senior
       Apartments            130,332       2.4       14.3    1.23     69.18
7.  20 North Orange              158       1.9        2.3    1.20     74.64
8.  Kratsa Portfolio          82,657       1.7        2.0    1.31     74.53
9.  GT Portfolio                  44       1.7        2.0    1.21     79.90
10. Flower Hill                  346       1.6        1.9    1.24     75.09
       Promenade
                                          ----
TOTAL/WTD. AVG                            34.1%              1.44x    69.90%
                                          ----

----------
(1)  Calculated based on the unpaid principal balance as of the cut-off date for the entire ShopKo Portfolio Loan Combination.

TERMS AND CONDITIONS OF THE UNDERLYING MORTGAGE LOANS

     Due Dates. Subject, in some cases, to a next business day convention:

     o    One hundred thirty-four (134) of the mortgage loans that we intend to include in the trust fund, representing 66.6% of the Initial Mortgage
          Pool Balance, of which 111 mortgage loans are in loan group no. 1, representing 65.2% of the Initial Loan Group No. 1 Balance, and 23
          mortgage loans are in loan group no. 2, representing 73.1% of the
          Initial Loan Group No. 2 Balance, provide for scheduled payments of principal and/or interest to be due on the eleventh day of each month;

     o    Twenty-nine (29) of the mortgage loans that we intend to include in the trust fund, representing 17.3% of the Initial Mortgage Pool
          Balance, of which 20 mortgage loans are in loan group no. 1, representing 15.3% of the Initial Loan Group No. 1 Balance, and nine
          (9) mortgage loans are in loan group no. 2, representing 26.9% of the
          Initial Loan Group No. 2 Balance, provide for scheduled payments of principal and/or interest to be due on the first day of each month;

                                       72

     o    One (1) of the mortgage loans that we intend to include in the trust fund, representing 8.8% of the Initial Mortgage Pool Balance and 10.6%
          of the Initial Loan Group No. 1 Balance, provide for scheduled payments of principal and/or interest to be due on the fifth day of each month; and

     o    Two (2) of the mortgage loans that we intend to include in the trust fund, representing 7.3% of the Initial Mortgage Pool Balance and 8.8%
          of the Initial Loan Group No. 1 Balance, provide for scheduled payments of principal and/or interest to be due on the ninth day of each month.

     Mortgage Rates; Calculations of Interest. In general, each of the mortgage loans that we intend to include in the trust fund bears interest at a mortgage rate that, in the absence of default, is fixed until maturity. However, as described under "--ARD Loans" below, each ARD Loan will accrue interest after its anticipated repayment date at a rate that is in excess of its mortgage rate prior to that date. With respect to two (2) mortgage loans secured by mortgaged real properties identified on Annex A-1 to this offering prospectus as Mallard
Crossing Apartments and Four Winds Apartments, representing 1.6% of the Initial
Mortgage Pool Balance and 9.6% of the Initial Loan Group No. 2 Balance, the
respective mortgage rates step up annually from the initial mortgage rate during the first seven (7) years of the loan term. With respect to the Mallard Crossing
Apartments Loan, the initial mortgage rate is 4.4350% per annum through the
December 2006 payment date; 4.6850% per annum from the January 2007 through the
December 2007 payment date; 4.8100% per annum from the January 2008 through the
December 2008 payment date; 4.9350% per annum from the January 2009 through the
December 2009 payment date; 5.1850% per annum from the January 2010 through the
December 2010 payment date; 5.3100% per annum from the January 2011 through the
December 2011 payment date; 5.4350% per annum from the January 2012 through the
December 2012 payment date; and 5.6850% per annum for all payment dates thereafter. With respect to the Four Winds Apartments Loan, the initial mortgage rate is 4.3750% per annum through the January 2007 payment date; 4.6250% per annum from the February 2007 through the January 2008 payment date; 4.7500% per annum from the February 2008 through the January 2009 payment date; 4.8750% per annum from the February 2009 through the January 2010 payment date; 5.1250% per annum from the February 2010 through the January 2011 payment date; 5.2500% per annum from the February 2011 through the January 2012 payment date; 5.3750% per annum from the February 2012 through the January 2013 payment date; and 5.6250%
per annum for all payment dates thereafter.

     The current mortgage rate for each of the mortgage loans that we intend to include in the trust fund is shown on Annex A-1 to this offering prospectus. As of the cut-off date, those mortgage rates ranged from 4.3750% per annum to
7.5600% per annum, and the weighted average of those mortgage rates was 5.7620%
per annum. As of the cut-off date the mortgage rates for the mortgage loans in loan group no. 1 ranged from 5.2300% per annum to 6.6500% per annum, and the weighted average of those mortgage rates was 5.8120% per annum. As of the cut-off date the mortgage rates for the mortgage loans in loan group no. 2 ranged from 4.3750% per annum to 7.5600% per annum, and the weighted average of those mortgage rates was 5.5181% per annum.

     Except if an ARD Loan remains outstanding past its anticipated repayment date, none of the mortgage loans that we intend to include in the trust fund provides for negative amortization or for the deferral of interest.

     All of the underlying mortgage loans will accrue interest on an Actual/360
Basis.

     Balloon Loans. One hundred fifty (150) of the mortgage loans that we intend to include in the trust fund, representing 95.7% of the Initial Mortgage Pool
Balance, of which 118 mortgage loans are in loan group no. 1, representing 94.8%
of the Initial Loan Group No. 1 Balance, and 32 mortgage loans are in loan group
no. 2, representing 100.0% of the Initial Loan Group No. 2 Balance, are in each case characterized by:

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     o    an amortization schedule that is significantly longer than the actual term of the mortgage loan or for no amortization prior to stated
          maturity; and

     o    a substantial payment, or balloon payment, being due with respect to the mortgage loan on its stated maturity date.

     Nine (9) of the balloon mortgage loans that we intend to include in the trust fund, representing 10.5% of the Initial Mortgage Pool Balance, of which seven (7) mortgage loans are in loan group no. 1, representing 11.0% of the
Initial Loan Group No. 1 Balance, and two (2) mortgage loans are in loan group
no. 2, representing 7.8% of the Initial Loan Group No. 2 Balance, provide for payments of interest only until maturity. Another 81 of the balloon mortgage loans that we intend to include in the trust fund, representing 54.9% of the
Initial Mortgage Pool Balance, of which 63 mortgage loans are in loan group no.
1, representing 51.5% of the Initial Loan Group No. 1 Balance, and 18 mortgage loans are in loan group no. 2, representing 71.1% of the Initial Loan Group No.
2 Balance, provide for payments of interest only for periods ranging from the first 12 to the first 84 payments following origination and prior to amortization.

     ARD Loans. Sixteen (16) mortgage loans that we intend to include in the trust fund, representing 4.3% of the Initial Mortgage Pool Balance and 5.2% of
the Initial Loan Group No. 1 Balance, respectively, are each characterized by the following features:

     o    A maturity date that is generally 25 to 30 years following origination.

     o    The designation of an anticipated repayment date that is generally 10 to 15 years following origination. The anticipated repayment date for each ARD Loan is listed on Annex A-1 to this offering prospectus.

     o    The ability of the related borrower to prepay the mortgage loan, without restriction, including without any obligation to pay a prepayment premium or a yield maintenance charge, at any time on or after a date that is generally no earlier than two (2) to four (4)
          months prior to the related anticipated repayment date.

     o    Until its anticipated repayment date, the calculation of interest at its initial mortgage rate.

     o    From and after its anticipated repayment date, the accrual of interest at a revised annual rate that will be at least two percentage points in excess of its initial mortgage rate.

     o    The deferral of any additional interest accrued with respect to the mortgage loan from and after the related anticipated repayment date at the difference between its revised mortgage rate and its initial mortgage rate. This Post-ARD Additional Interest may, in some cases, to the extent permitted by applicable law, compound at the new revised mortgage rate. Any Post-ARD Additional Interest accrued with respect to the mortgage loan following its anticipated repayment date will not be payable until the entire principal balance of the mortgage loan has been paid in full.

     o    From and after its anticipated repayment date, the accelerated amortization of the mortgage loan out of any and all monthly cash flow from the corresponding mortgaged real property that remains after payment of the applicable monthly debt service payments and permitted operating expenses and capital expenditures and the funding of any required reserves. These accelerated amortization payments and the
          Post-ARD Additional Interest are considered separate from the monthly debt service payments due with respect to the mortgage loan.

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     Eleven (11) of the ARD Loans that we intend to include in the trust fund, representing 3.0% of the Initial Mortgage Pool Balance and 3.6% of the Initial
Loan Group No. 1 Balance, respectively, provide for payments of interest only for the periods ranging from the first 36 to the first 60 payments following origination.

     In the case of each of the ARD Loans that we intend to include in the trust fund, the related borrower has either entered into a cash management agreement or has agreed to enter into a cash management agreement on or prior to the anticipated repayment date if it has not previously done so. The related borrower or the manager of the corresponding mortgaged real property will be required under the terms of that cash management agreement to deposit or cause the deposit of all revenue from that property received after the anticipated repayment date into a lockbox account designated by the lender under the loan documents for the related ARD Loan.

     Prepayment Provisions.

     General. All of the mortgage loans that we intend to include in the trust fund provide for one or more of the following:

     o    a prepayment lock-out period, during which the principal balance of a mortgage loan may not be voluntarily prepaid in whole or in part;

     o    a defeasance period, during which voluntary principal prepayments are still prohibited, but the related borrower may obtain a release of the related mortgaged real property through defeasance, and

     o    a prepayment consideration period, during which voluntary prepayments are permitted, subject to the payment of a yield maintenance premium or other additional consideration for the prepayment.

     The prepayment terms of each of the mortgage loans that we intend to include in the trust fund are set forth in Annex A-1 to this offering prospectus.

     Generally, the prepayment restrictions relating to each of the underlying mortgage loans do not apply to prepayments arising out of a casualty or condemnation of the corresponding mortgaged real property. Prepayments of this type are generally not required to be accompanied by any prepayment consideration. In addition, several of the mortgage loans that we intend to include in the trust fund also permit the related borrower to prepay the entire principal balance of the mortgage loan remaining, without prepayment consideration, after application of insurance proceeds or a condemnation award to a partial prepayment of the mortgage loan, provided that such prepayment of the entire principal balance is made within a specified time period following the date of such application. In the case of certain mortgage loans, if the entire principal balance is not prepaid, the monthly principal and interest payment is reduced to reflect the smaller principal balance.

     Also notwithstanding the foregoing prepayment restrictions, prepayments may occur in connection with loan defaults and, in certain cases, out of cash holdbacks where certain conditions relating to the holdback have not been satisfied. Prepayment premiums and/or yield maintenance charges may not be collectable in connection with prepayments of this type.

     The aggregate characteristics of the prepayment provisions of the underlying mortgage loans will vary over time as:

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     o    lock-out periods expire and mortgage loans enter periods during which prepayment consideration may be required in connection with principal prepayments and, thereafter, enter open prepayment periods; and

     o    mortgage loans are prepaid, repurchased, replaced or liquidated following a default or as a result of a delinquency.

     Prepayment Lock-Out or Prepayment Lock-Out/Defeasance Periods. As of the
cut-off date, an initial prepayment lock-out period is currently in effect for all of the mortgage loans that we intend to include in the trust fund. With respect to 152 of the underlying mortgage loans for which a prepayment lock-out period is currently in effect, collectively representing 92.1% of the Initial
Mortgage Pool Balance, of which 123 mortgage loans are in loan group no. 1, representing 93.9% of the Initial Loan Group No. 1 Balance, and 29 mortgage loans are in loan group no. 2, representing 83.0% of the Initial Loan Group No.
2 Balance, respectively, the initial prepayment lock-out period is followed by a defeasance period during which principal prepayments are still prohibited. In no event will the defeasance period for any of those 152 mortgage loans begin earlier than the second anniversary of the Issue Date.

     Set forth below is information regarding the remaining terms of the prepayment lock-out and prepayment lock-out/defeasance periods, as applicable, for the underlying mortgage loans for which a prepayment lock-out period is currently in effect:

     o    the maximum remaining prepayment lock-out or prepayment
          lock-out/defeasance period as of the cut-off date is 175 months with respect to the entire mortgage pool, 173 months with respect to loan group no. 1 and 175 months with respect to loan group no. 2,

     o    the minimum remaining prepayment lock-out or prepayment
          lock-out/defeasance period as of the cut-off date is 24 months with respect to the entire mortgage pool, 24 months with respect to loan group no. 1 and 48 months with respect to loan group no. 2, and

     o    the weighted average remaining prepayment lock-out or prepayment lock-out/defeasance period as of the cut-off date is 104 months with respect to the entire mortgage pool, 106 months with respect to loan group no. 1 and 98 months with respect to loan group no. 2.

     Notwithstanding the foregoing, a purchase option exists with respect to the
ShopKo Portfolio Mortgaged Property located at 7401 Mineral Point Road, Madison,
Wisconsin. If that option is exercised before the permitted defeasance date, the
ShopKo Portfolio Loan Combination will be subject to prepayment (together with a yield maintenance payment) in an amount equal to the greater of (i) 100% of the allocated loan amount and (ii) the price received by the related borrower in connection with the exercise of the purchase option.

     Prepayment Consideration. Fourteen (14) of the mortgage loans that we intend to include in the trust fund, representing 7.9% of the Initial Mortgage
Pool Balance, of which 11 mortgage loans are in loan group no. 1, representing
6.1% of the Initial Loan Group No. 1 Balance, and three (3) mortgage loans are in loan group no. 2, representing 17.0% of the Initial Loan Group No. 2 Balance, each provide for the payment of prepayment consideration in connection with a voluntary prepayment during part of the loan term, commencing at origination or at the expiration of an initial prepayment lock-out period. That prepayment consideration is calculated on the basis of a yield maintenance formula or a yield maintenance formula plus an additional specified percentage of the principal amount prepaid, that is, in some cases, subject to a minimum amount equal to a specified percentage of the principal amount prepaid.

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     One (1) of those 14 mortgage loans referred to above, representing 0.3% of the initial mortgage pool balance and 0.3% of the Initial Loan Group No. 1
Balance, provides that during its prepayment consideration period, the borrower may elect to defease the mortgage loan.

     Prepayment consideration received on the underlying mortgage loans, whether in connection with voluntary or involuntary prepayments, will be allocated and paid to the series 2006-C4 certificateholders in the amounts and in accordance with the priorities, described under "Description of the Offered
Certificates--Payments--Payments of Prepayment Premiums and Yield Maintenance
Charges" in this offering prospectus. Certain limitations exist under applicable state law on the enforceability of the provisions of the underlying mortgage loans that require payment of prepayment premiums or yield maintenance charges.
Neither we nor any of the underwriters and/or mortgage loan sellers makes any representation or warranty as to the collectability of any prepayment premium or yield maintenance charge with respect to any of those mortgage loans. See "Legal
Aspects of Mortgage Loans--Default Interest and Limitations on Prepayments" in
the accompanying base prospectus.

     Proceeds received in connection with the liquidation of any defaulted mortgage loan in the trust fund may be insufficient to pay any prepayment premium or yield maintenance charge due in connection with such involuntary prepayment.

     Open Prepayment Periods. All of the mortgage loans that we intend to include in the trust fund provide for an open prepayment period, during which voluntary principal prepayments may be made without any prepayment consideration. That open prepayment period generally begins not more than seven
(7) months prior to stated maturity or, in the case of an ARD Loan, prior to the related anticipated repayment date.

     Defeasance Loans. One hundred fifty-two (152) of the mortgage loans that we intend to include in the trust fund, representing 92.1% of the Initial Mortgage
Pool Balance, of which 123 mortgage loans are in loan group no. 1, representing
93.9% of the Initial Loan Group No. 1 Balance, and 29 mortgage loans are in loan group no. 2, representing 83.0% of the Initial Loan Group No. 2 Balance, each permit the related borrower to deliver U.S. Treasury obligations or other government-related securities as substitute collateral for all or a portion of the related mortgaged real property, but prohibit voluntary prepayments during the defeasance period.

     Each of these mortgage loans permits the related borrower, during specified periods and subject to specified conditions, to pledge to the holder of the mortgage loan the requisite amount of U.S. Treasury obligations or other government securities and obtain a full or partial release of the mortgaged real property or properties. In general, the U.S. Treasury obligations or other government securities that are to be delivered in connection with the defeasance of any mortgage loan must provide for a series of payments that:

     o    will be made on or prior, but as closely as possible, to all successive due dates through and including the maturity date (or, in some cases, through and including the beginning of the subject mortgage loan's open prepayment period); and

     o    will, in the case of each due date, be in a total amount equal to or greater than the monthly debt service payment, including any applicable balloon payment, scheduled to be due on that date, with any excess to be returned to the related borrower.

     For purposes of determining the defeasance collateral for an ARD Loan, that mortgage loan will be treated as if a balloon payment is due on its anticipated repayment date.

     Generally, in connection with any delivery of defeasance collateral, the related borrower will be required to deliver a security agreement granting the issuing entity a first priority security interest in the collateral.

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     No borrower will be permitted to defease the related mortgage loan prior to the second anniversary of the date of initial issuance of the offered certificates.

     Due-on-Sale and Due-on-Encumbrance Provisions. All of the mortgage loans that we intend to include in the trust fund contain both a due-on-sale clause and a due-on-encumbrance clause. In general, except for the permitted transfers discussed below, these clauses either:

     o    permit the holder of the related mortgage to accelerate the maturity of the mortgage loan if the borrower sells or otherwise transfers or encumbers the corresponding mortgaged real property; or

     o    prohibit the borrower from doing so without the consent of the holder of the mortgage.

     See "Legal Aspects of Mortgage Loans--Due-on-Sale and Due-on-Encumbrance
Provisions" in the accompanying base prospectus.

     All of the mortgage loans that we intend to include in the trust fund permit one or more of the following types of transfers:

     o    transfers of the corresponding mortgaged real property or of ownership interests in the related borrower if specified conditions are satisfied;

     o    a transfer of the corresponding mortgaged real property or of ownership interests in the related borrower to a person that is affiliated with or otherwise related to the borrower;

     o    transfers of the corresponding mortgaged real property or of ownership interests in the related borrower to specified entities or types of entities;

     o    transfers of ownership interests in the related borrower for estate-planning purposes;

     o    transfers of non-controlling ownership interests in the related borrower;

     o    involuntary transfers caused by the death of any owner, general partner or manager of the related borrower;

     o    changes of ownership among existing partners or members of the related borrower;

     o    issuance by a related borrower of new partnership or membership interests; or

     o    other transfers similar to the foregoing.

ADDITIONAL LOAN AND PROPERTY INFORMATION

     Escrows and Reserves. Information regarding escrows and reserves with respect to the underlying mortgage loans is presented on Annex A-1 to this offering prospectus.

     Delinquency and Loss Information. None of the mortgage loans that we intend to include in the trust fund are 30 days or more delinquent with respect to any monthly debt service payment as of the cut-off date. Further, none of the mortgage loans that we intend to include in the trust fund were 30 days or more delinquent with respect to any monthly debt service payment at any time since origination of the subject underlying mortgage loan. None of the mortgage loans that we intend to include in the trust have experienced any losses of principal or interest (through forgiveness of debt or restructuring) since origination.

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     Tenant Matters. Described and listed below are certain special considerations regarding tenants at the mortgaged real properties securing the mortgage loans that we intend to include in the trust fund:

     o    One hundred eighty-eight (188) of the mortgaged real properties, securing 40.4% of the Initial Mortgage Pool Balance and 48.7% of the
          Initial Loan Group No. 1 Balance, are each a commercial property that is leased, in whole or in part, to one or more tenants that, in each case, occupies 25% or more of the net rentable area of the particular property.

     o    One hundred forty-nine (149) of the mortgaged real properties, securing 20.4% of the Initial Mortgage Pool Balance and 24.6% of the
          Initial Loan Group No. 1 Balance, are each a commercial property that is leased, in whole or in part, to a tenant that occupies 90% or more of the net rentable area of the particular property.

     o    There are several cases in which a particular entity is a tenant at more than one of the mortgaged real properties, and although it may not be a major tenant at any of those properties, it is significant to the success of the properties.

     o    Five (5) mortgaged real properties, securing 2.2% of the Initial
          Mortgage Pool Balance and 12.9% of the Initial Loan Group No. 2
          Balance, are multifamily rental properties that have material concentrations of student tenants or that constitute a student housing facility.

     o    Certain of the multifamily rental properties receive rent subsidies from the United States Department of Housing and Urban Development
          under its Section 8 program or otherwise.

     o    With respect to certain of the mortgage loans, the related borrower has given to certain tenants or other third parties, or the project developer has retained, an option to purchase, a right of first refusal or a right of first offer to purchase all or a portion of the related mortgaged real property in the event a sale is contemplated.
          This may impede the lender's ability to sell the related mortgaged real property at foreclosure, or, upon foreclosure, this may affect the value and/or marketability of the related mortgaged real property.
          For example, with respect to 15 mortgage loans secured by mortgaged properties identified on Annex A-1 to this offering prospectus as Wolf
          Creek Apartments, Walgreen's Henderson, NV, Wal-Mart--Fremont, CA,
          Rite Aid, Louisville, KY, Pacso Rite Aid, Best Buy--Fond Du Lac, Mill
          & Main Building, Walgreen's Orange, CT, Sweet Bay Shopping Center,
          Doubletree Suites--Tukwila, WA, Northeast Florida Industrial Center,
          Aurora--Hartland, Aurora--Airport, Aurora--Edgerton and
          Aurora--Bluemond, representing 6.6% of the Initial MortgaGE Pool
          Balance, of which 14 mortgaged real properties secure mortgage loans in loan group no. 1, representing 7.0% of the Initial Loan Group No. 1
          Balance, and one (1) mortgaged real property secures a mortgage loan in loan group no. 2, representing 4.5% of the Initial Loan Group No. 2
          Balance, certain tenants or others have a right of first refusal to purchase the related mortgaged real property (or a portion thereof) in the event the related borrower elects to sell the related mortgaged real property. While such right of first refusal would not apply to a foreclosure acquisition of the mortgaged real property by the mortgage lender, such right of first refusal would apply to subsequent sales of the mortgaged real property. In addition, with respect to two (2)
          mortgage loans secured by mortgaged real properties identified on
          Annex A-1 to this offering prospectus as Sara Road 300 and Sara Road
          80, representing 0.7% of the Initial Mortgage Pool Balance and 0.8% of
          the Initial Loan Group No. 1 Balance, certain tenants or others have an option to purchase the related mortgaged real property (or a portion thereof). However, such option is subordinated to the lien of the mortgage, provided that such option will survive following a foreclosure sale by lender. Finally, with respect to one (1) mortgage loan secured by the mortgaged property identified on Annex A-1 to this offering prospectus as Hilltop Square Shopping Center, representing
          0.5% of the Initial

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          Mortgage Pool Balance and 0.6% of the Initial Loan Group No. 1
          Balance, Taco Bell has an option to purchase the portion of the related mortgaged real property that it currently occupies as tenant, and Wendy's has a right of first refusal with respect to the portion of the related mortgaged real property it currently occupies as tenant. Such option to purchase and the right of first refusal are not subordinated to the lien of the mortgage. In the event Taco Bell exercises its purchase option, borrower may either (i) fund a reserve with lender in an amount equal to $1,500,000, which reserve shall be applied to that portion of the loan outstanding on the maturity date of the loan or (ii) effect a partial defeasance of the Taco Bell parcel subject to the terms of the related loan documents by, among other things, paying to the lender the sum of $638,216. In the event
          Wendy's exercises its right of refusal, borrower may either (i) fund a reserve with lender in an amount equal to $605,631, which reserve shall be applied to that portion of the loan outstanding on the maturity date of the loan or (ii) effect a partial defeasance of the
          Wendy's parcel subject to the terms of the related loan documents by, among other things, paying to the lender the sum of $605,631.

     o    With respect to certain of the underlying mortgage loans, one or more tenants (which may include significant tenants) have lease expiration dates or early termination options, that occur prior to the maturity date of the related underlying mortgage loan. Additionally, underlying mortgage loans may have concentrations of leases expiring at varying rates in varying percentages prior to the related maturity date and in some situations, all of the leases, at a mortgaged real property may expire prior to the related maturity date. Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the mortgaged real properties.

     o    Certain of the mortgaged real properties may be leased in whole or in part by government-sponsored tenants who may have certain rights to cancel their leases or reduce the rent payable with respect to such lease at any time for, among other reasons, a lack of appropriations.

     o    With respect to certain of the mortgage loans, one or more of the tenants at the related mortgaged real property have yet to take possession of their leased premises or may have taken possession of their leased premises but have yet to open their respective businesses to the general public and, in some cases, may not have commenced paying rent under their leases. There can be no assurances that a prolonged delay in the opening of business to the general public will not negatively impact tenant's ability to fulfill its obligations under its respective lease.

     Ground Leases. Three (3) of the mortgage loans that we intend to include in the trust fund (loan numbers 10, 32 and 131), collectively representing 1.3% of the Initial Mortgage Pool Balance, of which two (2) mortgage loans are in loan group no. 1, representing 0.5% of the Initial Loan Group No. 1 Balance and one
(1) mortgage loan is in loan group no. 2, representing 5.2% of the Initial Loan
Group No. 2 Balance, are each secured by a mortgage lien on the borrower's leasehold interest in the corresponding mortgaged real property, but not on the fee simple interest in that property. Six (6) of the mortgage loans that we intend to include in the trust fund, collectively representing 13.8% of the
Initial Mortgage Pool Balance and 16.6% of the Initial Loan Group No. 1 Balance,
respectively, are each secured by a mortgage lien on the borrower's leasehold interest in certain portions of the corresponding mortgaged real property and on the borrower's fee simple interest in the remainder of the mortgaged real property (or, in the case of two (2) of these six (6) mortgage loans, involving portfolios of mortgaged real properties, on the borrower's leasehold interest in some of those properties and the borrower's fee interest in the remaining subject mortgaged real properties). With respect to all of these mortgage loans, except as described in the next sentence, the term of the related ground lease, after giving effect to all extension options exercisable by the lender, expires more than 20 years after the stated maturity date of the related mortgage loan, and the related ground lessor has agreed to give, or the related ground lease provides that the ground lessor must give, the holder of each leasehold mortgage loan we intend to include in the trust fund notice of, and the right to

                                       80

cure, any default or breach by the ground lessee. In the case of two (2)
mortgage loans that we intend to include in the trust fund, representing 9.6% of the Initial Mortgage Pool Balance and 11.5% of the Initial Loan Group No. 1
Balance, which are secured in part by the related borrower's ground leasehold interest covering a small portion of the related mortgaged real property (or, in the case of the ShopKo Portfolio Mortgage Loan, covering two (2) of the related mortgaged real properties), the term of such ground lease does not extend beyond
20 years following the stated maturity date of the related mortgage loan.

     The mortgage loans identified in the preceding paragraph do not include mortgage loans secured by overlapping fee simple and leasehold interests in the related mortgaged real property.

     Additional and Other Financing.

     Additional Secured Debt. In the case of each of the underlying mortgage loans described under "--The Loan Combinations" below, the related mortgaged real property or properties also secure one or more related mortgage loans that are not included in the trust fund. See "--The Loan Combinations" below for a more detailed description of the related co-lender arrangement and the priority of payments among the mortgage loans comprising each such loan combination.

     In the case of one (1) mortgage loan that we intend to transfer to the issuing entity, representing 0.3% of the initial mortgage pool balance and 0.4%
of the initial loan group no. 1 balance, there is existing subordinate debt in the original principal amount of $4,612,339.33, which is secured by a junior mortgage on the related mortgaged real property. The related borrower incurred the subordinate debt in connection with the purchase of the related mortgaged real property to effectuate a reverse 1031 exchange. The junior mortgagee is JLC
Suncoast, LLC, an entity owned by the guarantor under the subject underlying mortgage loan. The loan documents require the borrower to fully pay off the subordinate debt upon completion of the 1031 exchange which shall not be later than August 15, 2006. The subordinate debt documents do not provide for foreclosure rights and the junior loan has been fully subordinated to the subject underlying mortgage loan pursuant to a subordination agreement delivered by the junior mortgagee.

     Mezzanine Debt. As indicated under "Risk Factors--Some of the Mortgaged
Real Properties Are or May Be Encumbered by Additional Debt and the Ownership
Interests in Some Borrowers Have Been or May Be Pledged to Secure Debt Which, in
Either Case, May Reduce the Cash Flow Available to the Subject Mortgaged Real
Property" in this offering prospectus, in the case of 24 mortgage loans that we intend to include in the trust fund, representing 17.8% of the Initial Mortgage
Pool Balance, of which 21 mortgage loans are in loan group no. 1, representing
16.8% of the Initial Loan Group No. 1 Balance, and three (3) mortgage loans are in loan group no. 2, representing 22.7% of the Initial Loan Group No. 2 Balance, one or more of the principals of the related borrower have incurred or are permitted to incur mezzanine debt as described below.

     In the case of one (1) mortgage loan representing 0.5% of the Initial
Mortgage Pool Balance and 3.2% of the Initial Loan Group No. 2 Balance, the
equity owner and sole member of the borrower, obtained a $820,000 mezzanine loan, secured by a pledge of its equity interests in the borrower. The mezzanine lender has signed a subordination and standstill agreement providing for the subordination of the related mezzanine loan.

     In the case of one (1) mortgage loan representing 0.5% of the Initial
Mortgage Pool Balance and 0.6% of the Initial Loan Group No. 1 Balance, an
equity owner of the borrower pledged its equity interest to secure a mezzanine loan (90-day term, one (1) 90-day extension option) in the original principal amount of $2,950,000. The mezzanine lender executed a subordination and standstill agreement pursuant to which it has agreed that the mezzanine debt is subject to and subordinate to the mortgage loan.

     In the case of one (1) mortgage loan representing 0.5% of the Initial
Mortgage Pool Balance and 0.6% of the Initial Loan Group No. 1 Balance, an
equity owner of the borrower pledged its equity interest to secure a mezzanine loan (90-day term, one (1) 90-day extension option) in the original principal amount of $3,000,000.

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The mezzanine lender executed a subordination and standstill agreement pursuant to which it has agreed that the mezzanine debt is subject to and subordinate to the mortgage loan.

     In the case of one (1) mortgage loan representing 0.9% of the Initial
Mortgage Pool Balance and 5.2% of the Initial Loan Group No. 2 Balance, an
equity owner of the borrower pledged its equity interest to secure a mezzanine loan in the original principal amount of $1,100,000. The mezzanine lender executed a subordination and standstill agreement, pursuant to which it has agreed that the mezzanine debt shall be subject to and subordinate to the mortgage loan.

     In the case of one (1) mortgage loan representing 0.8% of the Initial
Mortgage Pool Balance and 1.0% of the Initial Loan Group No. 1 Balance, an
equity owner of the borrower pledged its equity interest to secure a mezzanine loan in the original principal amount of $1,000,000. The mezzanine lender executed a subordination and standstill agreement, pursuant to which it has agreed to subordinate the mezzanine loan to the mortgage loan.

     In the case of one (1) mortgage loan representing 0.4% of the Initial
Mortgage Pool Balance and 0.5% of the Initial Loan Group No. 1 Balance, an
equity owner of the borrower pledged its equity interest to secure a mezzanine loan in the original principal amount of $600,000. The mezzanine lender executed a subordination and standstill agreement, pursuant to which it has agreed that the mezzanine debt is subject to and subordinate to the mortgage loan.

     In the case of one (1) mortgage loan representing 0.3% of the Initial
Mortgage Pool Balance and 0.3% of the Initial Loan Group No. 1 Balance, an
equity owner of the borrower pledged its equity interest to secure a mezzanine loan in the original principal amount of $1,381,807. The mezzanine lender executed a subordination and standstill agreement, pursuant to which it has agreed that the mezzanine debt is subject to and subordinate to the mortgage loan.

     In the case of one (1) mortgage loan representing 0.3% of the Initial
Mortgage Pool Balance and 0.4% of the Initial Loan Group No. 1 Balance, an
equity owner of the borrower pledged its equity interest to secure a mezzanine loan in the original principal amount of $1,649,444. The mezzanine lender executed a subordination and standstill agreement, pursuant to which it has agreed that the mezzanine debt is subject to and subordinate to the mortgage loan.

     In the case of one (1) mortgage loan representing 0.2% of the Initial
Mortgage Pool Balance and 0.3% of the Initial Loan Group No. 1 Balance, an
equity owner of the borrower pledged its equity interest to secure a mezzanine loan in the original principal amount of $1,205,651. The mezzanine lender executed a subordination and standstill agreement, pursuant to which it has agreed that the mezzanine debt is subject to and subordinate to the mortgage loan.

     In the case of one (1) mortgage loan representing 0.4% of the Initial
Mortgage Pool Balance and 0.4% of the Initial Loan Group No. 1 Balance, an
equity owner of the borrower pledged its equity interest to secure a mezzanine loan in the original principal amount of $1,866,037. The mezzanine lender executed a subordination and standstill agreement, pursuant to which it has agreed to subordinate the mezzanine loan to the mortgage loan.

     The table below identifies, by mortgage loan name set forth on Annex A-1 to this offering prospectus, those mortgage loans, collectively representing 13.0%
of the Initial Mortgage Pool Balance, of which 13 mortgage loans are in loan group no. 1, representing 12.7% of the Initial Loan Group No. 1 Balance, and one
(1) mortgage loan is in loan group no. 2, representing 14.3% of the Initial Loan
Group No. 2 Balance, for which the owners of the related borrowers are permitted to pledge their ownership interests in the borrower as collateral for mezzanine debt. The incurrence of this mezzanine indebtedness is generally subject to certain conditions, that may include any one or more of the following conditions:

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     o    consent of the mortgage lender;

     o    satisfaction of loan-to-value tests, which provide that the aggregate principal balance of the related underlying mortgage loan and the subject mezzanine debt may not exceed a specified percentage and debt service coverage tests, which provide that the combined debt service coverage ratio of the related underlying mortgage loan and the subject mezzanine loan may not be less than a specified amount;

     o    subordination of the mezzanine debt pursuant to a subordination and intercreditor agreement; and/or

     o    confirmation from each rating agency that the mezzanine financing will not result in a downgrade, qualification or withdrawal of the then current ratings of the offered certificates.

                                     MORTGAGE LOAN       MAXIMUM          MINIMUM
                                      CUT-OFF DATE     COMBINED LTV       COMBINED
        MORTGAGE LOAN NAME              BALANCE      RATIO PERMITTED   DSCR PERMITTED
----------------------------------   -------------   ---------------   --------------

   Reckson II Office Portfolio        $72,000,000          NAP*              NAP*
  Emerald Isle Senior Apartments      $55,000,000         95.00%            1.10x
         Riverview Tower              $30,250,000         80.00%            1.10x
            Milestone                 $19,900,000         90.00%            1.10x
         Virginia Gateway             $19,815,000         90.00%            1.10x
  Beverly Garland's Holiday Inn       $16,659,061         70.00%            1.30x
  Doubletree Suites--Tukwila, WA      $15,881,825         80.00%            1.25x
      Mendocino Marketplace           $14,600,000         85.00%            1.20x
         One Theall Road              $11,400,000         80.00%            1.20x
       Washingtonian Center           $11,150,000         90.00%            1.10x
  Hilltop Square Shopping Center      $10,953,251         85.00%            1.20x
   Holiday Inn Express--Turlock       $ 7,600,000          NAP               NAP
Comfort Inn & Suites--College Park    $ 4,500,000          NAP               NAP
           Bird in Hand               $ 4,100,000         85.00%            1.15x

----------
*Subject to receipt of rating confirmation.

     While a mezzanine lender has no security interest in or rights to the related mortgaged real properties, a default under the mezzanine loan could cause a change in control in the mortgage borrower as a result of the realization on the pledged ownership interests by the mezzanine lender.

     Furthermore, in connection with most of the underlying mortgage loans for which mezzanine financing is permitted as referenced above in this section, if the mezzanine financing bears interest at a floating rate, lender may determine the debt service average ratio on the basis of a market-based constant reasonably determined by lender.

     A mezzanine lender is often entitled to purchase the related underlying mortgage loan under certain actual or reasonably foreseeable default scenarios and/or to cure defaults thereunder.

     In addition, in the case of some of the other mortgage loans that we intend to include in the trust fund, one or more of the principals of the related borrower may have incurred or may in the future also incur mezzanine or affiliate debt. In the case of the ShopKo Portfolio Mortgage Loan, sponsors of the related borrower are permitted to pledge indirect interests in the borrower in connection with a line of credit or similar corporate facility secured by all, or substantially all of such sponsor's assets.

                                       83

     Additional Unsecured Debt. The borrower with respect to one (1) mortgage loan (loan number 99) that we intend to include in the trust fund, representing
0.3% of the Initial Mortgage Pool Balance and 0.4% of the Initial Loan Group No.
1 Balance, is permitted to incur additional unsecured debt.

     Substantially all the mortgage loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related mortgaged real property.

     Additionally, in the case of those underlying mortgage loans that require or allow letters of credit to be posted by the related borrower as additional security for the subject mortgage loan, in lieu of reserves or otherwise, the related borrower may be obligated to pay fees and expenses associated with the letter of credit and/or to reimburse the letter of credit issuer or others in the event of a draw upon the letter of credit by the lender.

     Except as disclosed under this "--Additional and Other Financing"
subsection and "Risk Factors--Some of the Mortgaged Real Properties Are or May
Be Encumbered by Additional Debt and the Ownership Interests in Some Borrowers
Have Been or May Be Pledged to Secure Debt Which, in Either Case, May Reduce the
Cash Flow Available to the Subject Mortgaged Real Property" in this offering prospectus, we have not been able to confirm whether the respective borrowers under the mortgage loans that we intend to include in the trust fund have any other debt outstanding or whether the principals of those borrowers have any mezzanine debt outstanding. Such debt may be outstanding despite our inability to confirm its existence.

     Environmental Reports. A third-party environmental consultant conducted a
Phase I environmental study for all but one (1) of the mortgaged real properties securing the mortgage loans that we intend to include in the trust fund. The resulting Environmental Reports were prepared:

     o    in the case of 284 mortgaged real properties, securing 96.5% of the
          Initial Mortgage Pool Balance (of which 253 mortgaged real properties secure mortgage loans in loan group no. 1, representing 98.8% of the
          Initial Loan Group No. 1 Balance, and 31 mortgaged real properties secure mortgage loans in loan group no. 2, representing 85.1% of the
          Initial Loan Group No. 2 Balance), during the 12-month period preceding the cut-off date, and

     o    in the case of four (4) mortgaged real properties, securing 3.4% of the Initial Mortgage Pool Balance, of which three (3) mortgaged real properties secure mortgage loans in loan group no. 1, representing
          1.2% of the Initial Loan Group No. 1 Balance, and one (1) mortgaged real property secures a mortgage loan in loan group no. 2, representing 14.3% of the Initial Loan Group No. 2 Balance, respectively, prior to the 12-month period preceding the cut-off date.

     In the case of one (1) mortgaged real property referred to above as an exception (loan number 162), representing 0.1% of the Initial Mortgage Pool
Balance and 0.7% of the Initial Loan Group No. 2 Balance, an environmental insurance policy has been obtained in lieu of conducting an environmental study.
See "--Environmental Insurance" below.

     The environmental investigation at any particular mortgaged real property did not necessarily cover all potential environmental issues. For example, tests for radon, mold, lead-based paint, and lead in drinking water were generally performed only at multifamily rental properties and only when the environmental consultant or originator of the related mortgage loan believed this testing was warranted under the circumstances.

     The above-described environmental investigations identified various adverse or potentially adverse environmental conditions at some of the mortgaged real properties. If the particular condition is significant, it could result in a claim for damages by any party injured by that condition. In many cases, the identified condition related to the suspected or confirmed presence of asbestos-containing materials, mold, lead-based paint and/or

                                       84

radon. Where these substances were suspected or present, and depending upon the condition of the substances, the environmental consultant generally recommended, and the lender required, the implementation of the recommendations prior to closing, or the escrowing of funds sufficient to effect such recommendations, including:

     o    that the substances not be disturbed and that additional testing be performed prior to any renovation or demolition activities; or

     o    the establishment of an operation and maintenance plan to address the issue; or

     o    an abatement or removal program and, where appropriate, a notification program.

     In other cases, where the environmental consultant recommended specific remediation of a material adverse environmental condition, the related originator of the mortgage loan generally required the related borrower:

          1.   to carry out the specific remedial measures prior to closing; or

          2.   to carry out the specific remedial measures post-closing and deposit with the lender a cash reserve or letter of credit in an amount equal to at least 100% of the estimated cost to complete the remedial measures; or

          3.   to obtain from a party with financial resources reasonably estimated to be adequate to cure the subject violation in all material respects a guaranty or indemnity to cover the costs of any necessary remedial measures; or

          4.   to obtain environmental insurance (in the form of a lender's environmental insurance policy or other form of environmental insurance); or

          5.   to establish and implement an operations and maintenance plan or other monitoring program to address the condition as recommended by the environmental consultant; or

          6.   to furnish a "no further action" letter or other evidence that the applicable governmental authorities have no intention of taking any action or requiring any further remedial action in respect of such environmental condition; or

          7.   to have such environmental condition investigated further, and based upon such additional investigation, a qualified
               environmental consultant recommended no further investigation or remediation; or

          8.   to take no further remedial action or investigation because the environmental consultant's estimate of the cost of cleanup, remedial action or other response under environmental laws was less than 5% of the original principal amount of the mortgage loan.

     However, some borrowers under the mortgage loans have not yet satisfied all post-closing obligations required by the related loan documents with respect to environmental matters. In addition, there can be no assurance that these obligations or the recommended operations and maintenance plans have been or will continue to be implemented, or that the cost of implementing them will not exceed the estimated cost. If any adverse environmental conditions are not properly addressed or monitored over time by the related borrower, it could result in a significant loss or environmental liability for the issuing entity.

     In some cases, residual contamination does or will remain at a mortgaged real property after remedial action is performed. While the presence of this residual contamination may be acceptable today, there can be no

                                       85

assurance that future legal requirements, prospective purchasers or future owners will not require additional investigation or cleanup.

     In some cases, the environmental consultant did not recommend that any action be taken with respect to a potential adverse environmental condition at a mortgaged real property because:

     o    an environmental consultant investigated those conditions and recommended no further investigations or remediation; or

     o    the responsible party or parties with respect to that condition had already been identified; or

     o    the responsible party or parties currently monitor actual or potential adverse environmental conditions at that property; or

     o    the levels of hazardous substances at that property were found to be below or very close to applicable thresholds for reporting, abatement or remediation; or

     o    the property had been accepted into a state-funded remediation program; or

     o    a letter was obtained from the applicable regulatory authority stating that no further action was required, or the issue has received proper closure with the applicable regulatory authority.

     However, there can be no assurance that the responsible party or parties, in each case, are financially able to correct or will actually correct the problem. In some of these cases, the responsible party or parties have installed monitoring wells on the mortgaged real property and/or need access to the mortgaged real property for monitoring or to perform remedial action.

     In some cases, the environmental report for a mortgaged real property identified potential environmental problems at nearby properties, including but not limited to spills of hazardous materials and leaking underground storage tanks. In those cases, the environmental reports indicated that:

     o    the subject mortgaged real property had not been affected;

     o    the potential for the problem to affect the subject mortgaged real property was limited;

     o    the party or parties responsible for remediating the potential environmental problems had been identified; or

     o    there was no evidence to suggest that there has been an adverse environmental impact to the subject mortgaged real property.

     In those cases where the party or parties responsible for remediation had been identified, there can be no assurance that such party or parties, in each case, are financially able to correct or will actually correct the problem.

     See "Risk Factors--Lending on Income-Producing Real Properties Entails
Environmental Risks" in this offering prospectus for a discussion of certain environmental conditions identified at specific mortgaged real properties securing mortgage loans that we intend to include in the trust fund.

                                       86

     The information contained in this offering prospectus regarding environmental conditions at the mortgaged real properties is based on the environmental site assessments referred to in this "--Environmental Reports"
subsection and has not been independently verified by:

     o    us;

     o    any of the sponsors;

     o    any of the underwriters;

     o    the master servicer;

     o    the special servicer;

     o    the trustee; or

     o    the affiliates of any of these parties.

     There can be no assurance that the environmental assessments or studies, as applicable, identified all adverse environmental conditions and risks at, or that any environmental conditions will not have a material adverse effect on the value of or cash flow from, one or more of the mortgaged real properties or will not result in a claim for damages by a party injured by the condition.

     The series 2006-C4 pooling and servicing agreement requires that the special servicer obtain an environmental site assessment of a mortgaged real property prior to acquiring title to the property or assuming its operation.
This requirement precludes enforcement of the security for the related mortgage loan until a satisfactory environmental site assessment is obtained or until any required remedial action is taken. In addition, there can be no assurance that the requirements of the series 2006-C4 pooling and servicing agreement will effectively insulate the issuing entity from potential liability for a materially adverse environmental condition at any mortgaged real property.

     Environmental Insurance. In the case of one (1) mortgage loan (loan number
21) that we intend to include in the trust fund, representing 1.5% of the
Initial Mortgage Pool Balance and 1.9% of the Initial Loan Group No. 1 Balance,
the related mortgaged real property is covered by an environmental insurance policy obtained by or through the originator of the related mortgage loan, which was obtained in lieu of further testing related to prior dry cleaning operations at the property from approximately 1940 to 1965. With respect to this environmental insurance policy, the policy period continues at least two (2)
years beyond the maturity date. Subject to certain conditions and exclusions, this policy provides coverage of $3,000,000.00 against (i) losses which the insured has or will become legally obligated to pay as a result of claims first made against the insured during the policy period from pollution conditions on, at, under or emanating from the mortgaged real property, (ii) the lesser of either the remediation costs or the outstanding balance of the related loan, which shall include the principal and accrued interest from the date the default is reported until the date the outstanding balance is paid, as a result of pollution conditions on, at, under or emanating from the mortgaged real property.

     In the case of one (1) mortgage loan (loan number 162) that we intend to include in the trust fund, representing 0.1% of the Initial Mortgage Pool
Balance and 0.7% of the Initial Loan Group No. 2 Balance, the related mortgaged real property is covered by an individual or blanket environmental insurance policy obtained by or through the originator of the related mortgage loan, which was obtained in lieu of a Phase I environmental study. In general, such policy insures the issuing entity against losses resulting from certain known and unknown environmental conditions in violation of applicable environmental standards at the subject mortgaged real property during the applicable policy period, which period continues at least five (5) years beyond the maturity

                                       87

date of the mortgage loan to which it relates. Subject to certain conditions and exclusions, such insurance policy, by its terms, generally provides coverage, up to a maximum of 125% of the original loan balance, against (i) losses resulting from default under the mortgage loan to which it relates if on-site environmental conditions in violation of applicable environmental standards are discovered at the mortgaged real property during the policy period and no foreclosures of the mortgaged real property have taken place, (ii) losses from third-party claims against the issuing entity during the policy period for bodily injury, property damage or clean-up costs resulting from environmental conditions at or emanating from the mortgaged real property, and (iii) after foreclosure, costs of clean-up of environmental conditions in violation of applicable environmental standards discovered during the policy period to the extent required by applicable law, including any court order or other governmental directive.

     Property Condition Assessments. All but one (1) of the mortgaged real properties securing mortgage loans that we intend to include in the trust fund were inspected by professional engineers or architects. Two hundred eighty-six
(286) of those mortgaged real properties, securing 96.7% of the Initial Mortgage
Pool Balance, of which 254 mortgaged real properties secure mortgage loans in loans group no. 1, representing 99.0% of the Initial Loan Group No. 1 Balance, and 32 mortgaged real properties secure mortgage loans in loan group no. 2, representing 85.7% of the Initial Loan Group No. 2 Balance, were inspected during the 12-month period preceding the cut-off date, and two (2) of those mortgaged real properties securing mortgage loans, representing 2.6% of the
Initial Mortgage Pool Balance, of which one (1) mortgaged real property secures a mortgage loan in loan group no. 1, representing 0.3% of the Initial Loan Group
No. 1 Balance, and one (1) mortgaged real property secures a mortgage loan in loan group no. 2, representing 14.3% of the Initial Loan Group No. 2 Balance, were inspected prior to the 12-month period preceding the cut-off date. One (1)
mortgaged real property, securing 0.7% of the Initial Mortgage Pool Balance and
0.8% of the Initial Loan Group No. 1 Balance, respectively, is secured by land, therefore no property condition assessment was required. These inspections included an assessment of the general condition of the mortgaged real properties' exterior walls, roofing, interior construction, mechanical and electrical systems and the general condition of the site, buildings and other improvements located at each of the mortgaged real properties.

     The inspections identified various deferred maintenance items and necessary capital improvements at some of the mortgaged real properties. The resulting inspection reports generally included an estimate of cost for any recommended repairs or replacements at a mortgaged real property. When repairs or replacements were recommended, the related borrower was generally required to:

     o    carry out necessary repairs or replacements; or

     o    establish reserves, generally in an amount ranging from 100% to 125%
          of the estimated cost of the repairs or replacements necessary to cure the deferred maintenance items identified in the inspection report that, at the time of origination, remained outstanding, with that estimated cost being based upon the estimates given in the inspection report, or, in certain cases, upon an actual contractor's estimate.

     There can be no assurance that another inspector would not have discovered additional maintenance problems or risks, or arrived at different, and perhaps significantly different, judgments regarding the problems and risks disclosed by the respective inspection reports and the cost of corrective action.

     Appraisals and Market Studies. An independent appraiser that is state-certified and/or a member of the Appraisal Institute prepared an appraisal of each of the mortgaged real properties securing the mortgage loans that we intend to include in the trust fund, in order to establish the approximate value of the property. Those appraisals are the basis for the appraised values for the respective mortgaged real properties set forth on Annex A-1 to this offering prospectus. For 178 mortgaged real properties, securing 88.0% of the Initial
Mortgage Pool Balance, of which 146 mortgaged real properties secure mortgage loans in loan group no. 1, representing 88.4% of the Initial Loan Group No. 1
Balance, and 32 mortgaged real properties secure mortgage loans in loan group

                                       88

no. 2, representing 85.7% of the Initial Loan Group No. 2 Balance, the appraised value is as of a date within 12 months of the cut-off date. For 111 mortgaged real properties, securing 12.0% of the Initial Mortgage Pool Balance, of which
110 mortgaged real properties secure mortgage loans in loan group no. 1, representing 11.6% of the Initial Loan Group No. 1 Balance, and one (1)
mortgaged real property secures a mortgage loan in loan group no. 2, representing 14.3% of the Initial Loan Group No. 2 Balance, the appraised value is as of a date during the 12- to 15-month period preceding the cut-off date.

     In some cases, an appraisal contained an "as is" value, with an "as of"
date consistent with the date that the appraisal was prepared, and a
"stabilized" value, with a specified future "as of" date. For mortgaged real properties where the specified conditions for the stabilized value were met, the stabilized value "as of" date was used in the analysis of the related appraiser, with certain exceptions, where stabilized values were used even when specified conditions have not been met.

     Each of the appraisals referred to above represents the analysis and opinions of the appraiser at or before the origination of the related underlying mortgage loan. The appraisals are not guarantees of, and may not be indicative of, the present or future value of the subject mortgaged real property. There can be no assurance that another appraiser would not have arrived at a different valuation of any particular mortgaged real property, even if the appraiser used the same general approach to, and the same method of, appraising that property.
Neither we nor any of the underwriters has confirmed the values of the respective mortgaged real properties in the appraisals referred to above.

     In general, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. However, this amount could be significantly higher than the amount obtained from the sale of a property under a distress or liquidation sale.

     The appraisal upon which the appraised value for each mortgaged real property is based contains, or is accompanied by a separate letter that contains, a statement by the respective appraiser, to the effect that the appraisal guidelines set forth in Title XI of the Financial Institutions Reform,
Recovery and Enforcement Act of 1989 were followed in preparing that appraisal.
However, neither we nor any of the underwriters, the related mortgage loan seller or the related originator has independently verified the accuracy of this statement.

     Zoning and Building Code Compliance. Each sponsor has, with respect to the mortgage loans that it is selling to us for inclusion in the trust fund, examined whether the use and operation of the related mortgaged real properties were in material compliance with all zoning and land-use ordinance, rules, regulations and orders applicable to those real properties at the time of origination. The sponsors may have considered--

     o    legal opinions or zoning consultant's reports,

     o    certifications from, and/or discussions with, government officials,

     o    information contained in appraisals, surveys and site plan,

     o    title insurance endorsements,

     o    representations by the related borrower contained in the related mortgage loan documents, or

     o    property condition assessments undertaken by independent licensed engineers,

in determining whether the mortgaged real properties were in compliance.

                                       89

     In some cases, the use, operation or structure of a mortgaged real property constitutes a permitted nonconforming use or structure. Generally, the improvements on that mortgaged real property may not be rebuilt to their current state in the event that those improvements are materially damaged or destroyed.
Generally, where a mortgaged real property constitutes a permitted nonconforming use or structure and the improvements on the particular property may not be rebuilt to their current specifications in the event of a major casualty, the related sponsor conducted an analysis as to:

     o    whether the extent of the nonconformity is material;

     o    whether sufficient insurance proceeds would be available to restore the mortgaged real property in accordance with then-applicable requirements, and whether the mortgaged real property, if permitted to be repaired or restored in conformity with current law, would be adequate security for the related mortgage loan;

     o    the extent of the risk that the mortgaged real property would suffer a material casualty of a magnitude that applicable ordinances would require conformity with current requirements, is remote; and/or

     o    whether the insurance proceeds, together with the value of the remaining property, would be sufficient to pay the loan.

     There is no assurance, however, that any such analysis was correct, or that the above determinations were made in each and every case.

     Hazard, Liability and Other Insurance. Although exceptions exist, the loan documents for each of the mortgage loans we intend to include in the trust fund generally require the related borrower to maintain with respect to the corresponding mortgaged real property the following insurance coverage:

     o    except in the case of manufactured housing, hazard insurance in an amount, subject to a customary deductible, that is at least equal to the lesser of--

          1.   the outstanding principal balance of the mortgage loan, and

          2.   replacement cost or the full insurable replacement cost of the improvements located on the insured property;

     o    if any portion of the improvements at the property are in an area identified in the federal register by the Flood Emergency Management
          Agency as having special flood hazards, flood insurance meeting the requirements of the Federal Insurance Administration guidelines in an amount that is equal to the least of--

          1.   the outstanding principal balance of the related mortgage loan,

          2.   the full insurable value of the insured property, and

          3.   the maximum amount of insurance available under the National
               Flood Insurance Act of 1968;

                                       90

     o    comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the insured property, in an amount at least equal to $1,000,000 per occurrence;

     o    business interruption or rent loss insurance either in an amount not less than 100% of the projected rental income or revenue from the insured property for at least 12 months or, alternatively, in an amount as may be required by the lender; and

     o    if the mortgaged real property is in an area identified as having a high risk of loss due to windstorms, windstorm insurance.

     In general, the mortgaged real properties for the mortgage loans that we intend to include in the trust fund are not insured against earthquake risks.
Thirty-eight (38) mortgaged real properties, securing 20.7% of the Initial
Mortgage Pool Balance, of which 34 of those mortgaged real properties secure mortgage loans in loan group no. 1, representing 20.7% of the Initial Loan Group
No. 1 Balance, and four (4) of those mortgaged real properties secure mortgage loans in loan group no. 2, representing 20.7% of the Initial Loan Group No. 2
Balance, are located in seismic zones 3 and 4, which are areas that are considered to have a high earthquake risk. In most of these cases, a third-party consultant conducted seismic studies to assess the probable maximum loss ("PML")
for the property. In general, those studies were performed in accordance with generally accepted industry standard assumptions and methodologies.

     In the case of some of the mortgaged real properties securing mortgage loans that we intend to include in the trust fund, the insurance covering any of such mortgaged real properties for acts of terrorism may be provided through a blanket policy that also covers properties unrelated to the trust fund. Acts of terrorism at those other properties could exhaust coverage under the blanket policy. No representation is made as to the adequacy of any such insurance coverage provided under a blanket policy, in light of the fact that multiple properties are covered by that policy.

THE LOAN COMBINATIONS

     General. The mortgage pool will include two (2) mortgage loans that are each part of a separate Loan Combination. Each of those Loan Combinations consists of an aggregate debt evidenced by two (2) or more promissory notes, one or more of which we intend to include in the trust fund and one or more of which we will not include in the trust fund. In the case of any Loan Combination, the related promissory note(s) that we include in the trust fund will be treated as evidencing a single mortgage loan, and each related promissory note that is not included in the trust fund will be treated as evidencing a separate mortgage loan. The aggregate debt constituting any Loan Combination is secured by the same mortgage(s) or deed(s) of trust on the related mortgaged real property or properties. The promissory notes evidencing a particular Loan Combination are obligations of the same borrower and are cross-defaulted.

     The allocation of payments to the respective mortgage loans comprising a
Loan Combination, whether on a senior/subordinated or a pari passu basis (or some combination thereof), is effected either through one or more co-lender agreements or other intercreditor arrangements to which the respective holders of the subject promissory notes are parties or may be reflected by virtue of relevant provisions contained in the subject promissory notes and a common loan agreement. Such co-lender agreements or other intercreditor arrangements will, in general, govern the respective rights of the noteholders, including in connection with the servicing of the respective mortgage loans comprising a Loan
Combination.

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     The table below identifies each underlying mortgage loan that is part of a
Loan Combination.

                                                                                                            UNDERWRITTEN NCF
                                                                                                              DEBT SERVICE
                                                                                                           COVERAGE RATIO AND
                                                                                                              CUT-OFF DATE
                                                                                                           LOAN-TO-VALUE RATIO
                    MORTGAGE LOANS THAT ARE                     RELATED PARI PASSU  RELATED SUBORDINATE      OF ENTIRE LOAN
                  PART OF A LOAN COMBINATION                      NON-TRUST LOANS     NON-TRUST LOANS          COMBINATION
--------------------------------------------------------------  ------------------  -------------------  ----------------------
    MORTGAGED REAL PROPERTY NAME       ORIGINAL   CUT-OFF DATE                                                    CUT-OFF DATE
(AS IDENTIFIED ON ANNEX A-1 TO THIS   PRINCIPAL    PRINCIPAL    AGGREGATE ORIGINAL  AGGREGATE ORIGINAL   U/W NCF  LOAN-TO-VALUE
        OFFERING PROSPECTUS)           BALANCE      BALANCE     PRINCIPAL BALANCE   PRINCIPAL BALANCE      DSCR       RATIO
-----------------------------------  -----------  ------------  ------------------  -------------------  -------  -------------

1. ShopKo Portfolio                  $200,000,00  $200,000,000     $345,655,010             NAP            1.51x      76.39%
2. Wimbledon Place Apartments        $ 7,750,000  $  7,750,000         NAP               $250,000          1.16x      80.00%

     The ShopKo Portfolio Loan Combination.

     General. The ShopKo Portfolio Mortgage Loan has a cut-off date principal balance of $200,000,000, which represents 8.8% of the Initial Mortgage Pool
Balance and 10.6% of the Initial Loan Group No. 1 Balance. The ShopKo Portfolio
Mortgage Loan is evidenced by two promissory notes, one in the unpaid principal amount of $100,000,000 currently held by Citigroup Global Markets Realty Corp.
and one in the unpaid principal amount of $100,000,000 currently held by
Barclays Capital Real Estate Inc. The ShopKo Portfolio Mortgage Loan is one of
multiple mortgage loans, together referred to as the ShopKo Portfolio Loan
Combination, that are all: (a) obligations of the same borrowers; (b) secured by the same mortgage instrument(s) encumbering the ShopKo Portfolio Mortgaged
Properties; (c) cross-defaulted with each other; and (d) entitled to payments of interest and principal on a pro rata and pari passu basis. The entire ShopKo
Portfolio Loan Combination has an unpaid principal balance as of the cut-off date of $545,655,010.

     Each ShopKo Portfolio Non-Trust Loan is evidenced by a separate promissory note held by either Citigroup Global Markets Realty Corp. or Barclays Capital
Real Estate Inc. None of the ShopKo Portfolio Non-Trust Loans will be transferred to the issuing entity. It is expected that the ShopKo Portfolio
Non-Trust Loans will be transferred to third-party institutional investors or included in separate commercial mortgage securitization transactions or disposed of through a combination of these exit strategies. However, the ShopKo Portfolio
Non-Trust Loans will be serviced, along with the ShopKo Portfolio Mortgage Loan, under the series 2006-C4 pooling and servicing agreement by the master servicer and the special servicer, generally as if each ShopKo Portfolio Non-Trust Loan was a mortgage loan in the trust fund.

     ShopKo Portfolio Co-Lender Agreement. The respective rights of the ShopKo
Portfolio Non-Trust Loan Noteholders and the issuing entity, as holder of the promissory notes for the ShopKo Portfolio Mortgage Loan, will be governed by a co-lender agreement (the "ShopKo Portfolio Co-Lender Agreement"), which generally provides that:

     o    the holders of promissory notes representing more than 50% of the total principal balance of the ShopKo Portfolio Loan Combination will have the ability to advise and direct the master servicer and/or the special servicer with respect to certain specified servicing actions regarding the ShopKo Portfolio Loan Combination, including (but not limited to) those involving foreclosure or material modification of the ShopKo Portfolio Mortgage Loan and the ShopKo Portfolio Non-Trust
          Loans, as described under "The Series 2006-C4 Pooling and Servicing
          Agreement--The Series 2006-C4 Controlling Class Representative and the
          Non-Trust Loan Noteholders--Rights and Powers of the Series 2006-C4
          Controlling Class Representative and the ShopKo Portfolio Non-Trust
          Loan Noteholders" in this offering prospectus;

     o    the holders of promissory notes representing more than 50% of the total principal balance of the ShopKo Portfolio Non-Trust Loans will be entitled to replace the special servicer with respect to

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          the ShopKo Portfolio Loan Combination, as described under "The Series
          2006-C4 Pooling and Servicing Agreement--Replacement of the Special
          Servicer" in this offering prospectus;

     o    if and for so long as the ShopKo Portfolio Loan Combination remains a specially serviced mortgage loan and upon the date when any monthly payment becomes at least 60 days delinquent, then the issuing entity, as holder of the promissory notes for the ShopKo Portfolio Mortgage
          Loan, and the ShopKo Portfolio Non-Trust Loan Noteholders will each have the option to purchase the entire remaining portion of the ShopKo
          Portfolio Loan Combination (with preference to be given to the first such party to exercise such option) at a price at least equal to the unpaid principal balance of the ShopKo Portfolio promissory notes to be purchased, together with all accrued unpaid interest on those notes
          (other than Default Interest) to but not including the date of such purchase; and

     o    any holder of a promissory note evidencing a mortgage loan that is part of the ShopKo Portfolio Loan Combination will be entitled to appoint a representative to exercise any of its rights set forth in the preceding three bullets, which representative will, in the case of the issuing entity, for purposes of the third preceding bullet and the immediately preceding bullet, be the series 2006-C4 controlling class representative pursuant to the series 2006-C4 pooling and servicing agreement.

     Payments. Pursuant to the ShopKo Portfolio Co-Lender Agreement, following the allocation of payments to each mortgage loan in the ShopKo Portfolio Loan
Combination in accordance with the related loan documents, collections on the
ShopKo Portfolio Loan Combination will be allocated (after application to certain related unreimbursed or unpaid costs and expenses, including outstanding advances, together with interest thereon, and unpaid servicing compensation)
generally in the following manner:

     o    first, to the ShopKo Portfolio Mortgage Loan and the ShopKo Portfolio
          Non-Trust Loans, on a pro rata and pari passu basis, in an amount up to all accrued and unpaid interest (other than Default Interest) on the respective principal balances of such mortgage loans (net of related master servicing fees), until all such interest is paid in full;

     o    second, to the ShopKo Portfolio Mortgage Loan and the ShopKo Portfolio
          Non-Trust Loans, on a pari passu basis, their respective pro rata portions (based on balance) of any payments and other collections of principal with respect to the ShopKo Portfolio Loan Combination;

     o    third, to the ShopKo Portfolio Mortgage Loan and the ShopKo Portfolio
          Non-Trust Loans, on a pari passu basis, their respective pro rata portions (based on balance) of any prepayment consideration on the
          ShopKo Portfolio Loan Combination, to the extent actually paid by the borrower;

     o    fourth, to the ShopKo Portfolio Mortgage Loan and the ShopKo Portfolio
          Non-Trust Loans, their respective pro rata portions (based on balance)
          of any late payment charges and Default Interest (after application as provided in the series 2006-C4 pooling and servicing agreement), to the extent actually paid by the borrower, based on their respective principal balances;

     o    fifth, following a payment application trigger event with respect to the ShopKo Portfolio Loan Combination, on a pari passu basis, their respective pro rata portions of any unpaid excess interest accrued with respect to any replacement notes representing the ShopKo
          Portfolio Non-Trust Loans; and

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     o    sixth, if any excess amount is paid by the borrower and is not required to be returned to the borrower or to any other party under the loan documents, pro rata (by balance) to the ShopKo Portfolio
          Mortgage Loan and the ShopKo Portfolio Non-Trust Loans.

     The Wimbledon Place Apartments Loan Combination.

     General. The Wimbledon Place Apartments Mortgage Loan, which represents
0.3% of the Initial Mortgage Pool Balance and 2.0% of the Initial Loan Group No.
2 Balance, is secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Wimbledon Place Apartments. The related borrower has encumbered the related mortgaged real property with junior debt, which constitutes the related subordinate non-trust mortgage loan. The aggregate debt consisting of the Wimbledon Place Apartments Mortgage Loan and the related subordinate non-trust mortgage loan, which two mortgage loans constitute the
Wimbledon Place Apartments Loan Combination, is secured by a single mortgage instrument on the subject mortgaged real property. We intend to include the
Wimbledon Place Apartments Mortgage Loan in the trust fund. The related subordinate non-trust mortgage loan was sold to an unaffiliated third party and will not be included in the trust fund.

     The Wimbledon Place Apartments Mortgage Loan and related subordinate non-trust mortgage loan comprising the Wimbledon Place Apartments Loan
Combination are cross-defaulted. The outstanding principal balance of the related subordinate non-trust mortgage loan does not exceed 2.50% of the underwritten appraised value of the related mortgaged real property that secures the Wimbledon Place Apartments Loan Combination. The related subordinate non-trust mortgage loan has an interest rate of 12.75% per annum and has the same maturity date, amortization schedule and prepayment structure as the
Wimbledon Place Apartments Mortgage Loan. For purposes of the information presented in this offering prospectus with respect to the Wimbledon Place
Apartments Mortgage Loan, the loan-to-value ratio and debt service coverage ratio information reflects only the Wimbledon Place Apartments Mortgage Loan and does not take into account the related subordinate non-trust mortgage loan. The
Cut-off Date Loan-to-Value Ratio and the Underwritten Net Cash Flow Debt Service
Coverage Ratio for the entire Wimbledon Place Apartments Loan Combination
(calculated as if it was a single underlying mortgage loan) are 80.00% and
1.16x, respectively.

     The trust, as the holder of the Wimbledon Place Apartments Mortgage Loan, and the holder of the related subordinate non-trust mortgage loan will be successor parties to a separate intercreditor agreement, which we refer to as the Wimbledon Place Apartments Intercreditor Agreement, with respect to the
Wimbledon Place Apartments Loan Combination. The holder of the Wimbledon Place
Apartments Mortgage Loan must cause its servicer to provide certain information and reports related to the Wimbledon Place Apartments Loan Combination to the
holder of the related subordinate non-trust mortgage loan. The master servicer will collect payments with respect to the related subordinate non-trust mortgage loan prior to the inclusion of such subordinate non-trust mortgage loan in a securitization and also after the occurrence of certain events of default as described under "Servicing of the Wimbledon Place Apartments Loan Combination"
below. The following describes certain provisions of the Wimbledon Place
Apartments Intercreditor Agreement. The following does not purport to be complete and is subject to, and qualified in its entirety by reference to, the actual provisions of the Wimbledon Place Apartments Intercreditor Agreement.

     Allocation of Payments Between the Wimbledon Place Apartments Mortgage Loan
and the Wimbledon Place Apartments Non-Trust Loan. The rights of the holder of the related subordinate non-trust mortgage loan to receive payments of interest, principal and other amounts are subordinated to the rights of the holder of the
Wimbledon Place Apartments Mortgage Loan to receive such amounts. So long as a
Wimbledon Place Apartments Material Default has not occurred or, if a Wimbledon
Place Apartments Material Default has occurred, that Wimbledon Place Apartments
Material Default is no longer continuing with respect to the Wimbledon Place
Apartments Loan Combination, the related borrower under the Wimbledon Place
Apartments Loan Combination will make separate payments of principal and interest to the respective holders of the

                                       94

Wimbledon Place Apartments Mortgage Loan and related subordinate non-trust mortgage loan. Escrow and reserve payments will be made to the master servicer on behalf of the trust (as the holder of the Wimbledon Place Apartments Mortgage
Loan). Any proceeds under title, hazard or other insurance policies, or awards or settlements in respect of condemnation proceedings or similar exercises of the power of eminent domain, or any other principal prepayment of the Wimbledon
Place Apartments Loan Combination (together with any applicable yield maintenance charges), will generally be applied first to the principal balance of the Wimbledon Place Apartments Mortgage Loan and then to the principal balance of the related subordinate non-trust mortgage loan. If a Wimbledon Place
Apartments Material Default occurs and is continuing with respect to the
Wimbledon Place Apartments Loan Combination, then all payments and proceeds (of whatever nature) on the related subordinate non-trust mortgage loan will be subordinated to all payments due on the Wimbledon Place Apartments Mortgage Loan and the amounts with respect to such loan combination will be paid in the following manner:

     o    first, to the master servicer, the special servicer or the trustee, up to the amount of any unreimbursed costs and expenses paid by such entity, including unreimbursed advances and interest thereon;

     o    second, to the master servicer and the special servicer, in an amount equal to the accrued and unpaid servicing fees and/or other compensation earned by them;

     o    third, to the trust, in an amount equal to interest (other than
          Default Interest) due with respect to the Wimbledon Place Apartments
          Mortgage Loan;

     o    fourth, to the trust, in an amount equal to the principal balance of the Wimbledon Place Apartments Mortgage Loan until paid in full;

     o    fifth, to the trust, in an amount equal to any prepayment premium, to the extent actually paid, allocable to the Wimbledon Place Apartments
          Mortgage Loan;

     o    sixth, to the holder of the related subordinate non-trust mortgage loan up to the amount of any unreimbursed costs and expenses paid by the holder of the related subordinate non-trust mortgage loan or paid or advanced by a servicer or a trustee on its behalf;

     o    seventh, to the holder of the related subordinate non-trust mortgage loan, in an amount equal to interest (other than Default Interest) due with respect to the related subordinate non-trust mortgage loan;

     o    eighth, to the holder of the related subordinate non-trust mortgage loan, in an amount equal to the principal balance of the related subordinate non-trust mortgage loan until paid in full;

     o    ninth, to the holder of the related subordinate non-trust mortgage loan, in an amount equal to any prepayment premium, to the extent actually paid, allocable to the related subordinate non-trust mortgage loan;

     o    tenth, to the trust and the holder of the related subordinate non-trust mortgage loan, in that order, in an amount equal to any unpaid Default Interest accrued on the Wimbledon Place Apartments
          Mortgage Loan and the related subordinate non-trust mortgage loan, respectively;

     o    eleventh, any amounts actually collected on the Wimbledon Place
          Apartments Loan Combination or recovered from the mortgaged property that represent late payment charges (other than a prepayment premium or Default Interest), to the extent not payable to any servicer or trustee, to

                                       95

          the trust and the holder of the related subordinate non-trust mortgage loan, pro rata, based upon original principal balances as of the date of origination; and

     o    twelfth, any excess, to the trust and the holder of the related subordinate non-trust mortgage loan, pro rata, based upon original principal balances as of the date of origination.

     If, after the expiration of the right of the holder of the related subordinate non-trust mortgage loan to purchase the Wimbledon Place Apartments
Mortgage Loan (as described below), the Wimbledon Place Apartments Mortgage Loan or the related subordinate non-trust mortgage loan is modified in connection with a work-out so that, with respect to either the Wimbledon Place Apartments
Mortgage Loan or the related subordinate non-trust mortgage loan, (a) the outstanding principal balance is decreased, (b) payments of interest or principal are waived, reduced or deferred or (c) any other adjustment is made to any of the terms of that mortgage loan, then, solely to the extent the effect of the foregoing can be absorbed by the related subordinate non-trust mortgage loan
(without any out-of-pocket payments from the holder of the related subordinate non-trust mortgage loan or its servicers), the related subordinate non-trust mortgage loan will bear the full economic effect thereof attributable to such work-out (up to the outstanding principal balance of the related subordinate non-trust mortgage loan, together with accrued interest thereon and any other amounts due to the holder thereof).

     On or before each payment date, amounts payable to the trust as holder of the Wimbledon Place Apartments Mortgage Loan pursuant to the Wimbledon Place
Apartments Intercreditor Agreement will be included in the Total Available P&I
Funds for that payment date to the extent described in this offering prospectus and amounts payable to the holder of the related subordinate non-trust mortgage loan will be distributed to the holder thereof net of fees and expenses to the extent provided in the Wimbledon Place Apartments Intercreditor Agreement.

     Any losses and expenses that are associated with the Wimbledon Place
Apartments Mortgage Loan and the related subordinate non-trust mortgage loan will be allocated in accordance with the terms of the Wimbledon Place Apartments
Intercreditor Agreement, first, to the related subordinate non-trust mortgage loan and, second, to the Wimbledon Place Apartments Mortgage Loan. The portion of those losses and expenses allocated to the Wimbledon Place Apartments
Mortgage Loan will be allocated among the series 2006-C4 certificates in the manner described under "Description of the Offered Certificates--Reductions of
Certificate Principal Balances in Connection with Realized Losses and Additional
Trust Fund Expenses" in this offering prospectus.

     Servicing of the Wimbledon Place Apartments Loan Combination. The Wimbledon
Place Apartments Mortgage Loan and the mortgaged real property will be serviced and administered by the master servicer pursuant to the series 2006-C4 pooling and servicing agreement. The master servicer and/or special servicer will service and administer the related subordinate non-trust mortgage loan to the extent described below. The Servicing Standard set forth in the series 2006-C4 pooling and servicing agreement will require the master servicer and the special servicer to take into account the interests of both the series 2006-C4 certificateholders and the holder of the related subordinate non-trust mortgage loan when servicing the Wimbledon Place Apartments Loan Combination, with a view to maximizing the realization for both as a collective whole. Any reference in this prospectus supplement to the interests of the series 2006-C4 certificateholders will mean, with respect to the servicing and administration of the Wimbledon Place Apartments Loan Combination, the series 2006-C4 certificateholders and the holder of the related subordinate non-trust mortgage loan, as a collective whole.

     The master servicer and the special servicer have the initial authority to service and administer, and to exercise the rights and remedies with respect to, the Wimbledon Place Apartments Loan Combination. Subject to certain limitations with respect to modifications and certain rights of the holder of the related subordinate non-trust mortgage loan to purchase the Wimbledon Place Apartments
Mortgage Loan, the holder of the related subordinate non-trust mortgage loan has no voting, consent or other rights whatsoever with respect to the master

                                       96

servicer's or special servicer's administration of, or the exercise of its rights and remedies with respect to, the Wimbledon Place Apartments Loan
Combination.

     Prior to a securitization of the related subordinate non-trust mortgage loan, the holder of the Wimbledon Place Apartments Mortgage Loan will service or cause to be serviced the related subordinate non-trust mortgage loan. When the related subordinate non-trust mortgage loan is included within a securitization, primary and master servicers of the related subordinate non-trust mortgage loan will be designated, and such servicers will be responsible for collecting from the related borrower and distributing payments in respect of the related subordinate non-trust mortgage loan pursuant to a separate servicing agreement that governs the securitization for such subordinate non-trust mortgage loan.
The master servicer under the series 2006-C4 pooling and servicing agreement will otherwise administer the Wimbledon Place Apartments Mortgage Loan and the
related subordinate non-trust mortgage loan unless: (i) there shall occur and be continuing a Wimbledon Place Apartments Material Default, in which case the master servicer and the special servicer shall collect and distribute such payments with respect to the Wimbledon Place Apartments Loan Combination, subject to the terms of the Wimbledon Place Apartments Intercreditor Agreement
during which time the master servicer and the special servicer shall be entitled to servicing compensation in accordance with the series 2006-C4 pooling and servicing agreement, or (ii) the holder of the related subordinate non-trust mortgage loan purchases the Wimbledon Place Apartments Mortgage Loan pursuant to the terms of the Wimbledon Place Apartments Intercreditor Agreement, in which case the servicers designated to service the related subordinate non-trust mortgage loan shall assume all responsibility with respect to the servicing of the Wimbledon Place Apartments Loan Combination.

     Modifications. The holder of the related subordinate non-trust mortgage loan may exercise certain approval rights relating to a deferral, modification, supplement or waiver of the Wimbledon Place Apartments Mortgage Loan or the
related subordinate non-trust mortgage loan that materially and adversely affects the holder of such subordinate non-trust mortgage loan prior to the expiration of the repurchase period described in the following paragraph.

     Purchase of the Wimbledon Place Apartments Mortgage Loan by the Wimbledon
Place Apartments Non-Trust Loan Noteholder. In the event that (i) any payment of principal or interest on the Wimbledon Place Apartments Mortgage Loan or the
related subordinate non-trust mortgage loan becomes 90 or more days delinquent,
(ii) the principal balance of such Wimbledon Place Apartments Mortgage Loan or the related subordinate non-trust mortgage loan has been accelerated, (iii) the principal balance of such Wimbledon Place Apartments Mortgage Loan or the related subordinate non-trust mortgage loan is not paid at maturity, (iv) the borrower files a petition for bankruptcy or is otherwise the subject of a bankruptcy proceeding or (v) any other event where the cash flow payment under the related subordinate non-trust mortgage loan has been interrupted and payments are made pursuant to the Wimbledon Place Apartments Material Default waterfall, the holder of the related subordinate non-trust mortgage loan will be entitled to purchase the Wimbledon Place Apartments Mortgage Loan from the trust for a period of 30 days after its receipt of a repurchase option notice from the trust, subject to certain conditions set forth in the Wimbledon Place Apartments
Intercreditor Agreement. The purchase price will generally equal the unpaid principal balance of the Wimbledon Place Apartments Mortgage Loan, together with all unpaid interest on the Wimbledon Place Apartments Mortgage Loan (other than default interest and other late payment charges) at the related mortgage rate and any outstanding servicing expenses, servicing advances and interest on advances for which the borrower under the Wimbledon Place Apartments Mortgage
Loan is responsible. The purchase price will not include any liquidation fee, success fee or termination compensation, and unless the borrower or an affiliate is purchasing the Wimbledon Place Apartments Mortgage Loan, no prepayment consideration will be payable in connection with the purchase of the Wimbledon
Place Apartments Mortgage Loan.

     The holder of the related subordinate non-trust mortgage loan does not have any rights to cure any defaults with respect to the Wimbledon Place Apartments
Loan Combination.

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ASSIGNMENT OF THE MORTGAGE LOANS; REPURCHASES AND SUBSTITUTIONS

     On or before the Issue Date, we will acquire the subject mortgage loans pursuant to one or more mortgage loan purchase agreements. On the Issue Date, we will transfer the subject mortgage loans, without recourse, to the trustee for the benefit of the series 2006-C4 certificateholders. In connection with such transfer, the applicable mortgage loan seller, which in each case is one of the sponsors, is required to deliver or cause to be delivered to the trustee or to a document custodian appointed by the trustee, among other things, the following documents with respect to each mortgage loan that we intend to include in the trust fund (as to each such mortgage loan, the "Mortgage File"):

     (a)  the original mortgage note, endorsed on its face or by allonge attached thereto, without recourse, to the order of the trustee or in blank (or, if the original mortgage note has been lost, an affidavit to such effect from the applicable mortgage loan seller or another prior holder, together with a copy of the mortgage note);

     (b)  the original or a copy of the mortgage instrument, together with an original or a copy of any intervening assignments of the mortgage instrument, in each case (unless not yet returned by the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recorder's office;

     (c)  the original or a copy of any related assignment of leases and of any intervening assignments thereof (if such assignment of leases is a document separate from the related mortgage instrument), in each case
          (unless not yet returned by the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recorder's office;

     (d)  an original assignment of the mortgage instrument in favor of the trustee or in blank and (subject to the completion of certain missing recording information and, if delivered in blank, completion of the name of the trustee) in recordable form;

     (e)  an original assignment of any related assignment of leases (if such assignment of leases is a document separate from the related mortgage instrument) in favor of the trustee or in blank and (subject to the completion of certain missing recording information and, if delivered in blank, completion of the name of the trustee) in recordable form;

     (f)  originals or copies of all modification, consolidation, assumption and substitution agreements in those instances in which the terms or provisions of the mortgage instrument or mortgage note have been consolidated or modified or the mortgage loan has been assumed or consolidated;

     (g)  the original or a copy of the policy or certificate of lender's title insurance, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a pro forma or specimen version of, or a marked commitment for, the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

     (h)  any filed copies (bearing evidence of filing) or other evidence of filing reasonably satisfactory to us of any prior UCC financing statements, related amendments and continuation statements in the possession of the applicable mortgage loan seller (unless not yet returned by the applicable filing office);

     (i)  an original assignment in favor of the trustee or in blank of any financing statement executed and filed in favor of the applicable mortgage loan seller in the relevant jurisdiction;

                                       98

     (j)  any intercreditor, co-lender or similar agreement relating to permitted debt of the related borrower;

     (k)  copies of any loan agreement, escrow agreement, security agreement or letter of credit relating to such mortgage loan;

     (l)  the original or a copy of any ground lease and ground lessor estoppel;
          and

     (m)  environmental insurance policy or guaranty relating to such mortgage loan;

provided that, except in the case of the items described in clauses (a), (b),
(g) and (l) of this sentence, which are to be delivered on the Issue Date, each mortgage loan seller is permitted up to 30 days following the Issue Date to deliver the Mortgage File for each of the underlying mortgage loans that it is contributing to the series 2006-C4 securitization transaction.

     The trustee, either directly or through a custodian, is required to hold all of the documents delivered to it with respect to the underlying mortgage loans, in trust for the benefit of the series 2006-C4 certificateholders and, in the case of each of the ShopKo Portfolio Loan Combination and the Wimbledon
Place Apartments Loan Combination, also for the benefit of the related Non-Trust
Loan Noteholder(s). Within a specified period of time following that delivery, the trustee, directly or through a custodian, will be further required to conduct a review of those documents. The scope of the trustee's review of those documents will, in general, be limited solely to confirming that they have been received. None of the trustee, the master servicer, the special servicer or any custodian is under any duty or obligation to inspect, review or examine any of the documents relating to the underlying mortgage loans to determine whether the document is valid, effective, enforceable, in recordable form or otherwise appropriate for the represented purpose.

     The trustee may appoint at the trustee's expense one or more custodians to hold all or a portion of the Mortgage Files as agent for the trustee. Neither the master servicer nor the special servicer has any duty to verify that any such custodian is qualified to act as such in accordance with the series 2006-C4 pooling and servicing agreement. The trustee may enter into agreements to appoint a custodian which is not the trustee, provided that such agreement: (i)
is consistent with the series 2006-C4 pooling and servicing agreement in all material respects and requires the custodian to comply with all of the applicable conditions of the series 2006-C4 pooling and servicing agreement;
(ii) provides that if the trustee no longer acts in the capacity of trustee under the series 2006-C4 pooling and servicing agreement, the successor trustee or its designee may thereupon assume all of the rights and, except to the extent they arose prior to the date of assumption, obligations of the custodian under such agreement or, alternatively, may terminate such agreement without cause and without payment of any penalty or termination fee; and (iii) may provide that the related custodian will be entitled to be indemnified out of the assets of the trust fund in connection with losses arising from the performance by such custodian of its duties in accordance with the provisions of the related custodial agreement if and to the extent such indemnification would be permitted to the trustee under the series 2006-C4 pooling and servicing agreement. The appointment of one or more custodians does not relieve the trustee from any of its obligations under the series 2006-C4 pooling and servicing agreement, and the trustee is responsible for all acts and omissions of any custodian. The pooling and servicing agreement requires that any custodian engaged by the trustee must maintain a fidelity bond and errors and omissions policy in amounts customary for custodians performing duties similar to those set forth in therein. See "Transaction Participants--The Trustee" in this offering prospectus.

     As discussed above, the trustee or a custodian on its behalf is required to review each Mortgage File within a specified period following its receipt thereof. If any of the documents required to be part of the Mortgage File for any underlying mortgage loan is found during the course of such review to be missing or defective, and in either case such omission or defect materially and adversely affects the value of the applicable mortgage loan or the interests of the series 2006-C4 certificateholders therein, then the applicable mortgage loan seller, if it does not deliver the document or cure the defect (other than omissions solely due to a document not

                                       99

having been returned by the related recording office) within a period of 90 days following such mortgage loan seller's receipt of notice thereof, will be obligated pursuant to the applicable mortgage loan purchase agreement (the relevant rights under which will be assigned by us to the trustee) to: (1)
repurchase the affected mortgage loan within such 90-day period at a price (the
"Purchase Price") generally equal to the sum of (a) the unpaid principal balance of such mortgage loan, (b) the unpaid accrued interest on such mortgage loan
(other than any Default Interest and/or Post-ARD Additional Interest) to but not
including the due date in the collection period in which the purchase is to occur plus any accrued and unpaid interest on monthly debt service advances, (c)
all related and unreimbursed servicing advances plus any accrued and unpaid interest thereon, (d) any reasonable costs and expenses, including, but not limited to, the cost of any enforcement action, incurred by the master servicer, the special servicer, the trustee or the trust fund in connection with any purchase by a mortgage loan seller (to the extent not included in clause (c)
above or clause (e) below), and (e) any other Additional Trust Fund Expenses in respect of such underlying mortgage loan (including any Additional Trust Fund
Expenses previously reimbursed or paid by the trust fund but not so reimbursed by the related borrower or other party or from insurance proceeds or condemnation proceeds or any other collections in respect of the underlying mortgage loan or the related mortgaged real property from a source other than the trust fund, and including, if the subject underlying mortgage loan is repurchased after the end of the required cure period (as it may be extended as described below), any liquidation fee payable to the special servicer in respect of such underlying mortgage loan, as described under "The Series 2006-C4 Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of
Expenses--Principal Special Servicing Compensation--The Liquidation Fee"); or
(2) substitute a Qualified Substitute Mortgage Loan for such mortgage loan and pay a shortfall amount equal to the difference between the Purchase Price of the deleted mortgage loan calculated as of the date of substitution and the Stated
Principal Balance of such Qualified Substitute Mortgage Loan as of the date of substitution (the "Substitution Shortfall Amount"); provided that, unless the document omission or defect would cause the subject mortgage loan not to be a qualified mortgage within the meaning of Section 860G(a)(3) of the Internal
Revenue Code, the applicable mortgage loan seller will generally have an additional 90-day period to deliver the missing document or cure the defect, as the case may be, if it is diligently proceeding to effect such delivery or cure.
The foregoing repurchase or substitution obligation constitutes the sole remedy available to the series 2006-C4 certificateholders and the trustee for any uncured failure to deliver, or any uncured defect in, a constituent mortgage loan document. Each mortgage loan seller is solely responsible for its repurchase or substitution obligation, and those obligations will not be our responsibility. Any substitution of a Qualified Substitute Mortgage Loan for a defective mortgage loan in the trust fund must occur no later than the second anniversary of the Issue Date.

     The series 2006-C4 pooling and servicing agreement and/or the applicable mortgage loan purchase agreement will require the trustee or the related mortgage loan seller to cause each of the assignments described in clauses (d),
(e) and (i) of the fourth preceding paragraph to be submitted for recording or filing, as applicable, in the appropriate public records within a specified time period.

REPRESENTATIONS AND WARRANTIES; REPURCHASES AND SUBSTITUTIONS

     In the related mortgage loan purchase agreement, the applicable mortgage loan seller, which in each case is one of the sponsors, will represent and warrant with respect to each mortgage loan that we intend to include in the trust fund (subject to certain exceptions specified in the related mortgage loan purchase agreement), as of the Issue Date, or as of such other date specifically provided in the representation and warranty, among other things, generally that:

     (i)    the information with respect to the subject mortgage loan set forth in the schedule of mortgage loans attached to the applicable mortgage loan purchase agreement (which contains certain of the information set forth in Annex A-1 to this offering prospectus) was true and correct in all material respects as of the cut-off date;

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     (ii)   as of the date of its origination, the subject mortgage loan and the interest (exclusive of any default interest, late charges or prepayment premiums) contracted for thereunder complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such mortgage loan, including those pertaining to usury;

     (iii)  immediately prior to the sale, transfer and assignment to us, the applicable mortgage loan seller had good and marketable title to, and was the sole owner of, each mortgage loan, and is transferring the mortgage loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering the subject mortgage loan, with the exception of agreements regarding servicing of the mortgage loans as provided in the series 2006-C4 pooling and servicing agreement, subservicing agreements permitted thereunder and a servicing rights purchase agreement between the master servicer and the applicable mortgage loan seller;

     (iv)   the proceeds of the subject mortgage loan have been fully disbursed
            (except to the extent that a portion of such proceeds are being held in escrow or reserve accounts) and there is no requirement for future advances thereunder by the lender;

     (v)    each related mortgage note, mortgage instrument, assignment of leases, if any, and other agreement executed by the mortgagor in connection with the subject mortgage loan is a legal, valid and binding obligation of the related borrower (subject to any nonrecourse provisions therein and any state anti-deficiency or market value limit deficiency legislation), enforceable in accordance with its terms, except (a) that certain provisions contained in such mortgage loan documents are or may be
            unenforceable in whole or in part under applicable state or federal laws, but neither the application of any such laws to any such provision nor the inclusion of any such provision renders any of the mortgage loan documents invalid as a whole and such mortgage loan documents taken as a whole are enforceable to the extent necessary and customary for the practical realization of the principal rights and benefits afforded thereby, and (b) as such enforcement may be limited by bankruptcy, insolvency, receivership, reorganization, moratorium, redemption, liquidation or other laws affecting the enforcement of creditors' rights generally, and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law);

     (vi)   as of the date of its origination, there was no valid offset, defense, counterclaim, abatement or right to rescission with respect to any of the related mortgage note, mortgage instrument or other agreements executed in connection therewith, and, as of the cut-off date, there was no valid offset, defense, counterclaim or right to rescission with respect to such mortgage note, mortgage instrument or other agreements, except in each case with respect to the enforceability of any provisions requiring the payment of Default
            Interest, late fees, Post-ARD Additional Interest, prepayment premiums or yield maintenance charges;

     (vii)  each related assignment of the related mortgage instrument and assignment of any related assignment of leases from the applicable mortgage loan seller to the trustee constitutes the legal, valid and binding assignment from such mortgage loan seller (subject to the customary exceptions and limitations set forth in clause (v) above);

     (viii) the related mortgage instrument is a valid and enforceable first lien on the related mortgaged real property subject to the exceptions and limitations set forth in clause (v) above and subject to (a) the lien of current real property taxes, ground rents, water charges, sewer rents and assessments not yet delinquent and accruing interest or penalties, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record, none of which, individually or in the aggregate, materially and adversely interferes with the current use of the

                                      101

            related mortgaged real property or the security intended to be provided by such mortgage instrument or with the borrower's ability to pay its obligations under the subject mortgage loan when they become due or materially and adversely affects the value of the related mortgaged real property, (c) the exceptions (general and specific) and exclusions set forth in the related title insurance policy or appearing of record, none of which, individually or in the aggregate, materially interferes with the current use of the related mortgaged real property or the security intended to be provided by such mortgage instrument or with the borrower's ability to pay its obligations under the subject mortgage loan when they become due or materially and adversely affects the value of the related mortgaged real property, (d) other matters to which like properties are commonly subject, none of which, individually or in the aggregate, materially and adversely interferes with the current use of the mortgaged real property or the security intended to be provided by such mortgage instrument or with the borrower's ability to pay its obligations under the subject mortgage loan when they become due or materially and adversely affects the value of the mortgaged real property, (e) the right of tenants (whether under ground leases, space leases or operating leases) at the related mortgaged real property to remain following a foreclosure or similar proceeding
            (provided that such tenants are performing under such leases) and
            (f) if the subject mortgage loan is cross-collateralized with any other mortgage loan, the lien of such mortgage instrument for such other mortgage loan;

     (ix)   all real estate taxes and governmental assessments, or installments thereof, which would be a lien on the related mortgaged real property and that prior to the cut-off date have become delinquent in respect of the related mortgaged real property, have been paid, or an escrow of funds in an amount sufficient (together with future escrow payments required under the related mortgage instrument) to cover such payments has been established; provided that for purposes of this representation and warranty, real estate taxes and governmental assessments and installments thereof will not be considered delinquent until the earlier of (x) the date on which interest and/or penalties would first be payable thereon and (y) the date on which enforcement action is entitled to be taken by the related taxing authority;

     (x)    to the applicable mortgage loan seller's actual knowledge as of the cut-off date, and to the applicable mortgage loan seller's actual knowledge based solely upon due diligence customarily performed in connection with the origination of comparable mortgage loans by the applicable mortgage loan seller, each related mortgaged real property was free and clear of any material damage (other than deferred maintenance for which escrows were established at origination) that would materially and adversely affect the value of such mortgaged real property as security for the subject mortgage loan, and to the applicable mortgage loan seller's actual knowledge as of the cut-off date there was no proceeding pending for the total or partial condemnation of such mortgaged real property;

     (xi)   as of the date of its origination, all insurance coverage required under each related mortgage instrument was in full force and effect with respect to the related mortgaged real property, which insurance covered such risks as were customarily acceptable to prudent commercial and multifamily mortgage lending institutions lending on the security of property comparable to the related mortgaged real property in the jurisdiction in which such mortgaged real property is located, and with respect to a fire and extended perils insurance policy, was in an amount (subject to a customary deductible) at least equal to the lesser of (a) the replacement cost of
            improvements located on such mortgaged real property, or (b) the initial principal balance of the subject mortgage loan, and in any event, the amount necessary to prevent operation of any co-insurance provisions, was in full force and effect with respect to each related mortgaged real property;

                                      102

     (xii)  as of the Issue Date, the subject mortgage loan is not, and in the prior 12 months (or since the date of origination if the subject mortgage loan has been originated within the past 12 months), has not been, 30 days or more past due in respect of any scheduled payment; and

     (xiii) one or more environmental site assessments, updates or transaction screens thereof were performed by an environmental consulting firm independent of the applicable mortgage loan seller and the applicable mortgage loan seller's affiliates with respect to each related mortgaged real property during the 18-month period preceding the origination of the subject mortgage loan, and the applicable mortgage loan seller, having made no independent inquiry other than to review the report(s) prepared in connection with the
            assessment(s), updates or transaction screens referenced herein, has no actual knowledge and has received no notice of any material and adverse environmental condition or circumstance affecting such mortgaged real property that was not disclosed in such report(s).

     In addition to the above-described representations and warranties, each mortgage loan seller will also make other representations and warranties regarding the mortgage loans being sold by it to us for inclusion in the series
2006-C4 securitization transaction, any of which representations and warranties may be made to such mortgage loan seller's knowledge, may cover facts as of a date prior to the Issue Date (such as the date of origination of the subject mortgage loan) and/or be subject to certain identified exceptions. Those other representations and warranties will cover a variety of topics, including: (a)
the existence of title insurance; (b) the filing of uniform commercial code financing statements; (c) the absence of material damage (other than deferred maintenance) at any related mortgaged real property that would materially and adversely affect the value of that property as security for the subject mortgage loan; (d) the absence of any pending proceeding for the total or partial condemnation of any related mortgaged real property; (e) the absence of any state or federal bankruptcy proceeding involving the borrower under any underlying mortgage loan; (f) the existence of, and exceptions to, due-on-sale and due-on-encumbrance provisions in the underlying mortgage loans; (g) the type of permitted real property collateral releases; (h) compliance with zoning ordinances, building codes and land laws; (i) in the case of a leasehold mortgage loan, the presence of lender protections in the ground lease and/or ground lessor estoppel; and (j) REMIC eligibility of the subject underlying mortgage loan.

     In the case of a breach of any of the loan-level representations and warranties in any mortgage loan purchase agreement that materially and adversely affects the value of any of the underlying mortgage loans or the interests of the series 2006-C4 certificateholders therein, the applicable mortgage loan seller, if it does not cure such breach within a period of 90 days following its receipt of notice thereof, is obligated pursuant to the applicable mortgage loan purchase agreement (the relevant rights under which have been assigned by us to the trustee) to either substitute a Qualified Substitute Mortgage Loan and pay any Substitution Shortfall Amount or to repurchase the affected mortgage loan within such 90-day period at the applicable Purchase Price; provided that, unless the breach would cause the mortgage loan not to be a qualified mortgage within the meaning of Section 860G(a)(3) of the Internal Revenue Code, the
applicable mortgage loan seller generally has an additional 90-day period to cure such breach if it is diligently proceeding with such cure. Each mortgage loan seller is solely responsible for its repurchase or substitution obligation, and such obligations will not be our responsibility. Any substitution of a
Qualified Substitute Mortgage Loan for a defective mortgage loan in the trust fund must occur no later than the second anniversary of the Issue Date.

     The foregoing substitution or repurchase obligation constitutes the sole remedy available to the series 2006-C4 certificateholders and the trustee for any uncured material breach of any mortgage loan seller's representations and warranties regarding its mortgage loans. There can be no assurance that the applicable mortgage loan seller will have the financial resources to repurchase any mortgage loan at any particular time. Each mortgage loan seller is the sole warranting party in respect of the mortgage loans sold by that mortgage loan seller to us, and no other person or entity will be obligated to substitute or repurchase any such affected mortgage

                                      103

loan in connection with a material breach of a mortgage loan seller's representations and warranties if such mortgage loan seller defaults on its obligation to do so.

REPURCHASE OR SUBSTITUTION OF CROSS-COLLATERALIZED MORTGAGE LOANS

     If (a) any underlying mortgage loan is required to be repurchased or substituted for in the manner described above in "--Assignment of the Mortgage
Loans; Repurchases and Substitutions" or "--Representations and Warranties;
Repurchases and Substitutions," (b) that mortgage loan is cross-collateralized and cross-defaulted with one or more other mortgage loans in the trust fund and
(c) the applicable document omission or defect or breach of a representation and warranty giving rise to the repurchase/substitution obligation does not otherwise relate to any other Crossed Loan in the subject Crossed Group (without regard to this paragraph), then the applicable document omission or defect or the applicable breach, as the case may be, will be deemed to relate to the other
Crossed Loans in the subject Crossed Group for purposes of this paragraph, and the related mortgage loan seller will be required to repurchase or substitute for such other Crossed Loan(s) in the subject Crossed Group as provided above in
"--Assignment of the Mortgage Loans; Repurchases and Substitutions" or
"--Representations and Warranties; Repurchases and Substitutions" unless: (i)
the debt service coverage ratio for all of the remaining Crossed Loans for the four calendar quarters immediately preceding the repurchase or substitution is not less than the debt service coverage ratio for all such related Crossed
Loans, including the actually affected Crossed Loan, for the four calendar quarters immediately preceding the repurchase or substitution, (ii) the loan-to-value ratio for any of the remaining related Crossed Loans, determined at the time of repurchase or substitution based upon an appraisal obtained by the special servicer at the expense of the related mortgage loan seller is not greater than the loan-to-value ratio for all such related Crossed Loans, including the actually affected Crossed Loan, determined at the time of repurchase or substitution based upon an appraisal obtained by the special servicer at the expense of the related mortgage loan seller, and (iii) the trustee receives an opinion of counsel to the effect that such repurchase or substitution will not adversely affect the tax status of any REMIC created under the series 2006-C4 pooling and servicing agreement. If the conditions set forth in clauses (i), (ii) and (iii) of the prior sentence are satisfied, then the applicable mortgage loan seller may elect either to repurchase or substitute for only the actually affected Crossed Loan as to which the related breach or the related document omission or defect, as the case may be, exists or to repurchase or substitute for all of the Crossed Loans in the related Crossed Group.

     To the extent that the related mortgage loan seller repurchases or substitutes for an affected Crossed Loan as described in the immediately preceding paragraph while the trustee continues to hold any related Crossed
Loans, we and the related mortgage loan seller have agreed in the related mortgage loan purchase agreement to forbear from enforcing any remedies against the other's Primary Collateral, but each is permitted to exercise remedies against the Primary Collateral securing its respective affected Crossed Loans, including, with respect to the trustee, the Primary Collateral securing mortgage loans still held by the trustee, so long as such exercise does not materially impair the ability of the other party to exercise its remedies against its
Primary Collateral. If the exercise of remedies by one party would materially impair the ability of the other party to exercise its remedies with respect to the Primary Collateral securing the Crossed Loans held by such party, then both parties must forbear from exercising such remedies until the loan documents evidencing and securing the relevant mortgage loans can be modified in a manner that complies with the related mortgage loan purchase agreement to remove the threat of material impairment as a result of the exercise of remedies.

     Notwithstanding the foregoing discussion, if any mortgage loan is otherwise required to be repurchased or substituted for in the manner described above, as a result of a document defect or breach with respect to one or more mortgaged real properties that secure a mortgage loan that is secured by multiple properties, the related mortgage loan seller will not be required to effect a repurchase or substitution of the subject mortgage loan if--

     o    the affected mortgaged real property(ies) may be released pursuant to the terms of any partial release provisions in the related loan documents and such mortgaged real property(ies) are, in

                                      104

          fact, released, and to the extent not covered by the applicable release price required under the related loan documents, the related mortgage loan seller pays (or causes to be paid) any additional amounts necessary to cover all reasonable out-of-pocket expenses reasonably incurred by the master servicer, the special servicer, the trustee or the issuing entity in connection with such release,

     o    the remaining mortgaged real property(ies) satisfy the requirements, if any, set forth in the loan documents and the applicable mortgage loan seller provides an opinion of counsel to the effect that such release would not cause any REMIC created under the series 2006-C4 pooling and servicing agreement to fail to qualify as a REMIC under the Internal Revenue Code or result in the imposition of any tax on prohibited transactions or contributions after the startup day of any such REMIC under the Internal Revenue Code, and

     o    the related mortgage loan seller obtains written confirmation from each applicable rating agency that the release will not result in a qualification, downgrade or withdrawal of any of the then-current ratings of the offered certificates.

REPURCHASE AND SUBSTITUTION OF THE SHOPKO PORTFOLIO MORTGAGE LOAN

     The ShopKo Portfolio Mortgage Loan is evidenced by two promissory notes with equal principal amounts, one of which is currently held by Citigroup Global
Markets Realty Corp. and one of which is currently held by Barclays Capital Real
Estate Inc. We will acquire those promissory notes from those respective sponsors. If the ShopKo Portfolio Mortgage Loan must be repurchased or replaced as described under "--Assignment of the Mortgage Loans; Repurchases and
Substitutions" and/or "--Representations and Warranties; Repurchases and
Substitutions", then each such sponsor will be required to repurchase or replace solely the portion of that underlying mortgage loan that it transferred to us, and neither such sponsor shall be responsible for the performance of the other sponsor of its duty to effect such repurchase or substitution. If only one such promissory note is removed from the trust fund, then the portion of the related debt evidenced by that promissory note will be treated as a separate ShopKo
Portfolio Non-Trust Loan, and the portion of the related debt evidenced by the promissory note that remains in the trust fund will continue to be treated as an underlying mortgage loan.

CHANGES IN MORTGAGE POOL CHARACTERISTICS

     The description in this offering prospectus of the underlying mortgage loans and the related mortgaged real properties is based upon the mortgage pool as it is expected to be constituted at the time the offered certificates are issued assuming that (i) all scheduled principal and interest payments due on or before the cut-off date will be made, and (ii) there will be no principal prepayments on or before the cut-off date. Prior to the issuance of the offered certificates, mortgage loans may be removed from the series 2006-C4 securitization transaction as a result of prepayments, delinquencies, incomplete documentation or otherwise, if we or the applicable mortgage loan seller deems that removal necessary, appropriate or desirable. A limited number of other mortgage loans may be included in the series 2006-C4 securitization transaction prior to the issuance of the offered certificates, unless including those mortgage loans would materially alter the characteristics of the mortgage pool as described in this offering prospectus. We believe that the information set forth in this offering prospectus will be representative of the characteristics of the mortgage pool as it will be constituted at the time the offered certificates are issued, although the range of mortgage rates and maturities, as well as other characteristics, of the subject mortgage loans described in this offering prospectus may vary.

     A copy of the series 2006-C4 pooling and servicing agreement, including the exhibits thereto, will be filed with the SEC as an exhibit to a current report on Form 8-K under the Exchange Act, following the Issue Date. If mortgage loans are removed from or added to the mortgage pool and investors were not otherwise informed, then that removal or addition will be noted in that current report on
Form 8-K. In addition, if and to the

                                      105

extent that any material terms of the series 2006-C4 pooling and servicing agreement or the exhibits thereto have not been disclosed in this offering prospectus, then the series 2006-C4 pooling and servicing agreement, together with such exhibits, will be filed with the SEC as an exhibit to a current report on Form 8-K on the Issue Date. The SEC will make those current reports on Form
8-K and its exhibits available to the public for inspection. See "Available
Information" in the accompanying base prospectus.

                            TRANSACTION PARTICIPANTS

THE ISSUING ENTITY

     The issuing entity with respect to the series 2006-C4 certificates will be the Citigroup Commercial Mortgage Trust 2006-C4, a common law trust created under the laws of the State of New York pursuant to the series 2006-C4 pooling and servicing agreement. The Citigroup Commercial Mortgage Trust 2006-C4 is
sometimes referred to in this offering prospectus as the "trust" and its assets are sometimes collectively referred to in this offering prospectus as the "trust fund." We will transfer the underlying mortgage loans to the issuing entity in exchange for the series 2006-C4 certificates being issued to us or at our direction.

     The issuing entity's activities will be limited to the transactions and activities entered into in connection with the securitization described in this offering prospectus, and except for those activities, the issuing entity is not authorized and has no power to borrow money or issue debt, merge with another entity, reorganize, liquidate or sell assets or engage in any business or activities. Consequently, the issuing entity is not permitted to hold any assets, or incur any liabilities, other than those described in this offering prospectus. Because the issuing entity will be created pursuant to the series
2006-C4 pooling and servicing agreement, the issuing entity and its permissible activities can only be amended or modified by amending the series 2006-C4 pooling and servicing agreement. See "Description of the Governing
Documents--Amendment" in the accompanying base prospectus. The fiscal year end of the issuing entity is December 31.

     The issuing entity will not have any directors, officers or employees. The trustee, the master servicer and the special servicer will be responsible for administration of the trust fund, in each case to the extent of its duties expressly set forth in the series 2006-C4 pooling and servicing agreement. Those parties may perform their respective duties directly or through sub-servicers and/or agents.

     Because the issuing entity is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a "business trust" for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the issuing entity would be characterized as a "business trust."

THE DEPOSITOR

     We are Citigroup Commercial Mortgage Securities Inc., the depositor with respect to the series 2006-C4 securitization transaction. We are a Delaware corporation and an indirect, wholly-owned subsidiary of Citigroup Global Markets
Holdings Inc. In addition, we are an affiliate of Citigroup Global Markets
Realty Corp., one of the sponsors, and Citigroup Global Markets Inc., one of the underwriters. Our principal executive offices are located at 388 Greenwich
Street, New York, New York 10013. We are only engaged in the securitization of commercial and multifamily mortgage loans and have been since we were organized in 2003. See "Transaction Participants--The Depositor" in the accompanying base prospectus.

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THE SPONSORS

     General. Citigroup Global Markets Realty Corp. ("CGMRC"), PNC Bank,
National Association ("PNC Bank") and Barclays Capital Real Estate Inc. ("BCRE")
will act as co-sponsors with respect to the series 2006-C4 securitization transaction.

     We will acquire the mortgage loans that we intend to include in the trust fund directly from the sponsors. Set forth below is information regarding the total number and cut-off date principal balance of the mortgage loans that we will acquire from each sponsor:

                             TOTAL CUT-OFF                   % OF INITIAL   % OF INITIAL
                                 DATE        % OF INITIAL     LOAN GROUP     LOAN GROUP
             NUMBER OF         PRINCIPAL     MORTGAGE POOL       NO. 1          NO. 2
SPONSOR    MORTGAGE LOANS       BALANCE         BALANCE         BALANCE        BALANCE
--------   --------------   --------------   -------------   ------------   ------------

 CGMRC          138(1)      $1,834,444,046        81.0%          82.7%          73.1%
PNC Bank         28            329,091,992        14.5           12.0           26.9
  BCRE            1(1)          100,000,00         4.4            5.3             --
                ---         --------------       -----          -----          -----
 TOTAL          166(1)       2,263,536,038       100.0          100.0          100.0

----------
(1)  CGMRC and BCRE co-originated the ShopKo Portfolio Mortgage Loan which has a cut-off date principal balance of $200,000,000. The ShopKo Portfolio Loan is evidenced by two (2) promissory notes, one (1) in the unpaid principal amount of $100,000,000 currently held by CGMRC and one (1) in the unpaid principal amount of $100,000,000 currently held by BCRE.

     Except as described below, each mortgage loan that we intend to include in the trust fund was originated by one of the following parties: (a) the sponsor that is selling that mortgage loan to us; (b) an affiliate of that sponsor; or
(c) a correspondent in that sponsor's conduit lending program that originated the subject mortgage loan under the supervision of, and specifically for sale to, that sponsor.

     Citigroup Global Markets Realty Corp. CGMRC, a New York corporation, is our affiliate and an affiliate of Citigroup Global Markets Inc., one of the underwriters. CGMRC was organized in 1979 and its executive offices are located at 388 Greenwich Street, New York, New York 10013.

     CGMRC, directly or through correspondents or affiliates, originates multifamily and commercial mortgage loans throughout the United States and abroad. CGMRC has been engaged in the origination of multifamily and commercial mortgage loans for securitization since 1996 and has been involved in the securitization of residential mortgage loans since 1987. The multifamily and commercial mortgage loans originated by CGMRC include both fixed-rate loans and floating-rate loans. Most of the multifamily and commercial mortgage loans included in commercial mortgage securitizations sponsored by CGMRC have been originated, directly or through correspondents, by CGMRC or an affiliate. CGMRC securitized approximately $717 million, $822 million, $1.23 billion, $1.91 billion and $3.24 billion of commercial mortgage loans in public offerings during the fiscal years 2001, 2002, 2003, 2004 and 2005, respectively.

     For further information about CGMRC and its affiliates, the general character if its business, its securitization program and a general discussion of CGMRC's procedures for originating or acquiring and securitizing commercial and multifamily mortgage loans, see "Transaction Participants--The Sponsor" in the accompanying base prospectus.

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     PNC Bank, National Association. PNC Bank, a national banking association, is a sponsor and one of the mortgage loan sellers. PNC Bank is an affiliate of
Midland Loan Services, Inc., the master servicer, and of PNC Capital Markets
LLC, one of the underwriters.

     PNC Bank is a wholly owned indirect subsidiary of The PNC Financial
Services Group, Inc., a Pennsylvania corporation ("PNC Financial") and is PNC
Financial's principal bank subsidiary. As of December 31, 2005, PNC Bank,
National Association had total consolidated assets representing 89.9% of PNC
Financial's consolidated assets. PNC Bank's business is subject to examination and regulation by United States federal banking authorities. Its primary federal bank regulatory authority is the Office of the Comptroller of the Currency. PNC
Financial and its subsidiaries offer a wide range of commercial banking, retail banking and trust and asset management services to its customers. The principal office of PNC Bank is located in Pittsburgh, Pennsylvania.

     PNC Bank originates and purchases commercial and multifamily mortgage loans for securitization or resale. PNC Bank originated all of the mortgage loans it is selling to the Depositor.

     PNC Bank's Commercial Real Estate Securitization Program. PNC Bank and a
predecessor entity have been active as participants in the securitization of commercial mortgage loans since 1996. In April 1998, PNC Bank formed Midland
Loan Services, Inc., which acquired the businesses and operations of Midland
Loan Services, L.P. ("Midland LP"). The acquisition of Midland LP led to the combination of the separate origination and securitization operations of PNC
Bank and Midland LP. The predecessor Midland LP operation began originating mortgage loans for securitization in 1994 and participated in its first securitization in 1995, while the predecessor PNC Bank operation began originating mortgage loans for securitization in 1996 and participated in its first securitization in 1996.

     PNC Bank originates or acquires mortgage loans and, together with other sponsors or loan sellers, participates in the securitization of those loans by transferring them to a depositor, which in turn transfers them to the issuing entity for the securitization. In coordination with its affiliate, PNC Capital
Markets LLC, and with other underwriters, PNC Bank works with rating agencies, investors, loan sellers and servicers in structuring the securitization transaction. In a typical securitization that includes PNC Bank loans, its affiliate Midland Loan Services, Inc. generally is the primary servicer of the
PNC Bank loans and in addition, Midland Loan Services, Inc. is often appointed master servicer and/or the special servicer of a portion or all of the pooled loans. PNC Bank currently acts as sponsor and mortgage loan seller in transactions in which other entities act as sponsors, loan sellers and/or depositors. Prior to April 2001, PNC Bank was a mortgage loan seller in multiple-seller transactions in which entities affiliated with PNC Bank acted as the depositors.

     As of March 31, 2006, the total amount of commercial and multifamily mortgage loans originated by PNC Bank for securitization since the acquisition of the Midland LP securitization program in April 1998 was approximately $10.4 billion (all amounts set forth in this paragraph are aggregate original principal balances), of which PNC Bank included approximately $10.2 billion in approximately 35 securitizations as to which PNC Bank acted as sponsor or loan seller, and approximately $230 million of such loans were included in securitizations in which we acted as the depositor. In its fiscal year ended
December 31, 2005, PNC Bank originated over $3.1 billion in commercial and multifamily mortgage loans for securitization, of which approximately $3.0 billion was included in securitizations in which unaffiliated entities acted as depositors. By comparison, in fiscal year 1999, the year after the acquisition of Midland LP, PNC Bank originated approximately $743 million in such loans for securitization.

     The commercial mortgage loans originated for securitization by PNC Bank have, to date, consisted entirely of fixed-rate loans secured primarily by multifamily, office, retail, industrial, hotel, manufactured housing and self-storage properties. PNC Bank does not have distinct small- or large-loan programs, but rather originates

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and securitizes under a single program (which is the program under which PNC
Bank originated the mortgage loans that will be deposited into the transaction described in this offering prospectus).

     Since the acquisition of Midland LP in 1998, PNC Bank has contracted with its wholly-owned subsidiary Midland Loan Services, Inc. for servicing the mortgage loans it originates prior to their securitization. Midland Loan
Services, Inc. will act as the master servicer in this transaction. See
"Transaction Participants--The Master Servicers and the Special Servicer" in
this offering prospectus for more information.

     PNC Bank's Underwriting Standards. Conduit mortgage loans originated for securitization by PNC Bank will generally be originated in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstances surrounding the mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to a specific mortgage loan. The underwriting criteria below are general, and in many cases exceptions may be approved to one or more of these guidelines. Accordingly, no representation is made that every mortgage loan will comply in all respects with the criteria set forth below.

     1. LOAN ANALYSIS. The PNC Bank credit underwriting team for each mortgage loan is comprised of real estate professionals of PNC Bank. The underwriting team for each mortgage loan is required to conduct a review of the related mortgaged property, generally including an analysis of the historical property operating statements, if available, rent rolls, current and historical real estate taxes, and a review of tenant leases. The review includes a market analysis which includes a review of supply and demand trends, rental rates and occupancy rates. The credit of the borrower and certain key principals of the borrower are examined for financial strength and character prior to approval of the loan. This analysis generally includes a review of historical financial statements (which are generally unaudited), historical income tax returns of the borrower and its principals, third-party credit reports, judgment, lien, bankruptcy and pending litigation searches. Depending on the type of real property collateral involved and other relevant circumstances, the credit of key tenants also may be examined as part of the underwriting process. Generally, a member of the PNC Bank underwriting team (or someone on its behalf) visits the property for a site inspection to ascertain the overall quality and competitiveness of the property, including its physical attributes, neighborhood and market, accessibility and visibility and demand generators. As part of its underwriting procedures, PNC Bank also generally performs the procedures and obtains the third-party reports or other documents described below:

     (a)  Property Analysis. PNC Bank generally performs or causes to be performed a site inspection to evaluate the location and quality of the related mortgaged properties. Such inspection generally includes an evaluation of functionality, design, attractiveness, visibility and accessibility, as well as location to major thoroughfares, transportation centers, employment sources, retail areas and educational or recreational facilities. PNC Bank assesses the submarket in which the property is located to evaluate competitive or comparable properties as well as market trends. In addition, PNC Bank evaluates the property's age, physical condition, operating history, lease and tenant mix, and management.

     (b)  Cash Flow Analysis. PNC Bank reviews, among other things, historical operating statements, rent rolls, tenant leases and/or budgeted income and expense statements provided by the borrower and makes adjustments in order to determine a debt service coverage ratio, including taking into account the benefits of any governmental assistance programs.

     (c)  Appraisal and LTV Ratio. For each mortgaged property, PNC Bank obtains a current full narrative appraisal conforming at least to the requirements of the Financial Institutions Reform, Recovery, and
          Enforcement Act of 1989 ("FIRREA"). The appraisal is generally based on the highest and best use of the mortgaged property and must include an estimate of the then current

                                      109

          market value of the property in its then current condition, although in certain cases, PNC Bank may also obtain a value on an "as stabilized" basis. PNC Bank then determines the LTV Ratio of the mortgage loan at the date of origination or, if applicable, in connection with its acquisition, in each case based upon the value set forth in the appraisal.

     (d)  Evaluation of Borrower. PNC Bank evaluates the borrower and its principals with respect to credit history and prior experience as an owner and operator of commercial real estate properties. The evaluation will generally include obtaining and reviewing a credit report or other reliable indication of the borrower's financial capacity; obtaining and verifying credit references and/or business and trade references; and obtaining and reviewing certifications provided by the borrower as to prior real estate experience and current contingent liabilities. Finally, although the mortgage loans generally are non-recourse in nature, in the case of certain mortgage loans, the borrower and certain principals of the borrower may be required to assume legal responsibility for liabilities relating to fraud, intentional misrepresentation, misappropriation of funds and breach of environmental or hazardous waste requirements. PNC Bank evaluates the financial capacity of the borrower and such principals to meet any obligations that may arise with respect to such liabilities.

     (e)  Environmental Site Assessment. Prior to origination, PNC Bank either
          (i) obtains or updates an environmental site assessment ("ESA") for a mortgaged property prepared by a qualified environmental firm or (ii)
          obtains an environmental insurance policy for a mortgaged property. If an ESA is obtained or updated, PNC Bank reviews the ESA to verify the absence of reported violations of applicable laws and regulations relating to environmental protection and hazardous waste or other material adverse environmental condition or circumstance. In cases in which the ESA identifies such violations, that would require cleanup, remedial action or other response estimated to cost a material amount,
          PNC Bank either (i) determines that another party with sufficient assets is responsible for taking remedial actions directed by an applicable regulatory authority or (ii) requires the borrower to do one of the following: (A) carry out satisfactory remediation activities or other responses prior to the origination of the mortgage loan, (B) establish an operations and maintenance plan, (C) place sufficient funds in escrow or establish a letter of credit at the time of origination of the mortgage loan to complete such remediation within a specified period of time, (D) obtain an environmental insurance policy for the mortgaged property, (E) provide or obtain an indemnity agreement or a guarantee with respect to such condition or circumstance, or (F) receive appropriate assurances that significant remediation activities or other significant responses are not necessary or required. Certain of the mortgage loans may also have other environmental insurance policies.

     (f)  Physical Assessment Report. Prior to origination, PNC Bank obtains a physical assessment report ("PAR") for each mortgaged property prepared by a qualified structural engineering firm. PNC Bank reviews the PAR to verify that the property is reported to be in satisfactory physical condition and to determine the anticipated cost of necessary repair, replacement and major maintenance or capital expenditure needs over the term of the mortgage loan. In cases in which the PAR identifies material repairs or replacements needed immediately, PNC
          Bank generally requires the borrower to carry out such repairs or replacements prior to the origination of the mortgage loan, or, in many cases, requires the borrower to place sufficient funds in escrow or obtain a letter of credit in lieu of an escrow at the time of origination of the mortgage loan to complete such repairs or replacements within not more than 12 months.

     (g)  Title Insurance Policy. The borrower is required to provide, and PNC
          Bank reviews, a title insurance policy for each mortgaged property.
          The title insurance policy must generally meet the following requirements: (1) the policy must be written by a title insurer licensed to do business in

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          a jurisdiction where the mortgaged property is located; (2) the policy must be in an amount equal to the original principal balance of the mortgage loan; (3) the protection and benefits of the policy must run to the mortgagee and its successors and assigns; (4) the policy should be written on a standard policy form of the American Land Title
          Association or equivalent policy promulgated in the jurisdiction where the mortgaged property is located; and (5) the legal description of the mortgaged property in the title policy must conform to that shown on the survey of the mortgaged property, where a survey has been required.

     (h)  Property Insurance. The borrower is required to provide, and PNC Bank reviews, certificates of required insurance with respect to the mortgaged property. Such insurance generally may include: (1)
          commercial general liability insurance for bodily injury or death and property damage; (2) a fire and extended perils insurance policy providing "special" form coverage including coverage against loss or damage by fire, lightening, explosion, smoke, wind storm and hail, riot or strike and civil commotion; (3) if applicable, boiler and machinery coverage; (4) if the mortgaged property is located in a flood hazard area, flood insurance; and (5) such other coverage as PNC
          Bank may require based on the specific characteristics of the mortgaged property.

     2. LOAN APPROVAL. Prior to commitment, all mortgage loans must be approved by a loan committee comprised of senior real estate professionals from PNC Bank.
The loan committee may either approve a mortgage loan as recommended, request additional due diligence and/or modify the terms, or reject a mortgage loan.

     3. DEBT SERVICE COVERAGE RATIO AND LTV RATIO. PNC Bank's underwriting standards generally require a minimum debt service coverage ratio of 1.20x and maximum LTV Ratio of 80%. However, these requirements constitute solely a guideline, and exceptions to these guidelines may be approved based on the individual characteristics of a mortgage loan. For example, PNC Bank may originate a mortgage loan with a lower debt service coverage ratio or higher LTV
Ratio based on the types of tenants and leases at the subject real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, PNC Bank's judgment of improved property performance in the future and/or other relevant factors. In addition, with respect to certain mortgage loans originated by PNC Bank there may exist subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans would have a lower debt service coverage ratio, and a higher LTV Ratio, if such subordinate or mezzanine debt were taken into account.

     The debt service coverage ratio guidelines set forth above are calculated based on underwritten net cash flow at origination. Therefore, the debt service coverage ratio for each mortgage loan as reported in this offering prospectus and Annex A-1 hereto may differ from the amount calculated at the time of origination. In addition, PNC Bank's underwriting guidelines generally permit a maximum amortization period of 30 years. However, certain mortgage loans may provide for interest-only payments until maturity, or for an interest-only period during a portion of the term of the mortgage loan. See "Description of the Mortgage Pool" in this offering prospectus.

     4. ESCROW REQUIREMENTS. PNC Bank often requires a borrower to fund various escrows for taxes and insurance, and may also require reserves for deferred maintenance, re-tenanting expenses and capital expenses, in some cases only during periods when certain debt service coverage ratio or LTV Ratio tests are not satisfied. In some cases, the borrower is permitted to post a letter of credit or guaranty, or provide periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed, in lieu of funding a given reserve or escrow. PNC Bank conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by PNC Bank.

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     Barclays Capital Real Estate Inc.

     Overview. Barclays Capital Real Estate Inc. ("BCRE"), a Delaware
corporation formed in 2004, is an indirect, wholly-owned subsidiary of Barclays
Bank PLC. The executive offices of BCRE are located at 200 Park Avenue, New
York, New York 10166. BCRE's telephone number is (212) 412-4000.

     BCRE's primary business is the underwriting, origination, purchase and sale of mortgage and mezzanine loans secured by commercial or multifamily properties.
BCRE began originating and securitizing commercial mortgage loans in 2004. As of
December 31, 2005, the total aggregate principal amount of mortgage loans originated by BCRE since 2004 was approximately $10 billion, of which approximately $3 billion has been securitized by third-party unaffiliated entities acting as depositor.

     The commercial mortgage loans originated by BCRE include both fixed and floating rate mortgage loans. BCRE primarily originates mortgage loans secured by retail, office, hotel, multifamily, industrial and self-storage properties, but also originates loans secured by manufactured housing, movie theatres, parking garages and land, among other property types. BCRE and its affiliates also originate subordinate and mezzanine debt and participate in the origination of mortgage loans with other mortgage loan sellers.

     As a sponsor, BCRE originates or acquires mortgage loans and, either by itself or together with other sponsors or mortgage loan sellers, initiates the securitization of those mortgage loans by transferring them to a securitization depositor, which in turn transfers them to the issuing entity for the related securitization. BCRE is an affiliate of Barclays Capital Inc., one of the underwriters. In coordination with its broker-dealer affiliate, Barclays Capital
Inc., and other underwriters, BCRE works with rating agencies, investors, mortgage loans sellers and servicers in structuring the securitization transaction. BCRE acts as a sponsor and mortgage loan seller in transactions in which other entities act as sponsor or mortgage loan seller. Multiple seller transactions in which BCRE has participated include certain 2004 series of certificates in which J.P. Morgan Chase Commercial Mortgage Securities Corp. was
the depositor and certain 2005 and 2006 series of certificates issued under the
Banc of America Commercial Mortgage Inc. and Credit Suisse First Boston Mortgage
Securities Corp. programs.

     The following table sets forth information with respect to originations and securitizations of commercial and multifamily mortgage loans by BCRE for the two years ending on December 31, 2005.

YEAR(1)   TOTAL BCRE LOANS(2)   TOTAL BCRE SECURITIZED LOANS(2)
-------   -------------------   -------------------------------
2004             $ 3.0                       $0.4
2005             $ 7.0                       $2.6
TOTAL            $10.0                       $3.0

----------
(1)  Approximate amounts in billions-$.

(2)  BCRE Loans means all loans originated or purchased by BCRE in the relevant year. Loans originated in a given year that were not securitized in that year generally were held for securitization in the following year.
     Securitized loans included in the table above include both fixed rate and floating rate loans and loans included in both public and private securitizations.

     BCRE's Underwriting Standards. Generally, all of the BCRE mortgage loans were originated by BCRE. In each case, the mortgage loans generally will have been underwritten in accordance with BCRE's general underwriting standards and guidelines as set forth below. Each lending situation is unique, however, and the facts and circumstances surrounding each mortgage loan, such as the quality, tenancy, and location of the real estate collateral, and the sponsorship of the borrower, will impact the extent to which the general underwriting standards and guidelines are applied to a specific mortgage loan. The underwriting criteria are general and there is no

                                      112

assurance that every mortgage loan will comply in all respects with the general underwriting standards and guidelines, and in many cases exceptions to one or more of these standards and guidelines apply. Accordingly, no representation is made that every mortgage loan will comply in all respects with the general underwriting standards and guidelines set forth below.

     1. MORTGAGE LOAN ANALYSIS. The underwriter for each mortgage loan is required to conduct a review of the related mortgaged property, generally including, but not limited to, an analysis of the historical property operating statements, if applicable, rent rolls, current and historical real estate taxes, a review of tenant leases, and analyze the appraisal, engineering report, seismic report, if applicable and environmental report. The credit and background of the borrower and certain key principals of the borrower are examined for financial strength and character prior to approval of the loan.
This analysis generally includes a review of historical financial statements
(which are generally unaudited), historical income tax returns of the borrower and its principals, third-party credit reports, judgment, lien, bankruptcy and pending litigation searches. Depending on the type of real property collateral involved and other relevant circumstances, the credit of key tenants also may be examined as part of the underwriting process. Generally, a member of the BCRE group visits the property for a site inspection to confirm occupancy and ascertain the overall quality and competitiveness of the property, including its physical attributes, neighborhood and market, accessibility and visibility and demand generators. BCRE sometimes retains outside consultants to assist in its underwriting. As part of its underwriting procedures, BCRE generally also obtains certain third party reports or other documents in connection with various assessments and appraisals, such as assessments relating to property value and condition, environmental conditions and zoning and building code compliance.

     2. DEBT SERVICE COVERAGE RATIO AND LTV RATIO. BCRE's underwriting standards generally require a minimum debt service coverage ratio of 1.20x and a maximum
LTV ratio of 80%. However, these requirements solely constitute guidelines, and exceptions to these guidelines may be approved based on the individual characteristics of the mortgage loan. The debt service coverage ratio guidelines set forth above are calculated based on anticipated underwritten net cash flow at the time of origination. Therefore, the debt service coverage ratio for each mortgage loan as reported elsewhere in this prospectus supplement may differ from the amount determined at the time of origination. In addition, BCRE's underwriting standards generally permit a maximum amortization period of 30 years. However, certain mortgage loans may provide for an interest-only period during all or a portion of the term of the mortgage loan.

     3. ESCROW REQUIREMENTS. BCRE generally, but not in all cases, requires a borrower to fund various escrows for taxes and insurance, and may also require reserves for deferred maintenance, re-tenanting expenses and capital expenses.
In some cases, the borrower is permitted to post a letter of credit or guaranty, or provide periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed, in lieu of funding a given reserve or escrow. BRCE conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by BCRE.

     4. EARNOUTS AND ADDITIONAL COLLATERAL LOANS. Some of the mortgage loans are sometimes additionally secured by cash reserves or irrevocable letters of credit that will be released upon satisfaction by the borrower of leasing-related or other conditions, including, in some cases, achieving specified debt service coverage ratios or loan-to-value ratios.

     5. ADDITIONAL DEBT. Certain mortgage loans may have, or permit in the future, certain additional subordinate debt, either secured or unsecured. It is possible that BCRE or an affiliate will be the lender on that additional debt.
The combined debt service coverage and loan to value ratios may be below 1.20x and above 80%, respectively, based on the existence of additional debt secured by the real property collateral or directly or indirectly by equity interests in the related borrower.

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     6. LOAN APPROVAL. Prior to commitment and funding, all mortgage loans to be originated by BCRE must be approved by a loan committee comprised of one or more
(depending on the loan size) senior real estate professionals from BCRE and must be approved by representatives from the bank's credit department. The loan committee may either approve a mortgage loan as recommended, request additional due diligence, modify the loan terms, or decline a mortgage loan.

     Servicing. BCRE currently contracts with third-party servicers for servicing the mortgage loans that it originates or acquires. Third-party servicers are assessed based upon the credit quality of the servicing institution. Servicers may be reviewed for their systems and reporting capabilities, collection procedures and ability to provide loan-level data. In addition, BCRE may conduct background checks, meet with senior management to determine whether the servicer complies with industry standards or otherwise monitor the servicer on an ongoing basis. BCRE does not act as a servicer of the mortgage loans in its securitizations.

THE SERVICERS

     General. The parties primarily responsible for servicing the underlying mortgage loans will be the master servicer and the special servicer. The obligations of the master servicer and the special servicer are set forth in the series 2006-C4 pooling and servicing agreement, and are described under "The
Series 2006-C4 Pooling and Servicing Agreement" below in this offering prospectus. In addition, as permitted under the series 2006-C4 pooling and servicing agreement, the master servicer and/or special servicer may delegate their respective servicing obligations to one or more sub-servicers. With respect to most of the underlying mortgage loans, the master servicer is responsible for master servicing and primary servicing functions and the special servicer is responsible for special servicing functions, however, with respect to certain underlying mortgage loans or groups of underlying mortgage loans, in each case aggregating less than 10% of the Initial Mortgage Pool Balance, for which the master servicer or the special servicer, as the case may be, has entered or will enter into a sub-servicing agreement, such servicer will be responsible for overseeing the obligations of the related sub-servicer and aggregating relating collections and reports with the remaining mortgage pool.
See "The Series 2006-C4 Pooling and Servicing Agreement--Sub-Servicers" in this offering prospectus.

     The Initial Master Servicer. Midland Loan Services, Inc. ("Midland") will be the master servicer and in this capacity will be responsible for the master servicing and administration of the mortgage loans pursuant to the pooling and servicing agreement. Certain servicing and administrative functions will also be provided by one or more primary servicers that previously serviced the mortgage loans for the applicable loan seller.

     Midland is a Delaware corporation and a wholly-owned subsidiary of PNC
Bank, National Association, one of the mortgage loan sellers. Midland is also an affiliate of PNC Capital Markets LLC, one of the underwriters. Midland's principal servicing office is located at 10851 Mastin Street, Building 82, Suite
300, Overland Park, Kansas 66210.

     Midland is a real estate financial services company that provides loan servicing, asset management and technology solutions for large pools of commercial and multifamily real estate assets. Midland is approved as a master servicer, special servicer and primary servicer for investment-grade commercial and multifamily mortgage-backed securities by S&P, Moody's and Fitch. Midland has received the highest rankings as a master, primary and special servicer from both S&P and Fitch. S&P ranks Midland as "Strong" and Fitch ranks Midland as "1"
for each category. Midland is also a HUD/FHA-approved mortgagee and a Fannie
Mae-approved multifamily loan servicer.

     Midland has adopted written policies and procedures relating to its various servicing functions to maintain compliance with its servicing obligations and the servicing standards under Midland's servicing agreements, including procedures for managing delinquent loans. Midland has made certain changes to its servicing policies, procedures and controls in the past three years, which address, among other things, (i) Midland's conversion to its

                                      114

proprietary Enterprise!(R) Loan Management System as its central servicing and investor reporting system; and (ii) an updated disaster recovery plan.

     Midland will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. Midland may from time to time have custody of certain of such documents as necessary for servicing of particular underlying mortgage loans or otherwise. To the extent that Midland has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the Servicing
Standard.

     No securitization transaction involving commercial or multifamily mortgage loans in which Midland was acting as master servicer, primary servicer or special servicer has experienced an event of default as a result of any action or inaction of Midland as master servicer, primary servicer or special servicer, as applicable, including as a result of Midland's failure to comply with the applicable servicing criteria in connection with any securitization transaction.
Midland has made all advances required to be made by it under the servicing agreements on the commercial and multifamily mortgage loans serviced by Midland in securitization transactions.

     From time-to-time Midland is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. Midland does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service loans pursuant to the series 2006-C4 pooling and servicing agreement.

     Midland currently maintains an Internet-based investor reporting system,
CMBS Investor Insight(R), that contains performance information at the portfolio, loan and property levels on the various commercial mortgage-backed securities transactions that it services. Series 2006-C4 certificateholders, prospective transferees of the series 2006-C4 certificates and other appropriate parties may obtain access to CMBS Investor Insight(R) through Midland's website at www.midlandls.com. Midland may require registration and execution of an access agreement in connection with providing access to CMBS Investor
Insight(R).

     As of March 31, 2006, Midland was servicing approximately 17,578 commercial and multifamily mortgage loans with a principal balance of approximately $140.2 billion. The collateral for such loans is located in all 50 states, the District of Columbia, Puerto Rico, Guam and Canada. Approximately 13,300 of such loans, with a total principal balance of approximately $109.4 billion, pertain to commercial and multifamily mortgage-backed securities. The related loan pools include multifamily, office, retail, hospitality and other income-producing properties.

     Midland has been servicing mortgage loans in commercial mortgage-backed securities transactions since 1992. The table below contains information on the size and growth of the portfolio of commercial and multifamily mortgage loans in commercial mortgaged-backed securities and other servicing transactions for which Midland has acted as master and/or primary servicer from 2003 to 2005.

PORTFOLIO GROWTH -            CALENDAR YEAR END
MASTER/PRIMARY       (APPROXIMATE AMOUNTS IN BILLIONS)
------------------   ---------------------------------
                            2003   2004   2005
                            ----   ----   ----
CMBS                         $60    $70   $104
Other                         23     28     32
                             ---    ---   ----
TOTAL                        $83    $98   $136

     Midland acted as servicer with respect to some or all of the mortgage loans being contributed by its parent company, PNC Bank, National Association, prior to their inclusion in the trust fund.

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     The Initial Special Servicer. J.E. Robert Company, Inc. ("J.E. Robert"), a
Virginia corporation, will be appointed as the special servicer of all of the underlying mortgage loans, and as such, will be responsible for servicing the specially serviced mortgage loans and REO Properties in the trust fund. JER
Investors Trust Inc., an affiliate of J.E. Robert, is anticipated to be the series 2006-C4 controlling class representative and the purchaser of certain of the non-offered classes of the series 2006-C4 certificates. The principal offices of J.E. Robert are located at 1650 Tysons Boulevard, Suite 1600, McLean,
Virginia, and its telephone number is (703) 714-8000. J.E. Robert, through its subsidiaries, affiliates and joint ventures is involved in the real estate investment, finance and management business and engages principally in:

     o    acquiring, developing, repositioning, managing and selling commercial and multifamily real estate properties;

     o    equity and debt investments in, and recapitalizations of, operating companies with significant real estate assets;

     o    investing in high-yielding real estate loans; and

     o    investing in, and managing as special servicer, unrated,
          non-investment grade and investment grade securities issued pursuant to commercial mortgage loan securitization transactions.

     In the ordinary course of business for J.E. Robert and its affiliates, the assets of J.E. Robert and its affiliates may, depending upon the particular circumstances, including the nature and location of such assets, compete with the mortgaged real properties securing the underlying mortgage loans for, among other things, tenants, purchasers and financing.

     J.E. Robert has substantial experience in working out mortgage loans and has been engaged in investing and managing commercial real estate assets since
1981 and servicing commercial mortgage loan securitization assets since 1992.
J.E. Robert has a special servicer rating of "CSS1" from Fitch. J.E. Robert is also on S&P's Select Servicer list as a U.S. Commercial Mortgage Special
Servicer and is ranked "STRONG" by S&P. The ratings of J.E. Robert as a special servicer are based on an examination of many factors, including its financial condition, management team, organizational structure and operating history.

     The number of commercial mortgage loan securitizations serviced by J.E.
Robert has increased from 10 as of December 31, 2003 to 17 as of December 31,
2005. J.E. Robert acted as special servicer with respect to: (a) 10 commercial mortgage loan securitizations containing over 250 mortgage loans as of December
31, 2003, with an aggregate outstanding principal balance in excess of $1.6 billion; (b) 13 commercial mortgage loan securitizations containing over 550 mortgage loans as of December 31, 2004, with an aggregate outstanding principal balance in excess of $5.0 billion; and (c) 17 commercial mortgage loan securitizations containing over 1,800 mortgage loans as of December 31, 2005, with an aggregate outstanding principal balance in excess of $21.7 billion.

     Since its inception in 1981 and through December 31, 2005, J.E. Robert as special servicer has resolved over 1,780 mortgage loans, with an aggregate principal balance of over $2.0 billion. Over the past three years, from 2003 through 2005, J.E. Robert in its capacity as special servicer has resolved over
$475 million of U.S. commercial and multifamily mortgage loans. As of December
31, 2005, J.E. Robert was administering approximately 15 assets as special servicer with an outstanding principal balance of approximately $125 million.
Those commercial real estate assets include mortgage loans secured by the same type of income producing properties as those securing the mortgage loans backing the Certificates.

     All of the specially serviced mortgage loans are serviced in accordance with the applicable procedures set forth in the related pooling and servicing agreement. Certain of the duties of the special servicer and the

                                      116

provisions of the series 2006-C4 pooling and servicing agreement regarding the special servicer, including without limitation information regarding the rights and obligations of the special servicer with respect to delinquencies, losses, bankruptcies and recoveries and the ability of the special servicer to waive or modify the terms of the underlying mortgage loans are set forth in this offering prospectus under "The Series 2006-C4 Pooling and Servicing Agreement--General",
"--Overview of Servicing", "--Modifications, Waivers, Amendments and Consents"
and "--Realization Upon Defaulted Mortgage Loans." Certain terms of the series
2006-C4 pooling and servicing agreement regarding the special servicer's removal, replacement, resignation or transfer and certain limitations on the special servicer's liability are set forth in the accompanying base prospectus under "Description of the Governing Documents--Certain Matters Regarding the
Master Servicer, the Special Servicer, the Manager and Us" and in this offering prospectus under "The Series 2006-C4 Pooling and Servicing
Agreement--Replacement of the Special Servicer" and "--Rights Upon Event of
Default." J.E. Robert, in its capacity as special servicer, will service the specially serviced mortgage loans in the series 2006-C4 securitization transaction in accordance with the procedures set forth in the series 2006-C4 pooling and servicing agreement, in accordance with the mortgage loan documents and applicable laws, and in each case, subject to the Servicing Standard. J.E.
Robert is not aware of any unique factors involved in servicing the mortgage loans in the series 2006-C4 securitization transaction.

     J.E. Robert has developed policies, procedures and processes regarding its special servicing obligations in respect of commercial mortgage loans and the underlying real properties, including managing delinquent loans and loans subject to the bankruptcy of the borrower. These policies, procedures and processes require that all actions taken by J.E. Robert as special servicer comply with the requirements of the applicable pooling and servicing agreements.
During the past three years, there have been no material changes to J.E.
Robert's special servicing policies, procedures and processes. Included in these policies, procedures and processes is the requirement that the special servicer shall segregate and hold all funds collected and received in connection with the operation of each REO property separate and apart from its own funds and general assets and shall establish and maintain with respect to each REO property one or more accounts held in trust for the benefit of the certificateholders (and the holder of the related B note if in connection with an AB mortgage loan). In accordance with the terms of the Pooling and Servicing Agreement this account or accounts shall be an eligible account. The funds in this account or accounts will not be commingled with the funds of J.E. Robert, or the funds of any of
J.E. Robert's other serviced assets that are not serviced pursuant to the applicable pooling and servicing agreement.

     J.E. Robert occasionally engages consultants to perform property inspections and to provide surveillance on a property and its local market; it currently does not have any plans to engage sub-servicers to perform on its behalf any of its duties with respect to the series 2006-C4 securitization transaction.

     J.E. Robert does not believe that its financial condition will have any adverse effect on the performance of its duties under the series 2006-C4 pooling and servicing agreement and, accordingly, will not have any material impact on the mortgage pool performance or the performance of the offered certificates.
J.E. Robert does not have any advancing obligations for principal and interest with respect to the commercial mortgage loan securitizations as to which it acts as special servicer. J.E. Robert is permitted to make servicing advances with respect to the mortgage loans as to which it acts as special servicer, at its option and in accordance with the terms of the applicable pooling and servicing agreements. J.E. Robert has made all advances required to be made on commercial mortgage loans serviced by it during the past three years and during the same period has not defaulted in respect of any such advance obligations.

     J.E. Robert will not have any primary custodial responsibility for original documents evidencing the underlying mortgage loans. Under very limited circumstances set forth in the series 2006-C4 pooling and servicing agreement,
J.E. Robert may have physical custody of certain documents such as promissory notes as necessary for enforcement actions or sale transactions involving particular mortgage loans or REO Property. To the extent that J.E. Robert has custody of any such documents, such documents will be maintained in a manner consistent with the Servicing Standard and J.E. Robert's policies, procedures and processes.

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     From time-to-time, J.E. Robert may become a party to lawsuits and other legal proceedings arising in the ordinary course of business. J.E. Robert does not believe that any such lawsuits or legal proceedings would, individually or in aggregate, have a material adverse effect on its business or its ability to serve as special servicer in this or any other transactions. There are currently no legal proceedings pending and no legal proceedings known to be contemplated by governmental authorities, against J.E. Robert, or of which any of its property is the subject, that is material to the series 2006-C4 certificateholders.

     J.E. Robert is not an affiliate of us, the sponsors, the issuing entity, the master servicer, the trustee or any originator or mortgage loan seller identified in this offering prospectus. There are no specific relationships involving or relating to this transaction or the securitized mortgage loans between J.E. Robert, on the one hand, and us, the sponsors or the issuing entity, on the other hand. In addition, there are no business relationships, agreements, arrangements, transactions or understandings that would have been entered into outside the ordinary course of business or on terms other than would be obtained in an arm's-length transaction with an unrelated third party, apart from this transaction, between J.E. Robert, on the one hand, and us, the sponsors or the issuing entity, on the other hand, that currently exist or that existed during the past two years.

     No securitization transaction involving commercial or multifamily mortgage loans in which J.E. Robert was acting as special servicer has experienced an event of default as a result of any action or inaction performed by J.E. Robert as special servicer. In addition, there has been no previous disclosure of material non-compliance with servicing criteria by J.E. Robert with respect to any other securitization transaction involving commercial or multifamily mortgage loans in which J.E. Robert was acting as special servicer.

     The information set forth in this free writing prospectus concerning J.E.
Robert has been provided by J.E. Robert.

THE TRUSTEE

     LaSalle Bank National Association, a national banking association
("LaSalle"), will act as trustee under the series 2006-C4 pooling and servicing agreement, on behalf of the series 2006-C4 certificateholders. In addition,
LaSalle will act as custodian on behalf of the trustee. The trustee's corporate trust office is located at 135 South LaSalle Street, Suite 1625, Chicago,
Illinois, 60603, Attention: Global Securities and Trust Services--Citigroup
Commercial Mortgage Trust 2006-C4 or at such other address as the trustee may designate from time to time.

     LaSalle is a national banking association formed under the federal laws of the United States of America. Its parent company, LaSalle Bank Corporation, is an indirect subsidiary of ABN AMRO Bank N.V., a Netherlands banking corporation.
LaSalle has extensive experience serving as trustee on securitizations of commercial mortgage loans. Since 1994, LaSalle has served as trustee on over 640 commercial mortgage-backed security transactions involving assets similar to the mortgage loans that we intend to include in the trust. As of April 30, 2006,
LaSalle's portfolio of commercial mortgage-backed security transactions for which it currently serves as trustee numbers 425 with an outstanding certificate balance of approximately $271.5 billion.

     In its capacity as custodian, LaSalle will hold the mortgage loan files exclusively for the use and benefit of the trust. The custodian will not have any duty or obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the mortgage loans delivered to it to determine that the same are valid. The disposition of the mortgage loan files will be governed by the series 2006-C4 pooling and servicing agreement. LaSalle provides custodial services on over 1,000 residential, commercial and asset-backed securitization transactions and maintains almost 2.5 million custodial files in its two vault locations in Elk Grove, Illinois and
Irvine, California. LaSalle's two vault locations can maintain a total of approximately 6 million custody files. All custody files are segregated and maintained in secure and fire resistant facilities in compliance with customary industry standards. The vault construction complies with Fannie Mae/Ginnie Mae guidelines applicable to document custodians. LaSalle maintains disaster recovery protocols to ensure the preservation of

                                      118

custody files in the event of force majeure and maintains, in full force and effect, such fidelity bonds and/or insurance policies as are customarily maintained by banks which act as custodians. LaSalle uses unique tracking numbers for each custody file to ensure segregation of collateral files and proper filing of the contents therein and accurate file labeling is maintained through a monthly reconciliation process. LaSalle uses a proprietary collateral review system to track and monitor the receipt and movement internally or externally of custody files and any release or reinstatement of collateral.

     LaSalle and CGMRC are parties to a custodial agreement whereby LaSalle, for consideration, provides custodial services to CGMRC for certain commercial mortgage loans originated or purchased by it. Pursuant to this custodial agreement, LaSalle is currently providing custodial services for most of the mortgage loans to be sold by CGMRC to us in connection with the series 2006-C4 securitization transaction. The terms of the custodial agreement are customary for the commercial mortgage-backed securitization industry providing for the delivery, receipt, review and safekeeping of mortgage loan files.

     Using information set forth in this offering prospectus, the trustee will develop the cashflow model for the trust. Based on the monthly mortgage loan information provided by the master servicer, the trustee will calculate the amount of principal and interest to be paid to each class of series 2006-C4 certificates on each distribution date. In accordance with the cashflow model and based on the monthly mortgage loan information provided by the master servicer, the trustee will perform distribution calculations, remit distributions on the distribution date to series 2006-C4 certificateholders and prepare a monthly statement to series 2006-C4 certificateholders detailing the payments received and the activity on the mortgage loans during the related collection period. In performing these obligations, the trustee will be able to conclusively rely on the information provided to it by the master servicer, and the trustee will not be required to recompute, recalculate or verify the information provided to it by the master servicer.

     There are no legal proceedings pending against LaSalle, or to which any property of LaSalle is subject, that is material to the series 2006-C4 certificateholders, nor does LaSalle have actual knowledge of any proceedings of this type contemplated by governmental authorities.

     We, the master servicer, the special servicer and our and their respective affiliates, may from time to time maintain and enter into other banking and trustee relationships in the ordinary course of business with the trustee and its affiliates. The trustee and any of its respective affiliates may hold series
2006-C4 certificates in their own names. In addition, for purposes of meeting the legal requirements of some local jurisdictions, the trustee will have the power to appoint a co-trustee or separate trustee of all or any part of the trust assets. All rights, powers, duties and obligations conferred or imposed upon the trustee will be conferred or imposed upon the trustee and the separate trustee or co-trustee jointly, or in any jurisdiction in which the trustee is incompetent or unqualified to perform some acts, singly upon the separate trustee or co-trustee who will exercise and perform its rights, powers, duties and obligations solely at the direction of the trustee.

     In addition to having express duties under the series 2006-C4 pooling and servicing agreement, the trustee, as a fiduciary, also has certain duties unique to fiduciaries under applicable law. In general, the trustee will be subject to certain federal laws and, because the series 2006-C4 pooling and servicing agreement is governed by New York law, certain New York state laws. As a national bank acting in a fiduciary capacity, the trustee will, in the administration of its duties under the series 2006-C4 pooling and servicing agreement, be subject to certain regulations promulgated by the Office of the
Comptroller of the Currency, specifically those set forth in Chapter 12, Part 9 of the Code of Federal Regulations. New York common law has required fiduciaries of common law trusts formed in New York to perform their duties in accordance with the "prudent person" standard, which, in this transaction, would require the trustee to exercise such diligence and care in the administration of the trust as a person of ordinary prudence would employ in managing his own property. However, under New York common law, the application of this standard of care can be restricted contractually to apply only after the occurrence of a default. The series 2006-C4 pooling and servicing agreement provides that

                                      119

the trustee is subject to the prudent person standard only for so long as an event of default has occurred and remains uncured.

         AFFILIATIONS AND CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     We (the depositor), Citigroup Global Markets Realty Corp. (one of the
sponsors) and Citigroup Global Markets Inc. (one of the underwriters) are affiliated with one another.

     Barclays Capital Real Estate Inc. (one of the sponsors) and Barclays
Capital Inc. (one of the underwriters) are affiliated with one another.

     PNC Bank, National Association (one of the sponsors), PNC Capital Markets
LLC (one of the underwriters) and Midland Loan Services, Inc. (the master servicer) are affiliated with one another.

     We, the sponsors, the master servicer, the special servicer and our and/or their respective affiliates may from time to time maintain and enter into other banking and trustee relationships in the ordinary course of business with the trustee and its affiliates. See also "Transaction Participants--The Trustee" in this offering prospectus.

     LaSalle and CGMRC are parties to a custodial agreement whereby LaSalle, for consideration, provides custodial services to CGMRC for certain commercial mortgage loans originated or purchased by it. Pursuant to this custodial agreement, LaSalle is currently providing custodial services for most of the mortgage loans to be sold by CGMRC to us in connection with the series 2006-C4 securitization transaction. The terms of the custodial agreement are customary for the commercial mortgage-backed securitization industry providing for the delivery, receipt, review and safekeeping of mortgage loan files.

               THE SERIES 2006-C4 POOLING AND SERVICING AGREEMENT

GENERAL

     The parties to the series 2006-C4 pooling and servicing agreement will consist of us, the trustee, the master servicer and the special servicer. The series 2006-C4 pooling and servicing agreement will govern, among other things:

     o    the issuance of the series 2006-C4 certificates;

     o    the formation of the issuing entity;

     o    the transfer of the initial trust assets to the issuing entity;

     o    the retention of the trust assets on behalf of the series 2006-C4 certificateholders; and

     o    the servicing and administration of the underlying mortgage loans, as well as the servicing and administration of (a) the Non-Trust Loans, and (b) any REO Properties acquired by the special servicer on behalf of the series 2006-C4 certificateholders and, if and when applicable, the Non-Trust Loan Noteholders as a result of foreclosure or other similar action.

     The following summaries describe some of the material provisions of the series 2006-C4 pooling and servicing agreement. In addition, see "Description of the Mortgage Pool--Assignment of the Mortgage Loans; Repurchases and
Substitutions", "--Representations and Warranties; Repurchases and
Substitutions" and

                                      120

"Description of the Offered Certificates" in this offering prospectus and
"Description of the Governing Documents" in the accompanying base prospectus.

OVERVIEW OF SERVICING

     The series 2006-C4 pooling and servicing agreement provides that the master servicer and the special servicer must each service and administer the mortgage loans and any REO Properties in the trust fund for which it is responsible, directly or through sub-servicers, in accordance with--

     o    any and all applicable laws,

     o    the express terms of the series 2006-C4 pooling and servicing agreement,

     o    the express terms of the subject mortgage loans and any and all related intercreditor, co-lender and/or similar agreements, and

     o    to the extent consistent with the foregoing, the Servicing Standard.

     In general, the master servicer will be responsible for the servicing and administration of each underlying mortgage loan--

     o    as to which no Servicing Transfer Event has occurred, or

     o    that has been worked-out following a Servicing Transfer Event and as to which no new Servicing Transfer Event has occurred.

     The special servicer, on the other hand, will be responsible for the servicing and administration of each underlying mortgage loan as to which a
Servicing Transfer Event has occurred and which has not yet become a worked-out mortgage loan with respect to that Servicing Transfer Event. The special servicer will also be responsible for the administration of each REO Property acquired by the issuing entity.

     Despite the foregoing, the series 2006-C4 pooling and servicing agreement will require the master servicer to continue to receive information and prepare all reports to the trustee required to be received or prepared with respect to any specially serviced mortgage loans in the trust fund and, otherwise, to render other incidental services with respect to any such specially serviced mortgage loans. In addition, the special servicer will perform limited duties and have certain approval rights regarding servicing actions with respect to non-specially serviced mortgage loans in the trust fund. Neither the master servicer nor the special servicer will have responsibility for the performance by the other of its respective obligations and duties under the series 2006-C4 pooling and servicing agreement.

     The master servicer will transfer servicing of an underlying mortgage loan to the special servicer upon the occurrence of a Servicing Transfer Event with respect to that mortgage loan. The special servicer will return the servicing of that mortgage loan to the master servicer, and that mortgage loan will be considered to have been worked-out, if and when all Servicing Transfer Events with respect to that mortgage loan cease to exist in accordance with the definition of "Servicing Transfer Event" in the glossary to this offering prospectus.

     In general, subject to the discussion under "--The Series 2006-C4
Controlling Class Representative and the Non-Trust Loan Noteholders" below, the master servicer and/or, if a Servicing Transfer Event exists, the special servicer will be responsible for servicing and administering each Loan
Combination under the series 2006-C4 pooling and servicing agreement and the related co-lender or intercreditor agreement on behalf of the issuing entity, as holder of the related underlying mortgage loan, and the related Non-Trust Loan
Noteholders generally as

                                      121

if the entire Loan Combination were a mortgage loan in the trust fund. A
Servicing Transfer Event with respect to any mortgage loan that is part of a
Loan Combination will generally result in a transfer of servicing of the entire such Loan Combination to the special servicer.

SUB-SERVICERS

     Some of the mortgage loans that we intend to include in the trust fund are currently being serviced by third-party servicers that are entitled to and will become sub-servicers of these loans on behalf of the master servicer. In general, neither the trustee nor any other successor master servicer may terminate the sub-servicing agreement for any of those sub-servicers without cause.

     Pursuant to the series 2006-C4 pooling and servicing agreement, the master servicer and the special servicer may enter into sub-servicing agreements to provide for the performance by third parties of any or all of their respective obligations under the series 2006-C4 pooling and servicing agreement, provided that in each case, the sub-servicing agreement: (i) is materially consistent with the series 2006-C4 pooling and servicing agreement, requires the sub-servicer to comply with all of the applicable conditions of the series
2006-C4 pooling and servicing agreement, and, provides for certain material events of default with respect to the sub-servicer; (ii) provides that if the master servicer or the special servicer, as the case may be, will for any reason no longer act in such capacity under the series 2006-C4 pooling and servicing agreement (including by reason of an Event of Default), the trustee or its designee may assume all of the rights and, except to the extent they arose prior to the date of assumption, obligations of the master servicer or the special servicer, as the case may be, under such agreement or may terminate such sub-servicing agreement without cause (except that the sub-servicing agreements with any of certain designated sub-servicers may only be terminated for cause);
(iii) provides that the trustee, for the benefit of the series 2006-C4 certificateholders and, in the case of a sub-servicing agreement relating to a
Loan Combination, the related Non-Trust Loan Noteholder(s), shall each be a third-party beneficiary under such agreement; (iv) permits any purchaser of an underlying mortgage loan to terminate such agreement with respect to such purchased mortgage loan at its option and without penalty; (v) does not permit the sub-servicer to enter into or consent to certain modifications, extensions, waivers or amendments or otherwise take certain actions on behalf of the master servicer or the special servicer without the consent of the master servicer or special servicer, as the case may be; and (vi) does not permit the sub-servicer any direct rights of indemnification that may be satisfied out of assets of the trust fund. In addition, pursuant to the series 2006-C4 pooling and servicing agreement, each sub-servicing agreement entered into by the master servicer must provide that such agreement shall, with respect to any underlying mortgage loan, terminate at the time such underlying mortgage loan becomes a specially serviced mortgage loan (or, alternatively, be subject to the special servicer's rights to service such mortgage loan for so long as such mortgage loan continues to be a specially serviced mortgage loan), and each sub-servicing agreement entered into by the special servicer shall relate only to specially serviced mortgage loans and shall terminate with respect to any such underlying mortgage loan which ceases to be a specially serviced mortgage loan.

     References in the series 2006-C4 pooling and servicing agreement, and under this "The Series 2006-C4 Pooling and Servicing Agreement" section, to actions taken or to be taken by the master servicer or the special servicer include actions taken or to be taken by a sub-servicer on behalf of the master servicer or the special servicer, as the case may be; and, in connection therewith, all amounts advanced by any sub-servicer to satisfy the obligations of the master servicer or the special servicer under the series 2006-C4 pooling and servicing agreement to make P&I advances or servicing advances are deemed to have been advanced by the master servicer or the special servicer, as the case may be, out of its own funds and, accordingly, such advances will be recoverable by such sub-servicer in the same manner and out of the same funds as if such sub-servicer were the master servicer or the special servicer, as the case may
be. The series 2006-C4 pooling and servicing agreement provides that, for so long as they are outstanding, advances under any sub-servicing agreement will accrue interest at the rate set forth in the series 2006-C4 pooling and servicing agreement, such interest to be allocable between the master servicer or the special servicer, as the case may be, and such sub-servicer as they may agree. For

                                      122

purposes of the series 2006-C4 pooling and servicing agreement, the master servicer and the special servicer each will be deemed to have received any payment when a sub-servicer retained by it receives such payment.

     The series 2006-C4 pooling and servicing agreement requires the master servicer and the special servicer, for the benefit of the trustee, of the series
2006-C4 certificateholders and, in the case of a Loan Combination, of the related Non-Trust Loan Noteholder(s), to monitor the performance and enforce the obligations of their respective sub-servicers under the related sub-servicing agreements. Further, the series 2006-C4 pooling and servicing agreement provides that, notwithstanding any sub-servicing agreement, the master servicer and the special servicer remain obligated and liable to the trustee, the series 2006-C4 certificateholders and the Non-Trust Loan Noteholders for the performance of their respective obligations and duties under the series 2006-C4 pooling and servicing agreement as if each alone were servicing and administering the subject mortgage loans and the master servicer and the special servicer will be responsible (without right of reimbursement) for all compensation of each sub-servicer retained by it.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The Master Servicing Fee. The principal compensation to be paid to the master servicer with respect to its master servicing activities will be the master servicing fee.

     The master servicing fee will be earned with respect to each and every mortgage loan in the trust fund, including:

     o    each specially serviced mortgage loan, if any;

     o    each mortgage loan, if any, as to which the corresponding mortgaged real property has become an REO Property; and

     o    each mortgage loan, if any, that has been defeased.

     In the case of each mortgage loan in the trust fund, the master servicing fee will:

     o    be calculated on generally the same interest accrual basis (i.e., an
          Actual/360 Basis or a 30/360 Basis) as is applicable to the accrual of interest with respect to that mortgage loan;

     o    accrue at the related master servicing fee rate, which on a loan-by-loan basis will range from 0.0300% per annum to 0.1300% per annum;

     o    accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that mortgage loan; and

     o    be payable monthly from amounts received with respect to, or allocable as recoveries of, interest on that mortgage loan or, following liquidation of that mortgage loan and any related REO Property, from general collections on the other mortgage loans and REO Properties in the trust fund.

     For purposes of this offering prospectus, master servicing fees include primary servicing fees.

     Subject to certain conditions, Midland is entitled, under the series
2006-C4 pooling and servicing agreement, to receive, or to assign or pledge to any qualified institutional buyer or institutional accredited investor (other than a Plan), an excess servicing strip, which is a portion of the master servicing fee. If Midland resigns or is terminated as master servicer, it (or its assignee) will continue to be entitled to receive the excess servicing strip

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and will be paid that excess servicing strip, except to the extent that any portion of the excess servicing strip is needed to compensate any successor master servicer for assuming the duties of Midland as master servicer under the series 2006-C4 pooling and servicing agreement. We make no representation or warranty regarding whether, following any resignation or termination of Midland as master servicer, (a) any holder of the excess servicing strip would dispute the trustee's determination that any portion of the excess servicing strip was necessary to compensate a successor master servicer or (b) the ability of the trustee to successfully recapture the excess servicing strip or any portion of that strip from any holder of the excess servicing strip, in particular if that holder were the subject of a bankruptcy or insolvency proceeding.

     Master servicing fees payable with respect to the ShopKo Portfolio Loan
Combination will be payable out of collections on the entire such loan combination. After the occurrence, and during the continuance, of a Wimbledon
Place Apartments Material Default, master servicing fees are payable with respect to the Wimbledon Place Apartments Loan Combination out of collections on the entire such loan combination.

     Prepayment Interest Shortfalls. The series 2006-C4 pooling and servicing agreement will provide that, if any Prepayment Interest Shortfall is incurred by reason of a voluntary principal prepayment being made by a borrower with respect to any of the underlying mortgage loans during any collection period (other than out of insurance proceeds, condemnation proceeds or liquidation proceeds), then the master servicer must make a non-reimbursable payment with respect to the related distribution date in an amount equal to the lesser of:

     o    the amount of the subject Prepayment Interest Shortfall; and

     o    the sum of--

          1.   the master servicing fees (in each case calculated for this purpose only at a rate of 0.01% per annum) received by the master servicer during such collection period on the underlying mortgage loans, and

          2.   all Prepayment Interest Excesses received by the master servicer during such collection period on the underlying mortgage loans;

provided that if a Prepayment Interest Shortfall occurs as a result of the master servicer's allowing the borrower to deviate from the terms of the related loan documents regarding principal prepayments (other than (a) subsequent to a material default under the related loan documents, (b) pursuant to applicable law or court order or (c) at the request or with the consent of the special servicer or the series 2006-C4 controlling class representative), then the amount in clause 1. of the second bullet of this sentence will be replaced with the sum of (x) all master servicing fees payable to the master servicer with respect to the underlying mortgage loans for the subject collection period, inclusive of any portion thereof payable to a third-party primary servicer and inclusive of any excess servicing strip and (y) any investment income earned on the related principal prepayment during such collection period while on deposit in the master servicer's collection account.

     No other master servicing compensation will be available to cover
Prepayment Interest Shortfalls.

     Any payments made by the master servicer with respect to any distribution date to cover Prepayment Interest Shortfalls will be included in the Total
Available P&I Funds for that distribution date, as described under "Description of the Offered Certificates--Payments" in this offering prospectus. If the amount of Prepayment Interest Shortfalls incurred with respect to the mortgage pool during any collection period exceeds the total of any and all payments made by the master servicer with respect to the related distribution date to cover those Prepayment Interest Shortfalls, then the resulting Net Aggregate
Prepayment Interest Shortfall will be allocated among the respective interest-bearing classes of the series 2006-C4 certificates, in reduction of the interest

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payable thereon, as and to the extent described under "Description of the
Offered Certificates--Payments--Payments of Interest" in this offering prospectus.

     The master servicer will not cover any interest shortfalls similar to
Prepayment Interest Shortfalls that occur by reason of involuntary prepayments made with insurance proceeds, condemnation proceeds and/or liquidation proceeds.

     Principal Special Servicing Compensation. The principal compensation to be paid to the special servicer with respect to its special servicing activities in respect of the underlying mortgage loans will be:

     o    the special servicing fee;

     o    the workout fee; and

     o    the liquidation fee.

     The Special Servicing Fee. The special servicing fee will be earned with respect to any underlying mortgage loan:

     o    that is being specially serviced; or

     o    as to which the corresponding mortgaged real property has become an
          REO Property.

     In the case of each underlying mortgage loan that satisfies the criteria described in the foregoing paragraph, the special servicing fee will:

     o    be calculated on generally the same interest accrual basis (i.e., an
          Actual/360 Basis or a 30/360 Basis) as is applicable to the accrual of interest with respect to that mortgage loan;

     o    accrue at a special servicing fee rate of 0.25% per annum;

     o    accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that mortgage loan; and

     o    generally be payable monthly from general collections on all the mortgage loans and any REO Properties in the trust fund, that are on deposit in the master servicer's collection account from time to time.

     The Workout Fee. The special servicer will, in general, be entitled to receive a workout fee with respect to each underlying mortgage loan as to which, following a period of special servicing and resolution of all applicable
Servicing Transfer Events, servicing thereof has been returned to the master servicer. The workout fee for any such underlying mortgage loan will generally be payable out of, and will be calculated by application of a workout fee rate of 1.0% to, each collection of interest, other than Default Interest and
Post-ARD Additional Interest, and principal received on the subject mortgage loan for so long as it remains a worked-out mortgage loan.

     The workout fee with respect to any underlying mortgage loan referred to in the prior paragraph will cease to be payable if a new Servicing Transfer Event occurs with respect to that loan or if the related mortgaged real property becomes an REO Property. However, a new workout fee would become payable if the subject underlying mortgage loan again became a worked-out mortgage loan with respect to that new Servicing Transfer Event.

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     If the special servicer is terminated or resigns, then it will retain the right to receive any and all workout fees payable with respect to mortgage loans that were worked-out -- or, in some cases, about to be worked out -- by it during the period that it acted as special servicer and as to which no new
Servicing Transfer Event had occurred as of the time of its termination or resignation. The successor special servicer will not be entitled to any portion of those workout fees.

     Although workout fees are intended to provide the special servicer with an incentive to better perform its duties, the payment of any workout fee may reduce amounts payable to the holders of the offered certificates.

     The Liquidation Fee. Except as described in the next paragraph, the special servicer will be entitled to receive a liquidation fee with respect to: (a) any specially serviced mortgage loan in the trust fund (or any Qualified Substitute
Mortgage Loan delivered in replacement thereof by the related mortgage loan seller), for which it obtains a full, partial or discounted payoff; and (b) any specially serviced mortgage loan or REO Property in the trust fund (or any
Qualified Substitute Mortgage Loan delivered in replacement thereof by the related mortgage loan seller), as to which it receives any liquidation proceeds, sale proceeds or REO revenues, including any specially serviced mortgage loan repurchased by the applicable mortgage loan seller outside of the required cure period (as that cure period may be extended) as described under "Description of the Mortgage Pool--Assignment of the Mortgage Loans; Repurchases and
Substitutions" and "--Representations and Warranties; Repurchases and
Substitutions" in this offering prospectus. As to each such specially serviced mortgage loan and REO Property, the liquidation fee will generally be payable from, and will be calculated by application of a liquidation fee rate of 1.0%
to, the portion of the related payment, proceeds or revenues allocable as a full or partial recovery of principal, interest or expenses.

     Despite anything to the contrary described in the prior paragraph, no liquidation fee will be payable based on, or out of, Substitution Shortfall
Amounts or proceeds received in connection with:

     o    the repurchase of any mortgage loan in the trust fund by or on behalf of a mortgage loan seller for a breach of representation or warranty or for defective or deficient mortgage loan documentation, so long as the repurchase occurs within the required cure period (as that cure period may be extended), as described under "Description of the
          Mortgage Pool--Assignment of the Mortgage Loans; Repurchases and
          Substitutions" and "--Representations and Warranties; Repurchases and
          Substitutions" in this offering prospectus;

     o    the purchase of any Defaulted Mortgage Loan out of the trust fund by the special servicer or the Majority Controlling Class
          Certificateholder, as described under "--Fair Value Purchase Option"
          below;

     o    the purchase of the ShopKo Portfolio Mortgage Loan by any of the
          ShopKo Portfolio Non-Trust Loan Noteholders, pursuant to the purchase option in the ShopKo Portfolio Co-Lender Agreement described under
          "Description of the Mortgage Pool--The Loan Combinations--The ShopKo
          Portfolio Loan Combination" in this offering prospectus, so long as the purchase occurs within 90 days of the date that the purchase option is first exercisable;

     o    the purchase of the Wimbledon Place Apartments Mortgage Loan by the
          Wimbledon Place Apartments Non-Trust Loan Noteholder, pursuant to the purchase option in the Wimbledon Place Apartments Intercreditor
          Agreement described under "Description of the Mortgage Pool--The Loan
          Combinations--The Wimbledon Place Apartments Loan Combination" in this offering prospectus;

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     o    the purchase of any mortgage loan out of the trust fund by a related mezzanine lender pursuant to any applicable intercreditor, co-lender or similar agreement, in each case so long as the purchase occurs within 90 days of the date that the purchase option is first exercisable; or

     o    the purchase of all of the mortgage loans and REO Properties in the trust fund by the special servicer or the Majority Controlling Class
          Certificateholder in connection with the termination of the issuing entity, all as described under "Description of the Offered
          Certificates--Termination" in this offering prospectus.

     Although liquidation fees are intended to provide the special servicer with an incentive to better perform its duties, the payment of any liquidation fee may reduce amounts payable to the holders of the offered certificates.

     Any special servicing fees, workout fees and liquidation fees earned with respect to the ShopKo Portfolio Loan Combination may be paid out of collections on the entire such loan combination. After the occurrence, and during the continuance, of a Wimbledon Place Apartments Material Default, special servicing fees and, except in connection with a purchase of the Wimbledon Place Apartments
Mortgage Loan by the Wimbledon Place Apartments Non-Trust Loan Noteholder,
pursuant to the purchase option in the Wimbledon Place Apartments Intercreditor
Agreement, as described under "Description of the Mortgage Pool--The Loan
Combinations--The Wimbledon Place Apartments Loan Combination" in this offering prospectus, workout fees and liquidation fees, earned with respect to the
Wimbledon Place Apartments Loan Combination may be paid out of collections on the entire such loan combination.

     Additional Servicing Compensation. As additional master servicing compensation, the master servicer will be entitled to receive any Prepayment
Interest Excesses collected with respect to the underlying mortgage loans.

     In addition, the following items collected on any particular mortgage loan in the trust fund will be allocated between the master servicer and the special servicer as additional compensation in accordance with the series 2006-C4 pooling and servicing agreement:

     o    any late payment charges and Default Interest actually collected on any particular mortgage loan in the trust fund, which late payment charges and Default Interest are not otherwise applied to reimburse the parties to the series 2006-C4 pooling and servicing agreement for, or to offset, certain expenses of the issuing entity (including interest on advances, special servicing fees, liquidation fees and workout fees), each as provided in the series 2006-C4 pooling and servicing agreement; and

     o    any modification fees, assumption fees, assumption application fees, earnout fees, consent/waiver fees and other comparable transaction fees and charges.

     The master servicer will be authorized to invest or direct the investment of funds held in its collection account, in the ShopKo Portfolio custodial account, in the Wimbledon Place Apartments custodial agreement or in any escrow and/or reserve account maintained by it, in Permitted Investments. See
"--Accounts" below and "Description of the Offered Certificates" in this offering prospectus. The master servicer:

     o    will generally be entitled to retain any interest or other income earned on those funds; and

     o    will generally be required to cover any losses of principal of those investments from its own funds, to the extent those losses are incurred with respect to investments made for that master servicer's benefit.

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The master servicer will not be obligated, however, to cover any losses resulting solely from the bankruptcy or insolvency of any depository institution or trust company holding any of those accounts so long as those institutions or trust companies meet certain eligibility requirements set forth in the series
2006-C4 pooling and servicing agreement.

     The special servicer will be authorized to invest or direct the investment of funds held in its REO account in Permitted Investments. See "--Accounts"
below. The special servicer:

     o    will be entitled to retain any interest or other income earned on those funds; and

     o    will generally be required to cover any losses of principal of those investments from its own funds.

The special servicer will not be obligated, however, to cover any losses resulting solely from the bankruptcy or insolvency of any depository institution or trust company holding its REO account so long as that institution or trust company meets certain eligibility requirements set forth in the series 2006-C4 pooling and servicing agreement.

     Payment of Expenses. Each of the master servicer and the special servicer will be required to pay its overhead costs and any general and administrative expenses incurred by it in connection with its servicing activities under the series 2006-C4 pooling and servicing agreement. The master servicer and the special servicer will not be entitled to reimbursement for these expenses except as expressly provided in the series 2006-C4 pooling and servicing agreement.

     The series 2006-C4 pooling and servicing agreement will permit the master servicer to pay, and will permit the special servicer to direct the master servicer to pay, some servicing expenses out of general collections on the underlying mortgage loans and any REO Properties on deposit in the master servicer's collection account, including, to the extent not advanced, for the remediation of any adverse environmental circumstance or condition at any of the mortgaged real properties. In addition, under the series 2006-C4 pooling and servicing agreement, the master servicer will be permitted (or, in the case of a specially serviced mortgage loan or an REO Property, if the special servicer directs, the master servicer will be required) to pay directly out of the master servicer's collection account some servicing expenses that, if advanced by the master servicer, would not be recoverable from expected collections on the related mortgage loan or REO Property. This is only to be done, however, when the master servicer or the special servicer, as applicable, has determined in accordance with the Servicing Standard that making the payment is in the best interests of the series 2006-C4 certificateholders (and, in the case of a Loan
Combination, the related Non-Trust Loan Noteholders), as a collective whole. The master servicer will be able to conclusively rely on any such determination made by the special servicer.

TRUSTEE COMPENSATION

     The trustee will be entitled to receive monthly, out of general collections with respect to the mortgage pool on deposit in its distribution account, the trustee fee. With respect to each distribute date, the trustee fee will equal the aggregate of, with respect to each and every mortgage loan in the trust fund, one month's interest accrued at 0.0009% per annum on the Stated Principal
Balance of the subject mortgage loan outstanding immediately prior to that distribution date (calculated on the same interest accrual basis--i.e., an
Actual/360 Basis or a 30/360 Basis--as is applicable to the accrual of interest with respect to the subject mortgage loan).

     In addition, the trustee will be authorized to invest or direct the investment of funds held in its distribution account, its Post-ARD Additional
Interest account, its floating rating account and its interest reserve account in Permitted Investments. See "--Accounts" below. In general, the trustee will be entitled to retain any interest or other income earned on those funds and will be required to cover any investment losses from its own funds

                                      128

without any right to reimbursement. The trustee will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding the trustee's distribution account, Post-ARD Additional Interest account or interest reserve account so long as that institution or trust company meets certain eligibility requirements set forth in the series 2006-C4 pooling and servicing agreement at the time of the deposit.

ADVANCES

     Servicing Advances. Any and all customary, reasonable and necessary out-of-pocket costs and expenses incurred by or on behalf of the master servicer, the special servicer or the trustee in connection with the servicing of a mortgage loan in the trust fund or in connection with the administration of any REO Property in the trust fund, will generally be servicing advances.
Servicing advances will be reimbursable from future payments and other collections, including insurance proceeds, condemnation proceeds and liquidation proceeds, received in connection with the related mortgage loan or REO Property.

     The special servicer will generally be required to give the master servicer not less than five business days' notice (or two business days' notice, if required to be made on an emergency or urgent basis) with respect to servicing advances to be made on a specially serviced mortgage loan or REO Property in the trust fund, before the date on which the master servicer is required to make any servicing advance with respect to that mortgage loan or REO Property. The special servicer may, however, itself make servicing advances with respect to special serviced mortgage loans and REO Properties.

     If the master servicer is required under the series 2006-C4 pooling and servicing agreement to make a servicing advance, but it does not do so within 15 days (or such shorter period as may be required to avoid foreclosure of liens for delinquent real estate taxes or a lapse in insurance coverage) after the servicing advance is required to be made, then the trustee will be required:

     o    if any of certain officers of the trustee has actual knowledge of the failure, to give the master servicer notice of the failure; and

     o    if the failure continues for five more business days after such notice, to make the servicing advance.

     Despite the foregoing discussion or anything else to the contrary in this offering prospectus, none of the master servicer, the special servicer or the trustee will be obligated to make servicing advances that, in the judgment of the party making the advance, or in the judgment of the special servicer (in the case of a servicing advance by the master servicer or the trustee), would not be ultimately recoverable (together with accrued and unpaid interest on the advance) from expected collections on the related mortgage loan or REO Property.
The trustee may conclusively rely on the determination of the master servicer, and the master servicer and the trustee, in the case of specially serviced mortgage loans and REO Properties, must conclusively rely on the determination of the special servicer, that any servicing advance is not recoverable from expected collections on the related mortgage loan or REO Property. If the master servicer, the special servicer or the trustee makes any servicing advance that it subsequently determines, or that the special servicer determines (in the case of servicing advances by the master servicer or the trustee), is not recoverable
(together with accrued and unpaid interest on the advance) from expected collections on the related mortgage loan or REO Property, it may obtain reimbursement for that advance, together with interest on that advance, out of general collections on the underlying mortgage loans and any related REO
Properties that are on deposit in the master servicer's collection account from time to time as more particularly described in this offering prospectus. See
"--Advances--Special Considerations Regarding Nonrecoverable Advances" below.

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     Advances of Delinquent Monthly Debt Service Payments. The master servicer will be required to make, for each distribution date, a total amount of advances of principal and/or interest generally equal to all monthly debt service payments--other than balloon payments--and assumed monthly debt service payments, in each case net of related master servicing fees, that:

     o    were due or deemed due, as the case may be, with respect to the underlying mortgage loans during the related collection period; and

     o    were not paid by or on behalf of the respective borrowers or otherwise collected as of the close of business on the last day of the related collection period.

     Notwithstanding the foregoing, if it is determined that an Appraisal
Reduction Amount exists with respect to any mortgage loan in the trust fund, then the master servicer will reduce the interest portion, but not the principal portion, of each monthly debt service advance that it must make with respect to that mortgage loan during the period that the Appraisal Reduction Amount exists.
The interest portion of any monthly debt service advance required to be made with respect to any such underlying mortgage loan as to which there exists an
Appraisal Reduction Amount, will equal:

     o    the amount of the interest portion of that advance of monthly debt service payments that would otherwise be required to be made for the subject distribution date without regard to this sentence and the prior sentence; reduced (to not less than zero) by

     o    with respect to each class of series 2006-C4 certificates with principal balances to which any portion of the subject Appraisal
          Reduction Amount is allocated, one month's interest (calculated on a
          30/360 Basis) on the portion of the subject Appraisal Reduction Amount allocated to that class or REMIC II regular interest, as the case may be, at the applicable pass-through rate.

     Appraisal Reduction Amounts will be allocated to the respective classes of the series 2006-C4 certificates with principal balances, in each case up to (but without any reduction in) the related outstanding total principal balance thereof, in the following order: first, to the P, O, N, M, L, K, J, H, G, F, E,
D, C, B, A-J and A-M classes, in that order, and then to the A-1, A-2, A-SB,
A-3, and A-1A classes, on a pro rata basis by balance.

     With respect to any distribution date, the master servicer will be required to make monthly debt service advances either out of its own funds or, subject to the conditions set forth in the series 2006-C4 pooling and servicing agreement, funds held in the master servicer's collection account that are not required to be paid on the series 2006-C4 certificates.

     If the master servicer fails to make a required advance and the trustee is aware of that failure, the trustee will be obligated to make that advance. See
"Transaction Participants--The Trustee" in this offering prospectus.

     The master servicer and the trustee will each be entitled to recover any monthly debt service advance made by it out of its own funds with respect to any underlying mortgage loan, together with interest thereon, from collections on that mortgage loan. Neither the master servicer nor the trustee will be obligated to make any monthly debt service advance with respect to any underlying mortgage loan that, in its judgment, or in the judgment of the special servicer, would not ultimately be recoverable (together with interest thereon) out of collections on that mortgage loan. The trustee may conclusively rely on any determination of nonrecoverability made by the master servicer, and the master servicer and the trustee, in the case of a specially serviced mortgage loans and REO Properties, must conclusively rely on any determination of nonrecoverability made by the special servicer. If the master servicer or the trustee makes any monthly debt service advance with respect to any underlying mortgage loan that it or the special servicer subsequently determines will not be recoverable (together with interest thereon) out of collections on that mortgage loan, it may obtain reimbursement for that advance,

                                       130

together with interest accrued on the advance as described below, out of general collections on the mortgage loans and any REO Properties in the trust fund on deposit in the master servicer's collection account from time to time. See
"--Advances--Special Considerations Regarding Nonrecoverable Advances" below.

     A monthly debt service payment will be assumed to be due with respect to:

     o    each underlying mortgage loan that is delinquent with respect to its balloon payment beyond the end of the collection period in which its maturity date occurs and as to which no arrangements have been agreed to for the collection of the delinquent amounts, including an extension of maturity; and

     o    each underlying mortgage loan as to which the corresponding mortgaged real property has become an REO Property.

The assumed monthly debt service payment deemed due on any mortgage loan described in the prior sentence that is delinquent as to its balloon payment, will equal, for its maturity date and for each successive due date that it remains outstanding and part of the trust fund, the monthly debt service payment that would have been due on the mortgage loan on the relevant date if the related balloon payment had not come due and the mortgage loan had, instead, continued to amortize and accrue interest according to its terms in effect immediately prior to, and without regard to the occurrence of, the subject maturity date. The assumed monthly debt service payment deemed due on any mortgage loan described in the second preceding sentence as to which the related mortgaged real property has become an REO Property, will equal, for each due date that the REO Property remains part of the trust fund, the monthly debt service payment or, in the case of a mortgage loan delinquent with respect to its balloon payment, the assumed monthly debt service payment that would have been due or deemed due if the related mortgaged real property had not become an
REO Property. Assumed monthly debt service payments for an ARD Loan will not include Post-ARD Additional Interest or accelerated amortization payments.

     Neither the master servicer nor the trustee will be required to make any monthly debt service advance with respect to any of the Non-Trust Mortgage
Loans. Neither the master servicer nor the trustee will be required to advance
Post-ARD Additional Interest, Default Interest.

     Interest on Advances. The master servicer, the special servicer and the trustee will be entitled to receive interest on advances made by them. That interest will accrue on the amount of each advance, and compound annually, generally for so long as the advance is outstanding, at an annual rate equal to the prime rate as published in the "Money Rates" section of The Wall Street
Journal, as that prime rate may change from time to time. Interest accrued with respect to any advance will generally be payable:

     o    first, out of any late payment charges and Default Interest collected on the related underlying mortgage loan in the collection period in which that advance was reimbursed; and

     o    then, after or at the same time that advance is reimbursed, but only if and to the extent that the late payment charges and Default
          Interest referred to in clause first above are insufficient to cover the advance interest, out of any other amounts then on deposit in the master servicer's collection account.

If any payment of interest on advances is paid out of general collections on the mortgage pool as contemplated by the second bullet of the prior sentence, then any late payment charges and Default Interest subsequently collected on the underlying mortgage loan as to which those advances were made will be applied to reimburse the issuing entity for that payment prior to being applied as additional compensation to the master servicer or the special servicer.

                                       131

     To the extent not offset by Default Interest and/or late payment charges accrued and actually collected on the related underlying mortgage loan, interest accrued on outstanding advances with respect to the underlying mortgage loans will result in a reduction in amounts payable on one or more classes of the series 2006-C4 certificates.

     Special Considerations Regarding Nonrecoverable Advances. In making a recoverability determination with respect to any advance in accordance with the series 2006-C4 pooling and servicing agreement, the master servicer, the special servicer and the trustee may consider, among other things, the obligations of the borrower under the terms of the related mortgage loan as it may have been modified, the condition of the related mortgaged real property, future expenses, and the existence and amount of any outstanding advances on the subject underlying mortgage loan, together with (to the extent accrued and unpaid)
interest on such advances, and the existence and amount of any nonrecoverable advances in respect of other underlying mortgage loans, the reimbursement of which is being deferred as contemplated in the next paragraph.

     If the master servicer, the special servicer or the trustee reimburses itself out of general collections on the mortgage pool for any advance that it
(or, if applicable, in the case of the master servicer and the trustee, that the special servicer) has determined is not recoverable out of collections on the related mortgage loan, then that advance (together with accrued interest thereon) will be deemed, to the fullest extent permitted, to be reimbursed first out of payments and other collections of principal on the underlying mortgage loans otherwise distributable on the series 2006-C4 certificates on the related distribution date (prior to being deemed reimbursed out of payments and other collections of interest on the underlying mortgage loans otherwise distributable on the series 2006-C4 certificates), thereby reducing the payments of principal on the series 2006-C4 certificates. In addition, if payments and other collections of principal on the mortgage pool are applied to reimburse, or pay interest on, any advance that is determined to be nonrecoverable from collections on the related underlying mortgage loan, as described in the prior sentence, then that advance will be reimbursed, and/or interest thereon will be paid, first out of payments or other collections of principal on the loan group that includes the subject underlying mortgage loan as to which the advance was made, and prior to using payments or other collections of principal on the other loan group.

     Notwithstanding the foregoing, upon a determination that a previously made advance is not recoverable from expected collections on the related underlying mortgage loan or REO Property in the trust fund, instead of obtaining reimbursement out of general collections on the mortgage pool immediately, the master servicer, the special servicer or the trustee, as applicable, may, in its sole discretion, elect to obtain reimbursement for such nonrecoverable advance
(together with accrued and unpaid interest thereon) over a period of time (not to exceed more than 12 months without the consent of the series 2006-C4 controlling class representative) and the unreimbursed portion of such advance will accrue interest at the prime rate described under "--Advances--Interest on
Advances" above. At any time after such a determination to obtain reimbursement over time in accordance with the preceding sentence, the master servicer, the special servicer or the trustee, as applicable, may, in its sole discretion, decide to obtain reimbursement from general collections on the mortgage pool immediately. The fact that a decision to recover a nonrecoverable advance over time, or not to do so, benefits some classes of series 2006-C4 certificateholders to the detriment of other classes of series 2006-C4 certificateholders will not, with respect to the master servicer or special servicer, constitute a violation of the Servicing Standard or, with respect to the trustee, constitute a violation of any fiduciary duty to the series 2006-C4 certificateholders and/or contractual duty under the series 2006-C4 pooling and servicing agreement. In the event that the master servicer, the special servicer or the trustee, as applicable, elects not to recover such nonrecoverable advances over time, the master servicer or the trustee, as applicable, will be required to give Fitch and Moody's at least 15 days' notice prior to any such reimbursement, unless the master servicer, the special servicer or the trustee, as applicable, makes a determination not to give such notices in accordance with the terms of the series 2006-C4 pooling and servicing agreement.

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THE SERIES 2006-C4 CONTROLLING CLASS REPRESENTATIVE AND THE NON-TRUST LOAN
NOTEHOLDERS

     Series 2006-C4 Controlling Class. As of any date of determination, the controlling class of series 2006-C4 certificateholders will be the holders of the most subordinate class of series 2006-C4 certificates then outstanding, other than the class X, Y and R certificates, that has a total principal balance that is greater than 25% of that class's original total principal balance.
However, if no class of series 2006-C4 certificates, exclusive of the class X, Y and R certificates, has a total principal balance that satisfies this requirement, then the controlling class of series 2006-C4 certificateholders will be the holders of the most subordinate class of series 2006-C4 certificates then outstanding, other than the class X, Y and R certificates, that has a total principal balance greater than zero. For purposes of determining, and exercising the rights of, the series 2006-C4 controlling class, the class A-1, A-2, A-SB,
A-3 and A-1A certificates will represent a single class.

     Selection of the Series 2006-C4 Controlling Class Representative. The
series 2006-C4 controlling class certificateholders entitled to a majority of the voting rights allocated to the series 2006-C4 controlling class, will be entitled to:

     o    select a representative having the rights and powers described under
          "--The Series 2006-C4 Controlling Class Representative and the
          Non-Trust Loan Noteholders--Rights and Powers of the Series 2006-C4
          Controlling Class Representative and the Non-Trust Loan Noteholders"
          below and elsewhere in this offering prospectus; or

     o    replace an existing series 2006-C4 controlling class representative.

     The trustee will be required to notify promptly all the certificateholders of the series 2006-C4 controlling class that they may select a series 2006-C4 controlling class representative upon:

     o    the receipt by the trustee of written requests for the selection of a successor series 2006-C4 controlling class representative from series
          2006-C4 certificateholders entitled to a majority of the voting rights allocated to the series 2006-C4 controlling class;

     o    the resignation or removal of the person acting as series 2006-C4 controlling class representative; or

     o    a determination by the trustee that the series 2006-C4 controlling class has changed.

The notice will explain the process for selecting a series 2006-C4 controlling class representative. The appointment of any person (other than the initial series 2006-C4 controlling class representative) as a series 2006-C4 controlling class representative will not be effective until that person provides the trustee and the master servicer with:

     1.   written confirmation of its acceptance of its appointment;

     2.   an address and telecopy number for the delivery of notices and other correspondence; and

     3.   a list of officers or employees of the person with whom the parties to the series 2006-C4 pooling and servicing agreement may deal, including their names, titles, work addresses and telecopy numbers.

     Resignation and Removal of the Series 2006-C4 Controlling Class
Representative. The series 2006-C4 controlling class representative may at any time resign by giving written notice to the trustee and each certificateholder of the series 2006-C4 controlling class. The certificateholders entitled to a majority of the voting

                                       133

rights allocated to the series 2006-C4 controlling class, will be entitled to remove any existing series 2006-C4 controlling class representative by giving written notice to the trustee and to the existing series 2006-C4 controlling class representative.

     Rights and Powers of the Series 2006-C4 Controlling Class Representative
and the Non-Trust Loan Noteholders. The special servicer will be required to prepare a report, referred to as an "Asset Status Report", for each mortgage loan in the trust fund that becomes a specially serviced mortgage loan, not later than 30 days after the servicing of the mortgage loan is transferred to the special servicer. Each Asset Status Report is to include, among other things, a summary of the status of the subject specially serviced mortgage loan and negotiations with the related borrower and a summary of the special servicer's recommended action with respect to the subject specially serviced mortgage loan. The preparation, revision and/or modification of any Asset Status
Report will be subject to the rights of the applicable Loan-Specific Controlling
Party to object to and/or direct various servicing actions with respect to the subject underlying mortgage loan. Each Asset Status Report will be delivered to the series 2006-C4 controlling class representative, the ShopKo Portfolio
Non-Trust Loan Noteholders (but only if the ShopKo Portfolio Loan Combination is involved) and the Wimbledon Place Apartments Non-Trust Noteholder (but only if the Wimbledon Place Apartments Loan Combination is involved), among others, by the special servicer.

     The special servicer will have the authority to meet with the borrower under any specially serviced mortgage loan in the trust fund and take such actions consistent with the Servicing Standard, the terms of the series 2006-C4 pooling and servicing agreement and the related Asset Status Report. The special servicer may not take any action inconsistent with the related Asset Status
Report unless that action would be required in order to act in accordance with the Servicing Standard.

     No direction of any Loan-Specific Controlling Party in connection with any
Asset Status Report may (a) require or cause the master servicer or the special servicer to violate the terms of the subject mortgage loan, applicable law or any provision of the series 2006-C4 pooling and servicing agreement, including the master servicer's or the special servicer's, as the case may be, obligation to act in accordance with the Servicing Standard and to maintain the REMIC status of any REMIC created under the series 2006-C4 pooling and servicing agreement, (b) result in the imposition of a "prohibited transaction" or
"prohibited contribution" tax under the REMIC provisions of the Internal Revenue
Code, or (c) expand the scope of the master servicer's, trustee's or special servicer's responsibilities under the series 2006-C4 pooling and servicing agreement.

     The "Loan-Specific Controlling Party" will be: (a) in the case of the
ShopKo Portfolio Loan Combination, the holders (or representatives of holders)
of promissory notes representing more than 50% of total principal balance of the entire ShopKo Portfolio Loan Combination; and (b) in the case of all other underlying mortgage loans, the series 2006-C4 controlling class representative.
For the purposes of clause (a) of the preceding sentence, the series 2006-C4 pooling and servicing agreement will designate the series 2006-C4 controlling class representative as the representative of the issuing entity, as holder of the promissory notes for the ShopKo Portfolio Mortgage Loan.

     In addition, except in the case of the ShopKo Portfolio Loan Combination, the series 2006-C4 controlling class representative will generally be entitled to advise the special servicer with respect to the following actions of the special servicer, and the special servicer will not be permitted to take (and may not consent to the master servicer's taking) any of the following actions as to which the series 2006-C4 controlling class representative has objected in writing within ten business days of having been notified in writing of the particular action and receiving the information reasonably necessary to make an informed decision with respect thereto:

     1.   any foreclosure upon or comparable conversion, which may include acquisitions of an REO Property, of the ownership of any mortgaged real properties securing those specially serviced mortgage loans in the trust fund as come into and continue in default;

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     2.   any modification of a monetary term (other than late payment charge and Default Interest provisions) of an underlying mortgage loan, but excluding a modification consisting of the extension of the maturity date of the subject mortgage loan for one year or less;

     3.   any proposed sale of an REO Property out of the trust fund (other than in connection with the termination of the issuing entity) for less than the related Purchase Price;

     4.   any determination to bring an REO Property held by the issuing entity into compliance with applicable environmental laws or to otherwise address hazardous materials located at such REO Property;

     5.   any release of collateral, or acceptance of substitute or additional collateral, for an underlying mortgage loan unless required by the related mortgage loan documents and/or applicable law;

     6.   any waiver of a "due-on-sale" clause or "due-on-encumbrance" clause;
          and

     7.   any acceptance of an assumption agreement releasing a borrower from liability under an underlying mortgage loan (other than in connection with a defeasance permitted under the terms of the applicable mortgage loan documents);

provided that, if the special servicer determines that immediate action is necessary to protect the interests of the series 2006-C4 certificateholders (as a collective whole), then the special servicer may take (or consent to the master servicer's taking) any such action without waiting for the instruction of the series 2006-C4 controlling class representative.

     With respect to the ShopKo Portfolio Loan Combination, the special servicer will, in general, not be permitted to take, or consent to the master servicer's taking, any of the following actions, among others, under the series 2006-C4 pooling and servicing agreement with respect to the ShopKo Portfolio Loan
Combination, as to which the applicable Loan-Specific Controlling Party has objected within 30 business days of having been notified thereof in writing and receiving the information reasonably necessary to make an informed decision with respect thereto:

     o    any foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of the related mortgaged real properties following a default,

     o    any modification, extension, amendment or waiver of a monetary term
          (including the timing of payments, but excluding the waiver of default charges) or any material non monetary term (including any material term relating to insurance) of a specially serviced mortgage loan in
          ShopKo Portfolio Loan Combination,

     o    any proposed sale of an REO Property for less than the outstanding principal balance of, together with accrued interest on, the ShopKo
          Portfolio Loan Combination,

     o    any acceptance of a discounted payoff with respect to a specially serviced mortgage loan,

     o    any determination to bring a ShopKo Portfolio Mortgaged Property securing a specially serviced mortgage loan in the ShopKo Portfolio
          Loan Combination or a related REO Property into compliance with applicable environmental laws or to otherwise address hazardous materials located at a ShopKo Portfolio Mortgaged Property securing a specially serviced mortgage loan in the ShopKo Portfolio Loan
          Combination or a related REO Property,

                                       135

     o    any release of collateral for a mortgage loan in the ShopKo Portfolio
          Loan Combination, other than in accordance with the terms of, or upon satisfaction of, such mortgage loan,

     o    any acceptance of substitute or additional collateral for the mortgage loans in the ShopKo Portfolio Loan Combination, other than in accordance with the terms of such mortgage loan,

     o    any waiver of a "due on sale" or "due on encumbrance" clause with respect to any mortgage loan in the ShopKo Portfolio Loan Combination,

     o    any acceptance of an assumption agreement releasing a borrower from liability under any mortgage loan in the ShopKo Portfolio Loan
          Combination,

     o    any adoption or approval of a plan in bankruptcy of a related borrower,

     o    any replacement of the property manager or, if applicable, the franchise in respect of a ShopKo Portfolio Mortgaged Property, if lender approval is required by the loan documents,

     o    any release, waiver or reduction of the amounts of escrows or reserves held in conjunction with the mortgage loans in the ShopKo Portfolio
          Loan Combination not expressly required by the terms of the loan documents or under applicable law,

     o    any renewal or replacement of the then existing insurance policies to the extent that the renewal or replacement policy does not comply with the terms of the loan documents or any material waiver, modification or amendment of any material insurance requirements under the loan documents, in each case if lender's approval is required by the loan documents, and

     o    any approval of a material capital expenditure, if lender's approval is required by the loan documents;

provided that, if the special servicer determines that immediate action is necessary to protect the interests of the series 2006-C4 certificateholders and the ShopKo Portfolio Non-Trust Loan Noteholders, as a collective whole, then the special servicer may take any such action without waiting for the response of the applicable Loan-Specific Controlling Party.

     Furthermore, the applicable Loan-Specific Controlling Party may direct the special servicer to take, or to refrain from taking, such other actions with respect to any underlying mortgage loan as the applicable Loan-Specific
Controlling Party may deem advisable or as to which provision is otherwise made in the series 2006-C4 pooling and servicing agreement; provided that, notwithstanding anything herein to the contrary no such direction, and no objection contemplated by any of the other preceding paragraphs, may (and the special servicer or the master servicer must disregard any such direction or objection that would) require or cause the special servicer or the master servicer to violate any applicable law, any provision of the series 2006-C4 pooling and servicing agreement or any underlying mortgage loan or the REMIC provisions of the Internal Revenue Code, including the special servicer's or the master servicer's obligation to act in accordance with the Servicing Standard, or materially expand the scope of the special servicer's or the master servicer's responsibilities under the series 2006-C4 pooling and servicing agreement or cause the special servicer or the master servicer to act, or fail to act, in a manner which in the reasonable judgment of the special servicer or the master servicer, as the case may be, is not in the best interests of the series 2006-C4 certificateholders and, if applicable, the related Non-Trust Loan
Noteholders.

                                       136

     When reviewing the rest of this "The Series 2006-C4 Pooling and Servicing
Agreement" section, it is important that you consider the effects that the rights and powers of the applicable Loan-Specific Controlling Party discussed above could have on the actions of the special servicer.

     Certain Liability Matters. In general, any and all expenses of the series
2006-C4 controlling class representative are to be borne by the holders of the series 2006-C4 controlling class in proportion to their respective percentage interests in the series 2006-C4 controlling class, and not by the issuing entity. However, if a claim is made against the series 2006-C4 controlling class representative by a borrower with respect to the series 2006-C4 pooling and servicing agreement or any particular underlying mortgage loan, then (subject to the discussion under "Description of the Governing Documents--Matters Regarding
the Master Servicer, the Special Servicer, the Manager and Us" in the
accompanying base prospectus) the special servicer (on behalf of, and at the expense of, the issuing entity) will assume the defense of the claim against the series 2006-C4 controlling class representative, but only if in the sole judgment of the special servicer--

     1.   the series 2006-C4 controlling class representative acted in good faith, without negligence or willful misfeasance, with regard to the particular matter at issue, and

     2.   there is no potential for the special servicer or the issuing entity to be an adverse party in the action as regards the series 2006-C4 controlling class representative.

     The series 2006-C4 controlling class representative may have special relationships and interests that conflict with those of the holders of one or more classes of the offered certificates. In addition, the series 2006-C4 controlling class representative does not have any duties or liability to the holders of any class of series 2006-C4 certificates other than the series
2006-C4 controlling class. It may act solely in the interests of the certificateholders of the series 2006-C4 controlling class and will have no liability to any other series 2006-C4 certificateholders for having done so. No series 2006-C4 certificateholder may take any action against the series 2006-C4 controlling class representative for its having acted solely in the interests of the certificateholders of the series 2006-C4 controlling class.

     The Wimbledon Place Apartments Non-Trust Loan Noteholder may exercise certain approval rights relating to a deferral, modification, supplement or waiver of the Wimbledon Place Apartments Mortgage Loan or the Wimbledon Place
Apartments Non-Trust Loan that materially and adversely affects the Wimbledon
Place Apartments Non-Trust Loan Noteholder prior to the expiration of the repurchase period described under "Description of the Mortgage Pool--The Loan
Combinations--The Wimbledon Place Apartments Loan Combination" in this offering prospectus.

     Additional Rights of the Non-Trust Loan Noteholders; Right to Purchase. For
a discussion of the right of any related Non-Trust Loan Noteholder to purchase the ShopKo Portfolio Mortgage Loan or the Wimbledon Place Apartments Mortgage
Loan, as applicable, see "Description of the Mortgage Pool--The Loan
Combinations" in this offering prospectus.

REPLACEMENT OF THE SPECIAL SERVICER

     Series 2006-C4 certificateholders entitled to a majority of the voting rights allocated to the series 2006-C4 controlling class may terminate an existing special servicer and appoint a successor. However, any such termination of an existing special servicer and/or appointment of a successor special servicer will be subject to, among other things, receipt by the trustee of:

     1.   written confirmation from each of Fitch and Moody's that the appointment will not result in a qualification, downgrade or withdrawal of any of the ratings then assigned by the rating agency to any class of the series 2006-C4 certificates (provided that such confirmation need not be obtained from Fitch if the proposed successor special servicer is rated at least "CSS2" by Fitch);

                                       137

     2.   the written agreement of the proposed special servicer to be bound by the terms and conditions of the series 2006-C4 pooling and servicing agreement, together with an opinion of counsel regarding, among other things, the enforceability of the series 2006-C4 pooling and servicing agreement against the proposed special servicer.

     Subject to the foregoing, any series 2006-C4 certificateholder or any affiliate of a series 2006-C4 certificateholder may be appointed as special servicer.

     If the special servicer is terminated or replaced or resigns, the outgoing special servicer will be required to cooperate with the trustee and the replacement special servicer in effecting the termination of the outgoing special servicer's responsibilities and rights under the series 2006-C4 pooling and servicing agreement, including the transfer within two business days to the replacement special servicer for administration by it of all cash amounts that are at the time credited or should have been credited by the outgoing special servicer to a custodial account, a servicing account, a reserve account or an
REO account or should have been delivered to the master servicer or that are thereafter received with respect to specially serviced mortgage loans and administered REO Properties. The trustee is required to notify the other parties to the series 2006-C4 pooling and servicing agreement and the series 2006-C4 certificateholders of any termination of the special servicer and appointment of a new special servicer.

     Any costs and expenses incurred in connection with the removal of a special servicer (without cause) and the appointment of a successor thereto, as described above, that are not paid by the replacement special servicer will be payable by the holders or beneficial owners entitled to a majority of the voting rights allocated to the series 2006-C4 controlling class. Any costs and expenses incurred in connection with the removal of a special servicer (with cause) and the appointment of a successor thereto, as described above, will be payable by the terminated special servicer and, if not paid by the terminated special servicer, will constitute an Additional Trust Fund Expense. Furthermore, the
terminated special servicer will be entitled to all amounts due and payable to it under the series 2006-C4 pooling and servicing agreement at the time of the termination (including workout fees as described under "--Servicing and Other
Compensation and Payment of Expenses--Principal Special Servicing
Compensation--The Workout Fee" above).

     Notwithstanding the foregoing, the holders (or representatives of holders)
of promissory notes representing more than 50% of the total principal balance of the ShopKo Portfolio Non-Trust Loans may terminate an existing special servicer with respect to, but solely with respect to, the ShopKo Portfolio Loan
Combination, with or without cause, and appoint a successor to any special servicer with respect to, but solely with respect to, the ShopKo Portfolio Loan
Combination that has resigned or been terminated, subject to receipt by the trustee of the items described in clauses (1) and (2) of the first paragraph under this "--Replacement of Special Servicer" section, and the majority holders of the series 2006-C4 controlling class certificates cannot terminate without a special servicer appointed by the holders (or representatives of holders) of promissory notes representing more than 50% of the total principal balance of the ShopKo Portfolio Non-Trust Loans with respect to the ShopKo Portfolio Loan
Combination.

     If the special servicer for the ShopKo Portfolio Loan Combination is different from the special servicer for the rest of the mortgage loans serviced under the series 2006-C4 pooling and servicing agreement, then (unless the context indicates otherwise) all references to the special servicer in this offering prospectus and the accompanying base prospectus are intended to mean the applicable special servicer or both special servicers together, as appropriate in light of the circumstances.

                                       138

BENEFICIAL OWNERS OF THE CONTROLLING CLASS OF SERIES 2006-C4 CERTIFICATES

     If the certificates of the series 2006-C4 controlling class are held in book-entry form, then any beneficial owner of those certificates whose identity and beneficial ownership interest has been proven to the satisfaction of the trustee, will be entitled to:

     o    receive all notices described under "--The Series 2006-C4 Controlling
          Class Representative and the Non-Trust Loan Noteholders" and/or
          "--Replacement of the Special Servicer" above; and

     o    exercise directly all rights described under "--The Series 2006-C4
          Controlling Class Representative and the Non-Trust Loan Noteholders"
          and/or "--Replacement of the Special Servicer" above,

that it otherwise would if it were the registered holder of certificates of the subject class.

     Beneficial owners of series 2006-C4 controlling class certificates held in book-entry form will likewise be subject to the same limitations on rights and the same obligations as they otherwise would if they were registered holders of certificates of the subject class.

ENFORCEMENT OF DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Upon receipt of any request for a waiver in respect of a due-on-sale
(including, without limitation, a sale of a mortgaged real property (in full or in part) or a sale, transfer, pledge or hypothecation of direct or indirect interests in a borrower or its owners) or due-on-encumbrance (including, without limitation, any mezzanine financing of a borrower or a mortgaged real property or a sale or transfer of preferred equity in a borrower or its owners) provision with respect to any of the underlying mortgage loans or a request by a borrower for a determination with respect to an underlying mortgage loan which by its terms permits transfer, assumption or further encumbrance without lender consent upon the satisfaction of certain conditions, that such conditions have been satisfied, the master servicer or, in the case of specially serviced mortgage loans, the special servicer, as applicable, must analyze that request, prepare all written materials in connection with such analysis and, if it approves such request, close the related transaction, subject to the consent rights of the applicable Loan-Specific Controlling Party, and any applicable intercreditor, co-lender or similar agreement; provided that the master servicer may not waive any due-on-sale or due-on-encumbrance provision or consent to any assumption without the consent of the special servicer. With respect to all mortgage loans in the trust fund, the special servicer, on behalf of the trustee as the mortgagee of record, must, to the extent permitted by applicable law, enforce the restrictions contained in the related mortgage instrument on transfers or further encumbrances of the related mortgaged real property and on transfers of interests in the related borrower, unless the master servicer (with the consent of the special servicer) or the special servicer, as the case may be, has determined, consistent with the Servicing Standard, that waiver of those restrictions would be in accordance with the Servicing Standard. Neither the master servicer nor the special servicer may exercise any waiver in respect of a due-on-encumbrance provision of any of the underlying mortgage loans with respect to which (a) the aggregate of the Stated Principal Balance of that mortgage loan and the Stated Principal Balance of all other underlying mortgage loans that are cross-collateralized with, cross-defaulted with or have been made to borrowers affiliated with the borrower on the subject mortgage loan, is equal to or in excess of $20,000,000, (b) the aggregate of the Stated Principal
Balance of the subject mortgage loan and the Stated Principal Balance of all other underlying mortgage loans that are cross-collateralized with, cross-defaulted with or have been made to borrowers affiliated with the borrower on the subject mortgage loan, are greater than 5% of the aggregate Stated
Principal Balance of all the underlying mortgage loans or (c) the subject mortgage loan is one of the ten largest mortgage loans in the trust fund as of the date of the waiver (by Stated Principal Balance), without receiving prior written confirmation from each of Fitch and Moody's that such action would not result in a downgrading, qualification or withdrawal of the ratings then assigned by that rating agency to the series 2006-C4 certificates. In addition, neither the master servicer (in the

                                       139

circumstances specified in the series 2006-C4 pooling and servicing agreement)
nor the special servicer may exercise any waiver in respect of a due-on-sale provision of any of the underlying mortgage loans with respect to which (a) the aggregate of the Stated Principal Balance of the subject mortgage loan and the
Stated Principal Balance of all other underlying mortgage loans that are cross-collateralized with, cross-defaulted with or have been made to borrowers affiliated with the borrower on the subject mortgage loan, is equal to or in excess of $35,000,000 (or $20,000,000 with respect to Moody's), (b) the aggregate of the Stated Principal Balance of the subject mortgage loan and the
Stated Principal Balance of all other underlying mortgage loans in the trust fund that are cross-collateralized with, cross-defaulted with or have been made to borrowers affiliated with the borrower on the subject mortgage loan, are greater than 5% of the aggregate Stated Principal Balance of all the underlying mortgage loans or (c) the subject mortgage loan is one of the ten largest mortgage loans in the trust fund as of the date of the waiver (by Stated
Principal Balance), without receiving prior written confirmation from each of
Fitch and Moody's that such action would not result in a downgrading, qualification or withdrawal of the ratings then assigned by that rating agency to the series 2006-C4 certificates; provided that, if the subject mortgage loan does not meet the criteria set forth in clauses (a), (b) and (c) of this sentence, the master servicer (in the circumstances specified in the series
2006-C4 pooling and servicing agreement and with the consent of the special servicer) or the special servicer, as the case may be, may waive such requirement without approval by Fitch or Moody's in accordance with the
Servicing Standard. Any fees charged by the rating agencies in connection with obtaining any written confirmation contemplated in the two preceding sentences will be charged to the borrower unless prohibited by the related mortgage loan documents, in which case such fees will be Additional Trust Fund Expenses. If the special servicer, in accordance with the Servicing Standard, determines with respect to any underlying mortgage loan that by its terms permits transfer, assumption or further encumbrance of that mortgage loan or the related mortgaged real property, as applicable, without lender consent upon the satisfaction of certain conditions, that such conditions have not been satisfied, then the master servicer may not permit such transfer, assumption or further encumbrance.
As used in this paragraph, the terms "sale", "transfer" and "encumbrance"
include the matters contemplated by the parentheticals in the first sentence of this paragraph.

     Notwithstanding the foregoing, if the master servicer rejects a borrower's request in connection with a "due-on-sale" or "due-on-encumbrance" clause under a mortgage loan as to which it is reviewing such request in the circumstances specified in the series 2006-C4 pooling and servicing agreement, the special servicer will be given the opportunity to review and, subject to the provisions of the preceding paragraph regarding "due-on-sale" and "due-on-encumbrance"
clauses, determine to approve such borrower's request.

     In addition, the master servicer (with respect to underlying mortgage loans that are not specially serviced mortgage loans and are not related to REO
Properties) (without the special servicer's consent) or the special servicer
(with respect to specially serviced mortgage loans and REO Properties in the trust fund), without any rating agency confirmation as provided in the prior paragraph, may grant a borrower's request for consent (or, in the case of an REO
Property, may consent) to subject the related mortgaged real property to an easement or right-of-way for utilities, access, parking, public improvements or another purpose, and may consent to subordination of the related underlying mortgage loan to such easement or right-of-way, provided that the master servicer or the special servicer, as applicable, has determined in accordance with the Servicing Standard that such easement or right-of-way will not materially interfere with the then-current use of the related mortgaged real property, or the security intended to be provided by the related mortgage instrument or the related borrower's ability to repay the related underlying mortgage loan, and will not materially or adversely affect the value of such mortgaged real property or cause certain adverse tax consequences with respect to the trust fund.

CERTAIN LITIGATION MATTERS

     The management, prosecution, defense and/or settlement of claims and litigation relating to any underlying mortgage loan brought against the issuing entity or any party to the series 2006-C4 pooling and servicing agreement will generally be handled by the master servicer and the special servicer, as more specifically

                                       140

provided for in the series 2006-C4 pooling and servicing agreement. In connection with handling such matters, the master servicer and the special servicer will be required to seek the consent of the applicable Loan-Specific
Controlling Party with respect to material decisions and settlement proposals.

MODIFICATIONS, WAIVERS, AMENDMENTS AND CONSENTS

     Subject to the following discussion in this "--Modifications, Waivers,
Amendments and Consents" section, and further subject to the discussion under
"--The Series 2006-C4 Controlling Class Representative and the Non-Trust Loan
Noteholders" above, the master servicer (to the extent provided in the penultimate paragraph of this "--Modifications, Waivers, Amendments and
Consents" section and in connection with certain waivers of Default Interest and late payment charges) and the special servicer may, on behalf of the trustee, agree to any modification, waiver or amendment of any term of any underlying mortgage loan (including, subject to the penultimate paragraph of this
"--Modifications, Waivers, Amendments and Consents" section, the lease reviews and lease consents related thereto) without the consent of the trustee or any series 2006-C4 certificateholder.

     All modifications, waivers or amendments of any underlying mortgage loan serviced under the series 2006-C4 pooling and servicing agreement must be in writing and must be considered and effected in accordance with the Servicing
Standard; provided, however, that neither the master servicer nor the special servicer, as applicable, may make or permit or consent to, as applicable, any modification, waiver or amendment of any term of any underlying mortgage loan serviced under the series 2006-C4 pooling and servicing agreement if that modification, waiver or amendment (a) would constitute a "significant modification" of the subject mortgage loan within the meaning of Treasury regulations section 1.860G-2(b) and (b) is not otherwise permitted as described in this "--Modifications, Waivers, Amendments and Consents" section.

     Except as discussed in the next paragraph and except for waivers of Default
Interest and late payment charges, neither the master servicer nor the special servicer, on behalf of the trustee, may agree or consent to any modification, waiver or amendment of any term of any mortgage loan in the trust fund that would:

     (a)  affect the amount or timing of any related payment of principal, interest or other amount (including prepayment premiums or yield maintenance charges, but excluding Default Interest, late payment charges and amounts payable as additional servicing compensation)
          payable thereunder;

     (b)  affect the obligation of the related borrower to pay a prepayment premium or yield maintenance charge or permit a principal prepayment during any period in which the related mortgage note prohibits principal prepayments;

     (c)  except as expressly contemplated by the related mortgage instrument or in circumstances involving environmental issues, result in a release of the lien of the related mortgage instrument on any material portion of the related mortgaged real property without a corresponding principal prepayment in an amount not less than the fair market value of the property to be released, other than in connection with a taking of all or part of the related mortgaged real property or REO Property for not less than fair market value by exercise of the power of eminent domain or condemnation or casualty or hazard losses with respect to such mortgaged real property or REO Property;

     (d)  if the subject mortgage loan has a Stated Principal Balance, individually or in the aggregate with all other underlying mortgage loans that are cross-collateralized with, cross-defaulted with or have been made to borrowers affiliated with the borrower on the subject mortgage loan, equal to or in excess of 5% of the then aggregate current principal balances of all mortgage loans in the trust fund or
          $35,000,000 (or with respect to Moody's $20,000,000), or is one of the ten largest mortgage loans in the trust fund by Stated Principal
          Balance as of such date, permit the transfer or

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          transfers of (A) the related mortgaged real property or any interest therein or (B) equity interests in the borrower or any equity owner of the borrower that would result, in the aggregate during the term of the subject mortgage loan, in a transfer greater than 49% of the total interest in the borrower and/or any equity owner of the borrower or a transfer of voting control in the borrower or an equity owner of the borrower without the prior written confirmation from each applicable rating agency that such changes will not result in the qualification, downgrade or withdrawal to the ratings then assigned to the series
          2006-C4 certificates;

     (e)  allow any additional lien on the related mortgaged real property if the subject mortgage loan has a Stated Principal Balance, individually or in the aggregate with all other underlying mortgage loans that are cross-collateralized with, cross-defaulted with or have been made to borrowers affiliated with the borrower on the subject mortgage loan, equal to or in excess of 5% of the then aggregate current principal balances of all the mortgage loans in the trust fund or $20,000,000, is one of the ten largest mortgage loans in the trust fund by Stated
          Principal Balance as of such date, without the prior written confirmation from each applicable rating agency that such change will not result in the qualification, downgrade or withdrawal of the ratings then assigned to the series 2006-C4 certificates; or

     (f)  in the reasonable, good faith judgment of the special servicer, otherwise materially impair the security for the subject mortgage loan or reduce the likelihood of timely payment of amounts due thereon.

     Notwithstanding the foregoing, but subject to the discussion in the following paragraph, and further subject to the discussion under "--The Series
2006-C4 Controlling Class Representative and the Non-Trust Loan Noteholders"
above, the special servicer may (1) reduce the amounts owing under any specially serviced mortgage loan in the trust fund by forgiving principal, accrued interest or any prepayment premium or yield maintenance charge, (2) reduce the amount of the scheduled monthly debt service payment on any specially serviced mortgage loan, including by way of a reduction in the related mortgage rate, (3)
forbear in the enforcement of any right granted under any mortgage note or mortgage instrument relating to a specially serviced mortgage loan in the trust fund, (4) extend the maturity date of any specially serviced mortgage loan in the trust fund, or (5) accept a principal prepayment on any specially serviced mortgage loan in the trust fund during any prepayment lockout period; provided that, among any other conditions specified in the series 2006-C4 pooling and servicing agreement, (A) the related borrower is in default with respect to the subject specially serviced mortgage loan or, in the judgment of the special servicer, such default is reasonably foreseeable, and (B) in the judgment of the special servicer, such modification would increase the recovery on the subject mortgage loan to the series 2006-C4 certificateholders on a net present value basis. In the case of every other modification, waiver or consent, the special servicer must determine and may rely on an opinion of counsel to the effect that such modification, waiver or amendment would not both (1) effect an exchange or reissuance of the subject mortgage loan under Treasury regulations section
1.860G-2(b) of the Internal Revenue Code and (2) cause any REMIC created under the series 2006-C4 pooling and servicing agreement to fail to qualify as a REMIC under the Internal Revenue Code or result in the imposition of any tax on
"prohibited transactions" or "contributions" after the startup day under the
REMIC provisions of the Internal Revenue Code.

     In no event, however, may the special servicer: (1) extend the maturity date of a mortgage loan in the trust fund beyond a date that is two years prior to the rated final distribution date or, in connection with any extension of maturity, reduce the mortgage rate of a mortgage loan in the trust fund to less than the least of (a) the original mortgage rate of the subject mortgage loan,
(b) the highest fixed pass-through rate of any class of series 2006-C4 principal balance certificates then outstanding and (c) a rate below the then prevailing interest rate for comparable loans, as determined by the special servicer; or
(2) if the subject mortgage loan is secured by a ground lease (and not by the corresponding fee simple interest), extend the maturity date of the subject mortgage loan beyond a date which is less than 20 years (or, to the extent consistent with the Servicing Standard, giving due

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consideration to the remaining term of the ground lease, ten years) prior to the expiration of the term of such ground lease. The Wimbledon Place Apartments
Non-Trust Loan Noteholder may exercise certain approval rights relating to a deferral, modification, supplement or waiver of the Wimbledon Place Apartments
Mortgage Loan or the Wimbledon Place Apartments Non-Trust Loan that materially and adversely affects the Wimbledon Place Apartments Non-Trust Loan Noteholder
prior to the expiration of the repurchase period described under "Description of the Mortgage Pool--The Loan Combinations--The Wimbledon Place Apartments Loan
Combination" in this offering prospectus. In addition, if the direct or indirect equity interests in any borrower are pledged to secure a mezzanine loan, then the special servicer's ability to modify the terms of the related underlying mortgage loan may be limited by the related intercreditor agreement.

     Any modification, extension, waiver or amendment of the payment terms of a
Loan Combination will be required to be structured so as to be generally consistent with the allocation and payment priorities in the related loan documents and the related co-lender or intercreditor agreement, such that neither the issuing entity, as holder of the promissory note(s) for the underlying mortgage loan in that Loan Combination, on the one hand, nor any related Non-Trust Loan Noteholder, on the other hand, gains a priority over the other that is not reflected in the loan documents and the related co-lender or intercreditor agreement.

     The special servicer or the master servicer, as applicable, may, as a condition to granting any request by a borrower for consent, modification, waiver or indulgence or any other matter or thing, the granting of which is within its discretion pursuant to the terms of the instruments evidencing or securing the subject underlying mortgage loan and is permitted by the terms of the series 2006-C4 pooling and servicing agreement, require that the borrower pay to it (a) as additional servicing compensation, a reasonable or customary fee for the additional services performed in connection with such request, provided that such fee would not itself be a "significant modification" pursuant to Treasury regulations section 1.1001-3(e)(2); and (b) any related costs and expenses incurred by it. In no event will the special servicer or the master servicer be entitled to payment for such fees or expenses unless such payment is collected from the related borrower.

     The special servicer must notify, among others, the master servicer, any related sub-servicers, the trustee, the series 2006-C4 controlling class representative and the rating agencies, in writing, of any material modification, waiver or amendment of any term of any underlying mortgage loan agreed to by it (including fees charged the related borrower) and the date thereof, and must deliver to the custodian (with a copy to the master servicer)
for deposit in the related Mortgage File, an original counterpart of the agreement relating to such modification, waiver or amendment, promptly (and in any event within ten business days) following the execution thereof. Copies of each agreement whereby any such modification, waiver or amendment of any term of any underlying mortgage loan is effected will be made available for review upon prior request during normal business hours at the offices of the special servicer as described under "Description of the Offered Certificates--Reports to
Certificateholders; Available Information."

     For any non-specially serviced mortgage loan in the trust fund, subject to the discussion under "--The Series 2006-C4 Controlling Class Representative and
the Non-Trust Loan Noteholders" above, the master servicer, without the consent of the special servicer, will be responsible for any request by a borrower for the consent or other appropriate action on the part of the lender with respect to:

     1.   approving routine leasing activity (subject to certain limitations with respect to subordination and non-disturbance agreements set forth in the series 2006-C4 pooling and servicing agreement) with respect to any lease for less than the amount or percentage of the square footage of the related mortgaged real property specified in the series 2006-C4 pooling and servicing agreement;

     2.   approving any waiver affecting the timing of receipt of financial statements from any borrower; provided that such financial statements are delivered no less than quarterly and within 60 days of the end of the calendar quarter;

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     3.   approving annual budgets for the related mortgaged real property;
          provided that no such budget (a) provides for the payment of operating expenses in an amount equal to more than 110% of the amounts budgeted therefor for the prior year or (b) provides for the payment of any material expenses to any affiliate of the related borrower (other than the payment of a management fee to any property manager if such management fee is no more than the management fee in effect on the cut-off date);

     4.   subject to other restrictions herein regarding principal prepayments, waiving any provision of a mortgage loan in the trust fund requiring a specified number of days notice prior to a principal prepayment;

     5.   approving modifications, consents or waivers (other than those described in the third paragraph of this "--Modifications, Waivers,
          Amendments and Consents" section) in connection with a defeasance permitted by the terms of the subject underlying mortgage loan if the master servicer receives an opinion of counsel to the effect that such modification, waiver or consent would not cause any REMIC created under the series 2006-C4 pooling and servicing agreement to fail to qualify as a REMIC or result in a "prohibited transaction" under the
          REMIC provisions of the Internal Revenue Code; and

     6.   approving certain consents with respect to non-material rights-of-way and easements and consent to subordination of the subject underlying mortgage loan to non-material rights-of-way or easements.

     Notwithstanding anything to the contrary described in this offering prospectus, neither the master servicer nor the special servicer, as applicable, may take the following action unless, in the case of any underlying mortgage loan, to the extent permitted by the related loan documents, it has received prior written confirmation from the applicable rating agencies that such action will not result in a qualification, downgrade or withdrawal of any of the ratings assigned by any such rating agency to the series 2006-C4 certificates:

     (a)  with respect to any mortgaged real property that secures a mortgage loan in the trust fund with an unpaid principal balance that is at least equal to 5% of the then aggregate principal balance of all mortgage loans in the trust fund or $20,000,000, the giving of any consent, approval or direction regarding the termination of the related property manager or the designation of any replacement property manager; and

     (b)  with respect to each mortgage loan in the trust fund with an unpaid principal balance that is equal to or greater than (i) 5% of the then aggregate principal balance of all the mortgage loans in the trust fund or (ii) $20,000,000 and which is secured by a mortgaged real property which is a hotel property, the giving of any consent to any change in the franchise affiliation of such mortgaged real property.

REQUIRED APPRAISALS

     The special servicer must obtain, within 60 days following the occurrence of any Appraisal Trigger Event with respect to any of the mortgage loans in the trust fund, and deliver to the trustee and the master servicer, among others, a copy of, an appraisal of the related mortgaged real property from an independent appraiser meeting the qualifications imposed in the series 2006-C4 pooling and servicing agreement, unless an appraisal had previously been obtained within the prior 12 months and the special servicer is not aware of any subsequent material change in the condition of that property (in which case a letter update will be permitted).

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     Notwithstanding the foregoing, if the unpaid principal balance of the subject mortgage loan is less than $2,000,000, the special servicer may, at its option, cause an internal valuation of the mortgaged real property to be performed.

     As a result of any appraisal or other valuation, it may be determined that an Appraisal Reduction Amount exists with respect to the subject underlying mortgage loan. An Appraisal Reduction Amount is relevant to the determination of the amount of any advances of delinquent interest required to be made with respect to the affected underlying mortgage loan. See "--Advances--Advances of
Delinquent Monthly Debt Service Payments" in this offering prospectus above.

     If an Appraisal Trigger Event occurs with respect to any specially serviced mortgage loan in the trust fund, then the special servicer will have an ongoing obligation to obtain or perform, as the case may be, on or about each anniversary of the occurrence of that Appraisal Trigger Event, a new appraisal, an update of the prior required appraisal or other valuation, as applicable.
Based thereon, the appropriate party under the series 2006-C4 pooling and servicing agreement is to redetermine and report to the trustee and the master servicer, the new Appraisal Reduction Amount, if any, with respect to the mortgage loan. This ongoing obligation will cease if and when all Appraisal
Trigger Events have ceased to exist with respect to the subject mortgage loan in accordance with the definition of "Appraisal Trigger Event."

     The cost of each required appraisal, and any update of that appraisal, obtained by the special servicer, will be advanced by the master servicer, at the direction of the special servicer, and will be reimbursable to the master servicer as a servicing advance.

MAINTENANCE OF INSURANCE

     The master servicer (with respect to mortgage loans in the trust fund) and the special servicer (with respect to REO Properties in the trust fund) will be required to use reasonable efforts to cause the related borrower to maintain or, consistent with the Servicing Standard and to the extent that the issuing entity has an insurable interest and the subject coverage, except as discussed below with respect to insurance against terrorist or similar acts, is available at commercially reasonable rates, otherwise cause to be maintained for each mortgaged real property all insurance coverage as is required under the related mortgage instrument; provided that, if and to the extent that any such mortgage instrument permits the holder thereof any discretion (by way of consent, approval or otherwise) as to the insurance coverage that the related borrower is required to maintain, the master servicer must exercise such discretion in a manner consistent with the Servicing Standard. The cost of any such insurance coverage obtained by either the master servicer or the special servicer shall be a servicing advance to be paid by the master servicer.

     The special servicer must also cause to be maintained for each REO Property in the trust fund no less insurance coverage than was previously required of the borrower under the related underlying mortgage loan.

     Notwithstanding the foregoing, the master servicer or special servicer, as applicable, will not be required to maintain and will not cause a borrower to be in default with respect to the failure of the related borrower to obtain, all-risk casualty insurance which does not contain any carve-out for terrorist or similar acts, if and only if, the special servicer, in consultation with the series 2006-C4 controlling class representative and, in the case of the ShopKo
Portfolio Loan Combination, subject to the discussion under "--The Series
2006-C4 Controlling Class Representative and the Non-Trust Loan
Noteholders--Rights and Powers of the Series 2006-C4 Controlling Class
Representative and the Non-Trust Loan Noteholders" above, has determined in accordance with the Servicing Standard that either (a) such insurance is not available at any rate or (b) such insurance is not available at commercially reasonably rates and that such hazards are not at the time commonly insured against for properties similar to the subject mortgaged real property and located in or around the region in which the subject mortgaged real property is located; provided, however, that the series 2006-C4 controlling class representative will not have more than three business days to respond to the special servicer's request for consultation; and provided, further,

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that upon the special servicer's determination, consistent with the Servicing
Standard, that exigent circumstances do not allow the special servicer to consult with the series 2006-C4 controlling class representative, the special servicer will not be required to do so; and provided, further, that, during the period that the special servicer is evaluating such insurance under the series
2006-C4 pooling and servicing agreement, the master servicer will not be liable for any loss related to its failure to require the borrower to maintain terrorism insurance and will not be in default of its obligations hereunder as a result of such failure.

     If the master servicer or the special servicer obtains and maintains, or causes to be obtained and maintained, a blanket policy insuring against hazard losses on all of the underlying mortgage loans and/or REO Properties that it is required to service and administer or a force placed policy as to any particular such underlying mortgage loan and/or REO Property, then, to the extent such policy (i) is obtained from an insurer meeting the criteria specified in the series 2006-C4 pooling and servicing agreement and (ii) provides protection equivalent to the individual policies otherwise required, the master servicer or the special servicer, as the case may be, will conclusively be deemed to have satisfied its obligation to cause hazard insurance to be maintained on the related mortgaged real properties and/or REO Properties. Such blanket policy or force placed policy may contain a deductible clause (not in excess of a customary amount), in which case the master servicer or the special servicer, as appropriate, must, if there has not been maintained on the related mortgaged real property or REO Property a hazard insurance policy complying with the requirements of the series 2006-C4 pooling and servicing agreement, and there has been one or more losses that would have been covered by such policy, promptly deposit into the collection account from its own funds the amount not otherwise payable under the blanket policy or force placed policy because of such deductible clause, to the extent the amount of such deductible exceeds the deductible permitted under the related mortgage loan documents or, if the related mortgage loan documents are silent regarding a permitted deductible, to the extent the amount of the deductible under the blanket policy or force placed policy, as the case may be, exceeds a customary deductible for a particular type of individual policy.

FAIR VALUE PURCHASE OPTION

     Within 60 days after any of the underlying mortgage loans becomes a
Defaulted Mortgage Loan, the special servicer must determine the fair value of the subject mortgage loan in accordance with the Servicing Standard. The special servicer will be required to make that determination without taking into account any effect the restrictions on the sale of the subject mortgage loan contained in the series 2006-C4 pooling and servicing agreement may have on the value thereof. In addition, the special servicer will be required to use reasonable efforts promptly to obtain an appraisal with respect to the related mortgaged real property unless it has an appraisal that is less than 12 months old and has no actual knowledge of, or notice of, any event that in the special servicer's judgment would materially affect the validity of such appraisal. The special servicer must make its fair value determination as soon as reasonably practicable (but in any event within 30 days) after its receipt of such new appraisal, if applicable. The special servicer is permitted to change, from time to time, its determination of the fair value of a Defaulted Mortgage Loan based upon changed circumstances, new information or otherwise, in accordance with the
Servicing Standard; and, in any event, the special servicer must update its determination of the fair value at least once every 90 days. The special servicer must notify the trustee, the master servicer, each rating agency and the Majority Controlling Class Certificateholder promptly upon its fair value determination and any adjustment thereto. In determining the fair value of any
Defaulted Mortgage Loan, the special servicer will be required to take into account, among other factors, the period and amount of the delinquency on the subject mortgage loan, the occupancy level and physical condition of the related mortgaged real property, the state of the local economy in the area where the related mortgaged real property is located, and the time and expense associated with a purchaser's foreclosing on the related mortgaged real property. In addition, the special servicer will be required to refer to all other relevant information obtained by it or otherwise contained in the mortgage loan file;
and, in any event, the special servicer must take account of any change in circumstances regarding the related mortgaged real property known to the special servicer that has occurred subsequent to, and that would, in the special servicer's judgment, materially affect the value of the related mortgaged real property reflected in, the most recent related appraisal. Furthermore, the special servicer will be required to consider all available objective

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third-party information obtained from generally available sources, as well as information obtained from vendors providing real estate services to the special servicer, concerning the market for distressed real estate loans and the real estate market for the subject property type in the area where the related mortgaged real property is located. The special servicer may conclusively rely on the opinion and reports of independent third parties in making such determination.

     In the event any of the underlying mortgage loans becomes a Defaulted
Mortgage Loan, each of the Majority Controlling Class Certificateholder and the
special servicer will have an assignable option (a "Purchase Option") to purchase such Defaulted Mortgage Loan from the issuing entity at a price (the
"Option Price") equal to (a) a par purchase price that includes such additional items as are provided for in the series 2006-C4 pooling and servicing agreement, if the special servicer has not yet determined the fair value of the Defaulted
Mortgage Loan, or (b) the fair value of the Defaulted Mortgage Loan as determined by the special servicer in the manner described in the preceding paragraph and in accordance with the Servicing Standard, if the special servicer has made such fair value determination. Any holder of a Purchase Option may sell, transfer, assign or otherwise convey its Purchase Option with respect to any Defaulted Mortgage Loan to any party other than the related borrower or an affiliate of the related borrower at any time after the subject mortgage loan becomes a Defaulted Mortgage Loan. The transferor of any Purchase Option must notify the trustee and the master servicer of such transfer, which notice should include the transferee's name, address, telephone number, facsimile number and appropriate contact person(s) and shall be acknowledged in writing by the transferee. In general, the Majority Controlling Class Certificateholder shall have the right to exercise its Purchase Option prior to any exercise of the
Purchase Option by any other holder of a Purchase Option, except that, if the
Purchase Option is not exercised by the Majority Controlling Class
Certificateholder or any assignee thereof within 60 days of an underlying mortgage loan becoming a Defaulted Mortgage Loan, then the special servicer will have the right to exercise its Purchase Option prior to any exercise by the
Majority Controlling Class Certificateholder and the special servicer or its assignee may exercise such Purchase Option at any time during the 15-day period immediately following the expiration of such 60-day period. Following the expiration of that 15-day period, subject to the discussion in the next paragraph, the Majority Controlling Class Certificateholder will again have the right to exercise its Purchase Option prior to any exercise of the Purchase
Option by the special servicer. If not exercised earlier, the Purchase Option with respect to any Defaulted Mortgage Loan will automatically terminate (a)
once the subject mortgage loan is no longer a Defaulted Mortgage Loan, although, if such mortgage loan subsequently becomes a Defaulted Mortgage Loan, the related Purchase Option will again be exercisable, (b) upon the acquisition, by or on behalf of the issuing entity, of title to the related mortgaged real property through foreclosure or deed in lieu of foreclosure, (c) the modification or pay-off, in full or at a discount, of such Defaulted Mortgage
Loan in connection with a workout or (d) removal of such Defaulted Mortgage Loan from the trust fund.

     Notwithstanding the foregoing, if the ShopKo Portfolio Mortgage Loan becomes a Defaulted Mortgage Loan, then for 30 days following the 15-day period during which the special servicer may exercise the Purchase Option with respect to the ShopKo Portfolio Mortgage Loan, but prior to the Majority Controlling
Class Certificateholder again being able to exercise that Purchase Option, any
ShopKo Portfolio Non-Trust Loan Noteholder will be entitled to exercise the
Purchase Option as to the ShopKo Portfolio Mortgage Loan.

     The series 2006-C4 pooling and servicing agreement will specify the procedure for exercising a Purchase Option.

     If the special servicer or the Majority Controlling Class
Certificateholder, or any of their respective affiliates, is the person expected to acquire any Defaulted Mortgage Loan, then the trustee will be required to determine as soon as reasonably practicable (and, in any event, within 30 days)
after the trustee has received the applicable written notice, whether the Option
Price represents fair value for the Defaulted Mortgage Loan; except that, if the special servicer is then in the process of obtaining a new appraisal with respect to the related mortgaged real property, then the trustee will make its fair value determination with respect to the subject mortgage loan as soon as reasonably practicable (but in any event within 30 days) after the trustee's receipt of

                                      147

such new appraisal. Such fair value determination shall be made in accordance with the trustee's good faith reasonable judgment. In determining the fair value of any Defaulted Mortgage Loan, the trustee may rely on the opinion and reports of independent third parties in making such determination and, further, may rely on the most current appraisal obtained for the related mortgaged real property pursuant to the series 2006-C4 pooling and servicing agreement. The reasonable costs of all appraisals, inspection reports and broker opinions of value, reasonably incurred by the trustee or any such third party pursuant to this subsection are to be advanced by the master servicer and shall constitute, and be reimbursable as, servicing advances.

     Unless and until the Purchase Option with respect to a Defaulted Mortgage
Loan is exercised, the special servicer will be required to pursue such other resolution strategies available under the series 2006-C4 pooling and servicing agreement with respect to such Defaulted Mortgage Loan, including, without limitation, workout and foreclosure, as the special servicer may deem appropriate consistent with the Servicing Standard. The special servicer will not be permitted to sell the Defaulted Mortgage Loan other than in connection with the exercise of the related Purchase Option or in connection with a repurchase by the applicable mortgage loan seller as described under
"Description of the Mortgage Pool--Assignment of the Mortgage Loans; Repurchases
and Substitutions" and "--Representations and Warranties; Repurchases and
Substitutions" in this offering prospectus.

     Notwithstanding the foregoing, any ShopKo Portfolio Non-Trust Loan
Noteholder will have the right to purchase the ShopKo Portfolio Mortgage Loan from the issuing entity at a par purchase price in certain default situations, as described above under "Description of the Mortgage Pool--The Loan
Combinations--The ShopKo Portfolio Loan Combination"; and the Wimbledon Place
Apartments Non-Trust Loan Noteholder will have the right to purchase the
Wimbledon Place Apartments Mortgage Loan from the issuing entity at a par purchase price in certain default situations, as described under "Description of the Mortgage Pool--The Loan Combinations--The Wimbledon Place Apartments Loan
Combination" in this offering prospectus. In addition, the holders of a mezzanine loan may have the right to purchase the related underlying mortgage loan from the issuing entity if certain defaults occur on that mortgage loan or if that mortgage loan is transferred to special servicing.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     If a default on an underlying mortgage loan has occurred, then, subject to the discussion under "--The Series 2006-C4 Controlling Class Representative and
the Non-Trust Loan Noteholders" above, the special servicer may, on behalf of the trust, take any of the following actions:

     o    work out the mortgage loan;

     o    institute foreclosure proceedings;

     o    exercise any power of sale contained in the related mortgage instrument;

     o    obtain a deed in lieu of foreclosure; and/or

     o    otherwise acquire title to the corresponding mortgaged real property, by operation of law or otherwise.

     The special servicer may not, however, initiate foreclosure proceedings, acquire title to any mortgaged real property or take any other action with respect to any mortgaged real property that would cause the trustee, for the benefit of the series 2006-C4 certificateholders and, in the case of the ShopKo
Portfolio Mortgaged Properties or the Wimbledon Place Apartments Mortgaged
Property, the related Non-Trust Loan Noteholder(s), or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of the particular real property within the meaning of various federal environmental laws, unless:

                                      148

     o    the special servicer has, within the prior six months, received an environmental assessment report prepared by a person who regularly conducts environmental audits, which report will be an expense of the issuing entity; and

     o    either--

          1.   the report indicates that--

               (a)  the particular real property is in compliance with
                    applicable environmental laws and regulations, and

               (b)  there are no circumstances or conditions present at the particular real property that have resulted in any
                    contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

          2.   the special servicer, based on the information set forth in the report, determines that taking the actions necessary to bring the particular real property into compliance with applicable
               environmental laws and regulations and/or taking any of the other actions contemplated by clause 1. above, would maximize the recovery for the series 2006-C4 certificateholders and, in the case of the ShopKo Portfolio Mortgaged Properties or the
               Wimbledon Place Apartments Mortgaged Property, the related
               Non-Trust Loan Noteholder(s), as a collective whole, on a present value basis, than not taking those actions.

     See, however, "--The Series 2006-C4 Controlling Class Representative and
the Non-Trust Loan Noteholders--Rights and Powers of the Series 2006-C4
Controlling Class Representative and the Non-Trust Loan Noteholders" above.

     The cost of any environmental testing, as well as the cost of any remedial, corrective or other further action contemplated by the second bullet of the second paragraph of this "--Realization Upon Defaulted Mortgage Loans" section, will generally be payable out of general collections on the mortgage pool.

     If neither of the conditions in clauses 1. and 2. of the second bullet of the second paragraph of this "--Realization Upon Defaulted Mortgage Loans"
section has been satisfied with respect to any mortgaged real property securing an underlying mortgage loan, then the special servicer may, subject to the discussion under "--The Series 2006-C4 Controlling Class Representative and the
Non-Trust Loan Noteholders" above, take those actions as are in accordance with the Servicing Standard, other than proceeding against the contaminated mortgaged real property. In connection with the foregoing, when the special servicer determines it to be appropriate, it may, subject to the discussion under "--The
Series 2006-C4 Controlling Class Representative and the Non-Trust Loan
Noteholders" above, on behalf of the trust, release all or a portion of the related mortgaged real property from the lien of the related mortgage instrument.

                                      149

     If liquidation proceeds collected with respect to a defaulted mortgage loan in the trust fund are less than the outstanding principal balance of the defaulted mortgage loan, together with accrued interest on and reimbursable expenses incurred by the special servicer, the master servicer and/or any other applicable party in connection with the defaulted mortgage loan, then the issuing entity will realize a loss in the amount of the shortfall. The special servicer, the master servicer and/or the trustee will be entitled to reimbursement out of the liquidation proceeds, insurance proceeds and condemnation proceeds recovered on any defaulted mortgage loan, prior to the payment of those proceeds to the series 2006-C4 certificateholders, for:

     o    any and all amounts that represent unpaid servicing compensation with respect to the mortgage loan;

     o    any unreimbursed servicing expenses and advances incurred with respect to the mortgage loan; and

     o    any unreimbursed advances of delinquent payments made with respect to the mortgage loan.

     In addition, amounts otherwise payable on the series 2006-C4 certificates may be further reduced by interest payable to the master servicer, the special servicer and/or the trustee on servicing expenses and advances and on monthly debt service advances.

REO PROPERTIES

     If title to any mortgaged real property is acquired by the special servicer on behalf of the issuing entity, the special servicer will be required to sell that property not later than the end of the third taxable year following the year of acquisition, unless:

     o    the IRS grants an extension of time to sell the property; or

     o    the special servicer obtains an opinion of independent counsel generally to the effect that the holding of the property subsequent to the end of the third year following the year in which the acquisition occurred will not result in the imposition of a tax on the issuing entity or its assets or cause any REMIC created under the series
          2006-C4 pooling and servicing agreement to fail to qualify as such under the Internal Revenue Code.

     Subject to the foregoing, the special servicer will generally be required to solicit cash offers for any REO Property held by the issuing entity in a commercially reasonable manner. Neither the trustee nor any of its affiliates may bid for or purchase from the issuing entity any REO Property.

     Regardless of whether the special servicer applies for or is granted an extension of time to sell any REO Property on behalf of the issuing entity, the special servicer must act in accordance with the Servicing Standard to liquidate the property on a timely basis. If an extension is granted or opinion given, the special servicer must sell the subject REO Property within the period specified in the extension or opinion, as the case may be.

     Sales of REO Properties by the trust will be subject to the approval of the applicable Loan-Specific Controlling Party, as and to the extent described under
"--The Series 2006-C4 Controlling Class Representative and the Non-Trust Loan
Noteholders" above.

     The special servicer may retain an independent contractor to operate and manage any REO Property held by the issuing entity.

                                      150

     In general, the special servicer or an independent contractor employed by the special servicer at the expense of the issuing entity will be obligated to operate and manage any REO Property held by the issuing entity in a manner that:

     o    maintains its status as foreclosure property under the REMIC provisions of the Internal Revenue Code; and

     o    would, to the extent commercially feasible and consistent with the preceding bullet, maximize net after-tax revenues received from that property.

     The special servicer must review the operation of each REO Property held by the issuing entity and consult with the trustee, or any person appointed by the trustee to act as tax administrator, to determine the issuing entity's federal income tax reporting position with respect to the income it is anticipated that the issuing entity would derive from the property. The special servicer's determination as to how each REO Property is to be managed is to be based on the
Servicing Standard. The special servicer could determine that it would not be consistent with the Servicing Standard to manage and operate the property in a manner that would avoid the imposition of:

     o    a tax on net income from foreclosure property, within the meaning of section 860G(c) of the Internal Revenue Code; or

     o    a tax on prohibited transactions under section 860F of the Internal
          Revenue Code.

     To the extent that income the issuing entity receives from an REO Property is subject to:

     o    a tax on net income from foreclosure property, that income would be subject to federal tax at the highest marginal corporate tax rate, which is currently 35%; or

     o    a tax on prohibited transactions, that income would be subject to federal tax at a 100% rate.

     The determination as to whether income from an REO Property held by the issuing entity would be subject to a tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property.
Generally, income from an REO Property that is directly operated by the special servicer would be apportioned and classified as service or non-service income.
The service portion of the income could be subject to federal tax either at the highest marginal corporate tax rate or at the 100% rate. The non-service portion of the income could be subject to federal tax at the highest marginal corporate tax rate or, although it appears unlikely, at the 100% rate. Any tax imposed on the issuing entity's income from an REO Property would reduce the amount available for payment to the series 2006-C4 certificateholders. See "Federal
Income Tax Consequences" in this offering prospectus and in the accompanying base prospectus. The reasonable out-of-pocket costs and expenses of obtaining professional tax advice in connection with the foregoing will be payable out of the master servicer's collection account.

ACCOUNTS

     General. Apart from escrow accounts, reserve accounts and servicing accounts maintained by the master servicer on behalf of the respective borrowers and the issuing entity for purposes of holding escrow payments and reserve amounts, the primary transaction accounts to be established under the series
2006-C4 pooling and servicing agreement will consist of:

                                      151

     o    the master servicer's collection account;

     o    the custodial account maintained by the master servicer specifically with respect to each Loan Combination;

     o    the special servicer's REO account;

     o    the trustee's distribution account;

     o    the trustee's interest reserve account; and

     o    the trustee's Post-ARD Additional Interest account.

     Each of the primary transaction accounts must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. Funds deposited in each of the primary transaction accounts are to relate solely to the series 2006-C4 securitization transaction.

     In general, the party maintaining the subject account will make any decisions regarding the deposit of funds therein and the transfer and/or disbursement of funds therefrom. However, those decisions may be made in response to a request by, or based upon information provided by, another party to the series 2006-C4 pooling and servicing agreement or other third party.

     The funds held in any of the primary transaction accounts may be held as cash or, at the election of the party that maintains the account, invested in
Permitted Investments. Any interest or other income earned on funds in any of the primary transaction accounts will be paid to the party that maintains the account as additional compensation, subject to the limitations set forth in the series 2006-C4 pooling and servicing agreement. If any losses are incurred as a result of the investment of funds in any of the primary transaction accounts, which investments were made for the benefit of the party maintaining the account, then the party maintaining the account will be required to deposit therein funds sufficient to offset those losses. However, none of the master servicer, the special servicer or the trustee will be required to cover any losses resulting from the bankruptcy or insolvency of the depository institution holding any of the primary transaction accounts so long as that institution met certain eligibility requirements set forth in the series 2006-C4 pooling and servicing agreement at the time of the deposit.

     The master servicer may maintain the collection account and each Loan
Combination-specific custodial account as sub-accounts of a single account, and the trustee may maintain the distribution account, the interest reserve account and the Post-ARD Additional Interest account as sub-accounts of a single account. However, this offering prospectus discusses the primary transaction accounts as separate accounts.

     Collections of principal, interest and prepayment consideration on the underlying mortgage loans, exclusive of any fees or expenses payable by the issuing entity therefrom, will be distributable to the applicable series 2006-C4 certificateholders on the distribution date relating to the collection period in which those collections were received.

     There will be no independent verification of the above-referenced transaction accounts or account activity.

     Collection Account and Loan Combination-Specific Custodial Accounts. The
master servicer will be required to establish and maintain a collection account for purposes of holding payments and other collections that it receives with respect to the underlying mortgage loans. Under the series 2006-C4 pooling and servicing

                                      152

agreement, the master servicer must deposit or cause to be deposited in its collection account within one business day following receipt of available funds, in the case of payments and other collections on the underlying mortgage loans, or as otherwise required under the series 2006-C4 pooling and servicing agreement, the following payments and collections received or made by or on behalf of the master servicer with respect to the mortgage pool subsequent to the Issue Date, other than monthly debt service payments due on or before the cut-off date, which monthly debt service payments belong to the related mortgage loan seller:

     o    all payments on account of principal on the underlying mortgage loans, including principal prepayments;

     o    all payments on account of interest on the underlying mortgage loans, including Default Interest and Post-ARD Additional Interest;

     o    all prepayment premiums, yield maintenance charges and late payment charges collected with respect to the underlying mortgage loans;

     o    all proceeds received under any hazard, flood, title or other insurance policy that provides coverage with respect to an underlying mortgage loan or the related mortgaged real property, and all proceeds received in connection with the condemnation or the taking by right of eminent domain of a mortgaged real property securing an underlying mortgage loan, in each case to the extent not otherwise required to be applied to the restoration of the real property or released to the related borrower;

     o    any amounts required to be deposited by the master servicer in connection with losses incurred with respect to Permitted Investments of funds held in the collection account;

     o    any amounts required to be deposited by the master servicer or the special servicer in connection with losses resulting from a deductible clause in any blanket or force placed insurance policy maintained by it as described under "--Maintenance of Insurance" above;

     o    any amount required to be transferred to the master servicer's collection account from any REO account maintained by the special servicer or from a Loan Combination-specific custodial account;

     o    all amounts received and retained in connection with the liquidation of defaulted mortgage loans in the trust fund by foreclosure or similar proceeding or as a result of any person or entity exercising a purchase option with respect thereto;

     o    any amounts paid by a mortgage loan seller in connection with the repurchase or replacement of an underlying mortgage loan as described under "Description of the Mortgage Pool--Assignment of the Mortgage
          Loans; Repurchases and Substitutions" and "--Representations and
          Warranties; Repurchases and Substitutions" in this offering prospectus;

     o    any amounts paid to purchase or otherwise acquire all the mortgage loans and any REO Properties in the trust fund in connection with the termination of the issuing entity as contemplated under "Description of the Offered Certificates--Termination" in this offering prospectus;

     o    any amounts paid by the master servicer to cover Prepayment Interest
          Shortfalls;

                                      153

     o    any amounts paid by a borrower under an underlying mortgage loan to cover items for which a servicing advance has been previously made and for which the master servicer, the special servicer or the trustee, as applicable, has been previously reimbursed out of the collection account; and

     o    any cure payments by a Non-Trust Loan Noteholder or a mezzanine lender;

provided that Default Interest and late payment charges will be deposited in the master servicer's collection account only to the extent necessary to reimburse parties to the series 2006-C4 pooling and servicing agreement for, or to offset, certain expenses of the issuing entity (including interest on advances, special servicing fees, workout fees and liquidation fees), each as provided in the series 2006-C4 pooling and servicing agreement.

     Upon its receipt of any of the amounts described in the prior paragraph with respect to any specially serviced mortgage loan in the trust fund, the special servicer is required to promptly remit those amounts to the master servicer for deposit in the master servicer's collection account.

     Notwithstanding the foregoing, amounts received in respect of a Loan
Combination are generally required to be deposited into a separate custodial account maintained by the master servicer before being transferred to the master servicer's collection account. The deposits to each Loan Combination-specific custodial account will be comparable to deposits to the collection account, but will relate solely to the related Loan Combination.

     The master servicer may make withdrawals from its collection account and each Loan Combination-specific custodial account to pay any fees and expenses of the issuing entity described under "Description of the Offered
Certificates--Fees and Expenses" in this offering prospectus that are not payable out of any other primary transaction account maintained under the series
2006-C4 pooling and servicing agreement; provided that no payments or other collections on any Non-Trust Loan will be available to cover any such fees or expenses that do not relate and are not allocable to the Loan Combination that includes such Non-Trust Loan.

     No later than the business day prior to each distribution date, the master servicer will withdraw from each Loan Combination-specific custodial account and deposit in the collection account all payments and other collections on or allocable to the underlying mortgage loan included in the related Loan
Combination that are then on deposit in such Loan Combination-specific custodial account and were received as of the end of the related collection period, exclusive of any portion of such payments and other collections that represent monthly debt service payments due on a due date subsequent to the end of the related collection account or are payable to cover any fees and expenses of the issuing entity as contemplated by the preceding paragraph.

     The master servicer will make monthly withdrawals from its collection account to remit to the trustee for deposit in the trustee's distribution account (or, in the case of Post-ARD Additional Interest, the trustee's Post-ARD
Additional Interest account), on the business day preceding each distribution date, an amount (the "Master Servicer Remittance Amount") equal to all payments and other collections on the mortgage loans and any REO Properties in the trust fund that are then on deposit in the collection account, exclusive of any portion of those payments and other collections that represents one or more of the following:

          1.   monthly debt service payments due on a due date subsequent to the end of the related collection period;

          2.   payments and other collections received after the end of the related collection period; and

          3.   amounts that are payable or reimbursable from the collection account to pay fees and expenses of the issuing entity, as contemplated by the second preceding paragraph.

                                      154

     Only the master servicer and its sub-servicers will have access to funds in the collection account and the Loan Combination-specific custodial accounts.

     REO Account. The special servicer will be required to segregate and hold all funds collected and received in connection with any REO Property held by the issuing entity separate and apart from its own funds and general assets. If an
REO Property is acquired by the issuing entity, the special servicer will be required to establish and maintain an account--the REO account--for the retention of revenues and other proceeds derived from that property. The special servicer will be required to deposit, or cause to be deposited, in its REO account, within two business days after receipt, all net income, insurance proceeds, condemnation proceeds and liquidation proceeds received with respect to each REO Property held by the issuing entity.

     The special servicer will be required to withdraw from its REO account funds necessary for the proper operation, management, leasing, maintenance and disposition of any REO Property held by the issuing entity, but only to the extent of amounts on deposit in the account relating to that particular REO
Property. Promptly following the end of each collection period, the special servicer will be required to withdraw from the REO account and deposit, or deliver to the master servicer for deposit, into the master servicer's collection account (or, if the subject REO Property relates to a Loan
Combination, into the related Loan Combination-specific custodial account) the total of all amounts received with respect to each REO Property held by the issuing entity during that collection period, net of:

     o    any withdrawals made out of those amounts as described in the preceding sentence; and

     o    any portion of those amounts that may be retained as reserves as described in the next sentence.

The special servicer may, subject to the limitations described in the series
2006-C4 pooling and servicing agreement, retain in its REO account the portion of the proceeds and collections on any REO Property held by the issuing entity as may be necessary to maintain a reserve of sufficient funds for the proper operation, management, leasing, maintenance and disposition of that property, including the creation of a reasonable reserve for repairs, replacements, necessary capital improvements and other related expenses.

     Only the special servicer and its sub-servicers will have access to funds in the special servicer's REO Account. The special servicer will be required to keep and maintain separate records, on a property-by-property basis, for the purpose of accounting for all deposits to, and withdrawals from, its REO account.

     Distribution Account and Post-ARD Additional Interest Account. The trustee must establish and maintain: (a) an account--the distribution account--in which it will hold funds (other than Post-ARD Additional Interests) pending their payment on the series 2006-C4 certificates (exclusive of the class Y certificates) and from which it will make those payments; and (b) a second account--the Post-ARD Additional Interest--in which it will hold amounts representing Post-ARD Additional Interest pending their payment on the class Y certificates and from which it will make those payments.

     On the business day prior to each distribution date, the master servicer will be required to remit to the trustee for deposit in the distribution account an amount equal to the sum of the following:

     o    the applicable Master Servicer Remittance Amount, exclusive of any portion thereof that represents Post-ARD Additional Interest (which will be remitted to the trustee for deposit in the Post-ARD Additional
          Interest account);

     o    the aggregate amount of any advances of delinquent monthly debt service payments required to be made by the master servicer with respect to the underlying mortgage loans for that distribution date;
          and

                                      155

     o    the aggregate amount deposited by the master servicer in the collection account for such distribution date in connection with
          Prepayment Interest Shortfalls.

     In addition, for each distribution date occurring in March, and for the final distribution date if the final distribution date occurs in February or, if such year is not a leap year, in January, the trustee must, on or before that distribution date, transfer from its interest reserve account to its distribution account the aggregate of the interest reserve amounts in respect of each underlying mortgage loan that accrues interest on an Actual/360 Basis.

     See "--Advances--Advances of Delinquent Monthly Debt Service Payments" and
"--Servicing and Other Compensation and Payment of Expenses" above.

     The trustee may from time to time make withdrawals from its distribution account for any of the following purposes:

     o    to pay itself the monthly trustee fee, as described under "--Trustee
          Compensation" above;

     o    to pay itself the investment earnings on Permitted Investments of funds in the distribution account;

     o    to pay itself or any of various related persons and entities any reimbursements or indemnities to which they are entitled, as described under "Description of the Governing Documents--Rights, Protections,
          Indemnities and Immunities of the Trustee" in the accompanying base prospectus;

     o    to pay for various opinions of counsel required to be obtained in connection with any amendments to the series 2006-C4 pooling and servicing agreement and the administration of the trust fund;

     o    to pay any federal, state and local taxes imposed on the issuing entity, its assets and/or transactions, together with all incidental costs and expenses, that are required to be borne by the issuing entity as described under "Federal Income Tax
          Consequences--REMICs--Prohibited Transactions Tax and Other Taxes" in
          the accompanying base prospectus and "--REO Properties" above;

     o    to transfer from its distribution account to its interest reserve account interest reserve amounts with respect to those mortgage loans that accrue interest on an Actual/360 Basis, as and when described under "--Accounts--Interest Reserve Account" below;

     o    to pay to the person entitled thereto any amounts deposited in the distribution account in error; and

     o    to clear and terminate the distribution account at the termination of the series 2006-C4 pooling and servicing agreement.

     On each distribution date, all amounts on deposit in the distribution account, exclusive of any portion of those amounts that are to be withdrawn for the purposes contemplated in the foregoing paragraph, and the Post-ARD
Additional Interest account will represent the "Total Available Funds" for that date. On each distribution date, the trustee will apply the Total Available
Funds to make payments on the series 2006-C4 certificates.

                                      156

     For any distribution date, the Total Available Funds will consist of the following separate components:

     o    the portion of those funds that represent prepayment consideration collected on the underlying mortgage loans as a result of voluntary or involuntary prepayments that occurred during the related collection period, which will be paid to the holders of the class A-1, A-2, A-SB,
          A-3, A-1A, A-M, A-J, B, C, D, E, F, G, H and/or X certificates, as described under "Description of the Offered
          Certificates--Payments--Payments of Prepayment Premiums and Yield
          Maintenance Charges" in this offering prospectus;

     o    the portion of those funds that represent Post-ARD Additional Interest collected on the ARD Loans in the trust fund during the related collection period, which will be paid to the holders of the class Y certificates as described under "Description of the Offered
          Certificates--Payments--Payments of Post-ARD Additional Interest"
          below; and

     o    the remaining portion of those funds, which we refer to as the "Total
          Available P&I Funds", and which will be paid to the holders of all the series 2006-C4 certificates, other than the class Y certificates, as and to the extent described under "Description of the Offered
          Certificates--Payments--Priority of Payments" in this offering prospectus.

     Only the trustee will have access to funds in the distribution account and the Post-ARD Additional Interest account.

     Interest Reserve Account. The trustee must maintain an account--the interest reserve account--in which it will hold the interest reserve amounts described in the next paragraph with respect to those underlying mortgage loans that accrue interest on an Actual/360 Basis. During January, except in a leap year, and February of each calendar year, beginning in 2007, the trustee will withdraw from its distribution account and deposit in its interest reserve account the interest reserve amounts with respect to those underlying mortgage loans that accrue interest on an Actual/360 Basis and for which the monthly debt service payment due in that month was either received or advanced. In general, the interest reserve amount for each of those mortgage loans will, for each distribution date in those months, equal one day's interest accrued at the related Net Mortgage Rate on the Stated Principal Balance of that mortgage loan as of the end of the related collection period. In the case of an ARD Loan, however, the interest reserve amount will not include Post-ARD Additional
Interest.

     During March of each calendar year, beginning in 2007, the trustee will withdraw from its interest reserve account and deposit in its distribution account any and all interest reserve amounts then on deposit in the interest reserve account with respect to those underlying mortgage loans that accrue interest on an Actual/360 Basis. All interest reserve amounts that are so transferred from the interest reserve account to the distribution account will be included in the Total Available P&I Funds for the distribution date during the month of transfer.

     Only the trustee will have access to funds in the interest reserve account.

                                      157

                                  FLOW OF FUNDS

                      ----------------------------------------------
                      Payments and Collections on the Mortgage Loans   -------------------------
                                 and the Loan Combinations                     Income from
                      ----------------------------------------------       REO Properties
                            |                 |                |       -------------------------
                            |                 |                |                    |
                            |                 |                |                    |
                            |                 |                |       -------------------------
                            |                 |                |            SPECIAL SERVICER
                            |      ----------------------   ---|------
-------------------         |          MASTER SERVICER      |  |              REO Accounts
  MASTER SERVICER           |                               |  |       -------------------------
                            |          Escrow Accounts      |  |                    |
 Payments to Cover          |         Reserve Accounts      |  |                    |
Prepayment Interest         |        Servicing Accounts     |  |                    |
    Shortfalls     -----|   |      ----------------------   |  |                    |
-------------------     |   |                               |  |                    |
-------------------     |   |                               |  |                    |
      Class Y           |   |                               |  |       --------------------------
Certificateholders      |   |----- ----------------------   |  |------       MASTER SERVICER
-------------------     |---------    MASTER SERVICER     --|
        |                                                              Loan Combination-Specific
------------------- --------------   Collection Account                    Custodial Account:
      TRUSTEE                      ----------------------                Collections on Related
Post-ARD Additional                           |                           Loan Combination and
 Interest Account                             |                            REO Properties Only
-------------------                           |                        --------------------------
                                              |                                     |
                                              |                        -------------------------
                                              |                             Non-Trust Loan
                                              |                              Noteholders
                                              |                        -------------------------
                                              |                        -------------------------
                                   ----------------------                       TRUSTEE
                                           TRUSTEE        ------------
                                                          ------------ Interest Reserve Account
                                    Distribution Account  ---|         -------------------------
                                   ----------------------    |
                                              |              |
                                              |              |         -------------------------
                                   ----------------------    |                P&I Advances
                                     Certificateholders       --------     by Master Servicer
                                   (other than Y Classes)              -------------------------
                                   ----------------------

                                       158

SECURITIES BACKED BY A SHOPKO PORTFOLIO NON-TRUST LOAN

     One or more of the ShopKo Portfolio Non-Trust Loans may be included in a separate commercial mortgage securitization. If so, some servicing actions with respect to the ShopKo Portfolio Loan Combination may be subject to confirmation that those actions will not result in a qualification, downgrade or withdrawal of any ratings assigned by the applicable rating agencies, which may include
S&P, Moody's, Fitch or any other nationally recognized statistical rating organization, to the securities backed by that ShopKo Portfolio Non-Trust Loan.
As a result, any such servicing action may be delayed, and it is possible that the master servicer or special servicer, as applicable, may be prevented from taking a servicing action with respect to the ShopKo Portfolio Loan Combination that it otherwise would have if it were not required to obtain the aforementioned rating confirmation.

INSPECTIONS; COLLECTION OF OPERATING INFORMATION

     The special servicer is required to perform or cause to be performed a physical inspection of the related mortgaged real property as soon as practicable after any of the underlying mortgage loans becomes specially serviced; and the expense of that inspection will be payable first out of
Default Interest and late payment charges received with respect to the subject underlying mortgage loan in the collection period during which such inspection related expenses were incurred, and then as an Additional Trust Fund Expense.

     In addition, beginning in 2007, with respect to each mortgaged real property securing an underlying mortgage loan with a principal balance (or allocated loan amount) at the time of such inspection of at least $2,000,000, the master servicer (with respect to each such mortgaged real property securing an underlying mortgage loan other than a specially serviced mortgage loan) and the special servicer (with respect to each such mortgaged real property securing a specially serviced mortgage loan in the trust fund) is required (in the case of the master servicer, at its expense) to inspect or cause to be inspected the related mortgaged real property every calendar year, and with respect to each mortgaged real property securing an underlying mortgage loan with a principal balance (or allocated loan amount) at the time of such inspection of less than
$2,000,000 once every other calendar year, provided that the master servicer is not obligated to inspect any mortgaged real property that has been inspected by the special servicer in the previous six months. The special servicer and the master servicer each will be required to prepare a written report of each such inspection performed by it that describes the condition of the subject mortgaged real property and that specifies the existence with respect thereto of any sale, transfer or abandonment of the subject mortgaged real property, any material change in its condition or value or any visible waste committed on it.

     The special servicer or the master servicer, as applicable, is also required to endeavor to collect from the related borrower and review the quarterly and annual operating statements of each mortgaged real property that secures an underlying mortgage loan and to cause annual operating statements to be prepared for each REO Property in the trust fund. Generally, the mortgage loans that we intend to include in the trust fund require the related borrower to deliver an annual property operating statement. However, there can be no assurance that any operating statements required to be delivered will in fact be delivered, nor is the master servicer or special servicer likely to have any practical means of compelling such delivery in the case of an otherwise performing mortgage loan.

     Copies of the inspection reports and operating statements referred to above are required to be available for review by series 2006-C4 certificateholders during normal business hours at the offices of the special servicer or the master servicer, as applicable. See "Description of the Offered
Certificates--Reports to Certificateholders, Available Information" in this offering prospectus.

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EVIDENCE AS TO COMPLIANCE

     No later than April 30 of each year (or March 15th of any year during which an annual report on Form 10-K under the Exchange Act is required to be filed with the SEC with respect to the issuing entity), beginning in 2007, each of the master servicer, the special servicer and the trustee must deliver or cause to be delivered, as applicable, to us and the trustee, among others:

     o    a report on an assessment of compliance by it with the specified servicing criteria, signed by an authorized officer of the master servicer, the special servicer or the trustee, as the case may be, which report shall contain (a) a statement by the master servicer or the special servicer, as the case may be, of its responsibility for assessing compliance with the specified servicing criteria applicable to it, (b) a statement that the master servicer, the special servicer or the trustee, as the case may be, used the servicing criteria in
          Item 1122(d) of Regulation AB of the Securities Act to assess compliance with the applicable servicing criteria, (c) the master servicer's, the special servicer's or the trustee's, as the case may be, assessment of compliance with the applicable servicing criteria as of and for the period ending December 31st of the preceding calendar year, which discussion must include any material instance of noncompliance with the applicable servicing criteria identified by the master servicer, the special servicer or the trustee, as the case may be, and (d) a statement that a registered public accounting firm has issued an attestation report on the master servicer's, the special servicer's or the trustee's, as the case may be, assessment of compliance with the applicable servicing criteria as of and for such period ending December 31st of the preceding calendar year; and

     o    as to each annual assessment report delivered by the master servicer, the special servicer or the trustee, as the case may be, as described in the preceding bullet, a report from a registered public accounting firm--made in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting
          Oversight Board--that attests to, and reports on, the assessment made by the asserting party in such report delivered as described in the immediately preceding bullet; and

     o    a statement of compliance signed by an officer of the master servicer, the special servicer or the trustee, as the case may be, to the effect that (i) a review of the activities of the master servicer, the special servicer or the trustee, as the case may be, during the preceding calendar year--or, in the case of the first such certification, during the period from the Issue Date to December 31,
          2006, inclusive--and of its performance under the series 2006-C4 pooling and servicing agreement, has been made under such officer's supervision, and (ii) to the best of such officer's knowledge, based on such review, the master servicer, special servicer or trustee, as the case may be, has fulfilled its obligations under the series
          2006-C4 pooling and servicing agreement in all material respects throughout the preceding calendar year or the portion of that year during which the series 2006-C4 certificates were outstanding (or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof).

     Copies of the above-mentioned annual assessment report, annual attestation report and annual statement of compliance with respect to each of the master servicer, the special servicer and the trustee will be made available to series
2006-C4 certificateholders, at their expense, upon written request to the trustee.

                                      160

EVENTS OF DEFAULT

     Each of the following events, circumstances and conditions will be considered events of default (each, an "Event of Default") under the series
2006-C4 pooling and servicing agreement:

     o    the master servicer fails to deposit into its collection account any amount required to be so deposited, and that failure continues unremedied for two business days following the date on which the deposit or remittance was required to be made;

     o    the master servicer fails to remit to the trustee for deposit in the trustee's distribution account any amount (other than P&I advances)
          required to be so remitted, and that failure continues unremedied until 10:00 a.m., New York City time, on the applicable distribution date;

     o    any failure by the special servicer to timely deposit into its REO account or to timely deposit into, or to timely remit to the master servicer for deposit into, the master servicer's collection account, any amount required to be so deposited or remitted;

     o    the master servicer fails to timely make any servicing advance required to be made by it under the series 2006-C4 pooling and servicing agreement, and that failure continues unremedied for five business days following the date on which notice of such failure has been given to the master servicer by the trustee;

     o    any failure on the part of the master servicer or the special servicer duly to observe or perform in any material respect any of its other covenants or agreements under the series 2006-C4 pooling and servicing agreement, which failure continues unremedied for 30 days (or such shorter period as is provided for in the series 2006-C4 pooling and servicing agreement) after the date on which written notice of that failure, requiring the same to be remedied, has been given to the master servicer or the special servicer, as the case may be, by any other party to the series 2006-C4 pooling and servicing agreement or to the master servicer or the special servicer, as the case may be
          (with a copy to each other party to the series 2006-C4 pooling and servicing agreement), by the series 2006-C4 certificateholders entitled to at least 25% of the series 2006-C4 voting rights;
          provided, however, that with respect to any such failure which is not curable within such 30-day or other period, the master servicer or the special servicer, as the case may be, will generally have an additional cure period of 30 days to effect the cure thereof so long as the master servicer or the special servicer, as the case may be, has commenced to cure that failure within the initial 30-day period and has provided the trustee with an officer's certificate certifying that it has diligently pursued, and is diligently continuing to pursue, a full cure;

     o    any breach on the part of the master servicer or the special servicer of any representation or warranty contained in the series 2006-C4 pooling and servicing agreement that materially and adversely affects the interests of any class of series 2006-C4 certificateholders, which breach continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, has been given to the master servicer or the special servicer, as the case may be, by any other party to the series 2006-C4 pooling and servicing agreement or to the master servicer or the special servicer, as the case may be (with a copy to each other party to the series 2006-C4 pooling and servicing agreement), by the series 2006-C4
          certificateholders entitled to at least 25% of the series 2006-C4 voting rights; provided, however, that with respect to any such breach which is not curable within such 30-day period, the master servicer or the special servicer, as the case may be, will have an additional cure period of 30 days so long as the master servicer or the special servicer, as the case may be, has commenced to cure within the

                                      161

          initial 30-day period and has provided the trustee with an officer's certificate certifying that it has diligently pursued, and is diligently continuing to pursue, a full cure;

     o    a decree or order of a court, agency or supervisory authority having jurisdiction in an involuntary case under any present or future bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, is entered against the master servicer or the special servicer and the decree or order remains in force undischarged or unstayed for a period of 60 days; provided, however, that the master servicer or the special servicer, as applicable, will have an additional period of 30 days to effect a discharge, dismissal or stay of the decree or order if it commenced the appropriate proceedings to effect such discharge, dismissal or stay within the above-referenced 60-day period;

     o    the master servicer or special servicer consents to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to it or of or relating to all or substantially all of its property;

     o    the master servicer or special servicer admits in writing its inability to pay its debts as they become due or takes various other actions indicating its insolvency or inability to pay its obligations;

     o    the master servicer or the special servicer, as the case may be, receives actual knowledge that either Fitch or Moody's has (a)
          qualified, downgraded or withdrawn its rating or ratings of one or more classes of series 2006-C4 certificates or (b) placed one or more classes of series 2006-C4 certificates on "watch status" in contemplation of possible rating downgrade or withdrawal (and such
          "watch status" placement shall not have been withdrawn by Fitch or
          Moody's, as the case may be, within 60 days of the date that the master servicer or the special servicer obtained such actual knowledge), and, in the case of either clause (a) or (b), has cited servicing concerns with the master servicer or the special servicer, as the case may be, as the sole or material factor in such rating action;

     o    the master servicer fails to remit to the trustee for deposit into the trustee's distribution account, on the applicable date in any calendar month, the full amount of monthly debt service advances required to be made on that date, which failure continues unremedied until 10:00 a.m.
          New York City time on the next business day; or

     o    the master servicer fails to be rated at least "CMS3" by Fitch or the special servicer fails to be rated at least "CSS3" by Fitch.

     The series 2006-C4 pooling and servicing agreement may provide that a
Non-Trust Loan Noteholder may have the right, similar to those of series 2006-C4 certificateholders entitled to not less than 25% of the voting rights for the series 2006-C4 certificates, to notify the master servicer or the special servicer of the defaults and breaches described in the fifth and sixth bullets above, to the extent those defaults or breaches relate to the Non-Trust Loan held by such Non-Trust Loan Noteholder. Additionally, the series 2006-C4 pooling and servicing agreement may provide for additional events of default, including those that relate solely to a Non-Trust Loan.

     If an officer of the trustee responsible for administration of the trust has notice of any event that constitutes or, with notice or lapse of time or both, would constitute an event of default with respect to the master servicer or the special servicer, then--within the later of 60 days after the occurrence of that event and five (5)

                                      162

days after such officer's receipt of that notice--the trustee will transmit by mail to us, all the series 2006-C4 certificateholders, Fitch and Moody's notice of that occurrence, unless the default has been cured.

RIGHTS UPON EVENT OF DEFAULT

     If an event of default described above under "--Events of Default" occurs with respect to the master servicer or the special servicer and remains unremedied, the trustee will be authorized, and at the direction of the series
2006-C4 certificateholders entitled to not less than 25% of the series 2006-C4 voting rights, the trustee will be required, to terminate all of the rights and obligations of the defaulting party under the series 2006-C4 pooling and servicing agreement and in and to the trust fund other than any rights the defaulting party may have as a series 2006-C4 certificateholder; provided that the terminated defaulting party will continue to be entitled to receive all amounts due and owing to it in accordance with the terms of the series 2006-C4 pooling and servicing agreement and will continue to be entitled to the benefits of any provisions for compensation, reimbursement or indemnity as and to the extent provided in the series 2006-C4 pooling and servicing agreement. Upon receipt by a defaulting party of written notice of termination for which that defaulting party may be terminated under the series 2006-C4 pooling and servicing agreement, all authority and power of the defaulting party under the series 2006-C4 pooling and servicing agreement will pass to and be vested in the trustee, and the trustee will be authorized and empowered under the series
2006-C4 pooling and servicing agreement to execute and deliver, on behalf of and at the expense of the defaulting party, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the subject termination, whether to complete the transfer and endorsement or assignment of the underlying mortgage loans and the Non-Trust Loans and related documents or otherwise. Any costs or expenses in connection with any actions to be taken by any party to the series
2006-C4 pooling and servicing agreement in connection with an Event of Default on the part of the master servicer or the special servicer are required to be borne by the defaulting party, and if not paid by the defaulting party within 90 days after the presentation of reasonable documentation of such costs and expenses, those costs and expenses will be reimbursed out of the trust fund;
provided that the defaulting party will not be relieved of its liability for those costs and expenses.

     Upon any termination, the trustee must either:

     o    succeed to all of the responsibilities, duties and liabilities of the master servicer or special servicer, as the case may be, under the series 2006-C4 pooling and servicing agreement; or

     o    appoint an established mortgage loan servicing institution to act as successor master servicer or special servicer, as the case may be, under the series 2006-C4 pooling and servicing agreement.

     The holders of series 2006-C4 certificates entitled to at least 51% of the series 2006-C4 voting rights may require the trustee to appoint an established mortgage loan servicing institution to act as successor master servicer or special servicer, as the case may be, under the series 2006-C4 pooling and servicing agreement, rather than have the trustee act as that successor.

     In general, the series 2006-C4 certificateholders entitled to at least 66
2/3% of the series 2006-C4 voting rights allocated to the classes of series
2006-C4 certificates affected by any Event of Default may waive the Event of
Default. However, some events of default may only be waived by all of the holders of the series 2006-C4 certificates. Further, some events of default may only be waived with the consent of the trustee. Upon any waiver of an Event of
Default, the Event of Default will cease to exist and will be deemed to have been remedied for every purpose under the series 2006-C4 pooling and servicing agreement.

     The series 2006-C4 pooling and servicing agreement may provide that the applicable primary servicer or the special servicer may be terminated and replaced solely with respect to the ShopKo Portfolio Loan Combination and no other mortgage loan in the trust fund in circumstances where a default of the master servicer

                                      163

or the special servicer affects the ShopKo Portfolio Non-Trust Loans. If the special servicer for the ShopKo Portfolio Loan Combination is different from the special servicer(s) for the rest of the mortgage pool, then all references to the special servicer in this offering prospectus or the accompanying base prospectus are intended to mean the applicable special servicer or all such special servicers together, as the context may require.

     No series 2006-C4 certificateholder will have the right under the series
2006-C4 pooling and servicing agreement to institute any suit, action or proceeding with respect to that agreement or any underlying mortgage loan unless, with respect to any suit, action or proceeding upon or under or with respect to the series 2006-C4 pooling and servicing agreement:

     o    that holder previously has given to the trustee written notice of default;

     o    except in the case of a default by the trustee, series 2006-C4 certificateholders entitled to not less than 25% of the series 2006-C4 voting rights have made written request upon the trustee to institute that suit, action or proceeding in its own name as trustee under the series 2006-C4 pooling and servicing agreement and have offered to the trustee such reasonable indemnity as it may require; and

     o    the trustee for 60 days has neglected or refused to institute any such suit, action or proceeding, as the case may be.

     See "Description of the Governing Documents--Rights, Protections,
Indemnities and Immunities of the Trustee" in the accompanying base prospectus for a description of certain limitations regarding the trustee's duties with respect to the foregoing matters.

THIRD-PARTY BENEFICIARIES

     The mortgage loan sellers and the Non-Trust Loan Noteholders will be third-party beneficiaries of the series 2006-C4 pooling and servicing agreement.
Accordingly, the series 2006-C4 pooling and servicing agreement cannot be modified in any manner that is material and adverse to any of those parties without its consent.

                                      164

                     DESCRIPTION OF THE OFFERED CERTIFICATES

GENERAL

     The series 2006-C4 certificates will be issued, on or about June 29, 2006, under the series 2006-C4 pooling and servicing agreement. They will represent the entire beneficial ownership interest of the issuing entity. The assets of the issuing entity, collectively referred to in this offering prospectus from time to time as the "trust fund", will include:

     o    the underlying mortgage loans;

     o    any and all payments under and proceeds of the underlying mortgage loans received after the cut-off date, exclusive of payments of principal, interest and other amounts due on or before that date;

     o    the loan documents for the underlying mortgage loans;

     o    our rights under our mortgage loan purchase agreements with the respective mortgage loan sellers;

     o    any REO Properties acquired by the special servicer on behalf of the issuing entity with respect to defaulted mortgage loans; and

     o    those funds or assets as from time to time are deposited in the various primary transaction accounts described under "The Series
          2006-C4 Pooling and Servicing Agreement--Accounts" in this offering prospectus, except for any such funds or assets held on behalf of a borrower.

     The series 2006-C4 certificates will include the following classes:

     o    the A-1, A-2, A-SB, A-3, A-1A, A-M, A-J, B, C and D classes, which are the classes of series 2006-C4 certificates that are offered by this offering prospectus, and

     o    the X, E, F, G, H, J, K, L, M, N, O, P, R and Y classes, which are the classes of series 2006-C4 certificates that--

          1.   will be retained or privately placed by us, and

          2.   are not offered by this offering prospectus.

     The class A-1, A-2, A-SB, A-3, A-1A, A-M, A-J, B, C, D, E, F, G, H, J, K,
L, M, N, O and P certificates are the series 2006-C4 certificates that will have principal balances and are sometimes referred to as the "series 2006-C4 principal balance certificates." The principal balance of any of these certificates will represent the total payments of principal to which the holder of the certificate is entitled over time out of payments, or advances in lieu of payments, and other collections on the assets of the issuing entity.
Accordingly, on each distribution date, the principal balance of each of these certificates will be reduced by any payments of principal actually made with respect to the certificate on that distribution date. See "--Payments" below. On any particular distribution date, the principal balance of each of these certificates may also be reduced, without any corresponding payment, in connection with Realized Losses on the underlying mortgage loans and Additional
Trust Fund Expenses. See "--Reductions of Certificate Principal Balances in
Connection with Realized Losses and Additional Trust Fund Expenses" below. On any particular distribution date, the total principal balance of a class of series 2006-C4 principal balance certificates may be increased by an amount equal to any Mortgage Deferred Interest allocated to that class in reduction of the interest payable thereon on such distribution date.

                                      165

     The class X certificates will not have principal balances and are sometimes referred to as the series 2006-C4 interest-only certificates. For purposes of calculating the amount of accrued interest, the class X certificates will have a total notional amount. The total notional amount of the class X certificates will equal the total principal balance of the class A-1, A-2, A-SB, A-3, A-1A,
A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, O and P certificates outstanding from time to time.

     The class R and Y certificates will not have principal balances or notional amounts.

     In general, principal balances and notional amounts will be reported on a class-by-class basis. In order to determine the principal balance of any of your offered certificates from time to time, you may multiply the original principal balance of that certificate as of the Issue Date, as specified on the face of that certificate, by the then applicable certificate factor for the relevant class. The certificate factor for any class of offered certificates, as of any date of determination, will equal a fraction, expressed as a percentage, the numerator of which will be the then outstanding total principal balance of that class, and the denominator of which will be the original total principal balance of that class. Certificate factors will be reported monthly in the trustee's distribution date statement.

REGISTRATION AND DENOMINATIONS

     General. The offered certificates will be issued in book-entry form in original denominations of $10,000 initial principal balance and in any additional whole dollar denominations.

     Each class of offered certificates will initially be represented by one or more certificates registered in the name of Cede & Co., as nominee of The
Depository Trust Company. You will not be entitled to receive an offered certificate issued in fully registered, certificated form, except under the limited circumstances described in the accompanying base prospectus under
"Description of the Certificates--Book-Entry Registration." For so long as any class of offered certificates is held in book-entry form--

     o    all references in this offering prospectus to actions by holders of those certificates will refer to actions taken by DTC upon instructions received from beneficial owners of those certificates through its participating organizations, and

     o    all references in this offering prospectus to payments, notices, reports, statements and other information made or sent to holders of those certificates will refer to payments, notices, reports and statements made or sent to DTC or Cede & Co., as the registered holder of those certificates, for payment to beneficial owners of offered certificates through its participating organizations in accordance with DTC's procedures.

     The trustee will initially serve as registrar for purposes of providing for the registration of the offered certificates and, if and to the extent physical certificates are issued to the actual beneficial owners of any of the offered certificates, the registration of transfers and exchanges of those certificates.

     DTC, Euroclear and Clearstream. You will hold your certificates through
DTC, in the United States, or Clearstream Banking Luxembourg or The Euroclear
System, in Europe, if you are a participating organization of the applicable system, or indirectly through organizations that are participants in the applicable system. Clearstream and Euroclear will hold omnibus positions on behalf of organizations that are participants in either of these systems, through customers' securities accounts in Clearstream's or Euroclear's names on the books of their respective depositaries. Those depositaries will, in turn, hold those positions in customers' securities accounts in the depositaries'
names on the books of DTC. For a discussion of DTC, Euroclear and Clearstream, see "Description of the Certificates--Book-Entry Registration--DTC, Euroclear
and Clearstream" in the accompanying base prospectus.

                                      166

     Transfers between participants in DTC will occur in accordance with DTC's rules. Transfers between participants in Clearstream and Euroclear will occur in accordance with their applicable rules and operating procedures. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through participants in Clearstream or
Euroclear, on the other, will be accomplished through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary. See "Description of the Certificates--Book-Entry
Registration--Holding and Transferring Book-Entry Certificates" in the
accompanying base prospectus. For additional information regarding clearance and settlement procedures for the offered certificates and for information with respect to tax documentation procedures relating to the offered certificates, see Annex F hereto.

PAYMENTS

     General. For purposes of allocating payments on certain classes of the offered certificates, the pool of mortgage loans backing the series 2006-C4 certificates will be divided into:

     1.   Loan group no. 1, which will consist of 134 underlying mortgage loans, with an Initial Loan Group No. 1 Balance of $1,878,218,471, representing approximately 83.0% of the Initial Mortgage Pool Balance.

     2.   Loan group no. 2, which will consist of 32 underlying mortgage loans, with an Initial Loan Group No. 2 Balance of $385,317,567, representing approximately 17.0% of the Initial Mortgage Pool Balance.

     On each distribution date, the trustee will, subject to the available funds, make all payments required to be made on the series 2006-C4 certificates on that date to the holders of record as of the close of business on the last business day of the calendar month preceding the month in which those payments are to occur. The final payment of principal and/or interest on any offered certificate, however, will be made only upon presentation and surrender of that certificate at the location to be specified in a notice of the pendency of that final payment.

     In order for a series 2006-C4 certificateholder to receive payments by wire transfer on and after any particular distribution date, that certificateholder must provide the trustee with written wiring instructions no less than five business days prior to the record date for that distribution date (or, in the case of the initial distribution date, no later than the Issue Date). Otherwise, that certificateholder will receive its payments by check mailed to it.

     Cede & Co. will be the registered holder of your offered certificates, and you will receive payments on your offered certificates through DTC and its participating organizations, until physical certificates are issued to the actual beneficial owners. See "--Registration and Denominations" above.

     Payments of Interest. All of the classes of the series 2006-C4 certificates
(other than the R and Y classes) will bear interest.

                                      167

     With respect to each interest-bearing class of the series 2006-C4 certificates, that interest will accrue during each applicable interest accrual period based upon--

     o    the pass-through rate applicable for that particular class of series
          2006-C4 certificates for that interest accrual period,

     o    the total principal balance or notional amount, as the case may be, of that particular class of series 2006-C4 certificates outstanding immediately prior to the related distribution date, and

     o    the assumption that each year consists of twelve 30-day months.

     On each distribution date, subject to the Total Available P&I Funds for that date and the priority of payments described under "--Payments--Priority of
Payments" below, the total amount of interest distributable with respect to each interest-bearing class of the series 2006-C4 certificates will equal--

     o    the total amount of interest accrued during the related interest accrual period with respect to that class of series 2006-C4 certificates, reduced (to not less than zero) by

     o    that class's allocable share, if any, of--

          1.   any Net Aggregate Prepayment Interest Shortfall for that
               distribution date, and

          2.   except in the case of the class X certificates, the aggregate amount of any Mortgage Deferred Interest added to the principal balances of the underlying mortgage loans during the related collection period.

     If the full amount of interest distributable with respect to any interest-bearing class of the series 2006-C4 certificates is not paid on any distribution date, then the unpaid portion of that interest will continue to be payable on future distribution dates, subject to the Total Available P&I Funds for those future distribution dates and the priorities of payment described under "--Payments--Priority of Payments" below. However, no interest will accrue on any of that unpaid interest, and a portion of any past-due interest.

     The Net Aggregate Prepayment Interest Shortfall for any distribution date will be allocated among the respective interest-bearing classes of the series
2006-C4 certificates on a pro rata basis in accordance with the respective amounts of accrued interest in respect of each such class of series 2006-C4 certificates for the related interest accrual period (in each case reduced by any Mortgage Deferred Interest allocated to the subject class of series 2006-C4 certificates for that distribution date).

     On each distribution date, any Mortgage Deferred Interest added to the unpaid principal balance of any underlying mortgage loan during the related collection period will be allocated among the respective classes of series
2006-C4 principal balance certificates in reverse order of seniority (based on the priority of payments described under "--Payments--Priority of Payments"
below and, in the case of the class A-1, A-2, A-SB, A-3 and A-1A certificates on a pro rata basis in accordance with accrued interest for the related interest accrual period), in each case up to the respective amounts of interest accrued during the related interest accrual period with respect to the subject interest-bearing class(es) of series 2006-C4 certificates (in each case calculated without regard to any allocation of that Mortgage Deferred Interest or any Net Aggregate Prepayment Interest Shortfall). No portion of any Mortgage
Deferred Interest will be allocated to the class X certificates.

     Calculation of Pass-Through Rates. The table under "Summary of Offering
Prospectus--Introduction to the Transaction" in this offering prospectus provides the initial pass-through rate for each interest-bearing class of

                                      168

the series 2006-C4 certificates. Set forth below is a description of how the pass-through rate will be calculated with respect to each interest-bearing class of the series 2006-C4 certificates.

     The pass-through rates for the class ____, ____, ____, ____, ____, ____,
____, ____, ____, ____, ____, ____, and ____ certificates will, in the case of each of those classes, be fixed at the rate per annum identified in the table under "Summary of Offering Prospectus--Introduction to the Transaction" in this offering prospectus as the initial pass-through rate for that class.

     The pass-through rates for the class ____, ____, ____, ____, ____, ____,
____, ____, ____, ____, ____, ____, and ____ certificates for each interest accrual period will, in the case of each of those classes, equal the lesser of--

     o    the initial pass-through rate for the subject class of series 2006-C4 certificates set forth in the table under "Summary of Offering
          Prospectus--Introduction to the Transaction" in this offering prospectus, and

     o    the Weighted Average Pool Pass-Through Rate for the related distribution date.

     The pass-through rates for the class ____, ____, and ___ certificates for each interest accrual period will, in the case of each of those classes, equal the Weighted Average Pool Pass-Through Rate for the related distribution date.

     The pass-through rates for the class ____, ____, and ___ certificates for each interest accrual period will, in the case of each of those classes, equal the Weighted Average Pool Pass-Through Rate for that interest accrual period, minus a specified class margin. The class margins for those classes are as follows:

CLASS   CLASS MARGIN
-----   ------------
              %
              %
              %
              %

     The pass-through rate for the class X certificates for any interest accrual period will equal the weighted average of the respective strip rates, which we refer to as class X strip rates, at which interest accrues during that interest accrual period on the respective components of the total notional amount of the class X certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those components.

     For purposes of accruing interest on the class X certificates during each interest accrual period, the total principal balance of each class of series
2006-C4 principal balance certificates will constitute a single separate component of the total notional amount of the class X certificates, and the applicable class X strip rate with respect to each of those components for each of those interest accrual periods will equal the excess, if any, of (a) the
Weighted Average Pool Pass-Through Rate for the subject interest accrual period, over (b) the pass-through rate in effect during the subject interest accrual period for the class of series 2006-C4 principal balance certificates whose total principal balance makes up that component.

     The calculation of the Weighted Average Pool Pass-Through Rate will be unaffected by any change in the mortgage interest rate for any underlying mortgage loan from what it was on the Issue Date by reason of any bankruptcy or insolvency of the related borrower or any modification of that mortgage loan agreed to by the master servicer or the special servicer.

     The class R and Y certificates will not be interest-bearing and, therefore, will not have pass-through rates.

                                      169

     Payments of Principal. Subject to available funds and the priority of payments described under "--Payments--Priority of Payments" below, the holders of each class of series 2006-C4 principal balance certificates will be entitled to receive a total amount of principal over time equal to the total principal balance of that class. In addition, subject to available funds, the total payments of principal to be made on the series 2006-C4 principal balance certificates on any distribution date will generally equal the Total Principal
Distribution Amount for that distribution date.

     The "Total Principal Distribution Amount" for any distribution date will be an amount generally equal to:

          1.   the aggregate of the principal portions of all monthly debt service payments (other than balloon payments) due or deemed due in respect of the underlying mortgage loans (including mortgage loans as to which the related mortgaged real properties have become REO Properties) for their respective due dates occurring during the related collection period, to the extent paid by the related borrower during or prior to, or otherwise received during, the related collection period or advanced by the master servicer or the trustee, as applicable, for such distribution date; plus

          2.   the aggregate of all principal prepayments received on the underlying mortgage loans during the related collection period;
               plus

          3.   with respect to any underlying mortgage loan as to which the related stated maturity date occurred during or prior to the related collection period, any payment of principal (other than a principal prepayment) made by or on behalf of the related
               borrower during the related collection period (including any balloon payment), net of any portion of such payment that
               represents a recovery of the principal portion of any monthly debt service payment (other than a balloon payment) due or deemed due in respect of the subject underlying mortgage loan on a due date during or prior to the related collection period and
               included as part of the Total Principal Distribution Amount for such distribution date or any prior distribution date pursuant to clause 1. above; plus

          4.   the aggregate of the principal portion of all liquidation
               proceeds, sale proceeds, insurance proceeds, condemnation
               proceeds and, to the extent not otherwise included in clause 1.,
               2. or 3. above, payments and revenues that were received on or in respect of the underlying mortgage loans and REO Properties during the related collection period and that were identified and applied by the master servicer and/or the special servicer as recoveries of principal of the underlying mortgage loans, in each case net of any portion of such amounts that represents a
               recovery of the principal portion of any monthly debt service payment due (other than a balloon payment) or deemed due in respect of the related underlying mortgage loan on a due date during or prior to the related collection period and included as part of the Total Principal Distribution Amount for such
               distribution date or any prior distribution date pursuant to clause 1. above; plus

          5.   if the subject distribution date is subsequent to the initial distribution date, the excess, if any, of (a) the Total Principal
               Distribution Amount for the immediately preceding distribution date, over (b) the total payments of principal made with respect to the series 2006-C4 principal balance certificates on the immediately preceding distribution date; plus

          6.   any amounts that were used to reimburse Nonrecoverable Advances
               (including interest on such Nonrecoverable Advances) from
               principal collections on the mortgage pool and that are, in any such case, recovered during the related collection period on the related underlying mortgage loan as to which any such reimbursed advance was made; minus

                                      170

          7.   the amount of any reimbursements of Nonrecoverable Advances
               (including interest on such Nonrecoverable Advances) that are paid or reimbursed from general principal collections on the mortgage pool with respect to such distribution date where such principal collections would have otherwise been included in the
               Total Principal Distribution Amount for such distribution date pursuant to any of clauses 1. through 4. above;

provided that, for the final distribution date, the Total Principal Distribution
Amount will be no less than the total Stated Principal Balance of the mortgage pool immediately prior to that distribution date.

     On each distribution date, after all required payments of interest have been made with respect to the class X, A-1, A-2, A-SB, A-3 and A-1A certificates on that date, the trustee will be required to apply any and all remaining Total
Available P&I Funds to make payments of principal with respect to the class A-1,
A-2, A-SB, A-3 and A-1A certificates. In general:

     o    except as otherwise discussed in the paragraph following these bullets, no payments of principal with respect to loan group no. 1 will be made to the holders of the class A-1A certificates until the total principal balance of the class A-1, A-2, A-SB and A-3 certificates is reduced to zero;

     o    except as otherwise discussed in the paragraph following these bullets, no payments of principal with respect to loan group no. 2 will be made to the holders of the class A-1, A-2, A-SB and/or A-3 certificates until the total principal balance of the class A-1A certificates is reduced to zero;

     o    on any given distribution date, beginning with the distribution date in April 2011, except as otherwise discussed in the paragraph following these bullets, the total principal balance of the class A-SB certificates must be paid down to the class A-SB Planned Principal
          Balance for that distribution date before any payments of principal are made with respect to the class A-1, A-2, and/or A-3 certificates;
          and

     o    except as otherwise discussed in the paragraph following these bullets, no payments of principal will be made to the holders of the class A-3 certificates until the total principal balance of the class
          A-1, A-2 and A-SB certificates is reduced to zero, no payments of principal will be made to the holders of the class A-SB certificates
          (other than as described in the immediately preceding bullet) until the total principal balance of the class A-1 and A-2 certificates is reduced to zero, and no payments of principal will be made to the holders of the class A-2 certificates until the total principal balance of the class A-1 certificates is reduced to zero.

     Notwithstanding the foregoing, on each distribution date coinciding with or following the Senior Principal Distribution Cross-Over Date, and in any event on the final distribution date in connection with the termination of the issuing entity, assuming that any two or more of the A-1, A-2, A-SB, A-3 and A-1A classes are outstanding at that time, payments of principal on the outstanding class A-1, A-2, A-SB, A-3 and A-1A certificates, will be made up to, and on a pro rata basis in accordance with, the respective total principal balances of those classes of series 2006-C4 certificates then outstanding.

     The "Class A-SB Planned Principal Balance" for any distribution date is the scheduled principal balance specified for that distribution date on Annex E to this offering prospectus. Such principal balances were calculated using, among other things, the Maturity Assumptions and a 0% CPR. Based on the Maturity
Assumptions and a 0% CPR, the total principal balance of the class A-SB certificates on each distribution date would be reduced to approximately the scheduled principal balance indicated for that distribution date on Annex E to this offering prospectus. There is no assurance, however, that the underlying mortgage loans will not be subject to prepayment or that they will perform in conformity with the Maturity Assumptions. Therefore, there

                                      171

can be no assurance that the total principal balance of the class A-SB certificates on any distribution date will be equal to (and, following retirement of the class A-1 and A-2 certificates, there can be no assurance that the total principal balance of the class A-SB certificates will not be less than) the principal balance that is specified for such distribution date on
Annex E to this offering prospectus.

     Following the retirement of the class A-1, A-2, A-SB, A-3 and A-1A certificates, the holders of the class A-M, A-J, B, C, D, E, F, G, H, J, K, L,
M, N, O and P certificates will, in the case of each of those classes, subject to the available funds and the priority of payments described under
"--Payments--Priority of Payments" below, be entitled to payments of principal on each distribution date up to the lesser of:

     o    the total principal balance of the subject class of series 2006-C4 principal balance certificates outstanding immediately prior to the subject distribution date; and

     o    the excess, if any, of (a) the Total Principal Distribution Amount for
          the subject distribution date, over (b) the total principal balance of all other classes of series 2006-C4 principal balance certificates that, as described under "--Payments--Priority of Payments" below, are senior in right of payment to the subject class of series 2006-C4 principal balance certificates, outstanding immediately prior to the subject distribution date.

     IN NO EVENT WILL THE HOLDERS OF THE CLASS A-M, A-J, B, C, D, E, F, G, H, J,
K, L, M, N, O AND P CERTIFICATES BE ENTITLED TO RECEIVE ANY PAYMENTS OF
PRINCIPAL UNTIL THE TOTAL PRINCIPAL BALANCE OF THE CLASS A-1, A-2, A-SB, A-3 AND
A-1A CERTIFICATES IS REDUCED TO ZERO. FURTHERMORE, IN NO EVENT WILL THE HOLDERS
OF ANY CLASS OF SERIES 2006-C4 PRINCIPAL BALANCE CERTIFICATES (EXCLUSIVE OF THE
CLASS A-1, A-2, A-SB, A-3 AND A-1A CERTIFICATES) BE ENTITLED TO RECEIVE ANY
PAYMENTS OF PRINCIPAL UNTIL THE TOTAL PRINCIPAL BALANCE OF ALL OTHER MORE SENIOR
CLASSES OF SERIES 2006-C4 PRINCIPAL BALANCE CERTIFICATES IS REDUCED TO ZERO.

     Notwithstanding the foregoing, on the final distribution date in connection with a termination of the issuing entity, subject to the Total Available P&I
Funds, for that final distribution date and the priority of payments described under "--Payments--Priority of Payments" below, the holders of each class of series 2006-C4 principal balance certificates will be entitled to payments of principal, up to the total principal balance of that class of series 2006-C4 principal balance certificates outstanding immediately prior to that final distribution date.

     If the master servicer, the special servicer or the trustee reimburses itself out of general collections on the mortgage pool for any advance that it has determined is not recoverable out of collections on the related mortgage loan in the trust fund, then that advance (together with accrued interest thereon) will be deemed, to the fullest extent permitted, to be reimbursed (i)
first, out of payments and other collections of principal on the underlying mortgage loans otherwise distributable on the series 2006-C4 principal balance certificates, and (ii) then, out of payments and other collections of interest on the underlying mortgage loans otherwise distributable on the series 2006-C4 certificates, thereby reducing the payments of principal on the series 2006-C4 principal balance certificates. As a result, the Total Principal Distribution
Amount for the corresponding distribution date would be reduced, to not less than zero, by the amount of any such reimbursement. In addition, if payments and other collections of principal on the mortgage pool are applied to reimburse, or pay interest on, any advance that is determined to be nonrecoverable from collections on the related underlying mortgage loan, as described above in this paragraph, then that advance will be reimbursed, and/or interest thereon will be paid, first, out of payments or other collections of principal on the loan group that includes the subject underlying mortgage loan as to which the advance was made, and prior to using payments or other collections of principal on the other loan group.

     If any advance is considered to be nonrecoverable from collections on the related underlying mortgage loan and, therefore, is reimbursed out of payments and other collections of principal with respect to the entire mortgage pool as described in the preceding paragraph, and if there is a subsequent recovery of that item, that subsequent recovery would generally be included as part of the amounts payable as principal with respect to the

                                      172

series 2006-C4 principal balance certificates. In addition, if any advance is determined to be nonrecoverable from collections on the related underlying mortgage loan and, therefore, interest on that advance is paid out of general principal collections on the mortgage pool, and if interest on that advance is subsequently reimbursed to the issuing entity out of Default Interest, late payment charges or any other amounts collected on the underlying mortgage loan as to which that advance was made, then the portion of such Default Interest, late payment charge or other amount that was applied to reimburse the issuing entity for interest on that advance would also generally be included as amounts payable as principal with respect to the series 2006-C4 principal balance certificates. For purposes of determining the respective portions of the Total
Principal Distribution Amount attributable to each loan group, those subsequent recoveries that are to be included as amounts payable as principal with respect to the series 2006-C4 principal balance certificates will be deemed allocated to offset the corresponding prior reductions in amounts attributable to each loan group in reverse order to that set forth in the last sentence of the prior paragraph.

     The class X, R and Y certificates do not have principal balances and do not entitle their respective holders to payments of principal.

     Reimbursement Amounts. As discussed under "--Reductions of Certificate
Principal Balances in Connection with Realized Losses and Additional Trust Fund
Expenses" below, the total principal balance of any class of series 2006-C4 principal balance certificates may be reduced without a corresponding payment of principal. If that occurs with respect to any class of series 2006-C4 principal balance certificates, then, subject to available funds and the priority of payments described under "--Payments--Priority of Payments" below, the holders of that class will be entitled to be reimbursed for the amount of that reduction, without interest. References to the "loss reimbursement amount" under
"--Payments--Priority of Payments" below and elsewhere in this offering prospectus, in the case of any class of series 2006-C4 principal balance certificates, for any distribution date, mean the total amount to which the holders of that class will be entitled as reimbursement for all previously unreimbursed reductions, if any, made in the total principal balance of that class on all prior distribution dates as discussed under "--Reductions of
Certificate Principal Balances in Connection with Realized Losses and Additional
Trust Fund Expenses" below.

     Priority of Payments. On each distribution date, the trustee will apply the
Total Available P&I Funds for that date to make the following payments in the following order of priority, in each case to the extent of the remaining Total
Available P&I Funds:

ORDER OF      RECIPIENT
PAYMENT    CLASS OR CLASSES                TYPE AND AMOUNT OF PAYMENT
--------   ----------------   --------------------------------------------------
  1st             X*          From the entire Total Available P&I Funds,
                              interest up to the total interest payable on that
                              class

               A-1, A-2,      From the portion of the Total Available P&I Funds
             A-SB and A-3*    attributable to the mortgage loans in loan group
                              no. 1, interest up to the total interest payable
                              on those classes, pro rata based on entitlement

                 A-1A*        From the portion of the Total Available P&I Funds
                              attributable to the mortgage loans in loan group
                              no. 2, interest up to the total interest payable
                              on that class

                                      173

ORDER OF      RECIPIENT
 PAYMENT   CLASS OR CLASSES               TYPE AND AMOUNT OF PAYMENT
--------   ----------------   --------------------------------------------------
   2nd         A-1, A-2,      Principal up to the Loan Group No. 1 Principal
            A-SB and A-3**    Distribution Amount (and, if the class A-1A
                              certificates are retired, any remaining portion of
                              the Loan Group No. 2 Principal Distribution
                              Amount), first to the class A-SB certificates,
                              until the total principal balance of that class is
                              reduced to the applicable Class A-SB Planned
                              Principal Balance, and then to (a) the class A-1
                              certificates, (b) the class A-2 certificates, (c)
                              the class A-SB certificates and (d) the class A-3
                              certificates, in that order, in each case until
                              retired

                A-1A**        Principal up to the Loan Group No. 2 Principal
                              Distribution Amount (and, if the class A-3
                              certificates are retired, any remaining portion of
                              the Loan Group No. 1 Principal Distribution
                              Amount), to class A-1A until it is retired

   3rd      A-1, A-2, A-SB,   Reimbursement up to the loss reimbursement amounts
             A-3 and A-1A     for those classes, pro rata based on entitlement,
                              without regard to loan groups

   4th            A-M         Interest up to the total interest payable on that
                              class

   5th            A-M         Principal up to the total principal payable on
                              that class

   6th            A-M         Reimbursement up to the loss reimbursement amounts
                              for that class

   7th            A-J         Interest up to the total interest payable on that
                              class

   8th            A-J         Principal up to the total principal payable on
                              that class

   9th            A-J         Reimbursement up to the loss reimbursement amount
                              for that class

  10th             B          Interest up to the total interest payable on that
                              class

  11th             B          Principal up to the total principal payable on
                              that class

  12th             B          Reimbursement up to the loss reimbursement amount
                              for that class

  13th             C          Interest up to the total interest payable on that
                              class

  14th             C          Principal up to the total principal payable on
                              that class

  15th             C          Reimbursement up to the loss reimbursement amount
                              for that class

  16th             D          Interest up to the total interest payable on that
                              class

  17th             D          Principal up to the total principal payable on
                              that class

  18th             D          Reimbursement up to the loss reimbursement amount
                              for that class

  19th             E          Interest up to the total interest payable on that
                              class

  20th             E          Principal up to the total principal payable on
                              that class

  21st             E          Reimbursement up to the loss reimbursement amount
                              for that class

                                      174

ORDER OF      RECIPIENT
 PAYMENT   CLASS OR CLASSES               TYPE AND AMOUNT OF PAYMENT
--------   ----------------   --------------------------------------------------
  22nd             F          Interest up to the total interest payable on that
                              class

  23rd             F          Principal up to the total principal payable on
                              that class

  24th             F          Reimbursement up to the loss reimbursement amount
                              for that class

  25th             G          Interest up to the total interest payable on that
                              class

  26th             G          Principal up to the total principal payable on
                              that class

  27th             G          Reimbursement up to the loss reimbursement amount
                              for that class

  28th             H          Interest up to the total interest payable on that
                              class

  29th             H          Principal up to the total principal payable on
                              that class

  30th             H          Reimbursement up to the loss reimbursement amount
                              for that class

  31st             J          Interest up to the total interest payable on that
                              class

  32nd             J          Principal up to the total principal payable on
                              that class

  33rd             J          Reimbursement up to the loss reimbursement amount
                              for that class

  34th             K          Interest up to the total interest payable on that
                              class

  35th             K          Principal up to the total principal payable on
                              that class

  36th             K          Reimbursement up to the loss reimbursement amount
                              for that class

  37th             L          Interest up to the total interest payable on that
                              class

  38th             L          Principal up to the total principal payable on
                              that class

  39th             L          Reimbursement up to the loss reimbursement amount
                              for that class

  40th             M          Interest up to the total interest payable on that
                              class

  41st             M          Principal up to the total principal payable on
                              that class

  42nd             M          Reimbursement up to the loss reimbursement amount
                              for that class

  43rd             N          Interest up to the total interest payable on that
                              class

  44th             N          Principal up to the total principal payable on
                              that class

  45th             N          Reimbursement up to the loss reimbursement amount
                              for that class

  46th             O          Interest up to the total interest payable on that
                              class

  47th             O          Principal up to the total principal payable on
                              that class

  48th             O          Reimbursement up to the loss reimbursement amount
                              for that class

                                      175

ORDER OF      RECIPIENT
 PAYMENT   CLASS OR CLASSES               TYPE AND AMOUNT OF PAYMENT
--------   ----------------   --------------------------------------------------
  49th             P          Interest up to the total interest payable on that
                              class

  50th             P          Principal up to the total principal payable on
                              that class

  51st             P          Reimbursement up to the loss reimbursement amount
                              for that class

  52nd             R          Any remaining Total Available P&I Funds

----------
*    If the portion of the Total Available P&I Funds allocable to pay interest on any one or more of the A-1, A-2, A-SB, A-3, A-1A and X classes, as set forth in the table above, is insufficient for that purpose, then the Total
     Available P&I Funds will be applied to pay interest on all those classes, pro rata based on entitlement.

**   In general, no payments of principal will be made in respect of the class
     A-1, A-2 and/or A-3 certificates on any given distribution date until the total principal balance of the class A-SB certificates is paid down to the then applicable Class A-SB Planned Principal Balance. In addition, no payments of principal will be made in respect of the class A-2 certificates until the total principal balance of the class A-1 certificates is reduced to zero, no payments of principal will be made in respect of the class A-SB certificates (other than as described in the prior sentence) until the total principal balance of the class A-1 and A-2 certificates is reduced to zero, and no payments of principal will be made in respect of the class A-3 certificates until the total principal balance of the class A-1, A-2 and
     A-SB certificates is reduced to zero. Furthermore, for purposes of receiving distributions of principal from the Loan Group No. 1 Principal
     Distribution Amount, the holders of the class A-1, A-2, A-SB and A-3 certificates will have a prior right, relative to the holders of the class
     A-1A certificates, to any available funds attributable to loan group no. 1;
     and, for purposes of receiving distributions of principal from the Loan
     Group No. 2 Principal Distribution Amount, the holders of the class A-1A certificates will have a prior right, relative to the holders of the class
     A-1, A-2, A-SB and A-3 certificates, to any available funds attributable to loan group no. 2. However, if any two or more of the A-1, A-2, A-SB, A-3 and A-1A classes are outstanding as of the Senior Principal Distribution
     Cross-Over Date, or if all or any two or more of those classes are outstanding on the final distribution date for the series 2006-C4 certificates, then payments of principal on the outstanding class A-1, A-2,
     A-SB, A-3 and A-1A certificates will be made on a pro rata basis in accordance with the respective total principal balances of those classes then outstanding.

     Payments of Prepayment Premiums and Yield Maintenance Charges. If any
prepayment consideration is collected during any particular collection period with respect to any mortgage loan in the trust fund, regardless of whether that prepayment consideration is calculated as a percentage of the amount prepaid or in accordance with a yield maintenance formula, then on the distribution date corresponding to that collection period, the trustee will pay a portion of that prepayment consideration to the holders of any class A-1, A-2, A-SB, A-3, A-1A,
A-M, A-J, B, C, D, E, F, G or H certificates that are then entitled to payments of principal from the loan group (i.e., loan group no. 1 or loan group no. 2)
that includes the prepaid mortgage loan, up to an amount equal to, in the case of any particular class of those certificates, the product of--

     o    the amount of that prepayment consideration, net of liquidation fees payable in connection with the receipt of that prepayment
          consideration, multiplied by

     o    a fraction, which in no event may be greater than 1.0 or less than
          0.0, the numerator of which is equal to the excess, if any, of the pass-through rate for that class of series 2006-C4 principal balance certificates for the related interest accrual period, over the relevant discount rate, and the denominator of which is equal to the excess, if any, of the mortgage interest rate of the prepaid mortgage loan over the relevant discount rate, and further multiplied by

     o    a fraction, the numerator of which is equal to the amount of principal payable to the holders of that class of series 2006-C4 principal balance certificates on that distribution date with respect to the loan group that includes the prepaid mortgage loan, and the denominator of which is the

                                      176

          portion of the Total Principal Distribution Amount for that distribution date attributable to the loan group that includes the prepaid mortgage loan.

     The trustee will thereafter pay any remaining portion of that prepayment consideration, net of any liquidation fees payable in connection with the receipt of that prepayment consideration, to the holders of the class X certificates.

     Neither we nor the underwriters make any representation as to--

     o    the enforceability of the provision of any promissory note evidencing one of the underlying mortgage loans requiring the payment of a prepayment premium or yield maintenance charge, or

     o    the collectability of any prepayment premium or yield maintenance charge.

     See "Description of the Mortgage Pool--Terms and Conditions of the
Underlying Mortgage Loans--Prepayment Provisions" in this offering prospectus.

     Payments of Post-ARD Additional Interest. The holders of the class Y certificates will be entitled to all amounts, if any, applied as Post-ARD
Additional Interest collected on the ARD Loans in the trust fund.

TREATMENT OF REO PROPERTIES

     Notwithstanding that any mortgaged real property securing an underlying mortgage loan may become an REO Property through foreclosure, deed in lieu of foreclosure or otherwise, the related mortgage loan(s) will be treated as having remained outstanding, until the REO Property is liquidated, for purposes of determining--

     o    payments on the series 2006-C4 certificates,

     o    allocations of Realized Losses and Additional Trust Fund Expenses to
          the series 2006-C4 certificates, and

     o    the amount of all fees payable to the master servicer, the special servicer and the trustee under the series 2006-C4 pooling and servicing agreement.

     In connection with the foregoing, the related underlying mortgage loan will be taken into account when determining the Weighted Average Pool Pass-Through
Rate and the Total Principal Distribution Amount for each distribution date.

     Operating revenues and other proceeds derived from an REO Property administered under the series 2006-C4 pooling and servicing agreement will be applied--

     o    first, to pay, or to reimburse the master servicer, the special servicer and/or the trustee for the payment of, some of the costs and expenses incurred in connection with the operation and disposition of the REO Property, and

     o    thereafter, as collections of principal, interest and other amounts due on the related mortgage loan(s).

     To the extent described under "The Series 2006-C4 Pooling and Servicing
Agreement--Advances--Advances of Delinquent Monthly Debt Service Payments" above in this offering prospectus, the master servicer and the trustee will be required to advance delinquent monthly debt service payments with respect to each

                                       177

underlying mortgage loan as to which the corresponding mortgaged real property has become an REO Property, in all cases as if the mortgage loan had remained outstanding.

REDUCTIONS OF CERTIFICATE PRINCIPAL BALANCES IN CONNECTION WITH REALIZED LOSSES
AND ADDITIONAL TRUST FUND EXPENSES

     As a result of Realized Losses and Additional Trust Fund Expenses, the
total Stated Principal Balance of the mortgage pool may decline below the total principal balance of the series 2006-C4 principal balance certificates.

     On each distribution date, following the payments to be made to the series
2006-C4 certificateholders on that distribution date, the trustee will allocate to the respective classes of the series 2006-C4 principal balance certificates, sequentially in the order described in the following table and, in each case, up to the total principal balance of the subject class(es), the aggregate of all
Realized Losses and Additional Trust Fund Expenses that were incurred at any time following the cut-off date through the end of the related collection period and were not previously allocated on any prior distribution date, but only to the extent that the total Stated Principal Balance of the mortgage pool that will be outstanding immediately following that payment date exceeds the total principal balance of the series 2006-C4 principal balance certificates following all payments made to series 2006-C4 certificateholders on that distribution date.

ORDER OF ALLOCATION                CLASS
-------------------   ------------------------------
        1st                          P
        2nd                          O
        3rd                          N
        4th                          M
        5th                          L
        6th                          K
        7th                          J
        8th                          H
        9th                          G
        10th                         F
        11th                         E
        12th                         D
        13th                         C
        14th                         B
        15th                        A-J
        16th                        A-M
        17th                     A-1, A-2,
                            A-SB, A-3 and A-1A,
                          pro rata based on total
                      outstanding principal balances

     In no event will the total principal balance of any class of series 2006-C4 principal balance certificates identified in the foregoing table be reduced until the total principal balance of all other series 2006-C4 principal balance certificates listed above it in the table has been reduced to zero.

     All Realized Losses and Additional Trust Fund Expenses, if any, allocated to a class of series 2006-C4 principal balance certificates will be made by reducing the total principal balance of such class by the amount so allocated.

                                       178

     The Realized Loss with respect to a defaulted mortgage loan, or related REO
Property, in the trust fund as to which a final recovery determination has been made, is an amount generally equal to the excess, if any, of:

     o    the outstanding principal balance of the mortgage loan as of the commencement of the collection period in which the final recovery determination was made, together with--

          1.   all accrued and unpaid interest on the mortgage loan to but not including the due date in the collection period in which the final recovery determination was made, exclusive, however, of any portion of that interest that represents Default Interest,
               Post-ARD Additional Interest, prepayment premiums and yield maintenance charges; and

          2.   all (or, if the subject underlying mortgage loan is part of a
               Loan Combination, the appropriate allocable share) of the related unreimbursed servicing advances, together with interest accrued thereon; over

     o    all payments and proceeds, if any, received in respect of such mortgage loan or, to the extent allocable thereto, in respect of any related REO Property, as the case may be, during the collection period in which such final recovery determination was made (and, in the case of an underlying mortgage loan that is part of a Loan Combination, without regard to any payments and proceeds allocable to any related
          Non-Trust Loan).

     A final recovery determination is a determination made by the special servicer that all amounts collectible with respect to a defaulted mortgage loan, or related REO Property, in the trust fund have been received.

     If any portion of the debt due under any underlying mortgage loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the master servicer or the special servicer or in connection with the bankruptcy, insolvency or similar proceeding involving the related borrower, the amount forgiven, other than Default Interest and Post-ARD
Additional Interest, also will be treated as a Realized Loss.

     Realized Losses may include advances (and interest accrued thereon) that are determined to be nonrecoverable from collections on the related underlying mortgage loan and are therefore recovered out of general collections on the
Mortgage Pool, but only after a final recovery determination has been made with respect to that mortgage loan or a related REO Property.

     Some examples of Additional Trust Fund Expenses are:

     o    any special servicing fees, workout fees and liquidation fees paid to the special servicer, to the extent not offset by late payment charges and/or Default Interest actually collected on the related underlying mortgage loan as provided in the series 2006-C4 pooling and servicing agreement;

     o    any interest paid to the master servicer, the special servicer and/or the trustee with respect to unreimbursed advances, which interest payment is not covered out of late payment charges and/or Default
          Interest actually collected on the related underlying mortgage loan as provided in the series 2006-C4 pooling and servicing agreement;

     o    the cost of certain property inspections by the special servicer at the expense of the issuing entity, which cost is not covered out of late payment charges and/or Default Interest actually collected on the related underlying mortgage loan as provided in the series 2006-C4 pooling and servicing agreement;

                                       179

     o    the cost of various opinions of counsel and other legal and tax accounting advice required or permitted to be obtained in connection with (a) the servicing of the underlying mortgage loans, (b) the administration of the trust fund, (c) certain amendments to the series
          2006-C4 pooling and servicing agreement and (d) the recording of the series 2006-C4 pooling and servicing agreement;

     o    to the extent not otherwise covered by a servicing advance, the cost of any appraiser or other expert in real estate matters retained under the series 2006-C4 pooling and servicing agreement;

     o    any unanticipated, non-mortgage loan specific expenses of the issuing entity, including--

          1.   any reimbursements and indemnifications to the trustee and various related persons and entities described under "Description of the Governing Documents--Rights, Protections, Indemnities and
               Immunities of the Trustee" in the accompanying base prospectus,

          2.   any reimbursements and indemnifications to the master servicer, the special servicer, us and various related persons and entities described under "Description of the Governing Documents--Matters
               Regarding the Master Servicer, the Special Servicer, the Manager
               and Us" in the accompanying base prospectus,

          3.   the cost of recording the series 2006-C4 pooling and servicing agreement; and

          4.   any federal, state and local taxes, and tax-related expenses, payable out of the trust assets, as described under "Federal
               Income Tax Consequences--REMICs--Prohibited Transactions Tax and
               Other Taxes" in the accompanying base prospectus;

     o    rating agency fees, other than on-going surveillance fees, that cannot be recovered from the related borrower; and

     o    any amounts expended on behalf of the issuing entity to test for and/or remediate an adverse environmental condition at any mortgaged real property securing a defaulted mortgage loan as described under
          "The Series 2006-C4 Pooling and Servicing Agreement--Realization Upon
          Defaulted Mortgage Loans" in this prospectus supplement.

                                       180

FEES AND EXPENSES

     The following summarizes the related fees and expenses to be paid from the assets of the issuing entity and the recipient, general purpose, source and frequency of payments for those fees and expenses:

     TYPE / RECIPIENT                       AMOUNT                  GENERAL PURPOSE            SOURCE(1)               FREQUENCY
--------------------------  --------------------------------------  ---------------  ----------------------------  -----------------

FEES(2)

Master Servicing Fee /      With respect to each and every          Compensation     First, out of recoveries of        Monthly
Master Servicer(3)          underlying mortgage loan, including                      interest with respect to the
                            each specially serviced mortgage loan                    subject mortgage loan and
                            and each mortgage loan, if any, as to                    then, if the subject
                            which the corresponding mortgaged real                   mortgage loan and any
                            property has become an REO Property,                     related REO Property has
                            the master servicing fee will: (a)                       been liquidated, out of
                            generally be calculated on the same                      general collections on the
                            interest accrual basis (i.e., an                         mortgage pool.
                            Actual/360 Basis or a 30/360 Basis) as
                            is applicable to the accrual of
                            interest on the subject mortgage loan;
                            and (b) accrue (at an annual rate that
                            ranges, on a loan-by-loan basis, from
                            0.0300% to 0.1300% per annum) on the
                            same principal amount on which
                            interest accrues or is deemed to
                            accrue from time to time with respect
                            to the subject mortgage loan. Master
                            servicing fees with respect to any
                            underlying mortgage loan will include
                            the primary servicing fees payable by
                            the master servicer to any
                            sub-servicer with respect to the
                            subject mortgage loan.

Additional Master           o    Prepayment Interest Excesses on    Compensation     Interest payments made by        Time to time
Servicing Compensation /         underlying mortgage loans that                      the related mortgagor
Master Servicer                  are the subject of a principal                      intended to cover interest
                                 prepayment in full or in part                       accrued on the subject
                                 after their due date in any                         principal prepayment with
                                 collection period.                                  respect to the subject
                                                                                     mortgage loan during the
                                                                                     period from and after the
                                                                                     related due date.

                                                       181

     TYPE / RECIPIENT                       AMOUNT                  GENERAL PURPOSE            SOURCE(1)               FREQUENCY
--------------------------  --------------------------------------  ---------------  ----------------------------  -----------------

                            o    All interest and investment        Compensation     Interest and investment            Monthly
                                 income earned on amounts on                         income related to the
                                 deposit in the master servicer's                    subject accounts (net of
                                 collection account and the Loan                     investment losses).
                                 Combination-specific custodial
                                 accounts maintained by the master
                                 servicer.

                            o    All interest and investment        Compensation     Interest and investment            Monthly
                                 income earned on amounts on                         income related to the
                                 deposit in the servicing                            subject accounts (net of
                                 accounts, reserve accounts and                      investment losses).
                                 the defeasance account maintained
                                 by the master servicer, to the
                                 extent not otherwise payable to
                                 the borrowers.

Special Servicing Fee /     With respect to each underlying         Compensation     General collections on the         Monthly
Special Servicer            mortgage loan that is being specially                    mortgage pool.(12)
                            serviced or as to which the related
                            mortgaged real property has become an
                            REO Property, the special servicing
                            fee will: (a) generally be calculated
                            on the same interest accrual basis
                            (i.e., an Actual/360 Basis or a 30/360
                            Basis) as is applicable to the accrual
                            of interest on the subject mortgage
                            loan; and (b) accrue at 0.25% per
                            annum on the same principal amount on
                            which interest accrues or is deemed to
                            accrue from time to time with respect
                            to the subject mortgage loan.

Workout Fee / Special       With respect to each underlying         Compensation     Collections of interest          Time to time
Servicer                    mortgage loan that has been worked-out                   (other than Default Interest
                            following a Servicing Transfer Event                     and Post-ARD Additional
                            and has not been returned to special                     Interest) and principal
                            servicing as a result of a new                           received on the subject
                            Servicing Transfer Event, the workout                    mortgage loan.(4)(12)
                            fee will equal 1.0% of each collection
                            of interest (other than Default
                            Interest and Post-ARD Additional
                            Interest) and principal received on
                            the subject mortgage loan for so long
                            as it remains a worked-out mortgage
                            loan.(4)

                                                       182

     TYPE / RECIPIENT                       AMOUNT                  GENERAL PURPOSE            SOURCE(1)               FREQUENCY
--------------------------  --------------------------------------  ---------------  ----------------------------  -----------------

Liquidation Fee / Special   With respect to any specially serviced  Compensation     Out of the full, partial or      Time to time
Servicer                    mortgage loan in the trust fund for                      discounted payoff obtained
                            which the special servicer obtains a                     from the related borrower
                            full, partial or discounted payoff and                   and/or liquidation proceeds
                            with respect to any specially serviced                   in respect of the related
                            mortgage loan or REO Property in the                     specially serviced mortgage
                            trust fund for which the special                         loan or related REO
                            servicer receives any liquidation                        Property, as the case may
                            proceeds, the liquidation fee will                       be.(4)(12)
                            equal 1.0% of the related payment or
                            proceeds.(4)(5)

Additional Special          All interest and investment income      Compensation     Interest and investment            Monthly
Servicing Compensation /    earned on amounts on deposit in the                      income related to the
Special Servicer            special servicer's REO Account.                          subject accounts (net of
                                                                                     investment losses).

Additional Servicing        o    Late payment charges and Default   Compensation     Late payment charges and         Time to time
Compensation / Master            Interest actually collected with                    Default Interest actually
Servicer and/or Special          respect to any mortgage loan in                     collected in respect of the
Servicer(6)                      the trust fund, but only to the                     underlying mortgage loans.
                                 extent such late payment charges
                                 and Default Interest are not
                                 otherwise allocable to reimburse
                                 the parties to the series 2006-C4
                                 pooling and servicing agreement
                                 for, or to offset, certain
                                 expenses of the issuing entity
                                 (including interest on advances,
                                 special servicing fees,
                                 liquidation fees and workout
                                 fees), each as provided in the
                                 series 2006-C4 pooling and
                                 servicing agreement.

                            o    All assumption fees, assumption    Compensation     Related payments made by         Time to Time
                                 application fees, modification                      mortgagors with respect to
                                 fees, consent fees, extension                       the subject mortgage loans.
                                 fees and similar fees actually
                                 collected on the underlying
                                 mortgage loans and Serviced
                                 Non-Trust Loans.

                                                       183

     TYPE / RECIPIENT                       AMOUNT                  GENERAL PURPOSE            SOURCE(1)               FREQUENCY
--------------------------  --------------------------------------  ---------------  ----------------------------  -----------------

Trustee Fee / Trustee       With respect to each distribution       Compensation     General collections on the         Monthly
                            date, an amount equal to the aggregate                   mortgage pool.
                            of, with respect to each and every
                            mortgage loan in the trust fund, one
                            month's interest accrued at 0.0009%
                            per annum on the Stated Principal
                            Balance of the subject mortgage loan
                            outstanding immediately prior to such
                            distribution date (calculated on the
                            same interest accrual basis--i.e., an
                            Actual/360 Basis or a 30/360 Basis--as
                            is applicable to the accrual of
                            interest with respect to the subject
                            mortgage loan).

Additional Trustee          All interest and investment income      Compensation     Interest and investment            Monthly
Compensation / Trustee      earned on amounts on deposit in the                      income related to the
                            trustee's distribution account and                       subject accounts (net of
                            interest reserve account.                                investment losses).

EXPENSES

Servicing Advances /        To the extent of funds available, the   Reimbursement    Amounts that represent (a)       Time to time
Master Servicer, Special    amount of any servicing advances.       of expenses      payments made by the related
Servicer or Trustee                                                                  borrower to cover the item
                                                                                     for which such servicing
                                                                                     advance was made or (b)
                                                                                     liquidation proceeds,
                                                                                     condemnation proceeds,
                                                                                     insurance proceeds and, if
                                                                                     applicable, REO revenues (in
                                                                                     each case, if applicable,
                                                                                     net of any liquidation fee
                                                                                     or workout fee payable
                                                                                     therefrom) received in
                                                                                     respect of the particular
                                                                                     mortgage loan or related REO
                                                                                     Property, provided that if
                                                                                     the master servicer, special
                                                                                     servicer or trustee
                                                                                     determines that a servicing
                                                                                     advance is not recoverable
                                                                                     out of collections on the
                                                                                     related underlying mortgage,
                                                                                     then such reimbursement will
                                                                                     be paid out of general
                                                                                     collections on the mortgage
                                                                                     pool.(7)(8)

                                                       184

     TYPE / RECIPIENT                       AMOUNT                  GENERAL PURPOSE            SOURCE(1)               FREQUENCY
--------------------------  --------------------------------------  ---------------  ----------------------------  -----------------

Interest on Servicing       The amount of interest calculated at a  Payment of       First, out of Default              Monthly
Advances / Master           rate per annum equal to the prime rate  interest on      Interest and late payment
Servicer, Special Servicer  as published in the "Money Rates"       servicing        charges on the related
or Trustee                  section of The Wall Street Journal,     advances         mortgage loan, and then,
                            accrued on the amount of each                            after or at the same time
                            outstanding servicing advance.                           that advance is reimbursed,
                                                                                     out of general collections
                                                                                     on the mortgage pool.(8)(9)

P&I Advances / Master       To the extent of funds available, the   Reimbursement    Amounts that represent late      Time to Time
Servicer and Trustee        amount of any P&I advances.             of P&I advances  collections of interest and
                                                                    made with        principal (net of related
                                                                    respect to the   master servicing fees)
                                                                    mortgage pool    received in respect of the
                                                                                     related underlying mortgage
                                                                                     loan or REO Property as to
                                                                                     which such P&I advance was
                                                                                     made, provided that if the
                                                                                     master servicer or trustee
                                                                                     determines that a P&I
                                                                                     advance is not recoverable
                                                                                     out of collections on the
                                                                                     related underlying mortgage,
                                                                                     then out of general
                                                                                     collections on the mortgage
                                                                                     pool.(8)

Interest on P&I Advances /  The amount of interest calculated at a  Payment of       First, out of Default              Monthly
Master Servicer and         rate per annum equal to the prime rate  interest on P&I  Interest and late payment
Trustee                     as published in the "Money Rates"       advances         charges on the related
                            section of The Wall Street Journal,                      mortgage loan and then,
                            accrued on the amount of each                            after or at the same time
                            outstanding P&I advance.                                 that advance is reimbursed,
                                                                                     out of general collections
                                                                                     on the mortgage pool.(8)

Cost of property            To the extent of funds available, the   Payment of       First, out of Default            Time to Time
inspections incurred by     amount of the outstanding expenses.     expenses         Interest and late payment
special servicer (other                                                              charges on the related
than interest on servicing                                                           mortgage loan, and then, out
advances or P&I advances,                                                            of general collections on
special servicing fees,                                                              the mortgage pool.(10)
workout fees and
liquidation fees)

                                       185

     TYPE / RECIPIENT                       AMOUNT                  GENERAL PURPOSE            SOURCE(1)               FREQUENCY
--------------------------  --------------------------------------  ---------------  ----------------------------  -----------------

Reimbursement of costs and  To the extent of funds available, the   Reimbursement    General collections on           Time to time
expenses for environmental  costs and expenses in connection with   of expenses      deposit in the master
testing and the             environmental testing and the                            servicer's collection
remediation of adverse      remediation of adverse environmental                     account.(10)
environmental conditions    condition at any mortgaged real
at any mortgaged real       property that secures a defaulted
property / Special          mortgage loan in the trust fund (such
Servicer                    costs and expenses will be incurred
                            only if the Special Servicer has
                            determined to acquire title or
                            possession of the related mortgaged
                            real property).

Cost of an independent      To the extent of funds available, the   Payment of       General collections on the       Time to time
appraiser or other expert   cost of such independent appraiser or   expenses         mortgage pool.(10)
in real estate matters      other expert in real estate matters.

Fees of an independent      To the extent of funds available, the   Payment of       General collections on the       Time to time
contractor retained to      amount of the fees of such independent  expenses         mortgage pool.(10)
manage an REO Property      contractor.

Servicing expenses, that    To the extent of funds available, the   Payment of       General collections on the       Time to time
would, if advanced by the   amount of such servicing expense.       servicing        mortgage pool.(10)
master servicer or special                                          expenses
servicer, constitute
nonrecoverable servicing
advances

Amounts  payable or         Amounts (other than normal monthly      Payment or       General collections on the       Time to time
reimbursable to a Non-      payments) specifically payable or       reimbursement    mortgage pool.
Trust Noteholder            reimbursable to such party by the       or amounts
                            issuing entity in its capacity as       payable by the
                            holder of the ShopKo Portfolio          issuing entity
                            Mortgage Loan or the Wimbledon Place
                            Apartments Mortgage Loan, as
                            applicable, pursuant to the terms of
                            the related co-lender or intercreditor
                            agreement.

                                186

     TYPE / RECIPIENT                       AMOUNT                  GENERAL PURPOSE            SOURCE(1)               FREQUENCY
--------------------------  --------------------------------------  ---------------  ----------------------------  -----------------

Indemnification of          Any cost or expenses in connection      Indemnification  General collections on the       Time to time
expenses in connection      with any actions taken by any party to                   mortgage pool.(10)
with the termination and    the series 2006-C4 pooling and
removal of the master       servicing agreement with respect to
servicer or the special     the termination and removal of the
servicer as a result of an  master servicer or special servicer
Event of Default / the      following an Event of Default (if not
applicable party to         paid by the defaulting party within 90
the series 2006-C4 pooling  days after notice of such costs and
and servicing agreement     expenses).

Cost of transferring        The cost of transferring mortgage       Payment of       General collections on the       Time to Time
mortgage files and related  files and related documents to a        expenses         mortgage pool.
documents to a successor    successor trustee.
trustee/Trustee

Cost of opinions or advice  To the extent of funds available, the   Payment of       General collections on the       Time to time
of counsel / Party          cost of such opinions of counsel or     expenses         mortgage pool.(10)
incurring such expense      advice of counsel.

Payment of any federal,     The amount of any federal, state and    Payment of       General collections on the       Time to time
state and local taxes       local taxes imposed on the issuing      taxes and        mortgage pool.
imposed on the issuing      entity, its assets and/or               related
entity, its assets and/or   transactions, together with all         expenses
transactions, together      incidental costs and expenses.
with all incidental costs
and expenses, that are
required to be borne by
the trust / Party
incurring such expense

Tax-Related Expenses / Tax  The amount of any professional fees or  Payment of       General collections on the       Time to time
Administrator               expenses related to audits or any       expenses         mortgage pool.
                            administrative or judicial proceedings
                            with respect to the issuing entity
                            that involve the IRS or state tax
                            authorities.

Funds necessary for the     To the extent of funds available, the   Payment of       Amounts on deposit in the        Time to time
proper operation,           amount of the expenses for the proper   expenses         account established by the
management, leasing,        operation, management, leasing,                          special servicer for the
maintenance and             maintenance and disposition of such                      retention of revenues and
disposition of any          REO Property.                                            other proceeds derived from
administered REO Property/                                                           such REO Property.(10)
Special Servicer

                                       187

     TYPE / RECIPIENT                       AMOUNT                  GENERAL PURPOSE            SOURCE(1)               FREQUENCY
--------------------------  --------------------------------------  ---------------  ----------------------------  -----------------

The cost or expenses        The amount of such cost or expenses.    Indemnification  General collections on the       Time to time
incurred in connection                                              of expenses      mortgage pool, to the extent
with determining the                                                                 of amounts otherwise payable
identity of the series                                                               with respect to the series
2006-C4 controlling class                                                            2006-C4 controlling class.
representative

The cost of recording the   The amount of recording costs.          Payment of       General collections on the       Time to time
series 2006-C4 pooling and                                          expenses         mortgage pool.(10)
servicing agreement

Cost of obtaining rating    The amount of rating agency fees and    Payment of       General collections on the       Time to time
confirmations from the      expenses.                               expenses         mortgage pool.(10)
rating agencies, to the
extent not otherwise
payable by a borrower or a
party to the series
2006-C4 pooling and
servicing agreement

Indemnification Expenses/   Any loss, liability or reasonable       Indemnification  General collections on the       Time to time
Trustee and any affiliate,  "out-of-pocket" expense arising out                      mortgage pool.(10)(11)
director, officer,          of, or incurred in connection with the
employee or agent of the    series 2006-C4 pooling and servicing
Trustee                     agreement, the underlying mortgage
                            loans or the series 2006-C4
                            certificates (provided that such loss,
                            liability or expense constitutes an
                            "unanticipated expense" within the
                            meaning of Treasury regulations
                            section 1.860G-1(b)(3)(ii).

Indemnification Expenses/   Any loss, liability or reasonable       Indemnification  General collections on the       Time to time
the Depositor, the Master   expense incurred in connection with                      mortgage pool.(10)(11)
Servicer or the Special     the series 2006-C4 pooling and
Servicer and any            servicing agreement or the series
affiliate, director,        2006-C4 certificates.
officer, employee or agent
of the Depositor, Master
Servicer or Special
Servicer

                                       188

--------
(1)  Unless otherwise specified, the fees and expenses shown in this table are paid (or retained by the master servicer, the special servicer or trustee in some cases involving amounts owed to any of them) prior to distributions on the
     certificates.

(2)  If the trustee succeeds to the position of master servicer or special servicer, it will be entitled to receive the same
     fees and expenses of the master servicer or special servicer, as the case may be, described in this offering prospectus.
     Any change to the fees and expenses described in this
     offering prospectus would require an amendment to the series
     2006-C4 pooling and servicing agreement. See "Description of the Governing Documents--Amendment" in the accompanying base prospectus.

(3)  The master servicing fee for each mortgage loan will include the excess servicing strip, which may be pledged or
     transferred to a third party, as described under "The Series
     2006-C4 Pooling and Servicing Agreement--Servicing and Other
     Compensation and Payment of Expenses--The Master Servicing
     Fee" in this offering prospectus.

(4)  In the case of the ShopKo Portfolio Loan Combination,
     calculated based on and payable out of collections on the
     entire such loan combination. In the case of the Wimbledon
     Place Apartments Loan Combination, after the occurrence, and during the continuance, of a Wimbledon Place Apartments
     Material Default, calculated based on and payable out of
     collections on the entire such loan combination, but not
     payable in connection with a purchase of the Wimbledon Place
     Apartments Mortgage Loan by the Wimbledon Place Apartments
     Non-Trust Loan Noteholder as described under "Description of the Mortgage Pool--The Loan Combinations--The Wimbledon Place
     Apartments Loan Combination" in this offering prospectus.

(5)  Circumstances as to when a liquidation fee is not payable are set forth under "The Series 2006-C4 Pooling and Servicing
     Agreement--Servicing and Other Compensation and Payment of
     Expenses--Principal Special Servicing Compensation--The
     Liquidation Fee" in this offering prospectus.

(6)  Allocable between the master servicer and the special
     servicer as provided in the series 2006-C4 pooling and
     servicing agreement.

(7)  In the case of the ShopKo Portfolio Loan Combination, a servicing advance will generally be paid out of (a) payments made by the related borrower to cover the item for which such servicing advance was made and/or (b) liquidation proceeds, condemnation proceeds, insurance proceeds and, if applicable,
     REO revenues received in respect of the Shopko Portfolio Loan
     Combination or any related REO Property; provided that if the party entitled to the reimbursement of such servicing advance
     (or, in the case of an advance by the master servicer or the trustee, the special servicer) has made a determination that such servicing advance is not recoverable from those sources, then such servicing advance shall generally be paid out of general collections on the mortgage pool.

(8)  See "The Series 2006-C4 Pooling and Servicing
     Agreement--Advances" in this offering prospectus for a more detailed discussion regarding reimbursement of, and payment of interest on, advances.

(9)  In the case of the ShopKo Portfolio Loan Combination,
     interest on servicing advances will generally be paid: first, to the maximum extent permitted under the ShopKo Portfolio
     Co-Lender Agreement, out of any amounts received on the
     ShopKo Portfolio Loan Combination as Default Interest and
     late payment charges; second, to the maximum extent permitted under the ShopKo Portfolio Co-Lender Agreement, out of any other amounts collected on the ShopKo Portfolio Loan
     Combination; and, third, out of general collections on the mortgage pool.

(10) If and to the extent related or allocable to the ShopKo
     Portfolio Loan Combination, the subject amount will be
     payable out of collections on that loan combination and, if and to the extent not solely attributable to one or more
     ShopKo Portfolio Non-Trust Loans, will also be payable out of general collections on the mortgage pool if collections on that loan combination are insufficient therefor.

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(11) In general, none of the above specified persons will be entitled to indemnification for (a) any liability specifically required to be borne thereby pursuant to the terms of the series 2006-C4 pooling and servicing agreement, or (b) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of, or the negligent disregard of, such party's obligations and duties under the series 2006-C4 pooling and servicing agreement, or as may arise from a breach of any representation or warranty of such party made in the series
     2006-C4 pooling and servicing agreement, or (c) any loss, liability or expense that constitutes an advance the reimbursement of which has otherwise been provided for under the series 2006-C4 pooling and servicing agreement, or (d) allocable overhead. For further information, see
     "Description of the Governing Documents--Rights, Protections, Indemnities
     and Immunities of the Trustee" and "--Matters Regarding the Master
     Servicer, the Special Servicer, the Manager and Us" in the accompanying base prospectus.

(12) Expenses incurred by the issuing entity in connection with the payment of the subject fee may be offset by Default Interest and late payment charges received on the related underlying mortgage loan.

REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

     Certificateholder Reports. Based solely on historical information provided on a one-time basis by the respective mortgage loan sellers and information provided in monthly reports prepared by the master servicer and the special servicer, and in any event delivered to the trustee, the trustee will be required to provide or otherwise make available as described under
"--Information Available Electronically" below, on each distribution date, to each registered holder of an offered certificate and, upon request, to each beneficial owner of an offered certificate held in book-entry form that is identified to the reasonable satisfaction of the trustee, a distribution date statement substantially in the form of Annex D to this offering prospectus.

     Monthly, the special servicer will deliver or cause to be delivered to the master servicer the following reports with respect to the specially serviced mortgage loans and any REO Properties in the trust fund, providing the required information (as of the end of the preceding calendar month): (i) a CMSA property file; (ii) a CMSA comparative financial status report; (iii) a CMSA financial file; (iv) a CMSA historical liquidation report; (v) a CMSA historical loan modification and corrected mortgage loan report; (vi) a CMSA REO status report;
(vii) a CMSA loan level reserve/LOC report; and (viii) a CMSA delinquent loan status report.

     Monthly, the master servicer will be required to furnish to the trustee the
CMSA loan periodic update file providing the required information for the mortgage loans as of the related determination date.

     Monthly (beginning in August 2006), the master servicer will be required to deliver or cause to be delivered to the trustee (in electronic format acceptable to the master servicer and the trustee) the following reports with respect to the mortgage pool: (A) the most recent CMSA historical loan modification and corrected mortgage loan report, CMSA historical liquidation report and CMSA REO status report received from the special servicer; (B) a CMSA property file, a
CMSA comparative financial status report and a CMSA financial file, each with the required information as of the end of the preceding calendar month (in each case combining the reports prepared by the special servicer and the master servicer); (C) a CMSA loan level reserve/LOC report, a CMSA delinquent loan status report and a CMSA advance recovery report, each with the required information as of such determination date (in each case combining the reports prepared by the special servicer and the master servicer); and (D) a CMSA servicer watch list with the required information as of such determination date.

     The master servicer will be entitled, absent manifest error, to conclusively rely on the reports to be provided by the special servicer as described above. The trustee will be entitled, absent manifest error, to conclusively rely on the CMSA loan periodic update file to be provided by the master servicer. In the case of information or reports to be furnished by the master servicer to the trustee, to the extent that such information is based on reports to be provided by the special servicer and to the extent that such reports are to be prepared and delivered by the special servicer, the master servicer will have no obligation to provide such information or reports until it has received such information or reports from the special servicer, and the master servicer will not be in default due to a delay in providing the reports to the extent caused by the special servicer's failure to timely provide any report.

                                       190

     In addition, the special servicer with respect to each specially serviced mortgage loan and REO Property, and the master servicer with respect to each non-specially serviced mortgage loan, will each prepare or, if previously prepared, update an operating statement analysis report for the related mortgaged real property or REO Property, as the case may be. Subject to the conditions set forth in the last paragraph under "--Reports to
Certificateholders; Available Information--Other Information" below, the master servicer and the special servicer will make available to the trustee, the series
2006-C4 controlling class representative, any certificateholder, certificate owner or prospective certificateholder or certificate owner (or licensed or registered investment adviser representing such person), in each case upon request, all of the operating statement analysis reports so prepared or updated;
provided, that if the requesting party is a certificateholder, certificate owner or prospective certificateholder or certificate owner (or licensed or registered investment adviser representing such person), the master servicer or the special servicer, as the case may be, will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing any copies.
See "The Series 2006-C4 Pooling and Servicing Agreement--Inspections; Collection
of Operating Information" in this offering prospectus.

     Each CMSA file or report will be substantially in the form of, and contain the information called for in, the downloadable form of that file or report available as of the date of the initial issuance of the series 2006-C4 certificates on the CMSA website, currently located at www.cmbs.org, or in such other form for the presentation of that information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage-backed securities transactions generally.

     Book-Entry Certificates. If you hold your offered certificates in book-entry form through DTC, you may obtain direct access to the monthly reports of the trustee as if you were a registered certificateholder, provided that you deliver a written certification to the trustee confirming your beneficial ownership in the offered certificates. Otherwise, until definitive certificates are issued with respect to your offered certificates, the information contained in those monthly reports will be available to you only to the extent that it is made available through DTC and the DTC participants or is available on the trustee's internet website. Conveyance of notices and other communications by
DTC to the DTC participants, and by the DTC participants to beneficial owners of the offered certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. We, the master servicer, the special servicer, the trustee and the series
2006-C4 certificate registrar are required to recognize as certificateholders only those persons in whose names the series 2006-C4 certificates are registered on the books and records of the certificate registrar.

     Information Available Electronically. On each distribution date, the trustee will make available to Privileged Persons via its internet website, which is currently located at "www.etrustee.net", (i) the monthly distribution date statement, (ii) the CMSA loan periodic update file, CMSA loan setup file,
CMSA bond file and CMSA collateral summary file, (iii) the Unrestricted Servicer
Reports, (iv) as a convenience for Privileged Persons (and not in furtherance of the distribution thereof under the securities laws), the related prospectus supplement, the accompanying base prospectus and the series 2006-C4 pooling and servicing agreement, and (v) any other items at the request of the Depositor. In addition, on or prior to each distribution date, the trustee will make available via its internet website, on a restricted basis, (i) the Restricted Servicer
Reports, (ii) the CMSA property file and (iii) any other items at the request of the Depositor. The trustee will provide access to such restricted reports, upon request, to each Privileged Person.

     The trustee will not be obligated to make any representation or warranty as to the accuracy or completeness of any report, document or other information made available on its internet website and will assume no responsibility therefor. In addition, the trustee may disclaim responsibility for any information distributed by the trustee for which it is not the original source.

     The annual reports on Form 10-K, the distribution reports on Form 10-D, the current reports on Form 8-K and amendments to those reports filed or furnished with respect to the issuing entity pursuant to section 13(a) or 15(d) of the
Exchange Act (to the extent filed by or furnished to the trustee) will be made available on the website

                                       191

of the trustee as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. See "Description of the
Certificates--Incorporation of Certain Documents by Reference; Reports Filed
with the SEC" in the accompanying base prospectus.

     The trustee will provide to each person, including any beneficial owner, to whom the accompanying base prospectus is delivered in connection with any offered certificates, free of charge upon written request, a copy of any and all of the information (in its possession or delivered by us to the trustee) that is incorporated by reference in the accompanying base prospectus but not delivered with the accompanying base prospectus. Such information will be delivered electronically by the trustee. Requests for this information should be made to the trustee at its corporate trust office.

     In connection with providing access to its internet website, the trustee may require registration and the acceptance of a disclaimer. The trustee will not be liable for the dissemination of information in accordance with, and in compliance with the terms of, the series 2006-C4 pooling and servicing agreement.

     The master servicer and the special servicer may each, but neither is required to, make available on or prior to the distribution date in each month to any interested party via its internet website (i) the monthly distribution date statement, (ii) as a convenience for interested parties (and not in furtherance of the distribution thereof under the securities laws), the series
2006-C4 pooling and servicing agreement, the accompanying base prospectus and the related prospectus supplement and (iii) any other items at our request. In addition, the master servicer and the special servicer may each, but neither is required to, make available each month via its internet website (i) to any interested party, the Unrestricted Servicer Reports, the CMSA loan setup file and the CMSA loan periodic update file, and (ii) to any Privileged Person, with the use of a password provided by the master servicer, the Restricted Servicer
Reports, the CMSA financial file and the CMSA property file. Any Restricted
Servicer Report or Unrestricted Servicer Report that is not available on the master servicer's internet website as described in the immediately preceding sentence by 5:00 p.m. (New York City time) on the related distribution date, will be provided (in electronic format, or if electronic mail is unavailable, by facsimile) by the master servicer, upon request, to any person otherwise entitled to access such report on the master servicer's internet website.

     In connection with providing access to the master servicer's or the special servicer's internet website, the master servicer or the special servicer, as applicable, may require registration and the acceptance of a disclaimer.

     Other Information. The series 2006-C4 pooling and servicing agreement will obligate the master servicer (with respect to the items listed in clauses 1, 2
(other than monthly distribution date statements, the related prospectus supplement and the accompanying base prospectus), 3, 5, 6, 8, 9 and 10), the special servicer (with respect to the items in clauses 3, 7, 8 (with respect to specially serviced mortgage loans), 9 and 10) and the trustee (with respect to the items in clauses 2, 3, 4 and 9 below and to the extent any other items are in its possession) to make available at their respective offices, upon ten days'
prior written request and during normal business hours, for review by any holder or beneficial owner of an offered certificate or any person identified to the master servicer, the special servicer or the trustee, as the case may be, as a prospective transferee of an offered certificate or any interest in an offered certificate (or a licensed or registered investment adviser representing a prospective purchaser), originals or copies of, among other things, the following items:

     1.   the series 2006-C4 pooling and servicing agreement, including exhibits, and any amendments to the series 2006-C4 pooling and servicing agreement;

     2.   the related prospectus supplement and the accompanying base prospectus, all monthly distribution date statements delivered, or otherwise electronically made available, to series 2006-C4 certificateholders since the date of initial issuance of the offered certificates, and all reports, statements and analyses delivered, as described under the heading "--Reports to

                                       192

          Certificateholders; Available Information--Certificateholder Reports"
          above, by the master servicer since the date of initial issuance of the offered certificates;

     3.   all statements of compliance delivered to the trustee by the master servicer and/or the special servicer (in the case of the master servicer and the special servicer, only with respect to statements of compliance delivered by that party) since the Issue Date, as described under "The Series 2006-C4 Pooling and Servicing Agreement--Evidence as
          to Compliance" in this offering prospectus;

     4.   all assessment of compliance reports and attestation reports delivered to the trustee with respect to the master servicer and/or the special servicer since the date of initial issuance of the offered certificates, as described under "The Series 2006-C4 Pooling and
          Servicing Agreement--Evidence as to Compliance" in this offering prospectus;

     5.   the most recent inspection report with respect to each mortgaged real property for an underlying mortgage loan prepared by the master servicer or received by the master servicer from the special servicer and any environmental assessments prepared, in each case as described under "The Series 2006-C4 Pooling and Servicing
          Agreement--Inspections; Collection of Operating Information" in this offering prospectus;

     6.   the most recent annual operating statement and rent roll for each mortgaged real property for an underlying mortgage loan collected or otherwise received by the master servicer as described under "The
          Series 2006-C4 Pooling and Servicing Agreement--Inspections;
          Collection of Operating Information" in this offering prospectus;

     7.   any and all modifications, waivers and amendments of the terms of an underlying mortgage loan entered into by the special servicer and the asset status report prepared pursuant the series 2006-C4 pooling and servicing agreement;

     8.   all of the servicing files with respect to the underlying mortgage loans (exclusive of any items therein that may not be disclosed by reason of contract or applicable law);

     9.   any and all officers' certificates and other evidence delivered by the master servicer or the special servicer, as the case may be (and only with respect to officer's certificates delivered by that party), to support its determination that any advance was, or if made, would be, a Nonrecoverable Advance, including appraisals affixed thereto and any required appraisal; and

     10.  all CMSA operating statement analyses and CMSA NOI adjustment worksheets maintained by the master servicer or the special servicer
          (and only with respect to those items maintained by that party).

Copies of any and all of the foregoing items will be available from the master servicer, the special servicer or the trustee, as the case may be, upon request.
However, the master servicer, the special servicer or the trustee, as the case may be, will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing the copies, unless the party requesting such copies is any of the rating agencies.

     In connection with providing access to or copies of the items described above, the trustee, the master servicer or the special servicer, as applicable, may require:

     o    in the case of a holder of an offered certificate or a beneficial owner of an offered certificate held in book-entry form, a written confirmation executed by the requesting person or entity, in the form attached to the series 2006-C4 pooling and servicing agreement or otherwise reasonably

                                       193

          acceptable to the trustee, the master servicer or the special servicer, as applicable, generally to the effect that the person or entity is a holder or beneficial owner of offered certificates and will keep the information confidential; and

     o    in the case of a prospective purchaser of an offered certificate or any interest in that offered certificate (or a licensed or registered investment adviser representing a prospective purchaser), confirmation executed by the requesting person or entity, in the form attached to the series 2006-C4 pooling and servicing agreement or otherwise reasonably acceptable to the trustee, the master servicer or the special servicer, as applicable, generally to the effect that the person or entity is a prospective purchaser of offered certificates or an interest in offered certificates (or a licensed or registered investment adviser representing a prospective purchaser), is requesting the information for use in evaluating a possible investment in the offered certificates and will otherwise keep the information confidential.

     In addition, any holder of an offered certificate will be deemed, by virtue of its acceptance of that certificate, to keep confidential any information received by it from the trustee, the master servicer or the special servicer as described above.

VOTING RIGHTS

     The voting rights for the series 2006-C4 certificates will be allocated among the respective classes of those certificates as follows:

     o    96.0% of the voting rights will be allocated among the holders of the various classes of series 2006-C4 certificates that have principal balances, pro rata in accordance with those principal balances;

     o    4.0% of the voting rights will be allocated among the holders of the class X certificates, pro rata in accordance with their respective notional amounts; and

     o    0.0% of the voting rights will be allocated among the holders of the class R and Y certificates.

provided that, solely for the purpose of determining the voting rights of the classes of series 2006-C4 certificates specified in the first bullet, Appraisal
Reduction Amounts (determined as set forth herein) will be treated as Realized
Losses with respect to the calculation of the total principal balances of such certificates (but Appraisal Reduction Amounts will not reduce the total principal balance of any class for purposes of determining the series 2006-C4 controlling class, the series 2006-C4 controlling class representative or the
Majority Controlling Class Certificateholder).

     Voting rights allocated to a class of series 2006-C4 certificateholders will be allocated among those certificateholders in proportion to their respective percentage interests in that class.

TERMINATION

     The obligations created by the series 2006-C4 pooling and servicing agreement will terminate following the earliest of:

     1.   the final payment or advance on, or other liquidation of, the last mortgage loan or related REO Property remaining in the trust fund; and

                                       194

     2.   the purchase of all of the mortgage loans and REO Properties remaining in the trust fund by the special servicer, the Majority Controlling
          Class Certificateholder or the master servicer, in that order of preference.

     Written notice of termination of the series 2006-C4 pooling and servicing agreement will be given to each series 2006-C4 certificateholder. The final payment with respect to each series 2006-C4 certificate will be made only upon surrender and cancellation of that certificate at the office of the series
2006-C4 certificate registrar or at any other location specified in the notice of termination.

     Any purchase by the special servicer, the Majority Controlling Class
Certificateholder or the master servicer of all the mortgage loans and REO
Properties remaining in the trust fund is required to be made at a price equal to:

     o    the sum of--

          1.   the total Stated Principal Balance of all the mortgage loans then included in the trust fund, other than any mortgage loans as to which the mortgaged real properties have become REO Properties, together with--

               (a)  all unpaid and unadvanced interest, other than Default
                    Interest and Post-ARD Additional Interest, on those mortgage loans up to, but not including their respective due dates in the related collection period, and

               (b)  all unreimbursed advances for those mortgage loans, together with any interest on those advances owing to the parties
                    that made them, and

          2.   the appraised value of all REO Properties then included in the trust fund, as determined by an appraiser selected by the master servicer and approved by the trustee; minus

     o    if the purchaser is the master servicer or the special servicer, the aggregate amount of unreimbursed advances made by that servicer, together with any interest accrued and payable to that servicer in respect of unreimbursed advances in accordance with the series 2006-C4 pooling and servicing agreement and any unpaid master servicing fees or special servicing fees, as applicable, remaining outstanding (which items shall be deemed to have been paid or reimbursed to the master servicer or the special servicer, as the case may be, in connection with such purchase).

     That purchase will result in early retirement of the then outstanding series 2006-C4 certificates. However, the right of the special servicer, the
Majority Controlling Class Certificateholder or the master servicer to make the purchase is subject to the requirement that the total Stated Principal Balance of the mortgage pool, be less than 1.0% of the initial total principal balance of all the series 2006-C4 certificates. The termination price, exclusive of any portion of the termination price payable or reimbursable to any person other than the series 2006-C4 certificateholders, will constitute part of the Total
Available P&I Funds for the final distribution date.

     In addition, following the date on which the total principal balance of the class A-1, A-2, A-SB, A-3, A-1A, A-M, A-J, B, C, D, E, F, G and H certificates are reduced to zero, the issuing entity may also be terminated, with the consent of 100 percent of the remaining series 2006-C4 certificateholders and subject to such additional conditions as may be set forth in the series 2006-C4 pooling and servicing agreement, in connection with the exchange of all the remaining series
2006-C4 certificates for all the mortgage loans and foreclosure properties held by the issuing entity at the time of the exchange.

                                       195

                        YIELD AND MATURITY CONSIDERATIONS

YIELD CONSIDERATIONS

     General. The yield on any offered certificate will depend on:

     o    the price at which the certificate is purchased by an investor, and

     o    the rate, timing and amount of payments on the certificate.

     The rate, timing and amount of payments on any offered certificate will in turn depend on, among other things,

     o    the pass-through rate for the certificate, which will be fixed or variable, as described in this offering prospectus,

     o    the rate and timing of principal payments, including principal prepayments, and other principal collections on the underlying mortgage loans and the extent to which those amounts are to be applied or otherwise result in reduction of the principal balance of the certificate,

     o    the rate, timing and severity of Realized Losses and Additional Trust
          Fund Expenses and the extent to which those losses and expenses result in the reduction of the principal balance of, or the total payments on, the certificate, and

     o    the timing and severity of any Net Aggregate Prepayment Interest
          Shortfalls and the extent to which those shortfalls result in the reduction of the interest payments on the certificate.

     See "Description of the Offered Certificates--Payments--Calculation of
Pass-Through Rates" and "Description of the Mortgage Pool" in this offering prospectus and "--Rate and Timing of Principal Payments" below.

     Pass-Through Rates. If the pass-through rate applicable to any class of offered certificates is equal to, based upon or limited by the Weighted Average
Pool Pass-Through Rate from time to time, then the yield on those offered certificates could be sensitive to changes in the relative composition of the mortgage pool as a result of scheduled amortization, voluntary prepayments and liquidations of the underlying mortgage loans following default.

     See "Description of the Offered Certificates--Payments--Calculation of
Pass-Through Rates" and "Description of the Mortgage Pool" in this offering prospectus and "--Rate and Timing of Principal Payments" below.

     Rate and Timing of Principal Payments. The yield to maturity of any offered certificates purchased at a discount or a premium will be affected by, the rate and timing of principal payments made in a reduction of the principal balances of those certificates. In turn, the rate and timing of principal payments that are applied or otherwise result in reduction of the principal balance of any offered certificate will be directly related to the rate and timing of principal payments on or with respect to the underlying mortgage loans. Finally, the rate and timing of principal payments on or with respect to the underlying mortgage loans will be affected by their amortization schedules, the dates on which balloon payments are due and the rate and timing of principal prepayments and other unscheduled collections on them, including for this purpose, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged real properties, or purchases or other removals of underlying mortgage loans from the trust.

                                      196

     Prepayments and other early liquidations of the underlying mortgage loans will result in payments on the series 2006-C4 certificates of amounts that would otherwise be paid over the remaining terms of the mortgage loans. This will tend to shorten the weighted average lives of the offered certificates. Defaults on the underlying mortgage loans, particularly at or near their maturity dates, may result in significant delays in payments of principal on the underlying mortgage loans and, accordingly, on the series 2006-C4 certificates, while work-outs are negotiated or foreclosures are completed. These delays will tend to lengthen the weighted average lives of the offered certificates. In addition, the ability of a borrower under an ARD Loan, to repay that loan on the related anticipated repayment date will generally depend on its ability to either refinance the mortgage loan or sell the corresponding mortgaged real property. Also, a borrower under an ARD Loan may have little incentive to repay its mortgage loan on the related anticipated repayment date if then prevailing interest rates are relatively high. Accordingly, there can be no assurance that any ARD Loan included in the trust fund will be paid in full on its anticipated repayment date.

     The extent to which the yield to maturity on any offered certificate may vary from the anticipated yield will depend upon the degree to which the certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the underlying mortgage loans are in turn paid or otherwise result in a reduction of the principal balance of the certificate. If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

     In the event that prepayments and other early liquidations occur with respect to underlying mortgage loans that have relatively high net mortgage interest rates, the Weighted Average Pool Pass-Through Rate would decline, which could, in turn, adversely affect the yield on any offered certificate with a variable or capped pass-through rate.

     Because the rate of principal payments on or with respect to the underlying mortgage loans will depend on future events and a variety of factors, no assurance can be given as to that rate or the rate of principal prepayments in particular.

     Even if they are collected and payable on your offered certificates, prepayment premiums and yield maintenance charges may not be sufficient to offset fully any loss in yield on your offered certificates attributable to the related prepayments of the underlying mortgage loans.

     Delinquencies and Defaults on the Mortgage Loans. The rate and timing of delinquencies and defaults on the underlying mortgage loans will affect the amount of payments on your offered certificates, the yield to maturity of your offered certificates, the rate of principal payments on your offered certificates and the weighted average life of your offered certificates.
Delinquencies on the underlying mortgage loans, unless covered by monthly debt service advances, may result in shortfalls in payments of interest and/or principal on your offered certificates for the current month.

                                       197

     If--

     o    you calculate the anticipated yield to maturity for your offered certificates based on an assumed rate of default and amount of losses on the underlying mortgage loans that is lower than the default rate and amount of losses actually experienced, and

     o    the additional losses result in a reduction of the total payments on or the principal balance of your offered certificates,

then your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative.

     The timing of any loss on a liquidated mortgage loan that results in a reduction of the total payments on or the principal balance of your offered certificates will also affect your actual yield to maturity, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier your loss occurs, the greater the effect on your yield to maturity.

     Even if losses on the underlying mortgage loans do not result in a reduction of the total payments on or the principal balance of your offered certificates, the losses may still affect the timing of payments on, and the weighted average life and/or yield to maturity of, your offered certificates.

     In addition, if the master servicer or the trustee reimburses itself out of general collections on the mortgage pool for any advance that it has determined is not recoverable out of collections on the related underlying mortgage loan, then that advance (together with accrued interest thereon) will be deemed, to the fullest extent permitted, to be reimbursed out of payments and other collections of principal on the underlying mortgage loans otherwise distributable on the series 2006-C4 certificates, prior to being deemed reimbursed out of payments and other collections of interest on the underlying mortgage loans otherwise distributable on the series 2006-C4 certificates. As a result, the Total Principal Distribution Amount for the corresponding distribution date would be reduced, to not less than zero, by the amount of any such reimbursement. Accordingly, any such reimbursement would have the effect of reducing current payments of principal to any holders of the offered certificates otherwise entitled thereto.

     The Effect of Loan Groups. The mortgage pool has been divided into two loan groups for purposes of calculating distributions on certain classes of the offered certificates. As a result, the holders of the class A-1, A-2, A-SB and
A-3 certificates will be very affected by the rate, timing and amount of payments and other collections of principal on, and by delinquencies and defaults on, the mortgage loans in loan group no. 1 and, in the absence of significant losses on the mortgage pool, should be largely unaffected by the rate, timing and amount of payments and other collections of principal on, and by delinquencies and defaults on, the mortgage loans in loan group no. 2. In addition, the holders of the class A-1A certificates will be very affected by the rate, timing and amount of payments and other collections of principal on, and by delinquencies and defaults on, the mortgage loans in loan group no. 2 and, prior to the retirement of the class A-1, A-2, A-SB and A-3 certificates, in the absence of significant losses on the mortgage pool, should be largely unaffected by the rate, timing and amount of payments and other collections of principal on, and by delinquencies and defaults on, the mortgage loans in loan group no. 1. Investors should take this into account when reviewing this "Yield and Maturity Considerations" section.

     Relevant Factors. The following factors, among others, will affect the rate and timing of principal payments and defaults and the severity of losses on or with respect to the mortgage loans included in the trust fund:

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     o    prevailing interest rates;

     o    the terms of the mortgage loans, including--

          1.   provisions that require the payment of prepayment premiums and yield maintenance charges,

          2.   provisions that impose prepayment lock-out periods, and

          3.   amortization terms that require balloon payments;

     o    the demographics and relative economic vitality of the areas in which the related mortgaged real properties are located;

     o    the general supply and demand for commercial and multifamily rental space of the type available at the related mortgaged real properties in the areas in which those properties are located;

     o    the quality of management of the mortgaged real properties;

     o    the servicing of the mortgage loans;

     o    possible changes in tax laws; and

     o    other opportunities for investment.

     See "Risk Factors," "Description of the Mortgage Pool" and "The Series
2006-C4 Pooling and Servicing Agreement" in this offering prospectus and
"Description of the Governing Documents" and "Yield and Maturity Considerations"
in the accompanying base prospectus.

     The rate of prepayment on the mortgage loans included in the trust fund is likely to be affected by prevailing market interest rates for real estate loans of a comparable type, term and risk level. When the prevailing market interest rate is below the annual rate at which a mortgage loan accrues interest, the related borrower may have an increased incentive to refinance the mortgage loan.
Conversely, to the extent prevailing market interest rates exceed the annual rate at which a mortgage loan accrues interest, the related borrower may be less likely to voluntarily prepay the mortgage loan. Assuming prevailing market interest rates exceed the revised mortgage interest rate at which an ARD Loan accrues interest following its anticipated repayment date, the primary incentive for the related borrower to prepay the mortgage loan on or before its anticipated repayment date is to give the borrower access to excess cash flow, all of which, net of the minimum required debt service, approved property expenses and any required reserves, must be applied to pay down principal of the mortgage loan. Accordingly, there can be no assurance that any ARD Loan in the trust fund will be prepaid on or before its anticipated repayment date or on any other date prior to maturity.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some underlying borrowers may sell their mortgaged real properties in order to realize their equity in those properties, to meet cash flow needs or to make other investments. In addition, some underlying borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their mortgaged real properties prior to the exhaustion of tax depreciation benefits.

     A number of the underlying borrowers are partnerships. The bankruptcy of the general partner in a partnership may result in the dissolution of the partnership. The dissolution of a borrower partnership, the

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winding-up of its affairs and the distribution of its assets could result in an acceleration of its payment obligations under the related mortgage loan.

     We make no representation or warranty regarding:

     o    the particular factors that will affect the rate and timing of prepayments and defaults on the underlying mortgage loans;

     o    the relative importance of those factors;

     o    the percentage of the total principal balance of the underlying mortgage loans that will be prepaid or as to which a default will have occurred as of any particular date; or

     o    the overall rate of prepayment or default on the underlying mortgage loans.

     Unpaid Interest. If the portion of the Total Available P&I Funds payable with respect to interest on any class of offered certificates on any distribution date is less than the total amount of interest then payable for that class, the shortfall will be payable to the holders of those certificates on subsequent distribution dates, subject to the Total Available P&I Funds on those subsequent distribution dates and the priority of payments described under
"Description of the Offered Certificates--Payments--Priority of Payments" in
this offering prospectus. That shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity of that class of offered certificates for so long as it is outstanding.

     Delay in Payments. Because monthly payments will not be made on the offered certificates until several days after the due dates for the underlying mortgage loans during the related collection period, your effective yield will be lower than the yield that would otherwise be produced by your pass-through rate and purchase price, assuming that purchase price did not account for a delay.

PREPAYMENT MODELS

     Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this offering prospectus is the Constant Prepayment
Rate or CPR model. The CPR model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then outstanding principal balance of the subject mortgage loan(s). The CPR model does not purport to be either an historical description of the prepayment experience of any pool of loans or a prediction of the anticipated rate of prepayment of any pool of loans. We do not make any representations about the appropriateness of the CPR model.

WEIGHTED AVERAGE LIVES

     The weighted average life of any offered certificate with a principal balance refers to the average amount of time that will elapse from the Issue
Date until each dollar to be applied in reduction of the principal balance of that certificate is distributed to the investor. For purposes of this offering prospectus, the weighted average life of any offered certificate with a principal balance is determined as follows:

     o    multiply the amount of each principal payment on the certificate by the number of years from the assumed settlement date to the related distribution date;

     o    sum the results; and

     o    divide the sum by the total amount of the reductions in the principal balance of the certificate.

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     Accordingly, the weighted average life of any offered certificate with a principal balance will be influenced by, among other things, the rate at which principal of the underlying mortgage loans is paid or otherwise collected or advanced and the extent to which those payments, collections and/or advances of principal are in turn applied in reduction of the principal balance of that certificate.

     As described in this offering prospectus, the Total Principal Distribution
Amount for each distribution date will be payable first with respect to the class A-1, A-2, A-SB, A-3 and/or A-1A certificates (allocated among those classes as described under "Description of the Offered
Certificates--Payments--Payments of Principal" and "--Payments--Priority of
Payments" in this offering prospectus), until the total principal balances of those classes are reduced to zero and will thereafter be distributable entirely with respect to the other classes of offered certificates, sequentially based upon their relative seniority, in each case until the related principal balance is reduced to zero. Because of the order in which the Total Principal
Distribution Amount is applied, the weighted average lives of some classes of offered certificates may be shorter, and the weighted average lives of the other classes of offered certificates may be longer, than would otherwise be the case if the principal payment amount for each distribution date was being paid on a pro rata basis among the respective classes of series 2006-C4 certificates with principal balances.

     The tables set forth in Annex C show with respect to each class of offered certificates--

     o    the weighted average life of that class, and

     o    the percentage of the initial total principal balance of that class that would be outstanding after each of the specified dates, based upon each of the indicated levels of CPR and the Maturity Assumptions.

     We make no representation that--

     o    the mortgage loans (or any particular group of underlying mortgage loans) in the trust fund will prepay in accordance with the assumptions set forth in this offering prospectus at any of the CPRs shown or at any other particular prepayment rate,

     o    all the mortgage loans (or any particular group of underlying mortgage loans) in the trust fund will prepay in accordance with the assumptions set forth in this offering prospectus at the same rate, or

     o    mortgage loans in the trust fund that are in a lock-out/defeasance period, a yield maintenance period or declining premium period will not prepay as a result of involuntary liquidations upon default or otherwise.

                                LEGAL PROCEEDINGS

     There are no legal proceedings pending against us, the sponsors, the trustee, the issuing entity, the master servicer or the special servicer, or to which any property of the foregoing parties are subject, that is material to the series 2006-C4 certificateholders, nor do we have actual knowledge of any proceedings of this type contemplated by governmental authorities.

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                                 USE OF PROCEEDS

     Substantially all of the proceeds from the sale of the offered certificates will be used by us to--

     o    purchase the mortgage loans that we will include in the issuing entity, and

     o    pay expenses incurred in connection with the issuance of the series
          2006-C4 certificates.

                         FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     Upon the issuance of the offered certificates, Sidley Austin LLP, our counsel, will deliver its opinion generally to the effect that, assuming compliance with the series 2006-C4 pooling and servicing agreement, and subject to any other assumptions set forth in the opinion, each of REMIC I and REMIC II will qualify as a REMIC under the Internal Revenue Code.

     The assets of REMIC I will generally include--

     o    the underlying mortgage loans,

     o    any REO Properties acquired on behalf of the series 2006-C4 certificateholders,

     o    the master servicer's collection account and (exclusive of amounts on deposit therein allocable to the related Non-Trust Loan(s)) Loan
          Combination-specific custodial accounts,

     o    the special servicer's REO account, and

     o    the trustee's distribution account and interest reserve account.

     For federal income tax purposes,

     o    the separate non-certificated regular interests in REMIC I will be the regular interests in REMIC I and will be the assets of REMIC II;

     o    the class A-1, A-2, A-SB, A-3, A-1A, X, A-M, A-J, B, C, D, E, F, G, H,
          J, K, L, M, N, O and P certificates will evidence the regular interests in, and will generally be treated as debt obligations of,
          REMIC II;

     o    the class R certificates will evidence the sole class of residual interests in each of REMIC I and REMIC II; and

     o    the class Y certificates will evidence 100% of the beneficial ownership of the grantor trust consisting of any Post-ARD Additional
          Interest collected on any ARD Loan.

     For federal income tax purposes, each of the class X certificates will evidence multiple regular interests in REMIC II.

                                       202

DISCOUNT AND PREMIUM

     For federal income tax reporting purposes, one or more classes of the offered certificates may be issued with more than a de minimis amount of original issue discount. If you own an offered certificate issued with original issue discount, you may have to report original issue discount income and be subject to a tax on this income before you receive a corresponding cash payment.

     The IRS has issued regulations under sections 1271 to 1275 of the Internal
Revenue Code generally addressing the treatment of debt instruments issued with original issue discount. Section 1272(a)(6) of the Internal Revenue Code provides for special rules applicable to the accrual of original issue discount on, among other things, REMIC regular certificates. The Treasury Department has not issued regulations under that section. You should be aware, however, that the regulations issued under sections 1271 to 1275 of the Internal Revenue Code and section 1272(a)(6) of the Internal Revenue Code do not adequately address all issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. We recommend that you consult with your own tax advisor concerning the tax treatment of your offered certificates.

     If the method for computing original issue discount described in the accompanying base prospectus results in a negative amount for any period with respect to any holder of offered certificates, the amount of original issue discount allocable to such period would be zero.

     Some of the offered certificates may be treated for U.S. federal income tax purposes as having been issued at a premium. Whether any holder of an interest in these offered certificates will be treated as holding a certificate with amortizable bond premium will depend on the certificateholder's purchase price and the payments remaining to be made on the certificate at the time of its acquisition by the certificateholder. If you acquire an interest in any offered certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium.
See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC
Regular Certificates--Premium" in the accompanying base prospectus.

     When determining the rate of accrual of original issue discount, market discount and premium, if any, with respect to the series 2006-C4 certificates for federal income tax purposes, the prepayment assumption will be that, subsequent to the date of any determination--

     o    the ARD Loans in the trust fund will be paid in full on their respective anticipated repayment dates,

     o    no mortgage loan in the trust fund will otherwise be prepaid prior to maturity, and

     o    there will be no extension of maturity for any mortgage loan in the trust fund.

     However, no representation is made as to the actual rate at which the mortgage loans in the trust fund will prepay, if at all. See "Federal Income Tax
Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates" in the
accompanying base prospectus.

PREPAYMENT CONSIDERATION

     Prepayment premiums and yield maintenance charges actually collected on the underlying mortgage loans will be paid on certain classes of the offered certificates as and to the extent described under "Description of the Offered
Certificates--Payments--Payments of Prepayment Premiums and Yield Maintenance
Charges" in this offering prospectus. It is not entirely clear under the
Internal Revenue Code when the amount of a prepayment premium or yield maintenance charge should be taxed to the holder of a class of offered certificates entitled to that amount. For federal income tax reporting purposes, the tax administrator will report prepayment premiums

                                       203

or yield maintenance charges as income to the holders of a class of offered certificates entitled thereto only after the master servicer's actual receipt of those amounts. The IRS may nevertheless seek to require that an assumed amount of prepayment premiums and yield maintenance charges be included in payments projected to be made on the applicable offered certificates and that the taxable income be reported based on the projected constant yield to maturity of those offered certificates. Therefore, the projected prepayment premiums and yield maintenance charges would be included prior to their actual receipt by holders of the applicable offered certificates. If the projected prepayment premiums and yield maintenance charges were not actually received, presumably the holder of an offered certificate would be allowed to claim a deduction or reduction in gross income at the time the unpaid prepayment premiums and yield maintenance charges had been projected to be received. Moreover, it appears that prepayment premiums and yield maintenance charges are to be treated as ordinary income rather than capital gain. However, the correct characterization of the income is not entirely clear. We recommend you consult your own tax advisors concerning the treatment of prepayment premiums and yield maintenance charges.

CHARACTERIZATION OF INVESTMENTS IN OFFERED CERTIFICATES

     Except to the extent noted below, the offered certificates will be "real estate assets" within the meaning of section 856(c)(5)(B) of the Internal
Revenue Code in the same proportion that the assets of the issuing entity would be so treated. In addition, interest, including original issue discount, if any, on the offered certificates will be interest described in section 856(c)(3)(B)
of the Internal Revenue Code to the extent that those certificates are treated as "real estate assets" within the meaning of section 856(c)(5)(B) of the
Internal Revenue Code.

     Most of the mortgage loans to be included in the trust fund are not secured by real estate used for residential or other purposes prescribed in section
7701(a)(19)(C) of the Internal Revenue Code. Consequently, it appears that the offered certificates will be treated as assets qualifying under that section to only a limited extent. Accordingly, investment in the offered certificates may not be suitable for a thrift institution seeking to be treated as a "domestic building and loan association" under section 7701(a)(19)(C) of the Internal
Revenue Code. The offered certificates will be treated as "qualified mortgages"
for another REMIC under section 860G(a)(3)(C) of the Internal Revenue Code.

     To the extent an offered certificate represents ownership of an interest in a mortgage loan that is secured in part by the related borrower's interest in a bank account or reserve fund, that mortgage loan is not secured solely by real estate. Therefore:

     o    a portion of that certificate may not represent ownership of "loans secured by an interest in real property" or other assets described in section 7701(a)(19)(C) of the Internal Revenue Code;

     o    a portion of that certificate may not represent ownership of "real estate assets" under section 856(c)(5)(B) of the Internal Revenue
          Code; and

     o    the interest on that certificate may not constitute "interest on obligations secured by mortgages on real property" within the meaning of section 856(c)(3)(B) of the Internal Revenue Code.

     In addition, most of the mortgage loans that we intend to include in the trust fund contain defeasance provisions under which the lender may release its lien on the collateral securing the mortgage loan in return for the borrower's pledge of substitute collateral in the form of Government Securities. Generally, under the Treasury regulations, if a REMIC releases its lien on real property that secures a qualified mortgage, that mortgage ceases to be a qualified mortgage on the date the lien is released unless certain conditions are satisfied. In order for the mortgage loan to remain a qualified mortgage, the
Treasury regulations require that--

     (1)  the borrower pledges substitute collateral that consist solely of
          Government Securities;

                                       204

     (2)  the mortgage loan documents allow that substitution;

     (3)  the lien is released to facilitate the disposition of the property or any other customary commercial transaction, and not as part of an arrangement to collateralize a REMIC offering with obligations that are not real estate mortgages; and

     (4)  the release is not within two years of the startup day of the REMIC.

     Following the defeasance of a mortgage loan, regardless of whether the foregoing conditions were satisfied, that mortgage loan would not be treated as a "loan secured by an interest in real property" or a "real estate asset" and interest on that loan would not constitute "interest on obligations secured by real property" for purposes of sections 7701(a)(19)(C), 856(c)(5)(B) and
856(c)(3)(B) of the Internal Revenue Code, respectively.

     See "Description of the Mortgage Pool" in this offering prospectus and
"Federal Income Tax Consequences--REMICs--Characterization of Investments in
REMIC Certificates" in the accompanying base prospectus.

PROHIBITED TRANSACTIONS TAX AND OTHER TAXES

     In the case of REO Properties directly operated by the special servicer, a tax may be imposed on any of the REMICs should the REO Properties consist primarily of hotels and income from the REO Property would be apportioned and classified as "service" or "non-service" income. The "service" portion of the income could be treated as net income from foreclosure property or net income from a prohibited transaction subject to federal tax either at the highest marginal corporate tax rate or at the 100% rate, respectively. Any tax imposed on the issuing entity's income from an REO Property would reduce the amount available for payment to the series 2006-C4 certificateholders.

     See "The Series 2006-C4 Pooling and Servicing Agreement--REO Properties" in
this offering prospectus and "Federal Income Tax
Consequences--REMICs--Prohibited Transactions Tax and Other Taxes" in the
accompanying base prospectus.

     For further information regarding the federal income tax consequences of investing in the offered certificates, see "Federal Income Tax
Consequences--REMICs" in the accompanying base prospectus.

                              ERISA CONSIDERATIONS

     If you are--

     o    a fiduciary of a Plan, or

     o    any other person investing "plan assets" of any Plan,

you are encouraged to carefully review with your legal advisors whether the purchase or holding of an offered certificate would be a "prohibited transaction" or would otherwise be impermissible under ERISA or section 4975 of the Internal Revenue Code. See "ERISA Considerations" in the accompanying base prospectus.

     If a Plan acquires a series 2006-C4 certificate, the underlying assets of the trust fund will be deemed for purposes of ERISA to be assets of the investing Plan, unless certain exceptions apply. See "ERISA Considerations--Plan
Asset Regulations" in the accompanying base prospectus. However, we cannot predict in advance, nor can there be any continuing assurance, whether those exceptions may be applicable because of the factual nature of the rules set forth in the Plan Asset Regulations. For example, one of the exceptions in the
Plan

                                       205

Asset Regulations states that the underlying assets of an entity will not be considered "plan assets" if less than 25% of the value of each class of equity interests is held by "benefit plan investors," which include Plans, as well as employee benefit plans not subject to ERISA, such as governmental plans, but this exception will be tested immediately after each acquisition of a series
2006-C4 certificate, whether upon initial issuance or in the secondary market.
Because there are no relevant restrictions on the purchase and transfer of the series 2006-C4 certificates by Plans, it cannot be assured that benefit plan investors will own less than 25% of each class of the series 2006-C4 certificates.

     If one of the exceptions in the Plan Asset Regulations applies, the prohibited transaction provisions of ERISA and the Internal Revenue Code will not apply to transactions involving the issuing entity's underlying assets.
However, if the issuing entity or any of the Exemption-Favored Parties is a
Party in Interest with respect to the Plan, the acquisition or holding of offered certificates by that Plan could result in a prohibited transaction, unless the Underwriter Exemption, as discussed below, or some other exemption is available.

     The U.S. Department of Labor issued an individual prohibited transaction exemption to a predecessor of Citigroup Global Markets Inc., which exemption is identified as Prohibited Transaction Exemption 91-14, as amended by Prohibited
Transaction Exemptions 2000-58 and 2002-41. Subject to the satisfaction of conditions set forth in the Underwriter Exemption, it generally exempts from the application of the prohibited transaction provisions of sections 406(a) and (b)
and 407(a) of ERISA, and the excise taxes imposed on these prohibited transactions under sections 4975(a) and (b) of the Internal Revenue Code, specified transactions relating to, among other things--

     o    the servicing and operation of pools of real estate loans, such as the mortgage pool, and

     o    the purchase, sale and holding of mortgage pass-through certificates, such as the offered certificates, that are underwritten by an
          Exemption-Favored Party.

     The Underwriter Exemption sets forth five general conditions which must be satisfied for a transaction involving the purchase, sale and holding of an offered certificate to be eligible for exemptive relief under the exemption. The conditions are as follows:

     o    first, the acquisition of the certificate by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

     o    second, at the time of its acquisition by the Plan, the certificate must be rated in one of the four highest generic rating categories by
          S&P, Fitch or Moody's;

     o    third, the trustee cannot be an affiliate of any other member of the
          Restricted Group (other than an underwriter);

     o    fourth, the following must be true--

          1.   the sum of all payments made to and retained by Exemption-Favored
               Parties must represent not more than reasonable compensation for underwriting the relevant class of certificates,

          2.   the sum of all payments made to and retained by us in connection with the assignment of mortgage loans to the issuing entity must represent not more than the fair market value of the obligations,
               and

                                       206

          3.   the sum of all payments made to and retained by the master servicer, the special servicer and any sub-servicer must
               represent not more than reasonable compensation for that person's services under the series 2006-C4 pooling and servicing agreement and reimbursement of that person's reasonable expenses in
               connection therewith; and

     o    fifth, the investing Plan must be an accredited investor as defined in
          Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended.

     It is a condition of their issuance that the each class of offered certificates receive an investment grade rating from each of Fitch and Moody's.
In addition, the initial trustee is not an affiliate of any other member of the
Restricted Group. Accordingly, as of the Issue Date, the second and third general conditions set forth above will be satisfied with respect to the offered certificates. A fiduciary of a Plan contemplating the purchase of an offered certificate in the secondary market must make its own determination that, at the time of the purchase, the certificate continues to satisfy the second and third general conditions set forth above. A fiduciary of a Plan contemplating the purchase of an offered certificate, whether in the initial issuance of the certificate or in the secondary market, must make its own determination that the first and fourth general conditions set forth above will be satisfied with respect to the certificate as of the date of the purchase. A Plan's authorizing fiduciary will be deemed to make a representation regarding satisfaction of the fifth general condition set forth above in connection with the purchase of an offered certificate.

     The Underwriter Exemption also requires that the issuing entity meet the following requirements:

     o    the trust fund must consist solely of assets of the type that have been included in other investment pools;

     o    certificates evidencing interests in those other investment pools must have been rated in one of the four highest generic categories of S&P,
          Fitch or Moody's for at least one year prior to the Plan's acquisition of an offered certificate; and

     o    certificates evidencing interests in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of an offered certificate.

     We believe that these requirements have been satisfied as of the date of this offering prospectus.

     If the general conditions of the Underwriter Exemption are satisfied, it may provide an exemption from the restrictions imposed by sections 406(a) and
407(a) of ERISA, as well as the excise taxes imposed by sections 4975(a) and (b)
of the Internal Revenue Code by reason of sections 4975(c)(1)(A) through (D) of the Internal Revenue Code, in connection with--

     o    the direct or indirect sale, exchange or transfer of an offered certificate acquired by a Plan upon initial issuance from us or an
          Exemption-Favored Party when we are, or a mortgage loan seller, the trustee, the master servicer, the special servicer, any sub-servicer, any provider of credit support, Exemption-Favored Party or borrower is, a Party in Interest with respect to the investing Plan,

     o    the direct or indirect acquisition or disposition in the secondary market of an offered certificate by a Plan, and

     o    the continued holding of an offered certificate by a Plan.

                                      207

     However, no exemption is provided from the restrictions of sections
406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an offered certificate on behalf of a Plan sponsored by any member of the
Restricted Group, if such acquisition or holding is by any person who has discretionary authority or renders investment advice with respect to the assets of that Plan.

     Moreover, if the general conditions of the Underwriter Exemption, as well as other conditions set forth in the Underwriter Exemption, are satisfied, it may also provide an exemption from the restrictions imposed by sections
406(b)(1) and (b)(2) of ERISA and the taxes imposed by section 4975(c)(1)(E) of the Internal Revenue Code in connection with:

     o    the direct or indirect sale, exchange or transfer of offered certificates in the initial issuance of those certificates between us or an Exemption-Favored Party and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of the assets of the Plan in those certificates is a borrower, or an affiliate of a borrower, with respect to 5.0% or less of the fair market value of the underlying mortgage loans;

     o    the direct or indirect acquisition or disposition in the secondary market of offered certificates by a Plan; and

     o    the continued holding of offered certificates by a Plan.

     Further, if the general conditions of the Underwriter Exemption, as well as other conditions set forth in the Underwriter Exemption are satisfied, it may provide an exemption from the restrictions imposed by sections 406(a), 406(b)
and 407(a) of ERISA, and the taxes imposed by sections 4975(a) and (b) of the
Internal Revenue Code by reason of section 4975(c) of the Internal Revenue Code, for transactions in connection with the servicing, management and operation of the trust fund.

     Lastly, if the general conditions of the Underwriter Exemption are satisfied, it may also provide an exemption from the restrictions imposed by sections 406(a) and 407(a) of ERISA, and the taxes imposed by sections 4975(a)
and (b) of the Internal Revenue Code, by reason of sections 4975(c)(1)(A)
through (D) of the Internal Revenue Code, if the restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing plan by virtue of--

     o    providing services to the Plan, or

     o    having a specified relationship to this person,

solely as a result of the Plan's ownership of offered certificates.

     Before purchasing an offered certificate, a fiduciary of a Plan should itself confirm that the general and other conditions set forth in the
Underwriter Exemption, and the other requirements set forth in the Underwriter
Exemption, would be satisfied at the time of the purchase.

EXEMPT PLANS

     A governmental plan as defined in section 3(32) of ERISA is not subject to
ERISA or section 4975 of the Internal Revenue Code. However, a governmental plan may be subject to a federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Internal Revenue Code. A fiduciary of a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under any similar law.

                                      208

FURTHER WARNINGS

     Any fiduciary of a Plan considering whether to purchase an offered certificate on behalf of that Plan is encouraged to consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Internal Revenue Code to the investment.

     The sale of offered certificates to a Plan is in no way a representation or warranty by us or any of the underwriters that--

     o    the investment meets all relevant legal requirements with respect to investments by Plans generally or by any particular Plan, or

     o    the investment is appropriate for Plans generally or for any particular Plan.

                                LEGAL INVESTMENT

     The offered certificates will not be mortgage related securities for purposes of SMMEA. As a result, the appropriate characterization of the offered certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase those certificates, is subject to significant interpretive uncertainties.

     Neither we nor any of the underwriters makes any representation as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions. All institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates:

     o    are legal investments for them; or

     o    are subject to investment, capital or other restrictions.

     In addition, you should take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to:

     o    prudent investor provisions;

     o    percentage-of-assets limits; and

     o    provisions which may restrict or prohibit investment in securities which are not interest bearing or income paying.

There may be other restrictions on the ability of investors, including depository institutions, either to purchase offered certificates or to purchase offered certificates representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the offered certificates are legal investments for the investors.

     See "Legal Investment" in the accompanying base prospectus.

                                      209

                             METHOD OF DISTRIBUTION

     Subject to the terms and conditions of an underwriting agreement between us and the underwriters, the underwriters will purchase from us, upon initial issuance, their respective allotments, as specified in the tables below, of the offered certificates. As specified in the tables below, not every underwriter is obligated to purchase offered certificates from us. It is expected that delivery of the offered certificates will be made to the underwriters in book-entry form through the same day funds settlement system of DTC on or about June 29, 2006, against payment therefor in immediately available funds. We will identify in a final prospectus supplement relating to the offered certificates the amount of proceeds that we will receive from the sale of the offered certificates, before deducting expenses payable by us.

             CITIGROUP GLOBAL    BARCLAY'S     PNC CAPITAL   BANC OF AMERICA   DEUTSCHE BANK
  CLASS        MARKETS INC.     CAPITAL INC.   MARKETS LLC   SECURITIES LLC    SECURITIES INC.
----------   ----------------   ------------   -----------   ---------------   ---------------

Class A-1
Class A-2
Class A-SB
Class A-3
Class A-1A
Class A-M
Class A-J
Class B
Class C
Class D

     With respect to this offering--

     o    Citigroup Global Markets Inc. is acting as co-lead manager and sole bookrunning manager; and

     o    Barclays Capital Inc. is acting as co-lead manager;

     o    PNC Capital Markets LLC, Banc of America Securities LLC and Deutsche
          Bank Securities Inc. will act as co-managers.

     Distribution of the offered certificates will be made by the underwriters from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. In the case of each underwriter, any profit on the resale of the offered certificates positioned by it may be deemed to be underwriting discounts and commissions under the Securities Act.

     The underwriters may sell the offered certificates to or through dealers, and those dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters. Depending on the facts and circumstances of the purchases, purchasers of the offered certificates, including dealers, may be deemed to be "underwriters" within the meaning of the Securities Act in connection with reoffers and sales by them of offered certificates. Accordingly, any profit on the resale of the offered certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act. Holders of offered certificates should consult with their legal advisors in this regard prior to any reoffer or sale of those certificates.

     The underwriters have advised us that some of the underwriters presently intend to make a market in the offered certificates, but they have no obligation to do so. Any market making may be discontinued at any time, and there can be no assurance that an active public market for the offered certificates will develop.

                                      210

     Each underwriter has represented to and agreed with us that:

     o    it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (the "FSMA") received by it in connection with the issue or sale of any offered certificates in circumstances in which section 21(1) of the FSMA does not apply to us;
          and

     o    it has complied and will comply with all applicable provisions of the
          FSMA with respect to anything done by it in relation to the offered certificates in, from or otherwise involving the United Kingdom.

     In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), each underwriter has represented and agreed with us that with effect from and including the date on which the Prospectus Directive is implemented in that
Relevant Member State (the "Relevant Implementation Date") it has not made and will not make an offer of series 2006-C4 certificates to the public in that
Relevant Member State prior to the publication of a prospectus in relation to the series 2006-C4 certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that
Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of series 2006-C4 certificates to the public in that Relevant
Member State at any time:

     (a)  to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

     (b)  to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than (euro)43,000,000 and (3) an annual net turnover of more than (euro)50,000,000, as shown in its last annual or consolidated accounts; or

     (c)  in any other circumstances which do not require the publication by us of a prospectus pursuant to Article 3 of the Prospectus Directive.

     For the purposes of the foregoing, the expression an "offer of series
2006-C4 certificates to the public" in relation to any series 2006-C4 certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the series 2006-C4 certificates to be offered so as to enable an investor to decide to purchase or subscribe the series 2006-C4 certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression "Prospectus Directive" means Directive
2003/71/EC and includes any relevant implementing measure in each Relevant
Member State.

     We have agreed to indemnify each underwriter and each person, if any, who controls that underwriter within the meaning of Section 15 of the Securities Act against, or make contributions to the underwriters and each of those controlling persons with respect to, various liabilities, including specific liabilities under the Securities Act. Each of the mortgage loan sellers has agreed to indemnify us, our officers and directors, the underwriters, and each person, if any, who controls us or any underwriter within the meaning of Section 15 of the
Securities Act, with respect to liabilities, including specific liabilities under the Securities Act, relating to the mortgage loans being sold by the particular mortgage loan seller for inclusion in the trust fund.

     We expect that delivery of the offered certificates will be made against payment therefor on or about June 29, 2006, which is more than three business days following the date of pricing of the offered certificates.

                                      211

Under Rule 15c6-1 of the SEC under the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers of the offered certificates should take this into account on re-trade.

                                  LEGAL MATTERS

     Particular legal matters relating to the offered certificates will be passed upon for us and the underwriters by Sidley Austin LLP, New York, New
York.

                                     RATINGS

     It is a condition to their issuance that the respective classes of offered certificates be rated as follows by Fitch and Moody's:

                             CLASS   FITCH   MOODY'S
                             -----   -----   -------
                              A-1     AAA      Aaa
                              A-2     AAA      Aaa
                              A-SB    AAA      Aaa
                              A-3     AAA      Aaa
                              A-1A    AAA      Aaa
                              A-M     AAA      Aaa
                              A-J     AAA      Aaa
                               B      AA       Aa2
                               C      AA-      Aa3
                               D       A       A2

     o    The ratings on the offered certificates address the likelihood of the timely receipt by the holders of all payments of interest to which they are entitled on each distribution date and the ultimate receipt by the holders of all payments of principal to which those holders are entitled on or before the related rated final distribution date. The rated final distribution date for the offered certificates is the distribution date in March 2049.

     The ratings take into consideration the credit quality of the mortgage pool, structural and legal aspects associated with the offered certificates, and the extent to which the payment stream from the mortgage pool is adequate to make payments of interest and principal required under the offered certificates.

     The ratings on the respective classes of offered certificates do not represent any assessment of--

     o    the tax attributes of the offered certificates or of the issuing entity,

     o    whether or to what extent prepayments of principal may be received on the underlying mortgage loans,

     o    the likelihood or frequency of prepayments of principal on the underlying mortgage loans,

     o    the degree to which the amount or frequency of prepayments of principal on the underlying mortgage loans might differ from those originally anticipated,

     o    whether or to what extent the interest payable on any class of offered certificates may be reduced in connection with Net Aggregate
          Prepayment Interest Shortfalls,

                                      212

     o    whether and to what extent prepayment premiums, yield maintenance charges, Default Interest or Post-ARD Additional Interest will be received, and

     o    the yield to maturity that investors may experience.

     Also, a security rating does not represent any assessment of the possibility that the holders of the class XP certificates might not fully recover their investment in the event of rapid prepayments and/or other early liquidations of the underlying mortgage loans.

     There can be no assurance as to whether any rating agency not requested to rate the offered certificates will nonetheless issue a rating to any class of offered certificates and, if so, what the rating would be. A rating assigned to any class of offered certificates by a rating agency that has not been requested by us to do so may be lower than the rating assigned thereto by Fitch or
Moody's.

     The ratings on the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. See
"Rating" in the accompanying base prospectus.

     See "Rating" in the accompanying base prospectus.

                                      213

                                    GLOSSARY

     The following capitalized terms will have the respective meanings assigned to them in this "Glossary" section whenever they are used in this offering prospectus, including in any of the annexes to this offering prospectus or on the accompanying diskette.

     "30/360 BASIS" means the accrual of interest based on a 360-day year consisting of twelve 30-day months.

     "ACTUAL/360 BASIS" means the accrual of interest based on the actual number of days elapsed during each one-month accrual period in a year assumed to consist of 360 days.

     "ADDITIONAL TRUST FUND EXPENSE" means any one of certain specified expenses of the trust that, in any such case, generally:

     o    arises out of a default on a mortgage loan in the trust fund or an otherwise unanticipated event;

     o    is paid out of collections on the mortgage pool or on a particular mortgage loan in the trust fund;

     o    is not included in the calculation of a Realized Loss; and

     o    is not covered by a servicing advance or a corresponding collection from either the related borrower or a party to the series 2006-C4 pooling and servicing agreement that has no recourse to the issuing entity for reimbursement.

     We provide some examples of Additional Trust Fund Expenses under
"Description of the Offered Certificates--Reductions of Certificate Principal
Balances in Connection with Realized Losses and Additional Trust Expenses" in this offering prospectus.

     "ADMINISTRATIVE FEE RATE" means, for any mortgage loan in the trust fund, the trustee fee rate plus the applicable master servicing fee rate. The master servicing fee rate will include any applicable primary servicing fee rate.

     "ALLOCATED CUT-OFF DATE BALANCE" means, with respect to any mortgaged real property, the allocated loan amounts stated in the related mortgage loan document or, if it is not specified in the related mortgage loan document, the cut-off date principal balance of the related underlying mortgage loan, multiplied by the Appraised Value of the particular mortgaged real property, with the resulting product to be divided by the sum of the Appraised Values of all mortgaged real properties securing the same underlying mortgage loan.

     "ANNUAL DEBT SERVICE" means, for any underlying mortgage loan or ShopKo
Portfolio Non-Trust Loan, subject to the discussion in the next paragraph, 12 times the amount of the monthly debt service due under that mortgage loan as of the cut-off date (or, in the case of a mortgage loan with an initial interest-only period, 12 times the amount of the monthly debt service due under that mortgage loan as of the related due date on which amortization is scheduled to begin and, in the case of a mortgage loan that is interest-only up to the related maturity date or, if applicable, any related anticipated repayment date, the product of (a) the principal balance of that mortgage loan as of the cut-off date and (b) the annual mortgage rate as adjusted for the interest accrual method).

     With respect to two (2) mortgage loans secured by mortgaged real properties identified on Annex A-1 to this offering prospectus as Mallard Crossing
Apartments and Four Winds Apartments, respectively, representing in total 1.6%
of the Initial Mortgage Pool Balance, the respective interest rates step up annually as described

                                      214

under "Description of the Mortgage Pool--Terms and Conditions of the Underlying
Mortgage Loans--Mortgage Rates; Calculation of Interest" in this offering prospectus. Annual Debt Service for each of these underlying mortgage loans was calculated using the maximum mortgage rate.

     "APPRAISAL REDUCTION AMOUNT" means, for any mortgage loan in the trust fund as to which an Appraisal Trigger Event has occurred, an amount that:

     o    will be determined shortly following either--

          A.   the date on which the relevant appraisal or other valuation is obtained or performed, as described under "The Series 2006-C4
               Pooling and Servicing Agreement--Required Appraisals" in this offering prospectus, or

          B.   if no such appraisal or other valuation is required, the date on which the master servicer obtained knowledge of the relevant
               Appraisal Trigger Event, and

monthly thereafter for so long as an Appraisal Trigger Event exists with respect to the mortgage loan; and

     o    will generally equal the excess, if any, of "x" over "y" where--

          X.   "x" is equal to the sum of:

               1.   the Stated Principal Balance of the mortgage loan;

               2.   to the extent not previously advanced by or on behalf of the master servicer or the trustee, all unpaid interest accrued on the mortgage loan through the most recent due date prior to the date of determination at a per annum rate equal to
                    the related Net Mortgage Rate (exclusive of any portion
                    thereof that constitutes Post-ARD Additional Interest);

               3.   all accrued but unpaid master servicing fees and special
                    servicing fees and all accrued but unpaid Additional Trust
                    Fund Expenses with respect to the mortgage loan;

               4.   all related unreimbursed advances made by or on behalf of
                    the master servicer, the special servicer or the trustee
                    with respect to the mortgage loan, together with interest on those advances; and

               5.   all currently due and unpaid real estate taxes and unfunded improvement reserves and assessments, insurance premiums
                    and, if applicable, ground rents with respect to the related mortgaged real property, and

          Y.   "y" is equal to the sum of:

               1.   90% of the resulting appraised value (net of any prior liens and estimated liquidation expenses) of the related mortgaged real property or REO Property; and

               2.   all escrows, reserves and letters of credit held for the
                    purposes of reserves (provided such letters of credit may be drawn upon for reserve purposes under the related mortgage loan documents) held with respect to the mortgage loan.

                                      215

     If, however, the appraisal or other valuation referred to above in clause
A. of the first bullet of this definition is required, but it is not obtained or performed by the 60th day after the Appraisal Trigger Event referred to in the first bullet of this definition, then until the required appraisal or other valuation is obtained or performed, the Appraisal Reduction Amount for the subject mortgage loan will equal 25% of the outstanding principal balance of that mortgage loan. After receipt of the required appraisal or other valuation, the special servicer will determine the Appraisal Reduction Amount, if any, for the subject mortgage loan as described in the first sentence of this definition.

     Notwithstanding the foregoing, the ShopKo Portfolio Loan Combination will be treated as a single mortgage loan for purposes of calculating an Appraisal
Reduction Amount and will take into account unpaid interest on any P&I advances made with respect to any ShopKo Portfolio Non-Trust Loan under any separate securitization agreement. Any Appraisal Reduction Amount with respect to the
ShopKo Portfolio Loan Combination will be allocated to the ShopKo Portfolio
Mortgage Loan and the ShopKo Portfolio Non-Trust Loans, on a pro rata and pari passu basis.

     "APPRAISAL TRIGGER EVENT" means, with respect to any mortgage loan in the trust fund, any of the following events:

     o    the mortgage loan is 60 days or more delinquent in respect of any monthly debt service payment (other than a balloon payment);

     o    the mortgaged real property securing the mortgage loan becomes an REO
          Property;

     o    the mortgage loan has been modified by the special servicer to reduce the amount of any monthly debt service payment (other than a balloon payment);

     o    a receiver is appointed and continues in that capacity with respect to the related mortgaged real property;

     o    the related borrower declares bankruptcy or becomes the subject of a bankruptcy proceeding; or

     o    the related borrower fails to make any balloon payment on such mortgage loan by its scheduled maturity date unless the master servicer has, on or prior to the due date of such balloon payment, received written evidence from an institutional lender of such lender's binding commitment to refinance such mortgage loan
          (acceptable to the special servicer and the series 2006-C4 controlling class representative) within 60 days after the due date of such balloon payment (provided that if such refinancing does not occur during such time specified in the commitment, an Appraisal Trigger
          Event will occur immediately).

However, an Appraisal Trigger Event will cease to exist with respect to a mortgage loan in the trust fund:

     o    with respect to the circumstances described in the first and third bullets of the prior sentence, when the related borrower has made three consecutive full and timely monthly debt service payments under the terms of such mortgage loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, waiver or amendment granted or agreed to by the special servicer), and

     o    with respect to the circumstances described in the fourth, fifth and sixth bullets of the prior sentence, when those circumstances cease to exist in the good faith reasonable judgment of the special servicer and in accordance with the Servicing Standard, but, with respect to any bankruptcy or insolvency proceedings described in the fourth and fifth bullets of the prior

                                      216

          sentence, no later than the entry of an order or decree dismissing such proceeding, and with respect to the circumstances described in the sixth bullet of the prior sentence, no later than the date that the special servicer agrees to an extension,

so long as at that time no circumstance identified in the first through sixth bullets of the prior sentence exists that would cause an Appraisal Trigger Event to continue to exist with respect to such mortgage loan.

     "APPRAISAL VALUE" or "APPRAISED VALUE" means, for any mortgaged real property securing an underlying mortgage loan, the independent appraiser's estimate of value of the fee simple estate or, where applicable, the leasehold estate, as stated in the appraisal with a valuation date as specified on Annex
A-1 to this offering prospectus.

     "ARD" means anticipated repayment date.

     "ARD LOAN" means any mortgage loan in the trust fund having the characteristics described in the first paragraph under "Description of the
Mortgage Pool--Terms and Conditions of the Underlying Mortgage Loans--ARD Loans"
in this offering prospectus.

     "ASSET STATUS REPORT" means the report designated as such, and described under, "The Series 2006-C4 Pooling And Servicing Agreement--The Series 2006-C4
Controlling Class Representative and the Non-Trust Loan Noteholders--Rights and
Powers of the Series 2006-C4 Controlling Class Representative and the Non-Trust
Loan Noteholders" in this offering prospectus.

     "BCRE" means Barclays Capital Real Estate Inc.

     "BCRE MORTGAGE LOAN" means any of the underlying loans transferred to us by
BCRE for inclusion in the trust fund and any Qualified Substitute Mortgage Loan delivered by BCRE in replacement of a BCRE Mortgage Loan.

     "CBD" means central business district.

     "CGMRC" means Citigroup Global Markets Realty Corp.

     "CITIGROUP MORTGAGE LOAN" means any of the underlying mortgage loans transferred by Citigroup Global Markets Realty Corp. to us for inclusion in the trust fund and any Qualified Substitute Mortgage Loan delivered by Citigroup
Global Markets Realty Corp. in replacement of a Citigroup Mortgage Loan.

     "CLASS A-SB PLANNED PRINCIPAL BALANCE" means, with respect to the class
A-SB certificates for any distribution date, the principal balance specified for that distribution date on Annex E to this offering prospectus. The principal balances set forth on Annex E to this offering prospectus were calculated using, among other things, the Maturity Assumptions and a 0% CPR. Based on the Maturity
Assumptions and a 0% CPR, the total principal balance of the class A-SB certificates on each distribution date would be reduced to approximately the scheduled principal balance indicated for that distribution date on Annex E to this offering prospectus. There is no assurance, however, that the mortgage loans will perform in conformity with the Maturity Assumptions. Therefore, there can be no assurance that the total principal balance of the class A-SB certificates on any payment date will be equal to the scheduled principal balance that is specified for that distribution date on Annex E to this offering prospectus.

     "CLEARSTREAM" means Clearstream Banking Luxembourg.

     "CMSA" means the Commercial Mortgage Securities Association, or any association or organization that is a successor thereto.

                                      217

     "CPR" means an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then-outstanding principal balance of a pool of mortgage loans for the life of those loans. The CPR model is the prepayment model that we use in this offering prospectus.

     "CROSSED LOAN" means any mortgage loan in the trust fund that is cross-collateralized and cross-defaulted with another mortgage loan in the trust fund.

     "CROSSED GROUP" means any group of mortgage loans in the trust fund that are cross-collateralized and cross-defaulted with each other.

     "CUT-OFF DATE LOAN-TO-VALUE RATIO" and "CUT-OFF DATE LTV RATIO" each generally means, subject to the discussion under "Risk Factors--The Underwritten
Net Cash Flow Debt Service Coverage Ratios and/or Loan-to-Value Ratios for
Certain of the Underlying Mortgage Loans Have Been Adjusted in Consideration of
a Cash Holdback or a Letter of Credit or Based on a Stabilized Appraised Value"
in this offering prospectus:

     o    with respect to any underlying mortgage loan (other than a Crossed
          Loan or the ShopKo Portfolio Mortgage Loan), the ratio of--

          1.   the cut-off date principal balance of the mortgage loan, to

          2.   the Appraised Value of the related mortgaged real property or properties;

     o    with respect to any Crossed Loan, the ratio of--

          1.   the total cut-off date principal balance for all of the
               underlying mortgage loans in the applicable Crossed Group, to

          2.   the total Appraised Value for all of the mortgaged real
               properties related to the applicable Crossed Group; and

     o    with respect to the ShopKo Portfolio Mortgage Loan, the ratio of--

          1.   the total cut-off date principal balance of that underlying mortgage loan and the ShopKo Portfolio Non-Trust Loans, to

          2.   the total Appraised Value of the related mortgaged real property or properties.

     "CY ENDED" means calendar year ended.

     "DEFAULT INTEREST" means, for any underlying mortgage loan, any interest, other than late payment charges, prepayment premiums or yield maintenance charges, that:

     o    accrues on a defaulted mortgage loan solely by reason of the subject default; and

     o    is in excess of all interest at the related mortgage rate set forth on
          Annex A-1 to this offering prospectus and any Post-ARD Additional
          Interest accrued on the mortgage loan.

     "DEFAULTED MORTGAGE LOAN" means an underlying mortgage loan (i) that (A) is delinquent 60 days or more in respect to a monthly debt service payment (not including the balloon payment) or (B) is delinquent in respect of its balloon payment unless the master servicer has, on or prior to the due date of that balloon payment, received written evidence from an institutional lender of such lender's binding commitment to refinance such underlying mortgage loan
(acceptable to the special servicer and the series 2006-C4 controlling class

                                      218

representative) within 60 days after the due date of such balloon payment
(provided that, if such refinancing does not occur during such time specified in the commitment, the subject underlying mortgage loan will immediately become a
Defaulted Mortgage Loan), in either case such delinquency to be determined without giving effect to any grace period permitted by the related mortgage instrument or mortgage note and without regard to any acceleration of payments under the related mortgage instrument and mortgage note, or (ii) as to which the master servicer or special servicer has, by written notice to the related borrower, accelerated the maturity of the indebtedness evidenced by the related mortgage note.

     "DEFICIENT VALUATION" means, with respect to any underlying mortgage loan, a valuation by a court of competent jurisdiction of the related mortgaged real property in an amount less than the then outstanding principal balance of the underlying mortgage loan, which valuation results from a proceeding initiated under the U.S. Bankruptcy Code.

     "DETAILED PROPERTY TYPE" means, with respect to any mortgaged real property, the general purpose or use for which it is operated, along with, when applicable, certain ancillary distinctions or characteristics. In the case of a mixed use property, the percentages included in the parenthesis next to each detailed property type are meant to be the estimated percentage of that purpose or use at the mortgaged real property, as measured by its relative contribution to the mortgaged real property's Underwritten Revenues. Each tenant space at the mortgaged real property may be comprised of only one of the uses, or may be some mixture of the two.

     "ENVIRONMENTAL REPORT" means a Phase I environmental assessment, a limited scope environmental assessment, a transaction screen, or an update of any of the foregoing, prepared by a third-party consultant.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as
amended.

     "ERISA PLAN" means any employee benefit plan, or other retirement plan, arrangement or account, that is subject to the fiduciary responsibility provisions of ERISA.

     "ESCROWED REPLACEMENT RESERVES CURRENT ANNUAL DEPOSIT" means, with respect to any underlying mortgage loan, the monthly dollar amount, if any, actually deposited into a replacement reserves escrow account in conjunction with the
April 2006 monthly debt service payment, multiplied by 12.

     "ESCROWED REPLACEMENT RESERVES INITIAL DEPOSIT" means, with respect to any underlying mortgage loan, the dollar amount deposited into an escrow account at the time of origination, to be used for future ongoing repairs and replacements for the related mortgaged real property or properties.

     "ESCROWED TI/LC RESERVES CURRENT ANNUAL DEPOSIT" means, with respect to any underlying mortgage loan, the monthly dollar amount, if any, actually deposited into a tenant improvements and leasing commissions escrow account in conjunction with the April 2006 monthly debt service payment, multiplied by 12.

     "ESCROWED TI/LC RESERVES INITIAL DEPOSIT" means, with respect to any underlying mortgage loan, the dollar amount deposited into an escrow account at the time of origination, to be used for future tenant improvements and leasing commissions for the related mortgaged real property or properties.

     "EUROCLEAR" means Euroclear Bank S.A./N.V., as operator of the Euroclear
System.

     "EVENT OF DEFAULT" has the meaning assigned to that term under "The Series
2006-C4 Pooling and Servicing Agreement--Events of Default" in this offering prospectus.

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

                                      219

     "EXEMPTION-FAVORED PARTY" means any of the following--

     o    Citigroup Global Markets Inc.,

     o    any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Citigroup
          Global Markets Inc., and

     o    any member of the underwriting syndicate or selling group of which a person described in either of the prior two bullets is a manager or co-manager with respect to the offered certificates.

     "EXPENSES" are the operating expenses incurred for a mortgaged real property for the specified historical operating period, as reflected in the operating statements and other information furnished by the related borrower.
Those expenses generally include:

     o    salaries, wages and benefits;

     o    the costs of utilities;

     o    repairs and maintenance;

     o    marketing;

     o    insurance;

     o    management;

     o    landscaping;

     o    security, if provided at the mortgaged real property;

     o    real estate taxes;

     o    general and administrative expenses;

     o    ground lease payments; and

     o    other similar costs;

but without any deductions for debt service, depreciation, amortization, capital expenditures or reserves for any of these deductions.

     In the case of certain properties used for retail, office and/or industrial purposes, Expenses may have included leasing commissions and tenant improvements.

     "FITCH" means Fitch, Inc.

     "FSMA" means the Financial Services and Markets Act 2000.

     "GAAP" means generally accepted accounting principles in the United States.

                                      220

     "GOVERNMENT SECURITIES" means non-callable United States Treasury obligations, and other non-callable government securities within the meaning of section 2(a)(16) of the Investment Company Act of 1940, as amended.

     "INITIAL LOAN GROUP NO. 1 BALANCE" has the meaning given to that term under
"Description of the Mortgage Pool--General" in this offering prospectus.

     "INITIAL LOAN GROUP NO. 2 BALANCE" has the meaning given to that term under
"Description of the Mortgage Pool--General" in this offering prospectus.

     "INITIAL MORTGAGE POOL BALANCE" has the meaning given to that term under
"Description of the Mortgage Pool--General" in this offering prospectus.

     "INTEREST DIFFERENTIAL (ANNUAL)" means the product obtained by multiplying:

     1.   the prepaid amount, multiplied by

     2.   the excess, if any, of the mortgage rate over the Yield Maintenance
          Interest Rate, multiplied by

     3.   the present value factor using the following formula:

          1-(1+r)(-n)
          -----------
               r

          where:

          r = Yield Maintenance Interest Rate

          n = the number of years, and any fraction thereof, remaining between the date of such prepayment and the scheduled maturity date or anticipated repayment date of the loan.

     "INTEREST DIFFERENTIAL (MONTHLY)" means the product obtained by multiplying:

     1.   the prepaid amount, multiplied by

     2.   the excess, if any, of the mortgage rate over the Yield Maintenance
          Interest Rate, multiplied by

     3.   the present value factor using the following formula:

          1-(1+r/12)(-n)
          --------------
                r

          where:

          r = Yield Maintenance Interest Rate

          n = the number of monthly interest periods remaining between the date of such prepayment and the scheduled maturity date or anticipated repayment date of the loan

     "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended.

     "IRS" means the Internal Revenue Service.

     "ISSUE DATE" means the date of initial issuance for the series 2006-C4 certificates, which will be on or about June 29, 2006.

                                      221

     "LOAN BALANCE AT MATURITY/ARD" means, with respect to any underlying mortgage loan and any ShopKo Portfolio Non-Trust Loan, the principal balance remaining after giving effect to the principal component of the monthly debt service payment made on the maturity date of the mortgage loan or ShopKo
Portfolio Non-Trust Loan or, in the case of an ARD Loan or any Non-Trust Loan having an anticipated repayment date, the anticipated repayment date, assuming no prior prepayments or defaults.

     "LOAN COMBINATION" means the ShopKo Portfolio Loan Combination or the
Wimbledon Place Apartments Loan Combination.

     "LOAN GROUP NO. 1 PRINCIPAL DISTRIBUTION AMOUNT" means the portion of the
Total Principal Distribution Amount for any distribution date attributable to loan group no. 1.

     "LOAN GROUP NO. 2 PRINCIPAL DISTRIBUTION AMOUNT" means the portion of the
Total Principal Distribution Amount for any distribution date attributable to loan group no. 2.

     "LOAN-SPECIFIC CONTROLLING PARTY" has the meaning assigned thereto under
"The Series 2006-C4 Pooling and Servicing Agreement--The Series 2006-C4
Controlling Class Representative and the Non-Trust Loan Noteholders" in this offering prospectus.

     "LOC" means letter of credit.

     "MAJOR TENANT" means any of the largest, second largest or third largest tenant in occupancy at a commercial mortgaged real property, as measured by its rentable area as a percentage of the total net rentable area.

     "MAJORITY CONTROLLING CLASS CERTIFICATEHOLDER" means, as of any date of determination, any single holder -- or, if applicable, beneficial owner -- of series 2006-C4 certificates (other than any holder -- or, if applicable, beneficial owner -- that is an affiliate of us or a mortgage loan seller)
entitled to greater than 50% of the voting rights allocated to the series
2006-C4 controlling class; provided, however, that, if there is no single holder
-- or, if applicable, beneficial owner -- of series 2006-C4 certificates entitled to greater than 50% of the voting rights allocated to such class, then the Majority Controlling Class Certificateholder will be the single holder --
or, if applicable, beneficial owner -- of series 2006-C4 certificates with the largest percentage of voting rights allocated to the series 2006-C4 controlling class. With respect to determining the Majority Controlling Class
Certificateholder, the class A-1, A-2, A-SB, A-3 and A-1A certificates will be treated as a single class of series 2006-C4 certificates, with the subject voting rights allocated among the holders -- or, if applicable, beneficial owners -- of those series 2006-C4 certificates in proportion to the respective total principal balances thereof as of such date of determination.

     "MASTER SERVICER REMITTANCE AMOUNT" has the meaning given to that term under "The Series 2006-C4 Pooling and Servicing Agreement--Accounts" in this offering prospectus.

                                      222

     "MATURITY ASSUMPTIONS" means, collectively, the following assumptions regarding the series 2006-C4 certificates and the underlying mortgage loans:

     o    the mortgage loans have the characteristics set forth on Annex A-1 to this offering prospectus, the Initial Mortgage Pool Balance is approximately $2,263,536,038, the Initial Loan Group No. 1 Balance is
          approximately $1,878,218,471 and the Initial Loan Group No. 2 Balance
          is approximately $385,317,567;

     o    the initial total principal balance or notional amount, as the case may be, of each class of series 2006-C4 certificates, exclusive of the class R and Y certificates, is as described in this offering prospectus;

     o    the pass-through rate for each interest-bearing class of series
          2006-C4 certificates is as described in this offering prospectus;

     o    there are no delinquencies or losses with respect to the underlying mortgage loans;

     o    there are no modifications, extensions, waivers or amendments affecting the monthly debt service payments by borrowers on the underlying mortgage loans;

     o    there are no Appraisal Reduction Amounts with respect to the underlying mortgage loans;

     o    there are no casualties or condemnations affecting the corresponding mortgaged real properties;

     o    each of the underlying mortgage loans provides for monthly debt service payments to be due on the first, fifth, ninth or eleventh day of each month and accrues interest on the respective basis described in this offering prospectus;

     o    there are no breaches of any mortgage loan seller's representations and warranties regarding the underlying mortgage loans that are being sold by it;

     o    monthly debt service payments on the mortgage loans are timely received on the respective payment day of each month, and
          amortization, if applicable, is assumed to occur prior to prepayment;

     o    no voluntary or involuntary prepayments are received as to any of the underlying mortgage loans during that mortgage loan's prepayment lock-out period, defeasance period or prepayment consideration period, in each case if any;

     o    each ARD Loan is paid in full on its anticipated repayment date;

     o    except as otherwise assumed in the immediately preceding two bullets, prepayments are made on each of the underlying mortgage loans at the indicated CPRs set forth in the subject tables or other relevant part of this offering prospectus, without regard to any limitations in those mortgage loans on partial voluntary principal prepayment;

     o    all prepayments on the underlying mortgage loans are assumed to be accompanied by a full month's interest;

     o    no person or entity entitled thereto exercises its right of optional termination described in this offering prospectus under "Description of the Offered Certificates--Termination";

                                      223

     o    no underlying mortgage loan is required to be repurchased by any mortgage loan seller;

     o    there are no Additional Trust Fund Expenses;

     o    payments on the offered certificates are made on the 15th day of each month, commencing in July 2006; and

     o    the offered certificates are settled on June 29, 2006.

     "MATURITY DATE/ARD LOAN-TO-VALUE RATIO" and "MATURITY DATE/ARD LTV RATIO"
each generally means, subject to the discussion under "Risk Factors--The
Underwritten Net Cash Flow Debt Service Coverage Ratios and/or Loan-to-Value
Ratios for Certain of the Underlying Mortgage Loans Have Been Adjusted in
Consideration of a Cash Holdback or a Letter of Credit or Based on a Stabilized
Appraised Value" in this offering prospectus:

     o    with respect to any underlying mortgage loan (other than a Crossed
          Loan or the ShopKo Portfolio Mortgage Loan), the ratio of--

          1.   the related Loan Balance at Maturity/ARD for the particular mortgage loan, to

          2.   the Appraised Value of the related mortgaged real property or properties;

     o    with respect to any Crossed Loan, the ratio of--

          1.   the total Loan Balance at Maturity/ARD for all of the underlying mortgage loans in the applicable Crossed Group, to

          2.   the total Appraised Value for all of the mortgaged real
               properties related to the applicable Crossed Group; and

     o    with respect to the Shopko Portfolio Mortgage Loan, the ratio of--

          1.   the sum of the Loan Balance at Maturity/ARD for that underlying mortgage loan and the aggregate Loan Balance at Maturity/ARD for the ShopKo Portfolio Non-Trust Loans, to

          2.   the Appraised Value of the related mortgaged real property or properties.

     "MOODY'S" means Moody's Investors Service, Inc.

     "MORTGAGE DEFERRED INTEREST" means, with respect to any underlying mortgage loan, the amount of any interest accrued thereon at the related mortgage rate
(other than Post-ARD Additional Interest) that, by virtue of a modification, is added to the outstanding principal balance of such underlying mortgage loan instead of being payable on the related due date on which it would otherwise have been due.

     "MORTGAGE FILE" has the meaning given to that term under "Description of the Mortgage Pool--Assignment of the Mortgage Loans; Repurchases and
Substitutions" in this offering prospectus.

     "MULTIPLE PROPERTY MORTGAGE LOAN" means any underlying mortgage loan that, without regard to any cross-collateralization with any other underlying mortgage loan, is individually secured by two or more mortgaged real properties.

     "N/A" and "NAP" each means not applicable.

                                      224

     "NET AGGREGATE PREPAYMENT INTEREST SHORTFALL" means, with respect to any distribution date, the excess, if any, of:

     o    the Prepayment Interest Shortfalls incurred with respect to the mortgage pool during the related collection period; over

     o    the total payments made by the master servicer to cover those
          Prepayment Interest Shortfalls.

     "NET MORTGAGE PASS-THROUGH RATE" means:

     o    in the case of each underlying mortgage loan that accrues interest on a 30/360 Basis, for any distribution date, an annual rate equal to the
          Net Mortgage Rate of that mortgage loan in effect as of the date of initial issuance of the offered certificates; and

     o    in the case of each underlying mortgage loan that accrues interest on an Actual/360 Basis, for any distribution date, an annual rate generally equal to the product of (1) 12, times (2) a fraction, expressed as a percentage, the numerator of which fraction is, subject to adjustment as described below in this definition, an amount of interest equal to the product of (a) the number of days in the calendar month preceding the month in which the subject distribution date occurs, multiplied by (b) the Stated Principal Balance of that mortgage loan immediately prior to the subject distribution date, multiplied by (c) 1/360, multiplied by (d) the Net Mortgage Rate of that mortgage loan in effect as of the date of initial issuance of the offered certificates (but taking into account the rate increases described in the second following paragraph), and the denominator of which fraction is the Stated Principal Balance of that mortgage loan immediately prior to the subject distribution date.

     Notwithstanding the foregoing, if the subject distribution date occurs during January, except during a leap year, or February, then the amount of interest that comprises the numerator of the fraction described in clause (2) of the second bullet of this definition will be decreased to reflect any interest reserve amount with respect to the subject mortgage loan that is transferred from the trustee's distribution account to its interest reserve account during that month. Furthermore, if the subject distribution date occurs during March, then the amount of interest that comprises the numerator of the fraction described in clause (2) of the second bullet of this definition will be increased to reflect any interest reserve amount(s) with respect to the subject mortgage loan that are transferred from the trustee's interest reserve account to its distribution account during that month.

     With respect to two (2) mortgage loans secured by mortgaged real properties identified on Annex A-1 to this offering prospectus as Mallard Crossing
Apartments and Four Winds Apartments, respectively, representing in total 1.6%
of the Initial Mortgage Pool Balance, the respective interest rates step up annually as described under "Description of the Mortgage Pool--Terms and
Conditions of the Underlying Mortgage Loans--Mortgage Rates; Calculation of
Interest" in this offering prospectus. The "Net Mortgage Rates" for these underlying mortgage loans will reflect these rate increases.

     "NET MORTGAGE RATE" means, for any underlying mortgage loan, the mortgage rate, minus the Administrative Fee Rate.

     "NET OPERATING INCOME" or "NOI" means, for any mortgaged real property securing an underlying mortgage loan, the net property income derived from the property, which is equal to Revenues less Expenses, for the applicable time period, that was available for debt service, as established by information provided by the related borrower, except that in some cases the net operating income has been adjusted by removing various non-recurring expenses and revenues or by other normalizations. NOI does not reflect accrual of costs such as reserves, capital expenditures, tenant improvements and leasing commissions and does not reflect non-cash items

                                      225

such as depreciation or amortization. In some cases, capital expenditures, tenant improvements and leasing commissions and non-recurring items may have been treated by a borrower as an expense but were excluded from Expenses to reflect normalized NOI. We have not made any attempt to verify the accuracy of any information provided by a particular borrower or to reflect changes in net operating income that may have occurred since the date of the information provided by any borrower for the related mortgaged real property. NOI was not necessarily determined in accordance with GAAP. Moreover, NOI is not a substitute for net income determined in accordance with GAAP as a measure of the results of a mortgaged real property's operations or a substitute for cash flows from operating activities determined in accordance with GAAP as a measure of liquidity. In certain cases, NOI may reflect partial-year annualizations.

     "NOI DSCR" means:

     o    with respect to any underlying mortgage loan (other than a Crossed
          Loan or the Shopko Portfolio Mortgage Loan), for any specified
          12-month period, the ratio of--

          1.   the NOI for the corresponding mortgaged real property or
               properties for that 12-month period, to

          2.   the Annual Debt Service for the underlying mortgage loan;

     o    with respect to any Crossed Loan, for any specified 12-month period, the ratio of--

          1.   the total NOI for all of the mortgaged real properties related to the applicable Crossed Group for that 12-month period, to

          2.   the total Annual Debt Service for all of the underlying mortgage loans in the applicable Crossed Group; and

     o    with respect to the ShopKo Portfolio Mortgage Loan, for any specified
          12-month period, the ratio of--

          1.   the NOI for the corresponding mortgaged real property or
               properties for that 12-month period, to

          2.   the sum of the Annual Debt Service for that underlying mortgage loan and the aggregate Annual Debt Service for the ShopKo
               Portfolio Non-Trust Loans.

     "NONRECOVERABLE ADVANCE" means any advance made or proposed to be made, as applicable, with respect to any underlying mortgage loan or related REO Property that is determined in accordance with the series 2006-C4 pooling and servicing agreement, not to be ultimately recoverable (together with any accrued and unpaid interest thereon) out of payments or other collections on that mortgage loan or related REO Property (or, in the case of an underlying mortgage loan that is part of a Loan Combination, on or with respect to that loan combination).

     "NON-TRUST LOAN" means a ShopKo Portfolio Non-Trust Loan or the Wimbledon
Place Apartments Non-Trust Loan.

     "NON-TRUST LOAN NOTEHOLDER" means the holder of the promissory note evidencing a Non-Trust Loan.

     "NRSF", "NRS" or "SF" generally means the square footage of the net rentable area of a mortgaged real property.

                                      226

     "OCCUPANCY %" or "OCCUPANCY PERCENTAGE" means, (a) for any mortgaged real property (other than a hotel property), the percentage of leasable square footage, total Units or total Pads, as the case may be, at the particular property that was physically occupied as of the "Occupancy as of Date" specified in the Annex A-1 to this offering prospectus, and (b) for any mortgaged real property that is a hotel property, the average percentage of rooms that were occupied in the 12-month period ending on the "Occupancy as of Date" specified in the Annex A-1 to this offering prospectus. Occupancy Percentages presented in this offering prospectus may reflect leased space that is not currently occupied, that is subject to build out and/or that is subject to a free rent period or that is leased to an affiliate of the related borrower pursuant to a master lease.

     "OPTION PRICE" has the meaning given to that term under "The Series 2006-C4
Pooling and Servicing Agreement--Fair Value Purchase Option" in this offering prospectus.

     "ORIGINAL AMORTIZATION TERM" means, with respect to any underlying mortgage loan, the number of months that would be required to fully amortize the mortgage loan's original principal balance assuming:

     o    the actual mortgage loan rate; and

     o    the actual monthly debt service payment;

provided that, with respect to any underlying mortgage loan that provides for interest only payments for a period of months following the cut-off date followed by payments of interest and principal for the remaining term of the mortgage loan, the "actual monthly debt service payment" referenced in the second bullet of this definition means the monthly payment of principal and interest scheduled to be due following the interest-only period; and provided, further, that, with respect to any underlying mortgage loan that provides for interest only payments until the scheduled maturity date or any related anticipated repayment date, the term "Original Amortization Term" is not applicable and Annexes to this offering prospectus will indicate "Interest
Only."

     "ORIGINAL TERM TO MATURITY/ARD" means, with respect to any underlying mortgage loan, the total number of scheduled monthly debt service payments specified in the related promissory note, beginning with and including the first payment date of the mortgage loan through and including the stated maturity date or, in the case of an ARD Loan, the anticipated repayment date.

     "PADS" means, in the case of a mortgaged real property operated as a mobile home park, the number of pads, which are referred to in Annex A-1 to this offering prospectus as "Pads."

     "PARTY IN INTEREST" means any person that is a "party in interest" within the meaning of ERISA or a "disqualified person" as defined in Section 4975 of the Internal Revenue Code.

     "PERMITTED ENCUMBRANCES" means, with respect to any mortgaged real property securing a mortgage loan in the trust fund, any and all of the following:

                                      227

     o    the lien of current real property taxes, water charges, sewer rents and assessments not yet delinquent and accruing interest or penalties;

     o    covenants, conditions and restrictions, rights of way, easements and other matters that are of public record;

     o    exceptions and exclusions specifically referred to in the related lender's title insurance policy or, if that policy has not yet been issued, referred to in a pro forma or specimen title policy or marked-up commitment;

     o    other matters to which like properties are commonly subject;

     o    the rights of tenants (whether under ground leases, space leases or operating leases) at the mortgaged real property to remain following a foreclosure or similar proceeding (provided that such tenants are performing under such leases);

     o    if the mortgage loan is cross-collateralized with any other mortgage loan in the trust fund, the lien of the mortgage instrument for that other mortgage loan; and

     o    if the mortgage loan is part of a Loan Combination, the lien of the mortgage instrument for the related Non-Trust Loan.

     "PERMITTED INVESTMENTS" means U.S. government securities and other investment grade obligations, including:

     o    direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof (having original maturities of not more than 365 days), provided that those obligations are backed by the full faith and credit of the United States;

     o    repurchase agreements or obligations with respect to any security described in the preceding bullet (having original maturities of not more than 365 days), provided that the short-term deposit or debt obligations of the party agreeing to repurchase the subject security are investment grade rated;

     o    federal funds, unsecured uncertified certificates of deposit, time deposits, demand deposits and bankers' acceptances of any bank or trust company organized under the laws of the United States or any state thereof (having original maturities of not more than 365 days), the short-term obligations of which are investment grade rated;

     o    commercial paper (including both non-interest bearing discount obligations and interest-bearing obligations and having original maturities of not more than 365 days) of any corporation or other entity organized under the laws of the United States or any state thereof which commercial paper is investment grade rated;

     o    money market funds which are rated in one of the four highest applicable rating categories of a nationally recognized statistical rating organization; and

     o    any other obligation or security acceptable to each applicable rating agency for the related offered certificates, evidence of which acceptability will be provided in writing by each of those rating agencies to, among others, the related trustee;

                                      228

provided that (1) no investment described above may evidence either the right to receive (x) only interest with respect to such investment or (y) a yield to maturity greater than 120% of the yield to maturity at par of the underlying obligations; and (2) no investment described above may be purchased at a price greater than par if such investment may be prepaid or called at a price less than its purchase price prior to stated maturity.

     "PLAN" means any ERISA Plan or any other employee benefit or retirement plan, arrangement or account, including any individual retirement account or
Keogh plan, that is subject to Section 4975 of the Internal Revenue Code.

     "PLAN ASSET REGULATIONS" means the regulations issued by the United States
Department of Labor concerning whether a Plan's assets will be considered to include an undivided interest in each of the underlying assets of an entity for purposes of the general fiduciary provisions of ERISA and the prohibited transaction provisions of ERISA and the Internal Revenue Code, if the Plan
acquires an "equity interest" in that entity.

     "PNC BANK MORTGAGE LOAN" means any of the underlying mortgage loans transferred by PNC Bank, National Association to us for inclusion in the trust fund and any Qualified Substitute Mortgage Loan delivered by PNC Bank, National
Association in replacement of a PNC Bank Mortgage Loan.

     "POST-ARD ADDITIONAL INTEREST" means, with respect to any ARD Loan, the additional interest accrued with respect to that mortgage loan as a result of the marginal increase in the related mortgage rate upon passage of the related anticipated repayment date, as that additional interest may compound in accordance with the terms of that mortgage loan.

     "PREPAYMENT INTEREST EXCESS" means, with respect to any underlying mortgage loan that was subject to a principal prepayment in full or in part made by the related borrower during any collection period, which principal prepayment was applied to such underlying mortgage loan following such underlying mortgage loan's due date in such collection period, the amount of any interest (net of related master servicing fees and, if applicable, any related outside master servicing fees and/or any portion of that interest that constitutes Default
Interest and/or Post-ARD Additional Interest) accrued on the amount of such principal prepayment during the period from and after such due date and ending on the date such principal prepayment was applied to such underlying mortgage loan, to the extent collected (exclusive of any related prepayment premium or yield maintenance charge actually collected).

     "PREPAYMENT INTEREST SHORTFALL" means, with respect to any underlying mortgage loan that was subject to a principal prepayment in full or in part made by the related borrower during any collection period, which principal prepayment was applied to such underlying mortgage loan prior to such underlying mortgage loan's due date in such collection period, the amount of interest, to the extent not collected from the related borrower (without regard to any prepayment premium or yield maintenance charge actually collected), that would have accrued on the amount of such principal prepayment during the period commencing on the date as of which such principal prepayment was applied to such underlying mortgage loan and ending on the day immediately preceding such due date, inclusive (net of related master servicing fees and, if applicable, any related outside master servicing fees and/or any portion of that interest that would have constituted Default Interest and/or Post-ARD Additional Interest).

                                      229

     "PREPAYMENT PROVISIONS" for each underlying mortgage loan are as follows:

     o    "LO(Y)" means that the original duration of the lock-out period is y payments;

     o    "DEFEASANCE(Y)" means that the original duration of the defeasance period is y payments;

     o    "GRTRX%UPBORYM(Y)" means that, for a period of y payments, the relevant prepayment premium will equal the greater of the applicable yield maintenance charge and x% of the principal amount prepaid;

     o    "X%UPB+YM" means that the relevant prepayment premium will equal x% of the principal amount prepaid plus the applicable yield maintenance charge;

     o    "FREE(Y)" means that the underlying mortgage loan is freely prepayable for a period of y payments; and

     o    "YM(Y)" means that, for a period of y payments, the relevant prepayment premium will equal the applicable yield maintenance charge.

     "PRESENT VALUE" or "PV" means a yield maintenance charge that is equal to the excess, if any, of:

     1.   the present value, as of the prepayment date, of the remaining scheduled payments of principal and interest from the prepayment date through, as applicable, the maturity date or anticipated repayment date, including any balloon payment or assumed prepayment on the anticipated repayment date, as applicable, determined by discounting those payments at the Yield Maintenance Interest Rate;

          over

     2.   the amount of principal being prepaid.

     "PRIMARY COLLATERAL" means the mortgaged real property directly securing a
Crossed Loan and excluding any property as to which the related lien may only be foreclosed upon by virtue of the cross-collateralization features of the related
Crossed Group.

     "PRIVILEGED PERSON" means any certificateholder, certificate owner, any party to the series 2006-C4 pooling and servicing agreement, any person identified to the trustee or the master servicer, as applicable, as a prospective transferee of a certificate or interest therein (or licensed or registered investment adviser representing such person), any rating agency, any mortgage loan seller, any underwriter, any of our designees or a designee of any party to the series 2006-C4 pooling and servicing agreement; provided that no certificate owner or prospective transferee of a certificate or interest therein
(or licensed or registered investment adviser representing such person) will be considered a "Privileged Person" or be entitled to a password or restricted access to any reports delivered on a restricted basis unless such person has delivered to the trustee or the master servicer, as applicable, a certification in the form required by the series 2006-C4 pooling and servicing agreement.

     "PROPERTY TYPE" means, with respect to any mortgaged real property, the general purpose or use for which it is operated.

     "PURCHASE OPTION" has the meaning given to that term under "The Series
2006-C4 Pooling and Servicing Agreement--Fair Value Purchase Option" in this offering prospectus.

                                      230

     "PURCHASE PRICE" has the meaning given to that term under "Description of the Mortgage Pool--Assignment of the Mortgage Loans; Repurchases and
Substitutions" in this offering prospectus.

     "PV YIELD DIFFERENTIAL" means a yield maintenance charge that is equal to the present value (as determined by the factor described in the related loan documents) of the excess, if any, of:

     1.   the amount of interest that would be payable as of the prepayment date from such prepayment date through the maturity date on the prepaid amount,

          over

     2.   the amount of interest that would be payable as of the prepayment date from such prepayment date through the maturity date on the prepaid amount if such amount were invested at the Yield Maintenance Interest
          Rate.

     "QUALIFIED SUBSTITUTE MORTGAGE LOAN" means a replacement mortgage loan which must, on the date of substitution, among other things:

     o    have an outstanding Stated Principal Balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, whether or not received, not in excess of the Stated Principal Balance of the deleted mortgage loan as of the due date in the calendar month during which the substitution occurs;

     o    have a mortgage rate not less than the mortgage rate of the deleted mortgage loan;

     o    have the same due date as the deleted mortgage loan;

     o    accrue interest on the same basis as the deleted mortgage loan (for example, on an Actual/360 Basis);

     o    have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the deleted mortgage loan;

     o    have a loan-to-value ratio not higher than the lower of the original loan-to-value ratio of the deleted mortgage loan and the then-current loan-to-value ratio of the deleted mortgage loan;

     o    comply as of the date of substitution with all of the representations and warranties set forth in the applicable mortgage loan purchase agreement;

     o    have an environmental report with respect to the related mortgaged real property which will be delivered as a part of the related servicing file;

     o    have a debt service coverage ratio (calculated to include the additional debt from any encumbrance) not lower than the higher of the original debt service coverage ratio (calculated to include the additional debt from any encumbrance) of the deleted mortgage loan and the then-current debt service coverage ratio (calculated to include the additional debt from any encumbrance) of the deleted mortgage loan;

     o    be determined by an opinion of counsel to be a "qualified replacement mortgage" within the meaning of Section 860G(a)(4) of the Internal
          Revenue Code;

                                      231

     o    not have a maturity date after the date two years prior to the rated final distribution date;

     o    not be substituted for a deleted mortgage loan unless the trustee has received prior confirmation in writing by each applicable rating agency that such substitution will not result in the withdrawal, downgrade, or qualification of the rating assigned by the rating agency to any class of series 2006-C4 certificates then rated by the rating agency (the cost, if any, of obtaining such confirmation to be paid by the applicable mortgage loan seller);

     o    have a date of origination that is not more than 12 months prior to the date of substitution;

     o    have been approved by the series 2006-C4 controlling class representative (or, if there is no series 2006-C4 controlling class representative then serving, by the series 2006-C4 certificateholders representing a majority of the series 2006-C4 voting rights allocated to the controlling class); and

     o    not be substituted for a deleted mortgage loan if it would result in the termination of the REMIC status of any of the REMICs created under the series 2006-C4 pooling and servicing agreement or the imposition of tax on any of the REMICs created under the series 2006-C4 pooling and servicing agreement other than a tax on income expressly permitted or contemplated to be received by the terms of the series 2006-C4 pooling and servicing agreement.

     In the event that one or more mortgage loans are substituted for one or more deleted underlying mortgage loans, then the amounts described in the first bullet of this definition will be determined on the basis of aggregate principal balances and the rates described in the second bullet of this definition and the remaining term to stated maturity referred to in the fifth bullet of this definition will be determined on a weighted average basis; provided that no underlying mortgage loan may have a Net Mortgage Rate that is less than the highest pass-through rate of any class of series 2006-C4 principal balance certificates bearing a fixed rate and outstanding at the time of the substitution. When a Qualified Substitute Mortgage Loan is substituted for a deleted underlying mortgage loan, the applicable mortgage loan seller will be required to certify that the replacement mortgage loan meets all of the requirements of the above definition and must send such certification to the trustee.

     "REALIZED LOSSES" means losses on or with respect to the underlying mortgage loans arising from the inability of the master servicer and/or the special servicer to collect all amounts due and owing under the mortgage loans, including by reason of the fraud or bankruptcy of a borrower or, to the extent not covered by insurance, a casualty of any nature at a mortgaged real property.
We discuss the calculation of Realized Losses under "Description of the Offered
Certificates--Reductions of Certificate Principal Balances in Connection with
Realized Losses and Additional Trust Fund Expenses" in this offering prospectus.

     "RECOMMENDED ANNUAL REPLACEMENT RESERVES" means, for any mortgaged real property securing an underlying mortgage loan, the expected average annual amount for future ongoing repairs and replacements, without any adjustment for inflation, over a time horizon not less than the original loan term of the respective mortgage loan, as estimated in the property condition assessment.

     "RELATED UNDERLYING MORTGAGE LOANS" means any two or more underlying mortgage loans for which the related mortgaged real properties are either owned by the same entity or owned by two or more entities controlled by the same key principals.

     "RELEVANT IMPLEMENTATION DATE" has the meaning assigned to that term under
"Method of Distribution" in this offering prospectus.

     "RELEVANT MEMBER STATE" has the meaning assigned to that term under "Method of Distribution" in this offering prospectus.

                                      232

     "REMAINING AMORTIZATION TERM" or "STATED REMAINING AMORTIZATION TERM"
means: (a) with respect to any underlying mortgage loan that does not provide for an interest only payment as of the cut-off date, the Original Amortization
Term less the Seasoning of the loan, calculated as of the cut-off date; and (b)
with respect to any underlying mortgage loan that provides for an interest only payment as of the cut-off date, the Original Amortization Term. With respect to any underlying mortgage loan that provides for interest only payments until the scheduled maturity date, the terms "Remaining Amortization Term and "Stated
Remaining Amortization Term" are not applicable, and the Annexes to this offering prospectus will indicate "Interest Only."

     "REMAINING TERM TO MATURITY/ARD" means, with respect to any underlying mortgage loan, the Original Term to Maturity/ARD less the Seasoning of the loan, calculated as of the cut-off date.

     "REMIC" means a "real estate mortgage investment conduit" as defined in
Section 860D of the Internal Revenue Code.

     "REO PROPERTY" means any mortgaged real property that is acquired by the issuing entity through foreclosure, deed-in-lieu of foreclosure or otherwise following a default on the corresponding underlying mortgage loan (or, if applicable, a Loan Combination).

     "RESTRICTED GROUP" means, collectively, the following persons and entities:

     o    the trustee;

     o    the Exemption-Favored Parties;

     o    us;

     o    the master servicer;

     o    the special servicer;

     o    any sub-servicers;

     o    the mortgage loan sellers;

     o    each borrower, if any, with respect to underlying mortgage loans constituting more than 5% of the total unamortized principal balance of the mortgage pool as of the date of initial issuance of the series
          2006-C4 certificates; and

     o    any and all affiliates of any of the aforementioned persons.

                                      233

     "RESTRICTED SERVICER REPORTS" means, collectively, the following reports:

     o    CMSA servicer watch list;

     o    CMSA operating statement analysis report;

     o    CMSA NOI adjustment worksheet; and

     o    CMSA comparative financial status report;

provided that, if a Restricted Servicer Report is filed with the SEC, it will thereafter become an Unrestricted Servicer Report.

     "REVENUES" means the gross revenues received with respect to a mortgaged real property securing any underlying mortgage loan, for the specified historical operating period, as reflected in the operating statements and other information furnished by the related borrower. Those revenues generally include:

     o    for the multifamily rental properties, gross rental and other revenues; and

     o    for the retail, office and industrial properties, base rent, percentage rent, expense reimbursements and other revenues.

     "S&P" means Standard & Poor's Ratings Services, a division of The
McGraw-Hill Companies, Inc.

     "SEASONING" means, with respect to any underlying mortgage loan, the number of scheduled monthly debt service payments between and including the first payment date of the mortgage loan through and including the cut-off date.

     "SEC" means the Securities and Exchange Commission.

     "SECURITIES ACT" means the Securities Act of 1933, as amended.

     "SENIOR PRINCIPAL DISTRIBUTION CROSS-OVER DATE" means the first distribution date as of the commencement of business on which--

     o    the class A-1, A-2, A-SB, A-3 and A-1A certificates, or any two or more of those classes, remain outstanding, and

     o    the total principal balance of the class A-M, A-J, B, C, D, E, F, G,
          H, J, K, L, M, N, O and P certificates have previously been reduced to zero as described under "Description of the Offered
          Certificates--Reductions of Certificate Principal Balances in
          Connection with Realized Losses and Additional Trust Fund Expenses" in this offering prospectus.

     "SERVICING STANDARD" means, in general, with respect to each of the master servicer and the special servicer, to service and administer the mortgage loans
(including any Non-Trust Loans) and any REO Properties for which that party is responsible under the series 2006-C4 pooling and servicing agreement:

     o    in the same manner in which, and with the same care, skill, prudence and diligence with which, the master servicer or the special servicer, as the case may be, generally services and administers similar mortgage loans with similar borrowers and similar foreclosure properties (i) for other third parties, giving due consideration to customary and usual standards of practice of prudent

                                      234

          institutional commercial mortgage loan servicers servicing and administering loans and foreclosure properties for third parties or
          (ii) held in its own portfolio, whichever standard is higher;

     o    with a view to (i) the timely collection of all scheduled payments of principal and interest due on each such mortgage loan or, if any such mortgage loan shall come into and continue in default, the maximization of the recovery on such mortgage loan or REO Property on a net present value basis and (ii) the best interests (as determined by the master servicer or special servicer, as applicable, in its reasonable judgment) of the series 2006-C4 certificateholders and the trust fund and, in the case of a Loan Combination, the related
          Non-Trust Loan Noteholder(s), but taking into account the subordinate nature of the Wimbledon Place Apartments Non-Trust Loan; and

     o    without regard to:

          1.   any relationship that the master servicer or the special
               servicer, as the case may be, or any of its affiliates may have with any related borrower, us, any mortgage loan seller or any other party to the transaction pursuant to which the series
               2006-C4 certificates will be issued or any affiliate thereof;

          2.   the ownership of any series 2006-C4 certificate (or other
               interest in any underlying mortgage loan) by the master servicer or the special servicer, as the case may be, or by any of its affiliates;

          3.   the right of the master servicer or the special servicer, as the case may be, to receive compensation or other fees for its services rendered pursuant to the series 2006-C4 pooling and servicing agreement;

          4.   the obligation of the master servicer to make advances;

          5.   the ownership, servicing or management by the master servicer or the special servicer or any of its affiliates for others of any other mortgage loans or mortgaged real property;

          6.   any obligation of the master servicer or any of its affiliates to repurchase or substitute an underlying mortgage loan as a
               mortgage loan seller;

          7.   any obligation of the master servicer or any of its affiliates to cure a breach of a representation or warranty with respect to an underlying mortgage loan; and

          8.   any debt the master servicer or the special servicer or any of its affiliates has extended to any related borrower or any affiliate of that borrower.

     "SERVICING TRANSFER EVENT" means, with respect to any underlying mortgage loan, any of the following events:

     1.   the related borrower--

          A.   fails to make when due any balloon payment unless the master servicer has, on or prior to the due date of that balloon
               payment, received written evidence from an institutional lender of such lender's binding commitment to refinance the subject underlying mortgage loan (acceptable to the special servicer and the controlling class representative) within 60 days after the due date of such balloon payment and during the interim the related borrower has continued to make the monthly debt service payment in effect prior to

                                      235

               maturity (provided that if such refinancing does not occur during such time specified in the commitment, a "Servicing Transfer
               Event" will occur immediately), or

          B.   fails to make when due any scheduled payment of principal and interest (other than a balloon payment), and such failure
               continues unremedied for 60 days;

     2.   the master servicer or the special servicer (in the case of the special servicer, with the consent of the Loan-Specific Controlling
          Party) determines in its good faith reasonable judgment and in accordance with the Servicing Standard, based on, among other things, communications with the related borrower, that a default in the making of a scheduled payment of principal and interest (including a balloon payment) or any other default under the related mortgage loan documents that would (with respect to such other default) materially impair the value of the mortgaged real property as security for the subject underlying mortgage loan or otherwise would materially adversely affect the interest of the series 2006-C4 certificateholders and would continue unremedied beyond the applicable grace period under the terms of the subject underlying mortgage loan (or, if no grace period is specified, for 60 days; provided that a default that would give rise to an acceleration right without any grace period will be deemed to have a grace period equal to zero) is likely to occur and is likely to remain unremedied for at least 60 days;

     3.   there occurs a default (other than as described in clause 1. above)
          that the master servicer or special servicer determines, in its good faith and reasonable judgment and in accordance with the Servicing
          Standard, materially impairs the value of the related mortgaged real property as security for the subject underlying mortgage loan or otherwise materially adversely affects the interests of the series
          2006-C4 certificateholders and that continues unremedied beyond the applicable grace period under the terms of the subject underlying mortgage loan (or, if no grace period is specified, for 60 days;
          provided that a default that gives rise to an acceleration right without any grace period shall be deemed to have a grace period equal to zero); provided, however, that, in the event the special servicer determines that the related borrower does not need to maintain terrorism insurance as provided in the series 2006-C4 pooling and servicing agreement, no default related to the failure to obtain such insurance will be considered outstanding for purposes of this clause
          3.;

     4.   various events of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings occur with respect to the related borrower or the corresponding mortgaged real property, or the related borrower takes various actions indicating its bankruptcy, insolvency or inability to pay its obligations; or

     5.   the master servicer receives notice of the commencement of foreclosure or similar proceedings with respect to the corresponding mortgaged real property.

                                      236

A Servicing Transfer Event will generally cease to exist:

     o    with respect to the circumstances described in clause 1. of this definition, if and when the related borrower makes three consecutive full and timely scheduled monthly debt service payments under the terms of the mortgage loan, as those terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, waiver or amendment granted or agreed to by the master servicer or the special servicer;

     o    with respect to the circumstances described in clauses 2. and 4. of this definition, if and when those circumstances cease to exist in the good faith reasonable judgment of the special servicer and in accordance with the Servicing Standard, but, with respect to any bankruptcy or insolvency proceedings described in clause 4. of this definition, no later than the entry of an order or decree dismissing such proceeding;

     o    with respect to the circumstances described in clause 3. of this definition, if and when the default is cured; and

     o    with respect to the circumstances described in clause 5. of this definition, if and when the proceedings are terminated;

so long as at that time no circumstance identified in clauses 1. through 5. of this definition exists that would cause a Servicing Transfer Event to continue to exist with respect to the underlying mortgage loan.

     "SHOPKO PORTFOLIO CO-LENDER AGREEMENT" means the co-lender, intercreditor or similar agreement for the ShopKo Portfolio Loan Combination.

     "SHOPKO PORTFOLIO LOAN COMBINATION" means, together, the ShopKo Portfolio
Mortgage Loan and the ShopKo Portfolio Non-Trust Loan.

     "SHOPKO PORTFOLIO MORTGAGE LOAN" means the underlying mortgage loan intended to be transferred to the issuing entity that is secured by the ShopKo
Portfolio Mortgaged Properties, which underlying mortgage loan has, as of the cut-off date, an unpaid principal balance of $200,000,000.

     "SHOPKO PORTFOLIO MORTGAGED PROPERTIES" means the mortgaged real properties identified on Annex A-1 to this offering prospectus as ShopKo Portfolio.

     "SHOPKO PORTFOLIO NON-TRUST LOAN NOTEHOLDER" means the holder of the promissory note for a ShopKo Portfolio Non-Trust Loan.

     "SHOPKO PORTFOLIO NON-TRUST LOANS" means the various mortgage loans secured by the ShopKo Portfolio Mortgaged Properties that are not included in the trust fund and that are, as and to the extent described under "Description of the
Mortgage Pool--The ShopKo Portfolio Loan Combination" in this offering prospectus, pari passu in right of payment to the ShopKo Portfolio Mortgage
Loan.

     "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984.

     "STATED PRINCIPAL BALANCE" means, for any outstanding mortgage loan in the trust fund as of any date of determination, an amount (which amount will not be less than zero) equal to "x" plus "y" minus "z" where:

     X.   "x" is equal to the cut-off date principal balance of the subject mortgage loan (or, in the case of a Qualified Substitute Mortgage
          Loan, the unpaid principal balance after application of all principal

                                      237

          payments due on or before the related due date in the month of substitution, whether or not received);

     Y.   "y" is equal to any Mortgage Deferred Interest added to the principal balance of the mortgage loan prior to the end of the collection period for the then-most recent distribution date coinciding with or preceding such date of determination; and

     Z    "z" is equal to the sum of--

          1.   the principal portion of each scheduled payment of principal and interest due on the subject mortgage loan after the cut-off date or the related due date in the month of substitution, as the case may be, to the extent received from the related borrower or advanced by the master servicer or the trustee and distributed to series 2006-C4 certificateholders on or before such date of determination,

          2.   all principal prepayments received with respect to the subject mortgage loan after the cut-off date or the related due date in the month of substitution, as the case may be, to the extent distributed to series 2006-C4 certificateholders on or before such date of determination,

          3.   the principal portion of all insurance proceeds, condemnation proceeds and liquidation proceeds received with respect to the subject mortgage loan after the cut-off date or the related due date in the month of substitution, as the case may be, to the extent distributed to series 2006-C4 certificateholders on or before such date of determination,

          4.   the principal portion of any Realized Loss incurred in respect of the subject mortgage loan prior to the end of the collection period for the then-most recent distribution date coinciding with or preceding such date of determination, and

          5.   to the extent not otherwise included as part of the amount described in the immediately preceding clause 4., any amount of reduction in the outstanding principal balance of the subject mortgage loan resulting from a Deficient Valuation that occurred prior to the end of the collection period for the then-most recent distribution date coinciding with or preceding such date of determination.

     With respect to any mortgage loan in the trust fund as to which the related mortgaged real property has become an REO Property, the "Stated Principal
Balance" of that mortgage loan will be, as of any date of determination, an amount equal to (x) the Stated Principal Balance of that mortgage loan as of the date of the related REO acquisition, minus (y) the sum of:

     1.   the principal portion of any P&I advance made with respect to the subject mortgage loan on or after the date of the related REO acquisition, to the extent distributed to series 2006-C4
          certificateholders on or before such date of determination;

     2.   the principal portion of all insurance proceeds, condemnation proceeds, liquidation proceeds and REO revenues received with respect to the subject mortgage loan deemed to be outstanding, to the extent distributed to series 2006-C4 certificateholders on or before such date of determination; and

     3.   the principal portion of any Realized Loss incurred in respect of the subject mortgage loan prior to the end of the collection period for the then-most recent distribution date coinciding with or preceding such date of determination.

                                       238

     A mortgage loan (including a mortgage loan deemed to be outstanding with respect to an REO Property) will be deemed to be part of the mortgage pool and to have an outstanding Stated Principal Balance until the distribution date on which the payments or other proceeds, if any, received in connection with a liquidation event in respect thereof are to be (or, if no such payments or other proceeds are received in connection with such liquidation event, would have been) distributed to series 2006-C4 certificateholders. For purposes of this definition, payments or other collections of principal on or with respect to any underlying mortgage loan (including any mortgage loan as to which the related mortgaged real property has become an REO Property) will be considered distributed to series 2006-C4 certificateholders as of the first distribution date that those payments are included in the Total Principal Distribution
Amount. However, to the extent that principal from general collections on the mortgage pool is used to reimburse, or pay interest on, advances deemed to be nonrecoverable pursuant to the series 2006-C4 pooling and servicing agreement with respect to any particular mortgage loan, and such principal amount has not been included as part of the Total Principal Distribution Amount, such principal amount will continue to be deemed to be distributed for purposes of calculating the Stated Principal Balance. Notwithstanding the foregoing, if any mortgage loan is paid in full, liquidated or otherwise removed from the trust fund, commencing as of the first distribution date following the collection period during which such event occurred, the Stated Principal Balance of such mortgage loan will be zero.

     "SUB-SERVICING FEE RATE" means, for any underlying mortgage loan, the per annum rate at which the monthly sub-servicing fee is payable to any sub-servicer.

     "SUBSTITUTION SHORTFALL AMOUNT" has the meaning given to that term under
"Description of the Mortgage Pool--Assignment of the Mortgage Loans; Repurchases
and Substitutions" in this offering prospectus.

     "TOTAL AVAILABLE FUNDS" means, with respect to any distribution date, the total amount of funds available to make payments on the series 2006-C4 certificates on that date as described under "The Series 2006-C4 Pooling and
Servicing Agreement--Accounts" in this offering prospectus.

     "TOTAL AVAILABLE P&I FUNDS" means, with respect to any distribution date, subject to the discussion under "Description of the Offered
Certificates--Payments" in this offering prospectus, all funds in the trustee's distribution account that are available to make payments of interest and principal on the series 2006-C4 certificates on that distribution date. The
Total Available P&I Funds do not include Post-ARD Additional Interest, yield maintenance charges or prepayment premiums. The trustee will apply the Total
Available P&I Funds as described under "Description of the Offered
Certificates--Payments" in this offering prospectus to pay principal and accrued interest on the series 2006-C4 certificates (exclusive of the class R and Y certificates) on that date.

     "TOTAL PRINCIPAL DISTRIBUTION AMOUNT" has the meaning assigned to that term under "Description of the Offered Certificates--Payments--Payments of Principal"
in this offering prospectus.

     "UAV" means unavailable.

     "UNDERWRITER EXEMPTION" means Prohibited Transaction Exemption 91-23, as amended by Prohibited Transaction Exemptions 97-34, 2000-58 and 2002-41.

     "UNDERWRITTEN ANNUAL REPLACEMENT RESERVES" or "U/W ANNUAL REPLACEMENT
RESERVES" means the average annual ongoing repairs and replacements estimated for a mortgaged real property, generally consistent with the greater of (a) the
Recommended Annual Replacement Reserves and (b) the lender's minimum underwriting standard for that property type.

     "UNDERWRITTEN ANNUAL TI/LC RESERVES" or "U/W ANNUAL TI/LC RESERVES" means the average annual tenant improvement and leasing commissions estimated for a mortgaged real property, generally consistent with the lender's minimum underwriting standard for that property type.

                                       239

     "UNDERWRITTEN EXPENSES" or "U/W EXPENSES" means, with respect to any mortgaged real property securing an underlying mortgage loan, the annual operating expenses estimated for that property, generally derived from the historical annual expenses reflected in the operating statements and other information furnished by the related borrower, except that those expenses were often modified as follows:

     o    operating expenses were generally adjusted by various factors such as inflation, appraisers' estimates and historical trends;

     o    if there was no management fee or a management fee which varies from the market, it was assumed that a management fee is payable with respect to the mortgaged real property in an amount that is the greater of the market rate as determined by an appraiser or the lender's minimum management fee underwriting criteria for the applicable property type; and

     o    those expenses were adjusted so as to eliminate any capital expenditures, loan closing costs, tenant improvements or leasing commissions and similar nonrecurring expenses.

     Underwritten Expenses generally include:

     o    salaries, wages and benefits;

     o    the costs of utilities;

     o    repairs and maintenance;

     o    marketing;

     o    insurance;

     o    management;

     o    landscaping;

     o    security, if provided at the mortgaged real property;

     o    real estate taxes;

     o    general and administrative expenses; and

     o    ground lease payments, and other costs;

but without any deductions for debt service, depreciation and amortization or capital expenditures, tenant improvements or leasing commissions.

                                       240

     "UNDERWRITTEN NET CASH FLOW", "UNDERWRITTEN NCF" or "U/W NCF" means, for any mortgaged real property, the Underwritten NOI for that property reduced by the following items, if and to the extent that the items have not already been netted-out in calculating Underwritten NOI:

     o    underwritten capital expenditure reserves; and

     o    underwritten tenant improvements and leasing commission reserves.

Underwritten Net Cash Flow is subject to the same limitations and qualifications as Underwritten NOI.

     "UNDERWRITTEN NCF DEBT SERVICE COVERAGE RATIO" and "U/W NCF DSCR" means, subject to the discussion under "Risk Factors--The Underwritten Net Cash Flow
Debt Service Coverage Ratios and/or Loan-to-Value Ratios for Certain of the
Underlying Mortgage Loans Have Been Adjusted in Consideration of a Cash Holdback
or a Letter of Credit or Based on a Stabilized Appraised Value" in this offering prospectus:

     o    with respect to any underlying mortgage loan (other than a Crossed
          Loan and the ShopKo Portfolio Mortgage Loan), the ratio of--

          1.   the U/W NCF for the corresponding mortgaged real property or properties, to

          2.   the Annual Debt Service for the underlying mortgage loan;

     o    with respect to any Crossed Loan, the ratio of--

          1.   the total U/W NCF for all of the mortgaged real properties related to the applicable Crossed Group, to

          2.   the total Annual Debt Service for all of the underlying mortgage loans in the applicable Crossed Group; and

     o    with respect to the ShopKo Portfolio Mortgage Loan, the ratio of--

          1.   the U/W NCF for the corresponding mortgaged real property or properties, to

          2.   the sum of the Annual Debt Service for that underlying mortgage loan and the aggregate Annual Debt Service for the ShopKo
               Portfolio Non-Trust Loans.

     "UNDERWRITTEN NOI" or "U/W NOI" means, for any mortgaged real property securing any underlying mortgage loan, an estimate, made at or about the time of origination of that mortgage loan or, in some cases, more recently derived from current financial information, of the total cash flow anticipated to be available for Annual Debt Service on the underlying mortgage loan, calculated as the excess of Underwritten Revenues over Underwritten Expenses before considering any reserves or capital expenditures.

     Underwritten NOI describes the cash flow available before deductions for capital expenditures such as tenant improvements, leasing commissions and structural reserves. In general, Underwritten NOI has been calculated without including underwritten reserves or any other underwritten capital expenditures among Underwritten Expenses. Had those reserves been so included, Underwritten
NOI would have been lower. Even in those cases where such underwritten reserves or any other underwritten capital expenditures were so included, no cash may have been actually escrowed. No representation is made as to the future operating income of the properties, nor is the Underwritten NOI set forth in this offering prospectus with respect to any mortgaged real property intended to represent such future net operating income.

                                       241

     Actual conditions at any mortgaged real property may differ substantially from the assumed conditions used in calculating Underwritten NOI. In particular, the assumptions regarding future revenues, tenant vacancies, future expenses and various other relevant factors, may differ substantially from actual conditions and circumstances with respect to any mortgaged real property. There can be no assurance that the actual financial performance of any of the mortgaged real properties will meet the underwritten results assumed in connection with the origination or purchase of the underlying mortgage loans.

     Underwritten NOI and the Underwritten Revenues and Underwritten Expenses
used to determine Underwritten NOI for each mortgaged real property are derived from information furnished by the respective borrowers. Net income for a mortgaged real property as determined under GAAP would not be the same as the
Underwritten NOI for the mortgaged real property set forth in this offering prospectus. In addition, Underwritten NOI is not a substitute for or comparable to operating income as determined in accordance with GAAP as a measure of the results of a property's operations or a substitute for cash flows from operating activities determined in accordance with GAAP as a measure of liquidity.

     "UNDERWRITTEN REVENUES" or "U/W REVENUES" means the annual operating revenues estimated for a mortgaged real property, and generally equals, subject to the assumptions and adjustments specified below:

     o    in the case of the multifamily rental properties, the amount of gross rents expected to be received during a 12-month period, as estimated by annualizing a current rent roll provided by the borrower in connection with the origination of the underlying mortgage loan or, more recently, under its periodic operating statements reporting requirements; and

     o    in the case of the commercial properties, the amount of gross rents expected to be received during a 12-month period, as estimated by annualizing a current rent roll provided by the borrower in connection with the origination of the underlying mortgage loan or, more recently, under its periodic operating statement reporting requirements, plus--

          1.   for some commercial properties, percentage rents or other
               revenues based on normalized actual amounts collected during previous operating periods, and/or

          2.   in the case of some commercial properties with modified gross or net leases, the amount of expense reimbursements expected to be received over a 12-month period, as estimated based upon actual lease terms currently in effect or actual amounts collected during previous operating periods.

     For multifamily rental and commercial properties, Underwritten Revenues also may include some other revenue items such as parking fees, laundry income and late fees.

     However, Underwritten Revenues were generally decreased to take into account:

     o    the market vacancy rate, if that rate was more than the vacancy rate reflected in the most recent rent roll or operating statements, as the case may be, furnished by the related borrower;

     o    lender's minimum vacancy underwriting criteria for the applicable property type; and

     o    for some commercial properties, applicable market rental rates, resulting, in some cases, in base rents being marked downward to market rents.

     In addition, in the case of some commercial properties, the Underwritten
Revenues were adjusted upward to account for all or a portion of the rents provided for under any rent step-ups or new leases scheduled to take

                                       242

effect, generally within six months of the date of the rent roll used to underwrite the subject mortgaged real property, as well as any rents not currently payable but scheduled to be payable following the completion of a build-out or the end of a free rent period.

     "UNITED STATES PERSON" means--

     o    a citizen or resident of the United States,

     o    a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state or the District of
          Columbia;

     o    an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or

     o    a trust as to which--

          1.   a court in the United States is able to exercise primary
               supervision over the administration of the trust, and

          2.   one or more United States persons have the authority to control all substantial decisions of the trust.

     In addition, to the extent provided in the Treasury Regulations, a trust will be a United States person if it was in existence on August 20, 1996 and it elected to be treated as a United States person.

     "UNITS" means, in the case of a mortgaged real property operated as multifamily housing, the number of apartments, regardless of the size of or number of rooms in such apartment, which are referred to in Annex A-1 to this offering prospectus as "Units."

     "UNRESTRICTED SERVICER REPORTS" means, collectively, the following reports:

     o    CMSA delinquent loan status report;

     o    CMSA historical loan modification and corrected mortgage loan report;

     o    CMSA loan level reserve/LOC report;

     o    CMSA historical liquidation report;

     o    CMSA REO status report;

     o    CMSA advance recovery report; and

     o    from and after its filing with the SEC, any item deemed to be an
          Unrestricted Servicer Report in accordance with the definition of
          "Restricted Servicer Reports" in this glossary.

     "WEIGHTED AVERAGE LIFE TO MATURITY" means, with respect to any underlying mortgage loan, the number of years obtained by dividing:

     (1)  the then outstanding principal amount of the mortgage loan

                                       243

     into

     (2)  the total of the products obtained by multiplying:

          (a)  the amount of each then remaining required principal payment, including the principal payment at the maturity date, in respect thereof,

          by

          (b)  the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the date on which such payment is to be made.

     "WEIGHTED AVERAGE POOL PASS-THROUGH RATE" means, for any distribution date, the weighted average of the Net Mortgage Pass-Through Rates with respect to all of the mortgage loans in the trust fund (including mortgage loans as to which the related mortgaged real property has become an REO Property) for that distribution date, weighted on the basis of the respective Stated Principal
Balances of those mortgage loans immediately prior to that distribution date.

     "WIMBLEDON PLACE APARTMENTS INTERCREDITOR AGREEMENT" means, with respect to the Wimbledon Place Apartments Loan Combination, the related intercreditor agreement among noteholders.

     "WIMBLEDON PLACE APARTMENTS LOAN COMBINATION" means, collectively, the
Wimbledon Place Apartments Mortgage Loan and the Wimbledon Place Apartments
Non-Trust Loan.

     "WIMBLEDON PLACE APARTMENTS MATERIAL DEFAULT" means, with respect to the
Wimbledon Place Apartments Loan Combination, any of the following events: (a)
the acceleration of the Wimbledon Place Apartments Mortgage Loan or the
Wimbledon Place Apartments Non-Trust Loan; (b) the existence of a continuing monetary event of default; and/or (c) an event of default caused by a bankruptcy or insolvency action filed by or against the related borrower or by the related borrower otherwise being the subject of a bankruptcy or insolvency proceeding.

     "WIMBLEDON PLACE APARTMENTS MORTGAGE LOAN" means, the underlying mortgage loan secured by the Wimbledon Place Apartments Mortgaged Property.

     "WIMBLEDON PLACE APARTMENTS MORTGAGED PROPERTY" means the mortgaged real property identified on Annex A-1 to this offering prospectus as Wimbledon Place
Apartments.

     "WIMBLEDON PLACE APARTMENTS NON-TRUST LOAN" means the B-note loan that (a)
is secured by the same mortgage instrument encumbering the same mortgaged real property as the Wimbledon Place Apartments Mortgage Loan and (b) is not being transferred to the issuing entity.

     "WIMBLEDON PLACE APARTMENTS NON-TRUST LOAN NOTEHOLDER" means the holder of the promissory note for the Wimbledon Place Apartments Non-Trust Loan.

     "YEAR BUILT" means, with respect to any mortgaged real property, the years during which construction of the mortgaged real property was completed.

     "YEAR RENOVATED" means, with respect to any mortgaged real property, the year during which the most recent renovation, if any, of the mortgaged real property was completed. That renovation would generally include significant capital improvements to either the interior or exterior of the mortgaged real property. In the event of multiple years of renovation, only the most recent of those years is shown.

                                       244

     "YIELD MAINTENANCE INTEREST RATE" means, with respect to any mortgage loan in the trust fund and as indicated by the Yield Maintenance Discounting Horizon, one of the following:

     1.   If the value specified in the column labeled "Yield Maintenance
          Discounting Horizon" on Annex A-1 to this offering prospectus is
          "Maturity", an annualized yield (the "Yield Rate") equal to the yield on securities issued by the United States Treasury or other direct non-callable obligations backed by the full faith and credit of the
          United States of America having a maturity closest to the maturity of the subject mortgage loan, as the Yield Rate is quoted using the method specified in the related mortgage loan documents;

     2.   If the value specified in the column labeled "Yield Maintenance
          Discounting Horizon" on Annex A-1 to this offering prospectus is
          "WAL", the Yield Rate equal to the yield on securities issued by the
          United States Treasury or other direct non-callable obligations backed by the full faith and credit of the United States of America with a term equal to the Weighted Average Life to Maturity of the subject mortgage loan, as the Yield Rate is quoted using the method specified in the related mortgage loan documents;

     3.   If the value specified in the column labeled "Yield Maintenance
          Discounting Horizon" on Annex A-1 to this offering prospectus is
          "Specified", the Yield Rate on securities issued by the United States
          Treasury having a maturity specified in the related mortgage loan documents.

     The Yield Maintenance Interest Rate should be increased by x basis points if the value specified for the subject mortgage loan in the column "Yield
Maintenance Interest Rate" on Annex A-1 to this offering prospectus is "T+x", or by zero (0) basis points if the value specified is "Treasury Flat" (or "U.S.
obligations Flat").

     The Yield Maintenance Interest Rate, as adjusted in the preceding paragraph, shall be converted to a monthly equivalent yield if the value for the subject mortgage loan specified in the column labeled "Yield Maintenance
Interest Rate Converted to Monthly Mortgage Rate" on Annex A-1 to this offering prospectus is "Yes."

                                       245

                                    ANNEX A-1

                        CHARACTERISTICS OF THE UNDERLYING
                MORTGAGE LOANS AND THE MORTGAGED REAL PROPERTIES

    Note: For purposes of presenting information regarding the original and remaining terms to maturity of the respective underlying mortgage loans in this
Annex A-1, each ARD Loan is assumed to mature on its anticipated repayment date.

                      LOAN
 LOAN     MORTGAGE    GROUP
NUMBER  LOAN SELLER   NUMBER  LOAN / PROPERTY NAME                         PROPERTY ADDRESS
------------------------------------------------------------------------------------------------------------------------------------

   1    CGM and BCRE     1    ShopKo Portfolio                             Various
  1.1                         10808 South 132nd Street                     10808 South 132nd Street
  1.2                         700 Pilgrim Way                              700 Pilgrim Way
  1.3                         1717 Lawrence Drive                          1717 Lawrence Drive
  1.4                         301 Bay Park Square                          301 Bay Park Square
  1.5                         55 Lake Boulevard                            55 Lake Boulevard
  1.6                         217 West Ironwood Drive                      217 West Ironwood Drive
  1.7                         1001 East Gowen Road                         1001 East Gowen Road
  1.8                         801 West Central Entrance (Highway 53)       801 West Central Entrance (Highway 53)
  1.9                         4161 Second Street South (Highway 23)        4161 Second Street South (Highway 23)
  1.10                        7401 Mineral Point Road                      7401 Mineral Point Road
  1.11                        1000 West Northland Avenue                   1000 West Northland Avenue
  1.12                        2201 Zeier Road                              2201 Zeier Road
  1.13                        1850 Madison Avenue                          1850 Madison Avenue
  1.14                        2820 Highway 63 South                        2820 Highway 63 South
  1.15                        3708 Highway 63 North                        3708 Highway 63 North
  1.16                        3200 Broadway Street                         3200 Broadway Street
  1.17                        2430 East Mason Street                       2430 East Mason Street
  1.18                        867 North Columbia Center Boulevard          867 North Columbia Center Boulevard
  1.19                        14445 West Center Road                       14445 West Center Road
  1.20                        5646 North 90th Street                       5646 North 90th Street
  1.21                        616 West Johnson Street                      616 West Johnson Street
  1.22                        1150 West Washington Street                  1150 West Washington Street
  1.23                        1601 West 41st Street                        1601 West 41st Street
  1.24                        1845 Haines Avenue                           1845 Haines Avenue
  1.25                        699 Green Bay Road                           699 Green Bay Road
  1.26                        955 West Clairemont Avenue                   955 West Clairemont Avenue
  1.27                        1100 East Riverview Expressway               1100 East Riverview Expressway
  1.28                        2510 South Reserve Street                    2510 South Reserve Street
  1.29                        1300 Koeller Street                          1300 Koeller Street
  1.30                        800 East Maes Street                         800 East Maes Street
  1.31                        North 9520 Newport Highway                   North 9520 Newport Highway
  1.32                        4801 Washington Avenue                       4801 Washington Avenue
  1.33                        4515 South Regal Street                      4515 South Regal Street
  1.34                        1306 North Central Avenue                    1306 North Central Avenue
  1.35                        2500 US Highway 14                           2500 US Highway 14
  1.36                        1209 18th Avenue Northwest                   1209 18th Avenue Northwest
  1.37                        501 Highway 10 Southeast                     501 Highway 10 Southeast
  1.38                        1400 Big Thunder Boulevard                   1400 Big Thunder Boulevard
  1.39                        2101 West Broadway                           2101 West Broadway
  1.40                        2208 North Webb Road                         2208 North Webb Road
  1.41                        5300 52nd Street                             5300 52nd Street
  1.42                        905 South 24th Street West                   905 South 24th Street West
  1.43                        701 South Church Street                      701 South Church Street
  1.44                        1964 West Morton Avenue                      1964 West Morton Avenue
  1.45                        4200 South 27th Street                       4200 South 27th Street
  1.46                        1710 South Main Street                       1710 South Main Street
  1.47                        1578 Appleton Road                           1578 Appleton Road
  1.48                        2761 Prairie Avenue                          2761 Prairie Avenue
  1.49                        9366 State Highway 16                        9366 State Highway 16
  1.50                        2602 Shopko Drive                            2602 Shopko Drive
  1.51                        518 South Taylor Drive                       518 South Taylor Drive
  1.52                        1553 West 9000 South                         1553 West 9000 South
  1.53                        2290 South 1300 East                         2290 South 1300 East
  1.54                        405 Cottonwood Drive                         405 Cottonwood Drive
  1.55                        5801 Summit View Avenue                      5801 Summit View Avenue
  1.56                        1900 North Main Street                       1900 North Main Street
  1.57                        1771 Wisconsin Avenue                        1771 Wisconsin Avenue
  1.58                        4344 Mormon Coulee Road (State Highway 14)   4344 Mormon Coulee Road (State Highway 14)
  1.59                        1200 Susan Drive                             1200 Susan Drive
  1.60                        2677 South Prairie View Road                 2677 South Prairie View Road
  1.61                        230 North Wisconsin Street                   230 North Wisconsin Street
  1.62                        3415 Calumet Avenue                          3415 Calumet Avenue
  1.63                        700 9th Avenue Southeast                     700 9th Avenue Southeast
  1.64                        1105 East Grand Avenue                       1105 East Grand Avenue
  1.65                        1200 Main Street (State Highway 10)          1200 Main Street (State Highway 10)
  1.66                        125 Main Street                              125 Main Street
  1.67                        190 South 500 West                           190 South 500 West
  1.68                        500 North Highway 281                        500 North Highway 281
  1.69                        301 Northwest Bypass                         301 Northwest Bypass
  1.70                        3101 North Montana Avenue                    3101 North Montana Avenue
  1.71                        South 1450 Grand Avenue                      South 1450 Grand Avenue
  1.72                        500 South Carpenter Avenue                   500 South Carpenter Avenue
  1.73                        4060 Riverdale Road                          4060 Riverdale Road
  1.74                        615 South Monroe                             615 South Monroe
  1.75                        1150 North Main Street                       1150 North Main Street
  1.76                        2655 Broadway Avenue                         2655 Broadway Avenue
  1.77                        4850 West 3500 South                         4850 West 3500 South
  1.78                        1001 South Highway 15 (State Street)         1001 South Highway 15 (State Street)
  1.79                        1450 East Geneva Street                      1450 East Geneva Street
  1.80                        601 Galvin Road South                        601 Galvin Road South
  1.81                        1018 Washington Boulevard                    1018 Washington Boulevard
  1.82                        1777 Paulson Road                            1777 Paulson Road
  1.83                        405 West 8th Street                          405 West 8th Street
  1.84                        2610 North Bridge Avenue                     2610 North Bridge Avenue
  1.85                        2005 Krenzien Drive                          2005 Krenzien Drive
  1.86                        510 East Philip Avenue                       510 East Philip Avenue
  1.87                        2530 First Avenue North                      2530 First Avenue North
  1.88                        1755 North Humiston Avenue                   1755 North Humiston Avenue
  1.89                        2100 Caldwell Boulevard                      2100 Caldwell Boulevard
  1.90                        900 West Memorial Drive                      900 West Memorial Drive
  1.91                        2741 Roosevelt Street                        2741 Roosevelt Street
  1.92                        2266 North University Parkway                2266 North University Parkway
  1.93                        1649 Pole Line Road East                     1649 Pole Line Road East
  1.94                        320 County Road O                            320 County Road O
  1.95                        4215 Yellowstone Highway                     4215 Yellowstone Highway
  1.96                        800 East 17th Street                         800 East 17th Street
  1.97                        1350 North Galena Avenue                     1350 North Galena Avenue
  1.98                        1600 Rose Street                             1600 Rose Street
  1.99                        2530 Rudkin Road                             2530 Rudkin Road
 1.100                        555 West South Street                        555 West South Street
 1.101                        955 North Main Street                        955 North Main Street
 1.102                        1341 North Main Street                       1341 North Main Street
 1.103                        747 South Main Street                        747 South Main Street
 1.104                        1425 Janesville Avenue                       1425 Janesville Avenue
 1.105                        2120 Thain Grade                             2120 Thain Grade
 1.106                        3705 Monroe Road                             3705 Monroe Road
 1.107                        2585 Lineville Road                          2585 Lineville Road
 1.108                        1190 North 6th Street                        1190 North 6th Street
 1.109                        1450 West Main Avenue                        1450 West Main Avenue
 1.110                        East 13414 Sprague Avenue                    East 13414 Sprague Avenue
 1.111                        313 North Roosevelt Avenue                   313 North Roosevelt Avenue
 1.112                        1011 North Wisconsin Street                  1011 North Wisconsin Street
------------------------------------------------------------------------------------------------------------------------------------
   2        CGM          1    Olen Pointe Brea Office Park                 1, 2, 3, 4, 6, 20, 30, 40, 50, 60 Pointe Drive
   3        CGM          1    Reston Executive Center                      12100-12120 Sunset Hills Road
------------------------------------------------------------------------------------------------------------------------------------
   4        CGM          1    Reckson II Office Portfolio                  Various
  4.1                         6800 Jericho                                 6800 Jericho Turnpike
  4.2                         55 Charles Lindbergh Boulevard               55 Charles Lindbergh Boulevard
  4.3                         555 White Plains Road                        555 White Plains Road
  4.4                         560 White Plains Road                        560 White Plains Road
  4.5                         200 Broadhollow Road                         200 Broadhollow Road
  4.6                         10 Rooney Circle                             10 Rooney Circle
  4.7                         North Atrium II                              6900 Jericho Turnpike
------------------------------------------------------------------------------------------------------------------------------------
   5        CGM          1    Great Wolf Resorts Portfolio                 Various
  5.1                         Great Wolf Resort - Sandusky, OH             4600 Milan Road
  5.2                         Great Wolf Resort - Wisconsin Dells          1440 Great Wolf Drive
------------------------------------------------------------------------------------------------------------------------------------
   6        PNC          2    Emerald Isle Senior Apartments               661 North Rose Drive
   7        CGM          1    20 North Orange                              20 North Orange Avenue
------------------------------------------------------------------------------------------------------------------------------------
                              Kratsa Portfolio
   8        CGM          1    SpringHill Suites - North Shore              233 Federal Street
   9        CGM          1    Holiday Inn Express - South Side             20 South 10th Street
   10       CGM          1    Holiday Inn Express - Bridgeville            3053 Washington Pike Road
   11       CGM          1    Comfort Inn - Meadowlands                    237 Meadowlands Boulevard
------------------------------------------------------------------------------------------------------------------------------------
                              GT Portfolio
   12       CGM          1    Sara Road 300                                524 North Sara Road
   13       CGM          1    JCG III                                      314, 315, 400, 417 Hudiburg Circle
   14       CGM          1    Liberty Business Park                        6401 & 6421 South Air Depot Boulevard
   15       CGM          1    Sara Road 80                                 600 North Sara Road
   16       CGM          1    JCG V                                        11301 Partnership Drive
   17       CGM          1    6100 Center                                  2205 North Willow Avenue
   18       CGM          1    Beverly Terrace                              5301 Beverly Drive
   19       CGM          1    JCG IV                                       6919 West Reno Avenue
------------------------------------------------------------------------------------------------------------------------------------
   20       PNC          1    Flower Hill Promenade                        2610-2750 Via de la Valle
   21       PNC          1    Bank of America Plaza                        1901 Main Street
   22       CGM          2    Woodstream Apartments                        675 East Street Road
   23       CGM          1    DuBois Mall                                  690 Shaffer Road
   24       CGM          1    Riverview Tower                              900 South Gay Street
   25       CGM          1    Lakeland Town Center                         1402-1416 Lake Tapps Parkway East
   26       CGM          1    Northeast Florida Industrial                 4627 J.P.Hall Boulevard
   27       CGM          2    Bristol Pointe Apartment Homes               3500 Peachtree Corners Circle
   28       CGM          1    Sweet Bay Shopping Center                    13002 Race Track Road
   29       CGM          1    Bossier Corners                              2001 Airline Drive
   30       CGM          2    Mallard Crossing Apartments                  9980 Hanover Way
   31       CGM          1    Plaza at the Pointe                          162 Quinn Drive
   32       CGM          2    Treetops Apartments                          250 Treetops Drive
   33       CGM          1    Locke Drive                                  111, 140 & 150 Locke Drive
   34       CGM          1    Milestone                                    21030, 21040, 20900 & 20906 Frederick Road
   35       CGM          1    290 Concord Road                             290 Concord Road
   36       CGM          1    Virginia Gateway                             7453-7501 Linton Hall Road
   37       PNC          1    Logistics Insight Corporation                4405 Continental Drive
   38       CGM          1    The Sterling and Joseph Vance Building       1402 & 1418 Third Avenue
   39       CGM          2    Wolf Creek Apartments                        403 Wolf Creek Circle
   40       CGM          1    Party City                                   25 Green Pond Road
   41       CGM          1    Collier Health Park                          11121-11181 Health Park Boulevard
   42       CGM          1    Beverly Garland's Holiday Inn                4222 Vineland Avenue
   43       CGM          1    Acme Plaza Shopping Center I (Shelvin)       11 Dennis Road
   44       CGM          1    AmeriCold Warehouse                          700 South Raymond Avenue
   45       CGM          2    Promontory Apartments                        60 West Stone Loop
   46       CGM          1    Doubletree Suites - Tukwila, WA              16500 Southcenter Parkway
   47       CGM          1    Hilton Garden Inn - Glen Allen, VA           4050 Cox Road
   48       CGM          1    Desert Inn Office Center                     2725, 2755, 2785, 2795 East Desert Inn Road
   49       CGM          2    Hidden Valley Club Apartments                600 Hidden Valley Club Drive
   50       CGM          1    Wal-Mart Fremont                             40600 Albrae Street
   51       CGM          2    Four Winds Apartments                        8000 Perry Street
------------------------------------------------------------------------------------------------------------------------------------
                              Beau Rivage Portfolio
   52       CGM          2    Beau Rivage Apartments 192                   4707 East Upriver Drive
   53       CGM          2    Beau Rivage Apartments 132                   4707 East Upriver Drive
------------------------------------------------------------------------------------------------------------------------------------
   54       CGM          1    Mendocino Marketplace                        2240, 2280, 2360 Mendocino Avenue
   55       CGM          1    60 Frontage Road                             60 Frontage Road
   56       PNC          1    Northbelt Office Center II                   785 Greens Parkway
   57       CGM          1    1723 Walnut Street                           1723-29 Walnut Street
   58       PNC          1    Cingular Wireless Building                   7000 Goodlett Farms Parkway
   59       CGM          1    Demonbreun Center                            1512-1530 Demonbreun, 112-118 16th Avenue,
                                                                           1529-1533 McGavock Street
------------------------------------------------------------------------------------------------------------------------------------
                              Curat Multifamily Portfolio
   60       CGM          2    Autumnwood Apartments                        717 Irving Avenue
   61       CGM          2    Silvercreek Apartments                       1526 North Seminary Avenue
------------------------------------------------------------------------------------------------------------------------------------
   62       CGM          2    Hilands II Apartments                        5755 East River Road
   63       PNC          2    Houston Levee Apartments (Note 10)           2801 Houston Levee Road
   64       CGM          2    Meadows Apartments                           2400 Springdale Road
------------------------------------------------------------------------------------------------------------------------------------
   65       CGM          1    Marriott Fairfield Inn & Suites Alpharetta   Various
                              Portfolio
  65.1                        Marriot TownePlace Suites                    1074 Cobb Place Boulevard
  65.2                        Fairfield Inn & Suites - Alpharetta, GA      11385 Haynes Bridge Road
  65.3                        Marriott Fairfield Inn & Suites - Macon, GA  4035 Sheraton Drive
------------------------------------------------------------------------------------------------------------------------------------
   66       PNC          1    Pac Bell Directory Office Building           5460 East La Palma Avenue
   67       PNC          1    Rancho Santa Fe                              13055, 13065, 13075 West Rancho Sante Fe Boulevard
   68       CGM          1    Whole Foods                                  28 & 50 Raymond Road
   69       CGM          1    State & Perryville Shopping Center           7143 East State Street
------------------------------------------------------------------------------------------------------------------------------------
   70       CGM          2    Stonehenge Apartments                        Various
  70.1                        Starkville Crossing                          107-125 John Calvin Street, 301-509 Mallory Lane, 101-123
                                                                           Rutledge Street, 100-218 John Wesley and 300-307 Aberathy
  70.2                        Stonehenge Apts                              Drive 625 South Montgomery
------------------------------------------------------------------------------------------------------------------------------------
   71       CGM          1    1210-1230 Washington Street                  1210-1230 Washington Street
   72       CGM          1    Melrose Place                                8436 Melrose Place
   73       CGM          1    Blankenbaker Parkway Office                  2700 Blankenbaker Parkway
------------------------------------------------------------------------------------------------------------------------------------
   74       CGM          1    Marriott Fairfield Inn & Suites Buckhead     Various
                              Portfolio
  74.1                        Fairfield Inn & Suites - Atlanta             3092 Piedmont Road
                              (Buckhead), GA
  74.2                        SpringHill Suites Atlanta/ Alpharetta        12730 Deerfield Parkway
------------------------------------------------------------------------------------------------------------------------------------
   75       CGM          1    Marriott Fairfield Inn & Suites Atlanta      Various
                              Portfolio
  75.1                        Marriott Fairfield Inn & Suites -            1145 Hammond Drive
                              Atlanta/Perimeter Center
  75.2                        Marriott TownePlace Suites                   7925 Westside Parkway
------------------------------------------------------------------------------------------------------------------------------------
   76       CGM          1    One Theall Road                              One Theall Road
   77       CGM          1    Washingtonian Center                         9821 Washingtonian Boulevard
   78       CGM          1    WalMart Supercenter - Dahlonega, GA          270 Wal-Mart Way
   79       CGM          1    Hilltop Square Shopping Center               550 First Colonial Road
   80       CGM          1    Prestige Portfolio I                         88 and 91 Prestige Park Circle, 101, 130 and 311 Prestige
                                                                           Park Road and 672 Tolland Street
   81       CGM          1    Sav-A-Center - Metairie, LA                  717 Clearview Parkway
   82       CGM          1    Natchez Mall                                 350 John R. Junkin Drive
   83       CGM          1    Courtyard by Marriott - Huntersville, NC     16700 Northcross Drive
   84       CGM          1    The Minolta Building                         615 Route 303
   85       PNC          1    Itronix Building                             12825 East Mirabeau Parkway
   86       CGM          1    Alfa Laval Building                          5400 International Trade Drive
   87       PNC          1    Miami Lakes Commons                          6625 Miami Lakes Drive
   88       PNC          1    Gateway West Shopping Center                 Route 8 @ Saulsbury Road
   89       CGM          1    KingsPark                                    5700 West Plano Parkway
   90       PNC          2    Berkley Village - Newport News               900 Daphia Circle
   91       CGM          1    50 Division Street                           50 Division Street
   92       CGM          1    Northwood Village                            351-403 Greens Road
   93       CGM          1    Riverfront Business Park                     16110-16140 Woodinville-Redmond Road Northeast
   94       CGM          1    Franklin Center Office Building              29100 Northwestern Highway
   95       CGM          1    Aurora - Wilkinson Medical Clinic(Hartland)  600 Walnut Ridge Drive
   96       CGM          1    5 & 105 Shawmut Road                         5 & 105 Shawmut Road
   97       CGM          1    Walgreen's- Henderson, NV                    101 East Lake Mead Parkway
   98       PNC          2    Wimbledon Place Apartments                   7605 East 49th Street
   99       PNC          1    Holiday Inn Express - Turlock                3001 Hotel Drive
  100       CGM          1    Oglethorpe Crossing                          3435 Ashford Dunwoody Road
  101       CGM          2    Spring Meadow Apartments                     10030 North 43rd Avenue
  102       CGM          1    Tustin Square                                1888-1944 North Tustin Street
  103       CGM          1    Village Square Retail Center                 2245 Village Square Parkway
  104       CGM          1    Niagara County Office Buildings              20-40 East Avenue, 111 and 50 Main Street
  105       PNC          1    80 West Street                               80 West Street
  106       CGM          2    Regency at Chandler Park                     101 Chandler Park
  107       CGM          1    Aurora - Edgerton Health Center              6901 West Edgerton Avenue
  108       CGM          1    Spalding Triangle                            5255,5275 & 5295 Triangle Parkway
  109       PNC          1    Hotel Bethlehem                              437 Main Street
  110       CGM          1    6201 Fairview Road                           6201 Fairview Road
  111       PNC          2    Chaparral Townhomes                          351 Chaparral Road
  112       CGM          1    La Quinta Inn Winter Park                    626 Lee Road
  113       PNC          1    Bolsa Magnolia Center                        9039 Bolsa Avenue
  114       CGM          2    Apple Creek Apartments                       3001 Pheasant Run Road
  115       CGM          2    Millport Apartments                          1001 Islington Street
  116       CGM          1    Parker Marketplace                           11001-11061 South Parker Road
  117       CGM          1    Village Green MHP                            1700 Robbins Road
  118       CGM          1    Winter Park Plaza                            330 West Fairbanks Avenue
  119       CGM          1    Holiday Inn - Lumberton, NC                  101 Wintergreen Drive
  120       CGM          1    Andover Business Center                      46979 and 47075 Five Mile Road
  121       CGM          2    Crystal Lake Apartments                      10500 South East 26th Avenue
  122       CGM          1    Aurora - Bluemond Health Center              12500 West Bluemond Road
  123       CGM          1    Office Depot Plaza                           4550 Lake Worth Road
------------------------------------------------------------------------------------------------------------------------------------
                              G4 Portfolio
  124       CGM          1    United Supermarket - Lubbock, TX             2703 82nd Street
  125       CGM          1    Advance Auto Parts - Cleveland, OH           7440 Broadway Avenue
  126       CGM          1    Advance Auto Parts - Denton Township, MI     1200 West Houghton Lake Drive
------------------------------------------------------------------------------------------------------------------------------------
  127       PNC          1    Douglas Station                              1160-1198 Douglas Road and 20-58 Sycamore
  128       CGM          1    Highland Plaza                               8341 Indianapolis Boulevard
  129       CGM          2    Kipling Manor Apartments                     82-90 Kip Drive
  130       PNC          1    McCarran Landing Shopping Center             4991-4999 Longley Lane
  131       CGM          1    Barcelone Building                           8751 West Charleston Boulevard
  132       CGM          1    Cypress Grove Plaza                          5622-5692 Cypress Gardens Boulevard
  133       CGM          1    Holiday Inn Express - Mooresville            130 Norman Station Boulevard
  134       PNC          2    Sherman Oaks Apartments & Apple Mini         5301 Sherman Street
                              Storage
  135       CGM          1    Aurora - Airport Health Center               180 West Grange Avenue
  136       CGM          1    MLK Plaza                                    3645 Page Boulevard
  137       CGM          1    Fairfield Inn - Myrtle Beach, SC             1350 Paradise Circle
  138       CGM          2    Willow Creek                                 2420 Parklawn Drive
  139       CGM          1    Barclay Square                               2601 South Rochester Road
  140       CGM          1    Prestige Portfolio II                        226-262 Prestige Park Road, 284-310 Prestige Park Road
  141       CGM          1    Circuit City - Redding, CA                   1175 Dana Drive
  142       CGM          1    United Supermarket - Plainview, TX           2401-2403 North Columbia Street
  143       CGM          2    Grace Street Apartments                      401-411 West Grace Street
  144       CGM          1    Holiday Inn Express - Myrtle Beach, SC       1290 Paradise Circle
  145       PNC          1    Comfort Inn & Suites - College Park          2450 Old National Parkway
  146       PNC          1    Gateway Plaza - N. Las Vegas                 1306 & 1318 West Craig Road
  147       CGM          1    Walgreen's - Orange, CT                      54 Boston Post Road
  148       CGM          1    Bird in Hand                                 2175-2185 South Road
  149       CGM          1    GSA - Mission Viejo, CA                      26051 Acero Road
  150       CGM          1    Barnes and Noble                             12170 Jefferson Avenue
  151       CGM          1    Best Buy-Portage                             6900 South Westnedge Avenue
  152       CGM          1    Bassett Creek Medical Building               5851 Duluth Street
  153       CGM          1    Pasco Rite Aid                               410 West Bonneville Street
  154       CGM          1    Mill & Main                                  400 East Main Street
  155       CGM          1    CVS - Port Richey, FL                        11938 US Highway 19 North
  156       CGM          1    Shoppes at Cranberry Commons                 1694 Route 228
  157       CGM          1    Rafael North (Marin) Office                  165,175 and 185 North Redwood Drive
  158       PNC          1    Hayden Park Office                           10613 & 10617 North Hayden Road
  159       PNC          2    Crawford Mayfair Apartments                  3350-3364 Broadmoor Avenue, 65-71 S. Hampton Road,
                                                                           223-291 Mayfair Boulevard
  160       CGM          1    155 Founders Plaza                           155 Pitkin Street
  161       CGM          1    Best Buy - Fond du Lac, WI                   335 North Pioneer Road
  162       PNC          2    Park Westwood Apartments                     9501 West Sam Houston Parkway
  163       CGM          1    Rite Aid - Louisville, KY                    7118 Southside Drive
  164       CGM          1    Rite Aid - Manchester, PA                    4150 North George Street Ext
  165       CGM          1    Rite Aid - Lancaster, PA                     1550 Columbia Avenue
  166       PNC          2    Mayfair Village Apartments                   412-440 & 57-73 Mayfair Boulevard

 LOAN
NUMBER           CITY          STATE   ZIP CODE        COUNTY             PROPERTY TYPE         DETAILED PROPERTY TYPE
--------------------------------------------------------------------------------------------------------------------------

   1    Various               Various   Various  Various              Various               Various
  1.1   Omaha                    NE      68138   Sarpy                Industrial            Warehouse
  1.2   Green Bay                WI      54304   Brown                Office                Suburban
  1.3   De Pere                  WI      54115   Brown                Industrial            Warehouse
  1.4   Ashwaubenon              WI      54304   Brown                Retail                Anchored, Single Tenant
  1.5   Redding                  CA      96003   Shasta               Retail                Anchored, Single Tenant
  1.6   Coeur D'Alene            ID      83814   Kootenai             Retail                Anchored, Single Tenant
  1.7   Boise                    ID      83716   Ada                  Industrial            Warehouse
  1.8   Duluth                   MN      55811   Saint Louis          Retail                Anchored, Single Tenant
  1.9   Saint Cloud              MN      56301   Stearns              Retail                Anchored, Single Tenant
  1.10  Madison                  WI      53717   Dane                 Retail                Anchored, Single Tenant
  1.11  Appleton                 WI      54914   Outagamie            Retail                Anchored, Single Tenant
  1.12  Madison                  WI      53704   Dane                 Retail                Anchored, Single Tenant
  1.13  Mankato                  MN      56001   Blue Earth           Retail                Anchored, Single Tenant
  1.14  Rochester                MN      55904   Olmsted              Retail                Anchored, Single Tenant
  1.15  Rochester                MN      55906   Olmsted              Retail                Anchored, Single Tenant
  1.16  Quincy                   IL      62301   Adams                Retail                Anchored, Single Tenant
  1.17  Green Bay                WI      54302   Brown                Retail                Anchored, Single Tenant
  1.18  Kennewick                WA      99336   Benton               Retail                Anchored, Single Tenant
  1.19  Omaha                    NE      68144   Douglas              Retail                Anchored, Single Tenant
  1.20  Omaha                    NE      68134   Douglas              Retail                Anchored, Single Tenant
  1.21  Fond du Lac              WI      54935   Fond du Lac          Retail                Anchored, Single Tenant
  1.22  Marquette                MI      49855   Marquette            Retail                Anchored, Single Tenant
  1.23  Sioux Falls              SD      57105   Minnehaha            Retail                Anchored, Single Tenant
  1.24  Rapid City               SD      57701   Pennington           Retail                Anchored, Single Tenant
  1.25  Neenah                   WI      54956   Winnebago            Retail                Anchored, Single Tenant
  1.26  Eau Claire               WI      54701   Eau Claire           Retail                Anchored, Single Tenant
  1.27  Wisconsin Rapids         WI      54494   Wood                 Retail                Anchored, Single Tenant
  1.28  Missoula                 MT      59801   Missoula             Retail                Anchored, Single Tenant
  1.29  Oshkosh                  WI      54902   Winnebago            Retail                Anchored, Single Tenant
  1.30  Kimberly                 WI      54136   Outagamie            Retail                Anchored, Single Tenant
  1.31  Spokane                  WA      99218   Spokane              Retail                Anchored, Single Tenant
  1.32  Racine                   WI      53406   Racine               Retail                Anchored, Single Tenant
  1.33  Spokane                  WA      99223   Spokane              Retail                Anchored, Single Tenant
  1.34  Marshfield               WI      54449   Wood                 Retail                Anchored, Single Tenant
  1.35  Janesville               WI      53545   Rock                 Retail                Anchored, Single Tenant
  1.36  Austin                   MN      55912   Mower                Retail                Anchored, Single Tenant
  1.37  Saint Cloud              MN      56304   Benton               Retail                Anchored, Single Tenant
  1.38  Belvidere                IL      61008   Boone                Retail                Anchored, Single Tenant
  1.39  Monona                   WI      53713   Dane                 Retail                Anchored, Single Tenant
  1.40  Grand Island             NE      68803   Hall                 Retail                Anchored, Single Tenant
  1.41  Kenosha                  WA      53144   Kenosha              Retail                Anchored, Single Tenant
  1.42  Billings                 MT      59102   Yellowstone          Retail                Anchored, Single Tenant
  1.43  Watertown                WI      53094   Jefferson            Retail                Anchored, Single Tenant
  1.44  Jacksonville             IL      62650   Morgan               Retail                Anchored, Single Tenant
  1.45  Lincoln                  NE      68502   Lancaster            Retail                Anchored, Single Tenant
  1.46  West Bend                WI      53095   Washington           Retail                Anchored, Single Tenant
  1.47  Menasha                  WI      54952   Winnebago            Retail                Anchored, Single Tenant
  1.48  Beloit                   WI      53511   Rock                 Retail                Anchored, Single Tenant
  1.49  Onalaska                 WI      54650   La Crosse            Retail                Anchored, Single Tenant
  1.50  Madison                  WI      53704   Dane                 Retail                Anchored, Single Tenant
  1.51  Sheboygan                WI      53081   Sheboygan            Retail                Anchored, Single Tenant
  1.52  West Jordan              UT      84088   Salt Lake            Retail                Anchored, Single Tenant
  1.53  Salt Lake City           UT      84106   Salt Lake            Retail                Anchored, Single Tenant
  1.54  Winona                   MN      55987   Winona               Retail                Anchored, Single Tenant
  1.55  Yakima                   WA      98908   Yakima               Retail                Anchored, Single Tenant
  1.56  Mitchell                 SD      57301   Davison              Retail                Anchored, Single Tenant
  1.57  Grafton                  WI      53024   Ozaukee              Retail                Anchored, Single Tenant
  1.58  La Crosse                WI      54601   La Crosse            Retail                Anchored, Single Tenant
  1.59  Marshall                 MN      56258   Lyon                 Retail                Anchored, Single Tenant
  1.60  Chippewa Falls           WI      54729   Chippewa             Retail                Anchored, Single Tenant
  1.61  De Pere                  WI      54115   Brown                Retail                Anchored, Single Tenant
  1.62  Manitowoc                WI      54220   Manitowoc            Retail                Anchored, Single Tenant
  1.63  Watertown                SD      57201   Codington            Retail                Anchored, Single Tenant
  1.64  Rothschild               WI      54474   Marathon             Retail                Anchored, Single Tenant
  1.65  Stevens Point            WI      54481   Portage              Retail                Anchored, Single Tenant
  1.66  Hutchinson               MN      55350   McLeod               Retail                Anchored, Single Tenant
  1.67  West Bountiful           UT      84010   Davis                Retail                Anchored, Single Tenant
  1.68  Aberdeen                 SD      57401   Brown                Retail                Anchored, Single Tenant
  1.69  Great Falls              MT      59404   Cascade              Retail                Anchored, Single Tenant
  1.70  Helena                   MT      59602   Lewis and Clark      Retail                Anchored, Single Tenant
  1.71  Pullman                  WA      99163   Whitman              Retail                Anchored, Single Tenant
  1.72  Kingsford                MI      49802   Dickinson            Retail                Anchored, Single Tenant
  1.73  Riverdale                UT      84405   Weber                Retail                Anchored, Single Tenant
  1.74  Mason City               IA      50401   Cerro Gordo          Retail                Anchored, Single Tenant
  1.75  Layton                   UT      84041   Davis                Retail                Anchored, Single Tenant
  1.76  Boise                    ID      83706   Ada                  Retail                Anchored, Single Tenant
  1.77  West Valley City         UT      84120   Salt Lake            Retail                Anchored, Single Tenant
  1.78  Fairmont                 MN      56031   Martin               Retail                Anchored, Single Tenant
  1.79  Delavan                  WI      53115   Walworth             Retail                Anchored, Single Tenant
  1.80  Bellevue                 NE      68005   Sarpy                Retail                Anchored, Single Tenant
  1.81  Ogden                    UT      84404   Weber                Retail                Anchored, Single Tenant
  1.82  River Falls              WI      54022   Saint Croix          Retail                Anchored, Single Tenant
  1.83  Monroe                   WI      53566   Green                Retail                Anchored, Single Tenant
  1.84  Albert Lea               MN      56007   Freeborn             Retail                Anchored, Single Tenant
  1.85  Norfolk                  NE      68701   Madison              Retail                Anchored, Single Tenant
  1.86  North Platte             NE      69101   Lincoln              Retail                Anchored, Single Tenant
  1.87  Escanaba                 MI      49829   Delta                Retail                Anchored, Single Tenant
  1.88  Worthington              MN      56187   Nobles               Retail                Anchored, Single Tenant
  1.89  Nampa                    ID      83651   Canyon               Retail                Anchored, Single Tenant
  1.90  Houghton                 MI      49931   Houghton             Retail                Anchored, Single Tenant
  1.91  Marinette                WI      54143   Marinette            Retail                Anchored, Single Tenant
  1.92  Provo                    UT      84604   Utah                 Retail                Anchored, Single Tenant
  1.93  Twin Falls               ID      83301   Twin Falls           Retail                Anchored, Single Tenant
  1.94  Rice Lake                WI      54868   Rusk                 Retail                Anchored, Single Tenant
  1.95  Chubbuck                 ID      83202   Bannock              Retail                Anchored, Single Tenant
  1.96  Idaho Falls              ID      83404   Bonneville           Retail                Anchored, Single Tenant
  1.97  Dixon                    IL      61021   Lee                  Retail                Anchored, Single Tenant
  1.98  Walla Walla              WA      99362   Walla Walla          Retail                Anchored, Single Tenant
  1.99  Union Gap                WA      98903   Yakima               Retail                Anchored, Single Tenant
 1.100  Freeport                 IL      61032   Stephenson           Retail                Anchored, Single Tenant
 1.101  Spanish Fork             UT      84660   Utah                 Retail                Anchored, Single Tenant
 1.102  Logan                    UT      84341   Cache                Retail                Anchored, Single Tenant
 1.103  Brigham City             UT      84302   Box Elder            Retail                Anchored, Single Tenant
 1.104  Fort Atkinson            WI      53538   Jefferson            Retail                Anchored, Single Tenant
 1.105  Lewiston                 ID      83501   Nez Perce            Retail                Anchored, Single Tenant
 1.106  Ledgeview                WI      54115   Brown                Retail                Anchored, Single Tenant
 1.107  Howard                   WI      54313   Brown                Retail                Anchored, Single Tenant
 1.108  Monmouth                 IL      61462   Warren               Retail                Anchored, Single Tenant
 1.109  De Pere                  WI      54115   Brown                Industrial            Optical Lab
 1.110  Spokane Valley           WA      99216   Spokane              Retail                Anchored, Single Tenant
 1.111  Burlington               IA      52601   Des Moines           Retail                Anchored, Single Tenant
 1.112  Port Washington          WI      53074   Ozaukee              Retail                Anchored, Single Tenant
--------------------------------------------------------------------------------------------------------------------------
   2    Brea                     CA      92821   Orange               Office                Suburban
   3    Reston                   VA      20190   Fairfax              Office                Suburban
--------------------------------------------------------------------------------------------------------------------------
   4    Various               Various   Various  Various              Office                Suburban
  4.1   Syosset                  NY      11791   Nassau               Office                Suburban
  4.2   Uniondale                NY      11553   Nassau               Office                Suburban
  4.3   Tarrytown                NY      10591   Westchester          Office                Suburban
  4.4   Tarrytown                NY      10591   Westchester          Office                Suburban
  4.5   Melville                 NY      11747   Suffolk              Office                Suburban
  4.6   West Orange              NJ      07052   Essex                Office                Suburban
  4.7   Syosset                  NY      11791   Nassau               Office                Suburban
--------------------------------------------------------------------------------------------------------------------------
   5    Various               Various   Various  Various              Hospitality           Full Service
  5.1   Sandusky                 OH      44870   Erie                 Hospitality           Full Service
  5.2   Lake Delton              WI      53965   Sauk                 Hospitality           Full Service
--------------------------------------------------------------------------------------------------------------------------
   6    Placentia                CA      92870   Orange               Multifamily           Conventional
   7    Orlando                  FL      32801   Orange               Office                CBD
--------------------------------------------------------------------------------------------------------------------------
   8    Pittsburgh               PA      15212   Allegheny            Hospitality           Full Service
   9    Pittsburgh               PA      15203   Allegheny            Hospitality           Full Service
   10   Bridgeville              PA      15017   Allegheny            Hospitality           Limited Service
   11   Washington               PA      15301   Washington           Hospitality           Limited Service
--------------------------------------------------------------------------------------------------------------------------
   12   Yukon                    OK      73099   Canadian             Industrial            Warehouse
   13   Oklahoma City            OK      73108   Oklahoma             Industrial            Warehouse
   14   Oklahoma City            OK      73135   Oklahoma             Office                Flex
   15   Yukon                    OK      73099   Canadian             Industrial            Warehouse
   16   Oklahoma City            OK      73131   Oklahoma             Industrial            Warehouse
   17   Broken Arrow             OK      74012   Tulsa                Industrial            Flex
   18   Oklahoma City            OK      73105   Oklahoma             Office                Flex
   19   Oklahoma City            OK      73127   Oklahoma             Industrial            Warehouse
--------------------------------------------------------------------------------------------------------------------------
   20   Del Mar                  CA      92014   San Diego            Retail                Unanchored
   21   Columbia                 SC      29201   Richland             Office                CBD
   22   Warminster               PA      18974   Bucks                Multifamily           Conventional
   23   DuBois                   PA      15801   Clearfield           Retail                Anchored
   24   Knoxville                TN      37902   Knox                 Office                CBD
   25   Auburn                   WA      98092   Pierce               Retail                Anchored
   26   Green Cove Springs       FL      32043   Clay                 Industrial            Warehouse
   27   Norcross                 GA      30092   Gwinnett             Multifamily           Conventional
   28   Tampa                    FL      33626   Hillsborough         Retail                Anchored
   29   Bossier City             LA      71111   Bossier              Retail                Anchored
   30   Loveland                 OH      45140   Warren               Multifamily           Conventional
   31   Pittsburgh               PA      15275   Allegheny            Retail                Anchored
   32   Highland Park            NJ      08904   Middlesex            Multifamily           Conventional
   33   Marlborough              MA      01752   Middlesex            Office                Suburban
   34   Germantown               MD      20876   Montgomery           Retail                Anchored
   35   Billerica                MA      01821   Middlesex            Office                Suburban
   36   Gainesville              VA      20155   Prince William       Retail                Anchored
   37   Flint                    MI      48507   Genesee              Industrial            Warehouse
   38   Seattle                  WA      98101   King                 Mixed Use             Office(75%)/Retail(25%)
   39   Raleigh                  NC      27606   Wake                 Multifamily           Student Housing
   40   Rockaway                 NJ      07866   Morris               Office                Suburban
   41   Naples                   FL      34110   Collier              Office                Medical Office
   42   North Hollywood          CA      91602   Los Angeles          Hospitality           Full Service
   43   Cape May Court House     NJ      08210   Cape May             Retail                Anchored
   44   Fullerton                CA      92831   Orange               Industrial            Warehouse
   45   Tucson                   AZ      85704   Pima                 Multifamily           Conventional
   46   Tukwila                  WA      98188   King                 Hospitality           Full Service
   47   Glen Allen               VA      23060   Henrico              Hospitality           Full Service
   48   Las Vegas                NV      89121   Clark                Office                Suburban
   49   Ann Arbor                MI      48104   Washtenaw            Multifamily           Student Housing
   50   Fremont                  CA      94538   Alameda              Land                  Retail
   51   Overland Park            KS      66204   Johnson              Multifamily           Conventional
--------------------------------------------------------------------------------------------------------------------------
   52   Spokane                  WA      99217   Spokane              Multifamily           Conventional
   53   Spokane                  WA      99217   Spokane              Multifamily           Conventional
--------------------------------------------------------------------------------------------------------------------------
   54   Santa Rosa               CA      95403   Sonoma               Retail                Shadow Anchored
   55   Andover                  MA      01810   Essex                Office                Suburban
   56   Houston                  TX      77067   Harris               Office                Suburban
   57   Philadelphia             PA      19103   Philadelphia         Retail                Unanchored
   58   Memphis                  TN      38016   Shelby               Office                Suburban
   59   Nashville                TN      37203   Davidson             Mixed Use             Retail(80%)/Office(20%)
--------------------------------------------------------------------------------------------------------------------------
   60   Woodstock                IL      60098   McHenry              Multifamily           Conventional
   61   Woodstock                IL      60098   McHenry              Multifamily           Conventional
--------------------------------------------------------------------------------------------------------------------------
   62   Tucson                   AZ      85750   Pima                 Multifamily           Conventional
   63   Memphis                  TN      38016   Shelby               Multifamily           Conventional
   64   Waukesha                 WI      53186   Waukesha             Multifamily           Conventional
--------------------------------------------------------------------------------------------------------------------------
   65   Various                  GA     Various  Various              Hospitality           Limited Service
  65.1  Kennesaw                 GA      30144   Cobb                 Hospitality           Limited Service
  65.2  Alpharetta               GA      30004   Fulton               Hospitality           Limited Service
  65.3  Macon                    GA      31210   Bibb                 Hospitality           Limited Service
--------------------------------------------------------------------------------------------------------------------------
   66   Anaheim                  CA      92807   Orange               Office                Suburban
   67   Avondale                 AZ      85323   Maricopa             Office                Medical Office
   68   West Hartford            CT      06107   Hartford             Retail                Anchored, Single Tenant
   69   Rockford                 IL      61108   Winnebago            Retail                Shadow Anchored
--------------------------------------------------------------------------------------------------------------------------
   70   Starkville               MS      39759   Oktibbeha            Multifamily           Student Housing
  70.1  Starkville               MS      39759   Oktibbeha            Multifamily           Student Housing
  70.2  Starkville               MS      39759   Oktibbeha            Multifamily           Student Housing
--------------------------------------------------------------------------------------------------------------------------
   71   Newton                   MA      02465   Middlesex            Office                Suburban
   72   Los Angeles              CA      90069   Los Angeles          Retail                Unanchored
   73   Louisville               KY      40299   Jefferson            Office                Suburban
--------------------------------------------------------------------------------------------------------------------------
   74   Various                  GA     Various  Fulton               Hospitality           Limited Service
  74.1  Atlanta                  GA      30305   Fulton               Hospitality           Limited Service
  74.2  Alpharetta               GA      30004   Fulton               Hospitality           Limited Service
--------------------------------------------------------------------------------------------------------------------------
   75   Various                  GA     Various  Fulton               Hospitality           Limited Service
  75.1  Atlanta                  GA      30328   Fulton               Hospitality           Limited Service
  75.2  Alpharetta               GA      30004   Fulton               Hospitality           Limited Service
--------------------------------------------------------------------------------------------------------------------------
   76   Rye                      NY      10580   Westchester          Office                Medical Office
   77   Gaithersburg             MD      20878   Montgomery           Retail                Shadow Anchored
   78   Dahlonega                GA      30533   Lumpkin              Retail                Anchored, Single Tenant
   79   Virginia Beach           VA      23451   Virginia Beach City  Retail                Anchored
   80   East Hartford            CT      06108   Hartford             Industrial            Flex
   81   Metairie                 LA      70001   Jefferson            Retail                Anchored, Single Tenant
   82   Natchez                  MS      39120   Adams                Retail                Regional Mall
   83   Huntersville             NC      28078   Mecklenburg          Hospitality           Limited Service
   84   Blauvelt                 NY      10913   Rockland             Industrial            Warehouse
   85   Spokane Valley           WA      99216   Spokane              Office                Suburban
   86   Richmond                 VA      23231   Henrico              Industrial            Warehouse
   87   Miami Lakes              FL      33014   Miami-Dade           Office                Suburban
   88   Dover                    DE      19977   Kent                 Retail                Anchored
   89   Plano                    TX      75093   Collin               Office                Suburban
   90   Newport News             VA      23601   Newport News City    Multifamily           Section 8
   91   Somerville               NJ      08876   Somerset             Office                Suburban
   92   Houston                  TX      77060   Harris               Retail                Unanchored
   93   Woodinville              WA      98072   King                 Industrial            Warehouse
   94   Southfield               MI      48034   Oakland              Office                Suburban
   95   Hartland                 WI      53029   Waukesha             Office                Medical Office
   96   Canton                   MA      02021   Norfolk              Mixed Use             Warehouse(64%)/Office(36%)
   97   Henderson                NV      89015   Clark                Retail                Anchored, Single Tenant
   98   Tulsa                    OK      74145   Tulsa                Multifamily           Conventional
   99   Turlock                  CA      95380   Stanislaus           Hospitality           Limited Service
  100   Atlanta                  GA      30319   Dekalb               Retail                Anchored
  101   Glendale                 AZ      85302   Maricopa             Multifamily           Conventional
  102   Orange                   CA      92865   Orange               Mixed Use             Retail(73%)/Office(28%)
  103   Orange Park              FL      32003   Clay                 Retail                Unanchored
  104   Lockport                 NY      14094   Niagara              Office                Suburban
  105   Annapolis                MD      21401   Anne Arundel         Office                Suburban
  106   Greer                    SC      29651   Greenville           Multifamily           Conventional
  107   Greenfield               WI      53220   Milwaukee            Office                Medical Office
  108   Norcross                 GA      30092   Gwinnett             Office                Suburban
  109   Bethlehem                PA      18018   Northhampton         Hospitality           Full Service
  110   Charlotte                NC      28210   Mecklenburg          Office                Suburban
  111   Allen                    TX      75002   Colin                Multifamily           Conventional
  112   Orlando                  FL      32810   Orange               Hospitality           Full Service
  113   Westminster              CA      92683   Orange               Retail                Anchored
  114   Norman                   OK      73072   Cleveland            Multifamily           Conventional
  115   Portsmouth               NH      03801   Rockingham           Multifamily           Conventional
  116   Parker                   CO      80134   Douglas              Retail                Shadow Anchored
  117   Grand Haven              MI      49417   Ottawa               Manufactured Housing  Manufactured Housing
  118   Winter Park              FL      32789   Orange               Retail                Unanchored
  119   Lumberton                NC      28358   Robeson              Hospitality           Full Service
  120   Plymouth Township        MI      48170   Wayne                Office                Suburban
  121   Milwaukie                OR      97222   Clackamas            Multifamily           Conventional
  122   Elm Grove                WI      53122   Waukesha             Office                Medical Office
  123   Greenacres               FL      33463   Palm Beach           Retail                Anchored
--------------------------------------------------------------------------------------------------------------------------
  124   Lubbock                  TX      79423   Lubbock              Retail                Anchored, Single Tenant
  125   Cleveland                OH      44105   Cuyahoga             Retail                Unanchored, Single Tenant
  126   Denton Township          MI      48651   Roscommon            Retail                Unanchored, Single Tenant
--------------------------------------------------------------------------------------------------------------------------
  127   Lee's Summit             MO      64086   Jackson              Retail                Unanchored
  128   Highland                 IN      46322   Lake                 Retail                Anchored
  129   Salinas                  CA      93906   Monterey             Multifamily           Conventional
  130   Reno                     NV      89502   Washoe               Retail                Unanchored
  131   Las Vegas                NV      89117   Clark                Mixed Use             Retail(63%)/Office(37%)
  132   Winter Haven             FL      33884   Polk                 Retail                Anchored
  133   Mooresville              NC      28117   Iredell              Hospitality           Limited Service
  134   Wausau                   WI      54401   Marathon             Multifamily           Conventional
  135   Milwaukee                WI      53207   Milwaukee            Office                Medical Office
  136   St. Louis                MO      63113   Saint Louis City     Retail                Anchored
  137   Myrtle Beach             SC      29577   Horry                Hospitality           Limited Service
  138   Waukesha                 WI      53186   Waukesha             Multifamily           Conventional
  139   Rochester Hills          MI      48307   Oakland              Retail                Unanchored
  140   East Hartford            CT      06108   Hartford             Industrial            Flex
  141   Redding                  CA      96003   Shasta               Retail                Anchored, Single Tenant
  142   Plainview                TX      79072   Hale                 Retail                Anchored, Single Tenant
  143   Richmond                 VA      23220   Richmond City        Multifamily           Student Housing
  144   Myrtle Beach             SC      29577   Horry                Hospitality           Limited Service
  145   College Park             GA      30349   Fulton               Hospitality           Limited Service
  146   North Las Vegas          NV      89032   Clark                Retail                Anchored
  147   Orange                   CT      06477   New Haven            Retail                Anchored, Single Tenant
  148   Poughkeepsie             NY      12601   Dutchess             Retail                Unanchored
  149   Mission Viejo            CA      92691   Orange               Office                Suburban
  150   Newport News             VA      23602   Newport News         Retail                Shadow Anchored, Single Tenant
  151   Portage                  MI      49002   Kalamazoo            Retail                Anchored, Single Tenant
  152   Golden Valley            MN      55422   Hennepin             Office                Medical Office
  153   Pasco                    WA      99301   Franklin             Retail                Anchored, Single Tenant
  154   Aspen                    CO      81611   Pitkin               Office                Suburban
  155   Port Richey              FL      34668   Pasco                Retail                Anchored, Single Tenant
  156   Cranberry Township       PA      16066   Butler               Retail                Unanchored
  157   San Rafael               CA      94903   Marin                Office                Suburban
  158   Scottsdale               AZ      85260   Maricopa             Office                Suburban
  159   Columbus                 OH      43213   Franklin             Multifamily           Conventional
  160   East Hartford            CT      06108   East Hartford        Office                Suburban
  161   Fond du Lac              WI      54935   Fond du Lac          Retail                Anchored, Single Tenant
  162   Houston                  TX      77099   Harris               Multifamily           Conventional
  163   Louisville               KY      40214   Jefferson            Retail                Anchored, Single Tenant
  164   Manchester               PA      17345   York                 Retail                Anchored, Single Tenant
  165   Lancaster                PA      17603   Lancaster            Retail                Anchored, Single Tenant
  166   Columbus                 OH      43213   Franklin             Multifamily           Conventional

                                  % OF AGGREGATE                                CUT-OFF DATE
                                     INITIAL      % OF INITIAL  % OF INITIAL     PRINCIPAL
 LOAN        CUT-OFF DATE          MORTGAGE POOL  LOAN GROUP 1  LOAN GROUP 2    BALANCE PER      LOAN BALANCE AT
NUMBER    PRINCIPAL BALANCE           BALANCE       BALANCE       BALANCE     SF/UNIT/ROOM/PAD   MATURITY / ARD
----------------------------------------------------------------------------------------------------------------

   1    200,000,000.00 (Note 11)       8.8%           10.6%                    $49.72 (Note 5)    172,516,167.42
  1.1
  1.2
  1.3
  1.4
  1.5
  1.6
  1.7
  1.8
  1.9
  1.10
  1.11
  1.12
  1.13
  1.14
  1.15
  1.16
  1.17
  1.18
  1.19
  1.20
  1.21
  1.22
  1.23
  1.24
  1.25
  1.26
  1.27
  1.28
  1.29
  1.30
  1.31
  1.32
  1.33
  1.34
  1.35
  1.36
  1.37
  1.38
  1.39
  1.40
  1.41
  1.42
  1.43
  1.44
  1.45
  1.46
  1.47
  1.48
  1.49
  1.50
  1.51
  1.52
  1.53
  1.54
  1.55
  1.56
  1.57
  1.58
  1.59
  1.60
  1.61
  1.62
  1.63
  1.64
  1.65
  1.66
  1.67
  1.68
  1.69
  1.70
  1.71
  1.72
  1.73
  1.74
  1.75
  1.76
  1.77
  1.78
  1.79
  1.80
  1.81
  1.82
  1.83
  1.84
  1.85
  1.86
  1.87
  1.88
  1.89
  1.90
  1.91
  1.92
  1.93
  1.94
  1.95
  1.96
  1.97
  1.98
  1.99
 1.100
 1.101
 1.102
 1.103
 1.104
 1.105
 1.106
 1.107
 1.108
 1.109
 1.110
 1.111
 1.112
----------------------------------------------------------------------------------------------------------------
   2              133,000,000.00       5.9%            7.1%                              208.82   116,507,430.99
   3               93,000,000.00       4.1%            5.0%                              191.33    93,000,000.00
----------------------------------------------------------------------------------------------------------------
   4               72,000,000.00       3.2%            3.8%                               78.64    72,000,000.00
  4.1
  4.2
  4.3
  4.4
  4.5
  4.6
  4.7
----------------------------------------------------------------------------------------------------------------
   5               63,000,000.00       2.8%            3.4%                          108,620.69    59,902,702.15
  5.1
  5.2
----------------------------------------------------------------------------------------------------------------
   6               55,000,000.00       2.4%                          14.3%           130,331.75    48,884,559.54
   7               42,695,000.00       1.9%            2.3%                              158.07    38,819,666.89
----------------------------------------------------------------------------------------------------------------
   8               19,762,500.00       0.9%            1.1%                           99,810.61    15,244,278.83
   9                9,487,500.00       0.4%            0.5%                           75,900.00     7,318,410.90
   10               4,670,000.00       0.2%            0.2%                           66,714.29     3,602,316.62
   11               4,350,000.00       0.2%            0.2%                           62,142.86     3,355,476.93
----------------------------------------------------------------------------------------------------------------
   12               9,615,000.00       0.4%            0.5%                               31.02     8,924,607.67
   13               7,623,000.00       0.3%            0.4%                               52.57     7,075,640.59
   14               6,763,000.00       0.3%            0.4%                               73.80     6,277,391.75
   15               6,340,000.00       0.3%            0.3%                               52.07     5,884,764.70
   16               4,131,000.00       0.2%            0.2%                               29.85     3,834,379.02
   17               1,510,000.00       0.1%            0.1%                               46.46     1,401,576.45
   18               1,297,000.00       0.1%            0.1%                               92.64     1,203,870.63
   19                 721,000.00       0.0%            0.0%                               96.26       669,229.55
----------------------------------------------------------------------------------------------------------------
   20              36,500,000.00       1.6%            1.9%                              346.06    32,869,294.21
   21              34,800,000.00       1.5%            1.9%                              114.91    31,400,282.58
   22              33,000,000.00       1.5%                          8.6%             84,615.38    30,851,576.75
   23              32,812,500.00       1.4%            1.7%                               74.67    30,392,588.29
   24              30,250,000.00       1.3%            1.6%                               90.52    28,094,941.16
   25              26,700,000.00       1.2%            1.4%                              220.12    24,792,557.92
   26              26,500,000.00       1.2%            1.4%                               33.39    23,760,324.66
   27              25,600,000.00       1.1%                          6.6%             50,393.70    22,900,357.29
   28              22,955,854.73       1.0%            1.2%                              198.98    19,383,730.66
   29              22,500,000.00       1.0%            1.2%                              152.14    20,887,403.02
   30              22,167,000.00       1.0%                          5.8%             63,334.29    21,305,578.27
   31              21,900,000.00       1.0%            1.2%                              146.64    19,707,077.80
   32              20,000,000.00       0.9%                          5.2%             92,592.59    17,530,641.10
   33              19,900,000.00       0.9%            1.1%                               67.30    18,528,586.25
   34              19,900,000.00       0.9%            1.1%                              213.19    18,933,413.92
   35              19,895,714.89       0.9%            1.1%                              138.99    16,780,694.50
   36              19,815,000.00       0.9%            1.1%                              190.39    18,852,542.55
   37              19,500,000.00       0.9%            1.0%                               48.75    15,103,165.95
   38              18,800,000.00       0.8%            1.0%                              151.45    16,679,574.86
   39              17,500,000.00       0.8%                          4.5%             81,018.52    15,674,746.81
   40              17,480,000.00       0.8%            0.9%                              144.42    15,377,904.25
   41              17,120,000.00       0.8%            0.9%                              224.56    15,367,896.65
   42              16,659,061.47       0.7%            0.9%                           65,329.65    13,021,073.05
   43              16,250,000.00       0.7%            0.9%                              107.85    15,155,867.58
   44              16,200,000.00       0.7%            0.9%                               77.42    13,977,140.20
   45              16,000,000.00       0.7%                          4.2%             34,482.76    16,000,000.00
   46              15,881,825.18       0.7%            0.8%                           72,519.75    12,290,902.67
   47              15,558,229.72       0.7%            0.8%                          100,375.68    14,127,974.99
   48              15,540,000.00       0.7%            0.8%                              133.91    13,922,028.24
   49              15,190,000.00       0.7%                          3.9%             46,882.72    14,166,262.08
   50              14,904,880.26       0.7%            0.8%                              117.04    12,526,878.54
   51              14,800,000.00       0.7%                          3.8%             42,285.71    14,217,690.20
----------------------------------------------------------------------------------------------------------------
   52               8,879,000.00       0.4%                          2.3%             46,244.79     7,809,033.83
   53               5,846,000.00       0.3%                          1.5%             44,287.88     5,141,526.27
----------------------------------------------------------------------------------------------------------------
   54              14,600,000.00       0.6%            0.8%                              452.88    13,510,025.30
   55              14,500,000.00       0.6%            0.8%                              110.94    12,991,163.15
   56              14,500,000.00       0.6%            0.8%                              116.94    13,519,541.90
   57              14,487,323.99       0.6%            0.8%                              623.97    12,225,365.32
   58              14,475,000.00       0.6%            0.8%                              114.80    12,263,337.67
   59              14,360,000.00       0.6%            0.8%                              165.30    14,360,000.00
----------------------------------------------------------------------------------------------------------------
   60               7,063,125.43       0.3%                          1.8%             69,246.33     6,611,505.05
   61               7,063,125.43       0.3%                          1.8%             70,631.25     6,611,505.05
----------------------------------------------------------------------------------------------------------------
   62              14,000,000.00       0.6%                          3.6%             35,000.00    14,000,000.00
   63              13,500,000.00       0.6%                          3.5%             46,712.80    12,381,783.27
   64              13,472,999.49       0.6%                          3.5%             28,364.21    11,312,223.99
----------------------------------------------------------------------------------------------------------------
   65              13,257,088.85       0.6%            0.7%                           53,456.00    11,350,011.53
  65.1
  65.2
  65.3
----------------------------------------------------------------------------------------------------------------
   66              13,200,000.00       0.6%            0.7%                              162.97    11,915,871.90
   67              13,000,000.00       0.6%            0.7%                              174.38    11,726,117.28
   68              13,000,000.00       0.6%            0.7%                              275.58    12,180,049.76
   69              12,850,000.00       0.6%            0.7%                              116.05    12,048,077.42
----------------------------------------------------------------------------------------------------------------
   70              12,305,040.06       0.5%                          3.2%             58,875.79    10,387,124.80
  70.1
  70.2
----------------------------------------------------------------------------------------------------------------
   71              12,300,000.00       0.5%            0.7%                              136.77    11,433,054.90
   72              12,000,000.00       0.5%            0.6%                              800.00    11,232,678.56
   73              11,717,659.97       0.5%            0.6%                              108.90     9,927,826.41
----------------------------------------------------------------------------------------------------------------
   74              11,679,814.72       0.5%            0.6%                           59,288.40     9,999,633.66
  74.1
  74.2
----------------------------------------------------------------------------------------------------------------
   75              11,589,970.00       0.5%            0.6%                           57,376.09     9,922,713.40
  75.1
  75.2
----------------------------------------------------------------------------------------------------------------
   76              11,400,000.00       0.5%            0.6%                              175.38    10,157,596.08
   77              11,150,000.00       0.5%            0.6%                              376.43    10,616,964.61
   78              11,004,000.00       0.5%            0.6%                               76.26     9,842,273.06
   79              10,953,250.82       0.5%            0.6%                               45.85     9,242,493.45
   80              10,405,000.00       0.5%            0.6%                               33.93     9,315,984.41
   81              10,069,086.88       0.4%            0.5%                              167.66     8,529,054.20
   82               9,528,182.19       0.4%            0.5%                               44.20     7,354,027.37
   83               9,429,933.55       0.4%            0.5%                          104,777.04     7,299,974.59
   84               9,300,000.00       0.4%            0.5%                               42.41     7,992,437.40
   85               9,200,000.00       0.4%            0.5%                               76.03     8,595,173.15
   86               9,100,000.00       0.4%            0.5%                               50.48     8,142,255.91
   87               8,993,688.75       0.4%            0.5%                              179.19     7,769,063.79
   88               8,800,000.00       0.4%            0.5%                               90.66     7,832,157.59
   89               8,800,000.00       0.4%            0.5%                              172.70     8,180,901.36
   90               8,659,854.23       0.4%                          2.2%             43,736.64     7,356,565.00
   91               8,579,099.25       0.4%            0.5%                              118.80     7,279,753.16
   92               8,550,000.00       0.4%            0.5%                              121.19     7,650,925.76
   93               8,400,000.00       0.4%            0.4%                               67.36     7,516,266.75
   94               8,250,000.00       0.4%            0.4%                               83.36     7,390,621.85
   95               8,200,000.00       0.4%            0.4%                              205.00     7,336,406.28
   96               8,014,417.28       0.4%            0.4%                               74.10     6,720,448.07
   97               7,900,000.00       0.3%            0.4%                              545.20     6,308,208.56
   98               7,750,000.00       0.3%                          2.0%     26,541.10(Note 6)     6,627,331.73
   99               7,600,000.00       0.3%            0.4%                           97,435.90     6,566,945.65
  100               7,500,000.00       0.3%            0.4%                              128.40     7,500,000.00
  101               7,500,000.00       0.3%                          1.9%             27,675.28     6,724,620.19
  102               7,500,000.00       0.3%            0.4%                              128.50     7,500,000.00
  103               7,455,000.00       0.3%            0.4%                              125.70     6,552,771.41
  104               7,430,000.00       0.3%            0.4%                               85.96     6,667,646.36
  105               7,300,000.00       0.3%            0.4%                              119.07     6,567,714.21
  106               7,275,000.00       0.3%                          1.9%             52,717.39     6,366,518.83
  107               7,240,000.00       0.3%            0.4%                              193.07     6,477,509.94
  108               7,000,000.00       0.3%            0.4%                               84.52     6,401,778.90
  109               6,991,360.08       0.3%            0.4%                           54,620.00     5,453,383.76
  110               6,940,000.00       0.3%            0.4%                              120.87     6,940,000.00
  111               6,896,389.40       0.3%                          1.8%             54,733.25     5,415,871.00
  112               6,892,201.69       0.3%            0.4%                           34,461.01     5,452,728.39
  113               6,863,000.00       0.3%            0.4%                              195.25     5,989,554.82
  114               6,600,000.00       0.3%                          1.7%             26,612.90     5,775,842.80
  115               6,132,921.72       0.3%                          1.6%             91,536.15     5,161,792.57
  116               6,059,995.36       0.3%            0.3%                              204.37     4,392,992.97
  117               6,000,000.00       0.3%            0.3%                           15,625.00     5,067,316.31
  118               6,000,000.00       0.3%            0.3%                              272.29     5,378,067.80
  119               5,964,649.56       0.3%            0.3%                           55,744.39     4,574,459.06
  120               5,868,991.07       0.3%            0.3%                               96.95     4,944,258.37
  121               5,865,000.00       0.3%                          1.5%             39,100.00     5,219,116.76
  122               5,840,000.00       0.3%            0.3%                              146.84     5,225,380.95
  123               5,720,136.79       0.3%            0.3%                              104.93     4,827,389.51
----------------------------------------------------------------------------------------------------------------
  124               3,583,130.00       0.2%            0.2%                               67.73     2,850,005.78
  125               1,120,980.00       0.0%            0.1%                              165.26       891,622.54
  126               1,015,890.00       0.0%            0.1%                              150.06       808,034.42
----------------------------------------------------------------------------------------------------------------
  127               5,648,000.00       0.2%            0.3%                              136.57     4,832,592.66
  128               5,500,000.00       0.2%            0.3%                               51.39     4,924,832.51
  129               5,500,000.00       0.2%                          1.4%             59,782.61     4,930,885.32
  130               5,500,000.00       0.2%            0.3%                              131.06     5,132,817.45
  131               5,350,000.00       0.2%            0.3%                              104.80     5,350,000.00
  132               5,318,235.01       0.2%            0.3%                               63.20     4,488,212.92
  133               5,267,694.39       0.2%            0.3%                           71,185.06     4,060,252.12
  134               5,155,000.00       0.2%                          1.3%             37,904.41     4,652,597.35
  135               5,120,000.00       0.2%            0.3%                              149.43     4,581,062.07
  136               5,080,000.00       0.2%            0.3%                              108.90     4,716,506.09
  137               5,036,062.11       0.2%            0.3%                           45,369.93     3,902,169.59
  138               4,984,768.43       0.2%                          1.3%             29,671.24     4,167,386.90
  139               4,989,402.83       0.2%            0.3%                              271.19     4,154,568.09
  140               4,805,000.00       0.2%            0.3%                               38.75     4,302,095.64
  141               4,767,517.24       0.2%            0.3%                              167.13     4,005,113.10
  142               4,753,131.80       0.2%            0.3%                              110.28     3,996,556.86
  143               4,750,000.00       0.2%                          1.2%             83,333.33     4,242,200.25
  144               4,686,916.00       0.2%            0.2%                           41,113.30     3,625,547.72
  145               4,500,000.00       0.2%            0.2%                           60,000.00     3,558,456.65
  146               4,500,000.00       0.2%            0.2%                              278.91     4,223,361.90
  147               4,500,000.00       0.2%            0.2%                              303.64     3,593,283.36
  148               4,100,000.00       0.2%            0.2%                              147.35     3,540,894.39
  149               4,045,121.50       0.2%            0.2%                              349.02     3,167,979.28
  150               3,996,501.37       0.2%            0.2%                              159.55     3,372,311.16
  151               3,996,410.95       0.2%            0.2%                               88.70     3,362,102.08
  152               3,890,000.00       0.2%            0.2%                              107.95     3,488,753.09
  153               3,838,865.54       0.2%            0.2%                              222.26     3,231,838.85
  154               3,689,078.23       0.2%            0.2%                              418.50     3,097,335.90
  155               3,541,365.12       0.2%            0.2%                              316.19     3,195,760.06
  156               3,520,000.00       0.2%            0.2%                              234.20     3,084,128.80
  157               3,435,032.39       0.2%            0.2%                              111.44     2,889,080.58
  158               3,397,357.05       0.2%            0.2%                              161.44     2,904,474.97
  159               3,397,342.69       0.2%                          0.9%             27,397.92     2,902,801.40
  160               2,892,000.00       0.1%            0.2%                               53.49     2,533,986.23
  161               2,845,738.79       0.1%            0.2%                              142.29     2,392,025.29
  162               2,600,000.00       0.1%                          0.7%             20,634.92     2,213,114.46
  163               2,357,246.41       0.1%            0.1%                              210.84     1,982,973.02
  164               1,892,135.07       0.1%            0.1%                              169.24     1,603,167.29
  165               1,742,742.31       0.1%            0.1%                              155.88     1,476,160.42
  166                 865,000.00       0.0%                          0.2%             27,031.25       743,273.01

                           CROSS COLLATER-                 RELATED MORTGAGE
                           ALIZED MORTGAGE                    LOAN GROUP
                             LOAN GROUP                        AGGREGATE
         CROSS COLLATER-  AGGREGATE CUT-OFF    RELATED       CUT-OFF DATE
 LOAN   ALIZED (MORTGAGE    DATE PRINCIPAL   (MORTGAGE     PRINCIPAL BALANCE                                APPRAISED    APPRAISAL
NUMBER    LOAN GROUP)     BALANCE (NOTE 4)   LOAN GROUP)       (NOTE 4)             BORROWER'S INTEREST       VALUE         DATE
----------------------------------------------------------------------------------------------------------------------------------

   1           No            200,000,000.00    Yes (R1)     204,753,131.80     Fee Simple and Leasehold     714,325,000    Various
  1.1                                                                                 Fee Simple             18,700,000   05/13/05
  1.2                                                                                 Fee Simple             18,500,000   05/13/05
  1.3                                                                                 Fee Simple             13,800,000   05/13/05
  1.4                                                                                 Fee Simple             11,540,000   05/13/05
  1.5                                                                                 Fee Simple             10,650,000   05/24/05
  1.6                                                                                 Fee Simple             10,500,000   04/29/05
  1.7                                                                                 Fee Simple             10,450,000   04/26/05
  1.8                                                                                 Fee Simple             10,000,000   05/06/05
  1.9                                                                                 Fee Simple              9,600,000   05/05/05
  1.10                                                                                Fee Simple              9,030,000   05/09/05
  1.11                                                                                Fee Simple              8,940,000   05/13/05
  1.12                                                                                Fee Simple              8,600,000   05/09/05
  1.13                                                                                Fee Simple              8,450,000   05/05/05
  1.14                                                                                Fee Simple              8,450,000   05/02/05
  1.15                                                                                Fee Simple              8,450,000   05/02/05
  1.16                                                                                Fee Simple              8,420,000   05/09/05
  1.17                                                                                Fee Simple              8,400,000   05/13/05
  1.18                                                                                Fee Simple              8,300,000   05/09/05
  1.19                                                                                Fee Simple              8,100,000   05/12/05
  1.20                                                                                Fee Simple              8,100,000   05/12/05
  1.21                                                                                Fee Simple              8,100,000   05/09/05
  1.22                                                                                Fee Simple              8,090,000   05/14/05
  1.23                                                                                Fee Simple              8,000,000   05/03/05
  1.24                                                                                Fee Simple              7,650,000   04/27/05
  1.25                                                                                Fee Simple              7,500,000   05/09/05
  1.26                                                                                Fee Simple              7,500,000   05/14/05
  1.27                                                                                Fee Simple              7,400,000   05/13/05
  1.28                                                                                Fee Simple              7,250,000   05/16/05
  1.29                                                                                Fee Simple              7,170,000   05/09/05
  1.30                                                                                Fee Simple              7,140,000   05/13/05
  1.31                                                                                Fee Simple              7,000,000   04/30/05
  1.32                                                                                Fee Simple              6,940,000   05/09/05
  1.33                                                                                Fee Simple              6,920,000   04/30/05
  1.34                                                                                Fee Simple              6,800,000   05/14/05
  1.35                                                                                Fee Simple              6,800,000   05/09/05
  1.36                                                                                Fee Simple              6,750,000   05/03/05
  1.37                                                                                Fee Simple              6,725,000   05/05/05
  1.38                                                                                Fee Simple              6,700,000   05/08/05
  1.39                                                                                Fee Simple              6,700,000   05/09/05
  1.40                                                                                Fee Simple              6,700,000   05/12/05
  1.41                                                                                Fee Simple              6,700,000   05/09/05
  1.42                                                                                Fee Simple              6,700,000   05/09/05
  1.43                                                                                Fee Simple              6,680,000   05/09/05
  1.44                                                                                Fee Simple              6,630,000   05/09/05
  1.45                                                                                Fee Simple              6,580,000   05/12/05
  1.46                                                                                Fee Simple              6,530,000   05/09/06
  1.47                                                                                Fee Simple              6,500,000   05/09/05
  1.48                                                                                Fee Simple              6,500,000   05/09/05
  1.49                                                                                Fee Simple              6,450,000   05/10/05
  1.50                                                                                Fee Simple              6,350,000   05/09/05
  1.51                                                                                Fee Simple              6,350,000   05/12/05
  1.52                                                                                Fee Simple              6,300,000   04/25/05
  1.53                                                                                Fee Simple              6,300,000   04/25/05
  1.54                                                                                Fee Simple              6,300,000   05/03/05
  1.55                                                                                Fee Simple              6,250,000   05/09/05
  1.56                                                                                Fee Simple              6,200,000   05/03/05
  1.57                                                                                Fee Simple              6,150,000   05/12/05
  1.58                                                                                Fee Simple              6,100,000   05/10/05
  1.59                                                                                Fee Simple              6,000,000   05/02/05
  1.60                                                                                Fee Simple              6,000,000   05/14/05
  1.61                                                                                Fee Simple              5,960,000   05/13/05
  1.62                                                                                Fee Simple              5,920,000   05/12/05
  1.63                                                                                Fee Simple              5,900,000   05/04/05
  1.64                                                                                Fee Simple              5,850,000   05/13/05
  1.65                                                                                Fee Simple              5,850,000   05/13/05
  1.66                                                                                Fee Simple              5,850,000   05/05/05
  1.67                                                                                Fee Simple              5,850,000   04/25/05
  1.68                                                                                Fee Simple              5,700,000   05/04/05
  1.69                                                                                Fee Simple              5,650,000   05/16/05
  1.70                                                                                Fee Simple              5,650,000   05/16/05
  1.71                                                                                Fee Simple              5,650,000   07/06/05
  1.72                                                                                Fee Simple              5,620,000   05/14/05
  1.73                                                                                Fee Simple              5,520,000   04/26/05
  1.74                                                                                Fee Simple              5,500,000   05/06/05
  1.75                                                                                Fee Simple              5,460,000   04/26/05
  1.76                                                                                Fee Simple              5,300,000   04/25/05
  1.77                                                                                Fee Simple              5,280,000   04/25/05
  1.78                                                                                Fee Simple              5,200,000   05/04/05
  1.79                                                                                Fee Simple              5,200,000   05/10/05
  1.80                                                                                Fee Simple              5,200,000   05/12/05
  1.81                                                                                Fee Simple              5,120,000   04/26/05
  1.82                                                                                Fee Simple              5,100,000   05/14/05
  1.83                                                                                Fee Simple              5,050,000   05/10/05
  1.84                                                                                Fee Simple              5,000,000   05/03/05
  1.85                                                                                Fee Simple              4,950,000   05/12/05
  1.86                                                                                Fee Simple              4,920,000   05/12/05
  1.87                                                                                Fee Simple              4,880,000   05/14/05
  1.88                                                                                Fee Simple              4,850,000   05/04/05
  1.89                                                                                Fee Simple              4,840,000   04/25/05
  1.90                                                                                Fee Simple              4,650,000   05/14/05
  1.91                                                                                Fee Simple              4,520,000   05/12/05
  1.92                                                                                Fee Simple              4,510,000   04/23/05
  1.93                                                                                Fee Simple              4,500,000   04/26/05
  1.94                                                                                Fee Simple              4,180,000   05/14/05
  1.95                                                                                Fee Simple              4,090,000   04/26/05
  1.96                                                                                Fee Simple              4,070,000   04/26/05
  1.97                                                                                Fee Simple              3,900,000   05/08/05
  1.98                                                                                Fee Simple              3,800,000   05/09/05
  1.99                                                                                 Leasehold              3,650,000   05/09/05
 1.100                                                                                Fee Simple              3,650,000   05/08/05
 1.101                                                                                Fee Simple              3,610,000   04/23/05
 1.102                                                                                 Leasehold              3,500,000   04/26/05
 1.103                                                                                Fee Simple              3,500,000   04/26/05
 1.104                                                                                Fee Simple              3,390,000   05/09/05
 1.105                                                                                 Leasehold              3,100,000   05/09/05
 1.106                                                                                Fee Simple              3,000,000   11/30/05
 1.107                                                                                Fee Simple              2,900,000   11/30/05
 1.108                                                                                Fee Simple              2,690,000   05/10/05
 1.109                                                                                Fee Simple              2,320,000   05/13/05
 1.110                                                                                 Leasehold              2,200,000   05/01/05
 1.111                                                                                 Leasehold              1,790,000   05/07/05
 1.112                                                                                Fee Simple              1,600,000   11/30/05
----------------------------------------------------------------------------------------------------------------------------------
   2           No            133,000,000.00       No        133,000,000.00            Fee Simple            188,000,000   01/25/06
   3           No             93,000,000.00       No         93,000,000.00            Fee Simple            128,000,000   11/21/05
----------------------------------------------------------------------------------------------------------------------------------
   4           No             72,000,000.00       No         72,000,000.00     Fee Simple and Leasehold     145,400,000   07/01/05
  4.1                                                                                 Fee Simple             34,300,000   07/01/05
  4.2                                                                                  Leasehold             31,800,000   07/01/05
  4.3                                                                                 Fee Simple             18,900,000   07/01/05
  4.4                                                                                 Fee Simple             20,200,000   07/01/05
  4.5                                                                                 Fee Simple             12,500,000   07/01/05
  4.6                                                                                 Fee Simple             12,000,000   07/01/05
  4.7                                                                                 Fee Simple             15,700,000   07/01/05
----------------------------------------------------------------------------------------------------------------------------------
   5           No             63,000,000.00       No         63,000,000.00            Fee Simple            120,500,000    Various
  5.1                                                                                 Fee Simple             56,200,000   09/01/05
  5.2                                                                                 Fee Simple             64,300,000   08/29/05
----------------------------------------------------------------------------------------------------------------------------------
   6           No             55,000,000.00       No         55,000,000.00            Fee Simple             79,500,000   05/05/05
   7           No             42,695,000.00       No         42,695,000.00            Fee Simple             57,200,000   01/01/06
----------------------------------------------------------------------------------------------------------------------------------
   8        Yes (C1)          38,270,000.00    Yes (R6)      38,270,000.00            Fee Simple             26,350,000   04/05/06
   9        Yes (C1)          38,270,000.00    Yes (R6)      38,270,000.00            Fee Simple             12,650,000   04/05/06
   10       Yes (C1)          38,270,000.00    Yes (R6)      38,270,000.00             Leasehold              6,550,000   04/05/06
   11       Yes (C1)          38,270,000.00    Yes (R6)      38,270,000.00            Fee Simple              5,800,000   04/05/06
----------------------------------------------------------------------------------------------------------------------------------
   12       Yes (C2)          38,000,000.00    Yes (R7)      38,000,000.00            Fee Simple             10,900,000   10/28/05
   13       Yes (C2)          38,000,000.00    Yes (R7)      38,000,000.00            Fee Simple              9,550,000   11/11/05
   14       Yes (C2)          38,000,000.00    Yes (R7)      38,000,000.00            Fee Simple             10,400,000   11/01/05
   15       Yes (C2)          38,000,000.00    Yes (R7)      38,000,000.00            Fee Simple              6,500,000   10/28/05
   16       Yes (C2)          38,000,000.00    Yes (R7)      38,000,000.00            Fee Simple              6,250,000   10/28/05
   17       Yes (C2)          38,000,000.00    Yes (R7)      38,000,000.00            Fee Simple              1,950,000   10/26/05
   18       Yes (C2)          38,000,000.00    Yes (R7)      38,000,000.00            Fee Simple              1,350,000   11/01/05
   19       Yes (C2)          38,000,000.00    Yes (R7)      38,000,000.00            Fee Simple                660,000   11/11/05
----------------------------------------------------------------------------------------------------------------------------------
   20          No             36,500,000.00       No         36,500,000.00            Fee Simple             48,610,000   03/20/06
   21          No             34,800,000.00       No         34,800,000.00            Fee Simple             43,500,000   02/28/06
   22          No             33,000,000.00       No         33,000,000.00            Fee Simple             46,700,000   12/01/05
   23          No             32,812,500.00    Yes (R5)      39,704,701.69            Fee Simple             44,100,000   01/12/06
   24          No             30,250,000.00       No         30,250,000.00            Fee Simple             41,600,000   01/11/06
   25          No             26,700,000.00       No         26,700,000.00            Fee Simple             33,750,000   11/23/05
   26          No             26,500,000.00       No         26,500,000.00            Fee Simple             30,600,000   11/18/05
   27          No             25,600,000.00       No         25,600,000.00            Fee Simple             32,400,000   01/20/06
   28          No             22,955,854.73       No         22,955,854.73            Fee Simple             33,160,000   03/01/06
   29          No             22,500,000.00    Yes (R9)      35,350,000.00            Fee Simple             29,300,000   11/27/05
   30          No             22,167,000.00    Yes (R8)      36,967,000.00            Fee Simple             32,500,000   06/24/05
   31          No             21,900,000.00       No         21,900,000.00            Fee Simple             28,200,000   03/21/06
   32          No             20,000,000.00       No         20,000,000.00             Leasehold             26,000,000   12/27/05
   33          No             19,900,000.00    Yes (R4)      49,320,000.00            Fee Simple             27,350,000   01/27/06
   34          No             19,900,000.00    Yes (R3)      50,865,000.00            Fee Simple             27,250,000   01/11/06
   35          No             19,895,714.89       No         19,895,714.89            Fee Simple             26,300,000   12/06/05
   36          No             19,815,000.00    Yes (R3)      50,865,000.00            Fee Simple             25,600,000   01/15/06
   37          No             19,500,000.00       No         19,500,000.00            Fee Simple             26,000,000   07/01/06
   38          No             18,800,000.00       No         18,800,000.00            Fee Simple             23,500,000   11/01/05
   39          No             17,500,000.00       No         17,500,000.00            Fee Simple             25,500,000   10/28/05
   40          No             17,480,000.00       No         17,480,000.00            Fee Simple             22,000,000   02/22/06
   41          No             17,120,000.00    Yes (R4)      49,320,000.00            Fee Simple             23,500,000   02/23/06
   42          No             16,659,061.47       No         16,659,061.47  Fee in Part, Leasehold in Part   34,200,000   09/01/05
   43          No             16,250,000.00       No         16,250,000.00            Fee Simple             21,350,000   01/18/06
   44          No             16,200,000.00       No         16,200,000.00            Fee Simple             22,150,000   12/08/05
   45          No             16,000,000.00       No         16,000,000.00            Fee Simple             24,900,000   01/04/06
   46          No             15,881,825.18       No         15,881,825.18            Fee Simple             24,900,000   11/28/05
   47          No             15,558,229.72    Yes (R11)     30,952,812.83            Fee Simple             21,700,000   01/26/06
   48          No             15,540,000.00    Yes (R13)     23,940,000.00            Fee Simple             22,500,000   11/29/05
   49          No             15,190,000.00       No         15,190,000.00            Fee Simple             19,600,000   01/11/06
   50          No             14,904,880.26       No         14,904,880.26            Fee Simple             19,390,000   04/06/05
   51          No             14,800,000.00    Yes (R8)      36,967,000.00            Fee Simple             21,450,000   08/29/05
----------------------------------------------------------------------------------------------------------------------------------
   52       Yes (C3)          14,725,000.00    Yes (R17)     14,725,000.00            Fee Simple             11,200,000   12/21/05
   53       Yes (C3)          14,725,000.00    Yes (R17)     14,725,000.00            Fee Simple              7,400,000   12/21/05
----------------------------------------------------------------------------------------------------------------------------------
   54          No             14,600,000.00       No         14,600,000.00            Fee Simple             18,500,000   01/13/06
   55          No             14,500,000.00    Yes (R10)     32,900,000.00            Fee Simple             20,400,000   12/22/05
   56          No             14,500,000.00    Yes (R2)      51,026,873.57            Fee Simple             21,000,000   01/01/06
   57          No             14,487,323.99       No         14,487,323.99            Fee Simple             18,750,000   02/15/06
   58          No             14,475,000.00       No         14,475,000.00            Fee Simple             19,900,000   03/27/06
   59          No             14,360,000.00       No         14,360,000.00            Fee Simple             19,450,000   10/14/05
----------------------------------------------------------------------------------------------------------------------------------
   60       Yes (C4)          14,126,250.86    Yes (R18)     14,126,250.86            Fee Simple              9,500,000   11/16/05
   61       Yes (C4)          14,126,250.86    Yes (R18)     14,126,250.86            Fee Simple              9,800,000   11/16/05
----------------------------------------------------------------------------------------------------------------------------------
   62          No             14,000,000.00       No         14,000,000.00            Fee Simple             22,200,000   01/04/06
   63          No             13,500,000.00       No         13,500,000.00            Fee Simple             18,400,000   03/24/06
   64          No             13,472,999.49    Yes (R14)     18,457,767.92            Fee Simple             19,850,000   12/30/05
----------------------------------------------------------------------------------------------------------------------------------
   65          No             13,257,088.85    Yes (R2)      51,026,873.57            Fee Simple             18,600,000   02/01/06
  65.1                                                                                Fee Simple              7,300,000   02/01/06
  65.2                                                                                Fee Simple              6,000,000   02/01/06
  65.3                                                                                Fee Simple              5,300,000   02/01/06
----------------------------------------------------------------------------------------------------------------------------------
   66          No             13,200,000.00       No         13,200,000.00            Fee Simple             17,700,000   03/15/06
   67          No             13,000,000.00       No         13,000,000.00            Fee Simple             16,300,000   04/03/06
   68          No             13,000,000.00       No         13,000,000.00            Fee Simple             17,500,000   12/07/05
   69          No             12,850,000.00    Yes (R9)      35,350,000.00            Fee Simple             16,600,000   02/24/06
----------------------------------------------------------------------------------------------------------------------------------
   70          No             12,305,040.06       No         12,305,040.06            Fee Simple             16,000,000   12/15/05
  70.1                                                                                Fee Simple             10,100,000   12/15/05
  70.2                                                                                Fee Simple              5,900,000   12/15/05
----------------------------------------------------------------------------------------------------------------------------------
   71          No             12,300,000.00    Yes (R4)      49,320,000.00            Fee Simple             16,700,000   11/10/05
   72          No             12,000,000.00       No         12,000,000.00            Fee Simple             18,750,000   02/23/06
   73          No             11,717,659.97       No         11,717,659.97            Fee Simple             15,700,000   10/07/05
----------------------------------------------------------------------------------------------------------------------------------
   74          No             11,679,814.72    Yes (R2)      51,026,873.57            Fee Simple             18,500,000   02/01/06
  74.1                                                                                Fee Simple             13,100,000   02/01/06
  74.2                                                                                Fee Simple              5,400,000   02/01/06
----------------------------------------------------------------------------------------------------------------------------------
   75          No             11,589,970.00    Yes (R2)      51,026,873.57            Fee Simple             16,700,000   02/01/06
  75.1                                                                                Fee Simple              9,800,000   02/01/06
  75.2                                                                                Fee Simple              6,900,000   02/01/06
----------------------------------------------------------------------------------------------------------------------------------
   76          No             11,400,000.00       No         11,400,000.00            Fee Simple             14,800,000   07/28/06
   77          No             11,150,000.00    Yes (R3)      50,865,000.00  Fee in Part, Leasehold in Part   14,750,000   11/21/05
   78          No             11,004,000.00       No         11,004,000.00            Fee Simple             14,700,000   11/20/05
   79          No             10,953,250.82       No         10,953,250.82            Fee Simple             14,700,000   11/14/05
   80          No             10,405,000.00    Yes (R16)     18,102,000.00            Fee Simple             13,250,000   01/09/06
   81          No             10,069,086.88       No         10,069,086.88  Fee in Part, Leasehold in Part   12,750,000   01/27/06
   82          No              9,528,182.19       No          9,528,182.19            Fee Simple             13,500,000   11/08/05
   83          No              9,429,933.55    Yes (R11)     30,952,812.83            Fee Simple             12,700,000   11/10/05
   84          No              9,300,000.00    Yes (R10)     32,900,000.00            Fee Simple             14,100,000   12/15/05
   85          No              9,200,000.00    Yes (R19)     13,038,865.54            Fee Simple             14,000,000   03/22/06
   86          No              9,100,000.00    Yes (R10)     32,900,000.00            Fee Simple             13,400,000   12/19/05
   87          No              8,993,688.75       No          8,993,688.75            Fee Simple             11,250,000   02/20/06
   88          No              8,800,000.00       No          8,800,000.00            Fee Simple             11,900,000   02/21/06
   89          No              8,800,000.00       No          8,800,000.00            Fee Simple             11,000,000   11/21/05
   90          No              8,659,854.23       No          8,659,854.23            Fee Simple             12,800,000   02/06/06
   91          No              8,579,099.25       No          8,579,099.25            Fee Simple             12,300,000   01/18/06
   92          No              8,550,000.00       No          8,550,000.00            Fee Simple             10,700,000   11/12/05
   93          No              8,400,000.00    Yes (R13)     23,940,000.00            Fee Simple             12,200,000   12/02/05
   94          No              8,250,000.00       No          8,250,000.00            Fee Simple             11,800,000   02/14/06
   95          No              8,200,000.00    Yes (R12)     26,400,000.00            Fee Simple             10,250,000   01/01/06
   96          No              8,014,417.28       No          8,014,417.28            Fee Simple             10,500,000   12/12/05
   97          No              7,900,000.00    Yes (R15)     18,120,000.00            Fee Simple             12,200,000   10/13/05
   98          No              7,750,000.00       No          7,750,000.00            Fee Simple             10,000,000   04/04/06
   99          No              7,600,000.00       No          7,600,000.00            Fee Simple             10,160,000   03/25/06
  100          No              7,500,000.00       No          7,500,000.00            Fee Simple             11,650,000   12/22/05
  101          No              7,500,000.00       No          7,500,000.00            Fee Simple             13,200,000   12/14/05
  102          No              7,500,000.00       No          7,500,000.00            Fee Simple             15,300,000   01/30/06
  103          No              7,455,000.00       No          7,455,000.00            Fee Simple             10,650,000   11/01/05
  104          No              7,430,000.00       No          7,430,000.00            Fee Simple              9,500,000   10/26/05
  105          No              7,300,000.00    Yes (R20)     11,800,000.00            Fee Simple              9,900,000   03/07/06
  106          No              7,275,000.00       No          7,275,000.00            Fee Simple              9,560,000   12/01/05
  107          No              7,240,000.00    Yes (R12)     26,400,000.00            Fee Simple              9,050,000   01/01/06
  108          No              7,000,000.00       No          7,000,000.00            Fee Simple             10,775,000   10/20/05
  109          No              6,991,360.08       No          6,991,360.08            Fee Simple             10,800,000   08/23/05
  110          No              6,940,000.00       No          6,940,000.00            Fee Simple             11,500,000   12/21/05
  111          No              6,896,389.40       No          6,896,389.40            Fee Simple              9,320,000   02/22/06
  112          No              6,892,201.69    Yes (R5)      39,704,701.69            Fee Simple             10,240,000   01/31/06
  113          No              6,863,000.00       No          6,863,000.00            Fee Simple             10,890,000   02/20/06
  114          No              6,600,000.00       No          6,600,000.00            Fee Simple              8,500,000   12/02/05
  115          No              6,132,921.72       No          6,132,921.72            Fee Simple              8,390,000   02/01/06
  116          No              6,059,995.36       No          6,059,995.36            Fee Simple              8,330,000   10/28/05
  117          No              6,000,000.00       No          6,000,000.00            Fee Simple             10,100,000   01/12/06
  118          No              6,000,000.00       No          6,000,000.00            Fee Simple              8,100,000   11/17/05
  119          No              5,964,649.56    Yes (R11)     30,952,812.83            Fee Simple              8,200,000   07/21/05
  120          No              5,868,991.07       No          5,868,991.07            Fee Simple              7,400,000   10/20/05
  121          No              5,865,000.00       No          5,865,000.00            Fee Simple              9,775,000   10/21/05
  122          No              5,840,000.00    Yes (R12)     26,400,000.00            Fee Simple              7,300,000   01/01/06
  123          No              5,720,136.79       No          5,720,136.79            Fee Simple              7,250,000   09/01/05
----------------------------------------------------------------------------------------------------------------------------------
  124       Yes (C5)           5,720,000.00    Yes (R15)     18,120,000.00            Fee Simple              4,820,000   10/12/05
  125       Yes (C5)           5,720,000.00    Yes (R15)     18,120,000.00            Fee Simple              1,500,000   10/14/05
  126       Yes (C5)           5,720,000.00    Yes (R15)     18,120,000.00            Fee Simple              1,330,000   10/18/05
----------------------------------------------------------------------------------------------------------------------------------
  127          No              5,648,000.00       No          5,648,000.00            Fee Simple              7,335,000   03/16/06
  128          No              5,500,000.00       No          5,500,000.00            Fee Simple              8,200,000   11/04/05
  129          No              5,500,000.00       No          5,500,000.00            Fee Simple              7,500,000   12/29/05
  130          No              5,500,000.00       No          5,500,000.00            Fee Simple             10,800,000   03/08/06
  131          No              5,350,000.00       No          5,350,000.00             Leasehold             13,700,000   11/02/05
  132          No              5,318,235.01       No          5,318,235.01            Fee Simple              6,700,000   10/27/05
  133          No              5,267,694.39       No          5,267,694.39            Fee Simple              7,600,000   11/30/05
  134          No              5,155,000.00       No          5,155,000.00            Fee Simple              6,800,000   03/06/06
  135          No              5,120,000.00    Yes (R12)     26,400,000.00            Fee Simple              6,400,000   01/01/06
  136          No              5,080,000.00       No          5,080,000.00            Fee Simple              6,350,000   01/14/06
  137          No              5,036,062.11    Yes (R21)      9,722,978.11            Fee Simple              7,000,000   11/03/05
  138          No              4,984,768.43    Yes (R14)     18,457,767.92            Fee Simple              8,275,000   12/30/05
  139          No              4,989,402.83       No          4,989,402.83            Fee Simple              6,250,000   10/05/05
  140          No              4,805,000.00    Yes (R16)     18,102,000.00            Fee Simple              6,000,000   01/09/06
  141          No              4,767,517.24       No          4,767,517.24            Fee Simple              6,040,000   03/19/05
  142          No              4,753,131.80    Yes (R1)     204,753,131.80            Fee Simple              6,100,000   07/21/05
  143          No              4,750,000.00       No          4,750,000.00            Fee Simple              6,200,000   11/03/05
  144          No              4,686,916.00    Yes (R21)      9,722,978.11            Fee Simple              6,900,000   11/03/05
  145          No              4,500,000.00    Yes (R20)     11,800,000.00            Fee Simple              6,000,000   11/05/05
  146          No              4,500,000.00       No          4,500,000.00            Fee Simple              7,000,000   03/08/06
  147          No              4,500,000.00    Yes (R15)     18,120,000.00            Fee Simple              6,300,000   10/18/05
  148          No              4,100,000.00       No          4,100,000.00            Fee Simple              5,500,000   12/01/05
  149          No              4,045,121.50       No          4,045,121.50            Fee Simple              5,380,000   12/29/05
  150          No              3,996,501.37    Yes (R22)      7,992,912.32            Fee Simple              6,100,000   02/10/06
  151          No              3,996,410.95    Yes (R22)      7,992,912.32            Fee Simple              5,875,000   02/06/06
  152          No              3,890,000.00       No          3,890,000.00            Fee Simple              5,000,000   11/01/05
  153          No              3,838,865.54    Yes (R19)     13,038,865.54            Fee Simple              5,500,000   01/21/06
  154          No              3,689,078.23       No          3,689,078.23            Fee Simple              5,500,000   11/14/05
  155          No              3,541,365.12       No          3,541,365.12            Fee Simple              4,550,000   06/10/05
  156          No              3,520,000.00       No          3,520,000.00            Fee Simple              4,600,000   09/20/05
  157          No              3,435,032.39       No          3,435,032.39            Fee Simple              6,730,000   12/08/05
  158          No              3,397,357.05       No          3,397,357.05            Fee Simple              5,800,000   02/14/06
  159          No              3,397,342.69       No          3,397,342.69            Fee Simple              5,310,000   03/23/06
  160          No              2,892,000.00    Yes (R16)     18,102,000.00            Fee Simple              3,900,000   12/21/05
  161          No              2,845,738.79       No          2,845,738.79            Fee Simple              3,800,000   09/14/05
  162          No              2,600,000.00       No          2,600,000.00            Fee Simple              5,400,000   04/07/06
  163          No              2,357,246.41       No          2,357,246.41  Fee in Part, Leasehold in Part    3,175,000   09/21/05
  164          No              1,892,135.07    Yes (R23)      3,634,877.38            Fee Simple              2,600,000   12/12/05
  165          No              1,742,742.31    Yes (R23)      3,634,877.38            Fee Simple              2,400,000   12/12/05
  166          No                865,000.00       No            865,000.00            Fee Simple              1,400,000   03/23/06

                                                                               ADMIN-
         CUT-OFF DATE    MATURITY DATE /                                     ISTRATIVE
 LOAN      LTV RATIO      ARD LTV RATIO                                         FEE       NET MORTGAGE    RATE      INTEREST
NUMBER     (NOTE 2)        (NOTE 3)       ORIGINAL BALANCE   MORTGAGE RATE      RATE          RATE         TYPE  ACCRUAL METHOD
-------------------------------------------------------------------------------------------------------------------------------

   1    76.39% (Note 5)  65.89% (Note 5)    200,000,000.00      6.5875%       0.0409%        6.5466%      Fixed    Actual/360
  1.1
  1.2
  1.3
  1.4
  1.5
  1.6
  1.7
  1.8
  1.9
  1.10
  1.11
  1.12
  1.13
  1.14
  1.15
  1.16
  1.17
  1.18
  1.19
  1.20
  1.21
  1.22
  1.23
  1.24
  1.25
  1.26
  1.27
  1.28
  1.29
  1.30
  1.31
  1.32
  1.33
  1.34
  1.35
  1.36
  1.37
  1.38
  1.39
  1.40
  1.41
  1.42
  1.43
  1.44
  1.45
  1.46
  1.47
  1.48
  1.49
  1.50
  1.51
  1.52
  1.53
  1.54
  1.55
  1.56
  1.57
  1.58
  1.59
  1.60
  1.61
  1.62
  1.63
  1.64
  1.65
  1.66
  1.67
  1.68
  1.69
  1.70
  1.71
  1.72
  1.73
  1.74
  1.75
  1.76
  1.77
  1.78
  1.79
  1.80
  1.81
  1.82
  1.83
  1.84
  1.85
  1.86
  1.87
  1.88
  1.89
  1.90
  1.91
  1.92
  1.93
  1.94
  1.95
  1.96
  1.97
  1.98
  1.99
 1.100
 1.101
 1.102
 1.103
 1.104
 1.105
 1.106
 1.107
 1.108
 1.109
 1.110
 1.111
 1.112
-------------------------------------------------------------------------------------------------------------------------------
   2         70.74%          61.97%            133,000,000      5.5000%       0.0309%        5.4691%      Fixed    Actual/360
   3         72.66%          72.66%             93,000,000      5.5720%       0.0309%        5.5411%      Fixed    Actual/360
-------------------------------------------------------------------------------------------------------------------------------
   4         49.52%          49.52%             72,000,000      5.3225%       0.0309%        5.2916%      Fixed    Actual/360
  4.1
  4.2
  4.3
  4.4
  4.5
  4.6
  4.7
-------------------------------------------------------------------------------------------------------------------------------
   5         52.28%          49.71%             63,000,000      6.0800%       0.0309%        6.0491%      Fixed    Actual/360
  5.1
  5.2
-------------------------------------------------------------------------------------------------------------------------------
   6         69.18%          61.49%             55,000,000      5.1900%       0.0609%        5.1291%      Fixed    Actual/360
   7         74.64%          67.87%             42,695,000      5.3100%       0.0409%        5.2691%      Fixed    Actual/360
-------------------------------------------------------------------------------------------------------------------------------
   8         74.53%          57.49%             19,762,500      5.8800%       0.0709%        5.8091%      Fixed    Actual/360
   9         74.53%          57.49%              9,487,500      5.8800%       0.0709%        5.8091%      Fixed    Actual/360
   10        74.53%          57.49%              4,670,000      5.8800%       0.0709%        5.8091%      Fixed    Actual/360
   11        74.53%          57.49%              4,350,000      5.8800%       0.0709%        5.8091%      Fixed    Actual/360
-------------------------------------------------------------------------------------------------------------------------------
   12        79.90%          74.16%              9,615,000      5.4400%       0.0309%        5.4091%      Fixed    Actual/360
   13        79.90%          74.16%              7,623,000      5.4400%       0.0309%        5.4091%      Fixed    Actual/360
   14        79.90%          74.16%              6,763,000      5.4400%       0.0309%        5.4091%      Fixed    Actual/360
   15        79.90%          74.16%              6,340,000      5.4400%       0.0309%        5.4091%      Fixed    Actual/360
   16        79.90%          74.16%              4,131,000      5.4400%       0.0309%        5.4091%      Fixed    Actual/360
   17        79.90%          74.16%              1,510,000      5.4400%       0.0309%        5.4091%      Fixed    Actual/360
   18        79.90%          74.16%              1,297,000      5.4400%       0.0309%        5.4091%      Fixed    Actual/360
   19        79.90%          74.16%                721,000      5.4400%       0.0309%        5.4091%      Fixed    Actual/360
-------------------------------------------------------------------------------------------------------------------------------
   20        75.09%          67.62%             36,500,000      5.8200%       0.0409%        5.7791%      Fixed    Actual/360
   21        80.00%          72.18%             34,800,000      5.9200%       0.0409%        5.8791%      Fixed    Actual/360
   22        70.66%          66.06%             33,000,000      5.9400%       0.0409%        5.8991%      Fixed    Actual/360
   23        74.40%          68.92%             32,812,500      6.4100%       0.0309%        6.3791%      Fixed    Actual/360
   24        72.72%          67.54%             30,250,000      5.4850%       0.0309%        5.4541%      Fixed    Actual/360
   25        79.11%          73.46%             26,700,000      5.4700%       0.0309%        5.4391%      Fixed    Actual/360
   26        75.94%          68.09%             26,500,000      5.6000%       0.0309%        5.5691%      Fixed    Actual/360
   27        79.01%          70.68%             25,600,000      5.4900%       0.0309%        5.4591%      Fixed    Actual/360
   28        69.23%          58.46%             23,000,000      5.7836%       0.0309%        5.7527%      Fixed    Actual/360
   29        76.79%          71.29%             22,500,000      5.4500%       0.0309%        5.4191%      Fixed    Actual/360
   30        68.21%          65.56%             22,167,000  4.435% (Note 7)   0.0309%   4.4041% (Note 7)  Fixed    Actual/360
   31        77.66%          69.88%             21,900,000      5.7800%       0.0309%        5.7491%      Fixed    Actual/360
   32        76.92%          67.43%             20,000,000      5.5300%       0.0459%        5.4841%      Fixed    Actual/360
   33        72.76%          67.75%             19,900,000      5.6400%       0.0309%        5.6091%      Fixed    Actual/360
   34        73.03%          69.48%             19,900,000      5.5800%       0.0309%        5.5491%      Fixed    Actual/360
   35        75.65%          63.80%             20,000,000      5.6500%       0.0309%        5.6191%      Fixed    Actual/360
   36        77.40%          73.64%             19,815,000      5.5800%       0.0309%        5.5491%      Fixed    Actual/360
   37        75.00%          58.09%             19,500,000      6.0000%       0.0709%        5.9291%      Fixed    Actual/360
   38        80.00%          70.98%             18,800,000      6.0450%       0.0309%        6.0141%      Fixed    Actual/360
   39        68.63%          61.47%             17,500,000      5.5500%       0.0409%        5.5091%      Fixed    Actual/360
   40        79.45%          69.90%             17,480,000      5.6800%       0.0309%        5.6491%      Fixed    Actual/360
   41        72.85%          65.40%             17,120,000      5.6600%       0.0309%        5.6291%      Fixed    Actual/360
   42        48.71%          38.07%             16,800,000      6.0300%       0.0309%        5.9991%      Fixed    Actual/360
   43        76.11%          70.99%             16,250,000      5.7650%       0.0309%        5.7341%      Fixed    Actual/360
   44        73.14%          63.10%             16,200,000      5.7700%       0.0309%        5.7391%      Fixed    Actual/360
   45        64.26%          64.26%             16,000,000      5.4900%       0.0309%        5.4591%      Fixed    Actual/360
   46        63.78%          49.36%             16,000,000      5.7710%       0.0309%        5.7401%      Fixed    Actual/360
   47        71.70%          65.11%             15,600,000      6.1050%       0.0309%        6.0741%      Fixed    Actual/360
   48        69.07%          61.88%             15,540,000      5.5600%       0.0409%        5.5191%      Fixed    Actual/360
   49        77.50%          72.28%             15,190,000      5.7600%       0.0309%        5.7291%      Fixed    Actual/360
   50        76.87%          64.60%             15,000,000      5.4950%       0.0309%        5.4641%      Fixed    Actual/360
   51        69.00%          66.28%             14,800,000  4.375% (Note 8)   0.0309%   4.3441% (Note 8)  Fixed    Actual/360
-------------------------------------------------------------------------------------------------------------------------------
   52        79.17%          69.63%              8,879,000      5.6650%       0.0709%        5.5941%      Fixed    Actual/360
   53        79.17%          69.63%              5,846,000      5.6650%       0.0709%        5.5941%      Fixed    Actual/360
-------------------------------------------------------------------------------------------------------------------------------
   54        78.92%          73.03%             14,600,000      5.2300%       0.0309%        5.1991%      Fixed    Actual/360
   55        71.08%          63.68%             14,500,000      5.5800%       0.0309%        5.5491%      Fixed    Actual/360
   56        69.05%          64.38%             14,500,000      5.7400%       0.0409%        5.6991%      Fixed    Actual/360
   57        77.27%          65.20%             14,500,000      5.7950%       0.0309%        5.7641%      Fixed    Actual/360
   58        72.74%          61.62%             14,475,000      5.9600%       0.0709%        5.8891%      Fixed    Actual/360
   59        73.83%          73.83%             14,360,000      5.7790%       0.0309%        5.7481%      Fixed    Actual/360
-------------------------------------------------------------------------------------------------------------------------------
   60        73.19%          68.51%              7,100,000      5.6700%       0.0309%        5.6391%      Fixed    Actual/360
   61        73.19%          68.51%              7,100,000      5.6700%       0.0309%        5.6391%      Fixed    Actual/360
-------------------------------------------------------------------------------------------------------------------------------
   62        63.06%          63.06%             14,000,000      5.5150%       0.0309%        5.4841%      Fixed    Actual/360
   63        73.37%          67.29%             13,500,000      5.8000%       0.0609%        5.7391%      Fixed    Actual/360
   64        67.87%          56.99%             13,500,000      5.5950%       0.0309%        5.5641%      Fixed    Actual/360
-------------------------------------------------------------------------------------------------------------------------------
   65        71.27%          61.02%             13,280,000      6.2600%       0.0309%        6.2291%      Fixed    Actual/360
  65.1
  65.2
  65.3
-------------------------------------------------------------------------------------------------------------------------------
   66        74.58%          67.32%             13,200,000      5.9400%       0.0709%        5.8691%      Fixed    Actual/360
   67        79.75%          71.94%             13,000,000      5.9000%       0.0709%        5.8291%      Fixed    Actual/360
   68        74.29%          69.60%             13,000,000      6.1000%       0.0309%        6.0691%      Fixed    Actual/360
   69        77.41%          72.58%             12,850,000      6.1540%       0.0309%        6.1231%      Fixed    Actual/360
-------------------------------------------------------------------------------------------------------------------------------
   70        76.91%          64.92%             12,340,000      5.7400%       0.0309%        5.7091%      Fixed    Actual/360
  70.1
  70.2
-------------------------------------------------------------------------------------------------------------------------------
   71        73.65%          68.46%             12,300,000      5.5400%       0.0309%        5.5091%      Fixed    Actual/360
   72        64.00%          59.91%             12,000,000      6.0300%       0.0309%        5.9991%      Fixed    Actual/360
   73        74.63%          63.23%             11,750,000      5.8650%       0.0709%        5.7941%      Fixed    Actual/360
-------------------------------------------------------------------------------------------------------------------------------
   74        63.13%          54.05%             11,700,000      6.2600%       0.0309%        6.2291%      Fixed    Actual/360
  74.1
  74.2
-------------------------------------------------------------------------------------------------------------------------------
   75        69.40%          59.42%             11,610,000      6.2600%       0.0309%        6.2291%      Fixed    Actual/360
  75.1
  75.2
-------------------------------------------------------------------------------------------------------------------------------
   76        77.03%          68.63%             11,400,000      6.2400%       0.0709%        6.1691%      Fixed    Actual/360
   77        75.59%          71.98%             11,150,000      5.6680%       0.0309%        5.6371%      Fixed    Actual/360
   78        74.86%          66.95%             11,004,000      5.5000%       0.0309%        5.4691%      Fixed    Actual/360
   79        74.51%          62.87%             11,000,000      5.7000%       0.0809%        5.6191%      Fixed    Actual/360
   80        78.53%          70.31%             10,405,000      5.5330%       0.0309%        5.5021%      Fixed    Actual/360
   81        78.97%          66.89%             10,088,000      5.8900%       0.0609%        5.8291%      Fixed    Actual/360
   82        70.58%          54.47%              9,600,000      5.6900%       0.0609%        5.6291%      Fixed    Actual/360
   83        74.25%          57.48%              9,500,000      5.7800%       0.0309%        5.7491%      Fixed    Actual/360
   84        65.96%          56.68%              9,300,000      5.6400%       0.0309%        5.6091%      Fixed    Actual/360
   85        65.71%          61.39%              9,200,000      5.8900%       0.0709%        5.8191%      Fixed    Actual/360
   86        67.91%          60.76%              9,100,000      5.5150%       0.0309%        5.4841%      Fixed    Actual/360
   87        79.94%          69.06%              9,000,000      6.6100%       0.0909%        6.5191%      Fixed    Actual/360
   88        73.95%          65.82%              8,800,000      6.1900%       0.0909%        6.0991%      Fixed    Actual/360
   89        80.00%          74.37%              8,800,000      5.5500%       0.0309%        5.5191%      Fixed    Actual/360
   90        67.66%          57.47%              8,667,000      6.0200%       0.0709%        5.9491%      Fixed    Actual/360
   91        69.75%          59.19%              8,595,000      5.9500%       0.0309%        5.9191%      Fixed    Actual/360
   92        79.91%          71.50%              8,550,000      5.5200%       0.0609%        5.4591%      Fixed    Actual/360
   93        68.85%          61.61%              8,400,000      5.5200%       0.0409%        5.4791%      Fixed    Actual/360
   94        69.92%          62.63%              8,250,000      5.5600%       0.0309%        5.5291%      Fixed    Actual/360
   95        80.00%          71.57%              8,200,000      5.5140%       0.0309%        5.4831%      Fixed    Actual/360
   96        76.33%          64.00%              8,050,000      5.4900%       0.0309%        5.4591%      Fixed    Actual/360
   97        64.75%          51.71%              7,900,000      5.7900%       0.0309%        5.7591%      Fixed    Actual/360
   98   77.50% (Note 6)  66.27% (Note 6)         7,750,000      6.2800%       0.0909%        6.1891%      Fixed    Actual/360
   99        74.80%          64.64%              7,600,000      6.6500%       0.0909%        6.5591%      Fixed    Actual/360
  100        64.38%          64.38%              7,500,000      5.6950%       0.0409%        5.6541%      Fixed    Actual/360
  101        56.82%          50.94%              7,500,000      5.6000%       0.0909%        5.5091%      Fixed    Actual/360
  102        49.02%          49.02%              7,500,000      5.4900%       0.0309%        5.4591%      Fixed    Actual/360
  103        70.00%          61.53%              7,455,000      5.6400%       0.0309%        5.6091%      Fixed    Actual/360
  104        78.21%          70.19%              7,430,000      5.6600%       0.0309%        5.6291%      Fixed    Actual/360
  105        73.74%          66.34%              7,300,000      5.7700%       0.0709%        5.6991%      Fixed    Actual/360
  106        76.10%          66.60%              7,275,000      5.4600%       0.0709%        5.3891%      Fixed    Actual/360
  107        80.00%          71.57%              7,240,000      5.5140%       0.0309%        5.4831%      Fixed    Actual/360
  108        64.97%          59.41%              7,000,000      5.6300%       0.0309%        5.5991%      Fixed    Actual/360
  109        64.73%          50.49%              7,000,000      6.1700%       0.0909%        6.0791%      Fixed    Actual/360
  110        60.35%          60.35%              6,940,000      5.4900%       0.0309%        5.4591%      Fixed    Actual/360
  111        74.00%          58.11%              6,900,000      7.5600%       0.1309%        7.4291%      Fixed    Actual/360
  112        67.31%          53.25%              6,900,000      6.6050%       0.0309%        6.5741%      Fixed    Actual/360
  113        63.02%          55.00%              6,863,000      6.2100%       0.0709%        6.1391%      Fixed    Actual/360
  114        77.65%          67.95%              6,600,000      5.4630%       0.0309%        5.4321%      Fixed    Actual/360
  115        73.10%          61.52%              6,145,000      5.6750%       0.0309%        5.6441%      Fixed    Actual/360
  116        72.75%          52.74%              6,091,000      5.7710%       0.0509%        5.7201%      Fixed    Actual/360
  117        59.41%          50.17%              6,000,000      5.3600%       0.0309%        5.3291%      Fixed    Actual/360
  118        74.07%          66.40%              6,000,000      5.6050%       0.0309%        5.5741%      Fixed    Actual/360
  119        72.74%          55.79%              6,040,000      5.3600%       0.0309%        5.3291%      Fixed    Actual/360
  120        79.31%          66.81%              5,900,000      5.6100%       0.0309%        5.5791%      Fixed    Actual/360
  121        60.00%          53.39%              5,865,000      5.2500%       0.0309%        5.2191%      Fixed    Actual/360
  122        80.00%          71.58%              5,840,000      5.5180%       0.0309%        5.4871%      Fixed    Actual/360
  123        78.90%          66.58%              5,750,000      5.6700%       0.1109%        5.5591%      Fixed    Actual/360
-------------------------------------------------------------------------------------------------------------------------------
  124        74.77%          59.47%              3,583,130      5.6900%       0.0309%        5.6591%      Fixed    Actual/360
  125        74.77%          59.47%              1,120,980      5.6900%       0.0309%        5.6591%      Fixed    Actual/360
  126        74.77%          59.47%              1,015,890      5.6900%       0.0309%        5.6591%      Fixed    Actual/360
-------------------------------------------------------------------------------------------------------------------------------
  127        77.00%          65.88%              5,648,000      6.3000%       0.0709%        6.2291%      Fixed    Actual/360
  128        67.07%          60.06%              5,500,000      5.5350%       0.0309%        5.5041%      Fixed    Actual/360
  129        73.33%          65.75%              5,500,000      5.5950%       0.0909%        5.5041%      Fixed    Actual/360
  130        50.93%          47.53%              5,500,000      5.8100%       0.0909%        5.7191%      Fixed    Actual/360
  131        39.05%          39.05%              5,350,000      5.4280%       0.0309%        5.3971%      Fixed    Actual/360
  132        79.38%          66.99%              5,346,000      5.6700%       0.0709%        5.5991%      Fixed    Actual/360
  133        69.31%          53.42%              5,300,000      5.6950%       0.0609%        5.6341%      Fixed    Actual/360
  134        75.81%          68.42%              5,155,000      5.9300%       0.0609%        5.8691%      Fixed    Actual/360
  135        80.00%          71.58%              5,120,000      5.5170%       0.0309%        5.4861%      Fixed    Actual/360
  136        80.00%          74.28%              5,080,000      5.4400%       0.0309%        5.4091%      Fixed    Actual/360
  137        71.94%          55.75%              5,050,000      5.9300%       0.0709%        5.8591%      Fixed    Actual/360
  138        60.24%          50.36%              5,000,000      5.4200%       0.0309%        5.3891%      Fixed    Actual/360
  139        79.83%          66.47%              5,000,000      5.3250%       0.0309%        5.2941%      Fixed    Actual/360
  140        80.08%          71.70%              4,805,000      5.5330%       0.0309%        5.5021%      Fixed    Actual/360
  141        78.93%          66.31%              4,832,000      5.2538%       0.0309%        5.2229%      Fixed    Actual/360
  142        77.92%          65.52%              4,800,000      5.4000%       0.0309%        5.3691%      Fixed    Actual/360
  143        76.61%          68.42%              4,750,000      5.4250%       0.1109%        5.3141%      Fixed    Actual/360
  144        67.93%          52.54%              4,700,000      5.8800%       0.0709%        5.8091%      Fixed    Actual/360
  145        75.00%          59.31%              4,500,000      6.6300%       0.0409%        6.5891%      Fixed    Actual/360
  146        64.29%          60.33%              4,500,000      6.2300%       0.0709%        6.1591%      Fixed    Actual/360
  147        71.43%          57.04%              4,500,000      5.7900%       0.0309%        5.7591%      Fixed    Actual/360
  148        74.55%          64.38%              4,100,000      5.8100%       0.0309%        5.7791%      Fixed    Actual/360
  149        75.19%          58.88%              4,050,000      6.2920%       0.0309%        6.2611%      Fixed    Actual/360
  150        65.52%          55.28%              4,000,000      5.7930%       0.0909%        5.7021%      Fixed    Actual/360
  151        68.02%          57.23%              4,000,000      5.6930%       0.0909%        5.6021%      Fixed    Actual/360
  152        77.80%          69.78%              3,890,000      5.6300%       0.0509%        5.5791%      Fixed    Actual/360
  153        69.80%          58.76%              3,850,000      5.6500%       0.0609%        5.5891%      Fixed    Actual/360
  154        67.07%          56.32%              3,700,000      5.5600%       0.0609%        5.4991%      Fixed    Actual/360
  155        77.83%          70.24%              3,580,000      5.3900%       0.0309%        5.3591%      Fixed    Actual/360
  156        76.52%          67.05%              3,520,000      5.5100%       0.0709%        5.4391%      Fixed    Actual/360
  157        51.04%          42.93%              3,450,000      5.5900%       0.0309%        5.5591%      Fixed    Actual/360
  158        58.58%          50.08%              3,400,000      6.2400%       0.0409%        6.1991%      Fixed    Actual/360
  159        63.98%          54.67%              3,400,000      6.2200%       0.0909%        6.1291%      Fixed    Actual/360
  160        74.15%          64.97%              2,892,000      5.5100%       0.0309%        5.4791%      Fixed    Actual/360
  161        74.89%          62.95%              2,861,000      5.5350%       0.0309%        5.5041%      Fixed    Actual/360
  162        48.15%          40.98%              2,600,000      6.1200%       0.0909%        6.0291%      Fixed    Actual/360
  163        74.24%          62.46%              2,375,000      5.4900%       0.0909%        5.3991%      Fixed    Actual/360
  164        72.77%          61.66%              1,900,000      5.8400%       0.0309%        5.8091%      Fixed    Actual/360
  165        72.61%          61.51%              1,750,000      5.8300%       0.0309%        5.7991%      Fixed    Actual/360
  166        61.79%          53.09%                865,000      6.4500%       0.0909%        6.3591%      Fixed    Actual/360

                                                                                           ORIGINAL               STATED
                                                                                           TERM TO   INTEREST    ORIGINAL
                                       FIRST     GRACE    SCHEDULED                       MATURITY/    ONLY    AMORTIZATION
 LOAN                         NOTE    PAYMENT    PERIOD   MATURITY      MONTHLY DEBT         ARD     (PERIOD)      TERM
NUMBER      LOAN TYPE         DATE      DATE    (NOTE 9)  DATE/ ARD    SERVICE PAYMENT     (MONTHS)  (MONTHS)     (MONTHS)
----------------------------------------------------------------------------------------------------------------------------

   1          Balloon       05/31/06  07/05/06      3      06/05/16         1,275,666.82     120                    360
  1.1
  1.2
  1.3
  1.4
  1.5
  1.6
  1.7
  1.8
  1.9
  1.10
  1.11
  1.12
  1.13
  1.14
  1.15
  1.16
  1.17
  1.18
  1.19
  1.20
  1.21
  1.22
  1.23
  1.24
  1.25
  1.26
  1.27
  1.28
  1.29
  1.30
  1.31
  1.32
  1.33
  1.34
  1.35
  1.36
  1.37
  1.38
  1.39
  1.40
  1.41
  1.42
  1.43
  1.44
  1.45
  1.46
  1.47
  1.48
  1.49
  1.50
  1.51
  1.52
  1.53
  1.54
  1.55
  1.56
  1.57
  1.58
  1.59
  1.60
  1.61
  1.62
  1.63
  1.64
  1.65
  1.66
  1.67
  1.68
  1.69
  1.70
  1.71
  1.72
  1.73
  1.74
  1.75
  1.76
  1.77
  1.78
  1.79
  1.80
  1.81
  1.82
  1.83
  1.84
  1.85
  1.86
  1.87
  1.88
  1.89
  1.90
  1.91
  1.92
  1.93
  1.94
  1.95
  1.96
  1.97
  1.98
  1.99
 1.100
 1.101
 1.102
 1.103
 1.104
 1.105
 1.106
 1.107
 1.108
 1.109
 1.110
 1.111
 1.112
----------------------------------------------------------------------------------------------------------------------------
   2    Partial IO/Balloon  03/15/06  05/11/06      0      04/11/16           755,159.37     120        24          360
   3       Interest Only    12/21/05  02/09/06      0      01/09/13           437,827.64      84        84     Interest Only
----------------------------------------------------------------------------------------------------------------------------
   4       Interest Only    01/06/06  02/09/06      0      01/09/16           323,785.42     120       120     Interest Only
  4.1
  4.2
  4.3
  4.4
  4.5
  4.6
  4.7
----------------------------------------------------------------------------------------------------------------------------
   5    Partial IO/Balloon  03/01/06  04/01/06      0      03/01/13           380,963.22      84        36          360
  5.1
  5.2
----------------------------------------------------------------------------------------------------------------------------
   6    Partial IO/Balloon  06/03/05  08/01/05      5      07/01/15           301,671.31     120        36          360
   7    Partial IO/Balloon  10/06/05  11/11/05      0      10/11/15           237,352.53     120        48          360
----------------------------------------------------------------------------------------------------------------------------
   8          Balloon       05/19/06  07/11/06      0      06/11/16           125,884.36     120                    300
   9          Balloon       05/19/06  07/11/06      0      06/11/16            60,434.05     120                    300
   10         Balloon       05/19/06  07/11/06      0      06/11/16            29,747.25     120                    300
   11         Balloon       05/19/06  07/11/06      0      06/11/16            27,708.89     120                    300
----------------------------------------------------------------------------------------------------------------------------
   12   Partial IO/Balloon  12/23/05  02/11/06      0      01/11/16            54,231.51     120        60          360
   13   Partial IO/Balloon  12/23/05  02/11/06      0      01/11/16            42,996.03     120        60          360
   14   Partial IO/Balloon  12/23/05  02/11/06      0      01/11/16            38,145.37     120        60          360
   15   Partial IO/Balloon  12/23/05  02/11/06      0      01/11/16            35,759.52     120        60          360
   16   Partial IO/Balloon  12/23/05  02/11/06      0      01/11/16            23,300.09     120        60          360
   17   Partial IO/Balloon  12/23/05  02/11/06      0      01/11/16             8,516.86     120        60          360
   18   Partial IO/Balloon  12/23/05  02/11/06      0      01/11/16             7,315.47     120        60          360
   19   Partial IO/Balloon  12/23/05  02/11/06      0      01/11/16             4,066.66     120        60          360
----------------------------------------------------------------------------------------------------------------------------
   20   Partial IO/Balloon  05/08/06  07/01/06      5      06/01/16           214,629.95     120        36          360
   21   Partial IO/Balloon  04/28/06  07/01/06      5      06/01/16           206,857.07     120        36          360
   22   Partial IO/Balloon  03/31/06  05/11/06      0      04/11/16           196,580.49     120        60          360
   23   Partial IO/Balloon  05/11/06  06/11/06      0      05/11/16           205,459.02     120        48          360
   24   Partial IO/Balloon  01/24/06  03/11/06      5      02/11/16           171,471.59     120        60          360
   25   Partial IO/Balloon  01/24/06  03/11/06      0      02/11/16           151,097.49     120        60          360
   26   Partial IO/Balloon  02/13/06  04/11/06      0      03/11/16           152,130.93     120        36          360
   27   Partial IO/Balloon  03/30/06  05/11/06      0      04/11/16           145,193.41     120        36          360
   28         Balloon       03/16/06  05/11/06      0      04/11/16           134,713.09     120                    360
   29   Partial IO/Balloon  01/10/06  02/11/06      0      01/11/16           127,047.58     120        60          360
   30   Partial IO/Balloon  12/08/05  01/11/06      0      12/11/15  128,446.73 (Note 7)     120        84          360
   31   Partial IO/Balloon  04/12/06  06/11/06      0      05/11/16           128,220.13     120        36          360
   32   Partial IO/Balloon  01/31/06  03/11/06      0      02/11/16           113,934.53     120        24          360
   33   Partial IO/Balloon  03/01/06  04/11/06      0      03/11/16           114,744.16     120        60          360
   34   Partial IO/Balloon  02/16/06  04/11/06      0      03/11/16           107,911.46     120        60          420
   35         Balloon       12/22/05  02/11/06      0      01/11/16           115,447.16     120                    360
   36   Partial IO/Balloon  02/16/06  04/11/06      0      03/11/16           107,450.53     120        60          420
   37         Balloon       05/30/06  07/01/06      5      06/01/16           125,638.77     120                    300
   38   Partial IO/Balloon  04/12/06  06/11/06      0      05/11/16           113,259.98     120        24          360
   39   Partial IO/Balloon  02/14/06  04/11/06      0      03/11/16            99,912.76     120        36          360
   40   Partial IO/Balloon  03/23/06  05/11/06      0      04/11/16           101,232.56     120        24          360
   41   Partial IO/Balloon  03/15/06  05/11/06      0      04/11/16            98,931.02     120        36          360
   42           ARD         12/01/05  01/11/06      0      12/11/15           108,550.93     120                    300
   43   Partial IO/Balloon  03/22/06  05/11/06      0      04/11/16            94,985.49     120        60          360
   44   Partial IO/Balloon  02/28/06  04/11/06      0      03/11/16            94,744.73     120        12          360
   45      Interest Only    02/10/06  03/11/06      0      02/11/11            74,216.67      60        60     Interest Only
   46         Balloon       12/30/05  02/11/06      0      01/11/16           100,860.17     120                    300
   47         Balloon       04/11/06  05/11/06      0      04/11/11           101,514.67      60                    300
   48   Partial IO/Balloon  02/27/06  04/11/06      0      03/11/16            88,820.30     120        36          360
   49   Partial IO/Balloon  03/28/06  05/11/06      0      04/11/16            88,741.24     120        60          360
   50         Balloon       12/01/05  01/11/06      0      12/11/15            85,121.30     120                    360
   51   Partial IO/Balloon  12/22/05  02/11/06      0      01/11/16   85,197.15 (Note 8)     120        84          360
----------------------------------------------------------------------------------------------------------------------------
   52   Partial IO/Balloon  02/15/06  04/11/06      0      03/11/16            51,336.99     120        24          360
   53   Partial IO/Balloon  02/15/06  04/11/06      0      03/11/16            33,800.66     120        24          360
----------------------------------------------------------------------------------------------------------------------------
   54   Partial IO/Balloon  02/01/06  03/11/06      0      02/11/16            80,440.98     120        60          360
   55   Partial IO/Balloon  12/28/05  02/11/06      0      01/11/16            83,058.68     120        36          360
   56   Partial IO/Balloon  02/27/06  04/01/06      5      03/01/16            84,525.97     120        60          360
   57         Balloon       04/12/06  06/11/06      0      05/11/16            85,033.03     120                    360
   58         Balloon       05/10/06  07/01/06      5      06/01/16            86,413.04     120                    360
   59      Interest Only    11/07/05  12/11/05      0      11/11/13            70,115.86      96        96     Interest Only
----------------------------------------------------------------------------------------------------------------------------
   60         Balloon       12/22/05  02/11/06      0      01/11/11            41,073.55      60                    360
   61         Balloon       12/22/05  02/11/06      0      01/11/11            41,073.55      60                    360
----------------------------------------------------------------------------------------------------------------------------
   62      Interest Only    02/10/06  03/11/06      0      02/11/13            65,235.30      84        84     Interest Only
   63   Partial IO/Balloon  04/06/06  06/01/06      5      05/01/16            79,211.66     120        48          360
   64         Balloon       04/03/06  05/11/06      0      04/11/16            77,458.10     120                    360
----------------------------------------------------------------------------------------------------------------------------
   65         Balloon       03/24/06  05/11/06      0      04/11/16            81,853.63     120                    360
  65.1
  65.2
  65.3
----------------------------------------------------------------------------------------------------------------------------
   66   Partial IO/Balloon  04/18/06  06/01/06      5      05/01/16            78,632.20     120        36          360
   67   Partial IO/Balloon  04/24/06  06/01/06      5      05/01/16            77,107.75     120        36          360
   68   Partial IO/Balloon  04/27/06  06/11/06      0      05/11/16            78,779.32     120        60          360
   69     Partial IO/ARD    04/26/06  06/11/06      0      05/11/16            78,319.10     120        60          360
----------------------------------------------------------------------------------------------------------------------------
   70         Balloon       02/14/06  04/11/06      0      03/11/16            71,934.52     120                    360
  70.1
  70.2
----------------------------------------------------------------------------------------------------------------------------
   71   Partial IO/Balloon  12/29/05  02/11/06      0      01/11/16            70,147.05     120        60          360
   72   Partial IO/Balloon  04/12/06  06/11/06      0      05/11/16            72,177.68     120        60          360
   73         Balloon       03/02/06  04/11/06      0      03/11/16            69,430.61     120                    360
----------------------------------------------------------------------------------------------------------------------------
   74         Balloon       03/24/06  05/11/06      0      04/11/16            72,115.02     120                    360
  74.1
  74.2
----------------------------------------------------------------------------------------------------------------------------
   75         Balloon       03/24/06  05/11/06      0      04/11/16            71,560.29     120                    360
  75.1
  75.2
----------------------------------------------------------------------------------------------------------------------------
   76   Partial IO/Balloon  03/28/06  05/11/06      0      04/11/16            70,117.63     120        24          360
   77   Partial IO/Balloon  12/27/05  02/11/06      0      01/11/16            61,109.91     120        60          420
   78     Partial IO/ARD    01/20/06  03/11/06      0      02/11/16            62,479.50     120        36          360
   79         Balloon       01/12/06  03/11/06      0      02/11/16            63,844.05     120                    360
   80   Partial IO/Balloon  03/13/06  05/11/06      0      04/11/16            59,294.06     120        36          360
   81         Balloon       03/22/06  05/11/06      0      04/11/16            59,771.08     120                    360
   82         Balloon       12/27/05  02/11/06      0      01/11/16            60,046.63     120                    300
   83         Balloon       12/20/05  02/11/06      0      01/11/16            59,937.45     120                    300
   84   Partial IO/Balloon  12/22/05  02/11/06      0      01/11/16            53,624.15     120        12          360
   85   Partial IO/Balloon  05/05/06  07/01/06      5      06/01/16            54,509.70     120        60          360
   86   Partial IO/Balloon  12/29/05  02/11/06      0      01/11/16            51,754.47     120        36          360
   87         Balloon       04/27/06  06/01/06      5      05/01/16            57,538.75     120                    360
   88   Partial IO/Balloon  05/30/06  07/01/06      5      06/01/16            53,840.18     120        24          360
   89   Partial IO/Balloon  12/14/05  02/11/06      0      01/11/16            50,241.84     120        60          360
   90         Balloon       04/25/06  06/01/06      5      05/01/16            52,074.54     120                    360
   91         Balloon       03/31/06  05/11/06      0      04/11/16            51,255.40     120                    360
   92   Partial IO/Balloon  12/14/05  02/11/06      0      01/11/16            48,653.30     120        36          360
   93   Partial IO/Balloon  01/26/06  03/11/06      0      02/11/16            47,799.74     120        36          360
   94   Partial IO/Balloon  03/31/06  05/11/06      0      04/11/16            47,153.63     120        36          360
   95     Partial IO/ARD    01/17/06  03/11/06      0      02/11/16            46,630.75     120        36          360
   96         Balloon       01/12/06  03/11/06      0      02/11/16            45,656.52     120                    360
   97     Partial IO/ARD    12/22/05  02/11/06      0      01/11/21            46,303.19     180        36          360
   98         Balloon       05/22/06  07/01/06      5      06/01/16            47,869.40     120                    360
   99         Balloon       05/05/06  07/01/06      5      06/01/16            48,789.33     120                    360
  100      Interest Only    02/16/06  04/11/06      0      03/11/16            36,088.11     120       120     Interest Only
  101   Partial IO/Balloon  02/22/06  04/11/06      0      03/11/16            43,055.92     120        36          360
  102      Interest Only    03/27/06  05/11/06      0      04/11/16            34,789.06     120       120     Interest Only
  103   Partial IO/Balloon  02/22/06  04/11/06      0      03/11/16            42,985.81     120        24          360
  104   Partial IO/Balloon  12/22/05  02/11/06      0      01/11/16            42,935.60     120        36          360
  105   Partial IO/Balloon  04/17/06  06/01/06      5      05/01/16            42,693.61     120        36          360
  106   Partial IO/Balloon  01/09/06  02/11/06      0      01/11/16            41,124.26     120        24          360
  107     Partial IO/ARD    01/17/06  03/11/06      0      02/11/16            41,171.54     120        36          360
  108   Partial IO/Balloon  02/22/06  04/11/06      0      03/11/16            40,318.05     120        48          360
  109         Balloon       04/20/06  06/01/06      5      05/01/16            45,831.31     120                    300
  110      Interest Only    01/23/06  03/11/06      0      02/11/16            32,191.48     120       120     Interest Only
  111         Balloon       04/29/06  06/01/06      5      05/01/21            48,529.60     180                    360
  112         Balloon       04/26/06  06/11/06      0      05/11/16            47,043.02     120                    300
  113   Partial IO/Balloon  04/19/06  06/01/06      5      05/01/16            42,078.29     120        12          360
  114   Partial IO/Balloon  01/12/06  03/11/06      0      02/11/16            37,321.00     120        24          360
  115         Balloon       03/28/06  05/11/06      0      04/11/16            35,568.31     120                    360
  116         Balloon       12/29/05  02/11/06      0      01/11/21            35,626.72     180                    360
  117   Partial IO/Balloon  02/24/06  04/11/06      0      03/11/16            36,345.30     120        36          300
  118   Partial IO/Balloon  01/23/06  03/11/06      0      02/11/16            34,463.66     120        36          360
  119         Balloon       09/26/05  11/11/05      0      10/11/15            36,587.60     120                    300
  120         Balloon       12/30/05  02/11/06      0      01/11/16            33,907.87     120                    360
  121   Partial IO/Balloon  12/01/05  01/11/06      0      12/11/15            32,386.75     120        36          360
  122     Partial IO/ARD    01/17/06  03/11/06      0      02/11/16            33,224.86     120        36          360
  123         Balloon       12/16/05  02/11/06      0      01/11/16            33,263.79     120                    360
----------------------------------------------------------------------------------------------------------------------------
  124     Partial IO/ARD    01/19/06  03/11/06      0      02/11/21            20,773.80     180        36          360
  125     Partial IO/ARD    01/19/06  03/11/06      0      02/11/21             6,499.07     180        36          360
  126     Partial IO/ARD    01/19/06  03/11/06      0      02/11/21             5,889.79     180        36          360
----------------------------------------------------------------------------------------------------------------------------
  127         Balloon       05/30/06  07/01/06      5      06/01/16            34,959.58     120                    360
  128   Partial IO/Balloon  03/01/06  04/11/06      0      03/11/16            31,349.28     120        36          360
  129   Partial IO/Balloon  02/23/06  04/11/06      0      03/11/16            31,557.01     120        36          360
  130   Partial IO/Balloon  05/03/06  07/01/06      5      06/01/16            32,306.45     120        60          360
  131      Interest Only    02/02/06  03/11/06      0      02/11/16            24,535.94     120       120     Interest Only
  132         Balloon       12/14/05  02/11/06      0      01/11/16            30,926.65     120                    360
  133         Balloon       01/20/06  03/11/06      0      02/11/16            33,166.71     120                    300
  134   Partial IO/Balloon  04/03/06  06/01/06      5      05/01/16            30,675.22     120        36          360
  135     Partial IO/ARD    01/17/06  03/11/06      0      02/11/16            29,125.43     120        36          360
  136   Partial IO/Balloon  02/17/06  04/11/06      0      03/11/16            28,652.74     120        60          360
  137         Balloon       03/16/06  05/11/06      0      04/11/16            32,321.48     120                    300
  138         Balloon       03/03/06  04/11/06      0      03/11/16            28,138.99     120                    360
  139         Balloon       04/03/06  05/11/06      0      04/11/16            27,842.91     120                    360
  140   Partial IO/Balloon  03/13/06  05/11/06      0      04/11/16            27,381.83     120        36          360
  141           ARD         05/31/05  07/11/05      0      06/11/15            26,693.86     120                    360
  142         Balloon       08/25/05  10/11/05      0      09/11/15            26,953.48     120                    360
  143   Partial IO/Balloon  12/29/05  02/11/06      0      01/11/16            26,746.89     120        36          360
  144         Balloon       03/16/06  05/11/06      0      04/11/16            29,938.34     120                    300
  145         Balloon       05/01/06  07/01/06      5      06/01/16            30,750.88     120                    300
  146   Partial IO/Balloon  04/14/06  06/01/06      5      05/01/16            27,648.77     120        60          360
  147     Partial IO/ARD    12/16/05  02/11/06      0      01/11/21            26,375.24     180        36          360
  148   Partial IO/Balloon  03/22/06  05/11/06      0      04/11/16            24,082.99     120        12          360
  149           ARD         05/04/06  06/11/06      0      05/11/16            26,821.85     120                    300
  150         Balloon       04/18/06  06/11/06      0      05/11/16            23,452.29     120                    360
  151         Balloon       04/18/06  06/11/06      0      05/11/16            23,198.28     120                    360
  152   Partial IO/Balloon  12/21/05  02/11/06      0      01/11/16            22,405.32     120        36          360
  153         Balloon       02/28/06  04/11/06      0      03/11/16            22,223.58     120                    360
  154         Balloon       02/14/06  04/11/06      0      03/11/16            21,147.69     120                    360
  155         Balloon       07/19/05  09/11/05      0      08/11/12            20,080.46      84                    360
  156   Partial IO/Balloon  12/16/05  02/11/06      0      01/11/16            20,008.26     120        24          360
  157         Balloon       01/24/06  03/11/06      0      02/11/16            19,783.98     120                    360
  158         Balloon       04/24/06  06/01/06      5      05/01/16            20,912.28     120                    360
  159         Balloon       04/13/06  06/01/06      5      05/01/16            20,868.09     120                    360
  160   Partial IO/Balloon  03/13/06  05/11/06      0      04/11/16            16,438.61     120        24          360
  161         Balloon       12/20/05  02/11/06      0      01/11/16            16,307.33     120                    360
  162         Balloon       05/19/06  07/01/06      5      06/01/16            15,789.47     120                    360
  163         Balloon       10/27/05  12/11/05      0      11/11/15            13,470.09     120                    360
  164           ARD         01/30/06  03/11/06      0      02/11/16            11,196.75     120                    360
  165           ARD         01/30/06  03/11/06      0      02/11/16            10,301.63     120                    360
  166         Balloon       05/16/06  07/01/06      5      06/01/16             5,438.98     120                    360

                                                                                                                YIELD
                   REMAINING      STATED                                                                      MAINTEN-   YIELD
                    TERM TO     REMAINING                                                 DEFEASE-              ANCE    MAINTEN-
         SEASON-  MATURITY /  AMORTIZATION                                       LOCKOUT    ANCE     DEFEASE   PERIOD     ANCE
 LOAN     ING        ARD           TERM                                          PERIOD    START     -ANCE      START    PERIOD
NUMBER  (MONTHS)   (MONTHS)      (MONTHS)           PREPAYMENT PROVISIONS       END DATE    DATE    END DATE    DATE    END DATE
--------------------------------------------------------------------------------------------------------------------------------

    1       0        120           360       LO(24)/Defeasance(93)/Free(3)      07/04/08  07/05/08  04/04/16    NAP       NAP
  1.1
  1.2
  1.3
  1.4
  1.5
  1.6
  1.7
  1.8
  1.9
 1.10
 1.11
 1.12
 1.13
 1.14
 1.15
 1.16
 1.17
 1.18
 1.19
 1.20
 1.21
 1.22
 1.23
 1.24
 1.25
 1.26
 1.27
 1.28
 1.29
 1.30
 1.31
 1.32
 1.33
 1.34
 1.35
 1.36
 1.37
 1.38
 1.39
 1.40
 1.41
 1.42
 1.43
 1.44
 1.45
 1.46
 1.47
 1.48
 1.49
 1.50
 1.51
 1.52
 1.53
 1.54
 1.55
 1.56
 1.57
 1.58
 1.59
 1.60
 1.61
 1.62
 1.63
 1.64
 1.65
 1.66
 1.67
 1.68
 1.69
 1.70
 1.71
 1.72
 1.73
 1.74
 1.75
 1.76
 1.77
 1.78
 1.79
 1.80
 1.81
 1.82
 1.83
 1.84
 1.85
 1.86
 1.87
 1.88
 1.89
 1.90
 1.91
 1.92
 1.93
 1.94
 1.95
 1.96
 1.97
 1.98
 1.99
 1.100
 1.101
 1.102
 1.103
 1.104
 1.105
 1.106
 1.107
 1.108
 1.109
 1.110
 1.111
 1.112
--------------------------------------------------------------------------------------------------------------------------------
   2        2        118           360       LO(26)/Defeasance(91)/Free(3)      07/10/08  07/11/08   02/10/16   NAP       NAP
   3        5        79       Interest Only  LO(29)/Defeasance(50)/Free(5)      07/08/08  07/09/08   09/08/12   NAP       NAP
--------------------------------------------------------------------------------------------------------------------------------
   4        5        115      Interest Only  LO(29)/Defeasance(87)/Free(4)      07/08/08  07/09/08   10/08/15   NAP       NAP
  4.1
  4.2
  4.3
  4.4
  4.5
  4.6
  4.7
--------------------------------------------------------------------------------------------------------------------------------
   5        3        81            360       LO(27)/Defeasance(53)/Free(4)      06/30/08  07/01/08   11/30/12   NAP       NAP
  5.1
  5.2
--------------------------------------------------------------------------------------------------------------------------------
   6       11        109           360       LO(59)/Grtr1%UPBorYM(57)/Free(4)   06/30/10     NAP       NAP    07/01/10  03/31/15
   7        8        112           360       LO(32)/Defeasance(85)/Free(3)      07/10/08  07/11/08   08/10/15   NAP       NAP
--------------------------------------------------------------------------------------------------------------------------------
   8        0        120           300       LO(24)/Defeasance(93)/Free(3)      07/10/08  07/11/08   04/10/16   NAP       NAP
   9        0        120           300       LO(24)/Defeasance(93)/Free(3)      07/10/08  07/11/08   04/10/16   NAP       NAP
  10        0        120           300       LO(24)/Defeasance(93)/Free(3)      07/10/08  07/11/08   04/10/16   NAP       NAP
  11        0        120           300       LO(24)/Defeasance(93)/Free(3)      07/10/08  07/11/08   04/10/16   NAP       NAP
--------------------------------------------------------------------------------------------------------------------------------
  12        5        115           360       LO(29)/Defeasance(89)/Free(2)      07/10/08  07/11/08   12/10/15   NAP       NAP
  13        5        115           360       LO(29)/Defeasance(89)/Free(2)      07/10/08  07/11/08   12/10/15   NAP       NAP
  14        5        115           360       LO(29)/Defeasance(89)/Free(2)      07/10/08  07/11/08   12/10/15   NAP       NAP
  15        5        115           360       LO(29)/Defeasance(89)/Free(2)      07/10/08  07/11/08   12/10/15   NAP       NAP
  16        5        115           360       LO(29)/Defeasance(89)/Free(2)      07/10/08  07/11/08   12/10/15   NAP       NAP
  17        5        115           360       LO(29)/Defeasance(89)/Free(2)      07/10/08  07/11/08   12/10/15   NAP       NAP
  18        5        115           360       LO(29)/Defeasance(89)/Free(2)      07/10/08  07/11/08   12/10/15   NAP       NAP
  19        5        115           360       LO(29)/Defeasance(89)/Free(2)      07/10/08  07/11/08   12/10/15   NAP       NAP
--------------------------------------------------------------------------------------------------------------------------------
  20        0        120           360       LO(36)/Defeasance(81)/Free(3)      06/30/09  07/01/09   03/31/16   NAP       NAP
  21        0        120           360       LO(36)/Defeasance(81)/Free(3)      06/30/09  07/01/09   03/31/16   NAP       NAP
  22        2        118           360       LO(26)/Defeasance(91)/Free(3)      07/10/08  07/11/08   02/10/16   NAP       NAP
  23        1        119           360       LO(25)/Defeasance(92)/Free(3)      07/10/08  07/11/08   03/10/16   NAP       NAP
  24        4        116           360       LO(28)/Defeasance(88)/Free(4)      07/10/08  07/11/08   11/10/15   NAP       NAP
  25        4        116           360       LO(28)/Defeasance(85)/Free(7)      07/10/08  07/11/08   08/10/15   NAP       NAP
  26        3        117           360       LO(27)/Defeasance(90)/Free(3)      07/10/08  07/11/08   01/10/16   NAP       NAP
  27        2        118           360       LO(26)/Defeasance(90)/Free(4)      07/10/08  07/11/08   01/10/16   NAP       NAP
  28        2        118           358       LO(26)/Grtr1%UPBorYM(91)/Free(3)   07/10/08     NAP       NAP    07/11/08  02/10/16
  29        5        115           360       LO(29)/Defeasance(88)/Free(3)      07/10/08  07/11/08   11/10/15   NAP       NAP
  30        6        114           360       LO(30)/Defeasance(86)/Free(4)      07/10/08  07/11/08   09/10/15   NAP       NAP
  31        1        119           360       LO(25)/Defeasance(92)/Free(3)      07/10/08  07/11/08   03/10/16   NAP       NAP
  32        4        116           360       LO(28)/Defeasance(89)/Free(3)      07/10/08  07/11/08   12/10/15   NAP       NAP
  33        3        117           360       LO(27)/Defeasance(90)/Free(3)      07/10/08  07/11/08   01/10/16   NAP       NAP
  34        3        117           420       LO(27)/Defeasance(90)/Free(3)      07/10/08  07/11/08   01/10/16   NAP       NAP
  35        5        115           355       LO(29)/Defeasance(88)/Free(3)      07/10/08  07/11/08   11/10/15   NAP       NAP
  36        3        117           420       LO(27)/Defeasance(90)/Free(3)      07/10/08  07/11/08   01/10/16   NAP       NAP
  37        0        120           300       LO(36)/Defeasance(80)/Free(4)      06/30/09  07/01/09   02/29/16   NAP       NAP
  38        1        119           360       LO(25)/Grtr1%UPBorYM(91)/Free(4)   07/10/08     NAP       NAP    07/11/08  02/10/16
  39        3        117           360       LO(27)/Defeasance(89)/Free(4)      07/10/08  07/11/08   12/10/15   NAP       NAP
  40        2        118           360       LO(26)/Defeasance(91)/Free(3)      07/10/08  07/11/08   02/10/16   NAP       NAP
  41        2        118           360       LO(26)/Defeasance(90)/Free(4)      07/10/08  07/11/08   01/10/16   NAP       NAP
  42        6        114           294       LO(30)/Defeasance(87)/Free(3)      07/10/08  07/11/08   10/10/15   NAP       NAP
  43        2        118           360       LO(26)/Defeasance(90)/Free(4)      07/10/08  07/11/08   01/10/16   NAP       NAP
  44        3        117           360       LO(27)/Defeasance(90)/Free(3)      07/10/08  07/11/08   01/10/16   NAP       NAP
  45        4        56       Interest Only  LO(28)/Defeasance(30)/Free(2)      07/10/08  07/11/08   01/10/11   NAP       NAP
  46        5        115           295       LO(29)/Defeasance(88)/Free(3)      07/10/08  07/11/08   11/10/15   NAP       NAP
  47        2        58            298       LO(26)/Defeasance(31)/Free(3)      07/10/08  07/11/08   02/10/11   NAP       NAP
  48        3        117           360       LO(27)/Defeasance(90)/Free(3)      07/10/08  07/11/08   01/10/16   NAP       NAP
  49        2        118           360       LO(26)/Defeasance(91)/Free(3)      07/10/08  07/11/08   02/10/16   NAP       NAP
  50        6        114           354       LO(30)/Defeasance(86)/Free(4)      07/10/08  07/11/08   09/10/15   NAP       NAP
  51        5        115           360       LO(29)/Defeasance(87)/Free(4)      07/10/08  07/11/08   10/10/15   NAP       NAP
--------------------------------------------------------------------------------------------------------------------------------
  52        3        117           360       LO(27)/Defeasance(90)/Free(3)      07/10/08  07/11/08   01/10/16   NAP       NAP
  53        3        117           360       LO(27)/Defeasance(90)/Free(3)      07/10/08  07/11/08   01/10/16   NAP       NAP
--------------------------------------------------------------------------------------------------------------------------------
  54        4        116           360       LO(28)/Defeasance(89)/Free(3)      07/10/08  07/11/08   12/10/15   NAP       NAP
  55        5        115           360       LO(29)/Defeasance(88)/Free(3)      07/10/08  07/11/08   11/10/15   NAP       NAP
  56        3        117           360       LO(36)/Defeasance(81)/Free(3)      03/31/09  04/01/09   12/31/15   NAP       NAP
  57        1        119           359       LO(25)/Defeasance(92)/Free(3)      07/10/08  07/11/08   03/10/16   NAP       NAP
  58        0        120           360       LO(36)/Defeasance(81)/Free(3)      06/30/09  07/01/09   03/31/16   NAP       NAP
  59        7        89       Interest Only  LO(31)/2%+YM(62)/Free(3)           07/10/08     NAP       NAP    07/11/08  09/10/13
--------------------------------------------------------------------------------------------------------------------------------
  60        5        55            355       LO(29)/Defeasance(28)/Free(3)      07/10/08  07/11/08   11/10/10   NAP       NAP
  61        5        55            355       LO(29)/Defeasance(28)/Free(3)      07/10/08  07/11/08   11/10/10   NAP       NAP
--------------------------------------------------------------------------------------------------------------------------------
  62        4        80       Interest Only  LO(28)/Defeasance(54)/Free(2)      07/10/08  07/11/08   01/10/13   NAP       NAP
  63        1        119           360       LO(36)/Defeasance(81)/Free(3)      05/31/09  06/01/09   02/29/16   NAP       NAP
  64        2        118           358       LO(26)/Defeasance(91)/Free(3)      07/10/08  07/11/08   02/10/16   NAP       NAP
--------------------------------------------------------------------------------------------------------------------------------
  65        2        118           358       LO(26)/Defeasance(90)/Free(4)      07/10/08  07/11/08   01/10/16   NAP       NAP
 65.1
 65.2
 65.3
--------------------------------------------------------------------------------------------------------------------------------
  66        1        119           360       LO(36)/Defeasance(81)/Free(3)      05/31/09  06/01/09   02/29/16   NAP       NAP
  67        1        119           360       LO(36)/Defeasance(81)/Free(3)      05/31/09  06/01/09   02/29/16   NAP       NAP
  68        1        119           360       LO(25)/Grtr1%UPBorYM(92)/Free(3)   07/10/08     NAP       NAP    07/11/08  03/10/16
  69        1        119           360       LO(25)/Defeasance(92)/Free(3)      07/10/08  07/11/08   03/10/16   NAP       NAP
--------------------------------------------------------------------------------------------------------------------------------
  70        3        117           357       LO(27)/Defeasance(90)/Free(3)      07/10/08  07/11/08   01/10/16   NAP       NAP
 70.1
 70.2
--------------------------------------------------------------------------------------------------------------------------------
  71        5        115           360       LO(29)/Defeasance(87)/Free(4)      07/10/08  07/11/08   10/10/15   NAP       NAP
  72        1        119           360       LO(25)/Defeasance(92)/Free(3)      07/10/08  07/11/08   03/10/16   NAP       NAP
  73        3        117           357       LO(27)/Defeasance(90)/Free(3)      07/10/08  07/11/08   01/10/16   NAP       NAP
--------------------------------------------------------------------------------------------------------------------------------
  74        2        118           358       LO(26)/Defeasance(90)/Free(4)      07/10/08  07/11/08   01/10/16   NAP       NAP
 74.1
 74.2
--------------------------------------------------------------------------------------------------------------------------------
  75        2        118           358       LO(26)/Defeasance(90)/Free(4)      07/10/08  07/11/08   01/10/16   NAP       NAP
 75.1
 75.2
--------------------------------------------------------------------------------------------------------------------------------
  76        2        118           360       LO(26)/Defeasance(90)/Free(4)      07/10/08  07/11/08   01/10/16   NAP       NAP
  77        5        115           420       LO(29)/Defeasance(88)/Free(3)      07/10/08  07/11/08   11/10/15   NAP       NAP
  78        4        116           360       LO(28)/Defeasance(89)/Free(3)      07/10/08  07/11/08   12/10/15   NAP       NAP
  79        4        116           356       LO(28)/Defeasance(89)/Free(3)      07/10/08  07/11/08   12/10/15   NAP       NAP
  80        2        118           360       LO(26)/Defeasance(91)/Free(3)      07/10/08  07/11/08   02/10/16   NAP       NAP
  81        2        118           358       LO(26)/Defeasance(91)/Free(3)      07/10/08  07/11/08   02/10/16   NAP       NAP
  82        5        115           295       LO(29)/Defeasance(88)/Free(3)      07/10/08  07/11/08   11/10/15   NAP       NAP
  83        5        115           295       LO(29)/Defeasance(88)/Free(3)      07/10/08  07/11/08   11/10/15   NAP       NAP
  84        5        115           360       LO(29)/Defeasance(88)/Free(3)      07/10/08  07/11/08   11/10/15   NAP       NAP
  85        0        120           360       LO(36)/Defeasance(81)/Free(3)      06/30/09  07/01/09   03/31/16   NAP       NAP
  86        5        115           360       LO(29)/Defeasance(88)/Free(3)      07/10/08  07/11/08   11/10/15   NAP       NAP
  87        1        119           359       LO(36)/Defeasance(81)/Free(3)      05/31/09  06/01/09   02/29/16   NAP       NAP
  88        0        120           360       LO(36)/Defeasance(81)/Free(3)      06/30/09  07/01/09   03/31/16   NAP       NAP
  89        5        115           360       LO(29)/Defeasance(88)/Free(3)      07/10/08  07/11/08   11/10/15   NAP       NAP
  90        1        119           359       LO(36)/Defeasance(80)/Free(4)      05/31/09  06/01/09   01/31/16   NAP       NAP
  91        2        118           358       LO(26)/Defeasance(89)/Free(5)      07/10/08  07/11/08   12/10/15   NAP       NAP
  92        5        115           360       LO(29)/Defeasance(87)/Free(4)      07/10/08  07/11/08   10/10/15   NAP       NAP
  93        4        116           360       LO(28)/Defeasance(89)/Free(3)      07/10/08  07/11/08   12/10/15   NAP       NAP
  94        2        118           360       LO(26)/Defeasance(90)/Free(4)      07/10/08  07/11/08   01/10/16   NAP       NAP
  95        4        116           360       LO(28)/Defeasance(89)/Free(3)      07/10/08  07/11/08   12/10/15   NAP       NAP
  96        4        116           356       LO(28)/Defeasance(89)/Free(3)      07/10/08  07/11/08   12/10/15   NAP       NAP
  97        5        175           360       LO(29)/Defeasance(148)/Free(3)     07/10/08  07/11/08   11/10/20   NAP       NAP
  98        0        120           360       LO(59)/Grtr1%UPBorYM(58)/Free(3)   05/31/11     NAP       NAP    06/01/11  03/31/16
  99        0        120           360       LO(59)/Grtr1%UPBorYM(57)/Free(4)   05/31/11     NAP       NAP    06/01/11  02/29/16
  100       3        117      Interest Only  LO(27)/Defeasance(90)/Free(3)      07/10/08  07/11/08   01/10/16   NAP       NAP
  101       3        117           360       LO(27)/Defeasance(90)/Free(3)      07/10/08  07/11/08   01/10/16   NAP       NAP
  102       2        118      Interest Only  LO(26)/Grtr1%UPBorYM(91)/Free(3)   07/10/08     NAP       NAP    07/11/08  02/10/16
  103       3        117           360       LO(27)/Defeasance(90)/Free(3)      07/10/08  07/11/08   01/10/16   NAP       NAP
  104       5        115           360       LO(29)/Defeasance(88)/Free(3)      07/10/08  07/11/08   11/10/15   NAP       NAP
  105       1        119           360       LO(36)/Defeasance(81)/Free(3)      05/31/09  06/01/09   02/29/16   NAP       NAP
  106       5        115           360       LO(29)/Defeasance(88)/Free(3)      07/10/08  07/11/08   11/10/15   NAP       NAP
  107       4        116           360       LO(28)/Defeasance(89)/Free(3)      07/10/08  07/11/08   12/10/15   NAP       NAP
  108       3        117           360       LO(27)/Defeasance(89)/Free(4)      07/10/08  07/11/08   12/10/15   NAP       NAP
  109       1        119           299       LO(36)/Defeasance(80)/Free(4)      05/31/09  06/01/09   01/31/16   NAP       NAP
  110       4        116      Interest Only  LO(28)/2%+YM(89)/Free(3)           07/10/08     NAP       NAP    07/11/08  12/10/15
  111       1        179           359       LO(36)/Defeasance(140)/Free(4)     05/31/09  06/01/09   01/31/21   NAP       NAP
  112       1        119           299       LO(25)/Defeasance(92)/Free(3)      07/10/08  07/11/08   03/10/16   NAP       NAP
  113       1        119           360       LO(35)/Grtr1%UPBorYM(82)/Free(3)   04/30/09     NAP       NAP    05/01/09  02/29/16
  114       4        116           360       LO(28)/Defeasance(89)/Free(3)      07/10/08  07/11/08   12/10/15   NAP       NAP
  115       2        118           358       LO(26)/Defeasance(91)/Free(3)      07/10/08  07/11/08   02/10/16   NAP       NAP
  116       5        175           355       LO(29)/Defeasance(148)/Free(3)     07/10/08  07/11/08   11/10/20   NAP       NAP
  117       3        117           300       LO(27)/Defeasance(90)/Free(3)      07/10/08  07/11/08   01/10/16   NAP       NAP
  118       4        116           360       LO(28)/YM(89)/Free(3) (Note 13)    07/10/08     NAP       NAP    07/11/08  12/10/15
  119       8        112           292       LO(32)/Defeasance(85)/Free(3)      07/10/08  07/11/08   08/10/15   NAP       NAP
  120       5        115           355       LO(29)/Defeasance(88)/Free(3)      07/10/08  07/11/08   11/10/15   NAP       NAP
  121       6        114           360       LO(30)/Defeasance(87)/Free(3)      07/10/08  07/11/08   10/10/15   NAP       NAP
  122       4        116           360       LO(28)/Defeasance(89)/Free(3)      07/10/08  07/11/08   12/10/15   NAP       NAP
  123       5        115           355       LO(29)/Defeasance(88)/Free(3)      07/10/08  07/11/08   11/10/15   NAP       NAP
--------------------------------------------------------------------------------------------------------------------------------
  124       4        176           360       LO(28)/Defeasance(149)/Free(3)     07/10/08  07/11/08   12/10/20   NAP       NAP
  125       4        176           360       LO(28)/Defeasance(149)/Free(3)     07/10/08  07/11/08   12/10/20   NAP       NAP
  126       4        176           360       LO(28)/Defeasance(149)/Free(3)     07/10/08  07/11/08   12/10/20   NAP       NAP
--------------------------------------------------------------------------------------------------------------------------------
  127       0        120           360       LO(36)/Defeasance(81)/Free(3)      06/30/09  07/01/09   03/31/16   NAP       NAP
  128       3        117           360       LO(27)/Defeasance(89)/Free(4)      07/10/08  07/11/08   12/10/15   NAP       NAP
  129       3        117           360       LO(27)/Defeasance(90)/Free(3)      07/10/08  07/11/08   01/10/16   NAP       NAP
  130       0        120           360       LO(36)/Defeasance(81)/Free(3)      06/30/09  07/01/09   03/31/16   NAP       NAP
  131       4        116      Interest Only  LO(28)/Defeasance(89)/Free(3)      07/10/08  07/11/08   12/10/15   NAP       NAP
  132       5        115           355       LO(29)/Defeasance(88)/Free(3)      07/10/08  07/11/08   11/10/15   NAP       NAP
  133       4        116           296       LO(28)/Defeasance(89)/Free(3)      07/10/08  07/11/08   12/10/15   NAP       NAP
  134       1        119           360       LO(36)/Defeasance(80)/Free(4)      05/31/09  06/01/09   01/31/16   NAP       NAP
  135       4        116           360       LO(28)/Defeasance(89)/Free(3)      07/10/08  07/11/08   12/10/15   NAP       NAP
  136       3        117           360       LO(27)/Defeasance(90)/Free(3)      07/10/08  07/11/08   01/10/16   NAP       NAP
  137       2        118           298       LO(26)/Grtr1%UPBorYM(91)/Free(3)   07/10/08     NAP       NAP    07/11/08  02/10/16
  138       3        117           357       LO(27)/Defeasance(90)/Free(3)      07/10/08  07/11/08   01/10/16   NAP       NAP
  139       2        118           358       LO(26)/Defeasance(91)/Free(3)      07/10/08  07/11/08   02/10/16   NAP       NAP
  140       2        118           360       LO(26)/Defeasance(91)/Free(3)      07/10/08  07/11/08   02/10/16   NAP       NAP
  141      12        108           348       LO(36)/Grtr1%UPBorYM(82)/Free(2)   07/10/08     NAP       NAP    07/11/08  05/10/15
  142       9        111           351       LO(33)/Defeasance(84)/Free(3)      07/10/08  07/11/08   07/10/15   NAP       NAP
  143       5        115           360       LO(29)/Defeasance(88)/Free(3)      07/10/08  07/11/08   11/10/15   NAP       NAP
  144       2        118           298       LO(26)/Defeasance(91)/Free(3)      07/10/08  07/11/08   02/10/16   NAP       NAP
  145       0        120           300       LO(36)/Defeasance(80)/Free(4)      06/30/09  07/01/09   02/29/16   NAP       NAP
  146       1        119           360       LO(36)/Defeasance(81)/Free(3)      05/31/09  06/01/09   02/29/16   NAP       NAP
  147       5        175           360       LO(29)/Defeasance(148)/Free(3)     07/10/08  07/11/08   11/10/20   NAP       NAP
  148       2        118           360       LO(26)/Defeasance(91)/Free(3)      07/10/08  07/11/08   02/10/16   NAP       NAP
  149       1        119           299       LO(25)/Defeasance(91)/Free(4)      07/10/08  07/11/08   02/10/16   NAP       NAP
  150       1        119           359       LO(25)/Defeasance(92)/Free(3)      07/10/08  07/11/08   03/10/16   NAP       NAP
  151       1        119           359       LO(25)/Defeasance(92)/Free(3)      07/10/08  07/11/08   03/10/16   NAP       NAP
  152       5        115           360       LO(29)/Defeasance(88)/Free(3)      07/10/08  07/11/08   11/10/15   NAP       NAP
  153       3        117           357       LO(27)/Defeasance(90)/Free(3)      07/10/08  07/11/08   01/10/16   NAP       NAP
  154       3        117           357       LO(27)/Defeasance(90)/Free(3)      07/10/08  07/11/08   01/10/16   NAP       NAP
  155      10        74            350       LO(34)/Defeasance(47)/Free(3)      07/10/08  07/11/08   06/10/12   NAP       NAP
  156       5        115           360       LO(29)/Defeasance(88)/Free(3)      07/10/08  07/11/08   11/10/15   NAP       NAP
  157       4        116           356       LO(28)/Defeasance(89)/Free(3)      07/10/08  07/11/08   12/10/15   NAP       NAP
  158       1        119           359       LO(36)/Defeasance(81)/Free(3)      05/31/09  06/01/09   02/29/16   NAP       NAP
  159       1        119           359       LO(36)/Defeasance(81)/Free(3)      05/31/09  06/01/09   02/29/16   NAP       NAP
  160       2        118           360       LO(26)/Defeasance(91)/Free(3)      07/10/08  07/11/08   02/10/16   NAP       NAP
  161       5        115           355       LO(29)/Defeasance(88)/Free(3)      07/10/08  07/11/08   11/10/15   NAP       NAP
  162       0        120           360       LO(59)/Grtr1%UPBorYM(57)/Free(4)   05/31/11     NAP       NAP    06/01/11  02/29/16
  163       7        113           353       LO(31)/Defeasance(86)/Free(3)      07/10/08  07/11/08   09/10/15   NAP       NAP
  164       4        116           356       LO(28)/Defeasance(89)/Free(3)      07/10/08  07/11/08   12/10/15   NAP       NAP
  165       4        116           356       LO(28)/Defeasance(89)/Free(3)      07/10/08  07/11/08   12/10/15   NAP       NAP
  166       0        120           360       LO(36)/Defeasance(81)/Free(3)      06/30/09  07/01/09   03/31/16   NAP       NAP

                                                                               YIELD
                                                                            MAINTENANCE
        PREPAY-                                                            INTEREST RATE
          MENT   PREPAY-                                        YIELD       CONVERTED TO     YIELD
        PENALTY    MENT                                      MAINTENANCE      MONTHLY     MAINTENANCE
 LOAN    START   PENALTY         YIELD MAINTENANCE             INTEREST       MORTGAGE    DISCOUNTING   PROPERTY    PROPERTY
NUMBER   DATE    END DATE        CALCULATION METHOD              RATE           RATE        HORIZON       SIZE     SIZE TYPE
---------------------------------------------------------------------------------------------------------------------------

   1      NAP      NAP                   NAP                     NAP             NAP           NAP     10,974,960      SF
  1.1                                                                                                     535,000      SF
  1.2                                                                                                     218,323      SF
  1.3                                                                                                     494,000      SF
  1.4                                                                                                     126,658      SF
  1.5                                                                                                      94,418      SF
  1.6                                                                                                      84,379      SF
  1.7                                                                                                     347,000      SF
  1.8                                                                                                     119,842      SF
  1.9                                                                                                     100,803      SF
  1.10                                                                                                     99,101      SF
  1.11                                                                                                    112,794      SF
  1.12                                                                                                     94,120      SF
  1.13                                                                                                     90,494      SF
  1.14                                                                                                     90,499      SF
  1.15                                                                                                     90,499      SF
  1.16                                                                                                     97,537      SF
  1.17                                                                                                    105,923      SF
  1.18                                                                                                    106,238      SF
  1.19                                                                                                     90,514      SF
  1.20                                                                                                     90,441      SF
  1.21                                                                                                    102,205      SF
  1.22                                                                                                    124,761      SF
  1.23                                                                                                     90,585      SF
  1.24                                                                                                     94,106      SF
  1.25                                                                                                     94,225      SF
  1.26                                                                                                     94,705      SF
  1.27                                                                                                    100,247      SF
  1.28                                                                                                    102,327      SF
  1.29                                                                                                     90,464      SF
  1.30                                                                                                     98,030      SF
  1.31                                                                                                     94,076      SF
  1.32                                                                                                    100,010      SF
  1.33                                                                                                     99,279      SF
  1.34                                                                                                    101,483      SF
  1.35                                                                                                     98,005      SF
  1.36                                                                                                     90,461      SF
  1.37                                                                                                     90,414      SF
  1.38                                                                                                     77,690      SF
  1.39                                                                                                     97,931      SF
  1.40                                                                                                    103,875      SF
  1.41                                                                                                     97,961      SF
  1.42                                                                                                    100,800      SF
  1.43                                                                                                     96,325      SF
  1.44                                                                                                    101,688      SF
  1.45                                                                                                     86,739      SF
  1.46                                                                                                     94,130      SF
  1.47                                                                                                     81,171      SF
  1.48                                                                                                     93,845      SF
  1.49                                                                                                     94,413      SF
  1.50                                                                                                     98,160      SF
  1.51                                                                                                     97,859      SF
  1.52                                                                                                     94,230      SF
  1.53                                                                                                     94,222      SF
  1.54                                                                                                     84,375      SF
  1.55                                                                                                     94,237      SF
  1.56                                                                                                     71,846      SF
  1.57                                                                                                     83,363      SF
  1.58                                                                                                     88,161      SF
  1.59                                                                                                     71,847      SF
  1.60                                                                                                     91,012      SF
  1.61                                                                                                     65,459      SF
  1.62                                                                                                     87,954      SF
  1.63                                                                                                     66,745      SF
  1.64                                                                                                     88,030      SF
  1.65                                                                                                     90,334      SF
  1.66                                                                                                     71,806      SF
  1.67                                                                                                    100,761      SF
  1.68                                                                                                     66,735      SF
  1.69                                                                                                     90,505      SF
  1.70                                                                                                    116,992      SF
  1.71                                                                                                     77,559      SF
  1.72                                                                                                     94,250      SF
  1.73                                                                                                     94,248      SF
  1.74                                                                                                     90,430      SF
  1.75                                                                                                     94,013      SF
  1.76                                                                                                    100,843      SF
  1.77                                                                                                     94,336      SF
  1.78                                                                                                     66,781      SF
  1.79                                                                                                     75,844      SF
  1.80                                                                                                     67,256      SF
  1.81                                                                                                     94,230      SF
  1.82                                                                                                     75,775      SF
  1.83                                                                                                     73,956      SF
  1.84                                                                                                     66,784      SF
  1.85                                                                                                     66,827      SF
  1.86                                                                                                     70,118      SF
  1.87                                                                                                     83,179      SF
  1.88                                                                                                     66,713      SF
  1.89                                                                                                     90,526      SF
  1.90                                                                                                     73,956      SF
  1.91                                                                                                     83,180      SF
  1.92                                                                                                     94,042      SF
  1.93                                                                                                     94,068      SF
  1.94                                                                                                     75,844      SF
  1.95                                                                                                     90,430      SF
  1.96                                                                                                     90,510      SF
  1.97                                                                                                     71,839      SF
  1.98                                                                                                     83,211      SF
  1.99                                                                                                     94,136      SF
 1.100                                                                                                     75,844      SF
 1.101                                                                                                     71,345      SF
 1.102                                                                                                     94,225      SF
 1.103                                                                                                     71,340      SF
 1.104                                                                                                     75,063      SF
 1.105                                                                                                     94,091      SF
 1.106                                                                                                     15,060      SF
 1.107                                                                                                     14,265      SF
 1.108                                                                                                     60,985      SF
 1.109                                                                                                     28,953      SF
 1.110                                                                                                     90,590      SF
 1.111                                                                                                     80,327      SF
 1.112                                                                                                     12,821      SF
---------------------------------------------------------------------------------------------------------------------------
   2      NAP      NAP                   NAP                     NAP             NAP           NAP        636,922      SF
   3      NAP      NAP                   NAP                     NAP             NAP           NAP        486,081      SF
---------------------------------------------------------------------------------------------------------------------------
   4      NAP      NAP                   NAP                     NAP             NAP           NAP        915,558      SF
  4.1                                                                                                     207,583      SF
  4.2                                                                                                     214,581      SF
  4.3                                                                                                     124,515      SF
  4.4                                                                                                     127,064      SF
  4.5                                                                                                      70,110      SF
  4.6                                                                                                      70,716      SF
  4.7                                                                                                     100,989      SF
---------------------------------------------------------------------------------------------------------------------------
   5      NAP      NAP                   NAP                     NAP             NAP           NAP            580    Rooms
  5.1                                                                                                         271    Rooms
  5.2                                                                                                         309    Rooms
---------------------------------------------------------------------------------------------------------------------------
   6      NAP      NAP              Present Value           Treasury Flat        Yes         Maturity         422    Units
   7      NAP      NAP                   NAP                     NAP             NAP           NAP        270,097      SF
---------------------------------------------------------------------------------------------------------------------------
   8      NAP      NAP                   NAP                     NAP             NAP           NAP            198    Rooms
   9      NAP      NAP                   NAP                     NAP             NAP           NAP            125    Rooms
   10     NAP      NAP                   NAP                     NAP             NAP           NAP             70    Rooms
   11     NAP      NAP                   NAP                     NAP             NAP           NAP             70    Rooms
---------------------------------------------------------------------------------------------------------------------------
   12     NAP      NAP                   NAP                     NAP             NAP           NAP        310,000      SF
   13     NAP      NAP                   NAP                     NAP             NAP           NAP        145,000      SF
   14     NAP      NAP                   NAP                     NAP             NAP           NAP         91,644      SF
   15     NAP      NAP                   NAP                     NAP             NAP           NAP        121,750      SF
   16     NAP      NAP                   NAP                     NAP             NAP           NAP        138,390      SF
   17     NAP      NAP                   NAP                     NAP             NAP           NAP         32,500      SF
   18     NAP      NAP                   NAP                     NAP             NAP           NAP         14,000      SF
   19     NAP      NAP                   NAP                     NAP             NAP           NAP          7,490      SF
---------------------------------------------------------------------------------------------------------------------------
   20     NAP      NAP                   NAP                     NAP             NAP           NAP        105,472      SF
   21     NAP      NAP                   NAP                     NAP             NAP           NAP        302,843      SF
   22     NAP      NAP                   NAP                     NAP             NAP           NAP            390    Units
   23     NAP      NAP                   NAP                     NAP             NAP           NAP        439,451      SF
   24     NAP      NAP                   NAP                     NAP             NAP           NAP        334,195      SF
   25     NAP      NAP                   NAP                     NAP             NAP           NAP        121,300      SF
   26     NAP      NAP                   NAP                     NAP             NAP           NAP        793,593      SF
   27     NAP      NAP                   NAP                     NAP             NAP           NAP            508    Units
   28     NAP      NAP     Interest Differential (Monthly)  Treasury Flat        Yes         Maturity     115,367      SF
   29     NAP      NAP                   NAP                     NAP             NAP           NAP        147,889      SF
   30     NAP      NAP                   NAP                     NAP             NAP           NAP            350    Units
   31     NAP      NAP                   NAP                     NAP             NAP           NAP        149,342      SF
   32     NAP      NAP                   NAP                     NAP             NAP           NAP            216    Units
   33     NAP      NAP                   NAP                     NAP             NAP           NAP        295,700      SF
   34     NAP      NAP                   NAP                     NAP             NAP           NAP         93,345      SF
   35     NAP      NAP                   NAP                     NAP             NAP           NAP        143,148      SF
   36     NAP      NAP                   NAP                     NAP             NAP           NAP        104,077      SF
   37     NAP      NAP                   NAP                     NAP             NAP           NAP        400,000      SF
   38     NAP      NAP     Interest Differential (Monthly)  Treasury Flat        Yes         Maturity     124,136      SF
   39     NAP      NAP                   NAP                     NAP             NAP           NAP            216    Units
   40     NAP      NAP                   NAP                     NAP             NAP           NAP        121,038      SF
   41     NAP      NAP                   NAP                     NAP             NAP           NAP         76,238      SF
   42     NAP      NAP                   NAP                     NAP             NAP           NAP            255    Rooms
   43     NAP      NAP                   NAP                     NAP             NAP           NAP        150,678      SF
   44     NAP      NAP                   NAP                     NAP             NAP           NAP        209,250      SF
   45     NAP      NAP                   NAP                     NAP             NAP           NAP            464    Units
   46     NAP      NAP                   NAP                     NAP             NAP           NAP            219    Rooms
   47     NAP      NAP                   NAP                     NAP             NAP           NAP            155    Rooms
   48     NAP      NAP                   NAP                     NAP             NAP           NAP        116,049      SF
   49     NAP      NAP                   NAP                     NAP             NAP           NAP            324    Units
   50     NAP      NAP                   NAP                     NAP             NAP           NAP        127,354      SF
   51     NAP      NAP                   NAP                     NAP             NAP           NAP            350    Units
---------------------------------------------------------------------------------------------------------------------------
   52     NAP      NAP                   NAP                     NAP             NAP           NAP            192    Units
   53     NAP      NAP                   NAP                     NAP             NAP           NAP            132    Units
---------------------------------------------------------------------------------------------------------------------------
   54     NAP      NAP                   NAP                     NAP             NAP           NAP         32,238      SF
   55     NAP      NAP                   NAP                     NAP             NAP           NAP        130,706      SF
   56     NAP      NAP                   NAP                     NAP             NAP           NAP        124,000      SF
   57     NAP      NAP                   NAP                     NAP             NAP           NAP         23,218      SF
   58     NAP      NAP                   NAP                     NAP             NAP           NAP        126,088      SF
   59     NAP      NAP          PV Yield Differential       Treasury Flat        Yes           WAL         86,872      SF
---------------------------------------------------------------------------------------------------------------------------
   60     NAP      NAP                   NAP                     NAP             NAP           NAP            102    Units
   61     NAP      NAP                   NAP                     NAP             NAP           NAP            100    Units
---------------------------------------------------------------------------------------------------------------------------
   62     NAP      NAP                   NAP                     NAP             NAP           NAP            400    Units
   63     NAP      NAP                   NAP                     NAP             NAP           NAP            289    Units
   64     NAP      NAP                   NAP                     NAP             NAP           NAP            475    Units
---------------------------------------------------------------------------------------------------------------------------
   65     NAP      NAP                   NAP                     NAP             NAP           NAP            248    Rooms
  65.1                                                                                                         83    Rooms
  65.2                                                                                                         87    Rooms
  65.3                                                                                                         78    Rooms
---------------------------------------------------------------------------------------------------------------------------
   66     NAP      NAP                   NAP                     NAP             NAP           NAP         80,998      SF
   67     NAP      NAP                   NAP                     NAP             NAP           NAP         74,549      SF
   68     NAP      NAP     Interest Differential (Monthly)  Treasury Flat        Yes         Maturity      47,174      SF
   69     NAP      NAP                   NAP                     NAP             NAP           NAP        110,725      SF
---------------------------------------------------------------------------------------------------------------------------
   70     NAP      NAP                   NAP                     NAP             NAP           NAP            209    Units
  70.1                                                                                                        105    Units
  70.2                                                                                                        104    Units
---------------------------------------------------------------------------------------------------------------------------
   71     NAP      NAP                   NAP                     NAP             NAP           NAP         89,931      SF
   72     NAP      NAP                   NAP                     NAP             NAP           NAP         15,000      SF
   73     NAP      NAP                   NAP                     NAP             NAP           NAP        107,598      SF
---------------------------------------------------------------------------------------------------------------------------
   74     NAP      NAP                   NAP                     NAP             NAP           NAP            197    Rooms
  74.1                                                                                                        115    Rooms
  74.2                                                                                                         82    Rooms
---------------------------------------------------------------------------------------------------------------------------
   75     NAP      NAP                   NAP                     NAP             NAP           NAP            202    Rooms
  75.1                                                                                                        114    Rooms
  75.2                                                                                                         88    Rooms
---------------------------------------------------------------------------------------------------------------------------
   76     NAP      NAP                   NAP                     NAP             NAP           NAP         65,000      SF
   77     NAP      NAP                   NAP                     NAP             NAP           NAP         29,620      SF
   78     NAP      NAP                   NAP                     NAP             NAP           NAP        144,298      SF
   79     NAP      NAP                   NAP                     NAP             NAP           NAP        238,881      SF
   80     NAP      NAP                   NAP                     NAP             NAP           NAP        306,619      SF
   81     NAP      NAP                   NAP                     NAP             NAP           NAP         60,056      SF
   82     NAP      NAP                   NAP                     NAP             NAP           NAP        215,581      SF
   83     NAP      NAP                   NAP                     NAP             NAP           NAP             90    Rooms
   84     NAP      NAP                   NAP                     NAP             NAP           NAP        219,304      SF
   85     NAP      NAP                   NAP                     NAP             NAP           NAP        121,000      SF
   86     NAP      NAP                   NAP                     NAP             NAP           NAP        180,252      SF
   87     NAP      NAP                   NAP                     NAP             NAP           NAP         50,192      SF
   88     NAP      NAP                   NAP                     NAP             NAP           NAP         97,061      SF
   89     NAP      NAP                   NAP                     NAP             NAP           NAP         50,955      SF
   90     NAP      NAP                   NAP                     NAP             NAP           NAP            198    Units
   91     NAP      NAP                   NAP                     NAP             NAP           NAP         72,212      SF
   92     NAP      NAP                   NAP                     NAP             NAP           NAP         70,548      SF
   93     NAP      NAP                   NAP                     NAP             NAP           NAP        124,698      SF
   94     NAP      NAP                   NAP                     NAP             NAP           NAP         98,972      SF
   95     NAP      NAP                   NAP                     NAP             NAP           NAP         40,000      SF
   96     NAP      NAP                   NAP                     NAP             NAP           NAP        108,160      SF
   97     NAP      NAP                   NAP                     NAP             NAP           NAP         14,490      SF
   98     NAP      NAP              Present Value           Treasury Flat        Yes         Maturity         292    Units
   99     NAP      NAP              Present Value           Treasury Flat        Yes         Maturity          78    Rooms
  100     NAP      NAP                   NAP                     NAP             NAP           NAP         58,413      SF
  101     NAP      NAP                   NAP                     NAP             NAP           NAP            271    Units
  102     NAP      NAP     Interest Differential (Monthly)  Treasury Flat        Yes         Maturity      58,366      SF
  103     NAP      NAP                   NAP                     NAP             NAP           NAP         59,306      SF
  104     NAP      NAP                   NAP                     NAP             NAP           NAP         86,436      SF
  105     NAP      NAP                   NAP                     NAP             NAP           NAP         61,310      SF
  106     NAP      NAP                   NAP                     NAP             NAP           NAP            138    Units
  107     NAP      NAP                   NAP                     NAP             NAP           NAP         37,500      SF
  108     NAP      NAP                   NAP                     NAP             NAP           NAP         82,825      SF
  109     NAP      NAP                   NAP                     NAP             NAP           NAP            128    Units
  110     NAP      NAP          PV Yield Differential       Treasury Flat        Yes           WAL         57,416      SF
  111     NAP      NAP                   NAP                     NAP             NAP           NAP            126    Units
  112     NAP      NAP                   NAP                     NAP             NAP           NAP            200    Rooms
  113     NAP      NAP              Present Value           Treasury Flat        Yes         Maturity      35,149      SF
  114     NAP      NAP                   NAP                     NAP             NAP           NAP            248    Units
  115     NAP      NAP                   NAP                     NAP             NAP           NAP             67    Units
  116     NAP      NAP                   NAP                     NAP             NAP           NAP         29,652      SF
  117     NAP      NAP                   NAP                     NAP             NAP           NAP            384    Units
  118     NAP      NAP     Interest Differential (Annual)   Treasury Flat         No        Specified      22,035      SF
  119     NAP      NAP                   NAP                     NAP             NAP           NAP            107    Rooms
  120     NAP      NAP                   NAP                     NAP             NAP           NAP         60,535      SF
  121     NAP      NAP                   NAP                     NAP             NAP           NAP            150    Units
  122     NAP      NAP                   NAP                     NAP             NAP           NAP         39,772      SF
  123     NAP      NAP                   NAP                     NAP             NAP           NAP         54,516      SF
---------------------------------------------------------------------------------------------------------------------------
  124     NAP      NAP                   NAP                     NAP             NAP           NAP         52,907      SF
  125     NAP      NAP                   NAP                     NAP             NAP           NAP          6,783      SF
  126     NAP      NAP                   NAP                     NAP             NAP           NAP          6,770      SF
---------------------------------------------------------------------------------------------------------------------------
  127     NAP      NAP                   NAP                     NAP             NAP           NAP         41,355      SF
  128     NAP      NAP                   NAP                     NAP             NAP           NAP        107,021      SF
  129     NAP      NAP                   NAP                     NAP             NAP           NAP             92    Units
  130     NAP      NAP                   NAP                     NAP             NAP           NAP         41,965      SF
  131     NAP      NAP                   NAP                     NAP             NAP           NAP         51,048      SF
  132     NAP      NAP                   NAP                     NAP             NAP           NAP         84,146      SF
  133     NAP      NAP                   NAP                     NAP             NAP           NAP             74    Rooms
  134     NAP      NAP                   NAP                     NAP             NAP           NAP            136    Units
  135     NAP      NAP                   NAP                     NAP             NAP           NAP         34,263      SF
  136     NAP      NAP                   NAP                     NAP             NAP           NAP         46,648      SF
  137     NAP      NAP     Interest Differential (Annual)   Treasury Flat         No        Specified         111    Rooms
  138     NAP      NAP                   NAP                     NAP             NAP           NAP            168    Units
  139     NAP      NAP                   NAP                     NAP             NAP           NAP         18,398      SF
  140     NAP      NAP                   NAP                     NAP             NAP           NAP        123,986      SF
  141     NAP      NAP     Interest Differential (Annual)   Treasury Flat         No        Specified      28,526      SF
  142     NAP      NAP                   NAP                     NAP             NAP           NAP         43,100      SF
  143     NAP      NAP                   NAP                     NAP             NAP           NAP             57    Units
  144     NAP      NAP                   NAP                     NAP             NAP           NAP            114    Rooms
  145     NAP      NAP                   NAP                     NAP             NAP           NAP             75    Rooms
  146     NAP      NAP                   NAP                     NAP             NAP           NAP         16,134      SF
  147     NAP      NAP                   NAP                     NAP             NAP           NAP         14,820      SF
  148     NAP      NAP                   NAP                     NAP             NAP           NAP         27,825      SF
  149     NAP      NAP                   NAP                     NAP             NAP           NAP         11,590      SF
  150     NAP      NAP                   NAP                     NAP             NAP           NAP         25,048      SF
  151     NAP      NAP                   NAP                     NAP             NAP           NAP         45,056      SF
  152     NAP      NAP                   NAP                     NAP             NAP           NAP         36,036      SF
  153     NAP      NAP                   NAP                     NAP             NAP           NAP         17,272      SF
  154     NAP      NAP                   NAP                     NAP             NAP           NAP          8,815      SF
  155     NAP      NAP                   NAP                     NAP             NAP           NAP         11,200      SF
  156     NAP      NAP                   NAP                     NAP             NAP           NAP         15,030      SF
  157     NAP      NAP                   NAP                     NAP             NAP           NAP         30,823      SF
  158     NAP      NAP                   NAP                     NAP             NAP           NAP         21,044      SF
  159     NAP      NAP                   NAP                     NAP             NAP           NAP            124    Units
  160     NAP      NAP                   NAP                     NAP             NAP           NAP         54,064      SF
  161     NAP      NAP                   NAP                     NAP             NAP           NAP         20,000      SF
  162     NAP      NAP              Present Value           Treasury Flat        Yes         Maturity         126    Units
  163     NAP      NAP                   NAP                     NAP             NAP           NAP         11,180      SF
  164     NAP      NAP                   NAP                     NAP             NAP           NAP         11,180      SF
  165     NAP      NAP                   NAP                     NAP             NAP           NAP         11,180      SF
  166     NAP      NAP                   NAP                     NAP             NAP           NAP             32    Units

                                                                                               OCCUPANCY
 LOAN                                                                              OCCUPANCY     AS OF
NUMBER                 YEAR BUILT                         YEAR RENOVATED           PERCENTAGE     DATE
--------------------------------------------------------------------------------------------------------

   1                                                                                  100%      05/31/06
  1.1                     2000                                 2004                   100%      05/31/06
  1.2                     2000                                  NAP                   100%      05/31/06
  1.3                     1987                                 1992                   100%      05/31/06
  1.4                     1979                                 2003                   100%      05/31/06
  1.5                     1989                                 2004                   100%      05/31/06
  1.6                     1987                                 2004                   100%      05/31/06
  1.7                     1992                                 1997                   100%      05/31/06
  1.8                     1993                                  NAP                   100%      05/31/06
  1.9                     1991                                 2004                   100%      05/31/06
 1.10                     1980                                 2004                   100%      05/31/06
 1.11                     1971                                 2004                   100%      05/31/06
 1.12                     1988                                 1994                   100%      05/31/06
 1.13                     1971                                 1994                   100%      05/31/06
 1.14                     1981                                  NAP                   100%      05/31/06
 1.15                     1981                                 1992                   100%      05/31/06
 1.16                     1986                                  NAP                   100%      05/31/06
 1.17                     1966                                 2002                   100%      05/31/06
 1.18                     1989                                  NAP                   100%      05/31/06
 1.19                     1985                                 1992                   100%      05/31/06
 1.20                     1984                                 1992                   100%      05/31/06
 1.21                     1985                                 1994                   100%      05/31/06
 1.22                     1969                                 2004                   100%      05/31/06
 1.23                     1987                                 1999                   100%      05/31/06
 1.24                     1988                                  NAP                   100%      05/31/06
 1.25                     1990                                 2003                   100%      05/31/06
 1.26                     1978                                 2003                   100%      05/31/06
 1.27                     1969                                 2004                   100%      05/31/06
 1.28                     1987                                  NAP                   100%      05/31/06
 1.29                     1984                                 1992                   100%      05/31/06
 1.30                     1979                                 1994                   100%      05/31/06
 1.31                     1986                                  NAP                   100%      05/31/06
 1.32                     1979                                 1994                   100%      05/31/06
 1.33                     1995                                  NAP                   100%      05/31/06
 1.34                     1968                                 2000                   100%      05/31/06
 1.35                     1980                                 1994                   100%      05/31/06
 1.36                     1983                                 1993                   100%      05/31/06
 1.37                     1985                                 1993                   100%      05/31/06
 1.38                     1995                                  NAP                   100%      05/31/06
 1.39                     1981                                 1994                   100%      05/31/06
 1.40                     1983                                 1993                   100%      05/31/06
 1.41                     1980                                 1994                   100%      05/31/06
 1.42                     1990                                  NAP                   100%      05/31/06
 1.43                     1972                                 1995                   100%      05/31/06
 1.44                     1996                                  NAP                   100%      05/31/06
 1.45                     1983                                 1993                   100%      05/31/06
 1.46                     1972                                 1995                   100%      05/31/06
 1.47                     1981                                 1994                   100%      05/31/06
 1.48                     1978                                 1993                   100%      05/31/06
 1.49                     1989                                  NAP                   100%      05/31/06
 1.50                     1982                                 1994                   100%      05/31/06
 1.51                     1993                                  NAP                   100%      05/31/06
 1.52                     1988                                  NAP                   100%      05/31/06
 1.53                     1991                                  NAP                   100%      05/31/06
 1.54                     1986                                 1995                   100%      05/31/06
 1.55                     1988                                  NAP                   100%      05/31/06
 1.56                     1973                                  NAP                   100%      05/31/06
 1.57                     1989                                  NAP                   100%      05/31/06
 1.58                     1978                                 1992                   100%      05/31/06
 1.59                     1972                                  NAP                   100%      05/31/06
 1.60                     1982                                 1993                   100%      05/31/06
 1.61                     1967                                 2002                   100%      05/31/06
 1.62                     1977                                 1995                   100%      05/31/06
 1.63                     1985                                  NAP                   100%      05/31/06
 1.64                     1977                                 1995                   100%      05/31/06
 1.65                     1985                                  NAP                   100%      05/31/06
 1.66                     1991                                  NAP                   100%      05/31/06
 1.67                     1991                                  NAP                   100%      05/31/06
 1.68                     1984                                  NAP                   100%      05/31/06
 1.69                     1985                                  NAP                   100%      05/31/06
 1.70                     1992                                  NAP                   100%      05/31/06
 1.71                     1996                                  NAP                   100%      05/31/06
 1.72                     1970                                  NAP                   100%      05/31/06
 1.73                     1990                                  NAP                   100%      05/31/06
 1.74                     1985                                  NAP                   100%      05/31/06
 1.75                     1988                                  NAP                   100%      05/31/06
 1.76                     1989                                  NAP                   100%      05/31/06
 1.77                     1989                                  NAP                   100%      05/31/06
 1.78                     1984                                 1993                   100%      05/31/06
 1.79                     1995                                  NAP                   100%      05/31/06
 1.80                     1984                                 1992                   100%      05/31/06
 1.81                     1988                                  NAP                   100%      05/31/06
 1.82                     1994                                  NAP                   100%      05/31/06
 1.83                     1994                                  NAP                   100%      05/31/06
 1.84                     1985                                 1993                   100%      05/31/06
 1.85                     1984                                 1994                   100%      05/31/06
 1.86                     1985                                 1993                   100%      05/31/06
 1.87                     1971                                  NAP                   100%      05/31/06
 1.88                     1984                                 1993                   100%      05/31/06
 1.89                     1986                                  NAP                   100%      05/31/06
 1.90                     1994                                  NAP                   100%      05/31/06
 1.91                     1990                                  NAP                   100%      05/31/06
 1.92                     1988                                  NAP                   100%      05/31/06
 1.93                     1986                                  NAP                   100%      05/31/06
 1.94                     1995                                  NAP                   100%      05/31/06
 1.95                     1986                                  NAP                   100%      05/31/06
 1.96                     1986                                  NAP                   100%      05/31/06
 1.97                     1993                                  NAP                   100%      05/31/06
 1.98                     1989                                  NAP                   100%      05/31/06
 1.99                     1989                                  NAP                   100%      05/31/06
 1.100                    1994                                  NAP                   100%      05/31/06
 1.101                    1991                                  NAP                   100%      05/31/06
 1.102                    1989                                  NAP                   100%      05/31/06
 1.103                    1990                                  NAP                   100%      05/31/06
 1.104                    1984                                 1995                   100%      05/31/06
 1.105                    1987                                  NAP                   100%      05/31/06
 1.106                    2005                                  NAP                   100%      05/31/06
 1.107                    2005                                  NAP                   100%      05/31/06
 1.108                    1971                                  NAP                   100%      05/31/06
 1.109                    2000                                  NAP                   100%      05/31/06
 1.110                    1987                                  NAP                   100%      05/31/06
 1.111                    1985                                  NAP                   100%      05/31/06
 1.112                    1982                                  NAP                   100%      05/31/06
--------------------------------------------------------------------------------------------------------
   2                   1989-2006                                NAP                    99%      02/17/06
   3                  1987 & 1988                               NAP                    79%      12/31/05
--------------------------------------------------------------------------------------------------------
   4                                                                                   95%      01/05/06
  4.1                     1977                                  NAP                    95%      01/05/06
  4.2                     1971                                  NAP                   100%      01/05/06
  4.3                     1972                                 2005                    98%      01/05/06
  4.4                     1980                                 2005                    82%      01/05/06
  4.5                     1981                                  NAP                    97%      01/05/06
  4.6                     1971                                  NAP                    86%      01/05/06
  4.7                     1982                                  NAP                   100%      01/05/06
--------------------------------------------------------------------------------------------------------
   5                                                                                   58%      12/31/05
  5.1                     2001                                  NAP                    58%      12/31/05
  5.2                     1997                                 2005                    59%      12/31/05
--------------------------------------------------------------------------------------------------------
   6                      2005                                  NAP                    85%      05/23/06
   7                      1983                                 2005                    90%      12/31/05
--------------------------------------------------------------------------------------------------------
   8                      2005                                  NAP                    62%      03/31/06
   9                      2003                                  NAP                    74%      03/31/06
  10                      1999                                 2005                    68%      03/31/06
  11                      1999                                  NAP                    68%      03/31/06
--------------------------------------------------------------------------------------------------------
  12                      2005                                  NAP                   100%      03/01/06
  13                      2002                                  NAP                    79%      03/01/06
  14                      2003                                  NAP                    66%      03/01/06
  15                      2004                                  NAP                   100%      03/01/06
  16                      2001                                  NAP                    68%      03/01/06
  17                   1997, 1998                               NAP                    77%      03/01/06
  18                      2005                                  NAP                   100%      03/01/06
  19                      2001                                  NAP                    93%      03/01/06
--------------------------------------------------------------------------------------------------------
  20                      1976                                 2002                    96%      04/17/06
  21                      1989                                  NAP                    88%      04/01/06
  22                   1969-1971                               2005                    95%      02/08/06
  23                      1962                                 2005                    92%      05/11/06
  24                      1985                                 2006                    97%      01/20/06
  25                  2002 & 2005                               NAP                    99%      01/17/06
  26                   1988-1992                               2000                    83%      02/13/06
  27                      1981                                  NAP                    95%      12/31/05
  28                      2005                                  NAP                    81%      03/02/06
  29                      1972                                 2002                    97%      11/17/05
  30                      1997                                  NAP                    92%      04/07/06
  31                      1998                                  NAP                   100%      04/01/06
  32                      1984                                 2003                    95%      12/01/05
  33                1978, 1981, 1982                      2001, 2001, NAP              93%      01/23/06
  34                   1997-1999                                NAP                   100%      02/28/06
  35                      1999                                  NAP                   100%      12/21/05
  36                   1999-2000                                NAP                   100%      02/28/06
  37                      2000                                 2006                   100%      04/01/06
  38                  1910 & 1929                           1998 & 2000                83%      04/07/06
  39                      2003                                  NAP                   100%      01/19/06
  40                      1967                                 2005                   100%      02/02/06
  41                      1991                                  NAP                    93%      03/01/06
  42                1971, 1981, 1989                           2005                    77%      12/31/05
  43                  1971 & 1998                              2004                   100%      03/01/06
  44                1954, 1978, 1979                           2001                   100%      02/07/06
  45                      1987                                 2002                    96%      11/21/05
  46                      1979                                 2004                    78%      11/30/05
  47                      2000                                  NAP                    78%      12/31/05
  48                   1982, 2001                               NAP                    89%      02/01/06
  49                      1973                                  NAP                    93%      03/14/06
  50                      1988                                  NAP                   100%      11/30/05
  51                      1986                                  NAP                    94%      11/14/05
--------------------------------------------------------------------------------------------------------
  52                   1998-1999                                NAP                    94%      02/08/06
  53                      1997                                  NAP                    98%      02/08/06
--------------------------------------------------------------------------------------------------------
  54                   2003-2004                                NAP                    97%      01/01/06
  55                      1986                              2004 & 2005               100%      12/29/05
  56                      2001                                  NAP                   100%      02/21/06
  57                      1951                                 2006                   100%      04/01/06
  58                      1997                                  NAP                   100%      03/30/06
  59                  1900s-1960s                            2001-2005                 97%      03/01/06
--------------------------------------------------------------------------------------------------------
  60                      1972                                 2004                    96%      11/11/05
  61                      1987                                 2004                    96%      11/14/05
--------------------------------------------------------------------------------------------------------
  62                      1985                                  NAP                    96%      12/07/05
  63                      2000                                  NAP                    90%      03/13/06
  64                   1972-1985                               2005                    94%      03/24/06
--------------------------------------------------------------------------------------------------------
  65                                                                                   76%      12/31/05
 65.1                     2000                                  NAP                    82%      12/31/05
 65.2                     1995                                 2002                    72%      12/31/05
 65.3                     1999                                 2002                    73%      12/31/05
--------------------------------------------------------------------------------------------------------
  66                      1986                                 1997                   100%      02/28/06
  67                      2003                                  NAP                    92%      04/14/06
  68                      2005                                  NAP                   100%      05/08/06
  69                      1990                               2005-2006                100%      04/26/06
--------------------------------------------------------------------------------------------------------
  70                                                                                   99%       Various
 70.1                     2004                                  NAP                    97%      11/22/05
 70.2                  2000-2002                                NAP                   100%      10/26/05
--------------------------------------------------------------------------------------------------------
  71                      1903                              1985, 2005                100%      10/01/05
  72                1946-1948, 1957                            2006                    87%      04/01/06
  73                      2002                               2004-2005                100%      02/28/06
--------------------------------------------------------------------------------------------------------
  74                                                                                   73%      12/31/05
 74.1                     1997                                 2002                    73%      12/31/05
 74.2                     1999                                 2003                    73%      12/31/05
--------------------------------------------------------------------------------------------------------
  75                                                                                   76%      12/31/05
 75.1                     1997                                  NAP                    73%      12/31/05
 75.2                     1997                                 2005                    80%      12/31/05
--------------------------------------------------------------------------------------------------------
  76                      1990                                  NAP                   100%      04/01/06
  77                   2004-2005                                NAP                    96%      12/31/05
  78                      1996                                  NAP                   100%      01/18/06
  79                  1960 & 1998                               NAP                   100%      05/10/06
  80    1977, 1987, 1962, 1965/1986, 1988, 1955  1981, NAP, 2000, 1989, 2000, NAP     100%      03/13/06
  81                      1996                                  NAP                   100%      11/29/05
  82                      1979                                 2001                    98%      12/14/05
  83                      1998                                 2004                    79%      12/31/05
  84                  1970 & 1972                              2002                   100%      12/21/05
  85                      2006                                  NAP                   100%      04/24/06
  86                      1990                                 2005                   100%      12/29/05
  87                      1972                                 2003                   100%      04/01/06
  88                      1998                                  NAP                   100%      02/28/06
  89                      1998                                  NAP                   100%      11/01/05
  90                      1981                                  NAP                    96%      03/31/06
  91                   1985-1986                               2004                   100%      03/31/06
  92                      1980                               2002-2003                 95%      11/07/05
  93                      1990                                  NAP                   100%      12/14/05
  94                      1983                                 2004                    86%      03/31/06
  95                      1997                              2001, 2002                100%      01/12/06
  96                  1982 & 1986                               NAP                   100%      09/15/05
  97                      2004                                  NAP                   100%      12/20/05
  98                      1971                                 1996                    92%      03/22/06
  99                      2005                                  NAP                    80%      02/28/06
  100                     1997                                  NAP                   100%      02/14/06
  101                     1981                                  NAP                    96%      02/14/06
  102                     1974                                 1991                   100%      03/27/06
  103                  2002-2005                                NAP                    84%      02/01/06
  104               1920, 1980, 1995                            NAP                   100%      11/11/05
  105                     1981                                 2005                   100%      02/15/06
  106                     2005                                  NAP                    94%      12/31/05
  107                     1978                                 1991                   100%      01/12/06
  108                     1988                                  NAP                    96%      10/27/05
  109                     1921                                 2000                    71%      03/31/06
  110                     1988                                  NAP                    99%      03/31/06
  111                     2003                                  NAP                    96%      03/31/06
  112                     1974                                 1998                    55%      12/31/05
  113                     1985                                  NAP                   100%      04/06/06
  114                     1984                                 2005                    88%      05/03/06
  115                     1895                                 2002                    94%      04/24/06
  116                     1995                                  NAP                   100%      11/04/05
  117                  1973-1980                            1990 & 2004                98%      04/01/06
  118                 1942 & 1988                              2005                    93%      01/16/06
  119                     1990                                 2004                    71%      12/31/05
  120                     2001                                  NAP                    78%      05/10/06
  121                     1987                                 2003                    95%      03/31/06
  122                     1983                                 2005                   100%      01/12/06
  123                  1973-1976                               2000                   100%      12/13/05
--------------------------------------------------------------------------------------------------------
  124                     1994                                 2002                   100%      01/19/06
  125                     2005                                  NAP                   100%      02/27/06
  126                     2005                                  NAP                   100%      02/27/06
--------------------------------------------------------------------------------------------------------
  127                     2005                                  NAP                    94%      02/17/06
  128                  1959, 1985                              2003                    83%      05/08/06
  129                     1978                                 1993                    98%      01/31/06
  130                     1997                                  NAP                   100%      05/02/06
  131                     2004                                  NAP                    81%      03/31/06
  132                     1984                                 2005                   100%      10/06/05
  133                     2003                                  NAP                    78%      10/31/05
  134                     1995                                  NAP                    99%      03/06/06
  135                     1983                                 2004                   100%      01/12/06
  136                     2003                                  NAP                   100%      02/17/06
  137                     1997                                 2004                    66%      12/31/05
  138                     1989                                 2002                    98%      02/27/06
  139                     2005                                  NAP                    80%      03/14/06
  140                  1964, 1968                              1973                    95%      03/13/06
  141                     1996                                  NAP                   100%      03/10/06
  142                     2000                                  NAP                   100%      08/31/05
  143                 1911 & 1965                            2004-2005                 96%      05/10/06
  144                     1999                                  NAP                    63%      12/31/05
  145                     2000                                  NAP                    84%      12/31/05
  146                     1997                                  NAP                   100%      04/10/06
  147                     2005                                  NAP                   100%      12/16/05
  148                     2005                                  NAP                   100%      03/13/06
  149                     2005                                  NAP                   100%      04/03/06
  150                     1996                                  NAP                   100%      02/06/06
  151                     1995                                  NAP                   100%      02/06/06
  152                     1972                                 1999                    89%      05/09/06
  153                     2006                                  NAP                   100%      02/17/06
  154                  1975-1976                               2005                   100%      01/25/06
  155                     1999                                 2004                   100%      05/10/06
  156                     2005                                  NAP                    79%      10/01/05
  157                     1981                                  NAP                    93%      01/19/06
  158                     1986                                  NAP                   100%      04/25/06
  159                     1949                                 2006                    98%      04/04/06
  160                     1979                                  NAP                   100%      03/13/06
  161                     2005                                  NAP                   100%      09/28/05
  162                     1980                                  NAP                    98%      03/02/06
  163                     1999                                  NAP                   100%      03/08/06
  164                     1998                                  NAP                   100%      12/06/05
  165                     1997                                  NAP                   100%      12/06/05
  166                     1950                                 2006                    94%      03/15/06

                                                    LARGEST  LARGEST
                                                     MAJOR    MAJOR     LARGEST MAJOR
 LOAN                                                TENANT   TENANT     TENANT LEASE
NUMBER  LARGEST MAJOR TENANT                          NRSF    NRSF%      MATURITY DATE    SECOND LARGEST MAJOR TENANT
---------------------------------------------------------------------------------------------------------------------------------

   1
  1.1   ShopKo Stores, Inc.                         535,000    100%        05/31/26       NAP
  1.2   ShopKo Stores, Inc.                         218,323    100%        05/31/26       NAP
  1.3   ShopKo Stores, Inc.                         494,000    100%        05/31/26       NAP
  1.4   ShopKo Stores, Inc.                         126,658    100%        05/31/26       NAP
  1.5   ShopKo Stores, Inc.                          94,418    100%        05/31/26       NAP
  1.6   ShopKo Stores, Inc.                          84,379    100%        05/31/26       NAP
  1.7   ShopKo Stores, Inc.                         347,000    100%        05/31/26       NAP
  1.8   ShopKo Stores, Inc.                         119,842    100%        05/31/26       NAP
  1.9   ShopKo Stores, Inc.                         100,803    100%        05/31/26       NAP
 1.10   ShopKo Stores, Inc.                          99,101    100%        05/31/26       NAP
 1.11   ShopKo Stores, Inc.                         112,794    100%        05/31/26       NAP
 1.12   ShopKo Stores, Inc.                          94,120    100%        05/31/26       NAP
 1.13   ShopKo Stores, Inc.                          90,494    100%        05/31/26       NAP
 1.14   ShopKo Stores, Inc.                          90,499    100%        05/31/26       NAP
 1.15   ShopKo Stores, Inc.                          90,499    100%        05/31/26       NAP
 1.16   ShopKo Stores, Inc.                          97,537    100%        05/31/26       NAP
 1.17   ShopKo Stores, Inc.                         105,923    100%        05/31/26       NAP
 1.18   ShopKo Stores, Inc.                         106,238    100%        05/31/26       NAP
 1.19   ShopKo Stores, Inc.                          90,514    100%        05/31/26       NAP
 1.20   ShopKo Stores, Inc.                          90,441    100%        05/31/26       NAP
 1.21   ShopKo Stores, Inc.                         102,205    100%        05/31/26       NAP
 1.22   ShopKo Stores, Inc.                         124,761    100%        05/31/26       NAP
 1.23   ShopKo Stores, Inc.                          90,585    100%        05/31/26       NAP
 1.24   ShopKo Stores, Inc.                          94,106    100%        05/31/26       NAP
 1.25   ShopKo Stores, Inc.                          94,225    100%        05/31/26       NAP
 1.26   ShopKo Stores, Inc.                          94,705    100%        05/31/26       NAP
 1.27   ShopKo Stores, Inc.                         100,247    100%        05/31/26       NAP
 1.28   ShopKo Stores, Inc.                         102,327    100%        05/31/26       NAP
 1.29   ShopKo Stores, Inc.                          90,464    100%        05/31/26       NAP
 1.30   ShopKo Stores, Inc.                          98,030    100%        05/31/26       NAP
 1.31   ShopKo Stores, Inc.                          94,076    100%        05/31/26       NAP
 1.32   ShopKo Stores, Inc.                         100,010    100%        05/31/26       NAP
 1.33   ShopKo Stores, Inc.                          99,279    100%        05/31/26       NAP
 1.34   ShopKo Stores, Inc.                         101,483    100%        05/31/26       NAP
 1.35   ShopKo Stores, Inc.                          98,005    100%        05/31/26       NAP
 1.36   ShopKo Stores, Inc.                          90,461    100%        05/31/26       NAP
 1.37   ShopKo Stores, Inc.                          90,414    100%        05/31/26       NAP
 1.38   ShopKo Stores, Inc.                          77,690    100%        05/31/26       NAP
 1.39   ShopKo Stores, Inc.                          97,931    100%        05/31/26       NAP
 1.40   ShopKo Stores, Inc.                         103,875    100%        05/31/26       NAP
 1.41   ShopKo Stores, Inc.                          97,961    100%        05/31/26       NAP
 1.42   ShopKo Stores, Inc.                         100,800    100%        05/31/26       NAP
 1.43   ShopKo Stores, Inc.                          96,325    100%        05/31/26       NAP
 1.44   ShopKo Stores, Inc.                         101,688    100%        05/31/26       NAP
 1.45   ShopKo Stores, Inc.                          86,739    100%        05/31/26       NAP
 1.46   ShopKo Stores, Inc.                          94,130    100%        05/31/26       NAP
 1.47   ShopKo Stores, Inc.                          81,171    100%        05/31/26       NAP
 1.48   ShopKo Stores, Inc.                          93,845    100%        05/31/26       NAP
 1.49   ShopKo Stores, Inc.                          94,413    100%        05/31/26       NAP
 1.50   ShopKo Stores, Inc.                          98,160    100%        05/31/26       NAP
 1.51   ShopKo Stores, Inc.                          97,859    100%        05/31/26       NAP
 1.52   ShopKo Stores, Inc.                          94,230    100%        05/31/26       NAP
 1.53   ShopKo Stores, Inc.                          94,222    100%        05/31/26       NAP
 1.54   ShopKo Stores, Inc.                          84,375    100%        05/31/26       NAP
 1.55   ShopKo Stores, Inc.                          94,237    100%        05/31/26       NAP
 1.56   ShopKo Stores, Inc.                          71,846    100%        05/31/26       NAP
 1.57   ShopKo Stores, Inc.                          83,363    100%        05/31/26       NAP
 1.58   ShopKo Stores, Inc.                          88,161    100%        05/31/26       NAP
 1.59   ShopKo Stores, Inc.                          71,847    100%        05/31/26       NAP
 1.60   ShopKo Stores, Inc.                          91,012    100%        05/31/26       NAP
 1.61   ShopKo Stores, Inc.                          65,459    100%        05/31/26       NAP
 1.62   ShopKo Stores, Inc.                          87,954    100%        05/31/26       NAP
 1.63   ShopKo Stores, Inc.                          66,745    100%        05/31/26       NAP
 1.64   ShopKo Stores, Inc.                          88,030    100%        05/31/26       NAP
 1.65   ShopKo Stores, Inc.                          90,334    100%        05/31/26       NAP
 1.66   ShopKo Stores, Inc.                          71,806    100%        05/31/26       NAP
 1.67   ShopKo Stores, Inc.                         100,761    100%        05/31/26       NAP
 1.68   ShopKo Stores, Inc.                          66,735    100%        05/31/26       NAP
 1.69   ShopKo Stores, Inc.                          90,505    100%        05/31/26       NAP
 1.70   ShopKo Stores, Inc.                         116,992    100%        05/31/26       NAP
 1.71   ShopKo Stores, Inc.                          77,559    100%        05/31/26       NAP
 1.72   ShopKo Stores, Inc.                          94,250    100%        05/31/26       NAP
 1.73   ShopKo Stores, Inc.                          94,248    100%        05/31/26       NAP
 1.74   ShopKo Stores, Inc.                          90,430    100%        05/31/26       NAP
 1.75   ShopKo Stores, Inc.                          94,013    100%        05/31/26       NAP
 1.76   ShopKo Stores, Inc.                         100,843    100%        05/31/26       NAP
 1.77   ShopKo Stores, Inc.                          94,336    100%        05/31/26       NAP
 1.78   ShopKo Stores, Inc.                          66,781    100%        05/31/26       NAP
 1.79   ShopKo Stores, Inc.                          75,844    100%        05/31/26       NAP
 1.80   ShopKo Stores, Inc.                          67,256    100%        05/31/26       NAP
 1.81   ShopKo Stores, Inc.                          94,230    100%        05/31/26       NAP
 1.82   ShopKo Stores, Inc.                          75,775    100%        05/31/26       NAP
 1.83   ShopKo Stores, Inc.                          73,956    100%        05/31/26       NAP
 1.84   ShopKo Stores, Inc.                          66,784    100%        05/31/26       NAP
 1.85   ShopKo Stores, Inc.                          66,827    100%        05/31/26       NAP
 1.86   ShopKo Stores, Inc.                          70,118    100%        05/31/26       NAP
 1.87   ShopKo Stores, Inc.                          83,179    100%        05/31/26       NAP
 1.88   ShopKo Stores, Inc.                          66,713    100%        05/31/26       NAP
 1.89   ShopKo Stores, Inc.                          90,526    100%        05/31/26       NAP
 1.90   ShopKo Stores, Inc.                          73,956    100%        05/31/26       NAP
 1.91   ShopKo Stores, Inc.                          83,180    100%        05/31/26       NAP
 1.92   ShopKo Stores, Inc.                          94,042    100%        05/31/26       NAP
 1.93   ShopKo Stores, Inc.                          94,068    100%        05/31/26       NAP
 1.94   ShopKo Stores, Inc.                          75,844    100%        05/31/26       NAP
 1.95   ShopKo Stores, Inc.                          90,430    100%        05/31/26       NAP
 1.96   ShopKo Stores, Inc.                          90,510    100%        05/31/26       NAP
 1.97   ShopKo Stores, Inc.                          71,839    100%        05/31/26       NAP
 1.98   ShopKo Stores, Inc.                          83,211    100%        05/31/26       NAP
 1.99   ShopKo Stores, Inc.                          94,136    100%        05/31/26       NAP
 1.100  ShopKo Stores, Inc.                          75,844    100%        05/31/26       NAP
 1.101  ShopKo Stores, Inc.                          71,345    100%        05/31/26       NAP
 1.102  ShopKo Stores, Inc.                          94,225    100%        05/31/26       NAP
 1.103  ShopKo Stores, Inc.                          71,340    100%        05/31/26       NAP
 1.104  ShopKo Stores, Inc.                          75,063    100%        05/31/26       NAP
 1.105  ShopKo Stores, Inc.                          94,091    100%        05/31/26       NAP
 1.106  ShopKo Stores, Inc.                          15,060    100%        05/31/26       NAP
 1.107  ShopKo Stores, Inc.                          14,265    100%        05/31/26       NAP
 1.108  ShopKo Stores, Inc.                          60,985    100%        05/31/26       NAP
 1.109  ShopKo Stores, Inc.                          28,953    100%        05/31/26       NAP
 1.110  ShopKo Stores, Inc.                          90,590    100%        05/31/26       NAP
 1.111  ShopKo Stores, Inc.                          80,327    100%        05/31/26       NAP
 1.112  ShopKo Stores, Inc.                          12,821    100%        05/31/26       NAP
---------------------------------------------------------------------------------------------------------------------------------
   2    ResMAE Mortgage Corporation                 131,687     21%        07/31/17       Avery Dennison Office Products
   3    SAIC                                        101,635     21%        09/30/10       QuadraMed Corporation
---------------------------------------------------------------------------------------------------------------------------------
   4
  4.1   AC Nielsen c/o VNU Inc.                      34,276     17%        03/31/15       Stewart-Greenblatt-Manning
  4.2   Lockheed Martin Corp                        123,554     58%        09/30/08       Frequency Electronics
  4.3   Bayer Healthcare LLC                         81,079     65%        07/31/14       Lincoln Life & Annuity
  4.4   Oracle USA Inc.                              29,428     23%        11/30/07       ENT and Allergy Association
  4.5   HQ Global Workplaces                         16,507     24%        06/30/08       Onieda Ltd.
  4.6   Federal Aviation Administration              29,372     42%        11/30/13       Patient Care Medical SE
  4.7   Hoffmann & Baron L.L.P.                      21,676     21%        07/31/10       United Jewish Appeal
---------------------------------------------------------------------------------------------------------------------------------
   5
  5.1   NAP                                             NAP     NAP           NAP         NAP
  5.2   NAP                                             NAP     NAP           NAP         NAP
---------------------------------------------------------------------------------------------------------------------------------
   6    NAP                                             NAP     NAP           NAP         NAP
   7    Morgan & Morgan                              46,318     17%        03/31/15       Wachovia Bank NA
---------------------------------------------------------------------------------------------------------------------------------
   8    NAP                                             NAP     NAP           NAP         NAP
   9    NAP                                             NAP     NAP           NAP         NAP
  10    NAP                                             NAP     NAP           NAP         NAP
  11    NAP                                             NAP     NAP           NAP         NAP
---------------------------------------------------------------------------------------------------------------------------------
  12    Nomaco Inc                                  310,000    100%        07/31/15       NAP
  13    Carrier                                      45,000     31%        01/31/09       Batesville Casket Co.
  14    Northrop Grumman                             40,124     44%        10/31/10       Leader Communications, Inc
  15    Franchise Food Service                       83,750     69%        12/31/14       Union Corrugating Company
  16    Bluecurrent LLC                              49,500     36%        09/30/06       General Hardwood, Inc.
  17    Trane                                        10,000     31%        05/31/14       Multitab Systems
  18    Terracon Consultants                         14,000    100%        05/26/12       NAP
  19    H&E Equip. Services, LLC                      6,950     93%        05/31/10       NAP
---------------------------------------------------------------------------------------------------------------------------------
  20    Ultra Star Cinemas                           14,000     13%        12/31/07       Chevy's Mexican Restaurant
  21    Bank of America                              80,989     27%        12/31/13       Edens & Avant Investments
  22    NAP                                             NAP     NAP           NAP         NAP
  23    Sears                                        63,184     14%        03/31/09       JC Penney
  24    Alcoa, Inc.                                  55,816     17%   07/31/12; 06/30/08  Branch Banking & Trust Company
  25    Haggen, Inc. (dba Top Foods)                 67,200     55%        07/21/22       Puerto Vallarta Mexican Rest.
  26    Stock Building Supply of Florida, Inc.      258,100     33%        03/31/16       Delhaize America, LLC
  27    NAP                                             NAP     NAP           NAP         NAP
  28    KashnKarry                                   45,914     40%        11/30/26       Hennelly Tire
  29    Office Depot                                 31,200     21%        03/31/15       Old Navy
  30    NAP                                             NAP     NAP           NAP         NAP
  31    Bed Bath & Beyond                            28,250     19%        11/30/16       Barnes & Noble
  32    NAP                                             NAP     NAP           NAP         NAP
  33    Sepracor                                     71,145     24%        06/30/12       Motorola
  34    T.J. Maxx                                    32,000     34%        11/30/09       Staples
  35    Millipore Corporation                       103,538     72%        11/30/12       Getronics Wang
  36    Giant of Maryland, LLC                       69,677     67%        07/31/24       Blockbuster Video
  37    Logistics Insight Corp.                     400,000    100%        07/01/13       NAP
  38    Bartell Drug Stores                          10,955      9%        06/06/17       IKON Office Systems
  39    NAP                                             NAP     NAP           NAP         NAP
  40    Party City Corporation                      106,000     88%        07/31/17       Lerner Enterprises, LLC
  41    Naples Day Surgery                           17,200     23%        03/31/16       Naples Obstetrics & Gyneco
  42    NAP                                             NAP     NAP           NAP         NAP
  43    Acme Markets, Inc.                           62,040     41%        06/29/16       Marshalls of MA. Inc
  44    AmeriCold                                   209,250    100%        12/31/09       NAP
  45    NAP                                             NAP     NAP           NAP         NAP
  46    NAP                                             NAP     NAP           NAP         NAP
  47    NAP                                             NAP     NAP           NAP         NAP
  48    Fidelity Home Loan Corp.                     16,186     14%        11/19/07       TWI
  49    NAP                                             NAP     NAP           NAP         NAP
  50    Wal-Mart                                    127,354    100%        04/30/25       NAP
  51    NAP                                             NAP     NAP           NAP         NAP
---------------------------------------------------------------------------------------------------------------------------------
  52    NAP                                             NAP     NAP           NAP         NAP
  53    NAP                                             NAP     NAP           NAP         NAP
---------------------------------------------------------------------------------------------------------------------------------
  54    Blockbuster, Inc.                             5,458     17%        09/30/14       Redwood Credit Union
  55    Dynamics Research Corp.                     130,706    100%        12/31/15       NAP
  56    Hartford Fire Insurance Co.                  61,823     50%        06/30/10       Baker/MO Services, Inc.
  57    H&M Hennes & Mauritz LP                      13,668     59%        01/31/21       Ann Taylor
  58    Cingular Wireless                           126,088    100%        11/30/12       NAP
  59    Soft Shoe, Inc.                              21,600     25%        02/28/08       First Citizens Bank & Trust
---------------------------------------------------------------------------------------------------------------------------------
  60    NAP                                             NAP     NAP           NAP         NAP
  61    NAP                                             NAP     NAP           NAP         NAP
---------------------------------------------------------------------------------------------------------------------------------
  62    NAP                                             NAP     NAP           NAP         NAP
  63    NAP                                             NAP     NAP           NAP         NAP
  64    NAP                                             NAP     NAP           NAP         NAP
---------------------------------------------------------------------------------------------------------------------------------
  65
 65.1   NAP                                             NAP     NAP           NAP         NAP
 65.2   NAP                                             NAP     NAP           NAP         NAP
 65.3   NAP                                             NAP     NAP           NAP         NAP
---------------------------------------------------------------------------------------------------------------------------------
  66    Pacific Bell Directory                       80,998    100%        07/14/07       NAP
  67    Renal Care Group of Arizona                  10,530     14%        10/31/14       Pinnacle Medicine, Inc.
  68    Whole Foods Market Group, Inc.               47,174    100%        01/31/26       NAP
  69    Gordman's                                    60,725     55%        10/31/14       Ashley Furniture
---------------------------------------------------------------------------------------------------------------------------------
  70
 70.1   NAP                                             NAP     NAP           NAP         NAP
 70.2   NAP                                             NAP     NAP           NAP         NAP
---------------------------------------------------------------------------------------------------------------------------------
  71    Design Continuum, Inc                        45,525     51%        02/28/14       Euro-Pro Operating LLC
  72    Chloe                                         3,000     20%        05/31/16       The John Freida Salon
  73    Honeywell                                    54,500     51%        02/28/10       HCA
---------------------------------------------------------------------------------------------------------------------------------
  74
 74.1   NAP                                             NAP     NAP           NAP         NAP
 74.2   NAP                                             NAP     NAP           NAP         NAP
---------------------------------------------------------------------------------------------------------------------------------
  75
 75.1   NAP                                             NAP     NAP           NAP         NAP
 75.2   NAP                                             NAP     NAP           NAP         NAP
---------------------------------------------------------------------------------------------------------------------------------
  76    Westchester Medical Group                    65,000    100%        07/27/26       NAP
  77    Canyon Grill (Ground Lease)                   7,000     24%        03/13/10       California Pizza Kitchen (Ground Lease)
  78    Wal-Mart                                    144,298    100%        01/31/18       NAP
  79    Super K-Mart (Groundlease)                  157,140     66%        09/30/18       Big Lots
  80    Standard Register                           111,040     36%        09/30/10       Qualex
  81    Super Fresh/Sav-A-Center                     60,056    100%        09/30/21       NAP
  82    McRae's Ext.                                 74,662     35%        12/31/14       JC Penney
  83    NAP                                             NAP     NAP           NAP         NAP
  84    Konica Minolta Business                     109,876     50%        12/31/12       Advanced Distribution Systems
  85    General Dynamics - Itronix                  121,000    100%        02/29/16       NAP
  86    Alfa Laval                                  180,252    100%        12/31/15       NAP
  87    The Crexent                                  34,317     68%        03/31/21       Lady of America Fitness
  88    Food Lion                                    33,000     34%        12/14/17       Goodwill Industries
  89    ABT Executive Suite-KingsPark                10,876     21%        09/30/10       Espre Solutions, Inc
  90    NAP                                             NAP     NAP           NAP         NAP
  91    Embryon, Inc.                                37,779     52%        06/30/15       New England Life Insurance
  92    Concentra Health Services                     8,792     12%        09/30/13       Fuddruckers
  93    Praxair Surface Technologies                 24,164     19%        10/31/08       Washington Insulation, Inc
  94    Master Data                                  17,104     17%        10/31/11       Etkin Equities, LLC
  95    Aurora Medical Group, Inc.                   40,000    100%        12/31/20       NAP
  96    GE Transportation Systems Global Signaling   60,000     55%        10/31/10       Del Monte Fresh Produce
  97    Walgreen Co.                                 14,490    100%        04/30/79       NAP
  98    NAP                                             NAP     NAP           NAP         NAP
  99    NAP                                             NAP     NAP           NAP         NAP
  100   Publix                                       37,888     65%        04/01/22       CVS
  101   NAP                                             NAP     NAP           NAP         NAP
  102   Hichborn Consultants                          8,195     14%        01/31/08       Turner's Sporting Goods
  103   Orion Fitness                                11,200     19%        09/30/09       Box Seats
  104   Niagara County Dept of Social Services       41,032     47%        04/30/18       Niagara County Department Offices
  105   State of Maryland                            61,310    100%        10/31/11       NAP
  106   NAP                                             NAP     NAP           NAP         NAP
  107   Aurora Medical Group, Inc.                   37,500    100%        12/31/20       NAP
  108   Ernest Communications                        40,767     49%        04/30/11       Cornerstone Christian Academy
  109   NAP                                             NAP     NAP           NAP         NAP
  110   Executive Suites of South                    14,111     25%        10/31/09       Hayes, Seay, Mattern & Ma
  111   NAP                                             NAP     NAP           NAP         NAP
  112   NAP                                             NAP     NAP           NAP         NAP
  113   Grand Cherry Concerto Capital, Inc.           3,800     11%        07/31/07       Bolsa Furniture (Luu Ich Hien)
  114   NAP                                             NAP     NAP           NAP         NAP
  115   NAP                                             NAP     NAP           NAP         NAP
  116   Dollar Plus Villa                             6,560     22%        01/31/09       Perfect Teeth
  117   NAP                                             NAP     NAP           NAP         NAP
  118   Ole Ole                                       5,354     24%        11/30/10       Urban Flats
  119   NAP                                             NAP     NAP           NAP         NAP
  120   PMI Eisenhart                                10,750     18%        03/31/11       Maximum Data
  121   NAP                                             NAP     NAP           NAP         NAP
  122   Aurora Medical Group, Inc.                   39,772    100%        12/31/20       NAP
  123   Office Depot                                 31,568     58%        09/30/08       Family Dollar
---------------------------------------------------------------------------------------------------------------------------------
  124   United Supermarkets, Inc.                    52,907    100%        10/31/15       NAP
  125   Advance Stores Incorporated                   6,783    100%        08/31/20       NAP
  126   Advance Stores Incorporated                   6,770    100%        07/31/20       NAP
---------------------------------------------------------------------------------------------------------------------------------
  127   One Stop Decorating                           4,788     12%        01/31/09       Hobbytown USA
  128   A.J. Wright                                  25,033     23%        08/31/13       Big Lots
  129   NAP                                             NAP     NAP           NAP         NAP
  130   Entenmann's                                  13,461     32%        04/14/08       Tom's Sierra
  131   MS Entertainment, Inc.                        8,550     17%        03/15/10       Kreiss Collection
  132   Gold's Gym                                   43,750     52%        10/31/10       Apple Crate
  133   NAP                                             NAP     NAP           NAP         NAP
  134   NAP                                             NAP     NAP           NAP         NAP
  135   Aurora Medical Group, Inc.                   34,263    100%        12/31/20       NAP
  136   Save-A-Lot                                   13,886     30%        06/30/13       Rainbow Apparel
  137   NAP                                             NAP     NAP           NAP         NAP
  138   NAP                                             NAP     NAP           NAP         NAP
  139   Vitamin Shoppe Industries Inc                 4,056     22%        04/30/16       BeautyFirst, Inc.
  140   Vacumet Corporation                          30,788     25%        08/31/09       Star Stainless Screw Co.
  141   Circuit City                                 28,526    100%        04/30/18       NAP
  142   United Supermarkets, Inc.                    43,100    100%        07/01/20       NAP
  143   NAP                                             NAP     NAP           NAP         NAP
  144   NAP                                             NAP     NAP           NAP         NAP
  145   NAP                                             NAP     NAP           NAP         NAP
  146   Rancher Bar & Grill                           3,954     25%        10/31/07       Optionz Haircutz
  147   Walgreen Co.                                 14,820    100%        10/31/80       NAP
  148   La-Z-Boy                                     26,400     95%        12/31/25       Anything 4 Wireless, Inc
  149   GSA-Social Security                          11,590    100%        12/31/20       NAP
  150   Barnes & Noble Superstores, Inc.             25,048    100%        01/31/12       NAP
  151   Best Buy                                     45,056    100%        12/22/17       NAP
  152   Bassett Creek Dental, P.A.                    5,730     16%        07/31/10       West Metro Opthamalogy
  153   Rite Aid                                     17,272    100%        01/31/26       NAP
  154   Reese Henry Accounting Firm                   6,200     70%        10/31/15       WestStar Bank
  155   CVS Pharmacy, Inc.                           11,200    100%        03/23/19       NAP
  156   DiBella's Old Fashioned Submarines            3,200     21%        01/17/16       Hollywood Tanning Systems
  157   Tartus Development                            4,163     14%        12/31/06       GG Enterprises
  158   Dr. Ingrid Haas                               4,285     20%        03/31/11       First American Title
  159   NAP                                             NAP     NAP           NAP         NAP
  160   DMR                                          36,579     68%        11/30/09       Stryker Orthopaedics
  161   Best Buy                                     20,000    100%        01/31/16       NAP
  162   NAP                                             NAP     NAP           NAP         NAP
  163   Rite Aid                                     11,180    100%        05/10/25       NAP
  164   Rite Aid                                     11,180    100%        08/31/18       NAP
  165   Rite Aid                                     11,180    100%        09/30/17       NAP
  166   NAP                                             NAP     NAP            NAP        NAP

                           SECOND                                                                 THIRD                   SECOND
                           LARGEST                                                               LARGEST     SECOND        MOST
         SECOND   SECOND    MAJOR                                              THIRD    THIRD     MAJOR       MOST        RECENT
        LARGEST  LARGEST   TENANT                                             LARGEST  LARGEST   TENANT      RECENT        YEAR
         MAJOR    MAJOR     LEASE                                              MAJOR    MAJOR     LEASE       YEAR      STATEMENT
 LOAN    TENANT   TENANT  MATURITY                                             TENANT   TENANT  MATURITY    STATEMENT   NUMBER OF
NUMBER    NRSF    NRSF%     DATE           THIRD LARGEST MAJOR TENANT           NRSF    NRSF%     DATE        TYPE        MONTHS
-----------------------------------------------------------------------------------------------------------------------------------

   1
  1.1       NAP    NAP       NAP    NAP                                           NAP    NAP       NAP        UAV           UAV
  1.2       NAP    NAP       NAP    NAP                                           NAP    NAP       NAP        UAV           UAV
  1.3       NAP    NAP       NAP    NAP                                           NAP    NAP       NAP        UAV           UAV
  1.4       NAP    NAP       NAP    NAP                                           NAP    NAP       NAP        UAV           UAV
  1.5       NAP    NAP       NAP    NAP                                           NAP    NAP       NAP        UAV           UAV
  1.6       NAP    NAP       NAP    NAP                                           NAP    NAP       NAP        UAV           UAV
  1.7       NAP    NAP       NAP    NAP                                           NAP    NAP       NAP        UAV           UAV
  1.8       NAP    NAP       NAP    NAP                                           NAP    NAP       NAP        UAV           UAV
  1.9       NAP    NAP       NAP    NAP                                           NAP    NAP       NAP        UAV           UAV
  1.10      NAP    NAP       NAP    NAP                                           NAP    NAP       NAP        UAV           UAV
  1.11      NAP    NAP       NAP    NAP                                           NAP    NAP       NAP        UAV           UAV
  1.12      NAP    NAP       NAP    NAP                                           NAP    NAP       NAP        UAV           UAV
  1.13      NAP    NAP       NAP    NAP                                           NAP    NAP       NAP        UAV           UAV
  1.14      NAP    NAP       NAP    NAP                                           NAP    NAP       NAP        UAV           UAV
  1.15      NAP    NAP       NAP    NAP                                           NAP    NAP       NAP        UAV           UAV
  1.16      NAP    NAP       NAP    NAP                                           NAP    NAP       NAP        UAV           UAV
  1.17      NAP    NAP       NAP    NAP                                           NAP    NAP       NAP        UAV           UAV
  1.18      NAP    NAP       NAP    NAP                                           NAP    NAP       NAP        UAV           UAV
  1.19      NAP    NAP       NAP    NAP                                           NAP    NAP       NAP        UAV           UAV
  1.20      NAP    NAP       NAP    NAP                                           NAP    NAP       NAP        UAV           UAV
  1.21      NAP    NAP       NAP    NAP                                           NAP    NAP       NAP        UAV           UAV
  1.22      NAP    NAP       NAP    NAP                                           NAP    NAP       NAP        UAV           UAV
  1.23      NAP    NAP       NAP    NAP                                           NAP    NAP       NAP        UAV           UAV
  1.24      NAP    NAP       NAP    NAP                                           NAP    NAP       NAP        UAV           UAV
  1.25      NAP    NAP       NAP    NAP                                           NAP    NAP       NAP        UAV           UAV
  1.26      NAP    NAP       NAP    NAP                                           NAP    NAP       NAP        UAV           UAV
  1.27      NAP    NAP       NAP    NAP                                           NAP    NAP       NAP        UAV           UAV
  1.28      NAP    NAP       NAP    NAP                                           NAP    NAP       NAP        UAV           UAV
  1.29      NAP    NAP       NAP    NAP                                           NAP    NAP       NAP        UAV           UAV
  1.30      NAP    NAP       NAP    NAP                                           NAP    NAP       NAP        UAV           UAV
  1.31      NAP    NAP       NAP    NAP                                           NAP    NAP       NAP        UAV           UAV
  1.32      NAP    NAP       NAP    NAP                                           NAP    NAP       NAP        UAV           UAV
  1.33      NAP    NAP       NAP    NAP                                           NAP    NAP       NAP        UAV           UAV
  1.34      NAP    NAP       NAP    NAP                                           NAP    NAP       NAP        UAV           UAV
  1.35      NAP    NAP       NAP    NAP                                           NAP    NAP       NAP        UAV           UAV
  1.36      NAP    NAP       NAP    NAP                                           NAP    NAP       NAP        UAV           UAV
  1.37      NAP    NAP       NAP    NAP                                           NAP    NAP       NAP        UAV           UAV
  1.38      NAP    NAP       NAP    NAP                                           NAP    NAP       NAP        UAV           UAV
  1.39      NAP    NAP       NAP    NAP                                           NAP    NAP       NAP        UAV           UAV
  1.40      NAP    NAP       NAP    NAP                                           NAP    NAP       NAP        UAV           UAV
  1.41      NAP    NAP       NAP    NAP                                           NAP    NAP       NAP        UAV           UAV
  1.42      NAP    NAP       NAP    NAP                                           NAP    NAP       NAP        UAV           UAV
  1.43      NAP    NAP       NAP    NAP                                           NAP    NAP       NAP        UAV           UAV
  1.44      NAP    NAP       NAP    NAP                                           NAP    NAP       NAP        UAV           UAV
  1.45      NAP    NAP       NAP    NAP                                           NAP    NAP       NAP        UAV           UAV
  1.46      NAP    NAP       NAP    NAP                                           NAP    NAP       NAP        UAV           UAV
  1.47      NAP    NAP       NAP    NAP                                           NAP    NAP       NAP        UAV           UAV
  1.48      NAP    NAP       NAP    NAP                                           NAP    NAP       NAP        UAV           UAV
  1.49      NAP    NAP       NAP    NAP                                           NAP    NAP       NAP        UAV           UAV
  1.50      NAP    NAP       NAP    NAP                                           NAP    NAP       NAP        UAV           UAV
  1.51      NAP    NAP       NAP    NAP                                           NAP    NAP       NAP        UAV           UAV
  1.52      NAP    NAP       NAP    NAP                                           NAP    NAP       NAP        UAV           UAV
  1.53      NAP    NAP       NAP    NAP                                           NAP    NAP       NAP        UAV           UAV
  1.54      NAP    NAP       NAP    NAP                                           NAP    NAP       NAP        UAV           UAV
  1.55      NAP    NAP       NAP    NAP                                           NAP    NAP       NAP        UAV           UAV
  1.56      NAP    NAP       NAP    NAP                                           NAP    NAP       NAP        UAV           UAV
  1.57      NAP    NAP       NAP    NAP                                           NAP    NAP       NAP        UAV           UAV
  1.58      NAP    NAP       NAP    NAP                                           NAP    NAP       NAP        UAV           UAV
  1.59      NAP    NAP       NAP    NAP                                           NAP    NAP       NAP        UAV           UAV
  1.60      NAP    NAP       NAP    NAP                                           NAP    NAP       NAP        UAV           UAV
  1.61      NAP    NAP       NAP    NAP                                           NAP    NAP       NAP        UAV           UAV
  1.62      NAP    NAP       NAP    NAP                                           NAP    NAP       NAP        UAV           UAV
  1.63      NAP    NAP       NAP    NAP                                           NAP    NAP       NAP        UAV           UAV
  1.64      NAP    NAP       NAP    NAP                                           NAP    NAP       NAP        UAV           UAV
  1.65      NAP    NAP       NAP    NAP                                           NAP    NAP       NAP        UAV           UAV
  1.66      NAP    NAP       NAP    NAP                                           NAP    NAP       NAP        UAV           UAV
  1.67      NAP    NAP       NAP    NAP                                           NAP    NAP       NAP        UAV           UAV
  1.68      NAP    NAP       NAP    NAP                                           NAP    NAP       NAP        UAV           UAV
  1.69      NAP    NAP       NAP    NAP                                           NAP    NAP       NAP        UAV           UAV
  1.70      NAP    NAP       NAP    NAP                                           NAP    NAP       NAP        UAV           UAV
  1.71      NAP    NAP       NAP    NAP                                           NAP    NAP       NAP        UAV           UAV
  1.72      NAP    NAP       NAP    NAP                                           NAP    NAP       NAP        UAV           UAV
  1.73      NAP    NAP       NAP    NAP                                           NAP    NAP       NAP        UAV           UAV
  1.74      NAP    NAP       NAP    NAP                                           NAP    NAP       NAP        UAV           UAV
  1.75      NAP    NAP       NAP    NAP                                           NAP    NAP       NAP        UAV           UAV
  1.76      NAP    NAP       NAP    NAP                                           NAP    NAP       NAP        UAV           UAV
  1.77      NAP    NAP       NAP    NAP                                           NAP    NAP       NAP        UAV           UAV
  1.78      NAP    NAP       NAP    NAP                                           NAP    NAP       NAP        UAV           UAV
  1.79      NAP    NAP       NAP    NAP                                           NAP    NAP       NAP        UAV           UAV
  1.80      NAP    NAP       NAP    NAP                                           NAP    NAP       NAP        UAV           UAV
  1.81      NAP    NAP       NAP    NAP                                           NAP    NAP       NAP        UAV           UAV
  1.82      NAP    NAP       NAP    NAP                                           NAP    NAP       NAP        UAV           UAV
  1.83      NAP    NAP       NAP    NAP                                           NAP    NAP       NAP        UAV           UAV
  1.84      NAP    NAP       NAP    NAP                                           NAP    NAP       NAP        UAV           UAV
  1.85      NAP    NAP       NAP    NAP                                           NAP    NAP       NAP        UAV           UAV
  1.86      NAP    NAP       NAP    NAP                                           NAP    NAP       NAP        UAV           UAV
  1.87      NAP    NAP       NAP    NAP                                           NAP    NAP       NAP        UAV           UAV
  1.88      NAP    NAP       NAP    NAP                                           NAP    NAP       NAP        UAV           UAV
  1.89      NAP    NAP       NAP    NAP                                           NAP    NAP       NAP        UAV           UAV
  1.90      NAP    NAP       NAP    NAP                                           NAP    NAP       NAP        UAV           UAV
  1.91      NAP    NAP       NAP    NAP                                           NAP    NAP       NAP        UAV           UAV
  1.92      NAP    NAP       NAP    NAP                                           NAP    NAP       NAP        UAV           UAV
  1.93      NAP    NAP       NAP    NAP                                           NAP    NAP       NAP        UAV           UAV
  1.94      NAP    NAP       NAP    NAP                                           NAP    NAP       NAP        UAV           UAV
  1.95      NAP    NAP       NAP    NAP                                           NAP    NAP       NAP        UAV           UAV
  1.96      NAP    NAP       NAP    NAP                                           NAP    NAP       NAP        UAV           UAV
  1.97      NAP    NAP       NAP    NAP                                           NAP    NAP       NAP        UAV           UAV
  1.98      NAP    NAP       NAP    NAP                                           NAP    NAP       NAP        UAV           UAV
  1.99      NAP    NAP       NAP    NAP                                           NAP    NAP       NAP        UAV           UAV
 1.100      NAP    NAP       NAP    NAP                                           NAP    NAP       NAP        UAV           UAV
 1.101      NAP    NAP       NAP    NAP                                           NAP    NAP       NAP        UAV           UAV
 1.102      NAP    NAP       NAP    NAP                                           NAP    NAP       NAP        UAV           UAV
 1.103      NAP    NAP       NAP    NAP                                           NAP    NAP       NAP        UAV           UAV
 1.104      NAP    NAP       NAP    NAP                                           NAP    NAP       NAP        UAV           UAV
 1.105      NAP    NAP       NAP    NAP                                           NAP    NAP       NAP        UAV           UAV
 1.106      NAP    NAP       NAP    NAP                                           NAP    NAP       NAP        UAV           UAV
 1.107      NAP    NAP       NAP    NAP                                           NAP    NAP       NAP        UAV           UAV
 1.108      NAP    NAP       NAP    NAP                                           NAP    NAP       NAP        UAV           UAV
 1.109      NAP    NAP       NAP    NAP                                           NAP    NAP       NAP        UAV           UAV
 1.110      NAP    NAP       NAP    NAP                                           NAP    NAP       NAP        UAV           UAV
 1.111      NAP    NAP       NAP    NAP                                           NAP    NAP       NAP        UAV           UAV
 1.112      NAP    NAP       NAP    NAP                                           NAP    NAP       NAP        UAV           UAV
-----------------------------------------------------------------------------------------------------------------------------------
   2    131,411    21%    08/31/15  Ventura Foods, LLC                        129,924    20%    01/11/13   Full Year        12
   3     70,758    15%    07/31/11  PRA International                          20,772    4%     12/31/14   Full Year        12
-----------------------------------------------------------------------------------------------------------------------------------
   4
  4.1    15,411     7%    11/30/07  CBIZ Acctg. Tax and Advisor                14,228    7%     03/31/09   Full Year        12
  4.2    91,027    42%    12/31/09  NAP                                           NAP    NAP       NAP     Full Year        12
  4.3     8,783     7%    09/30/06  Interdynamics Inc.                          7,454    6%     02/29/08   Full Year        12
  4.4    13,785    11%    04/30/10  Clarfeld & Company PC                      11,691    9%     08/31/09   Full Year        12
  4.5    15,700    22%    01/31/10  Burr Enterprises LTD.                       9,372    13%    03/31/10   Full Year        12
  4.6    15,225    22%    06/30/07  Premier Home Healthcare SV                 11,223    16%    06/30/07   Full Year        12
  4.7    11,103    11%    07/31/14  Lincoln Financial Group                    10,379    10%    04/30/09   Full Year        12
-----------------------------------------------------------------------------------------------------------------------------------
   5
  5.1       NAP    NAP       NAP    NAP                                           NAP    NAP       NAP     Full Year        12
  5.2       NAP    NAP       NAP    NAP                                           NAP    NAP       NAP     Full Year        12
-----------------------------------------------------------------------------------------------------------------------------------
   6        NAP    NAP       NAP    NAP                                           NAP    NAP       NAP        UAV           UAV
   7     26,066    10%    04/17/10  Fisher, Rushmer ET AL                      25,731    10%    12/31/11   Full Year        12
-----------------------------------------------------------------------------------------------------------------------------------
   8        NAP    NAP       NAP    NAP                                           NAP    NAP       NAP    Partial Year       9
   9        NAP    NAP       NAP    NAP                                           NAP    NAP       NAP     Full Year        12
   10       NAP    NAP       NAP    NAP                                           NAP    NAP       NAP     Full Year        12
   11       NAP    NAP       NAP    NAP                                           NAP    NAP       NAP     Full Year        12
-----------------------------------------------------------------------------------------------------------------------------------
   12       NAP    NAP       NAP    NAP                                           NAP    NAP       NAP        UAV           UAV
   13    15,000    10%    02/28/11  L&M Furniture                              13,000    9%     04/30/12   Full Year        12
   14    11,095    12%    08/31/09  Sciperio                                    9,335    10%    10/31/10   Full Year        12
   15    38,000    31%    06/07/08  NAP                                           NAP    NAP       NAP        UAV           UAV
   16    25,000    18%    03/31/08  Omni Packaging Group                       20,000    14%    01/31/11   Full Year        12
   17     7,500    23%    10/31/06  Terminix International Co., LP              7,500    23%    06/30/10   Full Year        12
   18       NAP    NAP       NAP    NAP                                           NAP    NAP       NAP        UAV           UAV
   19       NAP    NAP       NAP    NAP                                           NAP    NAP       NAP     Full Year        12
-----------------------------------------------------------------------------------------------------------------------------------
   20     9,046     9%    09/30/12  Milton's Delicatessen                       6,906    7%     05/31/07   Full Year        12
   21    41,620    14%    12/31/08  Turner Paget et al Law Firm                36,914    12%    12/31/14      UAV           UAV
   22       NAP    NAP       NAP    NAP                                           NAP    NAP       NAP     Full Year        12
   23    50,060    11%    08/31/10  Big Lots                                   41,000    9%     01/31/09   Full Year        12
   24    47,562    14%    12/31/13  Woofe, McClane, Bright, Allen              25,775    8%     09/30/07   Full Year        12
   25     5,777     5%    07/31/14  The Rock Wood Fired Pizza                   4,509    4%     12/29/08   Full Year        12
   26   244,330    31%    12/31/18  US Lumber Group, LLC                      156,890    20%    07/31/09      UAV           UAV
   27       NAP    NAP       NAP    NAP                                           NAP    NAP       NAP     Full Year        12
   28     6,758     6%    12/31/25  Hollywood Video                             6,175    5%     11/30/21      UAV           UAV
   29    21,377    14%    04/30/11  Books-A-Million                            21,166    14%    04/30/14   Full Year        12
   30       NAP    NAP       NAP    NAP                                           NAP    NAP       NAP     Full Year        12
   31    22,000    15%    05/31/12  Michael's                                  18,000    12%    02/28/11   Full Year        12
   32       NAP    NAP       NAP    NAP                                           NAP    NAP       NAP     Full Year        12
   33    59,555    20%    01/31/09  Xcellerex                                  40,000    14%    09/30/10   Full Year        12
   34    18,000    19%    01/31/15  Modell's Maryland II                       15,000    16%    03/15/15   Full Year        12
   35    39,610    28%    11/30/12  NAP                                           NAP    NAP       NAP        UAV           UAV
   36     3,600     3%    09/12/09  Osaka Japanese Steak & Seafood              2,400    2%     02/13/10   Full Year        12
   37       NAP    NAP       NAP    NAP                                           NAP    NAP       NAP     Full Year        12
   38     8,650     7%    10/31/07  Imperium Renewables                         5,901    5%     03/31/08   Full Year        12
   39       NAP    NAP       NAP    NAP                                           NAP    NAP       NAP     Full Year        12
   40    15,038    12%    05/31/15  NAP                                           NAP    NAP       NAP        UAV           UAV
   41     7,248    10%    11/15/15  Naples Medical Center                       6,001    8%     09/30/08   Full Year        12
   42       NAP    NAP       NAP    NAP                                           NAP    NAP       NAP     Full Year        12
   43    32,713    22%    10/31/08  Staples The Office Superstore East, Inc.   23,525    16%    09/30/13   Full Year        12
   44       NAP    NAP       NAP    NAP                                           NAP    NAP       NAP     Full Year        12
   45       NAP    NAP       NAP    NAP                                           NAP    NAP       NAP     Full Year        12
   46       NAP    NAP       NAP    NAP                                           NAP    NAP       NAP    Trailing-12       12
   47       NAP    NAP       NAP    NAP                                           NAP    NAP       NAP     Full Year        12
   48    12,774    11%    03/31/08  Ryder & Caspino                            10,175    9%     07/31/09   Full Year        12
   49       NAP    NAP       NAP    NAP                                           NAP    NAP       NAP     Full Year        12
   50       NAP    NAP       NAP    NAP                                           NAP    NAP       NAP        UAV           UAV
   51       NAP    NAP       NAP    NAP                                           NAP    NAP       NAP     Full Year        12
-----------------------------------------------------------------------------------------------------------------------------------
   52       NAP    NAP       NAP    NAP                                           NAP    NAP       NAP     Full Year        12
   53       NAP    NAP       NAP    NAP                                           NAP    NAP       NAP     Full Year        12
-----------------------------------------------------------------------------------------------------------------------------------
   54     2,971     9%    04/01/14  Baja Fresh                                  2,450    8%     12/31/14      UAV           UAV
   55       NAP    NAP       NAP    NAP                                           NAP    NAP       NAP        UAV           UAV
   56    51,307    41%    06/30/16  TNT USA                                    10,870    9%     11/30/10   Full Year        12
   57     7,600    33%    01/31/17  Steve Madden Retail Inc.                    1,950    8%     01/01/17      UAV           UAV
   58       NAP    NAP       NAP    NAP                                           NAP    NAP       NAP        UAV           UAV
   59     6,000     7%    06/30/08  Cage                                        6,000    7%     05/01/09   Full Year        12
-----------------------------------------------------------------------------------------------------------------------------------
   60       NAP    NAP       NAP    NAP                                           NAP    NAP       NAP     Full Year        12
   61       NAP    NAP       NAP    NAP                                           NAP    NAP       NAP     Full Year        12
-----------------------------------------------------------------------------------------------------------------------------------
   62       NAP    NAP       NAP    NAP                                           NAP    NAP       NAP     Full Year        12
   63       NAP    NAP       NAP    NAP                                           NAP    NAP       NAP     Full Year        12
   64       NAP    NAP       NAP    NAP                                           NAP    NAP       NAP     Full Year        12
-----------------------------------------------------------------------------------------------------------------------------------
   65
  65.1      NAP    NAP       NAP    NAP                                           NAP    NAP       NAP     Full Year        12
  65.2      NAP    NAP       NAP    NAP                                           NAP    NAP       NAP     Full Year        12
  65.3      NAP    NAP       NAP    NAP                                           NAP    NAP       NAP     Full Year        12
-----------------------------------------------------------------------------------------------------------------------------------
   66       NAP    NAP       NAP    NAP                                           NAP    NAP       NAP     Full Year        12
   67     4,361     6%    06/30/13  Hospice of Arizona, LC                      4,206    6%     05/31/10   Full Year        12
   68       NAP    NAP       NAP    NAP                                           NAP    NAP       NAP        UAV           UAV
   69    50,000    45%    07/31/16  NAP                                           NAP    NAP       NAP        UAV           UAV
-----------------------------------------------------------------------------------------------------------------------------------
   70
  70.1      NAP    NAP       NAP    NAP                                           NAP    NAP       NAP        UAV           UAV
  70.2      NAP    NAP       NAP    NAP                                           NAP    NAP       NAP     Full Year        12
-----------------------------------------------------------------------------------------------------------------------------------
   71    23,648    26%    10/31/12  Corporate Interiors, Inc                   17,000    19%    07/31/15   Full Year        12
   72     3,000    20%    05/31/08  Leggiadro                                   1,650    11%    09/30/15      UAV           UAV
   73    53,098    49%    06/30/15  NAP                                           NAP    NAP       NAP        UAV           UAV
-----------------------------------------------------------------------------------------------------------------------------------
   74
  74.1      NAP    NAP       NAP    NAP                                           NAP    NAP       NAP     Full Year        12
  74.2      NAP    NAP       NAP    NAP                                           NAP    NAP       NAP     Full Year        12
-----------------------------------------------------------------------------------------------------------------------------------
   75
  75.1      NAP    NAP       NAP    NAP                                           NAP    NAP       NAP     Full Year        12
  75.2      NAP    NAP       NAP    NAP                                           NAP    NAP       NAP     Full Year        12
-----------------------------------------------------------------------------------------------------------------------------------
   76       NAP    NAP       NAP    NAP                                           NAP    NAP       NAP        UAV           UAV
   77     5,963    20%    05/09/15  Jos. A Bank                                 3,772    13%    12/31/14      UAV           UAV
   78       NAP    NAP       NAP    NAP                                           NAP    NAP       NAP     Full Year        12
   79    26,993    11%    01/31/10  Steppin Out (Groundlease)                  10,000    4%     04/30/07   Full Year        12
   80    76,525    25%    02/28/07  Better Bedding                             37,044    12%    08/31/12   Full Year        12
   81       NAP    NAP       NAP    NAP                                           NAP    NAP       NAP     Full Year        12
   82    47,940    22%    05/31/14  Stage                                      15,300    7%     03/31/11   Full Year        12
   83       NAP    NAP       NAP    NAP                                           NAP    NAP       NAP     Full Year        12
   84   109,428    50%    03/31/16  NAP                                           NAP    NAP       NAP        UAV           UAV
   85       NAP    NAP       NAP    NAP                                           NAP    NAP       NAP        UAV           UAV
   86       NAP    NAP       NAP    NAP                                           NAP    NAP       NAP        UAV           UAV
   87     8,600    17%    02/28/08  Bank of America                             7,275    14%    12/31/11   Full Year        12
   88    12,000    12%    09/15/08  Dollar Tree Store                          11,070    11%    07/31/10   Full Year        12
   89     7,778    15%    02/28/10  Koons Fuller Vanden Eykel                   6,405    13%    04/30/09   Full Year        12
   90       NAP    NAP       NAP    NAP                                           NAP    NAP       NAP     Full Year        12
   91    11,989    17%    03/31/08  Harding Loevner                             9,056    13%    03/01/09   Full Year        12
   92     7,674    11%    01/31/10  Cajun Town Cafe                             6,278    9%     12/31/12   Full Year        12
   93    23,200    19%    08/31/06  HiTex Corporation                          12,801    10%    03/31/08   Full Year        12
   94    10,949    11%    07/31/11  Area Agency on Aging                        7,535    8%     09/30/08   Full Year        12
   95       NAP    NAP       NAP    NAP                                           NAP    NAP       NAP        UAV           UAV
   96    48,160    45%    04/30/12  NAP                                           NAP    NAP       NAP        UAV           UAV
   97       NAP    NAP       NAP    NAP                                           NAP    NAP       NAP        UAV           UAV
   98       NAP    NAP       NAP    NAP                                           NAP    NAP       NAP     Full Year        12
   99       NAP    NAP       NAP    NAP                                           NAP    NAP       NAP        UAV           UAV
  100    10,125    17%    01/31/12  Hollywood Video                             6,900    12%    09/29/06   Full Year        12
  101       NAP    NAP       NAP    NAP                                           NAP    NAP       NAP     Full Year        12
  102     4,420     8%    08/31/06  Legacy Real Estate                          4,380    8%     07/31/09   Full Year        12
  103     5,952    10%    01/31/11  Ivy League Academy                          3,800    6%     07/30/07      UAV           UAV
  104    27,404    32%    06/30/18  Niagara County Community College           18,000    21%    12/31/12   Full Year        12
  105       NAP    NAP       NAP    NAP                                           NAP    NAP       NAP     Full Year        12
  106       NAP    NAP       NAP    NAP                                           NAP    NAP       NAP        UAV           UAV
  107       NAP    NAP       NAP    NAP                                           NAP    NAP       NAP        UAV           UAV
  108    14,513    18%    08/31/10  Genex Services, Inc.                        7,864    9%     03/31/09   Full Year        12
  109       NAP    NAP       NAP    NAP                                           NAP    NAP       NAP     Full Year        12
  110    12,361    22%    12/31/09  Willse & Associates, Inc.                  10,492    18%    08/31/09   Full Year        12
  111       NAP    NAP       NAP    NAP                                           NAP    NAP       NAP     Full Year        12
  112       NAP    NAP       NAP    NAP                                           NAP    NAP       NAP     Full Year        12
  113     2,840     8%    06/30/11  Long Andrew Lam                             2,459    7%     07/31/07   Full Year        12
  114       NAP    NAP       NAP    NAP                                           NAP    NAP       NAP     Full Year        12
  115       NAP    NAP       NAP    NAP                                           NAP    NAP       NAP     Full Year        12
  116     2,585     9%    10/31/08  Parker Gallery                              2,336    8%     07/31/07   Full Year        12
  117       NAP    NAP       NAP    NAP                                           NAP    NAP       NAP     Full Year        12
  118     4,962    23%    02/28/14  Solutions Bridal                            3,366    15%    08/31/08      UAV           UAV
  119       NAP    NAP       NAP    NAP                                           NAP    NAP       NAP     Full Year        12
  120     4,950     8%    01/31/11  PI Research (Ford)                          4,800    8%     05/31/06   Full Year        12
  121       NAP    NAP       NAP    NAP                                           NAP    NAP       NAP     Full Year        12
  122       NAP    NAP       NAP    NAP                                           NAP    NAP       NAP        UAV           UAV
  123     7,200    13%    12/31/10  Mark's Ark Pet Store                        3,600    7%     09/30/10   Full Year        12
-----------------------------------------------------------------------------------------------------------------------------------
  124       NAP    NAP       NAP    NAP                                           NAP    NAP       NAP        UAV           UAV
  125       NAP    NAP       NAP    NAP                                           NAP    NAP       NAP        UAV           UAV
  126       NAP    NAP       NAP    NAP                                           NAP    NAP       NAP        UAV           UAV
-----------------------------------------------------------------------------------------------------------------------------------
  127     4,128    10%    02/28/09  LaFuente Mexican Restaurant                 3,620    9%     05/31/10   Full Year        12
  128    25,000    23%    01/31/11  World Gym                                  18,847    18%    10/31/08   Full Year        12
  129       NAP    NAP       NAP    NAP                                           NAP    NAP       NAP     Full Year        12
  130    11,094    26%    12/31/13  Metro Car Wash                              5,621    13%    06/15/10   Full Year        12
  131     7,925    16%    12/31/09  Furniture Direct                            7,787    15%    10/11/14      UAV           UAV
  132    10,356    12%    08/31/10  Dollar General                              7,200    9%     11/30/08   Full Year        12
  133       NAP    NAP       NAP    NAP                                           NAP    NAP       NAP     Full Year        12
  134       NAP    NAP       NAP    NAP                                           NAP    NAP       NAP     Full Year        12
  135       NAP    NAP       NAP    NAP                                           NAP    NAP       NAP        UAV           UAV
  136     7,126    15%    07/31/08  Grand Dollar                                4,000    9%     08/30/09   Full Year        12
  137       NAP    NAP       NAP    NAP                                           NAP    NAP       NAP     Full Year        12
  138       NAP    NAP       NAP    NAP                                           NAP    NAP       NAP     Full Year        12
  139     3,216    17%    02/29/16  Chipotle Mexican Grill of CO                2,421    13%    01/31/16      UAV           UAV
  140    18,601    15%    01/31/10  Mac-Gray Company, Inc                      14,887    12%    05/31/13   Full Year        12
  141       NAP    NAP       NAP    NAP                                           NAP    NAP       NAP     Full Year        12
  142       NAP    NAP       NAP    NAP                                           NAP    NAP       NAP        UAV           UAV
  143       NAP    NAP       NAP    NAP                                           NAP    NAP       NAP        UAV           UAV
  144       NAP    NAP       NAP    NAP                                           NAP    NAP       NAP     Full Year        12
  145       NAP    NAP       NAP    NAP                                           NAP    NAP       NAP     Full Year        12
  146     1,800    11%    12/31/06  Doolbie                                     1,500    9%     09/30/06   Full Year        12
  147       NAP    NAP       NAP    NAP                                           NAP    NAP       NAP        UAV           UAV
  148     1,425     5%    01/31/16  NAP                                           NAP    NAP       NAP        UAV           UAV
  149       NAP    NAP       NAP    NAP                                           NAP    NAP       NAP        UAV           UAV
  150       NAP    NAP       NAP    NAP                                           NAP    NAP       NAP     Full Year        12
  151       NAP    NAP       NAP    NAP                                           NAP    NAP       NAP     Full Year        12
  152     4,245    12%    09/30/08  Medcentra, LLC                              3,999    11%    01/31/12   Full Year        12
  153       NAP    NAP       NAP    NAP                                           NAP    NAP       NAP        UAV           UAV
  154     2,615    30%    04/30/10  NAP                                           NAP    NAP       NAP     Full Year        12
  155       NAP    NAP       NAP    NAP                                           NAP    NAP       NAP        UAV           UAV
  156     2,400    16%    12/31/15  Sprint Spectrum L.P.                        2,000    13%    05/31/10      UAV           UAV
  157     2,308     7%    03/31/09  Brush Dance                                 1,943    6%     08/31/07   Full Year        12
  158     2,986    14%    06/30/09  Medegen, LLC                                2,224    11%    06/30/07   Full Year        12
  159       NAP    NAP       NAP    NAP                                           NAP    NAP       NAP        UAV           UAV
  160     9,135    17%    01/31/13  Vitas Innovative Hospice Care               5,350    10%    04/30/10   Full Year        12
  161       NAP    NAP       NAP    NAP                                           NAP    NAP       NAP        UAV           UAV
  162       NAP    NAP       NAP    NAP                                           NAP    NAP       NAP        UAV           UAV
  163       NAP    NAP       NAP    NAP                                           NAP    NAP       NAP        UAV           UAV
  164       NAP    NAP       NAP    NAP                                           NAP    NAP       NAP     Full Year        12
  165       NAP    NAP       NAP    NAP                                           NAP    NAP       NAP     Full Year        12
  166       NAP    NAP       NAP    NAP                                           NAP    NAP       NAP        UAV           UAV

          SECOND
           MOST
          RECENT
           YEAR
        STATEMENT      SECOND         SECOND        SECOND     SECOND MOST                        MOST CURRENT     MOST CURRENT
 LOAN     ENDING    MOST RECENT    MOST RECENT   MOST RECENT   RECENT YEAR   MOST CURRENT YEAR   YEAR STATEMENT   YEAR STATEMENT
NUMBER     DATE    YEAR REVENUES  YEAR EXPENSES   YEAR NOI       NOI DSCR      STATEMENT TYPE   NUMBER OF MONTHS    ENDING DATE
--------------------------------------------------------------------------------------------------------------------------------

   1                                                    UAV        UAV
  1.1       UAV            UAV            UAV           UAV        UAV              UAV                UAV             UAV
  1.2       UAV            UAV            UAV           UAV        UAV              UAV                UAV             UAV
  1.3       UAV            UAV            UAV           UAV        UAV              UAV                UAV             UAV
  1.4       UAV            UAV            UAV           UAV        UAV              UAV                UAV             UAV
  1.5       UAV            UAV            UAV           UAV        UAV              UAV                UAV             UAV
  1.6       UAV            UAV            UAV           UAV        UAV              UAV                UAV             UAV
  1.7       UAV            UAV            UAV           UAV        UAV              UAV                UAV             UAV
  1.8       UAV            UAV            UAV           UAV        UAV              UAV                UAV             UAV
  1.9       UAV            UAV            UAV           UAV        UAV              UAV                UAV             UAV
  1.10      UAV            UAV            UAV           UAV        UAV              UAV                UAV             UAV
  1.11      UAV            UAV            UAV           UAV        UAV              UAV                UAV             UAV
  1.12      UAV            UAV            UAV           UAV        UAV              UAV                UAV             UAV
  1.13      UAV            UAV            UAV           UAV        UAV              UAV                UAV             UAV
  1.14      UAV            UAV            UAV           UAV        UAV              UAV                UAV             UAV
  1.15      UAV            UAV            UAV           UAV        UAV              UAV                UAV             UAV
  1.16      UAV            UAV            UAV           UAV        UAV              UAV                UAV             UAV
  1.17      UAV            UAV            UAV           UAV        UAV              UAV                UAV             UAV
  1.18      UAV            UAV            UAV           UAV        UAV              UAV                UAV             UAV
  1.19      UAV            UAV            UAV           UAV        UAV              UAV                UAV             UAV
  1.20      UAV            UAV            UAV           UAV        UAV              UAV                UAV             UAV
  1.21      UAV            UAV            UAV           UAV        UAV              UAV                UAV             UAV
  1.22      UAV            UAV            UAV           UAV        UAV              UAV                UAV             UAV
  1.23      UAV            UAV            UAV           UAV        UAV              UAV                UAV             UAV
  1.24      UAV            UAV            UAV           UAV        UAV              UAV                UAV             UAV
  1.25      UAV            UAV            UAV           UAV        UAV              UAV                UAV             UAV
  1.26      UAV            UAV            UAV           UAV        UAV              UAV                UAV             UAV
  1.27      UAV            UAV            UAV           UAV        UAV              UAV                UAV             UAV
  1.28      UAV            UAV            UAV           UAV        UAV              UAV                UAV             UAV
  1.29      UAV            UAV            UAV           UAV        UAV              UAV                UAV             UAV
  1.30      UAV            UAV            UAV           UAV        UAV              UAV                UAV             UAV
  1.31      UAV            UAV            UAV           UAV        UAV              UAV                UAV             UAV
  1.32      UAV            UAV            UAV           UAV        UAV              UAV                UAV             UAV
  1.33      UAV            UAV            UAV           UAV        UAV              UAV                UAV             UAV
  1.34      UAV            UAV            UAV           UAV        UAV              UAV                UAV             UAV
  1.35      UAV            UAV            UAV           UAV        UAV              UAV                UAV             UAV
  1.36      UAV            UAV            UAV           UAV        UAV              UAV                UAV             UAV
  1.37      UAV            UAV            UAV           UAV        UAV              UAV                UAV             UAV
  1.38      UAV            UAV            UAV           UAV        UAV              UAV                UAV             UAV
  1.39      UAV            UAV            UAV           UAV        UAV              UAV                UAV             UAV
  1.40      UAV            UAV            UAV           UAV        UAV              UAV                UAV             UAV
  1.41      UAV            UAV            UAV           UAV        UAV              UAV                UAV             UAV
  1.42      UAV            UAV            UAV           UAV        UAV              UAV                UAV             UAV
  1.43      UAV            UAV            UAV           UAV        UAV              UAV                UAV             UAV
  1.44      UAV            UAV            UAV           UAV        UAV              UAV                UAV             UAV
  1.45      UAV            UAV            UAV           UAV        UAV              UAV                UAV             UAV
  1.46      UAV            UAV            UAV           UAV        UAV              UAV                UAV             UAV
  1.47      UAV            UAV            UAV           UAV        UAV              UAV                UAV             UAV
  1.48      UAV            UAV            UAV           UAV        UAV              UAV                UAV             UAV
  1.49      UAV            UAV            UAV           UAV        UAV              UAV                UAV             UAV
  1.50      UAV            UAV            UAV           UAV        UAV              UAV                UAV             UAV
  1.51      UAV            UAV            UAV           UAV        UAV              UAV                UAV             UAV
  1.52      UAV            UAV            UAV           UAV        UAV              UAV                UAV             UAV
  1.53      UAV            UAV            UAV           UAV        UAV              UAV                UAV             UAV
  1.54      UAV            UAV            UAV           UAV        UAV              UAV                UAV             UAV
  1.55      UAV            UAV            UAV           UAV        UAV              UAV                UAV             UAV
  1.56      UAV            UAV            UAV           UAV        UAV              UAV                UAV             UAV
  1.57      UAV            UAV            UAV           UAV        UAV              UAV                UAV             UAV
  1.58      UAV            UAV            UAV           UAV        UAV              UAV                UAV             UAV
  1.59      UAV            UAV            UAV           UAV        UAV              UAV                UAV             UAV
  1.60      UAV            UAV            UAV           UAV        UAV              UAV                UAV             UAV
  1.61      UAV            UAV            UAV           UAV        UAV              UAV                UAV             UAV
  1.62      UAV            UAV            UAV           UAV        UAV              UAV                UAV             UAV
  1.63      UAV            UAV            UAV           UAV        UAV              UAV                UAV             UAV
  1.64      UAV            UAV            UAV           UAV        UAV              UAV                UAV             UAV
  1.65      UAV            UAV            UAV           UAV        UAV              UAV                UAV             UAV
  1.66      UAV            UAV            UAV           UAV        UAV              UAV                UAV             UAV
  1.67      UAV            UAV            UAV           UAV        UAV              UAV                UAV             UAV
  1.68      UAV            UAV            UAV           UAV        UAV              UAV                UAV             UAV
  1.69      UAV            UAV            UAV           UAV        UAV              UAV                UAV             UAV
  1.70      UAV            UAV            UAV           UAV        UAV              UAV                UAV             UAV
  1.71      UAV            UAV            UAV           UAV        UAV              UAV                UAV             UAV
  1.72      UAV            UAV            UAV           UAV        UAV              UAV                UAV             UAV
  1.73      UAV            UAV            UAV           UAV        UAV              UAV                UAV             UAV
  1.74      UAV            UAV            UAV           UAV        UAV              UAV                UAV             UAV
  1.75      UAV            UAV            UAV           UAV        UAV              UAV                UAV             UAV
  1.76      UAV            UAV            UAV           UAV        UAV              UAV                UAV             UAV
  1.77      UAV            UAV            UAV           UAV        UAV              UAV                UAV             UAV
  1.78      UAV            UAV            UAV           UAV        UAV              UAV                UAV             UAV
  1.79      UAV            UAV            UAV           UAV        UAV              UAV                UAV             UAV
  1.80      UAV            UAV            UAV           UAV        UAV              UAV                UAV             UAV
  1.81      UAV            UAV            UAV           UAV        UAV              UAV                UAV             UAV
  1.82      UAV            UAV            UAV           UAV        UAV              UAV                UAV             UAV
  1.83      UAV            UAV            UAV           UAV        UAV              UAV                UAV             UAV
  1.84      UAV            UAV            UAV           UAV        UAV              UAV                UAV             UAV
  1.85      UAV            UAV            UAV           UAV        UAV              UAV                UAV             UAV
  1.86      UAV            UAV            UAV           UAV        UAV              UAV                UAV             UAV
  1.87      UAV            UAV            UAV           UAV        UAV              UAV                UAV             UAV
  1.88      UAV            UAV            UAV           UAV        UAV              UAV                UAV             UAV
  1.89      UAV            UAV            UAV           UAV        UAV              UAV                UAV             UAV
  1.90      UAV            UAV            UAV           UAV        UAV              UAV                UAV             UAV
  1.91      UAV            UAV            UAV           UAV        UAV              UAV                UAV             UAV
  1.92      UAV            UAV            UAV           UAV        UAV              UAV                UAV             UAV
  1.93      UAV            UAV            UAV           UAV        UAV              UAV                UAV             UAV
  1.94      UAV            UAV            UAV           UAV        UAV              UAV                UAV             UAV
  1.95      UAV            UAV            UAV           UAV        UAV              UAV                UAV             UAV
  1.96      UAV            UAV            UAV           UAV        UAV              UAV                UAV             UAV
  1.97      UAV            UAV            UAV           UAV        UAV              UAV                UAV             UAV
  1.98      UAV            UAV            UAV           UAV        UAV              UAV                UAV             UAV
  1.99      UAV            UAV            UAV           UAV        UAV              UAV                UAV             UAV
 1.100      UAV            UAV            UAV           UAV        UAV              UAV                UAV             UAV
 1.101      UAV            UAV            UAV           UAV        UAV              UAV                UAV             UAV
 1.102      UAV            UAV            UAV           UAV        UAV              UAV                UAV             UAV
 1.103      UAV            UAV            UAV           UAV        UAV              UAV                UAV             UAV
 1.104      UAV            UAV            UAV           UAV        UAV              UAV                UAV             UAV
 1.105      UAV            UAV            UAV           UAV        UAV              UAV                UAV             UAV
 1.106      UAV            UAV            UAV           UAV        UAV              UAV                UAV             UAV
 1.107      UAV            UAV            UAV           UAV        UAV              UAV                UAV             UAV
 1.108      UAV            UAV            UAV           UAV        UAV              UAV                UAV             UAV
 1.109      UAV            UAV            UAV           UAV        UAV              UAV                UAV             UAV
 1.110      UAV            UAV            UAV           UAV        UAV              UAV                UAV             UAV
 1.111      UAV            UAV            UAV           UAV        UAV              UAV                UAV             UAV
 1.112      UAV            UAV            UAV           UAV        UAV              UAV                UAV             UAV
--------------------------------------------------------------------------------------------------------------------------------
   2     12/31/04   11,754,275      3,474,364     8,279,911        0.91          Full Year             12            12/31/05
   3     12/31/04   12,278,544      3,965,018     8,313,526        1.58         Trailing-12            12            11/30/05
--------------------------------------------------------------------------------------------------------------------------------
   4                                              8,976,281        2.31
  4.1    12/31/04    4,879,964      2,909,282     1,970,682                     Trailing-12            12            09/30/05
  4.2    12/31/04    3,310,863      1,343,224     1,967,639                     Trailing-12            12            09/30/05
  4.3    12/31/04    2,530,637      1,475,624     1,055,013                     Trailing-12            12            09/30/05
  4.4    12/31/04    3,004,644      1,649,443     1,355,201                     Trailing-12            12            09/30/05
  4.5    12/31/04    1,847,520        858,080       989,440                     Trailing-12            12            09/30/05
  4.6    12/31/04    1,590,180        769,062       821,118                     Trailing-12            12            09/30/05
  4.7    12/31/04    2,485,747      1,668,559       817,188                     Trailing-12            12            09/30/05
--------------------------------------------------------------------------------------------------------------------------------
   5                                             13,582,262        2.97
  5.1    12/31/04   21,987,086     13,888,368     8,098,718                      Full Year             12            12/31/05
  5.2    12/31/04   18,806,062     13,322,518     5,483,544                      Full Year             12            12/31/05
--------------------------------------------------------------------------------------------------------------------------------
   6        UAV            UAV            UAV           UAV        UAV              UAV                UAV             UAV
   7     12/31/04    5,907,114      2,448,797     3,458,317        1.21          Full Year             12            12/31/05
--------------------------------------------------------------------------------------------------------------------------------
   8     12/31/05    3,981,353      2,251,260     1,730,093        1.20          Annualized            10            03/31/06
   9     12/31/05    3,515,565      2,431,643     1,083,922        1.20         Trailing-12            12            03/31/06
   10    12/31/05    1,286,699      1,112,181       174,518        1.20         Trailing-12            12            03/31/06
   11    12/31/05    1,287,140        774,464       512,676        1.20         Trailing-12            12            03/31/06
--------------------------------------------------------------------------------------------------------------------------------
   12       UAV            UAV            UAV           UAV        UAV              UAV                UAV             UAV
   13    12/31/04      659,124        169,039       490,085        UAV           Annualized             9            09/30/05
   14    12/31/04      801,634        278,017       523,617        UAV           Annualized             9            09/30/05
   15       UAV            UAV            UAV           UAV        UAV           Annualized             9            09/30/05
   16    12/31/04      577,610        111,959       465,651        UAV           Annualized             9            09/30/05
   17    12/31/04      118,801         43,481        75,320        UAV           Annualized             9            09/30/05
   18       UAV            UAV            UAV           UAV        UAV           Annualized             4            09/30/05
   19    12/31/04       86,160         13,321        72,839        UAV           Annualized             4            09/30/05
--------------------------------------------------------------------------------------------------------------------------------
   20    12/31/04    3,941,374      1,101,048     2,840,327        1.10          Full Year             12            12/31/05
   21       UAV            UAV            UAV           UAV        UAV           Full Year             12            12/31/05
   22    12/31/04    4,195,404      1,460,858     2,734,546        1.16          Full Year             12            12/31/05
   23    12/31/04    3,526,644      1,154,374     2,372,269        0.96          Full Year             12            12/31/05
   24    12/31/04    5,334,337      2,199,067     3,135,270        1.52          Annualized            11            11/30/05
   25    12/31/04    2,069,586        369,883     1,699,702        0.94          Full Year             12            12/31/05
   26       UAV            UAV            UAV           UAV        UAV              UAV                UAV             UAV
   27    12/31/04    3,837,800      1,634,662     2,203,138        1.26          Full Year             12            12/31/05
   28       UAV            UAV            UAV           UAV        UAV              UAV                UAV             UAV
   29    12/31/04    2,182,028        328,419     1,853,609        1.22          Annualized            10            10/31/05
   30    12/31/04    3,113,351      1,215,397     1,897,954   1.23 (Note 7)      Full Year             12            12/31/05
   31    12/31/04    2,361,976        498,596     1,863,380        1.21          Full Year             12            12/31/05
   32    12/31/04    2,744,788      1,229,992     1,514,796        1.11          Full Year             12            12/31/05
   33    12/31/03    3,159,662        955,514     2,204,148        1.60          Full Year             12            12/31/04
   34    12/31/04    1,868,657        366,245     1,502,412        1.16         Trailing-12            12            11/30/05
   35       UAV            UAV            UAV           UAV        UAV              UAV                UAV             UAV
   36    12/31/04    1,921,948        469,508     1,452,440        1.13         Trailing-12            12            11/30/05
   37    12/31/05    1,604,516         99,472     1,505,044        1.00          Annualized             3            02/28/06
   38    12/31/04    2,275,479        830,860     1,444,619        1.06          Full Year             12            12/31/05
   39    12/31/04    3,421,949      2,019,045     1,402,904        1.17          Full Year             12            12/31/05
   40       UAV            UAV            UAV           UAV        UAV           Full Year             12            12/31/05
   41    12/31/04    1,797,646        529,185     1,268,461        1.07          Full Year             12            12/31/05
   42    12/31/04    9,017,194      6,649,527     2,367,667        1.82          Full Year             12            12/31/05
   43    12/31/04    2,059,493        678,914     1,380,579        1.21          Full Year             12            12/31/05
   44    12/31/04    1,639,174         43,803     1,595,371        1.40          Full Year             12            12/31/05
   45    12/31/04    2,550,799      1,234,663     1,316,136        1.48         Trailing-12            12            11/30/05
   46    11/30/04    8,323,781      6,879,649     1,444,132        1.19         Trailing-12            12            11/30/05
   47    12/31/04    4,902,832      3,240,808     1,662,024        1.36          Full Year             12            12/31/05
   48    12/31/04    2,230,935        614,221     1,616,714        1.52         Trailing-12            12            09/30/05
   49    12/31/04    2,693,189      1,411,874     1,281,315        1.20          Full Year             12            12/31/05
   50       UAV            UAV            UAV           UAV        UAV              UAV                UAV             UAV
   51    12/31/04    2,635,641      1,203,510     1,432,131   1.40 (Note 8)     Trailing-12            12            10/31/05
--------------------------------------------------------------------------------------------------------------------------------
   52    12/31/04    1,294,928        548,081       746,847        1.26          Full Year             12            12/31/05
   53    12/31/04      915,034        373,607       541,427        1.26          Full Year             12            12/31/05
--------------------------------------------------------------------------------------------------------------------------------
   54       UAV            UAV            UAV           UAV        UAV              UAV                UAV             UAV
   55       UAV            UAV            UAV           UAV        UAV              UAV                UAV             UAV
   56    12/31/04    1,309,537        658,126       651,411        0.64          Full Year             12            12/31/05
   57       UAV            UAV            UAV           UAV        UAV              UAV                UAV             UAV
   58       UAV            UAV            UAV           UAV        UAV           Annualized             5            05/31/05
   59    12/31/04    1,269,245        375,277       893,968        1.06          Annualized             6            06/30/05
--------------------------------------------------------------------------------------------------------------------------------
   60    12/31/04      824,245        236,154       588,091        1.23         Trailing-12            12            11/30/05
   61    12/31/04      875,715        253,780       621,935        1.23         Trailing-12            12            11/30/05
--------------------------------------------------------------------------------------------------------------------------------
   62    12/31/04    2,053,133      1,049,671     1,003,462        1.28         Trailing-12            12            11/30/05
   63    12/31/05    2,263,379      1,244,608     1,018,771        1.07         Trailing-12            12            02/28/06
   64    12/31/04    3,730,715      2,287,814     1,442,901        1.55          Full Year             12            12/31/05
--------------------------------------------------------------------------------------------------------------------------------
   65                                             1,197,922        1.22
  65.1   12/31/04    1,319,499        908,742       410,757                      Full Year             12            12/31/05
  65.2   12/31/04    1,501,675      1,090,146       411,529                      Full Year             12            12/31/05
  65.3   12/31/04    1,405,839      1,030,203       375,636                      Full Year             12            12/31/05
--------------------------------------------------------------------------------------------------------------------------------
   66    12/31/05    1,932,282        597,842     1,334,440        1.41          Annualized             1            01/31/06
   67    12/31/04      777,152        362,320       414,832        0.45          Annualized            12            12/31/05
   68       UAV            UAV            UAV           UAV        UAV              UAV                UAV             UAV
   69       UAV            UAV            UAV           UAV        UAV              UAV                UAV             UAV
--------------------------------------------------------------------------------------------------------------------------------
   70                                                   UAV        UAV
  70.1      UAV            UAV            UAV           UAV                      Annualized             9            09/30/05
  70.2   12/31/04      747,788        265,262       482,526                      Annualized            10            10/31/05
--------------------------------------------------------------------------------------------------------------------------------
   71    12/31/04    1,210,818        441,382       769,436        0.91          Annualized             8            08/31/05
   72       UAV            UAV            UAV           UAV        UAV              UAV                UAV             UAV
   73       UAV            UAV            UAV           UAV        UAV           Full Year             12            12/31/05
--------------------------------------------------------------------------------------------------------------------------------
   74                                               961,365        1.11
  74.1   12/31/04    2,416,129      1,727,525       688,604                      Full Year             12            12/31/05
  74.2   12/31/04    1,476,315      1,203,554       272,761                      Full Year             12            12/31/05
--------------------------------------------------------------------------------------------------------------------------------
   75                                               945,754        1.10
  75.1   12/31/04    2,043,261      1,534,631       508,630                      Full Year             12            12/31/05
  75.2   12/31/04    1,433,026        995,902       437,124                      Full Year             12            12/31/05
--------------------------------------------------------------------------------------------------------------------------------
   76       UAV            UAV            UAV           UAV        UAV              UAV                UAV             UAV
   77       UAV            UAV            UAV           UAV        UAV              UAV                UAV             UAV
   78    12/31/04      919,178              0       919,178        1.23          Full Year             12            12/31/05
   79    12/31/04    1,415,778        352,888     1,062,890        1.39          Annualized             9            09/30/05
   80    12/31/04    1,516,346        442,532     1,073,815        1.51          Full Year             12            12/31/05
   81    12/31/04      969,296         19,800       949,496        1.32          Full Year             12            12/31/05
   82    12/31/04    1,794,532        864,649       929,883        1.29          Annualized             8            08/31/05
   83    12/31/04    2,204,616      1,308,311       896,305        1.25          Full Year             12            12/31/05
   84       UAV            UAV            UAV           UAV        UAV              UAV                UAV             UAV
   85       UAV            UAV            UAV           UAV        UAV              UAV                UAV             UAV
   86       UAV            UAV            UAV           UAV        UAV              UAV                UAV             UAV
   87    12/31/05    1,564,410        771,266       793,144        1.15          Annualized             3            03/31/05
   88    12/31/04    1,118,258        178,527       939,731        1.45          Full Year             12            12/31/05
   89    12/31/04    1,384,167        561,619       822,548        1.36          Annualized             9            09/30/05
   90    12/31/04    1,131,418        669,204       462,214        0.74         Trailing-12            12            03/31/06
   91    12/31/04    1,607,275        847,680       759,595        1.24          Full Year             12            12/31/05
   92    12/31/04    1,114,114        416,250       697,864        1.20          Annualized            10            10/31/05
   93    12/31/04    1,083,642        286,160       797,482        1.39         Trailing-12            12            09/30/05
   94    12/31/04    2,411,805      1,145,619     1,266,186        2.24          Full Year             12            12/31/05
   95       UAV            UAV            UAV           UAV        UAV              UAV                UAV             UAV
   96       UAV            UAV            UAV           UAV        UAV              UAV                UAV             UAV
   97       UAV            UAV            UAV           UAV        UAV              UAV                UAV             UAV
   98    12/31/05    1,439,024        722,182       716,842        1.25         Trailing-12            12            03/31/06
   99       UAV            UAV            UAV           UAV        UAV           Trailing-9             9            02/28/06
  100    12/31/04      913,355        223,720       689,635        1.59          Annualized            10            10/31/05
  101    12/31/04    1,428,971        701,171       727,800        1.41          Full Year             12            12/31/05
  102    12/31/04    1,297,247        260,916     1,036,331        2.48          Full Year             12            12/31/05
  103       UAV            UAV            UAV           UAV        UAV          Trailing-12            12            09/30/05
  104    12/31/04      864,436        133,225       731,211        1.42          Full Year             12            12/31/05
  105    12/31/04    1,036,090        366,728       669,362        1.31          Full Year             12            12/31/05
  106       UAV            UAV            UAV           UAV        UAV              UAV                UAV             UAV
  107       UAV            UAV            UAV           UAV        UAV              UAV                UAV             UAV
  108    12/31/04      710,374        194,200       516,174        1.07          Annualized             9            09/30/05
  109    12/31/05    7,204,567      5,949,219     1,255,348        2.28         Trailing-12            12            03/31/06
  110    12/31/04    1,013,893        392,669       621,224        1.61          Annualized            10            10/31/05
  111    12/31/05    1,165,251        586,800       578,451        0.99          Annualized            12            03/31/05
  112    12/31/04    2,325,801      1,332,406       993,395        1.76          Full Year             12            12/31/05
  113    12/31/04      799,248        182,417       616,831        1.22          Full Year             12            12/31/05
  114    12/31/04    1,260,749        661,059       599,691        1.34          Full Year             12            12/31/05
  115    12/31/04      870,428        345,958       524,470        1.23          Full Year             12            12/31/05
  116    12/31/04      749,346        257,119       492,228        1.15          Annualized            10            10/31/05
  117    12/31/04    1,328,940        518,986       809,954        1.86          Full Year             12            12/31/05
  118       UAV            UAV            UAV           UAV        UAV              UAV                UAV             UAV
  119    12/31/04    2,213,119      1,359,554       853,565        1.94          Full Year             12            12/31/05
  120    12/31/04      582,824        164,963       417,861        1.03          Annualized            12            11/30/05
  121    12/31/04    1,107,660        511,655       596,006        1.53          Full Year             12            12/31/05
  122       UAV            UAV            UAV           UAV        UAV              UAV                UAV             UAV
  123    12/31/04      699,572        199,355       500,217        1.25          Annualized            12            12/31/05
--------------------------------------------------------------------------------------------------------------------------------
  124       UAV            UAV            UAV           UAV        UAV              UAV                UAV             UAV
  125       UAV            UAV            UAV           UAV        UAV              UAV                UAV             UAV
  126       UAV            UAV            UAV           UAV        UAV              UAV                UAV             UAV
--------------------------------------------------------------------------------------------------------------------------------
  127    12/31/05      506,389        160,236       346,153        0.83          Annualized             2            02/28/06
  128    12/31/04      784,013        182,225       601,788        1.60         Trailing-12            12            10/31/05
  129    12/31/04      822,189        346,821       475,368        1.26          Full Year             12            12/31/05
  130    12/31/05      926,878        166,320       760,558        1.96          Annualized             3            03/31/06
  131       UAV            UAV            UAV           UAV        UAV           Full Year             12            12/31/05
  132    12/31/04      565,159        165,012       400,147        1.08          Annualized             8            08/31/05
  133    12/31/04    1,407,388        791,345       616,043        1.55         Trailing-12            12            10/31/05
  134    12/31/05      900,000        438,757       461,243        1.25         Trailing-12            12            02/28/06
  135       UAV            UAV            UAV           UAV        UAV              UAV                UAV             UAV
  136    12/31/04      644,744        204,238       440,506        1.28          Annualized            10            10/31/05
  137    12/31/04    1,709,466      1,317,499       391,967        1.01          Full Year             12            12/31/05
  138    12/31/04    1,282,826        642,109       640,717        1.90          Full Year             12            12/31/05
  139       UAV            UAV            UAV           UAV        UAV              UAV                UAV             UAV
  140    12/31/04      781,216        202,213       579,004        1.76          Full Year             12            12/31/05
  141    12/31/04      471,410              0       471,410        1.47          Full Year             12            12/31/05
  142       UAV            UAV            UAV           UAV        UAV           Annualized             6            12/31/05
  143       UAV            UAV            UAV           UAV        UAV              UAV                UAV             UAV
  144    12/31/04    1,827,833      1,375,688       452,144        1.26          Full Year             12            12/31/05
  145    12/31/04    1,232,195        813,386       418,809        1.14          Full Year             12            12/31/05
  146    12/31/04      653,984        202,096       451,888        1.36          Full Year             12            12/31/05
  147       UAV            UAV            UAV           UAV        UAV              UAV                UAV             UAV
  148       UAV            UAV            UAV           UAV        UAV              UAV                UAV             UAV
  149       UAV            UAV            UAV           UAV        UAV              UAV                UAV             UAV
  150    12/31/04      425,992         25,732       400,260        1.42          Full Year             12            12/31/05
  151    12/31/05      454,275              0       454,275        1.63          Annualized             2            02/28/06
  152    12/31/04      673,341        369,554       303,787        1.13         Trailing-12            12            08/31/05
  153       UAV            UAV            UAV           UAV        UAV              UAV                UAV             UAV
  154    12/31/04      427,436         67,008       360,428        1.42          Full Year             12            12/31/05
  155       UAV            UAV            UAV           UAV        UAV           Annualized             5            12/31/05
  156       UAV            UAV            UAV           UAV        UAV              UAV                UAV             UAV
  157    06/30/05      721,821        253,981       467,840        1.97          Annualized             6            06/30/06
  158    12/31/04      454,369        183,981       270,388        1.08          Full Year             12            12/31/05
  159       UAV            UAV            UAV           UAV        UAV           Annualized             6            01/31/06
  160    12/31/04      774,156        406,143       368,013        1.87          Annualized            10            10/31/05
  161       UAV            UAV            UAV           UAV        UAV              UAV                UAV             UAV
  162       UAV            UAV            UAV           UAV        UAV           Annualized             3            02/28/06
  163       UAV            UAV            UAV           UAV        UAV           Annualized             4            02/28/06
  164    12/31/04      184,582              0       184,582        1.37          Full Year             12            12/31/05
  165    12/31/04      170,830          5,146       165,684        1.34          Full Year             12            12/31/05
  166       UAV            UAV            UAV           UAV        UAV           Annualized             6            01/31/06

            MOST       MOST        MOST         MOST
          CURRENT     CURRENT    CURRENT       CURRENT                                                       U/W NCF       TAXES
 LOAN      YEAR        YEAR        YEAR       YEAR NOI       U/W          U/W                                 DSCR       CURRENTLY
NUMBER   REVENUES    EXPENSES      NOI          DSCR       REVENUES    EXPENSES     U/W NOI     U/W NCF     (NOTE 1)      ESCROWED
----------------------------------------------------------------------------------------------------------------------------------

   1                                  UAV       UAV                               64,117,945  63,020,449  1.51 (Note 5)      No
  1.1          UAV         UAV        UAV       UAV        1,680,606       8,403   1,672,203   1,618,703
  1.2          UAV         UAV        UAV       UAV        1,662,632       8,313   1,654,319   1,632,487
  1.3          UAV         UAV        UAV       UAV        1,240,234       6,201   1,234,032   1,184,632
  1.4          UAV         UAV        UAV       UAV        1,037,123       5,186   1,031,937   1,019,272
  1.5          UAV         UAV        UAV       UAV          957,137       4,786     952,351     942,909
  1.6          UAV         UAV        UAV       UAV          943,656       4,718     938,938     930,500
  1.7          UAV         UAV        UAV       UAV          939,162       4,696     934,467     899,767
  1.8          UAV         UAV        UAV       UAV          898,720       4,494     894,226     882,242
  1.9          UAV         UAV        UAV       UAV          862,771       4,314     858,457     848,377
 1.10          UAV         UAV        UAV       UAV          811,544       4,058     807,486     797,576
 1.11          UAV         UAV        UAV       UAV          803,456       4,017     799,438     788,159
 1.12          UAV         UAV        UAV       UAV          772,899       3,864     769,035     759,623
 1.13          UAV         UAV        UAV       UAV          759,418       3,797     755,621     746,572
 1.14          UAV         UAV        UAV       UAV          759,418       3,797     755,621     746,571
 1.15          UAV         UAV        UAV       UAV          759,418       3,797     755,621     746,571
 1.16          UAV         UAV        UAV       UAV          756,722       3,784     752,939     743,185
 1.17          UAV         UAV        UAV       UAV          754,925       3,775     751,150     740,558
 1.18          UAV         UAV        UAV       UAV          745,938       3,730     742,208     731,584
 1.19          UAV         UAV        UAV       UAV          727,963       3,640     724,323     715,272
 1.20          UAV         UAV        UAV       UAV          727,963       3,640     724,323     715,279
 1.21          UAV         UAV        UAV       UAV          727,963       3,640     724,323     714,103
 1.22          UAV         UAV        UAV       UAV          727,065       3,635     723,429     710,953
 1.23          UAV         UAV        UAV       UAV          718,976       3,595     715,381     706,323
 1.24          UAV         UAV        UAV       UAV          687,521       3,438     684,083     674,673
 1.25          UAV         UAV        UAV       UAV          674,040       3,370     670,670     661,247
 1.26          UAV         UAV        UAV       UAV          674,040       3,370     670,670     661,199
 1.27          UAV         UAV        UAV       UAV          665,053       3,325     661,728     651,703
 1.28          UAV         UAV        UAV       UAV          651,572       3,258     648,314     638,081
 1.29          UAV         UAV        UAV       UAV          644,382       3,222     641,160     632,114
 1.30          UAV         UAV        UAV       UAV          641,686       3,208     638,478     628,675
 1.31          UAV         UAV        UAV       UAV          629,104       3,146     625,959     616,551
 1.32          UAV         UAV        UAV       UAV          623,712       3,119     620,593     610,592
 1.33          UAV         UAV        UAV       UAV          621,914       3,110     618,805     608,877
 1.34          UAV         UAV        UAV       UAV          611,130       3,056     608,074     597,926
 1.35          UAV         UAV        UAV       UAV          611,130       3,056     608,074     598,273
 1.36          UAV         UAV        UAV       UAV          606,636       3,033     603,603     594,557
 1.37          UAV         UAV        UAV       UAV          604,389       3,022     601,367     592,326
 1.38          UAV         UAV        UAV       UAV          602,142       3,011     599,132     591,363
 1.39          UAV         UAV        UAV       UAV          602,142       3,011     599,132     589,339
 1.40          UAV         UAV        UAV       UAV          602,142       3,011     599,132     588,744
 1.41          UAV         UAV        UAV       UAV          602,142       3,011     599,132     589,336
 1.42          UAV         UAV        UAV       UAV          602,142       3,011     599,132     589,052
 1.43          UAV         UAV        UAV       UAV          600,345       3,002     597,343     587,711
 1.44          UAV         UAV        UAV       UAV          595,851       2,979     592,872     582,703
 1.45          UAV         UAV        UAV       UAV          591,358       2,957     588,401     579,727
 1.46          UAV         UAV        UAV       UAV          586,864       2,934     583,930     574,517
 1.47          UAV         UAV        UAV       UAV          584,168       2,921     581,247     573,130
 1.48          UAV         UAV        UAV       UAV          584,168       2,921     581,247     571,863
 1.49          UAV         UAV        UAV       UAV          579,674       2,898     576,776     567,335
 1.50          UAV         UAV        UAV       UAV          570,687       2,853     567,834     558,018
 1.51          UAV         UAV        UAV       UAV          570,687       2,853     567,834     558,048
 1.52          UAV         UAV        UAV       UAV          566,194       2,831     563,363     553,940
 1.53          UAV         UAV        UAV       UAV          566,194       2,831     563,363     553,940
 1.54          UAV         UAV        UAV       UAV          566,194       2,831     563,363     554,925
 1.55          UAV         UAV        UAV       UAV          561,700       2,809     558,892     549,468
 1.56          UAV         UAV        UAV       UAV          557,206       2,786     554,420     547,236
 1.57          UAV         UAV        UAV       UAV          552,713       2,764     549,949     541,613
 1.58          UAV         UAV        UAV       UAV          548,219       2,741     545,478     536,662
 1.59          UAV         UAV        UAV       UAV          541,928       2,710     539,219     532,034
 1.60          UAV         UAV        UAV       UAV          539,232       2,696     536,536     527,435
 1.61          UAV         UAV        UAV       UAV          535,637       2,678     532,959     526,413
 1.62          UAV         UAV        UAV       UAV          532,042       2,660     529,382     520,587
 1.63          UAV         UAV        UAV       UAV          530,245       2,651     527,594     520,919
 1.64          UAV         UAV        UAV       UAV          525,751       2,629     523,122     514,319
 1.65          UAV         UAV        UAV       UAV          525,751       2,629     523,122     514,089
 1.66          UAV         UAV        UAV       UAV          525,751       2,629     523,122     515,942
 1.67          UAV         UAV        UAV       UAV          525,751       2,629     523,122     513,046
 1.68          UAV         UAV        UAV       UAV          512,270       2,561     509,709     503,036
 1.69          UAV         UAV        UAV       UAV          507,777       2,539     505,238     496,187
 1.70          UAV         UAV        UAV       UAV          507,777       2,539     505,238     493,539
 1.71          UAV         UAV        UAV       UAV          507,777       2,539     505,238     497,482
 1.72          UAV         UAV        UAV       UAV          505,081       2,525     502,555     493,130
 1.73          UAV         UAV        UAV       UAV          496,093       2,480     493,613     484,188
 1.74          UAV         UAV        UAV       UAV          494,296       2,471     491,825     482,782
 1.75          UAV         UAV        UAV       UAV          490,701       2,454     488,248     478,846
 1.76          UAV         UAV        UAV       UAV          476,322       2,382     473,940     463,856
 1.77          UAV         UAV        UAV       UAV          474,524       2,373     472,152     462,718
 1.78          UAV         UAV        UAV       UAV          467,334       2,337     464,998     458,320
 1.79          UAV         UAV        UAV       UAV          467,334       2,337     464,998     457,413
 1.80          UAV         UAV        UAV       UAV          467,334       2,337     464,998     458,272
 1.81          UAV         UAV        UAV       UAV          460,145       2,301     457,844     448,421
 1.82          UAV         UAV        UAV       UAV          458,347       2,292     456,055     448,478
 1.83          UAV         UAV        UAV       UAV          453,854       2,269     451,584     444,189
 1.84          UAV         UAV        UAV       UAV          449,360       2,247     447,113     440,435
 1.85          UAV         UAV        UAV       UAV          444,866       2,224     442,642     435,959
 1.86          UAV         UAV        UAV       UAV          442,170       2,211     439,959     432,948
 1.87          UAV         UAV        UAV       UAV          438,575       2,193     436,383     428,065
 1.88          UAV         UAV        UAV       UAV          435,879       2,179     433,700     427,029
 1.89          UAV         UAV        UAV       UAV          434,980       2,175     432,806     423,753
 1.90          UAV         UAV        UAV       UAV          417,905       2,090     415,815     408,420
 1.91          UAV         UAV        UAV       UAV          406,221       2,031     404,190     395,872
 1.92          UAV         UAV        UAV       UAV          405,323       2,027     403,296     393,892
 1.93          UAV         UAV        UAV       UAV          404,424       2,022     402,402     392,995
 1.94          UAV         UAV        UAV       UAV          375,665       1,878     373,787     366,202
 1.95          UAV         UAV        UAV       UAV          367,576       1,838     365,739     356,696
 1.96          UAV         UAV        UAV       UAV          365,779       1,829     363,950     354,899
 1.97          UAV         UAV        UAV       UAV          350,501       1,753     348,748     341,564
 1.98          UAV         UAV        UAV       UAV          341,514       1,708     339,806     331,485
 1.99          UAV         UAV        UAV       UAV          389,455       1,947     387,508     378,094
 1.100         UAV         UAV        UAV       UAV          328,033       1,640     326,393     318,808
 1.101         UAV         UAV        UAV       UAV          324,438       1,622     322,816     315,681
 1.102         UAV         UAV        UAV       UAV          373,450       1,867     371,583     362,160
 1.103         UAV         UAV        UAV       UAV          314,552       1,573     312,979     305,845
 1.104         UAV         UAV        UAV       UAV          304,666       1,523     303,143     295,636
 1.105         UAV         UAV        UAV       UAV          330,770       1,654     329,116     319,707
 1.106         UAV         UAV        UAV       UAV          269,616       1,348     268,268     266,762
 1.107         UAV         UAV        UAV       UAV          260,629       1,303     259,326     257,899
 1.108         UAV         UAV        UAV       UAV          241,756       1,209     240,547     234,448
 1.109         UAV         UAV        UAV       UAV          208,503       1,043     207,461     204,565
 1.110         UAV         UAV        UAV       UAV          234,740       1,174     233,566     224,507
 1.111         UAV         UAV        UAV       UAV          190,993         955     190,038     182,005
 1.112         UAV         UAV        UAV       UAV          143,795         719     143,076     141,794
----------------------------------------------------------------------------------------------------------------------------------
   2    12,525,699   3,562,808  8,962,891      0.99       15,719,004   4,420,135  11,298,869  10,853,023      1.20          Yes
   3    11,141,580   3,864,015  7,277,565      1.39       11,244,200   3,897,673   7,346,527   6,406,621      1.22           No
----------------------------------------------------------------------------------------------------------------------------------
   4                            9,080,174      2.34                               10,040,419   8,797,140      2.26           No
  4.1    4,828,005   2,936,652  1,891,353                  5,178,926   2,935,073   2,243,853   1,931,656
  4.2    3,400,081   1,308,650  2,091,431                  3,364,038   1,430,538   1,933,500   1,746,142
  4.3    2,585,827   1,506,575  1,079,252                  2,805,033   1,473,618   1,331,415   1,159,256
  4.4    2,944,815   1,535,999  1,408,816                  2,826,045   1,523,984   1,302,061   1,100,438
  4.5    1,833,728     874,479    959,249                  1,980,451     873,781   1,106,670     992,573
  4.6    1,604,907     735,840    869,067                  1,726,509     725,537   1,000,972     900,059
  4.7    2,425,127   1,644,121    781,006                  2,760,073   1,638,127   1,121,947     967,017
----------------------------------------------------------------------------------------------------------------------------------
   5                            9,736,614      2.13                                9,477,481   7,966,195      1.74          Yes
  5.1   18,058,434  12,860,040  5,198,394                 18,058,434  12,963,457   5,094,977   4,372,640
  5.2   18,693,077  14,154,857  4,538,220                 19,723,714  15,341,210   4,382,504   3,593,555
----------------------------------------------------------------------------------------------------------------------------------
   6           UAV         UAV        UAV       UAV        5,989,086   1,439,181   4,549,905   4,444,405      1.23          Yes
   7     5,782,811   2,426,798  3,356,013      1.18        6,013,187   2,472,088   3,541,099   3,421,694      1.20          Yes
----------------------------------------------------------------------------------------------------------------------------------
   8     5,583,970   2,997,722  2,586,248      1.54        5,663,202   3,612,870   2,050,332   1,823,804      1.31          Yes
   9     3,664,310   2,562,672  1,101,638      1.54        3,671,659   2,529,242   1,142,417     995,551      1.31          Yes
  10     1,461,397   1,161,048    300,349      1.54        1,601,046   1,039,289     561,757     497,715      1.31          Yes
  11     1,278,701     776,634    502,067      1.54        1,278,701     791,030     487,671     436,523      1.31          Yes
----------------------------------------------------------------------------------------------------------------------------------
  12           UAV         UAV        UAV      0.90        1,066,659     205,775     860,884     778,408      1.21          Yes
  13       779,729     181,005    598,724      0.90          856,925     168,483     688,442     623,385      1.21          Yes
  14       897,543     296,463    601,080      0.90          928,663     300,915     627,748     555,444      1.21          Yes
  15       570,895     107,093    463,802      0.90          691,269     126,145     565,124     517,387      1.21          Yes
  16       476,555     110,277    366,278      0.90          470,267     100,045     370,221     334,998      1.21          Yes
  17       149,536      44,615    104,921      0.90          183,173      40,773     142,400     126,538      1.21          Yes
  18       134,312       2,125    132,187      0.90          149,098      26,722     122,376     106,232      1.21          Yes
  19        73,983      17,725     56,258      0.90           77,625      15,330      62,295      58,434      1.21          Yes
----------------------------------------------------------------------------------------------------------------------------------
  20     4,032,146   1,183,899  2,848,247      1.11        4,451,561   1,136,090   3,315,471   3,191,673      1.24          Yes
  21     5,433,424   2,354,673  3,078,751      1.24        5,636,958   2,327,151   3,309,807   2,983,574      1.20          Yes
  22     4,292,356   1,592,650  2,699,706      1.14        4,477,916   1,551,880   2,926,036   2,828,536      1.20          Yes
  23     4,219,007   1,147,820  3,071,187      1.25        4,189,120   1,183,746   3,005,374   2,863,502      1.20          Yes
  24     5,452,767   2,214,183  3,238,584      1.57        5,305,264   2,414,278   2,890,986   2,474,160      1.20          Yes
  25     2,503,230     382,738  2,120,492      1.17        2,803,290     552,122   2,251,168   2,185,963      1.21           No
  26           UAV         UAV        UAV       UAV        2,731,826     602,647   2,129,179   1,947,195      1.20          Yes
  27     3,894,345   1,617,451  2,276,894      1.31        3,892,335   1,704,825   2,187,509   2,187,509      1.26          Yes
  28           UAV         UAV        UAV       UAV        2,815,819     939,503   1,876,316   1,814,977      1.20          Yes
  29     2,104,087     283,297  1,820,790      1.19        2,630,143     669,021   1,961,122   1,850,054      1.21          Yes
  30     3,289,660   1,241,404  2,048,256  1.33 (Note 7)   3,153,526   1,291,598   1,861,928   1,861,928  1.21 (Note 7)     Yes
  31     2,498,317     545,177  1,953,140      1.27        2,561,479     643,386   1,918,092   1,852,839      1.20           No
  32     2,869,344   1,115,031  1,754,313      1.28        2,869,948   1,177,785   1,692,163   1,638,163      1.20          Yes
  33     3,714,148   1,333,381  2,380,767      1.73        2,913,643   1,073,411   1,840,232   1,676,754      1.22          Yes
  34     1,851,169     380,081  1,471,088      1.14        1,995,256     384,401   1,610,855   1,556,373      1.20          Yes
  35           UAV         UAV        UAV       UAV        3,219,530   1,352,269   1,867,261   1,729,371      1.25          Yes
  36     1,970,704     515,893  1,454,811      1.13        2,092,668     497,024   1,595,644   1,550,600      1.20          Yes
  37     1,602,168      68,862  1,533,306      1.02        2,049,011     131,884   1,917,127   1,788,544      1.19           No
  38     2,401,965     896,333  1,505,632      1.11        2,458,582     808,763   1,649,819   1,496,356      1.20          Yes
  39     3,320,513   2,021,467  1,299,046      1.08        3,479,033   1,933,516   1,545,517   1,449,517      1.21          Yes
  40       882,135     352,701    529,434      0.44        2,093,448     540,148   1,553,300   1,458,524      1.20          Yes
  41     1,849,085     563,670  1,285,415      1.08        2,145,297     647,905   1,497,392   1,438,049      1.21          Yes
  42    10,402,377   7,817,714  2,584,663      1.98       10,028,270   7,621,216   2,407,054   2,005,923      1.54          Yes
  43     2,085,364     641,149  1,444,215      1.27        2,068,263     627,404   1,440,860   1,372,512      1.20          Yes
  44     1,639,020      29,173  1,609,847      1.42        1,550,543      51,516   1,499,026   1,366,187      1.20           No
  45     2,643,609   1,292,774  1,350,835      1.52        2,840,916   1,271,056   1,569,860   1,453,860      1.63          Yes
  46     9,186,827   7,047,295  2,139,532      1.77        9,186,862   7,100,450   2,086,411   1,718,937      1.42          Yes
  47     5,361,349   3,255,178  2,106,171      1.73        5,139,246   3,170,347   1,968,899   1,763,330      1.45          Yes
  48     2,316,335     561,747  1,754,588      1.65        2,175,340     667,657   1,507,683   1,388,933      1.30          Yes
  49     2,684,144   1,542,090  1,142,054      1.07        2,678,065   1,301,623   1,376,443   1,295,443      1.22          Yes
  50           UAV         UAV        UAV       UAV        1,250,000      25,000   1,225,000   1,225,000      1.20           No
  51     2,665,981   1,241,879  1,424,102  1.39 (Note 8)   2,703,221   1,288,225   1,414,996   1,414,996  1.38 (Note 8)     Yes
----------------------------------------------------------------------------------------------------------------------------------
  52     1,343,922     544,422    799,500      1.35        1,317,140     522,680     794,460     746,460      1.21          Yes
  53       957,253     376,717    580,536      1.35          889,565     362,290     527,275     494,275      1.21          Yes
----------------------------------------------------------------------------------------------------------------------------------
  54           UAV         UAV        UAV       UAV        1,678,062     478,872   1,199,190   1,155,702      1.20          Yes
  55           UAV         UAV        UAV       UAV        1,422,425      42,673   1,379,752   1,228,578      1.23           No
  56     1,319,579     770,607    548,972      0.54        2,233,949     876,354   1,357,595   1,232,400      1.22          Yes
  57           UAV         UAV        UAV       UAV        1,527,794     282,968   1,244,826   1,220,447      1.20          Yes
  58     2,508,709     905,646  1,603,063      1.55        2,518,128   1,176,217   1,341,911   1,248,277      1.20          Yes
  59     1,419,341     385,241  1,034,100      1.23        1,770,423     472,973   1,297,450   1,221,690      1.45           No
----------------------------------------------------------------------------------------------------------------------------------
  60       904,923     239,366    665,557      1.39          884,523     251,256     633,267     607,767      1.22          Yes
  61       960,197     256,182    704,015      1.39          904,161     286,007     618,154     593,154      1.22          Yes
----------------------------------------------------------------------------------------------------------------------------------
  62     2,288,183   1,024,801  1,263,382      1.61        2,272,234   1,043,880   1,228,353   1,128,353      1.44          Yes
  63     2,310,761   1,300,230  1,010,530      1.06        2,503,016   1,219,170   1,283,846   1,211,597      1.27          Yes
  64     3,727,875   2,297,831  1,430,044      1.54        3,699,026   2,332,555   1,366,470   1,216,370      1.31          Yes
----------------------------------------------------------------------------------------------------------------------------------
  65                            1,693,345      1.72                                1,620,451   1,427,492      1.45          Yes
 65.1    1,656,042     973,887    682,155                  1,568,164     964,854     603,310     540,584
 65.2    1,717,400   1,182,902    534,498                  1,714,850   1,183,408     531,442     462,848
 65.3    1,540,947   1,064,255    476,692                  1,540,947   1,055,249     485,698     424,060
----------------------------------------------------------------------------------------------------------------------------------
  66     2,006,208     558,653  1,447,555      1.53        1,974,502     701,458   1,273,044   1,160,738      1.23          Yes
  67     1,322,943     506,066    816,877      0.88        1,772,741     564,303   1,208,438   1,110,726      1.20          Yes
  68           UAV         UAV        UAV       UAV        1,693,565     523,993   1,169,572   1,131,545      1.20           No
  69           UAV         UAV        UAV       UAV        1,640,980     471,509   1,169,471   1,085,423      1.15          Yes
----------------------------------------------------------------------------------------------------------------------------------
  70                            1,215,699      1.41                                1,101,222   1,038,522      1.20          Yes
 70.1      801,615      98,639    702,976                    995,617     345,322     650,295     618,795
 70.2      762,469     249,746    512,723                    701,752     250,825     450,927     419,727
----------------------------------------------------------------------------------------------------------------------------------
  71     1,370,635     526,062    844,573      1.00        1,742,034     622,516   1,119,517   1,010,790      1.20          Yes
  72           UAV         UAV        UAV       UAV        1,205,151     193,496   1,011,655     977,991      1.22          Yes
  73     1,887,866     721,731  1,166,135      1.40        1,864,064     751,865   1,112,199   1,020,673      1.23          Yes
----------------------------------------------------------------------------------------------------------------------------------
  74                            1,336,228      1.54                                1,457,059   1,282,333      1.48          Yes
 74.1    2,774,017   1,879,105    894,912                  2,683,435   1,688,409     995,026     887,689
 74.2    1,684,718   1,243,402    441,316                  1,684,718   1,222,685     462,033     394,644
----------------------------------------------------------------------------------------------------------------------------------
  75                            1,454,050      1.69                                1,451,637   1,288,635      1.50          Yes
 75.1    2,492,786   1,643,849    848,937                  2,492,786   1,613,722     879,064     779,353
 75.2    1,653,705   1,048,592    605,113                  1,582,265   1,009,693     572,572     509,282
----------------------------------------------------------------------------------------------------------------------------------
  76           UAV         UAV        UAV       UAV        1,106,750      38,736   1,068,014   1,006,748      1.20           No
  77           UAV         UAV        UAV       UAV        1,279,856     372,247     907,609     878,242      1.20          Yes
  78       919,178           0    919,178      1.23          947,606      28,428     919,178     904,748      1.21           No
  79     1,362,973     378,205    984,768      1.29        1,464,358     404,939   1,059,419   1,021,995      1.33          Yes
  80     1,540,885     483,046  1,057,839      1.49        1,469,552     502,695     966,857     865,778      1.22          Yes
  81       969,296      19,800    949,496      1.32          920,831      54,085     866,746     860,740      1.20           No
  82     1,834,391     799,061  1,035,330      1.44        1,892,881     917,038     975,843     864,789      1.20          Yes
  83     2,631,821   1,453,749  1,178,072      1.64        2,493,431   1,390,478   1,102,954   1,003,217      1.39          Yes
  84           UAV         UAV        UAV       UAV        1,512,782     536,924     975,858     891,818      1.39          Yes
  85           UAV         UAV        UAV       UAV        1,013,457      36,404     977,053     877,715      1.34           No
  86           UAV         UAV        UAV       UAV          907,997      27,240     880,757     809,394      1.30          Yes
  87     2,002,707     872,843  1,129,865      1.64        1,410,108     469,591     940,517     888,230      1.29           No
  88     1,178,691     214,731    963,960      1.49        1,215,758     270,267     945,492     882,418      1.37          Yes
  89     1,370,900     558,672    812,228      1.35        1,354,259     574,993     779,266     725,046      1.20          Yes
  90     1,220,934     711,321    509,613      0.82        1,519,445     676,071     843,374     793,874      1.27          Yes
  91     1,679,703     806,122    873,581      1.42        1,679,839     848,258     831,582     742,736      1.21          Yes
  92     1,045,452     368,024    677,428      1.16        1,190,144     419,140     771,004     699,641      1.20          Yes
  93     1,142,150     282,707    859,443      1.50        1,123,015     286,642     836,373     762,545      1.33          Yes
  94     2,241,484   1,051,146  1,190,339      2.10        1,979,184   1,136,925     842,259     708,619      1.25          Yes
  95           UAV         UAV        UAV       UAV          831,754     133,530     698,223     690,223      1.23           No
  96           UAV         UAV        UAV       UAV        1,137,407     379,127     758,279     728,299      1.33          Yes
  97           UAV         UAV        UAV       UAV          692,168      20,765     671,403     669,954      1.21           No
  98     1,468,844     719,715    749,129      1.30        1,504,034     796,846     707,187     707,187  1.23 (Note 6)     Yes
  99     1,844,306   1,033,519    810,786      1.38        2,483,568   1,620,845     862,723     862,723      1.47           No
  100      903,797     220,790    683,006      1.58          919,771     242,361     677,410     659,055      1.52          Yes
  101    1,434,279     724,106    710,173      1.37        1,540,155     754,769     785,386     717,311      1.39          Yes
  102    1,416,301     265,368  1,150,933      2.76        1,376,597     270,049   1,106,547   1,026,484      2.46           No
  103      603,505     244,206    359,299      0.70        1,086,741     383,493     703,249     661,339      1.28          Yes
  104      878,837     127,665    751,172      1.46          951,362     179,711     771,651     746,442      1.45          Yes
  105    1,060,868     382,423    678,445      1.32        1,086,333     400,154     686,179     621,083      1.21          Yes
  106          UAV         UAV        UAV       UAV        1,040,494     412,461     628,033     593,533      1.20          Yes
  107          UAV         UAV        UAV       UAV          734,244     117,014     617,231     609,731      1.23           No
  108      738,563     201,633    536,930      1.11        1,128,329     323,934     804,395     728,897      1.51          Yes
  109    7,273,177   6,012,217  1,260,960      2.29        7,273,177   6,181,382   1,091,795     800,868      1.46           No
  110    1,162,508     398,036    764,472      1.98        1,093,204     426,072     667,132     599,481      1.55           No
  111    1,204,163     592,263    611,900      1.05        1,297,010     595,039     701,971     670,471      1.15          Yes
  112    2,778,423   1,627,014  1,151,409      2.04        2,778,493   1,858,145     920,348     809,208      1.43          Yes
  113      857,970     201,483    656,487      1.30          930,949     252,913     678,036     638,905      1.27          Yes
  114    1,276,798     709,218    567,580      1.27        1,265,534     667,115     598,419     536,419      1.20          Yes
  115      893,054     376,167    516,888      1.21          931,400     385,373     546,027     529,277      1.24          Yes
  116      851,106     226,191    624,915      1.46          785,849     244,649     541,200     514,429      1.20          Yes
  117    1,304,782     512,546    792,236      1.82        1,315,405     622,031     693,374     667,646      1.53           No
  118          UAV         UAV        UAV       UAV          698,332     178,285     520,047     500,242      1.21          Yes
  119    2,164,702   1,347,781    738,677      1.68        2,175,600   1,343,351     658,201     745,225      1.70          Yes
  120      805,570     118,168    687,402      1.69          717,415     207,519     509,896     480,373      1.20          Yes
  121    1,129,167     514,719    614,448      1.58        1,127,446     528,695     598,751     561,251      1.44          Yes
  122          UAV         UAV        UAV       UAV          629,951     113,654     516,298     507,946      1.27           No
  123      697,480     192,178    505,302      1.27          734,066     216,004     518,062     482,434      1.21          Yes
----------------------------------------------------------------------------------------------------------------------------------
  124          UAV         UAV        UAV       UAV          346,750      10,403     336,348     305,258      1.22           No
  125          UAV         UAV        UAV       UAV          104,374       3,131     101,242      95,571      1.22           No
  126          UAV         UAV        UAV       UAV           93,404       2,802      90,602      84,894      1.22           No
----------------------------------------------------------------------------------------------------------------------------------
  127      527,481      90,311    437,170      1.04          781,066     210,332     570,733     524,678      1.25          Yes
  128      724,771     257,666    467,105      1.24          771,566     229,380     542,186     484,091      1.29          Yes
  129      811,516     365,735    445,781      1.18          846,739     360,737     486,002     463,002      1.22           No
  130      922,716     175,158    817,558      2.11          938,745     187,210     751,535     718,015      1.85           No
  131      696,113      89,098    607,015      2.06        1,182,593     382,374     800,219     742,131      2.52          Yes
  132      659,087     104,180    554,907      1.50          695,779     179,398     516,381     453,290      1.22          Yes
  133    1,627,802     858,523    769,279      1.93        1,556,634     932,567     624,068     561,802      1.41          Yes
  134      895,724     418,715    477,009      1.30          893,237     415,480     477,757     442,553      1.20          Yes
  135          UAV         UAV        UAV       UAV          542,368      91,506     450,863     444,010      1.27           No
  136      752,804     237,419    515,385      1.50          679,628     203,781     475,847     426,145      1.24          Yes
  137    2,060,644   1,424,338    636,306      1.64        2,054,394   1,461,249     593,145     510,969      1.32          Yes
  138    1,168,169     688,229    479,940      1.42        1,306,654     689,614     617,040     552,864      1.64          Yes
  139          UAV         UAV        UAV       UAV          601,830     127,403     474,426     455,005      1.36          Yes
  140      665,994     226,879    439,115      1.34          670,063     229,915     440,148     396,597      1.21          Yes
  141      510,694           0    510,694      1.59          447,840      14,313     433,526     406,523      1.27           No
  142      302,660           0    302,660      0.94          445,667      13,370     432,297     414,889      1.28           No
  143          UAV         UAV        UAV       UAV          667,249     245,952     421,297     404,197      1.26          Yes
  144    2,069,256   1,477,281    591,975      1.65        2,069,256   1,517,244     552,012     469,242      1.31          Yes
  145    1,586,796     958,571    628,225      1.70        1,496,922     893,390     603,612     543,735      1.47          Yes
  146      656,078     209,713    446,365      1.35          653,477     219,815     433,662     416,351      1.25          Yes
  147          UAV         UAV        UAV       UAV          396,000      11,880     384,120     382,638      1.21           No
  148          UAV         UAV        UAV       UAV          605,292     201,278     404,014     381,495      1.32          Yes
  149          UAV         UAV        UAV       UAV          511,189     136,710     374,479     373,320      1.16          Yes
  150      425,992      28,527    397,465      1.41          436,649      41,263     395,386     371,194      1.32           No
  151      454,275           0    454,275      1.63          457,305      13,719     443,586     417,237      1.50           No
  152      701,649     375,695    325,954      1.21          764,961     381,218     383,743     333,160      1.24          Yes
  153          UAV         UAV        UAV       UAV          374,045      12,647     361,397     350,210      1.31           No
  154      435,123      64,330    370,793      1.46          452,339     117,002     335,338     325,124      1.28          Yes
  155      323,215      12,977    310,237      1.29          313,489      12,686     300,803     292,804      1.22           No
  156          UAV         UAV        UAV       UAV          432,805      71,406     361,399     347,284      1.45          Yes
  157      777,350     306,906    470,444      1.98          694,158     260,697     433,461     389,504      1.64          Yes
  158      369,093     171,488    197,605      0.79          530,933     170,088     360,845     322,484      1.29          Yes
  159      783,694     410,332    373,362      1.49          772,541     337,316     337,316     302,564      1.21          Yes
  160      565,208     406,328    158,879      0.81          668,219     369,763     298,456     237,734      1.21          Yes
  161          UAV         UAV        UAV       UAV          255,550       7,667     247,884     234,840      1.20           No
  162      927,032     561,716    365,316      1.93          896,904     497,326     399,578     368,078      1.94          Yes
  163      237,900           0    237,900      1.47          238,545      23,616     214,929     207,709      1.29           No
  164      184,582           0    184,582      1.37          175,353       5,261     170,092     162,321      1.21           No
  165      170,830           0    170,830      1.38          162,289       4,869     157,420     150,113      1.21           No
  166      217,722     100,540    117,182      1.80          199,799     110,393      89,406      78,396      1.20          Yes

                                                       ESCROWED
                                                       REPLACE-
                   RECOMMENDED                           MENT
        INSURANCE    ANNUAL                            RESERVES
 LOAN   CURRENTLY  REPLACEMENT   U/W ANNUAL REPLACE-   INITIAL   ESCROWED REPLACEMENT RESERVES  RECOMMENDED ANNUAL REPLACEMENT
NUMBER   ESCROWED   RESERVES        MENT RESERVES      DEPOSIT       CURRENT ANNUAL DEPOSIT        RESERVES PSF/UNIT/ROOM/PAD
------------------------------------------------------------------------------------------------------------------------------

   1        No        2,183,043  1,097,496 (Note 12)          0                              0                  0.20 (Note 12)
  1.1                    12,888              53,500
  1.2                    64,883              21,832
  1.3                    17,718              49,400
  1.4                    21,955              12,666
  1.5                    15,192               9,442
  1.6                    16,483               8,438
  1.7                    16,853              34,700
  1.8                    23,331              11,984
  1.9                    18,827              10,080
  1.10                   36,669               9,910
  1.11                   21,314              11,279
  1.12                   20,393               9,412
  1.13                   21,184               9,049
  1.14                   24,005               9,050
  1.15                   29,562               9,050
  1.16                    7,203               9,754
  1.17                   31,465              10,592
  1.18                   29,313              10,624
  1.19                   14,977               9,051
  1.20                   15,318               9,044
  1.21                   21,667              10,221
  1.22                   16,895              12,476
  1.23                   14,196               9,059
  1.24                   18,241               9,411
  1.25                   25,014               9,423
  1.26                   28,894               9,471
  1.27                   11,385              10,025
  1.28                   41,406              10,233
  1.29                   20,069               9,046
  1.30                   19,101               9,803
  1.31                   23,412               9,408
  1.32                   19,098              10,001
  1.33                   15,596               9,928
  1.34                   20,962              10,148
  1.35                   16,665               9,801
  1.36                    7,397               9,046
  1.37                   29,323               9,041
  1.38                   14,414               7,769
  1.39                   14,172               9,793
  1.40                   18,942              10,388
  1.41                   37,063               9,796
  1.42                   25,979              10,080
  1.43                   16,677               9,633
  1.44                    1,292              10,169
  1.45                   36,274               8,674
  1.46                   20,773               9,413
  1.47                   15,133               8,117
  1.48                   29,217               9,385
  1.49                   20,870               9,441
  1.50                   13,966               9,816
  1.51                   25,670               9,786
  1.52                   23,121               9,423
  1.53                   22,958               9,422
  1.54                   10,749               8,438
  1.55                   15,063               9,424
  1.56                   19,970               7,185
  1.57                   15,247               8,336
  1.58                   31,726               8,816
  1.59                   21,727               7,185
  1.60                   23,496               9,101
  1.61                   20,189               6,546
  1.62                   15,646               8,795
  1.63                    7,056               6,675
  1.64                   18,417               8,803
  1.65                   14,335               9,033
  1.66                   21,731               7,181
  1.67                   25,384              10,076
  1.68                   11,120               6,674
  1.69                   34,371               9,051
  1.70                   32,784              11,699
  1.71                   15,358               7,756
  1.72                   15,802               9,425
  1.73                   27,038               9,425
  1.74                    7,450               9,043
  1.75                   19,143               9,401
  1.76                   10,913              10,084
  1.77                   19,364               9,434
  1.78                   15,598               6,678
  1.79                   14,378               7,584
  1.80                   14,410               6,726
  1.81                   13,262               9,423
  1.82                   16,295               7,578
  1.83                   12,729               7,396
  1.84                    7,397               6,678
  1.85                   10,831               6,683
  1.86                   30,958               7,012
  1.87                   12,153               8,318
  1.88                   16,839               6,671
  1.89                   13,363               9,053
  1.90                   17,857               7,396
  1.91                   17,693               8,318
  1.92                   25,155               9,404
  1.93                   20,173               9,407
  1.94                   16,806               7,584
  1.95                   18,908               9,043
  1.96                   28,348               9,051
  1.97                   17,550               7,184
  1.98                   27,491               8,321
  1.99                   19,097               9,414
 1.100                   31,963               7,584
 1.101                   18,022               7,135
 1.102                   17,567               9,423
 1.103                   17,753               7,134
 1.104                   23,085               7,506
 1.105                   14,420               9,409
 1.106                    1,150               1,506
 1.107                    1,398               1,427
 1.108                   17,247               6,099
 1.109                    8,434               2,895
 1.110                   31,784               9,059
 1.111                   11,679               8,033
 1.112                    1,796               1,282
------------------------------------------------------------------------------------------------------------------------------
   2        No           94,825             127,384      94,825                              0                            0.15
   3        No           84,539             121,520           0                              0                            0.17
------------------------------------------------------------------------------------------------------------------------------
   4        No          138,508             228,890           0                              0                            0.15
  4.1                    34,445              51,896
  4.2                    58,244              53,645
  4.3                    11,335              31,129
  4.4                    11,992              31,766
  4.5                     8,482              17,528
  4.6                    11,295              17,679
  4.7                     2,714              25,247
------------------------------------------------------------------------------------------------------------------------------
   5       Yes        1,382,794           1,511,286           0           4% of Gross Revenues                        2,384.13
  5.1                   681,356             722,337
  5.2                   701,439             788,949
------------------------------------------------------------------------------------------------------------------------------
   6        No          614,150             105,500           0                         61,140                        1,455.33
   7       Yes           32,706              13,505     252,500                              0                            0.12
------------------------------------------------------------------------------------------------------------------------------
   8        No           22,375             226,528           0           4% of Gross Revenues                          113.01
   9        No           15,200             146,866           0           4% of Gross Revenues                          121.60
   10       No            9,758              64,042           0           4% of Gross Revenues                          139.40
   11       No            9,538              51,148           0           4% of Gross Revenues                          136.25
------------------------------------------------------------------------------------------------------------------------------
   12      Yes            8,274              31,000           0                         31,000                            0.03
   13      Yes           13,687              14,500           0                         14,500                            0.09
   14      Yes            6,439                   0           0                          9,164                            0.07
   15      Yes            3,842              12,175           0                         12,175                            0.03
   16      Yes            7,983              13,839           0                         13,839                            0.06
   17      Yes            3,379               3,250           0                          3,250                            0.10
   18      Yes            1,361               1,400           0                          1,400                            0.10
   19      Yes              729                 695           0                            695                            0.10
------------------------------------------------------------------------------------------------------------------------------
   20      Yes            9,900              15,821           0                         16,551                            0.09
   21      Yes           67,728              67,728           0                         67,728                            0.22
   22       No           89,177              97,500     400,000                         97,500                          228.66
   23      Yes           60,912              65,815           0                         65,840                            0.14
   24      Yes           32,000              66,839           0                              0                            0.10
   25       No           10,787              18,195           0                              0                            0.09
   26      Yes           26,942              79,359           0                         79,359                            0.03
   27      Yes          154,042                   0   2,749,512                              0                          303.23
   28      Yes            9,633              17,305           0                         17,304                            0.08
   29      Yes           33,564              28,591           0                         33,563                            0.23
   30      Yes           75,515                   0     910,000                              0                          215.76
   31       No           12,206              22,401           0                              0                            0.08
   32       No           33,702              54,000           0                         54,000                          156.03
   33       No           45,534              44,355           0                         44,355                            0.15
   34       No           13,198              13,068           0                         13,054                            0.14
   35       No           11,327              14,315           0                         14,315                            0.08
   36       No           11,937              11,448           0                         11,448                            0.11
   37       No           28,500              40,000           0                         40,000                            0.07
   38      Yes           23,697              23,180           0                         18,665                            0.19
   39      Yes           39,221              96,000           0                         96,000                          181.58
   40      Yes            9,940              12,104           0                         12,104                            0.08
   41       No           14,624              15,248           0                         15,221                            0.19
   42      Yes          212,499             401,131           0           4% of Gross Revenues                          833.33
   43      Yes           11,617              22,602           0                              0                            0.08
   44       No           39,642              39,758      39,758                              0                            0.19
   45      Yes          114,068             116,000           0                        116,000                          245.84
   46      Yes          145,220             367,474           0           4% of Gross Revenues                          663.10
   47       No           69,621             205,570           0           4% of Gross Revenues                          449.17
   48      Yes           10,725              23,210           0                         23,210                            0.09
   49       No           68,722              81,000           0                         72,900                          212.10
   50       No                0                   0           0                              0                            0.00
   51      Yes          137,253                   0   2,142,375                              0                          392.15
------------------------------------------------------------------------------------------------------------------------------
   52      Yes           29,288              48,000           0                         48,000                          152.54
   53      Yes           28,584              33,000           0                         33,000                          216.55
------------------------------------------------------------------------------------------------------------------------------
   54      Yes            3,003               4,836           0                          4,836                            0.09
   55      Yes            7,324              13,071           0                         13,071                            0.06
   56      Yes            4,020              24,800           0                         24,800                            0.03
   57       No            2,875               3,483           0                          3,483                            0.12
   58      Yes           17,039              25,218           0                         25,218                            0.14
   59       No           13,868              16,506           0                              0                            0.16
------------------------------------------------------------------------------------------------------------------------------
   60      Yes           22,629              25,500      63,750                              0                          221.85
   61      Yes           22,420              25,000      62,500                              0                          224.20
------------------------------------------------------------------------------------------------------------------------------
   62      Yes           91,701             100,000           0                        100,000                          229.25
   63      Yes           41,035              72,250     300,000                         72,250                          141.99
   64       No          149,969             150,100           0                        150,100                          315.72
------------------------------------------------------------------------------------------------------------------------------
   65      Yes          187,442             192,958           0           4% of Gross Revenues                          755.81
  65.1                   55,442              62,727
  65.2                   69,149              68,594
  65.3                   62,851              61,638
------------------------------------------------------------------------------------------------------------------------------
   66      Yes           21,447              21,447           0                         21,447                            0.26
   67       No            4,225              14,910           0                         14,910                            0.06
   68       No            1,656               7,076           0                          7,076                            0.04
   69      Yes           25,647              22,145           0                         22,146                            0.23
------------------------------------------------------------------------------------------------------------------------------
   70      Yes           29,142              62,700           0                         62,700                          139.43
  70.1                   12,500              31,500
  70.2                   16,642              31,200
------------------------------------------------------------------------------------------------------------------------------
   71       No            7,367              17,986           0                         17,986                            0.08
   72      Yes            2,037               3,000           0                          3,000                            0.14
   73       No           11,624              16,140      25,000                              0                            0.11
------------------------------------------------------------------------------------------------------------------------------
   74      Yes          159,692             174,726           0           4% of Gross Revenues                          810.62
  74.1                   92,193             107,337
  74.2                   67,499              67,389
------------------------------------------------------------------------------------------------------------------------------
   75      Yes          160,382             163,002           0           4% of Gross Revenues                          793.97
  75.1                   92,875              99,711
  75.2                   67,507              63,291
------------------------------------------------------------------------------------------------------------------------------
   76       No            8,536              13,000     690,000                         12,996                            0.13
   77       No            1,424               2,962           0                          2,962                            0.05
   78       No           11,157              14,430           0                              0                            0.08
   79      Yes            4,680               9,491           0                         12,261                            0.02
   80       No           31,795              31,795      65,000                         24,162                            0.10
   81      Yes                0               6,007           0                              0                            0.00
   82      Yes           30,738              43,116           0                         43,118                            0.14
   83      Yes           29,683              99,737           0           4% of Gross Revenues                          329.81
   84      Yes           10,529              21,930     100,000                              0                            0.05
   85       No           45,500              24,281           0                         24,281                            0.38
   86       No           11,889              18,025           0                         18,025                            0.07
   87       No            9,900              10,038      25,000                              0                            0.20
   88      Yes            6,602              14,559           0                         14,559                            0.07
   89      Yes            3,516               7,643           0                          7,643                            0.07
   90      Yes           34,760              49,500           0                         49,500                          175.56
   91      Yes            3,229              14,442           0                         14,442                            0.04
   92      Yes            6,750              10,582           0                         10,582                            0.10
   93      Yes            8,715              18,705           0                         17,293                            0.07
   94       No           19,174              18,805           0                         19,794                            0.19
   95       No            5,617               8,000           0                              0                            0.14
   96      Yes           15,152              17,306           0                         17,306                            0.14
   97       No            1,183               1,449           0                              0                            0.08
   98      Yes          157,024              73,000           0                         73,000                          537.75
   99       No           24,686              99,343           0                         49,660                          316.49
  100       No            6,420               3,079           0                              0                            0.11
  101      Yes           68,075              68,075           0                         68,075                          251.20
  102       No           11,198              11,673           0                              0                            0.19
  103      Yes            7,748               8,899           0                          8,899                            0.13
  104      Yes           17,185              17,287     150,000                         17,287                            0.20
  105      Yes            1,932              12,262           0                         12,262                            0.03
  106      Yes           21,492              34,500           0                         27,600                          155.74
  107       No            7,017               7,500           0                              0                            0.19
  108       No           27,140              28,161           0                         28,161                            0.33
  109       No           90,430             290,927           0                        288,183                          706.48
  110       No           10,221              10,335           0                              0                            0.18
  111      Yes           26,586              31,500           0                         31,500                          211.00
  112      Yes           83,882             111,140           0           4% of Gross Revenues                          419.41
  113      Yes            1,793               7,030           0                          7,030                            0.05
  114       No           54,066              62,000           0                         62,000                          218.01
  115      Yes           11,367              16,750           0                         16,250                          169.66
  116      Yes            4,518               4,448           0                          4,448                            0.15
  117       No           25,771              25,728           0                              0                           67.11
  118      Yes            2,328               2,424           0                          2,424                            0.11
  119      Yes           58,984              87,024           0           4% of Gross Revenues                          551.25
  120      Yes            5,808               6,054           0                          6,054                            0.10
  121      Yes           35,647              37,500           0                              0                          237.64
  122       No            8,506               8,352           0                              0                            0.21
  123      Yes            9,546               6,542      30,000                          5,452                            0.18
------------------------------------------------------------------------------------------------------------------------------
  124       No            5,006               5,273           0                          5,273                            0.09
  125       No              528                 678           0                            700                            0.08
  126       No            1,019               1,016           0                            700                            0.15
------------------------------------------------------------------------------------------------------------------------------
  127      Yes            2,769               6,203           0                          6,183                            0.07
  128       No           19,119              19,264           0                         19,264                            0.18
  129      Yes           18,671              23,000           0                         23,000                          202.94
  130       No            5,939               6,295      18,750                              0                            0.14
  131      Yes            3,625               7,657           0                              0                            0.07
  132      Yes            9,189              12,622           0                         12,622                            0.11
  133       No           22,350              62,265           0           4% of Gross Revenues                          302.03
  134      Yes           29,126              35,224           0                         34,000                          214.16
  135       No            6,975               6,853           0                              0                            0.20
  136      Yes            3,174               6,997           0                          4,665                            0.07
  137      Yes           43,172              82,176           0           4% of Gross Revenues                          388.93
  138       No           64,241              64,176           0                         64,176                          382.39
  139      Yes            1,746               2,752           0                          1,840                            0.09
  140       No           13,009              13,009      65,000                          5,899                            0.10
  141      Yes            7,050               7,132           0                              0                            0.25
  142       No            4,653               6,465           0                              0                            0.11
  143      Yes            5,975              17,100           0                         17,100                          104.82
  144      Yes           38,844              82,770           0           4% of Gross Revenues                          340.74
  145      Yes           34,029              59,877           0                         63,472                          453.71
  146      Yes              880               2,420           0                          2,420                            0.05
  147       No              676               1,482           0                              0                            0.05
  148      Yes            1,933               5,011           0                          4,951                            0.07
  149       No            1,498               1,159           0                          1,159                            0.13
  150       No            6,096               6,012           0                              0                            0.24
  151       No           10,217              10,363           0                              0                            0.23
  152      Yes            6,323               7,207           0                          7,207                            0.18
  153      Yes            1,308               2,591           0                              0                            0.08
  154      Yes            1,340               1,763           0                          1,763                            0.15
  155       No              876               2,352           0                          2,352                            0.08
  156      Yes              633               2,255           0                          2,255                            0.04
  157      Yes            3,958               6,165           0                          6,165                            0.13
  158      Yes            1,313               4,209           0                          4,248                            0.06
  159      Yes           39,679              34,752           0                         34,752                          319.99
  160       No            8,518              10,813           0                         10,813                            0.16
  161       No            1,050               3,000           0                          3,000                            0.05
  162      Yes           22,556              31,500           0                         31,500                          179.02
  163      Yes              940               1,118           0                              0                            0.08
  164       No            1,743               1,789           0                          1,789                            0.16
  165       No            1,703               1,677           0                          1,677                            0.15
  166      Yes           11,283              11,010           0                         11,010                          352.60

                                                                                                                 ESCROWED
                        ESCROWED            ESCROWED                              ESCROWED             ESCROWED    TI/LC
        U/W ANNUAL     REPLACEMENT         REPLACEMENT                  ESCROWED     TI/LC     U/W       TI/LC   RESERVES
        REPLACEMENT     RESERVES        RESERVES CURRENT       U/W       TI/LC    RESERVES    ANNUAL   RESERVES   CURRENT
         RESERVES    INITIAL DEPOSIT     ANNUAL DEPOSIT       ANNUAL    RESERVES   CURRENT    TI/LC     INITIAL   ANNUAL
 LOAN    PSF/UNIT/      PSF/UNIT/           PSF/UNIT/         TI/LC     INITIAL    ANNUAL    RESERVES   DEPOSIT   DEPOSIT
NUMBER   ROOM/PAD       ROOM/PAD            ROOM/PAD         RESERVES   DEPOSIT    DEPOSIT     PSF        PSF       PSF
-------------------------------------------------------------------------------------------------------------------------

    1          0.10             0.00                  0.00  (Note 12)          0         0  (Note 12)      0.00      0.00
  1.1
  1.2
  1.3
  1.4
  1.5
  1.6
  1.7
  1.8
  1.9
 1.10
 1.11
 1.12
 1.13
 1.14
 1.15
 1.16
 1.17
 1.18
 1.19
 1.20
 1.21
 1.22
 1.23
 1.24
 1.25
 1.26
 1.27
 1.28
 1.29
 1.30
 1.31
 1.32
 1.33
 1.34
 1.35
 1.36
 1.37
 1.38
 1.39
 1.40
 1.41
 1.42
 1.43
 1.44
 1.45
 1.46
 1.47
 1.48
 1.49
 1.50
 1.51
 1.52
 1.53
 1.54
 1.55
 1.56
 1.57
 1.58
 1.59
 1.60
 1.61
 1.62
 1.63
 1.64
 1.65
 1.66
 1.67
 1.68
 1.69
 1.70
 1.71
 1.72
 1.73
 1.74
 1.75
 1.76
 1.77
 1.78
 1.79
 1.80
 1.81
 1.82
 1.83
 1.84
 1.85
 1.86
 1.87
 1.88
 1.89
 1.90
 1.91
 1.92
 1.93
 1.94
 1.95
 1.96
 1.97
 1.98
 1.99
 1.100
 1.101
 1.102
 1.103
 1.104
 1.105
 1.106
 1.107
 1.108
 1.109
 1.110
 1.111
 1.112
--------------------------------------------------------------------------------------------------------------------------
   2           0.20             0.15                  0.00    318,461    539,725         0       0.50      0.85      0.00
   3           0.25             0.00                  0.00    818,386  6,837,894         0       1.68     14.07      0.00
--------------------------------------------------------------------------------------------------------------------------
   4           0.25             0.00                  0.00  1,014,389          0         0       1.11      0.00      0.00
  4.1                                                         260,302                            1.25
  4.2                                                         133,713                            0.62
  4.3                                                         141,031                            1.13
  4.4                                                         169,858                            1.34
  4.5                                                          96,570                            1.38
  4.6                                                          83,234                            1.18
  4.7                                                         129,682                            1.28
--------------------------------------------------------------------------------------------------------------------------
   5       2,605.67             0.00  4% of Gross Revenues        NAP        NAP       NAP        NAP       NAP       NAP
  5.1                                                             NAP                             NAP
  5.2                                                             NAP                             NAP
--------------------------------------------------------------------------------------------------------------------------
   6         250.00             0.00                144.88        NAP        NAP       NAP        NAP       NAP       NAP
   7           0.05             0.93                  0.00    105,901  3,000,000         0       0.39     11.11      0.00
--------------------------------------------------------------------------------------------------------------------------
   8       1,144.08             0.00  4% of Gross Revenues        NAP        NAP       NAP        NAP       NAP       NAP
   9       1,174.93             0.00  4% of Gross Revenues        NAP        NAP       NAP        NAP       NAP       NAP
  10         914.88             0.00  4% of Gross Revenues        NAP        NAP       NAP        NAP       NAP       NAP
  11         730.69             0.00  4% of Gross Revenues        NAP        NAP       NAP        NAP       NAP       NAP
--------------------------------------------------------------------------------------------------------------------------
  12           0.10             0.00                  0.10     51,476          0    51,052       0.17      0.00      0.16
  13           0.10             0.00                  0.10     50,556          0    23,879       0.35      0.00      0.16
  14           0.00             0.00                  0.10     72,304          0    15,092       0.79      0.00      0.16
  15           0.10             0.00                  0.10     35,562          0    20,050       0.29      0.00      0.16
  16           0.10             0.00                  0.10     21,385          0    22,791       0.15      0.00      0.16
  17           0.10             0.00                  0.10     12,612          0     5,352       0.39      0.00      0.16
  18           0.10             0.00                  0.10     14,744          0     2,306       1.05      0.00      0.16
  19           0.09             0.00                  0.09      3,166          0     1,145       0.42      0.00      0.15
--------------------------------------------------------------------------------------------------------------------------
  20           0.15             0.00                  0.16    107,977    500,000   100,000       1.02      4.74      0.95
  21           0.22             0.00                  0.22    258,505    700,000   200,000       0.85      2.31      0.66
  22         250.00         1,025.64                250.00        NAP        NAP       NAP        NAP       NAP       NAP
  23           0.15             0.00                  0.15     76,057  1,301,259   220,029       0.17      2.96      0.50
  24           0.20             0.00                  0.00    349,987    167,496         0       1.05      0.50      0.00
  25           0.15             0.00                  0.00     47,010          0         0       0.39      0.00      0.00
  26           0.10             0.00                  0.10    102,625          0   119,039       0.13      0.00      0.15
  27           0.00         5,412.43                  0.00        NAP        NAP       NAP        NAP       NAP       NAP
  28           0.15             0.00                  0.15     44,034     64,200         0       0.38      0.56      0.00
  29           0.19             0.00                  0.23     82,477          0         0       0.56      0.00      0.00
  30           0.00         2,600.00                  0.00        NAP        NAP       NAP        NAP       NAP       NAP
  31           0.15             0.00                  0.00     42,852          0         0       0.29      0.00      0.00
  32         250.00             0.00                250.00        NAP        NAP       NAP        NAP       NAP       NAP
  33           0.15             0.00                  0.15    119,123  1,162,862         0       0.40      3.93      0.00
  34           0.14             0.00                  0.14     41,414          0         0       0.44      0.00      0.00
  35           0.10             0.00                  0.10    123,575          0   101,635       0.86      0.00      0.71
  36           0.11             0.00                  0.11     33,595          0         0       0.32      0.00      0.00
  37           0.10             0.00                  0.10     88,583          0   175,000       0.22      0.00      0.44
  38           0.19             0.00                  0.15    130,284          0   125,179       1.05      0.00      1.01
  39         444.44             0.00                444.44        NAP        NAP       NAP        NAP       NAP       NAP
  40           0.10             0.00                  0.10     82,672          0    64,159       0.68      0.00      0.53
  41           0.20             0.00                  0.20     44,095    420,000         0       0.58      5.51      0.00
  42       1,573.06             0.00  4% of Gross Revenues        NAP        NAP       NAP        NAP       NAP       NAP
  43           0.15             0.00                  0.00     45,746          0         0       0.30      0.00      0.00
  44           0.19             0.19                  0.00     93,082          0         0       0.44      0.00      0.00
  45         250.00             0.00                250.00        NAP        NAP       NAP        NAP       NAP       NAP
  46       1,677.97             0.00  4% of Gross Revenues        NAP        NAP       NAP        NAP       NAP       NAP
  47       1,326.26             0.00  4% of Gross Revenues        NAP        NAP       NAP        NAP       NAP       NAP
  48           0.20             0.00                  0.20     95,540    398,500         0       0.82      3.43      0.00
  49         250.00             0.00                225.00        NAP        NAP       NAP        NAP       NAP       NAP
  50           0.00             0.00                  0.00        NAP        NAP       NAP        NAP       NAP       NAP
  51           0.00         6,121.07                  0.00        NAP        NAP       NAP        NAP       NAP       NAP
--------------------------------------------------------------------------------------------------------------------------
  52         250.00             0.00                250.00        NAP        NAP       NAP        NAP       NAP       NAP
  53         250.00             0.00                250.00        NAP        NAP       NAP        NAP       NAP       NAP
--------------------------------------------------------------------------------------------------------------------------
  54           0.15             0.00                  0.15     38,652          0    32,238       1.20      0.00      1.00
  55           0.10             0.00                  0.10    138,103    650,000         0       1.06      4.97      0.00
  56           0.20             0.00                  0.20    100,396    957,796    50,000       0.81      7.72      0.40
  57           0.15             0.00                  0.15     20,896          0         0       0.90      0.00      0.00
  58           0.20             0.00                  0.20     68,417          0         0       0.54      0.00      0.00
  59           0.19             0.00                  0.00     59,255          0         0       0.68      0.00      0.00
--------------------------------------------------------------------------------------------------------------------------
  60         250.00           625.00                  0.00        NAP        NAP       NAP        NAP       NAP       NAP
  61         250.00           625.00                  0.00        NAP        NAP       NAP        NAP       NAP       NAP
--------------------------------------------------------------------------------------------------------------------------
  62         250.00             0.00                250.00        NAP        NAP       NAP        NAP       NAP       NAP
  63         250.00         1,038.06                250.00        NAP        NAP       NAP        NAP       NAP       NAP
  64         316.00             0.00                316.00        NAP        NAP       NAP        NAP       NAP       NAP
--------------------------------------------------------------------------------------------------------------------------
  65         778.06             0.00  4% of Gross Revenues        NAP        NAP       NAP        NAP       NAP       NAP
 65.1        755.74                                               NAP                             NAP
 65.2        788.44                                               NAP                             NAP
 65.3        790.23                                               NAP                             NAP
--------------------------------------------------------------------------------------------------------------------------
  66           0.26             0.00                  0.26     90,859  1,000,000    50,000       1.12     12.35      0.62
  67           0.20             0.00                  0.20     82,802  1,833,000    45,000       1.11     24.59      0.60
  68           0.15             0.00                  0.15     30,951          0         0       0.66      0.00      0.00
  69           0.20             0.00                  0.20     61,903          0    55,362       0.56      0.00      0.50
--------------------------------------------------------------------------------------------------------------------------
  70         300.00             0.00                300.00        NAP        NAP       NAP        NAP       NAP       NAP
 70.1        300.00                                               NAP                             NAP
 70.2        300.00                                               NAP                             NAP
--------------------------------------------------------------------------------------------------------------------------
  71           0.20             0.00                  0.20     90,741          0         0       1.01      0.00      0.00
  72           0.20             0.00                  0.20     30,664          0    39,504       2.04      0.00      2.63
  73           0.15             0.23                  0.00     75,386    250,000         0       0.70      2.32      0.00
--------------------------------------------------------------------------------------------------------------------------
  74         886.93             0.00  4% of Gross Revenues        NAP        NAP       NAP        NAP       NAP       NAP
 74.1        933.37                                               NAP                             NAP
 74.2        821.81                                               NAP                             NAP
--------------------------------------------------------------------------------------------------------------------------
  75         806.94             0.00  4% of Gross Revenues        NAP        NAP       NAP        NAP       NAP       NAP
 75.1        874.66                                               NAP                             NAP
 75.2        719.21                                               NAP                             NAP
--------------------------------------------------------------------------------------------------------------------------
  76           0.20            10.62                  0.20     48,266  2,400,000         0       0.74     36.92      0.00
  77           0.10             0.00                  0.10     26,405          0         0       0.89      0.00      0.00
  78           0.10             0.00                  0.00          0          0         0       0.00      0.00      0.00
  79           0.04             0.00                  0.05     27,932          0    43,000       0.12      0.00      0.18
  80           0.10             0.21                  0.08     69,284          0    70,522       0.23      0.00      0.23
  81           0.10             0.00                  0.00          0          0         0       0.00      0.00      0.00
  82           0.20             0.00                  0.20     67,938          0   107,794       0.32      0.00      0.50
  83       1,108.19             0.00  4% of Gross Revenues        NAP        NAP       NAP        NAP       NAP       NAP
  84           0.10             0.46                  0.00     62,110  1,438,706         0       0.28      6.56      0.00
  85           0.20             0.00                  0.20     75,057     31,563    50,000       0.62      0.26      0.41
  86           0.10             0.00                  0.10     53,338    200,000         0       0.30      1.11      0.00
  87           0.20             0.50                  0.00     42,249          0         0       0.84      0.00      0.00
  88           0.15             0.00                  0.15     48,514          0         0       0.50      0.00      0.00
  89           0.15             0.00                  0.15     46,576    175,000         0       0.91      3.43      0.00
  90         250.00             0.00                250.00        NAP        NAP       NAP        NAP       NAP       NAP
  91           0.20             0.00                  0.20     74,404          0    93,876       1.03      0.00      1.30
  92           0.15             0.00                  0.15     60,782          0    55,332       0.86      0.00      0.78
  93           0.15             0.00                  0.14     55,123    396,625         0       0.44      3.18      0.00
  94           0.19             0.00                  0.20    114,836          0    90,000       1.16      0.00      0.91
  95           0.20             0.00                  0.00          0          0         0       0.00      0.00      0.00
  96           0.16             0.00                  0.16     12,675          0    54,080       0.12      0.00      0.50
  97           0.10             0.00                  0.00          0          0         0       0.00      0.00      0.00
  98         250.00             0.00                250.00        NAP        NAP       NAP        NAP       NAP       NAP
  99       1,273.63             0.00                636.66        NAP        NAP       NAP        NAP       NAP       NAP
  100          0.05             0.00                  0.00     15,277          0         0       0.26      0.00      0.00
  101        251.20             0.00                251.20        NAP        NAP       NAP        NAP       NAP       NAP
  102          0.20             0.00                  0.00     68,390          0         0       1.17      0.00      0.00
  103          0.15             0.00                  0.15     33,011    100,000    90,000       0.56      1.69      1.52
  104          0.20             1.74                  0.20      7,922          0         0       0.09      0.00      0.00
  105          0.20             0.00                  0.20     52,834          0    91,113       0.86      0.00      1.49
  106        250.00             0.00                200.00        NAP        NAP       NAP        NAP       NAP       NAP
  107          0.20             0.00                  0.00          0          0         0       0.00      0.00      0.00
  108          0.34             0.00                  0.34     47,338          0    82,825       0.57      0.00      1.00
  109      2,272.87             0.00              2,251.43        NAP        NAP       NAP        NAP       NAP       NAP
  110          0.18             0.00                  0.00     57,315          0         0       1.00      0.00      0.00
  111        250.00             0.00                250.00        NAP        NAP       NAP        NAP       NAP       NAP
  112        555.70             0.00  4% of Gross Revenues        NAP        NAP       NAP        NAP       NAP       NAP
  113          0.20             0.00                  0.20     32,100     50,000    50,000       0.91      1.42      1.42
  114        250.00             0.00                250.00        NAP        NAP       NAP        NAP       NAP       NAP
  115        250.00             0.00                242.54        NAP        NAP       NAP        NAP       NAP       NAP
  116          0.15             0.00                  0.15     22,324          0    22,239       0.75      0.00      0.75
  117         67.00             0.00                  0.00        NAP        NAP       NAP        NAP       NAP       NAP
  118          0.11             0.00                  0.11     17,381          0    18,289       0.79      0.00      0.83
  119        813.31             0.00  4% of Gross Revenues        NAP        NAP       NAP        NAP       NAP       NAP
  120          0.10             0.00                  0.10     23,470    150,000    44,913       0.39      2.48      0.74
  121        250.00             0.00                  0.00        NAP        NAP       NAP        NAP       NAP       NAP
  122          0.21             0.00                  0.00          0          0         0       0.00      0.00      0.00
  123          0.12             0.55                  0.10     29,086          0    31,509       0.53      0.00      0.58
--------------------------------------------------------------------------------------------------------------------------
  124          0.10             0.00                  0.10     25,816          0         0       0.49      0.00      0.00
  125          0.10             0.00                  0.10      4,993          0         0       0.74      0.00      0.00
  126          0.15             0.00                  0.10      4,692          0         0       0.69      0.00      0.00
--------------------------------------------------------------------------------------------------------------------------
  127          0.15             0.00                  0.15     39,852          0    15,000       0.96      0.00      0.36
  128          0.18             0.00                  0.18     38,832          0         0       0.36      0.00      0.00
  129        250.00             0.00                250.00        NAP        NAP       NAP        NAP       NAP       NAP
  130          0.15             0.45                  0.00     27,226          0         0       0.65      0.00      0.00
  131          0.15             0.00                  0.00     50,431          0         0       0.99      0.00      0.00
  132          0.15             0.00                  0.15     50,469          0    50,469       0.60      0.00      0.60
  133        841.42             0.00  4% of Gross Revenues        NAP        NAP       NAP        NAP       NAP       NAP
  134        259.00             0.00                250.00        NAP        NAP       NAP        NAP       NAP       NAP
  135          0.20             0.00                  0.00          0          0         0       0.00      0.00      0.00
  136          0.15             0.00                  0.10     42,705          0    18,659       0.92      0.00      0.40
  137        740.32             0.00  4% of Gross Revenues        NAP        NAP       NAP        NAP       NAP       NAP
  138        382.00             0.00                382.00        NAP        NAP       NAP        NAP       NAP       NAP
  139          0.15             0.00                  0.10     16,669     40,000         0       0.91      2.17      0.00
  140          0.10             0.52                  0.05     30,543          0    30,997       0.25      0.00      0.25
  141          0.25             0.00                  0.00     19,872          0         0       0.70      0.00      0.00
  142          0.15             0.00                  0.00     10,943          0         0       0.25      0.00      0.00
  143        300.00             0.00                300.00        NAP        NAP       NAP        NAP       NAP       NAP
  144        726.05             0.00  4% of Gross Revenues        NAP        NAP       NAP        NAP       NAP       NAP
  145        798.36             0.00                846.29        NAP        NAP       NAP        NAP       NAP       NAP
  146          0.15             0.00                  0.15     14,891    105,000    15,000       0.92      6.51      0.93
  147          0.10             0.00                  0.00          0          0         0       0.00      0.00      0.00
  148          0.18             0.00                  0.18     17,508          0    16,503       0.63      0.00      0.59
  149          0.10             0.00                  0.10          0          0         0       0.00      0.00      0.00
  150          0.24             0.00                  0.00     18,180          0         0       0.73      0.00      0.00
  151          0.23             0.00                  0.00     15,985          0         0       0.35      0.00      0.00
  152          0.20             0.00                  0.20     43,375          0    36,036       1.20      0.00      1.00
  153          0.15             0.00                  0.00      8,597          0         0       0.50      0.00      0.00
  154          0.20             0.00                  0.20      8,451          0         0       0.96      0.00      0.00
  155          0.21             0.00                  0.21      5,647          0         0       0.50      0.00      0.00
  156          0.15             0.00                  0.15     11,861          0    14,500       0.79      0.00      0.96
  157          0.20             0.00                  0.20     37,793          0         0       1.23      0.00      0.00
  158          0.20             0.00                  0.20     34,152          0    20,000       1.62      0.00      0.95
  159        280.26             0.00                280.26        NAP        NAP       NAP        NAP       NAP       NAP
  160          0.20             0.00                  0.20     49,910          0    54,064       0.92      0.00      1.00
  161          0.15             0.00                  0.15     10,044          0         0       0.50      0.00      0.00
  162        250.00             0.00                250.00        NAP        NAP       NAP        NAP       NAP       NAP
  163          0.10             0.00                  0.00      6,102          0         0       0.55      0.00      0.00
  164          0.16             0.00                  0.16      5,982          0         0       0.54      0.00      0.00
  165          0.15             0.00                  0.15      5,630          0         0       0.50      0.00      0.00
  166        344.06             0.00                344.06        NAP        NAP       NAP        NAP       NAP       NAP

                             FOOTNOTES TO ANNEX A-1

(1)  With respect to loan numbers 8, 9, 10, 11, 23, 26, 28, 37, 38, 72 and 120, the U/W NCF DSCRs were adjusted to take into account: (a) the reamortized debt service payments that would be in effect if the principal balance of the subject underlying mortgage loan is reduced by a related cash holdback;
     and/or (b) various assumptions regarding the financial performance of the related mortgaged real property that are consistent with the release of the subject cash holdback. With respect to loan numbers 8, 9, 10, 11, 23, 26,
     28, 37, 38, 72 and 120, the U/W NCF DSCRs calculated based upon their unadjusted debt service payments are 1.28x, 1.28x, 1.28x, 1.28x, 1.16x,
     1.07x, 1.12x, 0.85x, 1.10x, 1.13x and 1.18x, respectively.

(2)  With respect to loan number 26, the Cut-off Date LTV ratio has been calculated based upon the relevant principal balance of the subject underlying mortgage loan, as reduced by the amount of a related cash holdback. With respect to loan number 26, the Cut-off Date LTV ratio calculated based upon the unadjusted relevant principal balance of the subject underlying mortgage loan is 86.60%. With respect to loan numbers 37 and 76, the Cut-off Date LTV ratio has been calculated using the
     "as-stabilized" appraised value rather than the "as-is" appraised value.
     With respect to loan numbers 37 and 76, the Cut-off Date LTV ratio calculated using the "as-is" appraised value are 105.35% and 103.64%, respectively.

(3)  With respect to loan number 26, the Maturity Date / ARD LTV ratio has been calculated based upon the relevant principal balance of the subject underlying mortgage loan, as reduced by the amount of a related cash holdback. With respect to loan number 26, the Maturity Date / ARD LTV ratio calculated based upon the unadjusted relevant principal balance of the subject underlying mortgage loan is 77.65%. With respect to loan numbers 37 and 76, the Maturity Date / ARD LTV ratio has been calculated using the
     "as-stabilized" appraised value rather than the "as-is" appraised value.
     With respect to loan numbers 37 and 76, the Maturity Date / ARD LTV ratio calculated using the "as-is" appraised value are 81.59% and 92.34%, respectively.

(4)  For each Crossed Group, reflects the aggregate cut-off date principal balance of the entire subject Crossed Group. For each Related Group, reflects the aggregate cut-off date principal balance of the subject
     Related Group. In all other cases, reflects the related cut-off date principal balance of the subject underlying mortgage loan.

(5)  With respect to loan number 1, the Cut-off Date Principal Balance per
     SF/Unit/Room/Pad, Cut-off Date LTV Ratio, Maturity Date / ARD LTV Ratio and
     U/W NCF DSCR are calculated using the aggregate indebtednes of the ShopKo
     Portfolio Loan Combination, including the related ShopKo Portfolio
     Non-Trust Loans.

(6)  With respect to loan number 98, the Cut-off Date Principal Balance per
     SF/Unit/Room/Pad, Cut-off Date LTV Ratio, Maturity Date / ARD LTV Ratio and
     U/W NCF DSCR were calculated using the indebtedness of the Wimbleton Place
     Apartments Loan, without regard to the related subordinate non-trust mortgage loan. Including the related subordinate non-trust mortgage loan, the Cut-off Date Principal Balance per SF/Unit/Room/Pad, Cut-off Date LTV
     Ratio, Maturity Date / ARD LTV Ratio and U/W NCF DSCR are $27,397.26,
     80.00%, 68.63% and 1.16x, respectively.

                                        1

(7)  With respect to loan number 30, the mortgage rate steps up through the first 7 years of the loan term. The initial mortgage rate is 4.4350% per annum through the December 2006 payment date; 4.6850% per annum from the
     January 2007 through the December 2007 payment date; 4.8100% per annum from the January 2008 through the December 2008 payment date; 4.9350% per annum from the January 2009 through the December 2009 payment date; 5.1850% per annum from the January 2010 through the December 2010 payment date; 5.3100%
     per annum from the January 2011 through the December 2011 payment date;
     5.4350% per annum from the January 2012 through the December 2012 payment date; and 5.6850% per annum for all payment dates thereafter. The Mortgage
     Rate and the Net Mortgage Rate were calculated using the initial mortgage rate, however, the Monthly Debt Service Payment, second most recent NOI
     DSCR, most recent NOI DSCR and U/W NCF DSCR were calculated using the highest mortgage rate.

(8)  With respect to loan number 51, the mortgage rate steps up through the first 7 years of the loan term. The initial mortgage rate is 4.3750% per annum through the January 2007 payment date; 4.6250% per annum from the
     February 2007 through the January 2008 payment date; 4.7500% per annum from the February 2008 through the January 2009 payment date; 4.8750% per annum from the February 2009 through the January 2010 payment date; 5.1250% per annum from the February 2010 through the January 2011 payment date; 5.2500%
     per annum from the February 2011 through the January 2012 payment date;
     5.3750% per annum from the February 2012 through the January 2013 payment date; and 5.6250% per annum for all payment dates thereafter. The Mortgage
     Rate and the Net Mortgage Rate were calculated using the initial mortgage rate, however, the Monthly Debt Service Payment, second most recent NOI
     DSCR, most recent NOI DSCR and U/W NCF DSCR were calculated using the highest mortgage rate.

(9)  With respect to loan number 1, the grace period will only apply twice during any 12-month period for a payment made after the due date. With respect to loan number 24, the grace period will only apply to the first and second occurrence of a payment made after the due date.

(10) With respect to loan number 63, the borrower, USA Houston Levee, DST, is a
     Delaware statutory trust.

(11) The ShopKo Portfolio Mortgage Loan has a cut-off date principal balance of
     $200,000,000 which is evidenced by two promissory notes, one in the unpaid principal amount of $100,000,000 currently held by Citigroup Global Markets
     Realty Corp. and one in the unpaid principal amount of $100,000,000 currently held by Barclays Capital Real Estate Inc. The ShopKo Portfolio
     Mortgage Loan is one of multiple mortgage loans, together referred to as the ShopKo Portfolio Loan Combination, that are all: (a) obligations of the same borrowers; (b) secured by the same mortgage instrument(s) encumbering the ShopKo Portfolio Mortgaged Properties; (c) cross-defaulted with each other; and (d) entitled to payments of interest and principal on a pro rata and pari passu basis. The entire ShopKo Portfolio Loan Combination has an unpaid principal balance as of the cut-off date of $545,655,010.

(12) With respect to loan number 1, the U/W Annual TI/LC Reserves is combined with U/W Annual Replacement Reserves and the U/W Annual TI/LC Reserves PSF
     is combined with U/W Annual Replacement Reserves PSF/Unit/Room/Pad.

(13) With respect to loan number 118, borrower has the option of defeasance or prepayment at yield maintenance premium after the initial lockout period.

                                        2

                                    ANNEX A-2

                   SUMMARY CHARACTERISTICS OF THE UNDERLYING
                MORTGAGE LOANS AND THE MORTGAGED REAL PROPERTIES

    Note: For purposes of presenting information regarding the original and remaining terms to maturity of the respective underlying mortgage loans in the following exhibits, each ARD Loan is assumed to mature on its anticipated repayment date.

            [THIS PAGE INTENTIONALLY LEFT BLANK.]

                 CUT-OFF DATE PRINCIPAL BALANCE (MORTGAGE POOL)

                                               AGGREGATE        % OF
                                                CUT-OFF        INITIAL
           RANGE OF             NUMBER OF         DATE        MORTGAGE
         CUT-OFF DATE            MORTGAGE      PRINCIPAL        POOL
      PRINCIPAL BALANCES          LOANS         BALANCE        BALANCE
------------------------------ ----------- ----------------- ----------

$    721,000 to $  4,999,999        38      $  129,677,674        5.7%
$  5,000,000 to $  9,999,999        62         443,044,563       19.6
$ 10,000,000 to $ 14,999,999        28         359,481,115       15.9
$ 15,000,000 to $ 19,999,999        18         316,952,331       14.0
$ 20,000,000 to $ 24,999,999         5         109,522,855        4.8
$ 25,000,000 to $ 29,999,999         3          78,800,000        3.5
$ 30,000,000 to $ 39,999,999         5         167,362,500        7.4
$ 40,000,000 to $ 49,999,999         1          42,695,000        1.9
$ 50,000,000 to $ 74,999,999         3         190,000,000        8.4
$ 75,000,000 to $ 99,999,999         1          93,000,000        4.1
$100,000,000 to $199,999,999         1         133,000,000        5.9
$200,000,000 to $200,000,000         1         200,000,000        8.8
------------------------------      --      --------------      -----
 Total/Wtd. Avg.                   166      $2,263,536,038      100.0%
==============================     ===      ==============      =====

                                                              WEIGHTED AVERAGES
                                               ------------------------------------------------
                                   MAXIMUM
           RANGE OF              CUT-OFF DATE                STATED               CUT-OFF DATE
         CUT-OFF DATE             PRINCIPAL     MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE
      PRINCIPAL BALANCES           BALANCE        RATE     TERM (MO.)     DSCR        RATIO
------------------------------ --------------- ---------- ------------ --------- --------------

$    721,000 to $  4,999,999    $   4,989,403     5.722%       120        1.32x       71.84%
$  5,000,000 to $  9,999,999        9,615,000     5.752        118        1.34        71.76
$ 10,000,000 to $ 14,999,999       14,904,880     5.751        115        1.27        73.18
$ 15,000,000 to $ 19,999,999       19,900,000     5.750        111        1.28        72.11
$ 20,000,000 to $ 24,999,999       22,955,855     5.395        116        1.20        73.67
$ 25,000,000 to $ 29,999,999       26,700,000     5.520        117        1.22        78.01
$ 30,000,000 to $ 39,999,999       36,500,000     5.920        119        1.21        74.67
$ 40,000,000 to $ 49,999,999       42,695,000     5.310        112        1.20        74.64
$ 50,000,000 to $ 74,999,999       72,000,000     5.535        102        1.79        56.13
$ 75,000,000 to $ 99,999,999       93,000,000     5.572         79        1.22        72.66
$100,000,000 to $199,999,999      133,000,000     5.500        118        1.20        70.74
$200,000,000 to $200,000,000      200,000,000     6.588        120        1.51        76.39
------------------------------
 Total/Wtd. Avg.                                  5.762%       114        1.34x       71.69%
==============================

                      MORTGAGE LOAN TYPE (MORTGAGE POOL)

                                                                                               WEIGHTED AVERAGES
                                                                                ------------------------------------------------
                                     AGGREGATE      % OF INITIAL
                      NUMBER OF     CUT-OFF DATE      MORTGAGE       MAXIMUM                  STATED               CUT-OFF DATE
                       MORTGAGE      PRINCIPAL          POOL      CUT-OFF DATE   MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE
 MORTGAGE LOAN TYPE     LOANS         BALANCE         BALANCE        BALANCE       RATE     TERM (MO.)     DSCR        RATIO
-------------------- ----------- ----------------- ------------- -------------- ---------- ------------ --------- --------------

Partial IO/Balloon        81      $1,242,079,500        54.9%     $133,000,000     5.626%       115        1.26x       72.50%
Balloon                   60         687,325,960        30.4       200,000,000     6.099        117        1.37        73.50
Interest Only              9         236,650,000        10.5        93,000,000     5.495         93        1.68        62.42
Partial IO/ARD            11          68,374,000         3.0        12,850,000     5.697        132        1.21        75.92
ARD                        5          29,106,578         1.3        16,659,061     5.915        114        1.40        60.34
--------------------      --      --------------       -----
Total/Wtd. Avg.          166      $2,263,536,038       100.0%                      5.762%       114        1.34x       71.69%
====================     ===      ==============       =====

                        MORTGAGE RATES (MORTGAGE POOL)

                                                                                                 WEIGHTED AVERAGES
                                                                                  ------------------------------------------------
                                                                     CUMULATIVE %
                                       AGGREGATE      % OF INITIAL    OF INITIAL
                        NUMBER OF     CUT-OFF DATE      MORTGAGE       MORTGAGE                 STATED               CUT-OFF DATE
       RANGE OF          MORTGAGE      PRINCIPAL          POOL           POOL      MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE
    MORTGAGE RATES        LOANS         BALANCE          BALANCE       BALANCE       RATE     TERM (MO.)     DSCR        RATIO
---------------------- ----------- ----------------- -------------- ------------- ---------- ------------ --------- --------------

  4.3750% to 5.4999%        37      $  489,949,379         21.6%         21.6%       5.305%  112             1.45x       69.39%
  5.5000% to 5.7499%        62         782,245,543         34.6          56.2        5.584   111             1.24        72.76
  5.7500% to 5.9999%        36         440,835,136         19.5          75.7        5.845   120             1.25        73.55
  6.0000% to 6.4999%        25         315,623,700         13.9          89.6        6.159   108             1.39        66.75
  6.5000% to 6.9999%         5         227,985,890         10.1          99.7        6.592   120             1.50        76.17
  7.0000% to 7.5600%         1           6,896,389          0.3         100.0        7.560   179             1.15        74.00
----------------------      --      --------------        -----
    Total/Wtd. Avg.        166      $2,263,536,038        100.0%                     5.762%  114             1.34x       71.69%
======================     ===      ==============        =====

                                     A-2-1

              ORIGINAL TERM TO SCHEDULED MATURITY (MORTGAGE POOL)

                                        AGGREGATE     % OF INITIAL
   RANGE OF ORIGINAL     NUMBER OF    CUT-OFF DATE      MORTGAGE
        TERMS TO          MORTGAGE      PRINCIPAL         POOL
 MATURITY/ARD (MONTHS)     LOANS         BALANCE         BALANCE
----------------------- ----------- ---------------- --------------

           60                 4      $   45,684,481         2.0%
           84                 4         173,541,365         7.7
           96                 1          14,360,000         0.6
          120               150       1,998,873,808        88.3
          180                 7          31,076,385         1.4
-----------------------     ---      --------------       -----
     Total/Wtd. Avg.        166      $2,263,536,038       100.0%
=======================     ===      ==============       =====

                                                      WEIGHTED AVERAGES
                                       ------------------------------------------------
                          CUMULATIVE
   RANGE OF ORIGINAL     % OF INITIAL                STATED               CUT-OFF DATE
        TERMS TO             POOL       MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE
 MATURITY/ARD (MONTHS)      BALANCE       RATE     TERM (MO.)     DSCR        RATIO
----------------------- -------------- ---------- ------------ --------- --------------

           60                 2.0%        5.755%        56        1.44x       69.55%
           84                 9.7         5.748         80        1.43        64.59
           96                10.3         5.779         89        1.45        73.83
          120                98.6         5.757        117        1.33        72.35
          180               100.0         6.161        176        1.20        71.17
-----------------------
     Total/Wtd. Avg.                      5.762%       114        1.34x       71.69%
=======================

             REMAINING TERM TO SCHEDULED MATURITY (MORTGAGE POOL)

                                                                                                WEIGHTED AVERAGES
                                                                                 ------------------------------------------------
                                      AGGREGATE     % OF INITIAL    CUMULATIVE
  RANGE OF REMAINING   NUMBER OF    CUT-OFF DATE      MORTGAGE     % OF INITIAL                STATED               CUT-OFF DATE
       TERMS TO         MORTGAGE      PRINCIPAL         POOL           POOL       MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE
 MATURITY/ARD (MOS.)     LOANS         BALANCE         BALANCE        BALANCE       RATE     TERM (MO.)     DSCR        RATIO
--------------------- ----------- ---------------- -------------- -------------- ---------- ------------ --------- --------------

55 to 59                    4      $   45,684,481         2.0%          2.0%        5.755%        56        1.44x       69.55%
60 to 83                    4         173,541,365         7.7           9.7         5.748         80        1.43        64.59
84 to 114                  11         189,493,487         8.4          18.1         5.289        110        1.29        69.81
115 to 120                140       1,823,740,321        80.6          98.6         5.806        118        1.33        72.63
121 to 179                  7          31,076,385         1.4         100.0         6.161        176        1.20        71.17
---------------------     ---      --------------       -----
Total/Wtd. Avg.           166      $2,263,536,038       100.0%                      5.762%       114        1.34x       71.69%
=====================     ===      ==============       =====

                   ORIGINAL AMORTIZATION TERM (MORTGAGE POOL)

                                                                                               WEIGHTED AVERAGES
                                                                                ------------------------------------------------
                                     AGGREGATE     % OF INITIAL    CUMULATIVE
  RANGE OF ORIGINAL   NUMBER OF    CUT-OFF DATE      MORTGAGE     % OF INITIAL                STATED               CUT-OFF DATE
    AMORTIZATION       MORTGAGE      PRINCIPAL         POOL           POOL       MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE
   TERMS (MONTHS)       LOANS         BALANCE         BALANCE        BALANCE       RATE     TERM (MO.)     DSCR        RATIO
-------------------- ----------- ---------------- -------------- -------------- ---------- ------------ --------- --------------

    Interest Only          9      $  236,650,000        10.5%          10.5%       5.495%        93        1.68x       62.42%
         300              19         174,211,237         7.7           18.2        5.932        112        1.37        69.01
         360             135       1,801,809,801        79.6           97.8        5.785        116        1.29        73.07
         420               3          50,865,000         2.2          100.0        5.599        117        1.20        75.29
--------------------     ---      --------------       -----
   Total/Wtd. Avg.       166      $2,263,536,038       100.0%                      5.762%       114        1.34x       71.69%
====================     ===      ==============       =====

                  REMAINING AMORTIZATION TERM (MORTGAGE POOL)

                                                                                            WEIGHTED AVERAGES
                                                                             ------------------------------------------------
                                     AGGREGATE     % OF INITIAL   CUMULATIVE
 RANGE OF REMAINING   NUMBER OF    CUT-OFF DATE      MORTGAGE        % OF                  STATED               CUT-OFF DATE
    AMORTIZATION       MORTGAGE      PRINCIPAL         POOL          POOL     MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE
   TERMS (MONTHS)       LOANS         BALANCE         BALANCE      BALANCE      RATE     TERM (MO.)     DSCR        RATIO
-------------------- ----------- ---------------- -------------- ----------- ---------- ------------ --------- --------------

    Interest Only          9      $  236,650,000        10.5%        10.5%      5.495%        93        1.68x       62.42%
      292 to 300          19         174,211,237         7.7         18.2       5.932        112        1.37        69.01
      301 to 360         135       1,801,809,801        79.6         97.8       5.785        116        1.29        73.07
      361 to 420           3          50,865,000         2.2        100.0       5.599        117        1.20        75.29
--------------------     ---      --------------       -----
   Total/Wtd. Avg.       166      $2,263,536,038       100.0%                   5.762%       114        1.34x       71.69%
====================     ===      ==============       =====

                                     A-2-2

                    MORTGAGE LOAN SEASONING (MORTGAGE POOL)

                                                                                                WEIGHTED AVERAGES
                                                                                 ------------------------------------------------
                                     AGGREGATE
                      NUMBER OF     CUT-OFF DATE    % OF INITIAL    CUMULATIVE                 STATED               CUT-OFF DATE
                       MORTGAGE      PRINCIPAL        MORTGAGE     % OF INITIAL   MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE
 SEASONING (MONTHS)     LOANS         BALANCE       POOL BALANCE   POOL BALANCE     RATE     TERM (MO.)     DSCR        RATIO
-------------------- ----------- ----------------- -------------- -------------- ---------- ------------ --------- --------------

        0 to 5           154      $2,070,501,186         91.5%          91.5%       5.806%  114             1.34x       71.86%
        6 to 11           11         188,267,335          8.3%          99.8        5.292   109             1.29        69.73
       12 to 12            1           4,767,517          0.2%         100.0        5.254   108             1.27        78.93
--------------------     ---      --------------        -----
   Total/Wtd. Avg.       166      $2,263,536,038        100.0%                      5.762%  114             1.34x       71.69%
====================     ===      ==============        =====

                      ENCUMBERED INTEREST (MORTGAGE POOL)

                                                  AGGREGATE
                                   NUMBER OF     CUT-OFF DATE
                                   MORTGAGED      PRINCIPAL
       ENCUMBERED INTEREST        PROPERTIES       BALANCE
-------------------------------- ------------ -----------------

Fee Simple                            276      $2,176,033,830
Leasehold                               9          47,266,814
Fee in Part, Leasehold in Part          4          40,235,395
--------------------------------      ---      --------------
 Total/Wtd. Avg.                      289      $2,263,536,038
================================      ===      ==============

                                                                   WEIGHTED AVERAGES
                                                    ------------------------------------------------
                                        % OF                      STATED               CUT-OFF DATE
                                  INITIAL MORTGAGE   MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE
       ENCUMBERED INTEREST          POOL BALANCE       RATE     TERM (MO.)     DSCR        RATIO
-------------------------------- ------------------ ---------- ------------ --------- --------------

Fee Simple                               96.1%         5.764%  114             1.33x       71.97%
Leasehold                                 2.1          5.584   116             1.68        64.67
Fee in Part, Leasehold in Part            1.8          5.863   115             1.35        65.23
--------------------------------        -----
 Total/Wtd. Avg.                        100.0%         5.762%  114             1.34x       71.69%
================================        =====

                                     A-2-3

                        PROPERTY TYPES (MORTGAGE POOL)

                                              AGGREGATE                        MAXIMUM
                               NUMBER OF     CUT-OFF DATE    % OF INITIAL   CUT-OFF DATE
                               MORTGAGED      PRINCIPAL        MORTGAGE       PRINCIPAL
        PROPERTY TYPE         PROPERTIES       BALANCE       POOL BALANCE      BALANCE
---------------------------- ------------ ----------------- -------------- --------------

Retail                            158      $  674,076,753         29.8%       36,500,000
 Anchored, Single Tenant          122         261,937,500         11.6        13,000,000
 Anchored                          17         243,067,977         10.7        32,812,500
 Unanchored                        11         108,749,727          4.8        36,500,000
 Shadow Anchored                    4          44,659,995          2.0        14,600,000
 Unanchored, Single Tenant          2           2,136,870          0.1         1,120,980
 Regional Mall                      1           9,528,182          0.4         9,528,182
 Shadow Anchored, Single
  Tenant                            1           3,996,501          0.2         3,996,501
Office                             48         740,123,241         32.7      $133,000,000
 Suburban                          35         552,508,241         24.4       133,000,000
 Flex                               2           8,060,000          0.4         6,763,000
 Medical Office                     8          71,810,000          3.2        17,120,000
 CBD                                3         107,745,000          4.8        42,695,000
Multifamily                        33         385,317,567         17.0        55,000,000
 Conventional                      27         326,912,673         14.4        55,000,000
 Student Housing                    5          49,745,040          2.2        17,500,000
 Section 8                          1           8,659,854          0.4         8,659,854
Hospitality                        25         242,264,807         10.7        63,000,000
Industrial                         18         146,824,372          6.5        26,500,000
Mixed Use                           5          54,024,417          2.4        18,800,000
Land                                1          14,904,880          0.7        14,904,880
Manufactured Housing                1           6,000,000          0.3         6,000,000
----------------------------      ---      --------------
 Total/Wtd. Avg.                  289      $2,263,536,038        100.0%
============================      ===      ==============

                                             WEIGHTED AVERAGES
                             -------------------------------------------------
                                                                                                    MIN/MAX
                                           STATED                CUT-OFF DATE                     CUT-OFF DATE
                              MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE    MIN/MAX U/W     LOAN-TO-VALUE
        PROPERTY TYPE           RATE     TERM (MO.)     DSCR        RATIO          NCF DSCR          RATIO
---------------------------- ---------- ------------ --------- --------------- --------------- -----------------

Retail                          5.982%  120             1.31x        74.80%    1.15x / 1.85x   50.93% / 80.00%
 Anchored, Single Tenant        6.320   122             1.43         75.64     1.20x / 1.51x   64.75% / 78.97%
 Anchored                       5.779   117             1.23         74.53     1.20x / 1.52x   63.02% / 80.00%
 Unanchored                     5.783   119             1.28         73.25     1.20x / 1.85x   50.93% / 79.91%
 Shadow Anchored                5.679   125             1.19         76.82     1.15x / 1.20x   72.75% / 78.92%
 Unanchored, Single Tenant      5.690   176             1.22         74.77     1.22x / 1.22x   74.77% / 74.77%
 Regional Mall                  5.690   115             1.20         70.58     1.20x / 1.20x   70.58% / 70.58%
 Shadow Anchored, Single
  Tenant                        5.793   119             1.32         65.52     1.32x / 1.32x   65.52% / 65.52%
Office                          5.613   112             1.33         71.05     1.16x / 2.26x   49.52% / 80.00%
 Suburban                       5.610   111             1.37         69.13     1.16x / 2.26x   49.52% / 80.00%
 Flex                           5.440   115             1.21         79.90     1.21x / 1.21x   79.90% / 79.90%
 Medical Office                 5.741   117             1.22         77.66     1.20x / 1.27x   72.85% / 80.00%
 CBD                            5.556   116             1.20         75.83     1.20x / 1.20x   72.72% / 80.00%
Multifamily                     5.518   111             1.27         71.15     1.15x / 1.94x   48.15% / 79.17%
 Conventional                   5.485   110             1.28         70.79     1.15x / 1.94x   48.15% / 79.17%
 Student Housing                5.649   117             1.21         74.15     1.20x / 1.26x   68.63% / 77.50%
 Section 8                      6.020   119             1.27         67.66     1.27x / 1.27x   67.66% / 67.66%
Hospitality                     6.054   104             1.51         64.29     1.31x / 1.74x   48.71% / 75.00%
Industrial                      5.710   117             1.25         75.14     1.19x / 1.51x   65.96% / 80.08%
Mixed Use                       5.754   110             1.59         69.46     1.20x / 2.52x   39.05% / 80.00%
Land                            5.495   114             1.20         76.87     1.20x / 1.20x   76.87% / 76.87%
Manufactured Housing            5.360   117             1.53         59.41     1.53x / 1.53x   59.41% / 59.41%
----------------------------
 Total/Wtd. Avg.                5.762%  114             1.34x        71.69%    1.15x / 2.52x   39.05% / 80.08%
============================

                                     A-2-4

     UNDERWRITTEN NET CASH FLOW DEBT SERVICE COVERAGE RATIO (MORTGAGE POOL)

                                                                                              WEIGHTED AVERAGES
                                                                               ------------------------------------------------
                                                                   CUMULATIVE
                                     AGGREGATE     % OF INITIAL   % OF INITIAL
                      NUMBER OF    CUT-OFF DATE      MORTGAGE       MORTGAGE                 STATED               CUT-OFF DATE
      RANGE OF         MORTGAGE      PRINCIPAL         POOL           POOL      MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE
  U/W NCF DSCR (X)      LOANS         BALANCE         BALANCE       BALANCE       RATE     TERM (MO.)     DSCR        RATIO
-------------------- ----------- ---------------- -------------- ------------- ---------- ------------ --------- --------------

    1.15x to 1.19x         4      $   43,291,511         1.9%          1.9%       6.322%       129        1.17x       75.57%
    1.20x to 1.24x        90       1,322,349,197        58.4          60.3        5.632        114        1.21        74.31
    1.25x to 1.29x        18         129,643,874         5.7          66.1        5.759        117        1.27        73.67
    1.30x to 1.34x        16         134,609,013         5.9          72.0        5.721        118        1.32        71.20
    1.35x to 1.39x         6          54,819,336         2.4          74.4        5.377        116        1.38        69.50
    1.40x to 1.44x         8          74,414,951         3.3          77.7        5.800         97        1.44        67.76
    1.45x to 1.49x         7          62,384,675         2.8          80.5        6.177        112        1.47        70.10
    1.50x to 1.99x        14         357,173,482        15.8          96.3        6.271        109        1.57        67.87
    2.00x to 2.52x         3          84,850,000         3.7         100.0        5.344        115        2.30        48.81
--------------------      --      --------------       -----
   Total/Wtd. Avg.       166      $2,263,536,038       100.0%                     5.762%       114        1.34x       71.69%
====================     ===      ==============       =====

                CUT-OFF DATE LOAN-TO-VALUE RATIO (MORTGAGE POOL)

                                                                                               WEIGHTED AVERAGES
                                                                                ------------------------------------------------
                                                                    CUMULATIVE
      RANGE OF                       AGGREGATE      % OF INITIAL   % OF INITIAL
    CUT-OFF DATE      NUMBER OF     CUT-OFF DATE      MORTGAGE       MORTGAGE                 STATED               CUT-OFF DATE
    LOAN-TO-VALUE      MORTGAGE      PRINCIPAL          POOL           POOL      MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE
        RATIO           LOANS         BALANCE          BALANCE       BALANCE       RATE     TERM (MO.)     DSCR        RATIO
-------------------- ----------- ----------------- -------------- ------------- ---------- ------------ --------- --------------

  39.05% to 60.00%        12      $  198,806,451          8.8%          8.8%       5.685%  105             1.93x       51.11%
  60.01% to 65.00%        15         126,503,111          5.6          14.4        5.815   109             1.43        63.58
  65.01% to 70.00%        25         294,337,446         13.0          27.4        5.476   115             1.28        68.57
  70.01% to 75.00%        52         782,396,977         34.6          61.9        5.739   112             1.24        72.86
  75.01% to 80.00%        61         856,687,053         37.8          99.8        5.892   118             1.29        77.63
  80.01% to 80.08%         1           4,805,000          0.2         100.0        5.533   118             1.21        80.08
--------------------      --      --------------        -----
   Total/Wtd. Avg.       166      $2,263,536,038        100.0%                     5.762%  114             1.34x       71.69%
====================     ===      ==============        =====

             MATURITY DATE/ARD LOAN-TO-VALUE RATIO (MORTGAGE POOL)

                                                                                                WEIGHTED AVERAGES
                                                                                 ------------------------------------------------
                                                                     CUMULATIVE
                                      AGGREGATE      % OF INITIAL   % OF INITIAL
  RANGE OF MATURITY    NUMBER OF     CUT-OFF DATE      MORTGAGE       MORTGAGE                 STATED               CUT-OFF DATE
       DATE/ARD         MORTGAGE      PRINCIPAL          POOL           POOL      MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE
 LOAN-TO-VALUE RATIO     LOANS         BALANCE          BALANCE       BALANCE       RATE     TERM (MO.)     DSCR        RATIO
--------------------- ----------- ----------------- -------------- ------------- ---------- ------------ --------- --------------

   38.07% to 50.00%         9      $  191,925,919          8.5%          8.5%       5.709%  104             1.95x       51.27%
   50.01% to 60.00%        43         310,819,423         13.7          22.2        5.911   124             1.32        68.81
   60.01% to 65.00%        34         498,170,836         22.0          44.2        5.591   113             1.27        70.58
   65.01% to 70.00%        47         810,993,495         35.8          80.0        5.901   116             1.30        75.15
   70.01% to 74.37%        33         451,626,365         20.0         100.0        5.621   108             1.22        77.37
---------------------      --      --------------        -----
    Total/Wtd. Avg.       166      $2,263,536,038        100.0%                     5.762%  114             1.34x       71.69%
=====================     ===      ==============        =====

                                     A-2-5

                         STATE/REGION (MORTGAGE POOL)

                                            AGGREGATE      % OF INITIAL
                             NUMBER OF     CUT-OFF DATE      MORTGAGE
                             MORTGAGED      PRINCIPAL          POOL
       STATE/REGION         PROPERTIES       BALANCE          BALANCE
-------------------------- ------------ ----------------- --------------

California                       17      $  354,756,324         15.7%
 Southern California (1)         10         300,967,183         13.3
 Northern California (1)          7          53,789,141          2.4
Virginia                          8         165,832,836          7.3
Wisconsin                        50         158,437,830          7.0
Pennsylvania                     12         154,616,061          6.8
Florida                          11         153,191,482          6.8
Washington                       17         111,675,920          4.9
New York                         10          96,730,000          4.3
Georgia                          12          92,130,874          4.1
Massachusetts                     5          74,610,132          3.3
Tennessee                         4          72,585,000          3.2
Michigan                         12          71,317,264          3.2
New Jersey                        5          69,809,099          3.1
Ohio                              5          62,050,323          2.7
Arizona                           5          53,897,357          2.4
Oklahoma                         10          52,350,000          2.3
South Carolina                    4          51,797,978          2.3
Texas                             7          49,682,651          2.2
North Carolina                    5          45,102,278          2.0
Nevada                            5          38,790,000          1.7
Maryland                          3          38,350,000          1.7
Illinois                          9          35,932,582          1.6
Connecticut                       5          35,602,000          1.6
Louisiana                         2          32,569,087          1.4
Minnesota                        14          29,550,910          1.3
Mississippi                       3          21,833,222          1.0
Nebraska                          8          17,708,283          0.8
Utah                             11          15,384,508          0.7
Kansas                            1          14,800,000          0.7
Kentucky                          2          14,074,906          0.6
Idaho                             8          13,116,728          0.6
Missouri                          2          10,728,000          0.5
Colorado                          2           9,749,074          0.4
South Dakota                      5           9,365,092          0.4
Delaware                          1           8,800,000          0.4
Montana                           4           7,069,314          0.3
New Hampshire                     1           6,132,922          0.3
Oregon                            1           5,865,000          0.3
Indiana                           1           5,500,000          0.2
Iowa                              2           2,041,002          0.1
--------------------------       --      --------------        -----
Total/Wtd. Avg.                 289      $2,263,536,038        100.0%
==========================      ===      ==============        =====

                             CUMULATIVE
                            % OF INITIAL
                              MORTGAGE                 STATED               CUT-OFF DATE
                                POOL      MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE
       STATE/REGION           BALANCE       RATE     TERM (MO.)     DSCR        RATIO
-------------------------- ------------- ---------- ------------ --------- --------------

California                      15.7%       5.600%       116        1.27x       70.07%
 Southern California (1)        13.3        5.593        116        1.26        69.14
 Northern California (1)         2.4        5.642        116        1.29        75.28
Virginia                        23.0        5.653         90        1.26        72.68
Wisconsin                       30.0        6.156        112        1.48        71.38
Pennsylvania                    36.8        5.987        119        1.24        73.94
Florida                         43.6        5.660        115        1.22        73.98
Washington                      48.5        5.821        117        1.30        74.55
New York                        52.8        5.508        115        1.95        57.61
Georgia                         56.9        5.879        118        1.39        71.73
Massachusetts                   60.2        5.598        116        1.24        73.73
Tennessee                       63.4        5.696        112        1.27        73.06
Michigan                        66.5        5.797        119        1.29        74.06
New Jersey                      69.6        5.652        117        1.32        73.54
Ohio                            72.4        5.498         97        1.51        59.15
Arizona                         74.7        5.658         90        1.42        66.29
Oklahoma                        77.0        5.567        116        1.21        79.26
South Carolina                  79.3        5.853        119        1.22        77.58
Texas                           81.5        5.905        129        1.25        73.71
North Carolina                  83.5        5.581        116        1.39        69.15
Nevada                          85.2        5.702        129        1.52        60.92
Maryland                        86.9        5.642        117        1.20        73.91
Illinois                        88.5        6.072         94        1.27        75.50
Connecticut                     90.1        5.771        126        1.21        75.94
Louisiana                       91.5        5.586        116        1.21        77.47
Minnesota                       92.8        6.461        119        1.47        76.57
Mississippi                     93.8        5.718        116        1.20        74.15
Nebraska                        94.6        6.588        120        1.51        76.39
Utah                            95.3        6.588        120        1.51        76.39
Kansas                          95.9        4.375        115        1.38        69.00
Kentucky                        96.5        5.802        116        1.24        74.57
Idaho                           97.1        6.588        120        1.51        76.39
Missouri                        97.6        5.893        119        1.25        78.42
Colorado                        98.0        5.691        153        1.23        70.60
South Dakota                    98.4        6.588        120        1.51        76.39
Delaware                        98.8        6.190        120        1.37        73.95
Montana                         99.1        6.588        120        1.51        76.39
New Hampshire                   99.4        5.675        118        1.24        73.10
Oregon                          99.7        5.250        114        1.44        60.00
Indiana                         99.9        5.535        117        1.29        67.07
Iowa                           100.0        6.588        120        1.51        76.39
--------------------------
Total/Wtd. Avg.                             5.762%       114        1.34x       71.69%
==========================

(1)   Northern California includes areas with zip codes of 93906 and above, and
      Southern California includes areas with zip codes of below 92870.

                   PREPAYMENT PROVISION TYPE (MORTGAGE POOL)

                                                                                        WEIGHTED AVERAGES
                                                                        -------------------------------------------------
                                            AGGREGATE      % OF INITIAL
                             NUMBER OF     CUT-OFF DATE      MORTGAGE    WTD. AVG.     STATED               CUT-OFF DATE
                              MORTGAGE      PRINCIPAL          POOL       MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE
 PREPAYMENT PROVISION TYPE     LOANS         BALANCE         BALANCE        RATE     TERM (MO.)     DSCR        RATIO
--------------------------- ----------- ----------------- ------------- ----------- ------------ --------- --------------

LO/Defeasance                   152      $2,084,363,604        92.1%        5.768%       114        1.34x       71.80%
LO/Grtrx%UPBorYM                 11         151,872,434         6.7         5.696        115        1.31        70.43
LO/y%UPB+YM                       2          21,300,000         0.9         5.685         98        1.48        69.44
LO/YM                             1           6,000,000         0.3         5.605        116        1.21        74.07
---------------------------     ---      --------------       -----
 Total / Wtd. Avg.              166      $2,263,536,038       100.0%        5.762%       114        1.34x       71.69%
===========================     ===      ==============       =====

                                     A-2-6

INITIAL MORTGAGE POOL PREPAYMENT RESTRICTION COMPOSITION OVER TIME (MORTGAGE
                                    POOL)(1)

                                         MONTHS FOLLOWING CUT-OFF DATE
                          ------------------------------------------------------------
  PREPAYMENT RESTRICTION        0           12          24          36          48
------------------------- ------------ ----------- ----------- ----------- -----------

Remaining Aggregate
 Mortgage Loan Pool
 Balance(2)                   100.00%      99.60%      99.13%      98.44%      97.48%
Locked/Defeasance             100.00%     100.00%     100.00%      95.31%      95.31%
Locked                        100.00%     100.00%     100.00%       9.40%       3.20%
Defeasance                      0.00%       0.00%       0.00%      85.92%      92.11%
Yield Maintenance (All)         0.00%       0.00%       0.00%       4.69%       4.69%
Grtr1%UPBorYM                   0.00%       0.00%       0.00%       3.46%       3.46%
2%UPBorYM+2%                    0.00%       0.00%       0.00%       0.96%       0.97%
YM                              0.00%       0.00%       0.00%       0.27%       0.27%
Open                            0.00%       0.00%       0.00%       0.00%       0.00%
-----------                   ------      ------      ------      ------      ------
TOTAL                         100.00%     100.00%     100.00%     100.00%     100.00%
===========                   ======      ======      ======      ======      ======

                                              MONTHS FOLLOWING CUT-OFF DATE
                          ----------------------------------------------------------------------
  PREPAYMENT RESTRICTION       60          72          84          96         108         120
------------------------- ----------- ----------- ----------- ----------- ----------- ----------

Remaining Aggregate
 Mortgage Loan Pool
 Balance(2)                   94.47%      93.21%      84.34%      82.29%      80.62%      1.21%
Locked/Defeasance             91.95%      91.80%      91.23%      91.92%      92.12%    100.00%
Locked                         0.00%       0.00%       0.00%       0.00%       0.00%      0.00%
Defeasance                    91.95%      91.80%      91.23%      91.92%      92.12%    100.00%
Yield Maintenance (All)        8.05%       8.05%       8.77%       8.08%       5.20%      0.00%
Grtr1%UPBorYM                  6.78%       6.77%       7.36%       7.41%       4.52%      0.00%
2%UPBorYM+2%                   1.00%       1.01%       1.12%       0.37%       0.38%      0.00%
YM                             0.27%       0.27%       0.30%       0.30%       0.30%      0.00%
Open                           0.00%       0.15%       0.00%       0.00%       2.68%      0.00%
-----------                  ------      ------      ------      ------      ------     ------
TOTAL                        100.00%     100.00%     100.00%     100.00%     100.00%    100.00%
===========                  ======      ======      ======      ======      ======     ======

(1)   All numbers, unless otherwise noted, are as a percentage of the aggregate pool balance at the specified point in time.

(2)   Remaining aggregate mortgage loan pool balance as a percentage of the
Initial Mortgage Pool Balance a the specified point in time.

                                    A-2-7

            [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                    ANNEX A-3

            SUMMARY CHARACTERISTICS OF THE UNDERLYING MORTGAGE LOANS
          IN LOAN GROUP NO. 1 AND THE RELATED MORTGAGED REAL PROPERTIES

    Note: For purposes of presenting information regarding the original and remaining terms to maturity of the respective underlying mortgage loans in the following exhibits, each ARD Loan is assumed to mature on its anticipated repayment date.

            [THIS PAGE INTENTIONALLY LEFT BLANK.]

               CUT-OFF DATE PRINCIPAL BALANCE (LOAN GROUP NO. 1)

                                                                % OF
                                               AGGREGATE      INITIAL
                                                CUT-OFF         LOAN
           RANGE OF             NUMBER OF         DATE         GROUP
         CUT-OFF DATE            MORTGAGE      PRINCIPAL       NO. 1
      PRINCIPAL BALANCES          LOANS         BALANCE       BALANCE
------------------------------ ----------- ----------------- ---------

$    721,000 to $  4,999,999        33      $  113,080,563       6.0%
$  5,000,000 to $  9,999,999        48         346,859,147      18.5
$ 10,000,000 to $ 14,999,999        23         291,403,075      15.5
$ 15,000,000 to $ 19,999,999        15         268,262,331      14.3
$ 20,000,000 to $ 24,999,999         3          67,355,855       3.6
$ 25,000,000 to $ 29,999,999         2          53,200,000       2.8
$ 30,000,000 to $ 39,999,999         4         134,362,500       7.2
$ 40,000,000 to $ 49,999,999         1          42,695,000       2.3
$ 50,000,000 to $ 74,999,999         2         135,000,000       7.2
$ 75,000,000 to $ 99,999,999         1          93,000,000       5.0
$100,000,000 to $199,999,999         1         133,000,000       7.1
$200,000,000                         1         200,000,000      10.6
------------------------------      --      --------------     -----
 Total / Wtd. Avg.                 134      $1,878,218,471     100.0%
==============================     ===      ==============     =====

                                                              WEIGHTED AVERAGES
                                   MAXIMUM     ------------------------------------------------
           RANGE OF              CUT-OFF DATE                STATED               CUT-OFF DATE
         CUT-OFF DATE             PRINCIPAL     MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE
      PRINCIPAL BALANCES           BALANCE        RATE     TERM (MO.)     DSCR        RATIO
------------------------------ --------------- ---------- ------------ --------- --------------

$    721,000 to $  4,999,999    $   4,989,403     5.718%       121        1.29x       73.01%
$  5,000,000 to $  9,999,999        9,615,000     5.729        119        1.36        71.53
$ 10,000,000 to $ 14,999,999       14,904,880     5.838        116        1.26        73.96
$ 15,000,000 to $ 19,999,999       19,900,000     5.778        114        1.27        72.50
$ 20,000,000 to $ 24,999,999       22,955,855     5.671        117        1.21        74.50
$ 25,000,000 to $ 29,999,999       26,700,000     5.535        116        1.20        77.53
$ 30,000,000 to $ 39,999,999       36,500,000     5.915        119        1.21        75.66
$ 40,000,000 to $ 49,999,999       42,695,000     5.310        112        1.20        74.64
$ 50,000,000 to $ 74,999,999       72,000,000     5.676         99        2.02        50.81
$ 75,000,000 to $ 99,999,999       93,000,000     5.572         79        1.22        72.66
$100,000,000 to $199,999,999      133,000,000     5.500        118        1.20        70.74
$200,000,000                      200,000,000     6.588        120        1.51        76.39
------------------------------
 Total / Wtd. Avg.                                5.812%       114        1.35x       71.81%
==============================

                     MORTGAGE LOAN TYPE (LOAN GROUP NO. 1)

                                     AGGREGATE
                      NUMBER OF     CUT-OFF DATE     % OF INITIAL
                       MORTGAGE      PRINCIPAL        LOAN GROUP
 MORTGAGE LOAN TYPE     LOANS         BALANCE       NO. 1 BALANCE
-------------------- ----------- ----------------- ---------------

Partial IO/Balloon        63      $  967,952,500         51.5%
Balloon                   48         606,135,394         32.3
Interest Only              7         206,650,000         11.0
Partial IO/ARD            11          68,374,000          3.6
ARD                        5          29,106,578          1.5
--------------------      --      --------------        -----
 Total / Wtd. Avg.       134      $1,878,218,471        100.0%
====================     ===      ==============        =====

                                                    WEIGHTED AVERAGES
                                     ------------------------------------------------
                         MAXIMUM                   STATED               CUT-OFF DATE
                       CUT-OFF DATE   MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE
 MORTGAGE LOAN TYPE      BALANCE        RATE     TERM (MO.)     DSCR        RATIO
-------------------- --------------- ---------- ------------ --------- --------------

Partial IO/Balloon    $133,000,000      5.693%       115        1.26x       72.60%
Balloon                200,000,000      6.119        117        1.38        73.88
Interest Only           93,000,000      5.494         97        1.70        62.23
Partial IO/ARD          12,850,000      5.697        132        1.21        75.92
ARD                     16,659,061      5.915        114        1.40        60.34
--------------------
 Total / Wtd. Avg.                      5.812%       114        1.35x       71.81%
====================

                       MORTGAGE RATES (LOAN GROUP NO. 1)

                                       AGGREGATE
       RANGE OF         NUMBER OF     CUT-OFF DATE     % OF INITIAL
       MORTGAGE          MORTGAGE      PRINCIPAL        LOAN GROUP
         RATES            LOANS         BALANCE       NO. 1 BALANCE
---------------------- ----------- ----------------- ---------------

  5.2300% to 5.4990%        27      $  326,907,611         17.4%
  5.5000% to 5.7490%        50         656,983,331         35.0
  5.7500% to 5.9990%        32         373,990,136         19.9
  6.0000% to 6.4990%        20         292,351,503         15.6
  6.5000% to 6.6500%         5         227,985,890         12.1
----------------------      --      --------------        -----
  Total / Wtd. Avg.        134      $1,878,218,471        100.0%
======================     ===      ==============        =====

                                                     WEIGHTED AVERAGES
                        CUMULATIVE %  ------------------------------------------------
       RANGE OF          OF INITIAL                 STATED               CUT-OFF DATE
       MORTGAGE          LOAN GROUP    MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE
         RATES          NO. 1 BALANCE    RATE     TERM (MO.)     DSCR        RATIO
---------------------- -------------- ---------- ------------ --------- --------------

  5.2300% to 5.4990%         17.4%       5.393%  114             1.52x       68.90%
  5.5000% to 5.7490%         52.4        5.580   112             1.24        72.99
  5.7500% to 5.9990%         72.3        5.840   120             1.26        73.62
  6.0000% to 6.4990%         87.9        6.159   107             1.40        66.65
  6.5000% to 6.6500%        100.0        6.592   120             1.50        76.17
----------------------
  Total / Wtd. Avg.                      5.812%  114             1.35x       71.81%
======================

                                     A-3-1

             ORIGINAL TERM TO SCHEDULED MATURITY (LOAN GROUP NO. 1)

                                                                    CUMULATIVE                 WEIGHTED AVERAGES
       RANGE OF                       AGGREGATE     % OF INITIAL   % OF INITIAL ------------------------------------------------
  ORIGINAL TERMS TO    NUMBER OF    CUT-OFF DATE     LOAN GROUP     LOAN GROUP                STATED               CUT-OFF DATE
      SCHEDULED         MORTGAGE      PRINCIPAL         NO. 1         NO. 1      MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE
  MATURITY (MONTHS)      LOANS         BALANCE         BALANCE       BALANCE       RATE     TERM (MO.)     DSCR        RATIO
--------------------- ----------- ---------------- -------------- ------------- ---------- ------------ --------- --------------

          60                1      $   15,558,230         0.8%          0.8%       6.105%        58        1.45x       71.70%
          84                3         159,541,365         8.5           9.3        5.769         80        1.43        64.73
          96                1          14,360,000         0.8          10.1        5.779         89        1.45        73.83
         120              123       1,664,578,881        88.6          98.7        5.814        117        1.34        72.49
         180                6          24,179,995         1.3         100.0        5.762        175        1.21        70.37
---------------------     ---      --------------       -----
  Total / Wtd. Avg.       134      $1,878,218,471       100.0%                     5.812%       114        1.35x       71.81%
=====================     ===      ==============       =====

            REMAINING TERM TO SCHEDULED MATURITY (LOAN GROUP NO. 1)

                                                                    CUMULATIVE                 WEIGHTED AVERAGES
       RANGE OF                       AGGREGATE     % OF INITIAL   % OF INITIAL ------------------------------------------------
   REMAINING TERMS     NUMBER OF    CUT-OFF DATE     LOAN GROUP     LOAN GROUP                STATED               CUT-OFF DATE
     TO SCHEDULED       MORTGAGE      PRINCIPAL         NO. 1         NO. 1      MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE
  MATURITY (MONTHS)      LOANS         BALANCE         BALANCE       BALANCE       RATE     TERM (MO.)     DSCR        RATIO
--------------------- ----------- ---------------- -------------- ------------- ---------- ------------ --------- --------------

        58 to 59            1      $   15,558,230         0.8%          0.8%       6.105%        58        1.45x       71.70%
        60 to 83            3         159,541,365         8.5           9.3        5.769         80        1.43        64.73
       84 to 114            8         106,461,487         5.7          15.0        5.520        109        1.32        71.01
      115 to 120          116       1,572,477,394        83.7          98.7        5.834        118        1.34        72.60
      121 to 176            6          24,179,995         1.3         100.0        5.762        175        1.21        70.37
---------------------     ---      --------------       -----
  Total / Wtd. Avg.       134      $1,878,218,471       100.0%                     5.812%       114        1.35x       71.81%
=====================     ===      ==============       =====

                 ORIGINAL AMORTIZATION TERM (LOAN GROUP NO. 1)

                                                                      CUMULATIVE                 WEIGHTED AVERAGES
                                        AGGREGATE     % OF INITIAL   % OF INITIAL ------------------------------------------------
        RANGE OF         NUMBER OF    CUT-OFF DATE     LOAN GROUP     LOAN GROUP                STATED               CUT-OFF DATE
 ORIGINAL AMORTIZATION    MORTGAGE      PRINCIPAL         NO. 1         NO. 1      MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE
     TERMS (MONTHS)        LOANS         BALANCE         BALANCE       BALANCE       RATE     TERM (MO.)     DSCR        RATIO
----------------------- ----------- ---------------- -------------- ------------- ---------- ------------ --------- --------------

      Interest Only           7      $  206,650,000        11.0%         11.0%       5.494%        97        1.70x       62.23%
          300                19         174,211,237         9.3          20.3        5.932        112        1.37        69.01
          360               105       1,446,492,234        77.0          97.3        5.850        117        1.30        73.39
          420                 3          50,865,000         2.7         100.0        5.599        117        1.20        75.29
-----------------------     ---      --------------       -----
   Total / Wtd. Avg.        134      $1,878,218,471       100.0%                     5.812%       114        1.35x       71.81%
=======================     ===      ==============       =====

                 REMAINING AMORTIZATION TERM (LOAN GROUP NO. 1)

                                                                    CUMULATIVE                 WEIGHTED AVERAGES
       RANGE OF                       AGGREGATE     % OF INITIAL   % OF INITIAL ------------------------------------------------
      REMAINING        NUMBER OF    CUT-OFF DATE     LOAN GROUP     LOAN GROUP                STATED               CUT-OFF DATE
     AMORTIZATION       MORTGAGE      PRINCIPAL         NO. 1         NO. 1      MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE
    TERMS (MONTHS)       LOANS         BALANCE         BALANCE       BALANCE       RATE     TERM (MO.)     DSCR        RATIO
--------------------- ----------- ---------------- -------------- ------------- ---------- ------------ --------- --------------

     Interest Only          7      $  206,650,000        11.0%         11.0%       5.494%        97        1.70x       62.23%
      292 to 300           19         174,211,237         9.3          20.3        5.932        112        1.37        69.01
      301 to 360          105       1,446,492,234        77.0          97.3        5.850        117        1.30        73.39
      361 to 420            3          50,865,000         2.7         100.0        5.599        117        1.20        75.29
---------------------     ---      --------------       -----
  Total / Wtd. Avg.       134      $1,878,218,471       100.0%                     5.812%       114        1.35x       71.81%
=====================     ===      ==============       =====

                                     A-3-2

                   MORTGAGE LOAN SEASONING (LOAN GROUP NO. 1)

                                                                     CUMULATIVE                 WEIGHTED AVERAGES
                                      AGGREGATE      % OF INITIAL   % OF INITIAL ------------------------------------------------
                       NUMBER OF     CUT-OFF DATE     LOAN GROUP     LOAN GROUP                STATED               CUT-OFF DATE
                        MORTGAGE      PRINCIPAL          NO. 1         NO. 1      MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE
  SEASONING (MONTHS)     LOANS         BALANCE          BALANCE       BALANCE       RATE     TERM (MO.)     DSCR        RATIO
--------------------- ----------- ----------------- -------------- ------------- ---------- ------------ --------- --------------

         0 to 5           125      $1,768,215,619         94.1%         94.1%       5.830%  115             1.35x       71.84%
        6 to 11             8         105,235,335          5.6          99.7%       5.528   108             1.32        70.88
          12                1           4,767,517          0.3         100.0        5.254   108             1.27        78.93
---------------------     ---      --------------        -----
  Total / Wtd. Avg.       134      $1,878,218,471        100.0%                     5.812%  114             1.35x       71.81%
=====================     ===      ==============        =====

                     ENCUMBERED INTEREST (LOAN GROUP NO. 1)

                                                                                       WEIGHTED AVERAGES
                                            AGGREGATE      % OF INITIAL ------------------------------------------------
                             NUMBER OF     CUT-OFF DATE     LOAN GROUP                STATED               CUT-OFF DATE
                             MORTGAGED      PRINCIPAL         NO. 1      MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE
    ENCUMBERED INTEREST     PROPERTIES       BALANCE         BALANCE       RATE     TERM (MO.)     DSCR        RATIO
-------------------------- ------------ ----------------- ------------- ---------- ------------ --------- --------------

Fee Simple                      244      $1,810,716,263        96.4%       5.814%  114             1.34x       72.19%
Leasehold                         8          27,266,814         1.5        5.624   117             2.04        55.68
Fee in Part, Leasehold in
 Part                             4          40,235,395         2.1        5.863   115             1.35        65.23
--------------------------      ---      --------------       -----
 Total / Wtd. Avg.              256      $1,878,218,471       100.0%       5.812%  114             1.35x       71.81%
==========================      ===      ==============       =====

                                     A-3-3

                       PROPERTY TYPES (LOAN GROUP NO. 1)

                                                   AGGREGATE      % OF INITIAL      MAXIMUM
                                    NUMBER OF     CUT-OFF DATE     LOAN GROUP    CUT-OFF DATE
                                    MORTGAGED      PRINCIPAL          NO. 1        PRINCIPAL
PROPERTY TYPES                     PROPERTIES       BALANCE          BALANCE        BALANCE
--------------------------------- ------------ ----------------- -------------- --------------

Retail                                 158      $  674,076,753         35.9%     $ 36,500,000
 Anchored, Single Tenant               122         261,937,500         13.9        13,000,000
 Anchored                               17         243,067,977         12.9        32,812,500
 Unanchored                             11         108,749,727          5.8        36,500,000
 Shadow Anchored                         4          44,659,995          2.4        14,600,000
 Unanchored, Single Tenant               2           2,136,870          0.1         1,120,980
 Regional Mall                           1           9,528,182          0.5      $  9,528,182
 Shadow Anchored, Single Tenant          1           3,996,501          0.2         3,996,501
Office                                  48         740,123,241         39.4       133,000,000
 Suburban                               35         552,508,241         29.4       133,000,000
 Flex                                    2           8,060,000          0.4         6,763,000
 Medical Office                          8          71,810,000          3.8        17,120,000
 CBD                                     3         107,745,000          5.7        42,695,000
Hospitality                             25         242,264,807         12.9        63,000,000
Industrial                              18         146,824,372          7.8        26,500,000
Mixed Use                                5          54,024,417          2.9        18,800,000
Land                                     1          14,904,880          0.8        14,904,880
Manufactured Housing                     1           6,000,000          0.3         6,000,000
---------------------------------      ---      --------------        -----
 Total / Wtd. Avg.                     256      $1,878,218,471        100.0%
=================================      ===      ==============        =====

                                                  WEIGHTED AVERAGES
                                  -------------------------------------------------
                                                                                                         MIN/MAX
                                                STATED                CUT-OFF DATE      MIN/MAX       CUT-OFF DATE
                                   MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE      U/W NCF       LOAN-TO-VALUE
PROPERTY TYPES                       RATE     TERM (MO.)     DSCR        RATIO            DSCR            RATIO
--------------------------------- ---------- ------------ --------- --------------- --------------- ----------------

Retail                               5.982%  120             1.31x        74.80%    1.15x / 1.85x   50.93% / 80.00%
 Anchored, Single Tenant             6.320   122             1.43         75.64     1.20x / 1.51x   64.75% / 78.97%
 Anchored                            5.779   117             1.23         74.53     1.20x / 1.52x   63.02% / 80.00%
 Unanchored                          5.783   119             1.28         73.25     1.20x / 1.85x   50.93% / 79.91%
 Shadow Anchored                     5.679   125             1.19         76.82     1.15x / 1.20x   72.75% / 78.92%
 Unanchored, Single Tenant           5.690   176             1.22         74.77     1.22x / 1.22x   74.77% / 74.77%
 Regional Mall                       5.690   115             1.20         70.58     1.20x / 1.20x   70.58% / 70.58%
 Shadow Anchored, Single Tenant      5.793   119             1.32         65.52     1.32x / 1.32x   65.52% / 65.52%
Office                               5.613   112             1.33         71.05     1.16x / 2.26x   49.52% / 80.00%
 Suburban                            5.610   111             1.37         69.13     1.16x / 2.26x   49.52% / 80.00%
 Flex                                5.440   115             1.21         79.90     1.21x / 1.21x   79.90% / 79.90%
 Medical Office                      5.741   117             1.22         77.66     1.20x / 1.27x   72.85% / 80.00%
 CBD                                 5.556   116             1.20         75.83     1.20x / 1.20x   72.72% / 80.00%
Hospitality                          6.054   104             1.51         64.29     1.31x / 1.74x   48.71% / 75.00%
Industrial                           5.710   117             1.25         75.14     1.19x / 1.51x   65.96% / 80.08%
Mixed Use                            5.754   110             1.59         69.46     1.20x / 2.52x   39.05% / 80.00%
Land                                 5.495   114             1.20         76.87     1.20x / 1.20x   76.87% / 76.87%
Manufactured Housing                 5.360   117             1.53         59.41     1.53x / 1.53x   59.41% / 59.41%
---------------------------------
 Total / Wtd. Avg.                   5.812%  114             1.35x        71.81%    1.15x / 2.52x   39.05% / 80.08%
=================================

                                     A-3-4

   UNDERWRITTEN NET CASH FLOW DEBT SERVICE COVERAGE RATIO (LOAN GROUP NO. 1)

                                                                                                WEIGHTED AVERAGES
                                                                                 ------------------------------------------------
                                                                     CUMULATIVE
                                       AGGREGATE     % OF INITIAL   % OF INITIAL
                        NUMBER OF    CUT-OFF DATE     LOAN GROUP     LOAN GROUP                STATED               CUT-OFF DATE
   RANGE OF U/W NCF      MORTGAGE      PRINCIPAL         NO. 1         NO. 1      MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE
         DSCR             LOANS         BALANCE         BALANCE       BALANCE       RATE     TERM (MO.)     DSCR        RATIO
---------------------- ----------- ---------------- -------------- ------------- ---------- ------------ --------- --------------

     1.15x to 1.19x          3      $   36,395,122         1.9%          1.9%       6.087%       120        1.17x       75.87%
     1.20x to 1.24x         71       1,075,660,642        57.3          59.2        5.662        115        1.21        74.72
     1.25x to 1.29x         14          77,134,019         4.1          63.3        5.832        117        1.27        72.45
     1.30x to 1.34x         15         121,136,013         6.4          69.8        5.735        118        1.32        71.58
     1.35x to 1.39x          4          32,519,336         1.7          71.5        5.781        117        1.38        72.65
     1.40x to 1.44x          6          54,549,951         2.9          74.4        5.932         99        1.43        69.81
     1.45x to 1.49x          7          62,384,675         3.3          77.7        6.177        112        1.47        70.10
     1.50x to 1.99x         11         333,588,713        17.8          95.5        6.322        112        1.57        68.32
     2.00x to 2.52x          3          84,850,000         4.5         100.0        5.344        115        2.30        48.81
----------------------      --      --------------       -----
   Total / Wtd. Avg.       134      $1,878,218,471       100.0%                     5.812%       114        1.35x       71.81%
======================     ===      ==============       =====

              CUT-OFF DATE LOAN-TO-VALUE RATIO (LOAN GROUP NO. 1)

                                                                                                WEIGHTED AVERAGES
                                                                                 ------------------------------------------------
                                                                     CUMULATIVE
                                      AGGREGATE      % OF INITIAL   % OF INITIAL
       RANGE OF        NUMBER OF     CUT-OFF DATE     LOAN GROUP     LOAN GROUP                STATED               CUT-OFF DATE
     CUT-OFF DATE       MORTGAGE      PRINCIPAL          NO. 1         NO. 1      MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE
      LTV RATIO          LOANS         BALANCE          BALANCE       BALANCE       RATE     TERM (MO.)     DSCR        RATIO
--------------------- ----------- ----------------- -------------- ------------- ---------- ------------ --------- --------------

   39.05% to 60.00%         9      $  182,841,451          9.7%          9.7%       5.696%  104             1.97x       50.63%
   60.01% to 65.00%        10          87,256,000          4.6          14.4        5.924   123             1.39        63.73
   65.01% to 70.00%        19         162,737,592          8.7          23.0        5.768   117             1.31        68.48
   70.01% to 75.00%        45         703,241,415         37.4          60.5        5.714   112             1.24        72.93
   75.01% to 80.00%        50         737,337,013         39.3          99.7        5.932   118             1.30        77.62
   80.01% to 80.08%         1           4,805,000          0.3         100.0        5.533   118             1.21        80.08
---------------------      --      --------------        -----
  Total / Wtd. Avg.       134      $1,878,218,471        100.0%                     5.812%  114             1.35x       71.81%
=====================     ===      ==============        =====

               MATURITY DATE/ARD LOAN-TO-VALUE (LOAN GROUP NO. 1)

                                                                     CUMULATIVE
                                      AGGREGATE      % OF INITIAL   % OF INITIAL
  RANGE OF MATURITY    NUMBER OF     CUT-OFF DATE     LOAN GROUP     LOAN GROUP
       DATE/ARD         MORTGAGE      PRINCIPAL          NO. 1         NO. 1
 LOAN-TO-VALUE RATIO     LOANS         BALANCE          BALANCE       BALANCE
--------------------- ----------- ----------------- -------------- -------------

   38.07% to 50.00%         8      $  189,325,919         10.1%         10.1%
   50.01% to 60.00%        35         259,178,068         13.8          23.9
   60.01% to 65.00%        28         377,232,875         20.1          44.0
   65.01% to 70.00%        32         641,645,244         34.2          78.1
   70.01% to 74.37%        31         410,836,365         21.9         100.0
---------------------      --      --------------        -----
  Total / Wtd. Avg.       134      $1,878,218,471        100.0%
=====================     ===      ==============        =====

                                     WEIGHTED AVERAGES
                      ------------------------------------------------
  RANGE OF MATURITY                 STATED               CUT-OFF DATE
       DATE/ARD        MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE
 LOAN-TO-VALUE RATIO     RATE     TERM (MO.)     DSCR        RATIO
--------------------- ---------- ------------ --------- --------------

   38.07% to 50.00%      5.703%  104             1.95x       51.32%
   50.01% to 60.00%      5.908   123             1.32        69.56
   60.01% to 65.00%      5.653   117             1.26        71.18
   65.01% to 70.00%      6.020   117             1.31        75.63
   70.01% to 74.37%      5.624   107             1.22        77.26
---------------------
  Total / Wtd. Avg.      5.812%  114             1.35x       71.81%
=====================

                                     A-3-5

                        STATE/REGION (LOAN GROUP NO. 1)

                                           AGGREGATE      % OF INITIAL
                            NUMBER OF     CUT-OFF DATE     LOAN GROUP
                            MORTGAGED      PRINCIPAL          NO. 1
       STATE/REGION        PROPERTIES       BALANCE          BALANCE
------------------------- ------------ ----------------- --------------

California                      15      $  294,256,324         15.7%
 Southern California(1)          9         245,967,183         13.1
 Northern California(1)          6          48,289,141          2.6
Florida                         11         153,191,482          8.2
Virginia                         6         152,422,982          8.1
Wisconsin                       47         134,825,062          7.2
Pennsylvania                    11         121,616,061          6.5
Washington                      15          96,950,920          5.2
New York                        10          96,730,000          5.2
Massachusetts                    5          74,610,132          4.0
Georgia                         11          66,530,874          3.5
Tennessee                        3          59,085,000          3.1
Michigan                        11          56,127,264          3.0
New Jersey                       4          49,809,099          2.7
South Carolina                   3          44,522,978          2.4
Texas                            5          40,186,262          2.1
Nevada                           5          38,790,000          2.1
Maryland                         3          38,350,000          2.0
Oklahoma                         8          38,000,000          2.0
Ohio                             2          35,620,980          1.9
Connecticut                      5          35,602,000          1.9
Louisiana                        2          32,569,087          1.7
Minnesota                       14          29,550,910          1.6
North Carolina                   4          27,602,278          1.5
Illinois                         7          21,806,331          1.2
Nebraska                         8          17,708,283          0.9
Arizona                          2          16,397,357          0.9
Utah                            11          15,384,508          0.8
Kentucky                         2          14,074,906          0.7
Idaho                            8          13,116,728          0.7
Missouri                         2          10,728,000          0.6
Colorado                         2           9,749,074          0.5
Mississippi                      1           9,528,182          0.5
South Dakota                     5           9,365,092          0.5
Delaware                         1           8,800,000          0.5
Montana                          4           7,069,314          0.4
Indiana                          1           5,500,000          0.3
Iowa                             2           2,041,002          0.1
-------------------------       --      --------------        -----
 Total/Wtd. Avg.               256      $1,878,218,471        100.0%
=========================      ===      ==============        =====

                                                           WEIGHTED AVERAGES
                                            ------------------------------------------------
                             CUMULATIVE %
                           OF INITIAL LOAN                STATED               CUT-OFF DATE
                             GROUP NO. 1     MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE
       STATE/REGION            BALANCE         RATE     TERM (MO.)     DSCR        RATIO
------------------------- ----------------- ---------- ------------ --------- --------------

California                       15.7%         5.677%       118        1.27x       70.17%
 Southern California(1)          13.1          5.683        118        1.27        69.13
 Northern California(1)           2.6          5.647        115        1.30        75.50
Florida                          23.8          5.660        115        1.22        73.98
Virginia                         31.9          5.639         88        1.26        72.84
Wisconsin                        39.1          6.248        111        1.50        71.97
Pennsylvania                     45.6          5.999        119        1.26        74.82
Washington                       50.8          5.845        117        1.31        73.85
New York                         55.9          5.508        115        1.95        57.61
Massachusetts                    59.9          5.598        116        1.24        73.73
Georgia                          63.4          6.029        118        1.44        68.92
Tennessee                        66.6          5.673        110        1.26        72.99
Michigan                         69.6          5.807        120        1.31        73.13
New Jersey                       72.2          5.700        118        1.36        72.18
South Carolina                   74.6          5.917        120        1.23        77.82
Texas                            76.7          5.607        121        1.22        75.32
Nevada                           78.8          5.702        129        1.52        60.92
Maryland                         80.8          5.642        117        1.20        73.91
Oklahoma                         82.8          5.440        115        1.21        79.90
Ohio                             84.7          6.068         84        1.73        52.99
Connecticut                      86.6          5.771        126        1.21        75.94
Louisiana                        88.4          5.586        116        1.21        77.47
Minnesota                        89.9          6.461        119        1.47        76.57
North Carolina                   91.4          5.600        115        1.50        69.49
Illinois                         92.6          6.332        119        1.30        76.99
Nebraska                         93.5          6.588        120        1.51        76.39
Arizona                          94.4          5.970        119        1.22        75.37
Utah                             95.2          6.588        120        1.51        76.39
Kentucky                         96.0          5.802        116        1.24        74.57
Idaho                            96.7          6.588        120        1.51        76.39
Missouri                         97.2          5.893        119        1.25        78.42
Colorado                         97.7          5.691        153        1.23        70.60
Mississippi                      98.3          5.690        115        1.20        70.58
South Dakota                     98.8          6.588        120        1.51        76.39
Delaware                         99.2          6.190        120        1.37        73.95
Montana                          99.6          6.588        120        1.51        76.39
Indiana                          99.9          5.535        117        1.29        67.07
Iowa                            100.0          6.588        120        1.51        76.39
-------------------------
 Total/Wtd. Avg.                               5.812%       114        1.35x       71.81%
=========================

(1)   Northern California includes areas with zip codes of 93906 and above, and
      Southern California includes areas with zip codes of below 92870.

                  PREPAYMENT PROVISION TYPE (LOAN GROUP NO. 1)

                                                                                       WEIGHTED AVERAGES
                                                                        ------------------------------------------------
                                            AGGREGATE      % OF INITIAL
                             NUMBER OF     CUT-OFF DATE     LOAN GROUP                STATED               CUT-OFF DATE
                              MORTGAGE      PRINCIPAL         NO. 1      MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE
 PREPAYMENT PROVISION TYPE     LOANS         BALANCE         BALANCE       RATE     TERM (MO.)     DSCR        RATIO
--------------------------- ----------- ----------------- ------------- ---------- ------------ --------- --------------

LO/Defeasance                   123      $1,764,396,037        93.9%       5.807%       114        1.35x       71.85%
LO/Grtrx%UPBorYM                  8          86,522,434         4.6        5.952        118        1.35        71.27
LO/y%UPB+YM                       2          21,300,000         1.1        5.685         98        1.48        69.44
LO/YM                             1           6,000,000         0.3        5.605        116        1.21        74.07
---------------------------     ---      --------------       -----
 Total / Wtd. Avg.              134      $1,878,218,471       100.0%       5.812%       114        1.35x       71.81%
===========================     ===      ==============       =====

                                     A-3-6

INITIAL LOAN GROUP 1 PREPAYMENT RESTRICTION COMPOSITION OVER TIME (LOAN
                        GROUP NO. 1)(1)

                                             MONTHS FOLLOWING CUT-OFF DATE
                              ------------------------------------------------------------
    PREPAYMENT RESTRICTION          0           12          24          36          48
----------------------------- ------------ ----------- ----------- ----------- -----------

Remaining Aggregate Mortgage
 Loan Pool Balance(2)             100.00%      99.56%      99.07%      98.37%      97.40%
Locked/Defeasance                 100.00%     100.00%     100.00%      94.35%      94.34%
 Locked                           100.00%     100.00%     100.00%       7.80%       0.40%
 Defeasance                         0.00%       0.00%       0.00%      86.54%      93.94%
Yield Maintenance (All)             0.00%       0.00%       0.00%       5.65%       5.66%
 Grtr1%UPBorYM                      0.00%       0.00%       0.00%       4.18%       4.17%
 2%UPBorYM+2%                       0.00%       0.00%       0.00%       1.15%       1.16%
 YM                                 0.00%       0.00%       0.00%       0.32%       0.32%
Open                                0.00%       0.00%       0.00%       0.00%       0.00%
-----------------------------     ------      ------      ------      ------      ------
TOTAL                             100.00%     100.00%     100.00%     100.00%     100.00%
=============================     ======      ======      ======      ======      ======

                                                  MONTHS FOLLOWING CUT-OFF DATE
                              ----------------------------------------------------------------------
    PREPAYMENT RESTRICTION         60          72          84          96         108         120
----------------------------- ----------- ----------- ----------- ----------- ----------- ----------

Remaining Aggregate Mortgage
 Loan Pool Balance(2)             95.54%      94.25%      84.57%      82.39%      80.67%      1.13%
Locked/Defeasance                 93.88%      93.69%      93.26%      94.10%      94.34%    100.00%
 Locked                            0.00%       0.00%       0.00%       0.00%       0.00%      0.00%
 Defeasance                       93.88%      93.69%      93.26%      94.10%      94.34%    100.00%
Yield Maintenance (All)            6.12%       6.13%       6.74%       5.90%       5.66%      0.00%
 Grtr1%UPBorYM                     4.60%       4.60%       5.05%       5.10%       4.85%      0.00%
 2%UPBorYM+2%                      1.19%       1.20%       1.34%       0.45%       0.46%      0.00%
 YM                                0.32%       0.32%       0.36%       0.36%       0.36%      0.00%
Open                               0.00%       0.18%       0.00%       0.00%       0.00%      0.00%
-----------------------------    ------      ------      ------      ------      ------     ------
TOTAL                            100.00%     100.00%     100.00%     100.00%     100.00%    100.00%
=============================    ======      ======      ======      ======      ======     ======

(1)   All numbers, unless otherwise noted, are as a percentage of the aggregate
Loan Group No.1 balance at the specified point in time.

(2)   Remaining aggregate mortgage loan pool balance as a percentage of the
Initial Loan Group No.1 balance a the specified point in time.

                                     A-3-7

            [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                    ANNEX A-4

            SUMMARY CHARACTERISTICS OF THE UNDERLYING MORTGAGE LOANS
          IN LOAN GROUP NO. 2 AND THE RELATED MORTGAGED REAL PROPERTIES

    Note: For purposes of presenting information regarding the original and remaining terms to maturity of the respective underlying mortgage loans in the following exhibits, each ARD Loan is assumed to mature on its anticipated repayment date.

            [THIS PAGE INTENTIONALLY LEFT BLANK.]

              CUT-OFF DATE PRINCIPAL BALANCES (LOAN GROUP NO. 2)

                                            AGGREGATE    % OF INITIAL      MAXIMUM
          RANGE OF            NUMBER OF   CUT-OFF DATE    LOAN GROUP    CUT-OFF DATE
        CUT-OFF DATE           MORTGAGE     PRINCIPAL        NO. 2        PRINCIPAL
     PRINCIPAL BALANCES         LOANS        BALANCE        BALANCE        BALANCE
---------------------------- ----------- -------------- -------------- --------------

$   865,000 to $ 4,999,999         5      $ 16,597,111         4.3%     $ 4,984,768
$ 5,000,000 to $ 9,999,999        14        96,185,416        25.0        8,879,000
$10,000,000 to $14,999,999         5        68,078,040        17.7       14,800,000
$15,000,000 to $19,999,999         3        48,690,000        12.6       17,500,000
$20,000,000 to $24,999,999         2        42,167,000        10.9       22,167,000
$25,000,000 to $29,999,999         1        25,600,000         6.6       25,600,000
$30,000,000 to $39,999,999         1        33,000,000         8.6       33,000,000
$40,000,000 to $55,000,000         1        55,000,000        14.3       55,000,000
----------------------------      --      ------------       -----
Total / Wtd. Avg.                 32      $385,317,567       100.0%
============================      ==      ============       =====

                                             WEIGHTED AVERAGES
                             -------------------------------------------------
          RANGE OF                         STATED        U/W     CUT-OFF DATE
        CUT-OFF DATE          MORTGAGE    REMAINING      NCF     LOAN-TO-VALUE
     PRINCIPAL BALANCES         RATE     TERM (MO.)     DSCR         RATIO
---------------------------- ---------- ------------ ---------- --------------

$   865,000 to $ 4,999,999      5.749%       117         1.47x       63.88%
$ 5,000,000 to $ 9,999,999      5.834        113         1.24        72.60
$10,000,000 to $14,999,999      5.380        110         1.33        69.85
$15,000,000 to $19,999,999      5.596         97         1.35        69.96
$20,000,000 to $24,999,999      4.954        115         1.20        72.34
$25,000,000 to $29,999,999      5.490        118         1.26        79.01
$30,000,000 to $39,999,999      5.940        118         1.20        70.66
$40,000,000 to $55,000,000      5.190        109         1.23        69.18
----------------------------
Total / Wtd. Avg.               5.518%       111         1.27x       71.15%
============================

                     MORTGAGE LOAN TYPE (LOAN GROUP NO. 2)

                                                                                              WEIGHTED AVERAGES
                                                                               ------------------------------------------------
                                    AGGREGATE
                      NUMBER OF   CUT-OFF DATE    % OF INITIAL      MAXIMUM                  STATED               CUT-OFF DATE
                       MORTGAGE     PRINCIPAL      LOAN GROUP    CUT-OFF DATE   MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE
 MORTGAGE LOAN TYPE     LOANS        BALANCE     NO. 2 BALANCE      BALANCE       RATE     TERM (MO.)     DSCR        RATIO
-------------------- ----------- -------------- --------------- -------------- ---------- ------------ --------- --------------

Partial IO/Balloon        18      $274,127,000        71.1%      $55,000,000      5.391%       115        1.24x       72.11%
Balloon                   12        81,190,567        21.1        13,472,999      5.955        112        1.28        70.65
Interest Only              2        30,000,000         7.8        16,000,000      5.502         67        1.54        63.70
--------------------      --      ------------       -----
 Total / Wtd. Avg.        32      $385,317,567       100.0%                       5.518%       111        1.27x       71.15%
====================      ==      ============       =====

                       MORTGAGE RATES (LOAN GROUP NO. 2)

                                                                                                WEIGHTED AVERAGES
                                                                                 ------------------------------------------------
                                     AGGREGATE                      CUMULATIVE
                       NUMBER OF   CUT-OFF DATE    % OF INITIAL    % OF INITIAL                STATED               CUT-OFF DATE
       RANGE OF         MORTGAGE     PRINCIPAL      LOAN GROUP      LOAN GROUP    MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE
    MORTGAGE RATES       LOANS        BALANCE     NO. 2 BALANCE   NO. 2 BALANCE     RATE     TERM (MO.)     DSCR        RATIO
--------------------- ----------- -------------- --------------- --------------- ---------- ------------ --------- --------------

 4.3750% to 5.4990%        10      $163,041,768        42.3%           42.3%        5.129%  108             1.30x       70.36%
 5.5000% to 5.7500%        12       125,262,212        32.5            74.8         5.605   106             1.26        71.53
 5.7500% to 5.9990%         4        66,845,000        17.3            92.2         5.870   118             1.22        73.16
 6.0000% to 6.4990%         5        23,272,197         6.0            98.2         6.163   119             1.32        68.00
 6.5000% to 7.5600%         1         6,896,389         1.8           100.0         7.560   179             1.15        74.00
---------------------      --      ------------       -----
  Total / Wtd. Avg.        32      $385,317,567       100.0%                        5.518%  111             1.27x       71.15%
=====================      ==      ============       =====

                                     A-4-1

            ORIGINAL TERM TO SCHEDULED MATURITY (LOAN GROUP NO. 2)

                                                                                                WEIGHTED AVERAGES
                                                                                 ------------------------------------------------
                                     AGGREGATE                      CUMULATIVE
  ORIGINAL TERMS TO    NUMBER OF   CUT-OFF DATE    % OF INITIAL    % OF INITIAL                STATED               CUT-OFF DATE
     MATURITY/ARD       MORTGAGE     PRINCIPAL      LOAN GROUP      LOAN GROUP    MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE
       (MONTHS)          LOANS        BALANCE     NO. 2 BALANCE   NO. 2 BALANCE     RATE     TERM (MO.)     DSCR        RATIO
--------------------- ----------- -------------- --------------- --------------- ---------- ------------ --------- --------------

          60                3        30,126,251         7.8%            7.8%        5.574%        56        1.44x       68.45%
          84                1        14,000,000         3.6            11.5         5.515         80        1.44        63.06
         120               27       334,294,927        86.8            98.2         5.471        116        1.25        71.67
         180                1         6,896,389         1.8           100.0         7.560        179        1.15        74.00
---------------------      --       -----------       -----
  Total / Wtd. Avg.        32      $385,317,567       100.0%                        5.518%       111        1.27x       71.15%
=====================      ==      ============       =====

            REMAINING TERM TO SCHEDULED MATURITY (LOAN GROUP NO. 2)

       RANGE OF                      AGGREGATE                       CUMULATIVE
  REMAINING TERMS TO   NUMBER OF   CUT-OFF DATE    % OF INITIAL   % OF INITIAL NET
     MATURITY/ARD       MORTGAGE     PRINCIPAL      LOAN GROUP       LOAN GROUP
        (MOS.)           LOANS        BALANCE     NO. 2 BALANCE     NO. 2 BALANCE
--------------------- ----------- -------------- --------------- ------------------

       55 to  59            3      $ 30,126,251         7.8%             7.8%
       60 to  83            1        14,000,000         3.6             11.5
       84 to 114            3        83,032,000        21.5             33.0
      115 to 120           24       251,262,927        65.2             98.2
      121 to 179            1         6,896,389         1.8            100.0
---------------------      --      ------------       -----
  Total / Wtd. Avg.        32      $385,317,567       100.0%
=====================      ==      ============       =====

                                     WEIGHTED AVERAGES
                      ------------------------------------------------
       RANGE OF
  REMAINING TERMS TO                STATED               CUT-OFF DATE
     MATURITY/ARD      MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE
        (MOS.)           RATE     TERM (MO.)     DSCR        RATIO
--------------------- ---------- ------------ --------- --------------

       55 to  59         5.574%        56        1.44x       68.45%
       60 to  83         5.515         80        1.44        63.06
       84 to 114         4.993        111        1.24        68.27
      115 to 120         5.629        117        1.26        72.80
      121 to 179         7.560        179        1.15        74.00
---------------------
  Total / Wtd. Avg.      5.518%       111        1.27x       71.15%
=====================

                 ORIGINAL AMORTIZATION TERM (LOAN GROUP NO. 2)

                                       AGGREGATE                      CUMULATIVE
        RANGE OF         NUMBER OF   CUT-OFF DATE    % OF INITIAL    % OF INITIAL
 ORIGINAL AMORTIZATION    MORTGAGE     PRINCIPAL      LOAN GROUP      LOAN GROUP
     TERMS (MONTHS)        LOANS        BALANCE     NO. 2 BALANCE   NO. 2 BALANCE
----------------------- ----------- -------------- --------------- ---------------

      Interest Only           2      $ 30,000,000         7.8%            7.8%
          360                30       355,317,567        92.2           100.0
-----------------------      --      ------------       -----
   Total / Wtd. Avg.         32      $385,317,567       100.0%
=======================      ==      ============       =====

                                       WEIGHTED AVERAGES
                        ------------------------------------------------
        RANGE OF                      STATED               CUT-OFF DATE
 ORIGINAL AMORTIZATION   MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE
     TERMS (MONTHS)        RATE     TERM (MO.)     DSCR        RATIO
----------------------- ---------- ------------ --------- --------------

      Interest Only        5.502%        67        1.54x       63.70%
          360              5.520        115        1.25        71.78
-----------------------
   Total / Wtd. Avg.       5.518%       111        1.27x       71.15%
=======================

                 REMAINING AMORTIZATION TERM (LOAN GROUP NO. 2)

                                                                                                WEIGHTED AVERAGES
                                                                                 ------------------------------------------------
       RANGE OF                      AGGREGATE                      CUMULATIVE
      REMAINING        NUMBER OF   CUT-OFF DATE    % OF INITIAL    % OF INITIAL                STATED               CUT-OFF DATE
     AMORTIZATION       MORTGAGE     PRINCIPAL      LOAN GROUP      LOAN GROUP    MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE
    TERMS (MONTHS)       LOANS        BALANCE     NO. 2 BALANCE   NO. 2 BALANCE     RATE     TERM (MO.)     DSCR        RATIO
--------------------- ----------- -------------- --------------- --------------- ---------- ------------ --------- --------------

     Interest Only          2      $ 30,000,000         7.8%            7.8%        5.502%        67        1.54x       63.70%
      301 to 360           30       355,317,567        92.2           100.0         5.520        115        1.25        71.78
---------------------      --      ------------       -----
  Total / Wtd. Avg.        32      $385,317,567       100.0%                        5.518%       111        1.27x       71.15%
=====================      ==      ============       =====

                                     A-4-2

                   MORTGAGE LOAN SEASONING (LOAN GROUP NO. 2)

                                                                                                WEIGHTED AVERAGES
                                                                                 ------------------------------------------------
                                     AGGREGATE                      CUMULATIVE
                       NUMBER OF   CUT-OFF DATE    % OF INITIAL    % OF INITIAL                STATED               CUT-OFF DATE
                        MORTGAGE     PRINCIPAL      LOAN GROUP      LOAN GROUP    MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE
  SEASONING (MONTHS)     LOANS        BALANCE     NO. 2 BALANCE   NO. 2 BALANCE     RATE     TERM (MO.)     DSCR        RATIO
--------------------- ----------- -------------- --------------- --------------- ---------- ------------ --------- --------------

        0 to 5             29      $302,285,567        78.5%           78.5%        5.662%  111             1.28x       71.94%
        6 to 11             3        83,032,000        21.5%          100.0         4.993   111             1.24        68.27
---------------------      --      ------------       -----
  Total / Wtd. Avg.        32      $385,317,567       100.0%                        5.518%  111             1.27x       71.15%
=====================      ==      ============       =====

                     ENCUMBERED INTEREST (LOAN GROUP NO. 2)

                                                                                 WEIGHTED AVERAGES
                                                                  ------------------------------------------------
                                      AGGREGATE
                        NUMBER OF   CUT-OFF DATE    % OF INITIAL                STATED               CUT-OFF DATE
                        MORTGAGED     PRINCIPAL      LOAN GROUP    MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE
 ENCUMBERED INTEREST   PROPERTIES      BALANCE     NO. 2 BALANCE     RATE     TERM (MO.)     DSCR        RATIO
--------------------- ------------ -------------- --------------- ---------- ------------ --------- --------------

Fee Simple                 32       $365,317,567        94.8%        5.517%  111             1.28x       70.83%
Leasehold                   1         20,000,000         5.2         5.530%  116             1.20        76.92
---------------------      --       ------------       -----
 Total / Wtd. Avg.         33       $385,317,567       100.0%        5.518%  111             1.27x       71.15%
=====================      ==       ============       =====

                                     A-4-3

                        PROPERTY TYPE (LOAN GROUP NO. 2)

                                                                                               WEIGHTED AVERAGES
                                                                               -------------------------------------------------
                                    AGGREGATE                       MAXIMUM
                      NUMBER OF   CUT-OFF DATE    % OF INITIAL   CUT-OFF DATE                STATED                CUT-OFF DATE
                      MORTGAGED     PRINCIPAL      LOAN GROUP      PRINCIPAL    MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE
   PROPERTY TYPES    PROPERTIES      BALANCE     NO. 2 BALANCE      BALANCE       RATE     TERM (MO.)     DSCR        RATIO
------------------- ------------ -------------- --------------- -------------- ---------- ------------ --------- ---------------

Multifamily              33        385,317,567       100.0        55,000,000      5.518%  111             1.27x       71.15
 Conventional            27        326,912,673        84.8        55,000,000      5.485   110             1.28        70.79
 Student Housing          5         49,745,040        12.9        17,500,000      5.649   117             1.21        74.15
 Section 8                1          8,659,854         2.2         8,659,854      6.020   119             1.27        67.66
-------------------      --        -----------       -----
Total / Wtd. Avg.        33       $385,317,567       100.0%                       5.518%  111             1.27x       71.15%
===================      ==       ============       =====

                                         MIN/MAX
                        MIN/MAX       CUT-OFF DATE
                        U/W NCF       LOAN-TO-VALUE
   PROPERTY TYPES         DSCR            RATIO
------------------- --------------- ----------------

Multifamily         1.15x / 1.94x   48.15% / 79.17%
 Conventional       1.15x / 1.94x   48.15% / 79.17%
 Student Housing    1.20x / 1.26x   68.63% / 77.50%
 Section 8          1.27x / 1.27x   67.66% / 67.66%
-------------------
Total / Wtd. Avg.   1.15x / 1.94x   48.15% / 79.17%
===================

                                     A-4-4

   UNDERWRITTEN NET CASH FLOW DEBT SERVICE COVERAGE RATIO (LOAN GROUP NO. 2)

                                                                                                 WEIGHTED AVERAGES
                                                                                  ------------------------------------------------
                                      AGGREGATE                      CUMULATIVE
                        NUMBER OF   CUT-OFF DATE    % OF INITIAL    % OF INITIAL                STATED               CUT-OFF DATE
       RANGE OF          MORTGAGE     PRINCIPAL      LOAN GROUP      LOAN GROUP    MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE
     U/W NCF DSCR         LOANS        BALANCE     NO. 2 BALANCE   NO. 2 BALANCE     RATE     TERM (MO.)     DSCR        RATIO
---------------------- ----------- -------------- --------------- --------------- ---------- ------------ --------- --------------

     1.15x to 1.19x          1      $  6,896,389         1.8%            1.8%        7.560%       179        1.15x       74.00%
     1.20x to 1.24x         19       246,688,555        64.0            65.8         5.499        112        1.21        72.53
     1.25x to 1.29x          4        52,509,854        13.6            79.4         5.651        118        1.26        75.47
     1.30x to 1.34x          1        13,472,999         3.5            82.9         5.595        118        1.31        67.87
     1.35x to 1.39x          2        22,300,000         5.8            88.7         4.787        116        1.39        64.90
     1.40x to 1.44x          2        19,865,000         5.2            93.9         5.437         90        1.44        62.16
     1.45x to 1.94x          3        23,584,768         6.1           100.0         5.545         76        1.67        61.63
----------------------      --      ------------       -----
   Total / Wtd. Avg.        32      $385,317,567       100.0%                        5.518%       111        1.27x       71.15%
======================      ==      ============       =====

              CUT-OFF DATE LOAN-TO-VALUE RATIO (LOAN GROUP NO. 2)

                                                                                                 WEIGHTED AVERAGES
                                                                                  ------------------------------------------------
                                      AGGREGATE                      CUMULATIVE
       RANGE OF         NUMBER OF   CUT-OFF DATE    % OF INITIAL    % OF INITIAL                STATED               CUT-OFF DATE
     CUT-OFF DATE        MORTGAGE     PRINCIPAL      LOAN GROUP      LOAN GROUP    MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE
       LTV RATIO          LOANS        BALANCE     NO. 2 BALANCE   NO. 2 BALANCE     RATE     TERM (MO.)     DSCR        RATIO
---------------------- ----------- -------------- --------------- --------------- ---------- ------------ --------- --------------

   48.15% to 60.00%          3      $ 15,965,000         4.1%            4.1%        5.556%       116        1.50x       56.58%
   60.01% to 65.00%          5        39,247,111        10.2            14.3         5.574         79        1.52        63.24
   65.01% to 70.00%          6       131,599,854        34.2            48.5         5.115        113        1.25        68.69
   70.01% to 75.00%          7        79,155,562        20.5            69.0         5.965        112        1.22        72.24
   75.01% to 79.17%         11       119,350,040        31.0           100.0         5.643        117        1.22        77.69
----------------------      --      ------------       -----
   Total / Wtd. Avg.        32      $385,317,567       100.0%                        5.518%       111        1.27x       71.15%
======================      ==      ============       =====

            MATURITY DATE/ARD LOAN-TO-VALUE RATIO (LOAN GROUP NO. 2)

                                                                                                WEIGHTED AVERAGES
                                                                                 ------------------------------------------------
                                     AGGREGATE                      CUMULATIVE
  RANGE OF MATURITY    NUMBER OF   CUT-OFF DATE    % OF INITIAL    % OF INITIAL                STATED               CUT-OFF DATE
       DATE/ARD         MORTGAGE     PRINCIPAL      LOAN GROUP      LOAN GROUP    MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE
 LOAN-TO-VALUE RATIO     LOANS        BALANCE     NO. 2 BALANCE   NO. 2 BALANCE     RATE     TERM (MO.)     DSCR        RATIO
--------------------- ----------- -------------- --------------- --------------- ---------- ------------ --------- --------------

   40.98% to 50.00%         1      $  2,600,000         0.7%            0.7%        6.120%  120             1.94x       48.15%
   50.01% to 60.00%         8        51,641,354        13.4            14.1         5.929   126             1.33        65.06
   60.01% to 65.00%         6       120,937,962        31.4            45.5         5.400   101             1.30        68.73
   65.01% to 70.00%        15       169,348,251        44.0            89.4         5.451   112             1.23        73.33
   70.01% to 74.37%         2        40,790,000        10.6           100.0         5.591   118             1.24        78.45
---------------------      --      ------------       -----
  Total / Wtd. Avg.        32      $385,317,567       100.0%                        5.518%  111             1.27x       71.15%
=====================      ==      ============       =====

                                     A-4-5

                        STATE/REGION (LOAN GROUP NO. 2)

                                          AGGREGATE                      CUMULATIVE
                            NUMBER OF   CUT-OFF DATE    % OF INITIAL    % OF INITIAL
                            MORTGAGED     PRINCIPAL      LOAN GROUP      LOAN GROUP
       STATE/REGION        PROPERTIES      BALANCE     NO. 2 BALANCE   NO. 2 BALANCE
------------------------- ------------ -------------- --------------- ---------------

California                      2       $ 60,500,000        15.7%           15.7%
Southern California (1)         1         55,000,000        14.3            14.3
Northern California (1)         1          5,500,000         1.4             1.4
Arizona                         3         37,500,000         9.7            25.4
Pennsylvania                    1         33,000,000         8.6            34.0
Ohio                            3         26,429,343         6.9            40.9
Georgia                         1         25,600,000         6.6            47.5
Wisconsin                       3         23,612,768         6.1            53.6
New Jersey                      1         20,000,000         5.2            58.8
North Carolina                  1         17,500,000         4.5            63.4
Michigan                        1         15,190,000         3.9            67.3
Kansas                          1         14,800,000         3.8            71.1
Tennessee                       1         13,500,000         3.5            74.6
Virginia                        2         13,409,854         3.5            78.1
Oklahoma                        2         14,350,000         3.7            81.9
South Carolina                  1          7,275,000         1.9            83.7
Texas                           2          9,496,389         2.5            86.2
Illinois                        2         14,126,251         3.7            89.9
Mississippi                     2         12,305,040         3.2            93.1
Washington                      2         14,725,000         3.8            96.9
New Hampshire                   1          6,132,922         1.6            98.5
Oregon                          1          5,865,000         1.5           100.0
-------------------------       -       ------------       -----
 Total/Wtd. Avg.               33       $385,317,567       100.0%
=========================      ==       ============       =====

                                         WEIGHTED AVERAGES
                          ------------------------------------------------
                                        STATED               CUT-OFF DATE
                           MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE
       STATE/REGION          RATE     TERM (MO.)     DSCR        RATIO
------------------------- ---------- ------------ --------- --------------

California                   5.227%       110        1.23x       69.56%
Southern California (1)      5.190        109        1.23        69.18
Northern California (1)      5.595        117        1.22        73.33
Arizona                      5.521         77        1.51        62.32
Pennsylvania                 5.940        118        1.20        70.66
Ohio                         4.730        115        1.21        67.45
Georgia                      5.490        118        1.26        79.01
Wisconsin                    5.631        118        1.35        67.99
New Jersey                   5.530        116        1.20        76.92
North Carolina               5.550        117        1.21        68.63
Michigan                     5.760        118        1.22        77.50
Kansas                       4.375        115        1.38        69.00
Tennessee                    5.800        119        1.27        73.37
Virginia                     5.809        118        1.27        70.83
Oklahoma                     5.904        118        1.22        77.57
South Carolina               5.460        115        1.20        76.10
Texas                        7.166        163        1.37        66.92
Illinois                     5.670         55        1.22        73.19
Mississippi                  5.740        117        1.20        76.91
Washington                   5.665        117        1.21        79.17
New Hampshire                5.675        118        1.24        73.10
Oregon                       5.250        114        1.44        60.00
-------------------------
 Total/Wtd. Avg.             5.518%       111        1.27x       71.15%
=========================

(1)   Northern California includes areas with zip codes of 93906 and above, and
      Southern California includes areas with zip codes of below 92870.

                  PREPAYMENT PROVISION TYPE (LOAN GROUP NO. 2)

                                                                                      WEIGHTED AVERAGES
                                                                       ------------------------------------------------
                                           AGGREGATE
                             NUMBER OF   CUT-OFF DATE    % OF INITIAL                STATED               CUT-OFF DATE
                              MORTGAGE     PRINCIPAL      LOAN GROUP    MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE
 PREPAYMENT PROVISION TYPE     LOANS        BALANCE     NO. 2 BALANCE     RATE     TERM (MO.)     DSCR        RATIO
--------------------------- ----------- -------------- --------------- ---------- ------------ --------- --------------

LO/Defeasance                    29      $319,967,567        83.0%        5.551%  111             1.27x       71.52%
LO/Grtrx%UPBorYM                  3        65,350,000        17.0         5.356   111             1.26        69.33
---------------------------      --      ------------       -----
 Total / Wtd. Avg.               32      $385,317,567       100.0%        5.518%  111             1.27x       71.15%
===========================      ==      ============       =====

                                     A-4-6

INITIAL LOAN GROUP 2 PREPAYMENT RESTRICTION COMPOSITION OVER TIME (LOAN
                       GROUP NO. 2)(1)

                                             MONTHS FOLLOWING CUT-OFF DATE
                              ------------------------------------------------------------
    PREPAYMENT RESTRICTION          0           12          24          36          48
----------------------------- ------------ ----------- ----------- ----------- -----------

Remaining Aggregate Mortgage
 Loan Pool Balance(2)             100.00%      99.75%      99.44%      98.77%      97.86%
Locked/Defeasance                 100.00      100.00      100.00      100.00      100.00
 Locked                           100.00      100.00      100.00       17.12       16.81
 Defeasance                         0.00        0.00        0.00       82.88       83.19
Yield Maintenance (All)             0.00        0.00        0.00        0.00        0.00
 Grtr1%UPBorYM                      0.00        0.00        0.00        0.00        0.00
 2%UPBorYM+2%                       0.00        0.00        0.00        0.00        0.00
 YM                                 0.00        0.00        0.00        0.00        0.00
Open                                0.00        0.00        0.00        0.00        0.00
-----------------------------     ------      ------      ------      ------      ------
TOTAL                             100.00%     100.00%     100.00%     100.00%     100.00%
=============================     ======      ======      ======      ======      ======

                                                  MONTHS FOLLOWING CUT-OFF DATE
                              ----------------------------------------------------------------------
    PREPAYMENT RESTRICTION         60          72          84          96         108         120
----------------------------- ----------- ----------- ----------- ----------- ----------- ----------

Remaining Aggregate Mortgage
 Loan Pool Balance(2)             89.28%      88.14%      83.24%      81.84%      80.35%      1.58%
Locked/Defeasance                 81.85       81.92       81.19       81.22       81.26     100.00
 Locked                            0.00        0.00        0.00        0.00        0.00       0.00
 Defeasance                       81.85       81.92       81.19       81.22       81.26     100.00
Yield Maintenance (All)           18.15       18.08       18.81       18.78        2.92       0.00
 Grtr1%UPBorYM                    18.15%      18.08       18.81       18.78        2.92       0.00
 2%UPBorYM+2%                      0.00        0.00        0.00        0.00        0.00       0.00
 YM                                0.00        0.00        0.00        0.00        0.00       0.00
Open                               0.00        0.00        0.00        0.00       15.82       0.00
-----------------------------    ------      ------      ------      ------      ------     ------
TOTAL                            100.00%     100.00%     100.00%     100.00%     100.00%    100.00%
=============================    ======      ======      ======      ======      ======     ======

(1)   All numbers, unless otherwise noted, are as a percentage of the aggregate
Loan Group No.2 balance at the specified point in time.

(2)   Remaining aggregate mortgage loan pool balance as a percentage of the
Initial Loan Group No.2 balance a the specified point in time.

                                     A-4-7

            [THIS PAGE INTENTIONALLY LEFT BLANK.]

            [THIS PAGE INTENTIONALLY LEFT BLANK.]

            [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                    ANNEX A-5

           CHARACTERISTICS OF THE MULTIFAMILY AND MANUFACTURED HOUSING
                            MORTGAGED REAL PROPERTIES

                           [INTENTIONALLY LEFT BLANK]

                 MORTGAGE        LOAN
    LOAN           LOAN         GROUP
   NUMBER         SELLER        NUMBER                    LOAN / PROPERTY NAME
----------------------------------------------------------------------------------------------

      6            PNC             2       Emerald Isle Senior Apartments
     22            CGM             2       Woodstream Apartments
     27            CGM             2       Bristol Pointe Apartment Homes
     30            CGM             2       Mallard Crossing Apartments
     32            CGM             2       Treetops Apartments
     39            CGM             2       Wolf Creek Apartments
     45            CGM             2       Promontory Apartments
     49            CGM             2       Hidden Valley Club Apartments
     51            CGM             2       Four Winds Apartments
----------------------------------------------------------------------------------------------
                                           Beau Rivage Portfolio
     52            CGM             2       Beau Rivage Apartments 192
     53            CGM             2       Beau Rivage Apartments 132
----------------------------------------------------------------------------------------------
                                           Curat Multifamily Portfolio
     60            CGM             2       Autumnwood Apartments
     61            CGM             2       Silvercreek Apartments
----------------------------------------------------------------------------------------------
     62            CGM             2       Hilands II Apartments
     63            PNC             2       Houston Levee Apartments
     64            CGM             2       Meadows Apartments
----------------------------------------------------------------------------------------------
     70            CGM             2       Stonehenge Apartments
     70                                    Starkville Crossing
     70                                    Stonehenge Apts
----------------------------------------------------------------------------------------------
     90            PNC             2       Berkley Village - Newport News
     98            PNC             2       Wimbledon Place Apartments
     101           CGM             2       Spring Meadow Apartments
     106           CGM             2       Regency at Chandler Park
     111           PNC             2       Chaparral Townhomes
     114           CGM             2       Apple Creek Apartments
     115           CGM             2       Millport Apartments
     117           CGM             1       Village Green MHP
     121           CGM             2       Crystal Lake Apartments
     129           CGM             2       Kipling Manor Apartments
     134           PNC             2       Sherman Oaks Apartments & Apple Mini Storage
     138           CGM             2       Willow Creek
     143           CGM             2       Grace Street Apartments
     159           PNC             2       Crawford Mayfair Apartments
     162           PNC             2       Park Westwood Apartments
     166           PNC             2       Mayfair Village Apartments

    LOAN
   NUMBER                                                              PROPERTY ADDRESS
------------------------------------------------------------------------------------------------------------------------------------

      6       661 North Rose Drive
     22       675 East Street Road
     27       3500 Peachtree Corners Circle
     30       9980 Hanover Way
     32       250 Treetops Drive
     39       403 Wolf Creek Circle
     45       60 West Stone Loop
     49       600 Hidden Valley Club Drive
     51       8000 Perry Street
------------------------------------------------------------------------------------------------------------------------------------
     52       4707 East Upriver Drive
     53       4707 East Upriver Drive
------------------------------------------------------------------------------------------------------------------------------------

     60       717 Irving Avenue
     61       1526 North Seminary Avenue
------------------------------------------------------------------------------------------------------------------------------------
     62       5755 East River Road
     63       2801 Houston Levee Road
     64       2400 Springdale Road
------------------------------------------------------------------------------------------------------------------------------------
     70       Various
     70       107-125 John Calvin Street, 301-509 Mallory Lane, 101-123 Rutledge Street, 100-218 John Wesley Road
              and 300-307 Abernathy Drive
     70       625 South Montgomery
------------------------------------------------------------------------------------------------------------------------------------
     90       900 Daphia Circle
     98       7605 East 49th Street
     101      10030 North 43rd Avenue
     106      101 Chandler Park
     111      351 Chaparral Road
     114      3001 Pheasant Run Road
     115      1001 Islington Street
     117      1700 Robbins Road
     121      10500 South East 26th Avenue
     129      82-90 Kip Drive
     134      5301 Sherman Street
     138      2420 Parklawn Drive
     143      401-411 West Grace Street
     159      3350-3364 Broadmoor Avenue, 65-71 S. Hampton Road, 223-291 Mayfair Boulevard
     162      9501 West Sam Houston Parkway
     166      412-440 & 57-73 Mayfair Boulevard

    LOAN
   NUMBER            CITY             STATE       ZIP CODE         COUNTY             PROPERTY TYPE       DETAILED PROPERTY TYPE
----------------------------------------------------------------------------------------------------------------------------------

      6       Placentia                 CA          92870     Orange             Multifamily              Conventional
     22       Warminster                PA          18974     Bucks              Multifamily              Conventional
     27       Norcross                  GA          30092     Gwinnett           Multifamily              Conventional
     30       Loveland                  OH          45140     Warren             Multifamily              Conventional
     32       Highland Park             NJ          08904     Middlesex          Multifamily              Conventional
     39       Raleigh                   NC          27606     Wake               Multifamily              Student Housing
     45       Tucson                    AZ          85704     Pima               Multifamily              Conventional
     49       Ann Arbor                 MI          48104     Washtenaw          Multifamily              Student Housing
     51       Overland Park             KS          66204     Johnson            Multifamily              Conventional
----------------------------------------------------------------------------------------------------------------------------------

     52       Spokane                   WA          99217     Spokane            Multifamily              Conventional
     53       Spokane                   WA          99217     Spokane            Multifamily              Conventional
----------------------------------------------------------------------------------------------------------------------------------

     60       Woodstock                 IL          60098     McHenry            Multifamily              Conventional
     61       Woodstock                 IL          60098     McHenry            Multifamily              Conventional
----------------------------------------------------------------------------------------------------------------------------------
     62       Tucson                    AZ          85750     Pima               Multifamily              Conventional
     63       Memphis                   TN          38016     Shelby             Multifamily              Conventional
     64       Waukesha                  WI          53186     Waukesha           Multifamily              Conventional
----------------------------------------------------------------------------------------------------------------------------------
     70       Starkville                MS          39759     Oktibbeha          Multifamily              Student Housing
     70       Starkville                MS          39759     Oktibbeha          Multifamily              Student Housing
     70       Starkville                MS          39759     Oktibbeha          Multifamily              Student Housing
----------------------------------------------------------------------------------------------------------------------------------
     90       Newport News              VA          23601     Newport News City  Multifamily              Section 8
     98       Tulsa                     OK          74145     Tulsa              Multifamily              Conventional
     101      Glendale                  AZ          85302     Maricopa           Multifamily              Conventional
     106      Greer                     SC          29651     Greenville         Multifamily              Conventional
     111      Allen                     TX          75002     Colin              Multifamily              Conventional
     114      Norman                    OK          73072     Cleveland          Multifamily              Conventional
     115      Portsmouth                NH          03801     Rockingham         Multifamily              Conventional
     117      Grand Haven               MI          49417     Ottawa             Manufactured Housing     Manufactured Housing
     121      Milwaukie                 OR          97222     Clackamas          Multifamily              Conventional
     129      Salinas                   CA          93906     Monterey           Multifamily              Conventional
     134      Wausau                    WI          54401     Marathon           Multifamily              Conventional
     138      Waukesha                  WI          53186     Waukesha           Multifamily              Conventional
     143      Richmond                  VA          23220     Richmond City      Multifamily              Student Housing
     159      Columbus                  OH          43213     Franklin           Multifamily              Conventional
     162      Houston                   TX          77099     Harris             Multifamily              Conventional
     166      Columbus                  OH          43213     Franklin           Multifamily              Conventional

                                                                                                                      # OF 4 OR
    LOAN        ELEVATOR(S)        UTILITIES TENANT PAYS         # OF       # OF 1 BED     # OF 2 BED   # OF 3 BED      MORE
   NUMBER        (YES/NO)                                       STUDIOS       ROOMS          ROOMS        ROOMS       BED ROOMS
------------------------------------------------------------------------------------------------------------------------------------

      6              7        Electric, Gas                       NAP          267            155          NAP            NAP
     22              0        Electric, Gas                       NAP          142            126          122            NAP
     27              0        Electric, Gas, Water, Sewer         NAP          216            244           48            NAP
     30              0        Electric                            NAP          158            164           28            NAP
     32              0        Electric, Gas                       NAP          156            60           NAP            NAP
     39              0        Electric, Water, Sewer              NAP          NAP            12            72            132
     45              0        Electric                            40           371            53           NAP            NAP
     49              0        Electric                            36           198            90           NAP            NAP
     51              0        Water                               NAP          184            150           16            NAP
------------------------------------------------------------------------------------------------------------------------------------

     52              0        Electric                            NAP           64            100           28            NAP
     53              0        Electric                            NAP           44            88           NAP            NAP
------------------------------------------------------------------------------------------------------------------------------------

     60              3        Water, Sewer                         6            21            75           NAP            NAP
     61              0        Water, Sewer                        NAP           36            64           NAP            NAP
------------------------------------------------------------------------------------------------------------------------------------
     62              0        Electric                            NAP          353            47           NAP            NAP
     63              0        Electric, Gas, Water, Sewer         NAP           96            129           64            NAP
     64              0        Electric                            NAP          165            310          NAP            NAP
------------------------------------------------------------------------------------------------------------------------------------
     70
     70              0        Electric, Gas, Water, Sewer         NAP          NAP            NAP          105            NAP
     70              0        Electric, Gas, Water, Sewer         NAP          NAP            104          NAP            NAP
------------------------------------------------------------------------------------------------------------------------------------
     90              0        None                                NAP          148            50           NAP            NAP
     98              0        Electric                            NAP          222            70           NAP            NAP
     101             0        Electric                            NAP          205            66           NAP            NAP
     106             0        Electric, Gas, Water, Sewer         NAP           60            48            30            NAP
     111             0        Electric                            NAP          NAP            30            67            29
     114             0        Electric, Water, Sewer              NAP          136            112          NAP            NAP
     115             1        Electric                             5            25            32            5             NAP
     117            NAP       NAP                                 NAP          NAP            NAP          NAP            NAP
     121             0        Electric                            NAP           75            75           NAP            NAP
     129             0        Electric, Gas                       NAP           38            53            1             NAP
     134             0        Electric, Gas                       NAP          104            32           NAP            NAP
     138             0        Electric, Gas                       NAP          118            50           NAP            NAP
     143             0        None                                10            15            28            4             NAP
     159             0        Electric, Gas, Water, Sewer         NAP          NAP            124          NAP            NAP
     162             0        Electric                            NAP           34            92           NAP            NAP
     166             0        Water, Sewer                        NAP           1             30            1             NAP

    LOAN         AVERAGE RENTAL        AVERAGE RENTAL         AVERAGE RENTAL          AVERAGE RENTAL         AVERAGE RENTAL
   NUMBER          RATE STUDIO            RATE 1 BR              RATE 2 BR               RATE 3 BR              RATE 4+ BR
---------------------------------------------------------------------------------------------------------------------------------

      6                NAP             962-1970; 1,046       1,310-1,775; 1,535             NAP                     NAP
     22                NAP               820-860; 838          808-1,065; 997         882-1,215; 1,182              NAP
     27                NAP               650-705; 685           760-860; 822          970-1,200; 1,058              NAP
     30                NAP              574-1,145; 727         445-2,292; 914         514-1,800; 1,017              NAP
     32                NAP             610-2,260; 1,101      1,085-2,500; 1,321             NAP                     NAP
     39                NAP                   NAP             1,000-1,000; 1,000       800-1,200; 1,193      1,182-1,576; 1,547
     45           374-565; 434           325-770; 513           450-930; 676                NAP                     NAP
     49           495-730; 590           550-850; 691           745-945; 844                NAP                     NAP
     51                NAP               609-741; 646           575-892; 738            711-970; 891                NAP
---------------------------------------------------------------------------------------------------------------------------------

     52                NAP               510-510; 510           575-625; 606            695-720; 708                NAP
     53                NAP               510-510; 510           510-625; 600                NAP                     NAP
---------------------------------------------------------------------------------------------------------------------------------

     60           600-610; 608           656-716; 700           706-786; 751                NAP                     NAP
     61                NAP               655-725; 708           703-825;786                 NAP                     NAP
---------------------------------------------------------------------------------------------------------------------------------
     62                NAP               355-755; 505           360-845; 642                NAP                     NAP
     63                NAP               685-815; 700          652-1,450; 839          730-1,095; 991               NAP
     64                NAP               585-755; 624           650-890; 751                NAP                     NAP
---------------------------------------------------------------------------------------------------------------------------------
     70
     70                NAP                   NAP                    NAP                400-1,100; 828               NAP
     70                NAP                   NAP                500-595; 592                NAP                     NAP
---------------------------------------------------------------------------------------------------------------------------------
     90                NAP               507-507; 507           585-585; 585                NAP                     NAP
     98                NAP               380-589; 420           399-600; 538                NAP                     NAP
     101               NAP               420-661; 503           549-793; 647                NAP                     NAP
     106               NAP               525-575; 549           630-680; 655            750-750; 750                NAP
     111               NAP                   NAP                643-840; 773           736-1,004; 876         811-1,060; 978
     114               NAP               335-494; 407           431-589; 524                NAP                     NAP
     115          795-900; 836         795-1,150; 1,023      1,200-1,650; 1,408      1,625-1,630; 1,628             NAP
     117               NAP                   NAP                    NAP                     NAP                     NAP
     121               NAP               108-632; 497           74-740; 645                 NAP                     NAP
     129               NAP               675-750; 738           800-875; 845            800-800; 800                NAP
     134               NAP               480-650; 516           590-675; 632                NAP                     NAP
     138               NAP               617-710; 659           655-785; 766                NAP                     NAP
     143          630-675; 657           575-850; 787         725-1,175; 1,121       1,200-1,500; 1,375             NAP
     159               NAP                   NAP                384-678; 533                NAP                     NAP
     162               NAP               425-515; 480           515-720; 652                NAP                     NAP
     166               NAP               464-464; 464           483-574; 531            665-665; 665                NAP

                                    ANNEX B

DESCRIPTION OF TEN LARGEST MORTGAGE LOANS AND/OR GROUPS OF CROSS-COLLATERALIZED
MORTGAGE LOANS

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

--------------------------------------------------------------------------------
                               TEN LARGEST LOANS
--------------------------------------------------------------------------------

TEN LARGEST LOANS BY CUT-OFF DATE PRINCIPAL BALANCE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
                                                                                                                     CUT-OFF
                                                                                                                       DATE
                                            LOAN       LOAN              PROPERTY                                   PRINCIPAL
         LOAN NAME / PROPERTY NAME         SELLER      GROUP               TYPE                CITY      STATE       BALANCE
--------------------------------------------------------------------------------------------------------------------------------

 1)   ShopKo Portfolio                  CGM and BCRE     1      Retail, Industrial, Office    Various    Various   $200,000,000
 2)   Olen Pointe Brea Office Park           CGM         1                Office               Brea        CA       133,000,000
 3)   Reston Executive Center                CGM         1                Office              Reston       VA        93,000,000
 4)   Reckson II Office Portfolio            CGM         1                Office              Various    NY, NJ      72,000,000
 5)   Great Wolf Resorts Portfolio           CGM         1             Hospitality            Various    OH, WI      63,000,000
 6)   Emerald Isle Senior Apartments         PNC         2             Multifamily           Placentia     CA        55,000,000
 7)   20 North Orange                        CGM         1                Office              Orlando      FL        42,695,000
 8)   Kratsa Portfolio                       CGM         1             Hospitality            Various      PA        38,270,000
 9)   GT Portfolio                           CGM         1          Office, Industrial        Various      OK        38,000,000
10)   Flower Hill Promenade                  PNC         1                Retail              Del Mar      CA        36,500,000
                                                                                                                   ------------
      TOTAL/WTD. AVG.                                                                                              $771,465,000
================================================================================================================================

--------------------------------------------------------------------------------------------------------------------------------
                                            CUT-OFF
                                             DATE        % OF       % OF       % OF                                   CUT-OFF
                                           PRINCIPAL    INITIAL    INITIAL   INITIAL                                   DATE
                                            BALANCE    MORTGAGE     LOAN       LOAN        STATED                    LOAN-TO-
                                              PER        POOL      GROUP 1   GROUP 2     REMAINING       U/W NCF       VALUE
         LOAN NAME / PROPERTY NAME          SF/UNIT     BALANCE    BALANCE   BALANCE     TERM (MO.)       DSCR         RATIO
--------------------------------------------------------------------------------------------------------------------------------

 1)   ShopKo Portfolio                    $     50(1)     8.8%      10.6%                    120         1.51x(1)       76.39%(1)
 2)   Olen Pointe Brea Office Park             209        5.9        7.1                     118         1.20           70.74
 3)   Reston Executive Center                  191        4.1        5.0                      79         1.22           72.66
 4)   Reckson II Office Portfolio               79        3.2        3.8                     115         2.26           49.52
 5)   Great Wolf Resorts Portfolio         108,621        2.8        3.4                      81         1.74           52.28
 6)   Emerald Isle Senior Apartments       130,332        2.4                  14.3          109         1.23           69.18
 7)   20 North Orange                          158        1.9        2.3                     112         1.20           74.64
 8)   Kratsa Portfolio                      82,657        1.7        2.0                     120         1.31           74.53
 9)   GT Portfolio                              44        1.7        2.0                     115         1.21           79.90
10)   Flower Hill Promenade                    346        1.6        1.9                     120         1.24           75.09
                                                        -----
      TOTAL/WTD. AVG.                                    34.1%                               110         1.44X          69.90%
================================================================================================================================

(1)   Calculated based on the debt service or unpaid balance, as applicable, as of the cut-off date for the entire ShopKo Portfolio Loan Combination.

                                       B-1

--------------------------------------------------------------------------------
                                SHOPKO PORTFOLIO
--------------------------------------------------------------------------------

                                 [6 PHOTOS OMITTED]

                                       B-2

--------------------------------------------------------------------------------
                                SHOPKO PORTFOLIO
--------------------------------------------------------------------------------

                                  [MAP OMITTED]

                                       B-3

--------------------------------------------------------------------------------
                                SHOPKO PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLERS(1)                                CGM (50%) and BCRE (50%)
CUT-OFF DATE PRINCIPAL BALANCE(1)                                   $200,000,000
PERCENTAGE OF INITIAL MORTGAGE POOL BALANCE                                 8.8%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                         Acquisition
SPONSOR                                               Spirit Finance Corporation
OWNERSHIP INTEREST                                         Fee Simple, Leasehold
MORTGAGE RATE                                                            6.5875%
MATURITY DATE                                                       June 5, 2016
AMORTIZATION TYPE                                                        Balloon
ORIGINAL TERM / AMORTIZATION TERM                                      120 / 360
REMAINING TERM / REMAINING
  AMORTIZATION TERM                                                    120 / 360
LOCKBOX                                                            In-Place Hard

UP-FRONT RESERVES
  TAX / INSURANCE                                                        No / No
  BURLINGTON RESERVE(2)                                               $1,790,000

ONGOING MONTHLY RESERVES(3)
  TAX / INSURANCE                                                      Springing
  REPLACEMENT                                                          Springing
  GROUND RENT                                                          Springing

ADDITIONAL FINANCING(1)(4)                                                   Yes

                                                                       LOAN
                                                                  COMBINATION(1)
                                                                  --------------
CUT-OFF DATE PRINCIPAL BALANCE                                      $545,655,010
CUT-OFF DATE PRINCIPAL BALANCE / SF(5)                                       $50
CUT-OFF DATE LTV RATIO(5)                                                 76.39%
MATURITY DATE LTV RATIO(5)                                                65.89%
UW NCF DSCR(5)                                                             1.51x

--------------------------------------------------------------------------------

(1)   The total financing amount of the ShopKo Portfolio Properties is
      $545,655,010 (the "ShopKo Portfolio Loan Combination") evidenced by six pari passu notes. The ShopKo Portfolio Loan Combination was co-originated by Citigroup Global Markets Realty Corp. and Barclays Capital Real Estate
      Inc. Two $100,000,000 pari passu notes, totaling $200,000,000, which evidence the ShopKo Portfolio Loan, are included in the trust fund. The remaining four pari passu companion notes totaling $345,655,010 are not included in this trust fund.

(2)   See "--Burlington Reserve" below.

(3)   Reserve deposits for tax, insurance, replacement reserve and ground rent will be springing in the event of default or failure of the EBITDAR test.
      In the event the Tenant's ratio of EBITDAR to interest and operating lease expenses drops below (i) 1.15x lender will begin escrowing reserves on a monthly basis, subject to a 90 day delay in receiving the escrow payments from the operating tenant, or (ii) 1.10x lender will sweep 50% of the excess cash flow, or (iii) 1.00x lender will sweep 100% of the excess cash flow.

(4)   See "--Additional Financing" below.

(5)   The Cut-off Date Principal Balance/SF, Cut-off Date LTV Ratio, Maturity
      Date LTV Ratio and U/W NCF DSCR used throughout this free writing prospectus were calculated based upon the aggregate indebtedness of the entire Shopko Portfolio Loan Combination.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                               112
LOCATION                                                                 Various
PROPERTY TYPE                                                            Various
SIZE (SF)                                                             10,974,960
OCCUPANCY % AS OF MAY 31, 2006                                            100.0%
YEAR BUILT / YEAR RENOVATED                                              Various
APPRAISED VALUE                                                     $714,325,000
PROPERTY MANAGEMENT                                                          NAP
UW ECONOMIC OCCUPANCY %                                                    97.0%
UW REVENUES                                                          $64,440,146
UW EXPENSES                                                          $   322,201
UW NET OPERATING INCOME (NOI)                                        $64,117,945
UW NET CASH FLOW (NCF)                                               $63,020,449

--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
                                                  SHOPKO PORTFOLIO TENANT SUMMARY

                                                                                                                        DATE OF
                               RATINGS         NET RENTABLE     % OF NET                     ACTUAL      % OF ACTUAL     LEASE
       TENANT NAME      FITCH/MOODY'S/S&P(1)     AREA (SF)    RENTABLE AREA    RENT PSF       RENT          RENT       EXPIRATION
----------------------------------------------------------------------------------------------------------------------------------

ShopKo Stores, Inc.           NR/NR/NR          10,974,960       100.0%         $ 6.05     $66,433,140     100.0%       05/31/26
----------------------------------------------------------------------------------------------------------------------------------

(1)   Certain ratings are those of the parent whether or not the parent guarantees the lease.

                                       B-4

--------------------------------------------------------------------------------
                                SHOPKO PORTFOLIO
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------
                                  SHOPKO PORTFOLIO

                                                                        CUT-OFF DATE
                                PROPERTY           PROPERTY              ALLOCATED
PROPERTY NAME                     TYPE             LOCATION            TRUST BALANCE
------------------------------------------------------------------------------------

10808 South 132nd Street       Industrial         Omaha, NE             $5,235,494
700 Pilgrim Way                  Office         Green Bay, WI           $5,179,498
1717 Lawrence Drive            Industrial        De Pere, WI            $3,863,625
301 Bay Park Square              Retail        Ashwaubenon, WI          $3,230,886
55 Lake Boulevard                Retail          Redding, CA            $2,981,711
217 West Ironwood Drive          Retail       Coeur D'Alene, ID         $2,939,715
1001 East Gowen Road           Industrial         Boise, ID             $2,925,716
801 West Central Entrance
  (Highway 53)                   Retail           Duluth, MN            $2,799,728
4161 Second Street South
  (Highway 23)                   Retail        Saint Cloud, MN          $2,687,739
7401 Mineral Point Road          Retail          Madison, WI            $2,528,155
1000 West Northland Avenue       Retail          Appleton, WI           $2,502,957
2201 Zeier Road                  Retail          Madison, WI            $2,407,766
1850 Madison Avenue              Retail          Mankato, MN            $2,365,770
2820 Highway 63 South            Retail         Rochester , MN          $2,365,770
3708 Highway 63 North            Retail         Rochester, MN           $2,365,770
3200 Broadway Street             Retail           Quincy, IL            $2,357,372
2430 East Mason Street           Retail         Green Bay, WI           $2,351,772
867 North Columbia Center
  Boulevard                      Retail         Kennewick, WA           $2,323,775
14445 West Center Road           Retail           Omaha, NE             $2,267,780
5646 North 90th Street           Retail           Omaha, NE             $2,267,780
616 West Johnson Street          Retail        Fond du Lac, WI          $2,267,780
1150 West Washington Street      Retail         Marquette, MI           $2,264,980
1601 West 41st Street            Retail        Sioux Falls, SD          $2,239,783
1845 Haines Avenue               Retail         Rapid City, SD          $2,141,792
699 Green Bay Road               Retail           Neenah, WI            $2,099,796
955 West Clairemont Avenue       Retail         Eau Claire, WI          $2,099,796
1100 East Riverview
  Expressway                     Retail      Wisconsin Rapids, WI       $2,071,799
2510 South Reserve Street        Retail          Missoula, MT           $2,029,803
1300 Koeller Street              Retail          Oshkosh, WI            $2,007,405
800 East Maes Street             Retail          Kimberly, WI           $1,999,006
North 9520 Newport Highway       Retail          Spokane, WA            $1,959,810
4801 Washington Avenue           Retail           Racine, WI            $1,943,012
4515 South Regal Street          Retail          Spokane, WA            $1,937,412
1306 North Central Avenue        Retail         Marshfield, WI          $1,903,815
2500 US Highway 14               Retail         Janesville, WI          $1,903,815
1209 18th Avenue Northwest       Retail           Austin, MN            $1,889,817
501 Highway 10 Southeast         Retail        Saint Cloud, MN          $1,882,817
1400 Big Thunder Boulevard       Retail         Belvidere, IL           $1,875,818
2101 West Broadway               Retail           Monona, WI            $1,875,818
2208 North Webb Road             Retail        Grand Island, NE         $1,875,818
5300 52nd Street                 Retail          Kenosha, WA            $1,875,818
905 South 24th Street West       Retail          Billings, MT           $1,875,818
701 South Church Street          Retail         Watertown, WI           $1,870,219
1964 West Morton Avenue          Retail        Jacksonville, IL         $1,856,220
4200 South 27th Street           Retail          Lincoln, NE            $1,842,221
1710 South Main Street           Retail         West Bend, WI           $1,828,223
1578 Appleton Road               Retail          Menasha, WI            $1,819,823
2761 Prairie Avenue              Retail           Beloit, WI            $1,819,823
9366 State Highway 16            Retail          Onalaska, WI           $1,805,825
2602 Shopko Drive                Retail          Madison, WI            $1,777,827
518 South Taylor Drive           Retail         Sheboygan, WI           $1,777,827
1553 West 9000 South             Retail        West Jordan, UT          $1,763,829
2290 South 1300 East             Retail       Salt Lake City, UT        $1,763,829
405 Cottonwood Drive             Retail           Winona, MN            $1,763,829
5801 Summit View Avenue          Retail           Yakima, WA            $1,749,831
1900 North Main Street           Retail          Mitchell, SD           $1,735,832
1771 Wisconsin Avenue            Retail          Grafton, WI            $1,721,833
------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------
                                          SHOPKO PORTFOLIO

                                  YEAR                     OCCUPANCY %
                               BUILT/YEAR     PROPERTY     (AS OF MAY     APPRAISED     UNDERWRITTEN
PROPERTY NAME                  RENOVATED        SIZE        31, 2006)       VALUE       NET CASH FLOW
-----------------------------------------------------------------------------------------------------

10808 South 132nd Street       2000/2004      535,000         100.0%     $18,700,000     $1,618,703
700 Pilgrim Way                 2000/NAP      218,323         100.0%     $18,500,000     $1,632,487
1717 Lawrence Drive            1987/1992      494,000         100.0%     $13,800,000     $1,184,632
301 Bay Park Square            1979/2003      126,658         100.0%     $11,540,000     $1,019,272
55 Lake Boulevard              1989/2004       94,418         100.0%     $10,650,000       $942,909
217 West Ironwood Drive        1987/2004       84,379         100.0%     $10,500,000       $930,500
1001 East Gowen Road           1992/1997      347,000         100.0%     $10,450,000       $899,767
801 West Central Entrance
  (Highway 53)                  1993/NAP      119,842         100.0%     $10,000,000       $882,242
4161 Second Street South
  (Highway 23)                 1991/2004      100,803         100.0%      $9,600,000       $848,377
7401 Mineral Point Road        1980/2004       99,101         100.0%      $9,030,000       $797,576
1000 West Northland Avenue     1971/2004      112,794         100.0%      $8,940,000       $788,159
2201 Zeier Road                1988/1994       94,120         100.0%      $8,600,000       $759,623
1850 Madison Avenue            1971/1994       90,494         100.0%      $8,450,000       $746,572
2820 Highway 63 South           1981/NAP       90,499         100.0%      $8,450,000       $746,571
3708 Highway 63 North          1981/1992       90,499         100.0%      $8,450,000       $746,571
3200 Broadway Street            1986/NAP       97,537         100.0%      $8,420,000       $743,185
2430 East Mason Street         1966/2002      105,923         100.0%      $8,400,000       $740,558
867 North Columbia Center
  Boulevard                     1989/NAP      106,238         100.0%      $8,300,000       $731,584
14445 West Center Road         1985/1992       90,514         100.0%      $8,100,000       $715,272
5646 North 90th Street         1984/1992       90,441         100.0%      $8,100,000       $715,279
616 West Johnson Street        1985/1994      102,205         100.0%      $8,100,000       $714,103
1150 West Washington Street    1969/2004      124,761         100.0%      $8,090,000       $710,953
1601 West 41st Street          1987/1999       90,585         100.0%      $8,000,000       $706,323
1845 Haines Avenue              1988/NAP       94,106         100.0%      $7,650,000       $674,673
699 Green Bay Road             1990/2003       94,225         100.0%      $7,500,000       $661,247
955 West Clairemont Avenue     1978/2003       94,705         100.0%      $7,500,000       $661,199
1100 East Riverview
  Expressway                   1969/2004      100,247         100.0%      $7,400,000       $651,703
2510 South Reserve Street       1987/NAP      102,327         100.0%      $7,250,000       $638,081
1300 Koeller Street            1984/1992       90,464         100.0%      $7,170,000       $632,114
800 East Maes Street           1979/1994       98,030         100.0%      $7,140,000       $628,675
North 9520 Newport Highway      1986/NAP       94,076         100.0%      $7,000,000       $616,551
4801 Washington Avenue         1979/1994      100,010         100.0%      $6,940,000       $610,592
4515 South Regal Street         1995/NAP       99,279         100.0%      $6,920,000       $608,877
1306 North Central Avenue      1968/2000      101,483         100.0%      $6,800,000       $597,926
2500 US Highway 14             1980/1994       98,005         100.0%      $6,800,000       $598,273
1209 18th Avenue Northwest     1983/1993       90,461         100.0%      $6,750,000       $594,557
501 Highway 10 Southeast       1985/1993       90,414         100.0%      $6,725,000       $592,326
1400 Big Thunder Boulevard      1995/NAP       77,690         100.0%      $6,700,000       $591,363
2101 West Broadway             1981/1994       97,931         100.0%      $6,700,000       $589,339
2208 North Webb Road           1983/1993      103,875         100.0%      $6,700,000       $588,744
5300 52nd Street               1980/1994       97,961         100.0%      $6,700,000       $589,336
905 South 24th Street West      1990/NAP      100,800         100.0%      $6,700,000       $589,052
701 South Church Street        1972/1995       96,325         100.0%      $6,680,000       $587,711
1964 West Morton Avenue         1996/NAP      101,688         100.0%      $6,630,000       $582,703
4200 South 27th Street         1983/1993       86,739         100.0%      $6,580,000       $579,727
1710 South Main Street         1972/1995       94,130         100.0%      $6,530,000       $574,517
1578 Appleton Road             1981/1994       81,171         100.0%      $6,500,000       $573,130
2761 Prairie Avenue            1978/1993       93,845         100.0%      $6,500,000       $571,863
9366 State Highway 16           1989/NAP       94,413         100.0%      $6,450,000       $567,335
2602 Shopko Drive              1982/1994       98,160         100.0%      $6,350,000       $558,018
518 South Taylor Drive          1993/NAP       97,859         100.0%      $6,350,000       $558,048
1553 West 9000 South            1988/NAP       94,230         100.0%      $6,300,000       $553,940
2290 South 1300 East            1991/NAP       94,222         100.0%      $6,300,000       $553,940
405 Cottonwood Drive           1986/1995       84,375         100.0%      $6,300,000       $554,925
5801 Summit View Avenue         1988/NAP       94,237         100.0%      $6,250,000       $549,468
1900 North Main Street          1973/NAP       71,846         100.0%      $6,200,000       $547,236
1771 Wisconsin Avenue           1989/NAP       83,363         100.0%      $6,150,000       $541,613
-----------------------------------------------------------------------------------------------------

                                       B-5

--------------------------------------------------------------------------------
                                SHOPKO PORTFOLIO
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------
                                 SHOPKO PORTFOLIO

                                                                       CUT-OFF DATE
                                PROPERTY           PROPERTY              ALLOCATED
PROPERTY NAME                     TYPE             LOCATION            TRUST BALANCE
------------------------------------------------------------------------------------

4344 Mormon Coulee Road
 (State Highway 14)              Retail         La Crosse, WI            $1,707,834
1200 Susan Drive                 Retail         Marshall , MN            $1,688,236
2677 South Prairie View Road     Retail       Chippewa Falls, WI         $1,679,837
230 North Wisconsin Street       Retail          De Pere, WI             $1,668,638
3415 Calumet Avenue              Retail         Manitowoc, WI            $1,657,439
700 9th Avenue Southeast         Retail         Watertown, SD            $1,651,840
1105 East Grand Avenue           Retail         Rothschild, WI           $1,637,841
1200 Main Street
  (State Highway 10)             Retail       Stevens Point, WI          $1,637,841
125 Main Street                  Retail         Hutchinson, MN           $1,637,841
190 South 500 West               Retail       West Bountiful, UT         $1,637,841
500 North Highway 281            Retail          Aberdeen, SD            $1,595,845
301 Northwest Bypass             Retail        Great Falls, MT           $1,581,846
3101 North Montana Avenue        Retail           Helena, MT             $1,581,846
South 1450 Grand Avenue          Retail          Pullman, WA             $1,581,846
500 South Carpenter Avenue       Retail         Kingsford, MI            $1,573,448
4060 Riverdale Road              Retail         Riverdale, UT            $1,545,450
615 South Monroe                 Retail         Mason City, IA           $1,539,851
1150 North Main Street           Retail           Layton, UT             $1,528,652
2655 Broadway Avenue             Retail           Boise, ID              $1,483,856
4850 West 3500 South             Retail      West Valley City, UT        $1,478,257
1001 South Highway 15
  (State Street)                 Retail          Fairmont, MN            $1,455,859
1450 East Geneva Street          Retail          Delavan, WI             $1,455,859
601 Galvin Road South            Retail          Bellevue, NE            $1,455,859
1018 Washington Boulevard        Retail           Ogden, UT              $1,433,461
1777 Paulson Road                Retail        River Falls, WI           $1,427,862
405 West 8th Street              Retail           Monroe, WI             $1,413,863
2610 North Bridge Avenue         Retail         Albert Lea, MN           $1,399,864
2005 Krenzien Drive              Retail          Norfolk, NE             $1,385,865
510 East Philip Avenue           Retail        North Platte, NE          $1,377,466
2530 First Avenue North          Retail          Escanaba, MI            $1,366,267
1755 North Humiston Avenue       Retail        Worthington, MN           $1,357,868
2100 Caldwell Boulevard          Retail           Nampa, ID              $1,355,069
900 West Memorial Drive          Retail          Houghton, MI            $1,301,874
2741 Roosevelt Street            Retail         Marinette, WI            $1,265,477
2266 North University
  Parkway                        Retail           Provo, UT              $1,262,678
1649 Pole Line Road East         Retail         Twin Falls, ID           $1,259,878
320 County Road O                Retail         Rice Lake, WI            $1,170,286
4215 Yellowstone Highway         Retail          Chubbuck, ID            $1,145,089
800 East 17th Street             Retail        Idaho Falls, ID           $1,139,490
1350 North Galena Avenue         Retail           Dixon, IL              $1,091,894
1600 Rose Street                 Retail        Walla Walla , WA          $1,063,897
2530 Rudkin Road*                Retail         Union Gap, WA            $1,021,901
555 West South Street            Retail          Freeport, IL            $1,021,901
955 North Main Street            Retail        Spanish Fork, UT          $1,010,702
1341 North Main Street*          Retail           Logan, UT                $979,905
747 South Main Street            Retail        Brigham City, UT            $979,905
1425 Janesville Avenue           Retail       Fort Atkinson, WI            $949,108
2120 Thain Grade*                Retail          Lewiston, ID              $867,916
3705 Monroe Road                 Retail         Ledgeview, WI              $839,919
2585 Lineville Road              Retail           Howard, WI               $811,921
1190 North 6th Street            Retail          Monmouth, IL              $753,127
1450 West Main Avenue          Industrial        De Pere, WI               $649,537
East 13414 Sprague Avenue*       Retail       Spokane Valley, WA           $615,940
313 North Roosevelt Avenue*      Retail         Burlington, IA             $501,151
1011 North Wisconsin Street      Retail      Port Washington, WI           $447,957
                                                                       ------------
                                                                       $200,000,000
                                                                       ============
------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------
                                          SHOPKO PORTFOLIO

                                  YEAR                     OCCUPANCY %
                               BUILT/YEAR     PROPERTY     (AS OF MAY     APPRAISED     UNDERWRITTEN
PROPERTY NAME                  RENOVATED        SIZE        31, 2006)       VALUE       NET CASH FLOW
-----------------------------------------------------------------------------------------------------

4344 Mormon Coulee Road
 (State Highway 14)             1978/1992        88,161        100.0%       $6,100,000       $536,662
1200 Susan Drive                 1972/NAP        71,847        100.0%       $6,000,000       $532,034
2677 South Prairie View Road    1982/1993        91,012        100.0%       $6,000,000       $527,435
230 North Wisconsin Street      1967/2002        65,459        100.0%       $5,960,000       $526,413
3415 Calumet Avenue             1977/1995        87,954        100.0%       $5,920,000       $520,587
700 9th Avenue Southeast         1985/NAP        66,745        100.0%       $5,900,000       $520,919
1105 East Grand Avenue          1977/1995        88,030        100.0%       $5,850,000       $514,319
1200 Main Street
  (State Highway 10)             1985/NAP        90,334        100.0%       $5,850,000       $514,089
125 Main Street                  1991/NAP        71,806        100.0%       $5,850,000       $515,942
190 South 500 West               1991/NAP       100,761        100.0%       $5,850,000       $513,046
500 North Highway 281            1984/NAP        66,735        100.0%       $5,700,000       $503,036
301 Northwest Bypass             1985/NAP        90,505        100.0%       $5,650,000       $496,187
3101 North Montana Avenue        1992/NAP       116,992        100.0%       $5,650,000       $493,539
South 1450 Grand Avenue          1996/NAP        77,559        100.0%       $5,650,000       $497,482
500 South Carpenter Avenue       1970/NAP        94,250        100.0%       $5,620,000       $493,130
4060 Riverdale Road              1990/NAP        94,248        100.0%       $5,520,000       $484,188
615 South Monroe                 1985/NAP        90,430        100.0%       $5,500,000       $482,782
1150 North Main Street           1988/NAP        94,013        100.0%       $5,460,000       $478,846
2655 Broadway Avenue             1989/NAP       100,843        100.0%       $5,300,000       $463,856
4850 West 3500 South             1989/NAP        94,336        100.0%       $5,280,000       $462,718
1001 South Highway 15
  (State Street)                1984/1993        66,781        100.0%       $5,200,000       $458,320
1450 East Geneva Street          1995/NAP        75,844        100.0%       $5,200,000       $457,413
601 Galvin Road South           1984/1992        67,256        100.0%       $5,200,000       $458,272
1018 Washington Boulevard        1988/NAP        94,230        100.0%       $5,120,000       $448,421
1777 Paulson Road                1994/NAP        75,775        100.0%       $5,100,000       $448,478
405 West 8th Street              1994/NAP        73,956        100.0%       $5,050,000       $444,189
2610 North Bridge Avenue        1985/1993        66,784        100.0%       $5,000,000       $440,435
2005 Krenzien Drive             1984/1994        66,827        100.0%       $4,950,000       $435,959
510 East Philip Avenue          1985/1993        70,118        100.0%       $4,920,000       $432,948
2530 First Avenue North          1971/NAP        83,179        100.0%       $4,880,000       $428,065
1755 North Humiston Avenue      1984/1993        66,713        100.0%       $4,850,000       $427,029
2100 Caldwell Boulevard          1986/NAP        90,526        100.0%       $4,840,000       $423,753
900 West Memorial Drive          1994/NAP        73,956        100.0%       $4,650,000       $408,420
2741 Roosevelt Street            1990/NAP        83,180        100.0%       $4,520,000       $395,872
2266 North University
  Parkway                        1988/NAP        94,042        100.0%       $4,510,000       $393,892
1649 Pole Line Road East         1986/NAP        94,068        100.0%       $4,500,000       $392,995
320 County Road O                1995/NAP        75,844        100.0%       $4,180,000       $366,202
4215 Yellowstone Highway         1986/NAP        90,430        100.0%       $4,090,000       $356,696
800 East 17th Street             1986/NAP        90,510        100.0%       $4,070,000       $354,899
1350 North Galena Avenue         1993/NAP        71,839        100.0%       $3,900,000       $341,564
1600 Rose Street                 1989/NAP        83,211        100.0%       $3,800,000       $331,485
2530 Rudkin Road*                1989/NAP        94,136        100.0%       $3,650,000       $378,094
555 West South Street            1994/NAP        75,844        100.0%       $3,650,000       $318,808
955 North Main Street            1991/NAP        71,345        100.0%       $3,610,000       $315,681
1341 North Main Street*          1989/NAP        94,225        100.0%       $3,500,000       $362,160
747 South Main Street            1990/NAP        71,340        100.0%       $3,500,000       $305,845
1425 Janesville Avenue          1984/1995        75,063        100.0%       $3,390,000       $295,636
2120 Thain Grade*                1987/NAP        94,091        100.0%       $3,100,000       $319,707
3705 Monroe Road                 2005/NAP        15,060        100.0%       $3,000,000       $266,762
2585 Lineville Road              2005/NAP        14,265        100.0%       $2,900,000       $257,899
1190 North 6th Street            1971/NAP        60,985        100.0%       $2,690,000       $234,448
1450 West Main Avenue            2000/NAP        28,953        100.0%       $2,320,000       $204,565
East 13414 Sprague Avenue*       1987/NAP        90,590        100.0%       $2,200,000       $224,507
313 North Roosevelt Avenue*      1985/NAP        80,327        100.0%       $1,790,000       $182,005
1011 North Wisconsin Street      1982/NAP        12,821        100.0%       $1,600,000       $141,794
                                             ----------                   ------------    -----------
                                             10,974,960        100.0%     $714,325,000    $63,020,449
                                             ==========                   ============    ===========
-----------------------------------------------------------------------------------------------------

(*)   Leasehold interest only.

                                       B-6

--------------------------------------------------------------------------------
                                SHOPKO PORTFOLIO
--------------------------------------------------------------------------------

o   THE LOAN. The subject mortgage loan (the "ShopKo Portfolio Loan") is secured by a first mortgage encumbering 107 anchored retail centers (102 of which are fee simple and five of which are leasehold interest), four industrial buildings and one office building, (collectively, the "ShopKo Portfolio
    Properties"), located throughout the United States. The ShopKo Portfolio
    Loan represents approximately 8.8% of the initial mortgage pool balance. The
    ShopKo Portfolio Loan was originated on May 31, 2006. The ShopKo Portfolio
    Loan is evidenced by two pari passu promissory notes, one in the unpaid principal amount of $100,000,000 currently held by Citigroup Global Markets
    Realty Corp. and one in the unpaid principal amount of $100,000,000 currently held by Barclays Capital Real Estate Inc. The ShopKo Portfolio
    Loan constitutes part of an aggregate debt of $545,655,010, evidenced by six mortgage notes, together referred to as the ShopKo Portfolio Loan
    Combination, that are all obligations of related borrowers and entitled to payments of interest and principal on a pro rata and pari passu basis. Four
    ShopKo Portfolio mortgage notes will not be included in the trust fund, and the debt evidenced by each such note is referred to as a "ShopKo Portfolio
    Non-Trust Loan". It is expected that each ShopKo Portfolio Non-Trust Loan will be either transferred to third-party institutional investors and/or included in other commercial mortgage securitization transactions. However, the ShopKo Portfolio Non-Trust Loans will be serviced, along with the ShopKo
    Portfolio Loan, under the series 2006-C4 pooling and servicing agreement by the master servicer and the special servicer, generally as if each ShopKo
    Portfolio Non-Trust Loan was a mortgage loan in the trust fund. However, the special servicer for the ShopKo Portfolio Loan Combination can be replaced
    (without cause) by the holders of ShopKo Portfolio Non-Trust Loans representing more than 50% of the total principal balance of all the ShopKo
    Portfolio Non-Trust Loans. The respective rights of the ShopKo Portfolio
    Non-Trust Loan Noteholders and the issuing entity, as holder of the promissory notes for the ShopKo Portfolio Loan, will be governed by a co-lender agreement as described under "DESCRIPTION OF THE MORTGAGE POOL --
    The Loan Combinations -- The ShopKo Portfolio Loan Combination", in the
    offering prospectus dated June 12, 2006, related to the offered certificates.

    The ShopKo Portfolio Loan has a remaining term of 120 months and matures on
    June 5, 2016. The ShopKo Portfolio Loan may be prepaid on or after April 5,
    2016, and permits defeasance with United States government obligations beginning 2 years after the last issue date for any securities backed by any of the ShopKo Portfolio mortgage notes. However, the Shopko Portfolio Loan could be partially prepaid prior to the permitted defeasance dates as described under "Partial Releases" below.

o   THE BORROWER. The borrowers are Spirit SPE Portfolio 2006-1, LLC, a Delaware limited liability company, and Spirit SPE Portfolio 2006-2, LLC, a Delaware limited liability company, each a special purpose entity structured to be bankruptcy remote. The sponsor of the borrower is Spirit Finance Corporation
    ("Spirit"). Spirit is a self-managed and self-advised REIT. Spirit was formed to acquire single tenant, operationally essential real estate leased on a long-term basis to retail, distribution and service-oriented companies throughout the United States, including restaurants, movie theaters, automotive parts stores, drugstores, educational facilities, and other similar businesses. Spirit purchased the ShopKo Portfolio Properties through the acquisition of 100% of the stock of ShopKo Stores Inc. from SKO Group
    Holding Corp.

o   THE PROPERTY. The ShopKo Portfolio Properties consist of approximately
    10,974,960 square feet of anchored retail, industrial and office buildings.
    The ShopKo Portfolio Properties were constructed between 1966 and 2005 and renovated between 1992 and 2004. The ShopKo Portfolio Properties are located throughout the United States. As of May 31, 2006, the occupancy rate for the
    ShopKo Portfolio Properties was approximately 100.0%.

    The sole tenant is ShopKo Stores Operating Co., LLC, a subsidiary of ShopKo
    Stores Inc. ("ShopKo") occupying 10,974,960 square feet, or approximately
    100.0% of the net rentable area. Incorporated in 1961, ShopKo is a mass merchandise retailer that provides general merchandise and retail health services through its two retail store chains in the United States under the store names "ShopKo" and "Pamida". ShopKo operates a total of 354 stores
    (138 ShopKo and 216 Pamida), with more than 22,000 employees throughout the
    Midwest, Mountain and Pacific Northwest regions. In 1991, ShopKo executed its initial pubic offering. In December 2005, Sun Capital purchased ShopKo for $1.15 billion in a going private transaction. ShopKo is being reorganized through the separation of the operating business from its real estate assets, as well as separating the ShopKo operating business from the
    Pamida business. ShopKo's operations will reside in Shopko Stores Operating
    Co. LLC ("ShopKo Operating Tenant") and Pamida Stores Operating Co. LLC
    ("Pamida Operating Tenant"). At loan origination, the ShopKo Operating
    Tenant signed a unitary lease for the 112 properties which comprise ShopKo
    Portfolio Properties (the "Operating Lease"). The Operating Lease expires in
    May 2026.

                                       B-7

--------------------------------------------------------------------------------
                                SHOPKO PORTFOLIO
--------------------------------------------------------------------------------

o   LOCK BOX ACCOUNT. All tenant payments due under the applicable tenant leases are deposited into a lock box account under the lender's control and lockbox bank shall transfer debt service and reserve payments, if any, to a lender-controlled cash management account. Beginning on the date when the
    Operating Tenant's EBITDAR ratio is less than 1.15x and ending when the
    Operating Tenant's EBITDAR ratio is at least 1.15x for 90 days, all payments in the lock box account are transferred to the cash management account.
    After payment of monthly debt service and funding of the reserve accounts, excess cash flow in the cash management account will be swept into an account under borrower's control, except if an event of default exists. In addition, if the Operating Tenant's "EBITDAR" (which will be calculated on a quarterly basis, based upon actual earnings before interest, tax, depreciation and amortization of ShopKo over the principal indebtedness of the ShopKo Portfolio Loan Combination) falls below (i) 1.10:1.00, lender shall reserve 50% of excess cash flow and (ii) 1.00:1.00, lender shall reserve 100% of excess cash flow.

o   ADDITIONAL FINANCING. The sponsor of the borrower is permitted to pledge indirect interests in the borrower in connection with a line of credit or similar corporate facility secured by all, or substantially all, of the sponsor's assets.

o   PARTIAL RELEASES. The related loan documents permit the borrowers to obtain the release of any of the ShopKo Portfolio Properties upon satisfaction of certain conditions. The ShopKo Portfolio Loan must be partially defeased in the amount of 120% of the allocated loan amount for the released parcel as a condition to a release. The portion of the allocated loan amount for each
    ShopKo Portfolio Property allocable to the ShopKo Portfolio Loan is listed in the ShopKo Portfolio property table on the preceding pages. However, a purchase option exists except that with respect to the property located at
    7401 Mineral Point Road, Madison, Wisconsin, and the release price will be equal to the greater of (i) 100% of the allocated loan amount or (ii) the price received by the respective borrower in connection with the exercise of the purchase option relating to such property. If such option is exercised before the permitted defeasance date, a yield maintenance payment is due instead of defeasance.

o   COLLATERAL SUBSTITUTION. The related loan documents permit the borrowers to obtain a release of one or more of the ShopKo Portfolio Properties provided that certain conditions in the related loan documents are satisfied, including but not limited to the criteria for substitution set forth below.
    The respective borrower must pay a substitution fee equal to $2,500 per property being substituted plus reimburse lender for its out-of-pocket costs and expenses, if any, in connection with any such substitution. If such borrower elects to conduct a property substitution, such that another unencumbered asset or assets (the "Substitute Asset") is substituted for a property being released, the Substitute Asset shall be a new collateral for the respective ShopKo Portfolio Loan and must comply with the provisions of the loan agreement relating to substitutions of collateral, which provisions include, but are not limited to: (1) the Substitute Asset must be made subject to the same respective Operating Lease with no decline in underwritten net cash flow, (2) the appraised value of the Substitute Asset shall be equal to or greater than the appraised value of the property being released, (3) after giving effect to the substitution of property, the debt service coverage ratio shall not decrease, (4) after properties with an aggregate square footage of at least 10% of the original square footage demised under the Operating Lease have been substituted, the respective borrower shall have obtained, among other things, confirmation from each statistical rating agency that has assigned a rating to securities sold in any secondary market transaction in which the ShopKo Portfolio Loan has been included that such Substitute Asset shall not result in the downgrade, withdrawal or qualification of any securities backed by the respective
    ShopKo Portfolio Loan, (5) no event of default under the related loan documents has occurred and is continuing, (6) the respective borrower shall have delivered any legal opinion customarily required by the lender in connection with such substitution (including a REMIC opinion), (7) the property being substituted for shall be released from the Operating Lease,
    (8) ownership of the property being substituted shall be transferred out of the respective borrower to a third party or an affiliate of borrower, (9)
    with respect to the Substitute Asset, the lender shall have received an engineering report and an environmental report acceptable to lender and (10)
    the aggregate amount of net rentable area of the properties being substituted, when combined with any assigned, sublet or substituted property permitted under the related loan documents, may not exceed 20% of the net rentable area of the Operating Lease during any twelve month period or 30%
    of the respective net rentable area of the Operating Lease during the term of the ShopKo Portfolio Loan.

o   TENANT OPERATIONS. Subject to certain criteria contained in the Operating
    Lease, Operating Tenant shall have the right to cease operations for business in up to ten percent (10%) of the rentable square footage of the leased premises under the Operating Lease.

                                       B-8

--------------------------------------------------------------------------------
                                SHOPKO PORTFOLIO
--------------------------------------------------------------------------------

o   BURLINGTON RESERVE. The borrower deposited with the lender $1,790,000 at closing to enable the related borrower to purchase the fee interest in the property located at 313 North Roosevelt Avenue, Burlington, Iowa. The lender shall release such funds to the related borrower upon (i) acquisition of the fee estate by the related borrower and the spreading of the applicable mortgage to such fee estate or (ii) the acquisition of the fee estate by an affiliate of the related borrower and the extension of the ground lease for a term of not less than 20 years beyond the maturity date.

o   CONFIDENTIALITY. Certain financial information provided by the Operating
    Tenant is subject to a confidentiality agreement.

                                       B-9

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                          OLEN POINTE BREA OFFICE PARK
--------------------------------------------------------------------------------

                                 [3 PHOTOS OMITTED]

                                       B-10

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                          OLEN POINTE BREA OFFICE PARK
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                                       B-11

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                          OLEN POINTE BREA OFFICE PARK
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                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                         CGM
CUT-OFF DATE PRINCIPAL BALANCE                                    133,000,000.00
PERCENTAGE OF INITIAL MORTGAGE
  POOL BALANCE                                                              5.9%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                           Refinance
SPONSOR                                                    Olen Properties Corp.
OWNERSHIP INTEREST                                                    Fee Simple
MORTGAGE RATE                                                            5.5000%
MATURITY DATE                                                     April 11, 2016
AMORTIZATION TYPE                                             Partial IO/Balloon
ORIGINAL TERM / AMORTIZATION TERM                                      120 / 360
REMAINING TERM / REMAINING
AMORTIZATION TERM                                                      118 / 360
LOCKBOX                                 In-Place Hard, Springing Cash Management

UP-FRONT RESERVES
  TAX / INSURANCE                                                       Yes / No
  REPLACEMENT(1)                                                         $94,825
  TI/LC (1)                                                             $539,725
  RENT STEP-UP RESERVE(2)                                             $1,533,215
ONGOING MONTHLY RESERVES
  TAX / INSURANCE(3)                                                    Yes / No

ADDITIONAL FINANCING                                                          No
CUT-OFF DATE PRINCIPAL BALANCE/SF                                           $209
CUT-OFF DATE LTV RATIO                                                    70.74%
MATURITY DATE LTV RATIO                                                   61.97%
UW NCF DSCR                                                                1.20x

--------------------------------------------------------------------------------

(1)   At closing, the Borrower posted letters of credit (each, an "LOC") equal to the annual required replacement reserve and TI/LC reserve, which are
      $94,825 ($0.15/SF) and $539,725 ($0.85/SF), respectively. In the month of
      May during each year of the term of the loan the servicer will determine whether the Borrower has expended sufficient funds on capital expenditures and leasing costs during the prior loan years by subtracting the actual amounts expended by the Borrower on capital expenditures and leasing costs during such years from the amounts the Borrower was required to spend on capital expenditures and leasing costs during such years under the loan documents. In the event the Borrower has not spent sufficient sums on capital expenditures, the Borrower must either (i) make monthly deposits into the required replacement reserve until an amount equal to the deficiency has been deposited into the required replacement reserve or
      (ii) increase the amount of the LOC for the required replacement reserve by an amount equal to the deficiency. In the event the Borrower has not spent sufficient sums on leasing costs, the Borrower must either (x) make monthly deposits into the TI/LC reserve until an amount equal to the deficiency has been deposited into the TI/LC reserve or (y) increase the amount of the LOC for the TI/LC reserve by an amount equal to the deficiency. So long as no default exists, funds deposited into the required replacement reserve may be used by the Borrower to pay for capital expenditures, and funds deposited into the TI/LC reserve may be used by the Borrower to pay for leasing costs. In the event the Borrower increased the amount of any LOC due to a deficiency to expend sufficient funds, the Borrower may decrease the LOC back down to the original amount after the Servicer has determined that Borrower has expended sufficient funds.

(2)   At closing, the Borrower posted an LOC of $1,533,215 for future rent escalations under existing leases which are scheduled to occur before
      April 30, 2009. The LOC will be reduced each year as the rent escalations take effect. The LOC will be reduced on the payment date in May, 2007 and in May, 2008 to $917,060 and $376,018, respectively, and the LOC will no longer be required after the payment date in May, 2009. If any lease for which a rent escalation is anticipated is terminated or if the tenant under such lease defaults, the Borrower will be required to fund a lease recovery reserve in accordance with the loan documents to be used for leasing costs incurred in reletting the space.

(3)   So long as the subject property is covered under a multi-location blanket policy, monthly escrows for insurance premiums have been waived subject to the receipt of timely evidence of satisfactory coverage and the loan is not in default.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                 1
LOCATION                                                                Brea, CA
PROPERTY TYPE                                                   Office, Suburban
SIZE (SF)                                                                636,922
OCCUPANCY % AS OF FEBRUARY 17, 2006                                        98.6%
YEAR BUILT / YEAR RENOVATED                                      1989-2006 / NAP
APPRAISED VALUE                                                     $188,000,000
PROPERTY MANAGEMENT                                        Realty Services Corp.
UW ECONOMIC OCCUPANCY %                                                    95.0%
UW REVENUES                                                          $15,719,004
UW EXPENSES                                                           $4,420,135
UW NET OPERATING INCOME (NOI)                                        $11,298,869
UW NET CASH FLOW (NCF)                                               $10,853,023

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                                       B-12

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                          OLEN POINTE BREA OFFICE PARK
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                                            OLEN POINTE BREA OFFICE PARK TENANT SUMMARY
-----------------------------------------------------------------------------------------------------------------------------------
                                                                       % OF NET                                           DATE OF
                                        RATINGS         NET RENTABLE   RENTABLE                             % OF ACTUAL    LEASE
          TENANT NAME             FITCH/MOODY'S/S&P(1)    AREA (SF)      AREA      RENT PSF   ACTUAL RENT      RENT      EXPIRATION
-----------------------------------------------------------------------------------------------------------------------------------

ResMAE Mortgage Corporation (2)
                                        NR/NR/NR           131,687        20.7%     $24.00    $ 3,160,488       21.1%     07/31/17
Avery Dennison Office Products          NR/A3/A-           131,411        20.6%     $24.32    $ 3,196,130       21.3%     08/31/15
Ventura Foods, LLC (3)                  NR/NR/NR           129,924        20.4%     $24.48    $ 3,180,540       21.2%     01/11/13
Hartford Fire Insurance                  A/A3/A-            61,544         9.7%     $22.18    $ 1,365,120        9.1%     03/31/07
Colby & Partners/Dentsu                 NR/NR/NR            14,058         2.2%     $23.83    $   334,938        2.2%     01/31/07

Top 5 Tenants                                              468,624        73.6%     $23.98    $11,237,216       74.9%     Various

Non-major Tenants                                          159,250        25.0%     $23.65    $ 3,767,057       25.1%     Various
                                                           -------       -----      ------    -----------       ----
Occupied Total                                             627,874        98.6%     $23.90    $15,004,273        100%

Vacant                                                       9,048         1.4%
                                                           -------       -----
COLLATERAL TOTAL                                           636,922       100.0%
                                                           =======       =====

-----------------------------------------------------------------------------------------------------------------------------------

(1)   Certain ratings are those of the parent whether or not the parent guarantees the lease.

(2)   Pursuant to the ResMAE Mortgage Corporation lease, the tenant received six months of free rent. Tenant is expected to begin paying rent on
      August 23, 2006.

(3)   Ventura Foods, LLC sub-leased a portion of the first floor and the entire second floor of the building and storage space in the warehouse at lease inception.

-----------------------------------------------------------------------------------------------------------------------
                                    OLEN POINTE BREA OFFICE PARK LEASE ROLLOVER(1)
-----------------------------------------------------------------------------------------------------------------------
                         Wtd. Avg. In Place
           # of Leases     Base Rent PSF     Total SF   % of Total    Cumulative %   % of In Place   Cumulative % of In
   Year      Rolling          Rolling        Rolling    SF Rolling   of SF Rolling    Rent Rolling   Place Rent Rolling
---------  -----------   ------------------  --------   ----------   -------------   -------------   ------------------

  2006           2            $23.68            4,279       0.7%          0.7%            0.7%              0.7%
  2007          19            $22.99          101,665      16.0%         16.6%           15.6%             16.3%
  2008          18            $23.66           59,782       9.4%         26.0%            9.4%             25.7%
  2009           8            $23.77           31,399       4.9%         30.9%            5.0%             30.7%
  2010           1            $21.60            1,732       0.3%         31.2%            0.2%             30.9%
  2011           4            $23.50           27,795       4.4%         35.6%            4.4%             35.3%
  2012           0            $ 0.00                0       0.0%         35.6%            0.0%             35.3%
  2013           2            $24.31          138,124      21.7%         57.3%           22.4%             57.6%
  2014           0            $ 0.00                0       0.0%         57.3%            0.0%             57.6%
  2015           1            $24.32          131,411      20.6%         77.9%           21.3%             78.9%
  2016           0            $ 0.00                0       0.0%         77.9%            0.0%             78.9%
                --                            -------      ----                          ----
 TOTALS         55                            496,187      77.9%                         78.9%
                                              =======      ====                          ====

-----------------------------------------------------------------------------------------------------------------------

(1)   The numbers in this chart are based on the assumption that no tenant exercises an early termination option. See "Description of the Mortgage
      Pool--Additional Loan and Property Information--Tenant Matters" in the
      offering prospectus dated June 12, 2006.

                                       B-13

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                          OLEN POINTE BREA OFFICE PARK
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o   THE LOAN. The subject mortgage loan (the "Olen Pointe Brea Office Park
    Loan") is secured by a first mortgage encumbering an office park complex located in Brea, California (the "Olen Pointe Brea Office Park Property").
    The Olen Pointe Brea Office Park Loan has a cut-off date principal balance of $133,000,000, represents approximately 5.9% of the initial mortgage pool balance. The Olen Pointe Brea Office Park Loan was originated on March 15,
    2006. The Olen Pointe Brea Office Park Loan provides for interest-only payments for the first 24 months of its term, and thereafter, fixed monthly payments of principal and interest.

    The Olen Pointe Brea Office Park Loan has a remaining term of 118 months and matures on April 11, 2016. The Olen Pointe Brea Office Park Loan may be
    prepaid on or after February 11, 2016, and permits defeasance with United
    States government obligations beginning 2 years after the issue date for the series CGCMT 2006-C4 certificates.

o   THE BORROWER. The borrower is Olen Pointe Brea, LLC ("Olen Pointe Brea
    Borrower"), a special purpose entity structured to be bankruptcy remote. The sponsor of the borrower is Olen Properties Corp. ("Olen"). Formed in 1973 by
    Igor Olenicoff, Olen is headquartered in Newport Beach, California. Olen develops and owns office and industrial properties. Their portfolio consists of over 40 office and industrial properties totaling over five million square feet located in Orange County and over 30 apartment communities totaling over 10,000 apartment units in Las Vegas, Florida and Arizona. Olen self-manages all investment properties and typically holds their developments for long-term value appreciation.

o   THE PROPERTY. The Olen Pointe Brea Office Park Property consists of six office buildings and four restaurants totaling approximately 636,922 square and is situated on approximately 29 acres. The Olen Pointe Brea Office Park
    Property includes approximately 2,595 parking spaces for vehicles throughout the two parking garages and surface level parking spaces. Of the six office buildings, two were constructed in 1989, three in 1998 and one in 2006. The
    Olen Pointe Brea Office Park Property is located in Brea, California, within the Los Angeles-Riverside-Orange County, California metropolitan statistical area. As of February 17, 2006, the occupancy rate for the Olen Pointe Brea
    Office Park Property was approximately 98.6%.

    The largest tenant is ResMAE Mortgage Corporation ("ResMAE") occupying
    131,687 square feet, or approximately 20.7% of the net rentable area.
    ResMAE, a subsidiary of privately owned ResMAE Financial Corporation, is a specialty finance company engaged in the business of originating, selling, and servicing sub prime residential mortgage loans. ResMAE is headquartered at the subject property and has regional processing centers nationwide, including Illinois, Texas and Florida. The ResMAE lease expires in July
    2017. The second largest tenant is Avery Dennison Office Products ("Avery
    Dennison"), occupying 131,411 square feet, or approximately 20.6% of the net rentable area. Avery Dennison is a global leader in the making of adhesive labels used on packaging, mailers, and other items. Under the Avery Dennison and Fasson brands, Avery Dennison makes papers, films, school supplies and office products. As of May 2006, Avery Dennison was rated "A3" by Moody's and "A-" by S&P. The Avery Dennison lease expires in August 2015. The third largest tenant is Ventura Foods, LLC ("Ventura Foods"), occupying 129,924 square feet, or approximately 20.4% of the net rentable area. Ventura Foods sub-leased a portion of the first floor and the entire second floor of the building and storage space in the warehouse at lease inception. Ventura
    Foods started in Petaluma, CA in 1919 as a butter and egg distribution business. Through expansions and acquisitions, Ventura Foods operates 12 plants throughout the country with branded and private label products such as shortenings, soups, butter blends, pan coatings, dressings, sauces and premium salad oils. Brand names include Chef's Pride, Citation,
    Gold-n-Sweet, Hidden Valley, Phase, Sunburst, and SunGlow. Ventura Foods is
    headquartered at the subject property. The Ventura Foods lease expires in
    January 2013.

                                       B-14

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                          OLEN POINTE BREA OFFICE PARK
--------------------------------------------------------------------------------

o   LOCK BOX ACCOUNT. Olen Pointe Brea Borrower is required to (i) cause the tenants at the Olen Pointe Brea Office Park Property to deposit all rents directly into a lockbox account and (ii) to cause all other revenue from the
    Olen Pointe Brea Office Park Property to be deposited into the lockbox account. Prior to the occurrence of a "trigger event", all funds deposited into the lockbox account are swept into the borrower's operating account on each business day. Following the occurrence and during the continuance of a trigger event with respect to the Olen Pointe Brea Office Park Loan, funds in the lockbox will be transferred daily to a cash collateral account and applied pursuant to the cash management provisions contained in the loan documents. Upon the cure of the trigger event, funds will again be swept daily from the lockbox account to the borrower's operating account. A
    "trigger event" means the occurrence of (i) an event of default under the
    Olen Pointe Brea Office Park Loan or (ii) the date on which the debt service coverage ratio for the preceding twelve (12) months is less than 1.10x. A trigger event will continue until the applicable event of default is cured or waived or until the date on which the debt service coverage ratio equals or exceeds 1.10x for two (2) consecutive quarters.

o   MANAGEMENT. Realty Services Corp. is the property manager for the Olen
    Pointe Brea Office Park Property. The property manager is affiliated with the borrower.

o   PARTIAL RELEASE. Olen Pointe Brea Borrower may obtain a release of a portion of the Olen Pointe Brea Office Park Property consisting of a parking lot containing 317 parking spaces (the "Development Site") from the liens of the
    Olen Pointe Brea Office Park Loan in connection the development of a parking garage and other improvements on the Development Site which will benefit the
    Olen Pointe Brea Office Park Property upon satisfying certain conditions set forth in the loan documents.

                                       B-15

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                                       B-16

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                             RESTON EXECUTIVE CENTER
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                                       B-17

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                             RESTON EXECUTIVE CENTER
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--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                         CGM
CUT-OFF DATE PRINCIPAL BALANCE                                    $93,000,000.00
PERCENTAGE OF INITIAL MORTGAGE
  POOL BALANCE                                                              4.1%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                           Refinance
SPONSOR                                                      Vornado Realty L.P.
OWNERSHIP INTEREST                                                    Fee Simple
MORTGAGE RATE                                                            5.5720%
MATURITY DATE                                                    January 9, 2013
AMORTIZATION TYPE                                                  Interest Only
ORIGINAL TERM / AMORTIZATION TERM                             84 / Interest Only
REMAINING TERM / REMAINING
  AMORTIZATION TERM                                           79 / Interest Only
LOCKBOX                                                           In-Place Hard,
                                                       Springing Cash Management

UP-FRONT RESERVES
  TAX / INSURANCE                                                        No / No
  TI / LC(1)                                                          $6,837,894

ONGOING MONTHLY RESERVES(2)
  TAX / INSURANCE                                                      Springing
  REPLACEMENT                                                          Springing

ADDITIONAL FINANCING                                                          No
CUT-OFF DATE PRINCIPAL BALANCE / SF                                         $191
CUT-OFF DATE LTV RATIO                                                    72.66%
MATURITY DATE LTV RATIO                                                   72.66%
UW NCF DSCR                                                                1.22x

--------------------------------------------------------------------------------

(1)   Vornado Realty L.P. guaranteed $2,400,000 ($30/SF) for upfront TI/LC costs for approximately 80,000 SF of vacant space, $2,032,700 ($20.00/SF) for costs of renewing or reletting the 101,635 SF of SAIC space, $1,395,160
      ($20.00/SF) for costs of renewing or reletting the 69,758 SF of Quadramed space and $1,010,034 to cover any outstanding TI/LC obligations pertaining to the Data Systems and Solutions, Harmony Information Systems, LCM
      Properties, SAIC, and Systems Management Engineering spaces. These guaranties may be replaced with letters of credit.

(2)   Monthly escrows for real estate taxes, insurance and replacement reserves have been waived. Upon the occurrence of an event of default or if the
      DSCR falls below 1.15x for two (2) consecutive quarters, monthly deposits will be required and continue until such time as DSCR equals or exceeds
      1.15x for two (2) consecutive quarters. In lieu of such monthly deposits,
      Vornado Realty L.P. may guaranty such monthly deposit amounts, so long as
      (i) Vornado Realty Trust maintains a long-term unsecured debt rating of at least Baa3 from Moody's and the equivalent S&P rating, (ii) the guarantor's liability under any such reserve guaranties does not exceed liability in excess of 10% of the outstanding principal balance of the
      Loan and (iii) the DSCR has not fallen below 1.05x for two (2) consecutive quarters. Borrower may also deliver a letter of credit in lieu of making such monthly deposits.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                 1
LOCATION                                                              Reston, VA
PROPERTY TYPE                                                   Office, Suburban
SIZE (SF)                                                                486,081
OCCUPANCY % AS OF DECEMBER 31, 2005                                        79.4%
YEAR BUILT / YEAR RENOVATED                                    1987 & 1988 / NAP
APPRAISED VALUE                                                     $128,000,000
PROPERTY MANAGEMENT                                             Charles E. Smith
                                                      Real Estate Services, L.P.
UW ECONOMIC OCCUPANCY %                                                    80.8%
UW REVENUES                                                          $11,244,200
UW EXPENSES                                                           $3,897,673
UW NET OPERATING INCOME (NOI)                                         $7,346,527
UW NET CASH FLOW (NCF)                                                $6,406,621

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                                       B-18

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                             RESTON EXECUTIVE CENTER
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
                                          RESTON EXECUTIVE CENTER TENANT SUMMARY
-------------------------------------------------------------------------------------------------------------------------------
                                                                   % OF NET                                          DATE OF
                                   RATINGS          NET RENTABLE   RENTABLE                            % OF ACTUAL    LEASE
      TENANT NAME           FITCH/MOODY'S/S&P(1)      AREA (SF)      AREA     RENT PSF   ACTUAL RENT       RENT     EXPIRATION
-------------------------------------------------------------------------------------------------------------------------------

SAIC(2)                         NR / A3 / A--         101,635        20.9%     $25.74    $ 2,615,890       24.2%    09/30/10
Quadramed Corporation           NR / NR / NR           70,758        14.6%     $32.98    $ 2,333,462       21.6%    07/31/11
PRA International               NR / NR / NR           20,772         4.3%     $25.89    $   537,849        5.0%    12/31/14
BSI America, Inc.(3)            NR / NR / NR           20,746         4.3%     $25.04    $   519,435        4.8%     5/31/14(4)
Data Systems & Solutions      NR / BBB+ / Baa1         13,995         2.9%     $26.50    $   370,868        3.4%    09/30/10

Top 5 Tenants                                         227,906        46.9%     $27.98    $ 6,377,504       59.1%    Various

Non-major Tenants                                     157,902        32.5%     $28.00    $ 4,421,882       40.9%    Various
                                                      -------       -----      ------    -----------      -----
Occupied Total                                        385,808        79.4%     $27.99    $10,799,386      100.0%

Vacant                                                100,273        20.6%
                                                      -------       -----
COLLATERAL TOTAL                                      486,081       100.0%
                                                      =======       =====

-------------------------------------------------------------------------------------------------------------------------------

(1)   Certain ratings are those of the parent whether or not the parent guarantees the lease.

(2)   SAIC may terminate up to 31,420 square feet anytime after 10/01/08 upon 9 months written notice and payment of a termination fee.

(3)   BSI America, Inc. has a cancellation option on 06/01/09 upon 9 months written notice and payment of a termination fee.

(4)   1,128 SF expires on 07/31/08.

-------------------------------------------------------------------------------------------------------------------
                                     RESTON EXECUTIVE CENTER LEASE ROLLOVER(1)
-------------------------------------------------------------------------------------------------------------------
                          WTD. AVG. IN PLACE                                                           CUMULATIVE %
            # OF LEASES     BASE RENT PSF      TOTAL SF   % OF TOTAL    CUMULATIVE %   % OF IN PLACE   OF IN PLACE
   YEAR       ROLLING          ROLLING          ROLLING   SF ROLLING   OF SF ROLLING    RENT ROLLING   RENT ROLLING
-------------------------------------------------------------------------------------------------------------------

   2006          5              $26.56          20,802        4.3%           4.3%            5.1%           5.1%
   2007          7              $28.79          44,169        9.1%          13.4%           11.8%          16.9%
   2008          3              $32.19          11,533        2.4%          15.7%            3.4%          20.3%
   2009          1              $25.73           4,232        0.9%          16.6%            1.0%          21.3%
   2010          7              $26.38         143,656       29.6%          46.2%           35.1%          56.4%
   2011          3              $31.88          83,648       17.2%          63.4%           24.7%          81.1%
   2012          4              $26.76          37,378        7.7%          71.1%            9.3%          90.4%
   2013          0              $ 0.00               0        0.0%          71.1%            0.0%          90.4%
   2014          2              $25.70          40,390        8.3%          79.4%            9.6%         100.0%
   2015          0              $ 0.00               0        0.0%          79.4%            0.0%         100.0%
   2016          0              $ 0.00               0        0.0%          79.4%            0.0%         100.0%
                --                             -------       ----                          -----
  TOTALS        32                             385,808       79.4%                         100.0%
                                               =======       ====                          =====

-------------------------------------------------------------------------------------------------------------------

(1)   The numbers in this chart are based on the assumption that no tenant exercises an early termination option. See "Description of the Mortgage
      Pool -- Additional Loan and Property Information -- Tenant Matters" in
      the offering prospectus dated June 12, 2006.

                                       B-19

--------------------------------------------------------------------------------
                             RESTON EXECUTIVE CENTER
--------------------------------------------------------------------------------

o   THE LOAN. The subject mortgage loan (the "Reston Executive Center Loan") is secured by a first mortgage encumbering three office buildings located in
    Reston, Virginia (the "Reston Executive Center Property"). The Reston
    Executive Center Loan has a cut-off date principal balance of $93,000,000 and represents approximately 4.1% of the initial mortgage pool balance. The
    Reston Executive Center Loan was originated on December 21, 2005. The Reston
    Executive Center Loan provides for interest-only payments for the entire 84 months of its term.

    The Reston Executive Center Loan has a remaining term of 79 months and matures on January 9, 2013. The Reston Executive Center Loan may be prepaid on or after September 9, 2012, and permits defeasance with United States government obligations beginning 2 years after the issue date for the series
    CGCMT 2006-C4 certificates.

o   THE BORROWER. The borrower is CESC Reston Executive Center L.L.C., a special purpose entity structured to be bankruptcy remote. The sponsor of the borrower is Vornado Realty L.P., which is a subsidary of Vornado Realty
    Trust ("Vornado"). Vornado is a publicly traded real estate investment trust
    ("REIT") (NYSE:VNO) and owns and/or manages approximately 56 million square feet of real estate. As of June 2006, Vornado was rated "Baa3" by Moodys,
    "BBB+" by S&P and "BBB-" by Fitch. Vornado owns and operates office, retail and showroom properties with large concentrations in the New York metropolitan area and in the Washington, D.C. and Northern Virginia area.

o   THE PROPERTY. The Reston Executive Center Property is comprised of three office buildings, totaling approximately 486,081 square feet situated on approximately 13.8 acres. Parking is provided by two four-story garages, containing 1,399 spaces. There are a total of three elevators serving the garages. The garages have direct interior access to the Reston Executive
    Center Property. Surface parking for visitors is located in front of each building. The Reston Executive Center Property was constructed in 1987 and
    1988. The Reston Executive Center Property is located in Reston, Virginia, within the Washington, D.C. metropolitan statistical area. As of December
    31, 2005, the occupancy rate for the Reston Executive Center Property was approximately 79.4%.

    The largest tenant is Science Applications International Corporation
    ("SAIC") occupying 101,635 square feet, or approximately 20.9% of the net rentable area. Founded by Dr. J. Robert Beyster in 1969, SAIC, a Fortune
    500(R) company, is engaged in a wide range of information technology and high-tech research and engineering for government, military, and private industries. It is one of the largest employee-owned research and engineering firms in the United States. Headquartered in San Diego, SAIC and its
    subsidiaries have more than 43,000 employees with offices in over 150 cities worldwide. As of June 2006, SAIC was rated "A3" by Moody's and "A--" by S&P.
    The SAIC lease expires in September 2010. SAIC may terminate up to 31,420 square feet any time after 10/01/08 upon 9 months written notice and payment of a termination fee. The second largest tenant is QuadraMed Corporation
    ("QuadraMed"), occupying 70,758 square feet, or approximately 14.6% of the net rentable area. Founded in 1993 and headquartered in the subject property, QuadraMed develops financial management, patient and clinical information management, compliance, and decision support software for health care professionals in hospitals throughout the United States. QuadraMed's products include applications for managing pharmacies, laboratory information, radiology information, scheduling and resources, and compliance with regulations. The QuadraMed lease expires in July 2011. The third largest tenant is PRA International ("PRA International"), occupying 20,772 square feet, or approximately 4.3% of the net rentable area. PRA
    International's predecessor company, Pharmaceutical Research, was founded in
    1981 in Charlottesville, Virginia, as a data management contract research organization. PRA International is headquartered in the subject property and operates from six other locations in the U.S., two in Canada, as well as,
    South America, Europe, Africa, and Asia. The PRA International lease expires in December 2014.

o   LOCK BOX ACCOUNT. All tenant payments due under the applicable tenant leases are deposited into a lock box account under the lender's control, and transferred to a lender-controlled cash management account ("Clearing
    Account"). Cash flow in the Clearing Account will be swept daily (or on such other periodic basis as determined by borrower and cash management bank)
    into an account under borrower's control ("Borrower's Account") unless (i)
    an Event of Default Period (as herein defined) exists or (ii) the debt service coverage ratio (measured on a quarterly basis) falls below 1.15x for two consecutive calendar quarters (the occurrence of either (i) or (ii)
    being referred to as a "Cash Sweep Period"), in which case such cash flow will be swept daily (or on such other periodic basis as Lender shall direct)
    to a Lender-controlled account ("Cash Management Account") and used

                                       B-20

--------------------------------------------------------------------------------
                            RESTON EXECUTIVE CENTER
--------------------------------------------------------------------------------

    to pay debt service and to fund the reserve accounts. The Cash Sweep Period shall continue until (i) such Event of Default Period no longer exists or
    (ii) until the debt service coverage ratio has been at least 1.15x for two consecutive calendar quarters, as applicable. In lieu of requiring deposits into the reserve subaccounts during the Cash Sweep Period, Vornado Realty
    L.P. may guaranty such monthly deposit amounts and the payment of the items for which the related reserves are required, so long as (x) Vornado maintains a long-term unsecured debt rating of at least Baa3 from Moody's and the equivalent S&P rating, (y) the guarantor's liability under any such guaranties does not, when taken together with any other reserve guaranties rendered by guarantor in connection with the Reston Executive Center Loan, exceed liability in excess of 10% of the outstanding principal balance of the Reston Executive Center Loan and (z) a Low DSCR Cash Sweep Period (as
    hereinafter defined) does not exist. During a Cash Sweep Period, after payment of monthly debt service and funding of the reserve accounts, excess cash flow in the Cash Management Account will be swept to the Borrower's
    Account unless either (1) an event of default exists or (2) the debt service coverage ratio (measured on a quarterly basis) falls below 1.05x for two consecutive calendar quarters (the occurrence of either (1) or (2) being referred to as a "Low DSCR Cash Sweep Period"), in which event excess cash flow will fund an operating expense subaccount, fund the reserve accounts and pay debt service, and any excess cash flow will be held by Lender in a cash collateral subaccount of the Cash Management Account until such Event of Default Period no longer exists, or until the debt service coverage ratio has been at least 1.05x for three consecutive payment dates, as applicable, at which time the amounts held in the cash collateral subaccount and operating expense subaccount shall be released to borrower. An "Event of
    Default Period" means the period of time commencing upon the occurrence of an event of default and ending on the last day of the third (3rd)
    consecutive full calendar month after which such event of default has been cured and no other event of default has occurred.

o   MANAGEMENT. Charles E. Smith Real Estate Services, L.P. is the property manager for the Reston Executive Center Property. The property manager is affiliated with the borrower.

                                       B-21

--------------------------------------------------------------------------------
                           RECKSON II OFFICE PORTFOLIO
--------------------------------------------------------------------------------

                               [6 PHOTOS OMITTED]

                                       B-22

--------------------------------------------------------------------------------
                           RECKSON II OFFICE PORTFOLIO
--------------------------------------------------------------------------------

                                  [MAP OMITTED]

                                       B-23

--------------------------------------------------------------------------------
                           RECKSON II OFFICE PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                         CGM
CUT-OFF DATE PRINCIPAL BALANCE                                    $72,000,000.00
PERCENTAGE OF INITIAL MORTGAGE
  POOL BALANCE                                                              3.2%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                         Acquisition
SPONSOR                                  Reckson Australia Operating Company LLC
OWNERSHIP INTEREST                                         Fee Simple, Leasehold
MORTGAGE RATE                                                            5.3225%
MATURITY DATE                                                    January 9, 2016
AMORTIZATION TYPE                                                  Interest Only
ORIGINAL TERM / AMORTIZATION TERM                            120 / Interest Only
REMAINING TERM / REMAINING
 AMORTIZATION TERM                                           115 / Interest Only
LOCKBOX                                 In-Place Hard, Springing Cash Management

UP-FRONT RESERVES
  TAX / INSURANCE                                                        No / No

ONGOING MONTHLY RESERVES
  TAX / INSURANCE (1)                                                  Springing
  REPLACEMENT (2)                                                      Springing
  TI / LC (3)                                                          Springing

ADDITIONAL FINANCING (4)                                                     Yes

CUT-OFF DATE PRINCIPAL BALANCE / SF                                          $79
CUT-OFF DATE LTV RATIO                                                    49.52%
MATURITY DATE LTV RATIO                                                   49.52%
UW NCF DSCR(5)                                                             2.26x
LOAN SHADOW RATING
FITCH / MOODY'S(6)                                                   BBB- / Baa3

--------------------------------------------------------------------------------

(1)   Monthly escrows of real estate taxes and insurance have been waived, so long as the Borrower is not in default and is not in a cash management period. Upon trigger of not covering a minimum DSCR of 1.15x at a 6.75%
      constant; monthly payments shall be delivered to the Lender in the amount of one-twelfth of an amount that would be sufficient to pay the taxes and insurance premiums payable, or estimated by Lender to be payable, during the next ensuing twelve months. Once the cash management period ends, all accumulated tax and insurance reserves shall be returned to Borrower.

(2)   Monthly escrows of replacement reserves have been waived so long as the
      Borrower is not in default and is not in a cash management period. Upon trigger of not covering a minimum DSCR of 1.15x at a 6.75% constant;
      monthly payments shall be delivered to the Lender in an amount equal to
      $19,074. Once the cash management period ends, all amounts then in the reserve shall be returned to Borrower.

(3)   Monthly escrows of TI / LCs have been waived so long as the Borrower is not in default and is not in a cash management period. Upon trigger of not covering a minimum DSCR of 1.15x at a 6.75% constant; monthly payments shall be delivered to the Lender in an amount equal to $114,444.75. Once the cash management period ends, all amounts then in the reserve shall be returned to Borrower.

(4)   See "--Mezzanine Debt" below.

(5)   Loan has a DSCR of 1.81 at a loan constant of 6.75%.

(6)   Fitch and Moody's have confirmed that the Reckson II Office Portfolio Loan has the credit characteristics consistent with that of an investment-grade rated obligation.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                 7
LOCATION                                                                 Various
PROPERTY TYPE                                                   Office, Suburban
SIZE (SF)                                                                915,558
OCCUPANCY % AS OF JANUARY 5, 2006                                          94.8%

YEAR BUILT / YEAR RENOVATED                                  1971-1982 / Various
APPRAISED VALUE                                                     $145,400,000
PROPERTY MANAGEMENT                               Reckson Management Group, Inc.
UW ECONOMIC OCCUPANCY %                                                    91.1%
UW REVENUES                                                          $20,641,075
UW EXPENSES                                                          $10,600,658
UW NET OPERATING INCOME (NOI)                                        $10,040,419
UW NET CASH FLOW (NCF)                                                $8,797,140

--------------------------------------------------------------------------------

                                       B-24

--------------------------------------------------------------------------------
                           RECKSON II OFFICE PORTFOLIO
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
                                          RECKSON II OFFICE PORTFOLIO TENANT SUMMARY
----------------------------------------------------------------------------------------------------------------------------
                                                                   % OF NET                               % OF     DATE OF
                                   RATINGS          NET RENTABLE   RENTABLE                              ACTUAL     LEASE
         TENANT NAME         FITCH/MOODY'S/S&P(1)    AREA (SF)       AREA      RENT PSF   ACTUAL RENT     RENT    EXPIRATION
----------------------------------------------------------------------------------------------------------------------------

Lockheed Martin Corp            A--/Baa1/BBB+         123,554        13.5%     $ 20.80    $ 2,569,902     13.5%    09/30/08
Frequency Electronics             NR/NR/NR             91,027         9.9%     $  4.39    $   400,000      2.1%    12/31/09
Bayer Healthcare LLC(2)           NR/NR/NR             81,079         8.9%     $ 20.58    $ 1,668,328      8.7%    07/31/14
AC Nielsen c/o VNU Inc.(3)      NR/Ba1/BBB--           35,556         3.9%     $ 19.95    $   709,449      3.7%    03/31/15
Oracle USA Inc.(4)               A--/A3/A--            29,428         3.2%     $ 27.00    $   794,556      4.2%    11/30/07

Top 5 Tenants                                         360,644        39.4%     $ 17.03    $ 6,142,235     32.2%    Various

Non-major Tenants                                     506,876        55.4%     $ 25.56    $12,956,352     67.8%    Various
                                                      -------       -----      -------    -----------    -----
Occupied Total                                        867,520        94.8%     $ 22.02    $19,098,586    100.0%

Vacant                                                 48,038         5.2%
                                                      -------       -----
COLLATERAL TOTAL                                      915,558       100.0%
                                                      =======       =====
----------------------------------------------------------------------------------------------------------------------------

(1)   Certain ratings are those of the parent whether or not the parent guarantees the lease.

(2)   In December 2005, Bayer Healthcare LLC exercised a lease extension option for their existing 71,340 square feet plus an additional 9,739 square feet. In return, tenant received a $500,000 incentive payment as well as one month free rent for the month of January 2006. Tenant may terminate lease with regard to 18,699 square feet on the fifth floor on 12/31/2010 with nine months notice and payment of a termination fee.

(3)   AC Nielson c/o VNU Inc. received five months free rent ($289,204):
      February, March and April 2005 and July and August 2010. Tenant may
      terminate all or a portion of its space on June 30, 2010 with 12 months notice and payment of a termination fee.

(4)   Oracle has a one time right to terminate lease after December 9, 2005, with 9 months notice and payment of a termination fee.

-------------------------------------------------------------------------------------------------------------------------------
                                         RECKSON II OFFICE PORTFOLIO LEASE ROLLOVER(1)
-------------------------------------------------------------------------------------------------------------------------------
                             WTD. AVG. IN PLACE
              # OF LEASES      BASE RENT PSF      TOTAL SF    % OF TOTAL    CUMULATIVE %     % OF IN PLACE   CUMULATIVE % OF IN
    YEAR        ROLLING           ROLLING          ROLLING    SF ROLLING    OF SF ROLLING    RENT ROLLING    PLACE RENT ROLLING
    ----      -----------    ------------------   --------    ----------    -------------    -------------   ------------------

    2006           13             $24.20            33,778        3.7%          3.7%              4.3%              4.3%
    2007           19             $25.72           120,503       13.2%         16.9%             16.2%             20.5%
    2008           14             $23.04           189,392       20.7%         37.5%             22.9%             43.4%
    2009           15             $14.23           164,128       17.9%         55.5%             12.2%             55.6%
    2010           19             $25.74           101,922       11.1%         66.6%             13.7%             69.3%
    2011           11             $23.10            43,215        4.7%         71.3%              5.2%             74.6%
    2012            6             $25.57            13,039        1.4%         72.7%              1.7%             76.3%
    2013            2             $27.91            33,706        3.7%         76.4%              4.9%             81.2%
    2014            4             $22.04           109,546       12.0%         88.4%             12.6%             93.9%
    2015            3             $21.99            46,876        5.1%         93.5%              5.4%             99.3%
    2016            0             $ 0.00                 0        0.0%         93.5%              0.0%             99.3%
                  ---                              -------       ----                            ----
   TOTALS         106                              856,105       93.5%                           99.3%
                                                   =======       ====                            ====
-------------------------------------------------------------------------------------------------------------------------------

(1)   The numbers in this chart are based on the assumption that no tenant exercised an early termination option. See "Description of the Mortgage
      Pool -- Additional Loan and Property Information -- Tenant Matters" in the
      offering prospectus dated June 12, 2006.

                                       B-25

--------------------------------------------------------------------------------
                           RECKSON II OFFICE PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------------
                             RECKSON II OFFICE PORTFOLIO
--------------------------------------------------------------------------------------
                                                         CUT-OFF DATE
                                                        ALLOCATED LOAN    YEAR BUILT /
          PROPERTY NAME            PROPERTY LOCATION       BALANCE         RENOVATED
--------------------------------------------------------------------------------------

6800 Jericho                          Syosset, NY         15,550,000      1977 / NAP
55 Charles Lindbergh Boulevard       Uniondale, NY        13,260,000      1971 / NAP
555 White Plains Road                Tarrytown, NY        10,520,000      1972 / 2005
560 White Plains Road                Tarrytown, NY        10,030,000      1980 / 2005
200 Broadhollow Road                 Melville, NY          7,710,000      1981 / NAP
10 Rooney Circle                    West Orange, NJ        7,500,000      1971 / NAP
North Atrium II                       Syosset, NY          7,430,000      1982 / NAP
                                                          ----------
  TOTAL/WTD. AVG.                                         72,000,000
                                                          ==========

--------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------
                             RECKSON II OFFICE PORTFOLIO
----------------------------------------------------------------------------------------------
                                                  OCCUPANCY %                    UNDERWRITTEN
                                    PROPERTY         (AS OF         APPRAISED        NET
          PROPERTY NAME               SIZE      JANUARY 5, 2006)      VALUE       CASH FLOW
----------------------------------------------------------------------------------------------

6800 Jericho                        207,583           94.7%        34,300,000     1,931,656
55 Charles Lindbergh Boulevard      214,581          100.0%        31,800,000     1,746,142
555 White Plains Road               124,515           98.3%        18,900,000     1,159,256
560 White Plains Road               127,064           81.9%        20,200,000     1,100,438
200 Broadhollow Road                 70,110           97.3%        12,500,000       992,573
10 Rooney Circle                     70,716           86.3%        12,000,000       900,059
North Atrium II                     100,989           99.6%        15,700,000       967,017
                                    -------                       -----------     ---------
  TOTAL/WTD. AVG.                   915,558           94.8%       145,400,000     8,797,140
                                    =======                       ===========     =========

----------------------------------------------------------------------------------------------

                                       B-26

--------------------------------------------------------------------------------
                           RECKSON II OFFICE PORTFOLIO
--------------------------------------------------------------------------------

o   THE LOANS. The subject mortgage loan (the "Reckson II Office Portfolio
    Loan") is secured by 7 first mortgages (six of which are secured by the borrower's fee simple interest in the Reckson II Office Portfolio Properties and one is secured by the borrower's leasehold interest in a Reckson II
    Office Portfolio Property) that encumber a portfolio of 7 office properties located New York and New Jersey (the "Reckson II Office Portfolio
    Properties"). The Reckson II Office Portfolio Loan has a cut-off date principal balance of $72,000,000 and represents approximately 3.2% of the initial mortgage pool balance. Fitch and Moody's have confirmed, in accordance with their respective methodologies, that the Reckson II Office
    Portfolio Loan has credit characteristics consistent with obligations rated
    "BBB-" and "Baa3", respectively. The Reckson II Office Portfolio Loan was originated on January 6, 2006. The Reckson II Office Portfolio Loan provides for interest-only payments for the entire 120 months of its term.

    The Reckson II Office Portfolio Loan has a remaining term of 115 months and matures on January 9, 2016. The Reckson II Office Portfolio Loan may be
    prepaid on or after October 9, 2015, and permits defeasance with United
    States government obligations beginning 2 years after the issue date for the series CGCMT 2006-C4 certificates.

o   THE BORROWERS. The borrowers are RA 6800 Jericho Turnpike LLC, RA 6900
    Jericho Turnpike LLC, RA 10 Rooney Circle Owner LLC, RA 55 CLB LLC, RA 200
    Broadhollow Road Owner LLC, RA 555 White Plains Road LLC, and RA 560 White
    Plains Road LLC, all special purpose entities structured to be bankruptcy remote. The sponsor of the borrowers is Reckson Australia Operating Company
    LLC, which is 25% owned by Reckson Associates Realty Corp ("Reckson"), a publicly traded REIT (NYSE:RA). Reckson has been in the business of owning, developing, constructing, managing, and leasing office and industrial properties in the New York Tri-State Area for over 45 years. Reckson has historically emphasized the development and acquisition of its suburban office properties in large-scale office parks. Reckson's portfolio consists of approximately 90 properties in the New York Tri-State Area, encompassing approximately 18.9 million rentable square feet, all of which are managed by
    Reckson Management Group, Inc., an affiliate of Reckson.

o   THE PROPERTIES. The Reckson II Office Portfolio Properties consist of seven office properties totaling approximately 915,558 square feet. The Reckson II
    Office Portfolio Properties include 2,926 covered and surface parking spaces. The Reckson II Office Portfolio Properties were constructed between
    1971 and 1982 and two of the properties, located at 555 White Plains Road and 560 White Plains Road, were renovated in 2005. The Reckson II Office
    Portfolio Properties are located in New York and New Jersey. As of January
    5, 2006, the weighted average occupancy rate for the Reckson II Office
    Portfolio Properties was approximately 94.8%.

    The largest tenant is Lockheed Martin Corp ("Lockheed Martin") occupying
    123,554 square feet, or approximately 13.5% of the net rentable area.
    Lockheed Martin is one of the world's largest defense contractors. Its business segments include Aeronautics, Electronic Systems, Space Systems,
    Integrated Systems & Solutions, and Information & Technology Services. As of
    May 2006, Lockheed Martin was rated "A--" by Fitch, "Baa1" by Moody's and
    "BBB+" by S&P. The Lockheed Martin lease expires in September 2008. The second largest tenant is Frequency Electronics, occupying 91,027 square feet, or approximately 9.9% of the net rentable area. Frequency Electronics produces quartz, rubidium, and cesium-based time and frequency control products, such as oscillators and amplifiers, used by commercial customers to synchronize voice, data, and video transmissions in satellite and wireless communications. The US military uses its products for navigation, communications, surveillance, and timing systems in aircraft, satellites, and missiles. The Frequency Electronics lease expires in December 2009. The third largest tenant is Bayer Healthcare LLC ("Bayer Healthcare"), occupying
    81,079 square feet, or approximately 8.9% of the net rentable area. Bayer
    Healthcare is a health care company with products that range from drug products to innovative diagnostics technology. Bayer Healthcare has five divisions: Animal Health, Biological Products, Consumer Care, Diagnostics,
    and Pharmaceuticals. Bayer Healthcare has worldwide operations located in more than 120 countries and employs over 30,000 people. The Bayer Healthcare lease expires in July 2014. Bayer Healthcare may terminate lease with regard to 18,699 square feet on the fifth floor on December 31, 2010 with nine months notice and payment of a termination fee.

o   LOCK BOX ACCOUNT. All tenant payments due under the applicable tenant leases are deposited into a lock box account under the lender's control, and transferred to a lender-controlled clearing account. All funds on deposit in the clearing account will be swept daily into an account under borrower's control, except (i) if event of default exists, (ii) a periodically measured debt service coverage ratio falls below 1.15x for two calendar quarters or
    (iii) if any mezzanine loan is outstanding (items (i)--(iii) are referred

                                       B-27

--------------------------------------------------------------------------------
                           RECKSON II OFFICE PORTFOLIO
--------------------------------------------------------------------------------

    to as the "Cash Management Events"). Upon the occurrence of any Cash
    Management Event, all funds held in the clearing account will be swept daily to a Lender-controlled deposit account until such event of default no longer exists, or until the debt service coverage ratio has been at least 1.15x for two consecutive calendar quarters or the mezzanine loan has been satisfied.
    Any excess cash in the deposit account, after payment of monthly debt service and reserves, and so long as no event of default exists, will be swept on each payment date into a debt service reserve account as additional collateral until either an event of default occurs or the periodically measured debt service coverage ratio is at least 1.15x for two consecutive calendar quarters.

o   MEZZANINE DEBT. Future mezzanine debt is permitted subject to borrower's delivery of a ratings confirmation, intercreditor agreement and other miscellaneous documents.

o   PARTIAL RELEASES. The related loan documents permit the borrower, during the period beginning 2 years after the issue date for the series CGCMT 2006-C4 certificates through October 9, 2015, to obtain the release of any of the
    Reckson II Office Portfolio Properties upon the sale of such property to a third entity and upon satisfaction of certain conditions, including among others, that (i) no event of default has occurred and is continuing, and
    (ii) the debt service coverage ratio for the remaining properties (exclusive of the release parcel), is equal or greater than the greater of (a) 95% of the Reckson II Office Portfolio Properties calculated immediately prior to the partial release and (b) 1.50x. The Reckson II Office Portfolio Loan must be partially defeased in the amount of 110% of the allocated loan amount for the released parcel as a condition to a release. The allocated loan amount for each Reckson II Office Portfolio Property is listed in the Reckson II
    Office Portfolio Summary below.

    The related loan documents permit the borrower to release a portion of the
    55 Charles Lindbergh parcel consisting of 6.555 acres without prepayment penalty or defeasance upon satisfaction of certain conditions including among others that (i) no event of default has occurred and is continuing,
    (ii) the release parcel legally subdivided, (iii) the release parcel is not owned by any borrower and (iv) the existing ground lease is amended to reflect such release, together with a pro rata reduction in ground lease payments.

o   COLLATERAL SUBSTITUTION. The related loan documents permit the borrower, during the period beginning 1 year after the issue date for the series CGCMT
    20006-C4 certificates through October 9, 2015, to substitute properties upon satisfaction of certain conditions, including among others, that (i) no event of default has occurred and is continuing, (ii) a minimum DSCR test,
    (iii) a maximum LTV test and (iv) minimum leases in place at the substituted property.

o   MANAGEMENT. Reckson Management Group, Inc. is the property manager for the
    Reckson II Office Portfolio Properties. The property manager is affiliated with the borrower.

                                       B-28

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                                       B-29

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                          GREAT WOLF RESORTS PORTFOLIO
-------------------------------------------------------------------------------

                               [6 PHOTOS OMITTED]

                                       B-30

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                          GREAT WOLF RESORTS PORTFOLIO
-------------------------------------------------------------------------------

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                                       B-31

--------------------------------------------------------------------------------
                          GREAT WOLF RESORTS PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                         CGM
CUT-OFF DATE PRINCIPAL BALANCE                                       $63,000,000
PERCENTAGE OF INITIAL MORTGAGE                                              2.8%
  POOL BALANCE
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                         Acquisition
SPONSOR                                                 CNL Income Partners, LP,
                                                        Great Wolf Resorts, Inc.
OWNERSHIP INTEREST                                                    Fee Simple
MORTGAGE RATE                                                            6.0800%
MATURITY DATE                                                      March 1, 2013
AMORTIZATION TYPE                                             Partial IO/Balloon
ORIGINAL TERM / AMORTIZATION TERM                                       84 / 360
REMAINING TERM / REMAINING                                              81 / 360
AMORTIZATION TERM
LOCKBOX                                 In-Place Hard, Springing Cash Management

UP-FRONT RESERVES
  TAX / INSURANCE                                                      Yes / Yes
  SEASONALITY RESERVE (1)                                                    Yes

ONGOING MONTHLY RESERVES
  TAX/INSURANCE                                                        Yes / Yes
  FF&E                                                      4% of Gross Revenues
  SEASONALITY RESERVE (1)                                                    Yes

ADDITIONAL FINANCING                                                          No
CUT-OFF DATE PRINCIPAL BALANCE/SF                                       $108,621
CUT-OFF DATE LTV RATIO                                                    52.28%
MATURITY DATE LTV RATIO                                                   49.71%
UW NCF DSCR                                                                1.74x

--------------------------------------------------------------------------------

(1)   At closing, a Seasonality Reserve Account was established to cover negative cash flow in the months of May, June, September, October,
      November and January. On each Payment Date in April, Borrower will deposit into the Seasonality Reserve Account an amount equal to 105% of the aggregated budgeted Negative Monthly Amounts for the following months of
      May and June (less up to a $300,000 working capital reserve maintained by the Manager, which will be pledged to Lender, but such deduction will be permitted only while the Debt Service Coverage Test is satisfied and no
      Event of Default exists). On each Payment Date in August the Borrower will deposit into the Seasonality Reserve Account an amount equal to 105% of the aggregated budgeted Negative Monthly Amounts for the following months of September, October, November and January (less up to a $300,000 working capital reserve maintained by the Manager, which will be pledged to
      Lender, but such deduction will be permitted only while the Debt Service
      Coverage Test is satisfied and no Event of Default exists). The agreed upon August 2006 Seasonality Amount is $1,240,704.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                 2
LOCATIONSTATE                                                   Various, Various
PROPERTY TYPE                                          Hospitality, Full Service
SIZE (ROOMS)
PROPERTY SIZE                                                                580
OCCUPANCY % AS OF DECEMBER 31, 2005                                        58.5%

YEAR BUILT / YEAR RENOVATED                                1997 & 2001 / Various
APPRAISED VALUE                                                     $120,500,000
PROPERTY MANAGEMENT                                     Great Lake Services, LLC
UW ECONOMIC OCCUPANCY %                                                    60.3%
UW REVENUES                                                          $37,782,148
UW EXPENSES                                                          $28,304,667
UW NET OPERATING INCOME (NOI)                                         $9,477,481
UW NET CASH FLOW (NCF)                                                $7,966,195

--------------------------------------------------------------------------------

                                       B-32

--------------------------------------------------------------------------------
                          GREAT WOLF RESORTS PORTFOLIO
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------
                      Great Wolf Resorts Portfolio Summary
----------------------------------------------------------------------------------
                                             Cut-Off Date
                                              Allocated
                                                 Loan        Year Built /   Total
Property Name              City, State         Balance        Renovated     Rooms
----------------------------------------------------------------------------------

Great Wolf Resort
  -- Sandusky, OH         Sandusky, OH       $34,500,000     2001 / NAP      271
Great Wolf Resort
  -- Wisconsin Dells     Lake Delton, WI      28,500,000     1997 / 2005     309
                                             -----------                     ---
TOTAL/WTD. AVG.                              $63,000,000                     580
                                             ===========                     ===

----------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------
                             Great Wolf Resorts Portfolio Summary
---------------------------------------------------------------------------------------------
                                       Occupancy %
                        Cut-Off Date      as of     Underwritten
                         Principal      December        Net       Underwritten   Underwritten
Property Name           Balance/Room     31,2005     Cash Flow        ADR           REVPAR
---------------------------------------------------------------------------------------------

Great Wolf Resort
  -- Sandusky, OH         $127,306        58.3%      $4,372,640      $219.88      $128.18
Great Wolf Resort
  -- Wisconsin Dells      $ 92,233        58.7%       3,593,555      $187.46      $116.22
                          --------                   ----------
TOTAL/WTD. AVG.           $108,621        58.5%      $7,966,195      $202.11      $121.81
                          ========                   ==========

---------------------------------------------------------------------------------------------

                                       B-33

--------------------------------------------------------------------------------
                          GREAT WOLF RESORTS PORTFOLIO
--------------------------------------------------------------------------------

o   THE LOAN. The mortgage loan (the "Great Wolf Resorts Portfolio Loan") is secured by a first mortgage encumbering two hospitality properties located in Sandusky, Ohio and Lake Delton, Wisconsin (the "Great Wolf Resorts
    Portfolio Properties"), respectively. The Great Wolf Resorts Portfolio Loan has a cut-off date principal balance of $63,000,000 and represents approximately 2.8% of the initial mortgage pool balance. The Great Wolf
    Resorts Portfolio Loan provides for interest-only payments for the first 36 months of its term, and thereafter, fixed monthly payments of principal and interest based on a 30-year amortization schedule.

    The Great Wolf Resorts Portfolio Loan has a remaining term of 81 months and matures on March 1, 2013. The Great Wolf Resorts Portfolio Loan may be
    prepaid on or after December 1, 2012, and permits defeasance with United
    States government obligations beginning 2 years after the issue date for the series CGCMT 2006-C4 certificates.

o   THE BORROWER. The co-borrowers are CNL INCOME GW WI-DEL, LP and CNL INCOME
    GW SANDUSKY, LP, both special purpose entities structured to be bankruptcy remote. The sponsors are CNL Income Partners, LP ("CNL") and Great Wolf
    Resorts, Inc. ("GWR"). CNL is an unlisted REIT that acquires properties and leases them on a long-term, triple-net basis. Targeted properties include dealerships, campgrounds and manufactured housing, health clubs, parking lots, bowling alleys, golf courses, ski resorts, marinas, manufacturer's outlet centers, and vacation ownership resorts. GWR is a family entertainment resort company based in Madison, Wisconsin that specializes in developing, owning, and operating drive-to family resorts featuring indoor waterparks and other family-oriented entertainment activities. In an effort to create a stronger company, formulate a succession plan, and retain and grow staff, GWR issued, during 4th Quarter 2004, an IPO for Great Wolf
    Resorts, Inc. as a self-managed, indoor waterpark resort focused real estate investment trust. Currently, GWR has approximately six Great Wolf, Resorts in its portfolio and one nautical themed Blue Harbor Resort.

o   THE PROPERTIES. The Great Wolf Resorts Portfolio Properties consist of the
    Great Wolf Resort -- Sandusky, OH Property and the Great Wolf Resort -- Lake
    Delton, WI Property. The Great Wolf Resort -- Sandusky, OH Property contains
    271 rooms and was constructed in 2001. The Great Wolf Resort -- Lake Delton,
    WI Property contains 309 rooms and was constructed in 1997 and expanded in
    2005.

o   LOCK BOX ACCOUNT. All rents and other receipts are required to be deposited into a lockbox and are to be swept daily into the borrower's account.
    Following the occurrence and continuance of a "trigger event" with respect to the Great Wolf Resorts Portfolio Loan, funds in the lockbox will be transferred daily to a cash collateral account and applied pursuant to a cash management agreement and the loan agreement. Upon the cure of the trigger event, funds will again be swept daily from the lockbox to the borrower's account. A "trigger event" means (i) the occurrence of an event of default under the Great Wolf Resorts Portfolio Loan or (ii) commencing with the test date ending March 31, 2007 the date on which the debt service overage ratio for the preceding twelve (12) months is less than 1.25x. A trigger event will continue until the applicable event of default is cured or waived or until the date on which the debt service coverage ratio equals or exceeds 1.25x for twelve (12) consecutive months measured quarterly.

o   MANAGEMENT. Great Lakes Services, LLC is the property manager for the Great
    Wolf Resorts Portfolio Properties. The property manager is affiliated with the borrower.

o   PARTIAL RELEASE. The related loan documents permit the borrower to obtain the release of the Great Wolf Resort -- Sandusky, OH Property upon satisfaction of certain conditions, including among others, that (i) no event of default has occurred and is continuing, (ii) the loan-to-value does not exceed 55%, (iii) the debt service coverage ratio is not less than the greater of 1.65x or the pre-release debt service coverage. The Great Wolf
    Resorts Portfolio Loan must be partially defeased in the amount of 115% of the allocated loan amount for the released parcel as a condition for release. The allocated loan amount is $34,500,000 for the Great Wolf Resort
    -- Sandusky, OH Property.

                                       B-34

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                                       B-35

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                         EMERALD ISLE SENIOR APARTMENTS
-------------------------------------------------------------------------------

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                                       B-36

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                         EMERALD ISLE SENIOR APARTMENTS
--------------------------------------------------------------------------------

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                                       B-37

--------------------------------------------------------------------------------
                         EMERALD ISLE SENIOR APARTMENTS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                         PNC
CUT-OFF DATE PRINCIPAL BALANCE                                       $55,000,000
PERCENTAGE OF INITIAL MORTGAGE
  POOL BALANCE                                                              2.4%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                           Refinance
SPONSOR                                                    Cameo Homes, James C.
                                     Gianulias, James Chris Gianulias 1998 Trust
OWNERSHIP INTEREST                                                    Fee Simple
MORTGAGE RATE                                                             5.190%
MATURITY DATE                                                       July 1, 2015
AMORTIZATION TYPE                                           Partial IO / Balloon
ORIGINAL TERM / AMORTIZATION TERM                                      120 / 360
REMAINING TERM / REMAINING
  AMORTIZATION TERM                                                    109 / 360
LOCKBOX                                                                     None

UP-FRONT RESERVES
  TAX(1) / INSURANCE(2)                                                Yes / Yes

ONGOING MONTHLY RESERVES
  TAX / INSURANCE                                                       Yes / No
  REPLACEMENT                                                             $5,095

ADDITIONAL FINANCING                                                      Yes(3)
CUT-OFF DATE PRINCIPAL BALANCE/UNIT                                     $130,332
CUT-OFF DATE LTV RATIO                                                    69.18%
MATURITY DATE LTV RATIO                                                   61.49%
UW NCF DSCR                                                                1.23x

--------------------------------------------------------------------------------

(1)   In addition to a monthly escrow payment, the borrower was required to make a deposit at closing in the amount of $200,944.59 to a tax escrow account with the lender.

(2)   Monthly insurance reserve requirements were waived by the lender although the borrower was required to deposit six months of insurance premiums to lender at closing in the amount of $27,474.

(3)   See "--Mezzanine Debt" below.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                 1
LOCATION                                                           Placentia, CA
PROPERTY TYPE                                          Multifamily, Conventional
SIZE (UNITS)                                                                 422
OCCUPANCY % AS OF MAY 23, 2006                                             84.6%
YEAR BUILT / YEAR RENOVATED                                           2005 / NAP
APPRAISED VALUE                                                      $79,500,000
PROPERTY MANAGEMENT                                        Mesa Management, Inc.
UW ECONOMIC OCCUPANCY %                                                    84.6%
UW REVENUES                                                           $5,989,086
UW EXPENSES                                                           $1,439,181
UW NET OPERATING INCOME (NOI)                                         $4,549,905
UW NET CASH FLOW (NCF)                                                $4,444,405

--------------------------------------------------------------------------------

                                       B-38

--------------------------------------------------------------------------------
                         EMERALD ISLE SENIOR APARTMENTS
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------
                                       EMERALD ISLE SENIOR APARTMENTS SUMMARY
------------------------------------------------------------------------------------------------------------------
                                                          APPROXIMATE
                      NUMBER OF     APPROXIMATE UNIT     NET RENTABLE     % OF NET RENTABLE     AVERAGE IN PLACE
     UNIT TYPE          UNITS           SIZE (SF)          AREA (SF)             AREA                 RENT
------------------------------------------------------------------------------------------------------------------

Studios                    0                 0                    0               0.0%               $    0
1-BR                     267               588              156,996              57.8%               $1,046
2-BR                     155               931              114,336              42.2%               $1,535
3-BR                       0                 0                    0               0.0%               $    0
4-BR+                      0                 0                    0               0.0%               $    0
                         ---               ---              -------             -----                ------
TOTAL/WTD. AVG.          422               643              271,332             100.0%               $1,234
                         ===               ===              =======             =====                ======
------------------------------------------------------------------------------------------------------------------

                                       B-39

--------------------------------------------------------------------------------
                         EMERALD ISLE SENIOR APARTMENTS
--------------------------------------------------------------------------------

o   THE LOAN. The Emerald Isle Senior Apartments loan is secured by a first mortgage encumbering a Class A, 422-unit multifamily complex in Placentia,
    CA. The loan has a ten-year term, with the first three years interest only, followed by a 30-year amortization schedule. The loan funded on June 3,
    2005, and has a remaining term of 109 months, a maturity date of July 1,
    2015 and a cut-off date principal balance of $55,000,000. The loan was underwritten to a 69.2% LTV and a 1.23x DSCR (1.54x during the interest only period). The Emerald Isle Senior Apartments Loan represents approximately
    2.4% of the initial mortgage pool balance.

o   THE BORROWER. The borrower is Placentia 422 L.P., a California limited partnership. Its general partner is Cameo Homes, Inc. (1%), a California corporation, and its limited partners are James C. Gianulias (69%), Victor
    J. Mahony (18%), David Gianulias (7%) and Gus Gianulias (5%). Cameo Homes,
    Inc. is 100% owned by James C. Gianulias, the sponsor of this loan. Cameo
    Homes, Inc., has developed approximately 5,000 single-family homes, condominiums and townhomes, and more than 3,400 multifamily and senior units. James C. Gianulias and his companies have also developed commercial properties throughout Northern, Central and Southern California.

o   THE PROPERTY. The property is a class A, 422-unit garden-style apartment complex located in Placentia, California. It was completed in 2005, and consists of 7 buildings situated on approximately 10.43 acres adjacent to the Alta Vista Golf & Country Club. To get zoning approval, the property is restricted to seniors over the age of 55. Property amenities include a resort style swimming pool, heated spa, putting greens, laundry facilities on every floor, a clubhouse, library, billiard room and fitness center. As of May 23, 2006, the property was 84.6% occupied, but a current leasing schedule shows additional units that have been leased but not yet occupied, thus increasing the occupancy to 91.2%.

o   LOCK BOX ACCOUNT. The loan documents do not require a lock box account.

o   MEZZANINE DEBT. Future mezzanine debt is permitted subject to borrower's delivery of a ratings confirmation, intercreditor agreement and other miscellaneous documents.

o   MANAGEMENT. The Property is managed by Mesa Management, Inc., which is owned by the sponsor, James C. Gianulias and Victor J. Mahony. Mesa Management is
    headquartered in Newport Beach, CA, and manages nearly 2,200 apartment units.

                                       B-40

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                                       B-41

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                                 20 NORTH ORANGE
--------------------------------------------------------------------------------

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                                       B-42

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                                 20 NORTH ORANGE
-------------------------------------------------------------------------------

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                                       B-43

--------------------------------------------------------------------------------
                                 20 NORTH ORANGE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                         CGM
CUT-OFF DATE PRINCIPAL BALANCE                                    $42,695,000.00
PERCENTAGE OF INITIAL MORTGAGE
 POOL BALANCE                                                               1.9%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                         Acquisition
SPONSOR                                       Carlton P. Cabot, Cabot Investment
                                                                 Properties, LLC
OWNERSHIP INTEREST                                                    Fee Simple
MORTGAGE RATE                                                            5.3100%
MATURITY DATE                                                   October 11, 2015
AMORTIZATION TYPE                                             Partial IO/Balloon
ORIGINAL TERM / AMORTIZATION TERM                                      120 / 360
REMAINING TERM / REMAINING
 AMORTIZATION TERM                                                     112 / 360
LOCKBOX                                                            In-Place Hard

UP-FRONT RESERVES
  TAX / INSURANCE                                                      Yes / Yes
  REPLACEMENT                                                           $252,500
  TI / LC (1)                                                         $3,000,000
  BRIGHT HOUSE TI RESERVE (2)                                           $614,000

ONGOING MONTHLY RESERVES
  TAX / INSURANCE                                                      Yes / Yes

ADDITIONAL FINANCING                                                          No

CUT-OFF DATE PRINCIPAL BALANCE / SF                                         $158
CUT-OFF DATE LTV RATIO                                                    74.64%
MATURITY DATE LTV RATIO                                                   67.87%
UW NCF DSCR                                                                1.20x

--------------------------------------------------------------------------------

(1)   At closing, Lender escrowed $3,000,000 for TI / LCs. In addition, at any time the balance of the TI / LC account falls below $500,000, Borrower shall pay to Lender a monthly amount equal to the greater of: (i) $2,500 and (ii) such amount, as determined by Lender, that causes the TI / LC reserve account to equal $500,000 within six month period.

(2)   At closing, Lender escrowed $614,000 for outstanding TI work required to be performed by Borrower under the terms of the Bright House Networks lease. Provided that no event of default exists under the loan, the reserve shall be disbursed to the Borrower for TI costs, in increments of no less than $2,500, upon receipt by Lender of satisfactory evidence of TI work. On 2/9/06, Lender authorized the release of $197,907 out of Bright
      House TI Reserve as Lender received satisfactory evidence of work.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                 1
LOCATION                                                             Orlando, FL
PROPERTY TYPE                                                        Office, CBD
SIZE (SF)                                                                270,097
OCCUPANCY % AS OF DECEMBER 31, 2005                                        90.0%
YEAR BUILT / YEAR RENOVATED                                          1983 / 2005
APPRAISED VALUE                                                      $57,200,000
PROPERTY MANAGEMENT                            Continental Real Estate Companies
UW ECONOMIC OCCUPANCY %                                                    90.0%
UW REVENUES                                                           $6,013,187
UW EXPENSES                                                           $2,472,088
UW NET OPERATING INCOME (NOI)                                         $3,541,099
UW NET CASH FLOW (NCF)                                                $3,421,694

--------------------------------------------------------------------------------

                                       B-44

--------------------------------------------------------------------------------
                                 20 NORTH ORANGE
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
                                                 20 NORTH ORANGE TENANT SUMMARY
---------------------------------------------------------------------------------------------------------------------------------
                                                                    % OF NET                               % OF      DATE OF
                                     RATINGS         NET RENTABLE   RENTABLE                              ACTUAL      LEASE
       TENANT NAME            FITCH/MOODY'S/S&P(1)     AREA (SF)      AREA     RENT PSF    ACTUAL RENT     RENT     EXPIRATION
---------------------------------------------------------------------------------------------------------------------------------

Morgan & Morgan                   NR / NR / NR          46,318        17.1%     $19.86     $  919,900      18.4%     03/31/15
Wachovia Bank NA                 AA- / Aa2 / NR         26,066         9.7%     $21.22     $  553,121      11.1%     04/17/10
Fisher, Rushmer ET AL             NR / NR / NR          25,731         9.5%     $23.95     $  577,268      11.5%     12/31/11(2)
Bright House Networks             NR / NR / NR          25,504         9.4%     $16.82     $  429,018       8.6%     04/28/16(3)
Lawyers Title Ins Corp (4)        A / NR / A-           18,004         6.7%     $20.20     $  363,688       7.3%     01/18/10

Top 5 Tenants                                          141,623        52.4%     $20.35     $2,842,994      56.8%

Non-major Tenants                                      110,151        40.8%     $19.59     $2,158,134      43.2%
                                                       -------       -----      ------     ----------     -----
Occupied Total (5)                                     251,774        93.2%     $20.02     $5,001,128     100.0%

Vacant                                                  18,323         6.8%
                                                       -------       -----
COLLATERAL TOTAL                                       270,097       100.0%
                                                       =======       =====

---------------------------------------------------------------------------------------------------------------------------------

(1)   Certain ratings are those of the parent whether or not the parent guarantees the lease.

(2)   120 SF of storage space is leased on a MTM basis.

(3)   910 SF of storage space is leased on a MTM basis.

(4)   Lawyers Title Ins, Corp has a termination option on March 19, 2008 provided written notice by February 19, 2007 and payment of a termination fee.

(5)   CareerBuilder, LLC, Document Technologies LLC and Metcalf & Eddy were not in occupancy and paying rent as of loan origination, however, Metcalf &
      Eddy occupied their space on 03/01/06 and CareerBuilder, LLC and Document
      Technologies LLC are expected to take occupancy on 07/15/06.

---------------------------------------------------------------------------------------------------------------------------------
                                              20 NORTH ORANGE LEASE ROLLOVER(1)
---------------------------------------------------------------------------------------------------------------------------------
                            WTD. AVG. IN PLACE
             # OF LEASES      BASE RENT PSF      TOTAL SF     % OF TOTAL     CUMULATIVE %     % OF IN PLACE   CUMULATIVE % OF IN
    YEAR       ROLLING           ROLLING          ROLLING   SF ROLLING (2)   OF SF ROLLING    RENT ROLLING    PLACE RENT ROLLING
---------------------------------------------------------------------------------------------------------------------------------

    2006          3               $21.46            6,337          2.3%           2.3%             2.7%              2.7%
    2007          3               $22.30            4,589          1.7%           4.0%             2.0%              4.8%
    2008         10               $21.08           37,982         14.1%          18.1%            16.0%             20.8%
    2009          3               $13.77            7,954          2.9%          21.1%             2.2%             23.0%
    2010          9               $20.85           87,230         32.3%          53.3%            36.4%             59.3%
    2011          4               $18.89           34,280         12.7%          66.0%            12.9%             72.3%
    2012          0               $ 0.00                0          0.0%          66.0%             0.0%             72.3%
    2013          1               $25.15            1,460          0.5%          66.6%             0.7%             73.0%
    2014          0               $ 0.00                0          0.0%          66.6%             0.0%             73.0%
    2015          1               $20.00           45,680         16.9%          83.5%            18.3%             91.3%
    2016          1               $17.00           24,594          9.1%          92.6%             8.4%             99.6%
                 --                               -------         ----                            ----
   TOTALS        35                               250,106         92.6%                           99.6%
                 ==                               =======         ====                            ====

---------------------------------------------------------------------------------------------------------------------------------

(1)   The numbers in this chart are based on the assumption that no tenant exercised an early termination option. See "Description of the Mortgage
      Pool -- Additional Loan and Property Information -- Tenant Matters" in the
      offering prospectus dated June 12, 2006.

(2)   CareerBuilder, LLC, Document Technologies LLC and Metcalf & Eddy were not in occupancy and paying rent as of loan origination, however, Metcalf &
      Eddy occupied their space on 03/01/06 and CareerBuilder, LLC and Document
      Technologies LLC are expected to take occupancy on 07/15/06.

                                       B-45

--------------------------------------------------------------------------------
                                 20 NORTH ORANGE
--------------------------------------------------------------------------------

o   THE LOAN. The subject mortgage loan (the "20 North Orange Loan") is secured by a first mortgage encumbering an office building located in Orlando,
    Florida. The 20 North Orange Loan has a cut-off date principal balance of
    $42,695,000 and represents approximately 1.9% of the initial mortgage pool balance. The 20 North Orange Loan was originated on October 6, 2005. The 20
    North Orange Loan provides for interest-only payments for the first 48 months of its term, and thereafter, fixed monthly payments of principal and interest.

    The 20 North Orange Loan has a remaining term of 112 months and matures on
    October 11, 2015. The 20 North Orange Loan may be prepaid on or after August
    11, 2015, and permits defeasance with United States government obligations beginning 2 years after issue date for the series CGCMT 2006-C4 certificates.

o   THE BORROWER. The borrowers are, collectively, CABOT NORTH ORANGE, LLC --
    CABOT NORTH ORANGE 35, LLC, thirty-five special purpose entities each structured to be bankruptcy remote and all jointly and severally liable for repayment of the 20 North Orange Loan. The borrowers hold title to the 20
    North Orange Property, in fee, as tenants in common under a tenancy in common structure having Cabot North Orange LeaseCo LLC, a Delaware limited liability company as master lessee under a master lease with the borrowers.
    The sponsors of the 20 North Orange Loan and the tenancy in common arrangement are Carlton P. Cabot and Cabot Investment Properties, LLC
    ("CIP"). CIP, is a privately held real estate investment manager formed specifically to focus on credit-tenant and stabilized asset commercial real estate investments. Mr. Cabot is the CEO and President of CIP and has over
    17 years of commercial real estate experience and has been involved in the acquisition of over $500 million of commercial real estate.

o   THE PROPERTY. The 20 North Orange Property is an approximately 270,097 square foot office building situated on approximately 2.32 acres. The 20
    North Orange Property also includes an adjacent surface parking lot containing 38 spaces and an adjacent 7-story parking garage, which is attached by a covered pedestrian walkway and contains 469 spaces for a total of 507 spaces. The subject is also party to a parking lease with an adjacent parking garage owned by the city of Orlando, providing an additional 175 spaces, for a grand total of 682 spaces or approximately 2.5 per 1,000 sf. A covered pedestrian walkway connects the subject with the city of Orlando's garage. The 20 North Orange Property was constructed in 1983 and renovated in 2005. The 20 North Orange Property is located in Orlando, Florida, within the Orlando, Florida metropolitan statistical area. As of December 31, 2005, the occupancy rate for the 20 North Orange Property was approximately 90.0%.

    The largest tenant is Morgan & Morgan occupying 46,318 square feet, or approximately 17.1% of the net rentable area. Morgan & Morgan is one of the largest exclusively personal injury law firms in the country with offices throughout Florida. Morgan & Morgan has one of their two main offices at the subject property and has been at the subject property since 1993. The Morgan
    & Morgan lease expires in March 2015. The second largest tenant is Wachovia
    Bank NA ("Wachovia"), occupying 26,066 square feet, or approximately 9.7% of the net rentable area. Wachovia is registered as a financial holding company and a bank holding company, and provides commercial and retail banking, as well as, trust services through full-service banking offices. Wachovia has been at the subject since 1983. As of June 2006, Wachovia was rated "AA-" by
    Fitch, and "AA2" by Moody's. The Wachovia lease expires in April 2010. The third largest tenant is Fisher, Rushmer et al. ("Fisher, Rushmer"), occupying 25,731 square feet, or approximately 9.5% of the net rentable area. The firm has over 30 attorneys and specializes in a wide variety of commercial and personal injury practices. Fisher, Rushmer has been at the subject since 1984. The Fisher, Rushmer lease expires December 2011.

o   LOCK BOX ACCOUNT. All tenant payments due under the applicable tenant leases are deposited into a lock box account under the lender's control, and transferred to a lender-controlled cash management account.

o   MANAGEMENT. Continental Real Estate Companies is the property manager for the 20 North Orange Property. Continental Real Estate Companies was
    established in 1989 and is a full service real estate firm with a portfolio of more than seven million square feet of commercial space. The property manager is independent.

                                       B-46

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                                KRATSA PORTFOLIO
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--------------------------------------------------------------------------------
                                 LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                         CGM
CUT-OFF DATE PRINCIPAL BALANCE(1)                                    $38,270,000
PERCENTAGE OF INITIAL MORTGAGE                                              1.7%
  POOL BALANCE
NUMBER OF MORTGAGE LOANS                                                       4
LOAN PURPOSE                                                           Refinance
SPONSOR                                 Perry W. Kratsa, William P. Kratsa, Jr.,
                                                                 James N. Kratsa
OWNERSHIP INTEREST                                         Fee Simple, Leasehold
MORTGAGE RATE                                                            5.8800%
MATURITY DATE                                                      June 11, 2016
AMORTIZATION TYPE                                                        Balloon
ORIGINAL TERM / AMORTIZATION TERM                                      120 / 300
REMAINING TERM / REMAINING                                             120 / 300
  AMORTIZATION TERM
LOCKBOX                                                                     None

UP-FRONT RESERVES
  TAX / INSURANCE                                                       Yes / No
  DSCR RESERVE (1)                                                      $712,500

ONGOING MONTHLY RESERVES
  TAX/INSURANCE (2)                                                     Yes / No
  FF&E                                                      4% of Gross Revenues

ADDITIONAL FINANCING                                                          No
CUT-OFF DATE PRINCIPAL                                                   $82,657
BALANCE/ROOM
CUT-OFF DATE LTV RATIO                                                    74.53%
MATURITY DATE LTV RATIO                                                   57.49%
UW NCF DSCR                                                                1.31x

--------------------------------------------------------------------------------

(1)   At closing, lender will hold back $712,500 in a DSCR reserve that will be released upon the SpringHill Suites -- North Shore property achieving a
      1.35x DSCR using the trailing-12 months net cash flow.

(2)   So long as the subject properties are covered under a multi-location blanket policy, monthly escrows for insurance premiums have been waived subject to the receipt of timely evidence of satisfactory coverage and the loan is not in default.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                 4
LOCATION                                                             Various, PA
PROPERTY TYPE                                               Hospitality, Various
SIZE (ROOMS)                                                                 463
OCCUPANCY % AS OF MARCH 31, 2006                                           66.9%
YEAR BUILT / YEAR RENOVATED                                1999 - 2005 / Various
APPRAISED VALUE                                                      $51,350,000
PROPERTY MANAGEMENT                                          Triple K Management
UW ECONOMIC OCCUPANCY %                                                    67.3%
UW REVENUES                                                          $12,214,608
UW EXPENSES                                                           $7,972,431
UW NET OPERATING INCOME (NOI)                                         $4,242,177
UW NET CASH FLOW (NCF)                                                $3,753,593

--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------
                                    KRATSA PORTFOLIO SUMMARY
-------------------------------------------------------------------------------------------------
                                                           CUT-OFF DATE
                                                          ALLOCATED LOAN   YEAR BUILT /    TOTAL
PROPERTY NAME                           CITY, STATE          BALANCE        RENOVATED      ROOMS
-------------------------------------------------------------------------------------------------

SpringHill Suites -- North Shore       Pittsburgh, PA       $19,762,500     2005 / NAP      198
Holiday Inn Express -- South Side      Pittsburgh, PA         9,487,500     2003 / NAP      125
Holiday Inn Express -- Bridgeville    Bridgeville, PA         4,670,000     1999 / 2005      70
Comfort Inn -- Meadowlands             Washington, PA         4,350,000     1999 / NAP       70
                                                            -----------                     ---
TOTAL/WTD. AVG.                                             $38,270,000                     463
                                                            ===========                     ===

-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------
                                      CUT-OFF DATE   OCCUPANCY %
                                       PRINCIPAL        AS OF         UNDERWRITTEN   UNDERWRITTEN     UNDERWRITTEN
PROPERTY NAME                         BALANCE/ROOM   MAY 31, 2006    NET CASH FLOW       ADR             REVPAR
-------------------------------------------------------------------------------------------------------------------

SpringHill Suites -- North Shore        $99,811         61.5%          $1,823,804      $111.11           $68.35
Holiday Inn Express -- South Side       $75,900         73.8%             995,551      $101.15           $74.66
Holiday Inn Express -- Bridgeville      $66,714         68.4%             497,715      $ 87.78           $62.44
Comfort Inn -- Meadowlands              $62,143         68.3%             436,523      $ 72.91           $49.76
                                        -------                        ----------
TOTAL/WTD. AVG.                         $82,657         66.9%          $3,753,593      $ 99.12           $66.35
                                        =======                        ==========

-------------------------------------------------------------------------------------------------------------------

                                       B-50

--------------------------------------------------------------------------------
                                KRATSA PORTFOLIO
--------------------------------------------------------------------------------

o   THE LOANS. The Kratsa Portfolio mortgage loans (the "[Kratsa Portfolo
    Loans") are collectively secured by first mortgages encumbering four hospitality properties located in Pennsylvania (the "Kratsa Portfolio
    Properties"). The Kratsa Portfolio Loans represent approximately 1.7% of the initial mortgage pool balance. The Kratsa Portfolio Loans were originated on
    May 19, 2006 and have an aggregate principal balance as of the cut-off date of $38,270,000. Each of the Kratsa Portfolio Loans is cross-collateralized and cross-defaulted with each of the other Kratsa Portfolio Loans.

    The Kratsa Portfolio Loans have a remaining term of 120 months and mature on
    June 11, 2016. The Kratsa Portfolio Loans may be prepaid on or after April
    11, 2016, and permit defeasance with United States government obligations beginning 2 years after the issue date for the series CGCMT 2006-C4 certificates.

o   THE BORROWERS. The borrowers are General Robinson Associates, L.P.,
    Ironworks Plaza L.P., Kratsa Properties-Bridgeville, L.P. and Meadowlands
    Park Hotel L.P., each a special purpose entity structured to be bankruptcy remote. The sponsors are Perry W. Kratsa, James N. Kratsa and William P.
    Kratsa, Jr. They founded the Kratsa Properties in the late 1960's. The
    Kratsa Properties is a Pittsburgh-based full-service commercial real estate development and management company. Over the years, the Kratsa Properties has developed or acquired interests in a variety of commercial real estate holdings, with the core of their portfolio in hotel properties. Through the
    Kratsa Properties, the sponsors have developed and operated approximately 27 hotels totaling over 2,500 rooms located in the Western Pennsylvania region.

o   THE PROPERTIES. The Kratsa Portfolio Properties consist of the SpringHill
    Suites -- North Shore Property, the Holiday Inn Express -- South Side
    Property, the Holiday Inn Express -- Bridgeville Property and the Comfort
    Inn Meadowlands Property. The SpringHill Suites -- North Shore Property
    contains 198 rooms and was constructed in 2005. The Holiday Inn Express --
    South Side Property contains 125 rooms and was constructed in 2003. The
    Holiday Inn Express -- Bridgeville Property contains 70 rooms and was constructed in 1999 and renovated in 2005. The Comfort Inn Meadowlands
    Property contains 70 rooms and was constructed in 1999. As of May 31, 2006, the weighted average occupancy rate for the Kratsa Portfolio Properties was approximately 66.9%.

o   LOCK BOX ACCOUNT. The loan documents do not require a lock box account.

o   RELEASE OF CROSS-COLLATERALIZATION. The related loan documents permit the borrowers to obtain the release of any or all of the Kratsa Portfolio Loans from the cross-collateralization upon satisfaction of certain conditions, including among others, that (i) no event of default has occurred or is occurring, (ii) the debt service coverage is not less than 1.35x for the
    SpringHill Suites -- North Shore Property, the Holiday Inn Express -- South
    Side Property and the Comfort Inn Meadowlands Property and not less than
    1.40x for the Holiday Inn Express -- Bridgeville Property.

o   MANAGEMENT. Triple K Management, Ltd. is the property manager for the Kratsa
    Portfolio Properties. The property manager is affiliated with the borrowers.

                                       B-51

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                                  GT PORTFOLIO
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                                  GT PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                         CGM
CUT-OFF DATE PRINCIPAL BALANCE                                   $ 38,000,000.00
PERCENTAGE OF INITIAL
  MORTGAGE POOL BALANCE                                                     1.7%
NUMBER OF MORTGAGE LOANS                                                       8
LOAN PURPOSE                                                           Refinance
SPONSOR                                  Justin C. Gardner, Richard I. Tanenbaum
OWNERSHIP INTEREST                                                    Fee Simple
MORTGAGE RATE                                                            5.4400%
MATURITY DATE                                                   January 11, 2016
AMORTIZATION TYPE                                             Partial IO/Balloon
ORIGINAL TERM / AMORTIZATION TERM                                      120 / 360
REMAINING TERM / REMAINING AMORTIZATION TERM                           115 / 360
LOCKBOX                                                                     None

UP-FRONT RESERVES
  TAX / INSURANCE                                                      Yes / Yes

ONGOING MONTHLY RESERVES
  TAX / INSURANCE                                                      Yes / Yes
  REPLACEMENT(1)                                                          $7,169
  TI/LC(2)                                                               $11,806

ADDITIONAL FINANCING                                                          No

CUT-OFF DATE PRINCIPAL BALANCE/SF                                            $44
CUT-OFF DATE LTV RATIO                                                    79.90%
MATURITY DATE LTV RATIO                                                   74.16%
UW NCF DSCR                                                                1.21x

--------------------------------------------------------------------------------

(1)   Commencing on the first day a regular monthly installment of principal and/or interest is due and payable and continuing on the eleventh calendar day of each month thereafter, Borrower shall deliver to Lender an amount equal to $7,169. This reserve has an aggregate cap of $256,839 for the entire portfolio, to be replenished if drawn.

(2)   Commencing on the first day a regular monthly installment of principal and/or interest is due and payable and continuing on the eleventh calendar day of each month thereafter, Borrower shall deliver to Lender an amount equal to $11,806. There is an aggregate cap for the overall portfolio of
      $850,000. Funds must be replenished if withdrawn.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                 8
LOCATION                                                             Various, OK
PROPERTY TYPE                                                   Various, Various
SIZE (SF)                                                                860,774
OCCUPANCY % AS OF MARCH 1, 2006                                            86.9%
YEAR BUILT / YEAR RENOVATED                           Various (1997--2005) / NAP
APPRAISED VALUE                                                      $47,560,000
PROPERTY MANAGEMENT                                      Gardner Tanenbaum Group
UW ECONOMIC OCCUPANCY %                                                    81.7%
UW REVENUES                                                           $4,423,678
UW EXPENSES                                                             $984,188
UW NET OPERATING INCOME (NOI)                                         $3,439,490
UW NET CASH FLOW (NCF)                                                $3,100,826

--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
                                                          GT PORTFOLIO
---------------------------------------------------------------------------------------------------------------------------------
                                                CUT-OFF                                  OCCUPANCY
                                                 DATE                                     % (AS OF                  UNDERWRITTEN
                                                 LOAN        YEAR BUILT /     PROPERTY    MARCH 1,     APPRAISED        NET
      PROPERTY NAME          CITY, STATE        BALANCE       RENOVATED         SIZE       2006)         VALUE       CASH FLOW
---------------------------------------------------------------------------------------------------------------------------------

Sara Road 300                 Yukon, OK       $ 9,615,000     2005 / NAP       310,000     100.0%      $10,900,000    $  778,408
JCG III                   Oklahoma City, OK     7,623,000     2002 / NAP       145,000      79.3%        9,550,000       623,385
Liberty Business Park     Oklahoma City, OK     6,763,000     2003 / NAP        91,644      66.1%       10,400,000       555,444
Sara Road 80                  Yukon, OK         6,340,000     2004 / NAP       121,750     100.0%        6,500,000       517,387
JCG V                     Oklahoma City, OK     4,131,000     2001 / NAP       138,390      68.3%        6,250,000       334,998
6100 Center                Broken Arrow, OK     1,510,000  1997, 1998 / NAP     32,500      76.9%        1,950,000       126,538
Beverly Terrace           Oklahoma City, OK     1,297,000     2005 / NAP        14,000     100.0%        1,350,000       106,232
JCG IV                    Oklahoma City, OK       721,000     2001 / NAP         7,490      92.8%          660,000        58,434
                                              -----------                      -------     -----       -----------    ----------
 TOTAL/WTD. AVG.                              $38,000,000                      860,774      86.9%      $47,560,000    $3,100,827
                                              ===========                      =======     =====       ===========

---------------------------------------------------------------------------------------------------------------------------------

                                       B-54

--------------------------------------------------------------------------------
                                  GT PORTFOLIO
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------
                                              GT PORTFOLIO TENANT SUMMARY
------------------------------------------------------------------------------------------------------------------------
                                                                % OF NET                             % OF     DATE OF
                                  RATINGS        NET RENTABLE   RENTABLE                            ACTUAL     LEASE
       TENANT NAME         FITCH/MOODY'S/S&P(1)    AREA (SF)      AREA     RENT PSF  ACTUAL RENT     RENT    EXPIRATION
------------------------------------------------------------------------------------------------------------------------

Nomaco Inc(2)                    NR/NR/NR           310,000       36.0%     $ 2.92    $  905,200     24.1%    07/31/15
Franchise Food Service(3)        NR/NR/NR            83,750        9.7%     $ 5.30    $  443,875     11.8%    12/31/14
Bluecurrent LLC                  NR/NR/NR            49,500        5.8%     $ 4.50    $  222,750      5.9%    09/30/06
Carrier                          A+/A2/A             45,000        5.2%     $ 5.58    $  251,100      6.7%    01/31/09
Northrop Grumman(4)           BBB+/Baa2/BBB+         40,124        4.7%     $12.50    $  501,552     13.4%    10/31/10
Top 5 Tenants                                       528,374       61.4%     $ 4.40    $2,324,477     62.0%     Various
Non-major Tenants                                   219,380       25.5%     $ 6.51    $1,427,153     38.0%     Various
                                                    -------      -----      ------    ----------    -----
Occupied Total                                      747,754       86.9%     $ 5.02    $3,751,630    100.0%
Vacant                                              113,020       13.1%
                                                    -------      -----
COLLATERAL TOTAL                                    860,774      100.0%
                                                    =======      =====

------------------------------------------------------------------------------------------------------------------------

(1)   Certain ratings are those of the parent whether or not the parent guarantees the lease.

(2)   Tenant has right to either; (1) require landlord to expand the building by
      100,000 to 200,000 square feet during the first three years of the lease;
      or (2) tenant has the right to reduce their square footage leased by
      100,000 square feet effective July 2010, with payment of a termination fee and notice by October 2009; or (3) tenant has the right to purchase the subject building through the end of lease term and during any renewal options, at a purchase price of 112.5% of the cost of constructing the premises and after June 2009, the purchase price declines to 110% of cost.
      Borrower has certified the cost of the construction to be $9,286,138.

(3)   Tenant has the right to terminate its lease on September 2012 with 180 days notice and payment of a termination fee. Tenant has a 30 day right of first refusal to purchase the building should owner decline an acceptable offer. Tenant also has an option to purchase the property during the last lease year with six months notice.

(4)   Tenant may terminate a portion or all of its space after the second lease year of the initial or any renewal term with 90 days notice and payment of unamortized tenant improvements, if (a) Tenant's contract with US
      Government requiring Tenant's presence in the Premises are terminated, not renewed or funding is cut or re-programmed by 50% or more; or (b) the US
      Government directs a relocation of contracts which equals or exceeds 50%
      of the contract price.

-------------------------------------------------------------------------------------------------------------------------------
                                                GT PORTFOLIO LEASE ROLLOVER (1)
-------------------------------------------------------------------------------------------------------------------------------
                           WTD. AVG. IN PLACE
             # OF LEASES     BASE RENT PSF     TOTAL SF   % OF TOTAL    CUMULATIVE %   % OF IN PLACE   CUMULATIVE % OF IN PLACE
    YEAR       ROLLING          ROLLING         ROLLING   SF ROLLING   OF SF ROLLING    RENT ROLLING         RENT ROLLING
    ----       -------          -------         -------   ----------   -------------    ------------         ------------

    2006           3           $  5.31           67,000      7.8%           7.8%             9.5%                 9.5%
    2007           1           $  7.70            5,000      0.6%           8.4%             1.0%                10.5%
    2008           3           $  4.22           75,500      8.8%          17.1%             8.5%                19.0%
    2009           2           $  6.65           56,095      6.5%          23.7%             9.9%                28.9%
    2010           4           $ 11.30           63,909      7.4%          31.1%            19.2%                48.2%
    2011           3           $  5.48           42,000      4.9%          36.0%             6.1%                54.3%
    2012           2           $  8.15           27,000      3.1%          39.1%             5.9%                60.2%
    2013           0           $  0.00                0      0.0%          39.1%             0.0%                60.2%
    2014           3           $  5.81          101,250     11.8%          50.9%            15.7%                75.9%
    2015           1           $  2.92          310,000     36.0%          86.9%            24.1%               100.0%
    2016           0           $  0.00                0      0.0%          86.9%             0.0%               100.0%
                  --                            -------     ----                           -----
   TOTALS         22                            747,754     86.9%                          100.0%
                                                =======     ====                           =====

-------------------------------------------------------------------------------------------------------------------------------

(1)   The numbers in this chart are based on the assumption that no tenant exercised an early termination option. See "Description of the Mortgage
      Pool -- Additional Loan and Property Information -- Tenant Matters" in the
      offering prospectus dated June 12, 2006.

                                       B-55

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                                  GT PORTFOLIO
--------------------------------------------------------------------------------

o   THE LOANS. The GT Portfolio mortgage loans (the "GT Portfolio Loans") are collectively secured by first mortgages encumbering six industrial properties and two office properties located in primarily Oklahoma City and
    Tulsa, Oklahoma (the "GT Portfolio Properties"). The GT Portfolio Loans
    represent approximately 1.7% of the initial mortgage pool balance. The GT
    Portfolio Loans were originated on December 23, 2005 and have an aggregate principal balance as of the cut-off date of $38,000,000. The GT Portfolio
    Loans provide for interest-only payments for the first 60 months of its term, and thereafter, fixed monthly payments of principal and interest. Each of the GT Portfolio Loans is cross-collateralized and cross-defaulted with each of the other GT Portfolio Loans.

    The GT Portfolio Loans have a remaining term of 115 months and mature on
    January 11, 2016. The GT Portfolio Loans may be prepaid on or after December
    11, 2015 and each GT Portfolio Loan permits defeasance with United States government obligations beginning 2 years after the issue date for the series
    CGCMT 2006-C4 certificates.

o   THE BORROWERS. The borrowers are Sara Road/300, L.L.C., JCG, LLC, III,
    Liberty Business Park, LLC, Sara Road/80, L.L.C., JCG, LLC, V, 6100 Center,
    LLC, Beverly Terrace, LLC and JCG, LLC, IV, each a special purpose entity structured to be bankruptcy remote. The sponsors of the borrowers are Justin
    C. Gardner and Richard I. Tanenbaum. Mr. Gardner and Mr. Tanenbaum are the
    principals of the Gardner Tanenbaum Group. Located in Oklahoma City, Gardner
    Tanenbaum Group is a privately held company, spanning for three generations, that focuses on the development and ownership of industrial warehouses primarily in Oklahoma. It is an association of development partnerships that is owned by family members, and has successfully developed millions of square feet of commercial property throughout the southwest region of the
    United States. The Gardner Tanenbaum Group specializes in build-to-suit facilities by providing prospective tenants guidance from site selection to onsite construction management. Its current portfolio of properties owned and managed totals over 20 properties with approximately 2.6 million square feet.

o   THE PROPERTIES. The GT Portfolio Properties consist of six industrial properties and two office properties. As of March 1, 2006, the weighted average occupancy rate for the GT Portfolio Properties was approximately
    86.9%.

    The largest tenant is Nomaco Inc ("Nomaco") occupying 310,000 square feet, or approximately 36.0% of the net rentable area. Nomaco manufactures extruded polyethylene foam used in a variety of industries including home furnishings, recreation, packaging, agriculture, marine, transportation and construction. The subject represents their fourth and newest facility and currently has approximately 70 employees. The Nomaco lease expires in July
    2015. Nomaco has the right to either; (1) require landlord to expand the building by 100,000 to 200,000 square feet during the first three years of the lease; or (2) tenant has the right to reduce their square footage leased by 100,000 square feet effective July 2010, with payment of a termination fee and notice by October 2009; or (3) tenant has the right to purchase the subject building through the end of lease term and any renewal options, at a purchase price of 112.5% of the cost of constructing the premises and after
    June 2009, the purchase price declines to 110% of cost. Borrower has certified the cost of the construction to be $9,286,138. The second largest tenant is Franchise Food Service, occupying 83,750 square feet, or approximately 9.7% of the net rentable area. Founded in 1997, Franchise Food
    Service is an independent company that distributes food and foodservice-related goods for over 1,500 KFC, Pizza Hut, Taco Bell, Einstein
    Brothers Bagels and Manhattan Bagels restaurants in 23 states. Franchise
    Food Service operates distribution facilities in Wisconsin, Ohio and
    Oklahoma. The Franchise Food Service lease expires in December 2014.
    Franchise Food Service has the right to terminate its lease on September
    2012 with 180 days notice and payment of a termination fee. Tenant has a 30 day right of first refusal to purchase the building should owner decline an acceptable offer. Tenant also has an option to purchase the property during the last lease year with six months notice. The third largest tenant is
    Bluecurrent LLC ("Bluecurrent"), occupying 49,500 square feet, or approximately 5.8% of the net rentable area. Bluecurrent operates a call center at the subject, providing value-added deployment/migration service solutions designed for the large-scale desktop outsourcing/original equipment manufacturer industry. Since its inception in 1993, Bluecurrent's portfolio has grown to include managed deployment of 10,000-to-100,000-seat desktop platforms in world-class aerospace, financial, healthcare, and manufacturing environments, covering North America and Europe. The
    Bluecurrent lease expires in September 2006.

o   LOCK BOX ACCOUNT. The loan documents do not require a lock box account.

o   RELEASE PARCELS. Except for releases of the Sara Road/80 and Sara Road/300 properties resulting from an exercise by

                                       B-56

--------------------------------------------------------------------------------
                                  GT PORTFOLIO
--------------------------------------------------------------------------------

    Nomaco or Franchise Food Service to purchase the properties, no release may be made without also first satisfying both a DSCR Test and a LTV Test, irrespective of release prices and methodology. The first test would be a
    1.20x DSCR and an 80% LTV on the remaining portfolio (the starting point).
    Subsequent releases could not yield a lower DSCR or higher LTV than the pre-
    existing levels of the portfolio prior to such releases. In the event of an exercise by Nomaco or Franchise Food Service of their option to purchase their respective properties, there is recourse to the principals in the event the purchase price is insufficient to pay in full the applicable loan
    (including, if applicable, any yield maintenance payment).

o   MANAGEMENT. The GT Portfolio Properties are self-managed.

                                       B-57

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--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                         PNC
CUT-OFF DATE PRINCIPAL BALANCE                                       $36,500,000
PERCENTAGE OF INITIAL MORTGAGE
  POOL BALANCE                                                              1.6%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                           Refinance
SPONSOR                                           Jeffrey Essakow, Yehudi Gaffen
OWNERSHIP INTEREST                                                    Fee Simple
MORTGAGE RATE                                                            5.8200%
MATURITY DATE                                                       June 1, 2016
AMORTIZATION TYPE                                           Partial IO / Balloon
ORIGINAL TERM / AMORTIZATION TERM                                      120 / 360
REMAINING TERM / REMAINING
AMORTIZATION TERM                                                      120 / 360
LOCKBOX                                                                     None

UP-FRONT RESERVES
  TAX(1) / INSURANCE(2)                                                Yes / Yes
  TI / LC                                                               $500,000

ONGOING MONTHLY RESERVES
  TAX / INSURANCE                                                      Yes / Yes
  REPLACEMENT                                                             $1,379
  TI / LC                                                                 $8,333

ADDITIONAL FINANCING                                                          No

CUT-OFF DATE PRINCIPAL BALANCE / SF                                         $346
CUT-OFF DATE LTV RATIO                                                    75.09%
MATURITY DATE LTV RATIO                                                   67.62%
UW NCF DSCR                                                                1.24x

--------------------------------------------------------------------------------

(1)   In addition to a monthly escrow payment, the Borrower was required to make a deposit at closing in the amount of $115,321.65 to a tax escrow account with the Lender.

(2)   In addition to a monthly escrow payment, the Borrower was required to make a deposit at closing in the amount of $57,954.41 to an insurance escrow account with the Lender.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                 1
LOCATION                                                             Del Mar, CA
PROPERTY TYPE                                                 Retail, Unanchored
SIZE (SF)                                                                105,472
OCCUPANCY % AS OF APRIL 17, 2006                                           95.6%
YEAR BUILT / YEAR RENOVATED                                          1976 / 2002
APPRAISED VALUE                                                      $48,610,000
PROPERTY MANAGEMENT                                Protea Asset Management, Inc.
UW ECONOMIC OCCUPANCY %                                                    95.6%
UW REVENUES                                                           $4,451,561
UW EXPENSES                                                           $1,136,090
UW NET OPERATING INCOME (NOI)                                         $3,315,471
UW NET CASH FLOW (NCF)                                                $3,191,673

--------------------------------------------------------------------------------

                                       B-60

--------------------------------------------------------------------------------
                              FLOWER HILL PROMENADE
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------
                                          FLOWER HILL PROMENADE TENANT SUMMARY
---------------------------------------------------------------------------------------------------------------------------
                                                                % OF NET                             % OF
                                 RATINGS         NET RENTABLE   RENTABLE                            ACTUAL   DATE OF LEASE
      TENANT NAME          FITCH/MOODY'S/S&P(1)    AREA (SF)      AREA     RENT PSF   ACTUAL RENT    RENT      EXPIRATION
---------------------------------------------------------------------------------------------------------------------------

Ultra Star Theaters           NR / NR / NR           14,000       13.3%     $19.56     $  273,840     8.8%     12/31/2007
Chevy's Mexican Rest.         NR / NR / NR            9,046        8.6%     $26.14     $  236,462     7.6%     9/30/2012
Milton's Deli                 NR / NR / NR            6,906        6.5%     $20.25     $  139,847     4.5%     5/31/2007
The Silver Skillet            NR / NR / NR            5,256        5.0%     $31.44     $  165,249     5.3%     2/28/2008
Tony Roma's                   NR / NR / NR            4,947        4.7%     $27.95     $  138,269     4.4%     1/31/2016
Top 5 Tenants                                        40,155       38.1%     $23.75     $  953,666    30.6%
Non-major Tenants                                    60,632       57.5%     $35.66     $2,162,428    69.4%      Various
                                                    -------       ----      ------     ----------   -----
Occupied Total                                      100,787       95.6%     $30.92     $3,116,094   100.0%
Vacant Space                                          4,685        4.4%
                                                    -------       ----
COLLATERAL TOTAL                                    105,472        100%
                                                    =======       ====

---------------------------------------------------------------------------------------------------------------------------

(1)   Certain ratings are those of the parent whether or not the parent guarantees the lease.

---------------------------------------------------------------------------------------------------------------------------
                                          FLOWER HILL PROMENADE LEASE ROLLOVER
---------------------------------------------------------------------------------------------------------------------------
                           WTD. AVG. IN PLACE
             # OF LEASES     BASE RENT PSF      TOTAL SF   % OF TOTAL    CUMULATIVE %   % OF IN PLACE   CUMULATIVE % OF IN
    YEAR       ROLLING          ROLLING          ROLLING   SF ROLLING   OF SF ROLLING    RENT ROLLING   PLACE RENT ROLLING
---------------------------------------------------------------------------------------------------------------------------

   Vacant          1             $ 0.00            4,685      4.4%            4.4%            0.0%              0.0%
    2006           1             $24.00            1,170      1.1%            5.6%            0.9%              0.9%
    2007          10             $24.88           36,602     34.7%           40.3%           29.2%             30.1%
    2008          10             $35.19           15,555     14.7%           55.0%           17.6%             47.7%
    2009           4             $33.12            7,774      7.4%           62.4%            8.3%             56.0%
    2010           1             $32.13            1,752      1.7%           64.0%            1.8%             57.8%
    2011           6             $40.41           15,127     14.3%           78.4%           19.6%             77.4%
    2012           1             $26.14            9,046      8.6%           87.0%            7.6%             85.0%
    2015           2             $37.47            8,814      8.4%           95.3%           10.6%             95.6%
    2016           1             $27.95            4,947      4.7%          100.0%            4.4%            100.0%
                  --                             -------    -----                           -----
   TOTALS         35                             105,472    100.0%                          100.0%
                                                 =======    =====                           =====

---------------------------------------------------------------------------------------------------------------------------

(1)   The numbers in this chart are based on the assumption that no tenant exercised an early termination option. See "Description of the Mortgage
      Pool -- Additional Loan and Property Information -- Tenant Matters" in the
      offering prospectus dated June 12, 2006.

                                       B-61

--------------------------------------------------------------------------------
                              FLOWER HILL PROMENADE
--------------------------------------------------------------------------------

o   THE LOAN. The Flower Hill Promenade loan is secured by a first mortgage encumbering a 105,472 square foot retail center located in Del Mar,
    California. The loan has a ten-year term, with the first three years interest only, followed by a 30-year amortization schedule. The loan funded on May 8, 2006, and has a remaining term of 120 months and a maturity date of June 1, 2016. The loan was underwritten to a 75.1% LTV and 1.24x DSCR
    (1.49x during the interest only period). The Flower Hill Promenade Loan represents approximately 1.6% of the initial mortgage pool balance.

o   THE BORROWER. The Borrower is Protea Flower Hill Mall, LLC, a California
    limited liability company that has owned the property since 2002. Its managing member is FHM Asset Management, Inc. (1%), a California corporation, with the remaining membership interest being owned by 17 different investors. FHM Asset Management, Inc. is controlled by Jeffrey
    Essakow and Yehudi Gaffin, the sponsors of this loan.

o   THE PROPERTY. The Flower Hill Promenade is a 105,472 square foot retail center located in the seaside city of Del Mar, California. The property serves the upscale communities of Solana Beach, Rancho Santa Fe and
    Fairbanks Ranch. It was constructed in 1976 and renovated in 2002, and is situated on approximately 15.14 acres. Tenants at the property include boutique retailers, restaurants and a theatre. As of May 1, 2006, the property was 95.6% occupied by 36 tenants, with the largest tenant occupying
    13.3% of the property. In addition, over 60% of the tenants have been at the property for over 10 years.

    The largest tenant is Ultra Star Theaters occupying a stand-alone 14,000 square feet building, or approximately 13.3% of the net rentable area. The theater has been a tenant at the subject property since 2000, and the Ultra
    Star Theaters lease expires in December 2007. The Ultra Star Theater includes four screens. The second largest tenant is Chevy's Mexican
    Restaurant, occupying 9,046 square feet, or approximately 8.6% of the net rentable area. The Chevy's Mexican Restaurant lease expires in September
    2012. The third largest tenant is Milton's Deli, occupying 6,906 square feet, or approximately 6.5% of the net rentable area. The Milton's Deli lease expires in May 2007.

o   LOCK BOX ACCOUNT. The loan documents do not require a lockbox account.

o   MANAGEMENT. The Property is managed by Protea Holdings, LLC, which is owned by Jeffrey Essakow and Yehudi Gaffen. Protea Holdings manages commercial and residential properties in La Jolla, downtown San Diego and Laguna Beach.

                                      B-62

                                     ANNEX C

  DECREMENT TABLES FOR CLASS A-1, CLASS A-2, CLASS A-SB, CLASS A-3, CLASS A-1A,
        CLASS A-M, CLASS A-J, CLASS B, CLASS C AND CLASS D CERTIFICATES

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

      PERCENTAGES OF INITIAL TOTAL PRINCIPAL BALANCE AT THE SPECIFIED CPRS
     (PREPAYMENTS LOCKED OUT THROUGH LOCK-OUT PERIOD, DEFEASANCE PERIOD AND
                YIELD MAINTENANCE PERIOD, THEN AT FOLLOWING CPR)

                                    CLASS A-1

DISTRIBUTION DATE                                   0% CPR         25% CPR         50% CPR         75% CPR         100% CPR
-------------------------------------------       ----------      ----------      ----------     -----------     ------------

Initial Percentage.........................         100.0%          100.0%          100.0%          100.0%          100.0%
June 2007..................................          89.8            89.8            89.8            89.8            89.8
June 2008..................................          78.1            78.1            78.1            78.1            78.1
June 2009..................................          61.7            61.7            61.7            61.7            61.7
June 2010..................................          39.0            39.0            39.0            39.0            39.0
June 2011 and thereafter...................           0.0             0.0             0.0             0.0             0.0

Weighted Average Life (in Years)...........          3.24            3.24            3.24            3.23            3.21

                                    CLASS A-2

DISTRIBUTION DATE                                   0% CPR         25% CPR         50% CPR         75% CPR         100% CPR
-------------------------------------------       ----------      ----------      ----------     -----------     ------------

Initial Percentage.........................         100.0%          100.0%          100.0%          100.0%          100.0%
June 2007..................................         100.0           100.0           100.0           100.0           100.0
June 2008..................................         100.0           100.0           100.0           100.0           100.0
June 2009..................................         100.0           100.0           100.0           100.0           100.0
June 2010..................................         100.0           100.0           100.0           100.0           100.0
June 2011..................................         100.0           100.0           100.0           100.0           100.0
June 2012..................................         100.0           100.0            99.9            99.8            97.9
June 2013 and thereafter...................           0.0             0.0             0.0             0.0             0.0

Weighted Average Life (in Years)...........          6.61            6.59            6.57            6.54             6.30

                                      C-1

      PERCENTAGES OF INITIAL TOTAL PRINCIPAL BALANCE AT THE SPECIFIED CPRS
     (PREPAYMENTS LOCKED OUT THROUGH LOCK-OUT PERIOD, DEFEASANCE PERIOD AND
                YIELD MAINTENANCE PERIOD, THEN AT FOLLOWING CPR)

                                   CLASS A-SB

DISTRIBUTION DATE                                   0% CPR         25% CPR         50% CPR         75% CPR         100% CPR
-------------------------------------------       ----------      ----------      ----------     -----------     ------------

Initial Percentage.........................         100.0%          100.0%          100.0%          100.0%          100.0%
June 2007..................................         100.0           100.0           100.0           100.0           100.0
June 2008..................................         100.0           100.0           100.0           100.0           100.0
June 2009..................................         100.0           100.0           100.0           100.0           100.0
June 2010..................................         100.0           100.0           100.0           100.0           100.0
June 2011..................................          97.2            97.2            97.2            97.2            97.2
June 2012..................................          79.2            79.2            79.2            79.2            79.2
June 2013..................................          57.7            57.7            57.7            57.7            57.7
June 2014..................................          27.4            27.4            27.4            27.4            27.4
June 2015..................................           3.6             3.6             3.6             3.6             3.6
June 2016 and thereafter...................           0.0             0.0             0.0             0.0             0.0

Weighted Average Life (in Years)...........          7.15            7.15            7.14            7.14            7.13

                                    CLASS A-3

DISTRIBUTION DATE                                   0% CPR         25% CPR         50% CPR         75% CPR         100% CPR
-------------------------------------------       ----------      ----------      ----------     -----------     ------------

Initial Percentage.........................         100.0%          100.0%          100.0%          100.0%          100.0%
June 2007..................................         100.0           100.0           100.0           100.0           100.0
June 2008..................................         100.0           100.0           100.0           100.0           100.0
June 2009..................................         100.0           100.0           100.0           100.0           100.0
June 2010..................................         100.0           100.0           100.0           100.0           100.0
June 2011..................................         100.0           100.0           100.0           100.0           100.0
June 2012..................................         100.0           100.0           100.0           100.0           100.0
June 2013..................................         100.0           100.0           100.0           100.0           100.0
June 2014..................................         100.0           100.0           100.0           100.0           100.0
June 2015..................................         100.0           100.0           100.0           100.0           100.0
June 2016 and thereafter...................           0.0             0.0             0.0             0.0             0.0

Weighted Average Life (in Years)...........          9.62            9.61            9.60            9.58            9.43

                                      C-2

      PERCENTAGES OF INITIAL TOTAL PRINCIPAL BALANCE AT THE SPECIFIED CPRS
     (PREPAYMENTS LOCKED OUT THROUGH LOCK-OUT PERIOD, DEFEASANCE PERIOD AND
                YIELD MAINTENANCE PERIOD, THEN AT FOLLOWING CPR)

                                   CLASS A-1A

DISTRIBUTION DATE                                   0% CPR         25% CPR         50% CPR         75% CPR         100% CPR
-------------------------------------------       ----------      ----------      ----------     -----------     ------------

Initial Percentage.........................         100.0%          100.0%          100.0%          100.0%          100.0%
June 2007..................................          99.8            99.8            99.8            99.8            99.8
June 2008..................................          99.4            99.4            99.4            99.4            99.4
June 2009..................................          98.8            98.8            98.8            98.8            98.8
June 2010..................................          97.9            97.9            97.9            97.9            97.9
June 2011..................................          89.3            89.3            89.3            89.3            89.3
June 2012..................................          88.1            88.1            88.1            88.1            88.1
June 2013..................................          83.2            83.2            83.2            83.2            83.2
June 2014..................................          81.8            81.8            81.8            81.8            81.8
June 2015..................................          80.4            79.5            78.3            76.6            67.6
June 2016 and thereafter...................           0.0             0.0             0.0             0.0             0.0

Weighted Average Life (in Years)...........          8.78            8.77            8.76            8.75            8.60

      PERCENTAGES OF INITIAL TOTAL PRINCIPAL BALANCE AT THE SPECIFIED CPRS
     (PREPAYMENTS LOCKED OUT THROUGH LOCK-OUT PERIOD, DEFEASANCE PERIOD AND
                YIELD MAINTENANCE PERIOD, THEN AT FOLLOWING CPR)

                                    CLASS A-M

DISTRIBUTION DATE                                   0% CPR         25% CPR         50% CPR         75% CPR         100% CPR
-------------------------------------------       ----------      ----------      ----------     -----------     ------------

Initial Percentage.........................         100.0%          100.0%          100.0%          100.0%          100.0%
June 2007..................................         100.0           100.0           100.0           100.0           100.0
June 2008..................................         100.0           100.0           100.0           100.0           100.0
June 2009..................................         100.0           100.0           100.0           100.0           100.0
June 2010..................................         100.0           100.0           100.0           100.0           100.0
June 2011..................................         100.0           100.0           100.0           100.0           100.0
June 2012..................................         100.0           100.0           100.0           100.0           100.0
June 2013..................................         100.0           100.0           100.0           100.0           100.0
June 2014..................................         100.0           100.0           100.0           100.0           100.0
June 2015..................................         100.0           100.0           100.0           100.0           100.0
June 2016 and thereafter...................           0.0             0.0             0.0             0.0             0.0

Weighted Average Life (in Years)...........          9.84            9.84            9.83            9.81            9.66

                                      C-3

      PERCENTAGES OF INITIAL TOTAL PRINCIPAL BALANCE AT THE SPECIFIED CPRS
     (PREPAYMENTS LOCKED OUT THROUGH LOCK-OUT PERIOD, DEFEASANCE PERIOD AND
                YIELD MAINTENANCE PERIOD, THEN AT FOLLOWING CPR)

                                    CLASS A-J

DISTRIBUTION DATE                                   0% CPR         25% CPR         50% CPR         75% CPR         100% CPR
-------------------------------------------       ----------      ----------      ----------     -----------     ------------

Initial Percentage.........................         100.0%          100.0%          100.0%          100.0%          100.0%
June 2007..................................         100.0           100.0           100.0           100.0           100.0
June 2008..................................         100.0           100.0           100.0           100.0           100.0
June 2009..................................         100.0           100.0           100.0           100.0           100.0
June 2010..................................         100.0           100.0           100.0           100.0           100.0
June 2011..................................         100.0           100.0           100.0           100.0           100.0
June 2012..................................         100.0           100.0           100.0           100.0           100.0
June 2013..................................         100.0           100.0           100.0           100.0           100.0
June 2014..................................         100.0           100.0           100.0           100.0           100.0
June 2015..................................         100.0           100.0           100.0           100.0           100.0
June 2016 and thereafter...................           0.0             0.0             0.0             0.0             0.0

Weighted Average Life (in Years)...........          9.92            9.91            9.90            9.88            9.74

                                     CLASS B

DISTRIBUTION DATE                                   0% CPR         25% CPR         50% CPR         75% CPR         100% CPR
-------------------------------------------       ----------      ----------      ----------     -----------     ------------

Initial Percentage.........................         100.0%          100.0%          100.0%          100.0%          100.0%
June 2007..................................         100.0           100.0           100.0           100.0           100.0
June 2008..................................         100.0           100.0           100.0           100.0           100.0
June 2009..................................         100.0           100.0           100.0           100.0           100.0
June 2010..................................         100.0           100.0           100.0           100.0           100.0
June 2011..................................         100.0           100.0           100.0           100.0           100.0
June 2012..................................         100.0           100.0           100.0           100.0           100.0
June 2013..................................         100.0           100.0           100.0           100.0           100.0
June 2014..................................         100.0           100.0           100.0           100.0           100.0
June 2015..................................         100.0           100.0           100.0           100.0           100.0
June 2016 and thereafter...................           0.0             0.0             0.0             0.0             0.0

Weighted Average Life (in Years)...........          9.96            9.96            9.96            9.96            9.79

                                      C-4

      PERCENTAGES OF INITIAL TOTAL PRINCIPAL BALANCE AT THE SPECIFIED CPRS
     (PREPAYMENTS LOCKED OUT THROUGH LOCK-OUT PERIOD, DEFEASANCE PERIOD AND
                YIELD MAINTENANCE PERIOD, THEN AT FOLLOWING CPR)

                                     CLASS C

DISTRIBUTION DATE                                   0% CPR         25% CPR         50% CPR         75% CPR         100% CPR
-------------------------------------------       ----------      ----------      ----------     -----------     ------------

Initial Percentage.........................         100.0%          100.0%          100.0%          100.0%          100.0%
June 2007..................................         100.0           100.0           100.0           100.0           100.0
June 2008..................................         100.0           100.0           100.0           100.0           100.0
June 2009..................................         100.0           100.0           100.0           100.0           100.0
June 2010..................................         100.0           100.0           100.0           100.0           100.0
June 2011..................................         100.0           100.0           100.0           100.0           100.0
June 2012..................................         100.0           100.0           100.0           100.0           100.0
June 2013..................................         100.0           100.0           100.0           100.0           100.0
June 2014..................................         100.0           100.0           100.0           100.0           100.0
June 2015..................................         100.0           100.0           100.0           100.0           100.0
June 2016 and thereafter...................           0.0             0.0             0.0             0.0             0.0

Weighted Average Life (in Years)...........          9.96            9.96            9.96            9.96            9.79

                                     CLASS D

DISTRIBUTION DATE                                   0% CPR         25% CPR         50% CPR         75% CPR         100% CPR
-------------------------------------------       ----------      ----------      ----------     -----------     ------------

Initial Percentage.........................         100.0%          100.0%          100.0%          100.0%          100.0%
June 2007..................................         100.0           100.0           100.0           100.0           100.0
June 2008..................................         100.0           100.0           100.0           100.0           100.0
June 2009..................................         100.0           100.0           100.0           100.0           100.0
June 2010..................................         100.0           100.0           100.0           100.0           100.0
June 2011..................................         100.0           100.0           100.0           100.0           100.0
June 2012..................................         100.0           100.0           100.0           100.0           100.0
June 2013..................................         100.0           100.0           100.0           100.0           100.0
June 2014..................................         100.0           100.0           100.0           100.0           100.0
June 2015..................................         100.0           100.0           100.0           100.0           100.0
June 2016 and thereafter...................           0.0             0.0             0.0             0.0             0.0

Weighted Average Life (in Years)...........          9.96            9.96            9.96            9.96            9.79

                                      C-5

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                     ANNEX D

                       FORM OF DISTRIBUTION DATE STATEMENT

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                                                         Annex D

[LaSalle Bank ABN AMRO LOGO]                 CITIGROUP COMMERCIAL MORTGAGE SECURITIES INC.                 Statement Date: 17-Jul-06
                                             COMMERICAL MORTGAGE PASS-THROUGH CERTIFICATES                 Payment Date:   17-Jul-06
                                                            SERIES 2006-C4                                 Prior Payment:        N/A
                                                                                                           Next Payment:   16-Aug-06
                                                                                                           Record Date:    30-Jun-06

135 S. LaSalle Street, Suite 1625
Chicago, IL 60603
USA

Administrator:                                       ABN AMRO ACCT:                                 Analyst:
Laura Kocha-Chaddha 312.904.0648          REPORTING PACKAGE TABLE OF CONTENTS                       Patrick Gong 714.259.6253
laura.kocha.chaddha@abnamro.com                                                                     patrick.gong@abnamro.com
-----------------------------------------------------------------------------------------------------------------------------------

                                                                                       Page(s)
                                                                                       -------
Issue Id:          CCMT06C4        Statements to Certificateholders                    Page 2       Closing Date:
                                   Cash Reconciliation Summary                         Page 3
Monthly Data File                  Bond Interest Reconciliation                        Page 4       First Payment Date:
Name: CCMT06C4_200607_3.ZIP        Bond Interest Reconciliation                        Page 5
                                   Shortfall Summary Report                            Page 6       Rated Final Payment Date:
                                   Rating Information                                  Page 7
                                   Asset-Backed Facts ~ 15 Month Loan Status Summary   Page 8       Determination Date: 11-Jul-2006
                                   Delinquent Loan Detail                              Page 9
                                   Asset-Backed Facts ~ 15 Month Loan Payoff/Loss
                                   Summary                                             Page 10           Trust Collection Period
                                   Historical Collateral Prepayment                    Page 11           -----------------------
                                   Mortgage Loan Characteristics                       Page 12-14         6/13/2006 - 7/11/2006
                                   Loan Level Detail                                   Page 15
                                   Appraisal Reduction Detail                          Page 16
                                   Specially Serviced (Part I) - Loan Detail           Page 17
                                   Specially Serviced (Part II) - Servicer Comments    Page 18
                                   Modified Loan Detail                                Page 19
                                   Realized Loss Detail                                Page 20
                                   Historical REO Report                               Page 21
                                   Material Breaches Detail                            Page 22

--------------------------------------------------------------------------------
                           PARTIES TO THE TRANSACTION
--------------------------------------------------------------------------------
            Depositor: Citigroup Commercial Mortgage Securities Inc.
  Underwriter: Citigroup Global Markets Inc/Barclays Capital Inc./PNC Capital
     Markets, Inc./Deutsche Bank Securities Inc./Banc of America Securities
                  Master Servicer: Midland Loan Services, Inc.
                 Special Servicer: J.E. Robert Companies, Inc.
              Rating Agency: Moody's Investors Service, Inc./Fitch

--------------------------------------------------------------------------------
       INFORMATION IS AVAILABLE FOR THIS ISSUE FROM THE FOLLOWING SOURCES
--------------------------------------------------------------------------------
LaSalle Web Site                                                www.etrustee.net
Servicer Web Site                                              www.midlandls.com
LaSalle Factor Line                                                 800.246.5761

                                                                    Page 1 of 22

[LaSalle Bank ABN AMRO LOGO]                 CITIGROUP COMMERCIAL MORTGAGE SECURITIES INC.                 Statement Date: 17-Jul-06
                                             COMMERICAL MORTGAGE PASS-THROUGH CERTIFICATES                 Payment Date:   17-Jul-06
                                                            SERIES 2006-C4                                 Prior Payment:        N/A
                                                                                                           Next Payment:   16-Aug-06
                                                                                                           Record Date:    30-Jun-06

                                 ABN AMRO ACCT:

        ORIGINAL                      PRINCIPAL
          FACE    OPENING  PRINCIPAL   ADJ. OR     NEGATIVE    CLOSING    INTEREST    INTEREST   PASS-THROUGH
CLASS  VALUE (1)  BALANCE   PAYMENT      LOSS    AMORTIZATION  BALANCE  PAYMENT (2)  ADJUSTMENT      RATE
-------------------------------------------------------------------------------------------------------------

CUSIP                                                                                            Next Rate(3)
-------------------------------------------------------------------------------------------------------------
Total
                                                 Total P&I Payment

Notes:

(1)  N denotes notional balance not included in total

(2)  Accrued Interest Plus/Minus Interest Adjustment Minus Deferred Interest
     equals Interest Payment

(3)  Estimated. * Denotes Controlling Class

                                                                    Page 2 of 22

[LaSalle Bank ABN AMRO LOGO]                 CITIGROUP COMMERCIAL MORTGAGE SECURITIES INC.                 Statement Date: 17-Jul-06
                                             COMMERICAL MORTGAGE PASS-THROUGH CERTIFICATES                 Payment Date:   17-Jul-06
                                                            SERIES 2006-C4                                 Prior Payment:        N/A
                                                                                                           Next Payment:   16-Aug-06
                                                                                                           Record Date:    30-Jun-06

                                 ABN AMRO ACCT:

                           CASH RECONCILIATION SUMMARY

--------------------------------------------------------------------------------
                                INTEREST SUMMARY
--------------------------------------------------------------------------------
Current Scheduled Interest                                                  0.00
Less Deferred Interest                                                      0.00
Less PPIS Reducing Scheduled Int                                            0.00
Plus Gross Advance Interest                                                 0.00
Less ASER Interest Adv Reduction                                            0.00
Less Other Interest Not Advanced                                            0.00
Less Other Adjustment                                                       0.00
--------------------------------------------------------------------------------
Total                                                                       0.00
--------------------------------------------------------------------------------
UNSCHEDULED INTEREST:
--------------------------------------------------------------------------------
Prepayment Penalties                                                        0.00
Yield Maintenance Penalties                                                 0.00
Other Interest Proceeds                                                     0.00
--------------------------------------------------------------------------------
Total                                                                       0.00
--------------------------------------------------------------------------------
Less Fee Paid To Servicer                                                   0.00
Less Fee Strips Paid by Servicer                                            0.00
--------------------------------------------------------------------------------
LESS FEES & EXPENSES PAID BY/TO SERVICER
--------------------------------------------------------------------------------
Special Servicing Fees                                                      0.00
Workout Fees                                                                0.00
Liquidation Fees                                                            0.00
Interest Due Serv on Advances                                               0.00
Non Recoverable Advances                                                    0.00
Misc. Fees & Expenses                                                       0.00
--------------------------------------------------------------------------------
Total Unscheduled Fees & Expenses                                           0.00
--------------------------------------------------------------------------------
Total Interest Due Trust                                                    0.00
--------------------------------------------------------------------------------
LESS FEES & EXPENSES PAID BY/TO TRUST
--------------------------------------------------------------------------------
Trustee Fee                                                                 0.00
Fee Strips                                                                  0.00
Misc. Fees                                                                  0.00
Interest Reserve Withholding                                                0.00
Plus Interest Reserve Deposit                                               0.00
--------------------------------------------------------------------------------
Total                                                                       0.00
--------------------------------------------------------------------------------
Total Interest Due Certs                                                    0.00
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                PRINCIPAL SUMMARY
--------------------------------------------------------------------------------
SCHEDULED PRINCIPAL:
Current Scheduled Principal                                                 0.00
Advanced Scheduled Principal                                                0.00
--------------------------------------------------------------------------------
Scheduled Principal                                                         0.00
--------------------------------------------------------------------------------
UNSCHEDULED PRINCIPAL:
Curtailments                                                                0.00
Prepayments in Full                                                         0.00
Liquidation Proceeds                                                        0.00
Repurchase Proceeds                                                         0.00
Other Principal Proceeds                                                    0.00
--------------------------------------------------------------------------------
Total Unscheduled Principal                                                 0.00
--------------------------------------------------------------------------------
Remittance Principal                                                        0.00
--------------------------------------------------------------------------------
Remittance P&I Due Trust                                                    0.00
--------------------------------------------------------------------------------
Remittance P&I Due Certs                                                    0.00
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              POOL BALANCE SUMMARY
--------------------------------------------------------------------------------
                                                                 Balance   Count
--------------------------------------------------------------------------------
Beginning Pool                                                     0.00      0
Scheduled Principal                                                0.00      0
Unscheduled Principal                                              0.00      0
Deferred Interest                                                  0.00
Liquidations                                                       0.00      0
Repurchases                                                        0.00      0
--------------------------------------------------------------------------------
Ending Pool                                                        0.00      0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                        NON-P&I SERVICING ADVANCE SUMMARY
--------------------------------------------------------------------------------
                                                                          Amount
--------------------------------------------------------------------------------
Prior Outstanding                                                          0.00
Plus Current Period                                                        0.00
Less Recovered                                                             0.00
Less Non Recovered                                                         0.00
Ending Outstanding                                                         0.00
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              SERVICING FEE SUMMARY
--------------------------------------------------------------------------------
Current Servicing Fees                                                      0.00
Plus Fees Advanced for PPIS                                                 0.00
Less Reduction for PPIS                                                     0.00
Plus Delinquent Servicing Fees                                              0.00
--------------------------------------------------------------------------------
Total Servicing Fees                                                        0.00
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                  CUMULATIVE PREPAYMENT CONSIDERATION RECEIVED
--------------------------------------------------------------------------------
Prepayment Premiums                                                         0.00
Yield Maintenance                                                           0.00
Other Interest                                                              0.00
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                  PPIS SUMMARY
--------------------------------------------------------------------------------
Gross PPIS                                                                  0.00
Reduced by PPIE                                                             0.00
Reduced by Shortfalls in Fees                                               0.00
Reduced by Other Amounts                                                    0.00
--------------------------------------------------------------------------------
PPIS Reducing Scheduled Interest                                            0.00
--------------------------------------------------------------------------------
PPIS Reducing Servicing Fee                                                 0.00
--------------------------------------------------------------------------------
PPIS Due Certificate                                                        0.00
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                   ADVANCE SUMMARY (ADVANCE MADE BY SERVICER)
--------------------------------------------------------------------------------
                                                            Principal   Interest
--------------------------------------------------------------------------------
Prior Outstanding                                              0.00       0.00
Plus Current Period                                            0.00       0.00
Less Recovered                                                 0.00       0.00
Less Non Recovered                                             0.00       0.00
Ending Outstanding                                             0.00       0.00
--------------------------------------------------------------------------------

                                                                    Page 3 of 22

[LaSalle Bank ABN AMRO LOGO]                 CITIGROUP COMMERCIAL MORTGAGE SECURITIES INC.                 Statement Date: 17-Jul-06
                                             COMMERICAL MORTGAGE PASS-THROUGH CERTIFICATES                 Payment Date:   17-Jul-06
                                                            SERIES 2006-C4                                 Prior Payment:        N/A
                                                                                                           Next Payment:   16-Aug-06
                                                                                                           Record Date:    30-Jun-06

                                 ABN AMRO ACCT:
                       BOND INTEREST RECONCILIATION DETAIL

------------------------------------------------------------------------------------------------------------------------------------
                                                                                           Current   Remaining         Credit
        Accrual            Pass-    Accrued     Total     Total    Distributable Interest   Period  Outstanding        Support
      ----------- Opening Through Certificate  Interest  Interest   Certificate   Payment Shortfall   Interest  --------------------
Class Method Days Balance   Rate    Interest  Additions Deductions    Interest    Amount   Recovery  Shorfalls  Original Current (1)
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

(1)  Determined as follows: (A) the ending balance of all the classes less (B)
     the sum of (i) the ending balance of the class and (ii) the ending balance of all classes which are not subordinate to the class divided by (A).

                                                                    Page 4 of 22

[LaSalle Bank ABN AMRO LOGO]                 CITIGROUP COMMERCIAL MORTGAGE SECURITIES INC.                 Statement Date: 17-Jul-06
                                             COMMERICAL MORTGAGE PASS-THROUGH CERTIFICATES                 Payment Date:   17-Jul-06
                                                            SERIES 2006-C4                                 Prior Payment:        N/A
                                                                                                           Next Payment:   16-Aug-06
                                                                                                           Record Date:    30-Jun-06

                                 ABN AMRO ACCT:
                      BOND INTEREST RECONCILIATION DETAIL

--------------------------------------------------------------------------------------------------------------------------------
                                             Additions                                Deductions
                        --------------------------------------------------- -----------------------------
                          Prior    Interest                          Other
        Prior   Current  Interest  Accrual                         Interest           Deferred & Interest Distributable Interest
      Interest Interest Shortfall  on Prior Prepayment    Yield    Proceeds Allocable  Accretion   Loss    Certificate   Payment
Class Due Date Due Date    Due    Shortfall  Premiums  Maintenance    (1)     PPIS     Interest   Expense    Interest    Amount
--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------

(1)  Other Interest Proceeds are additional interest amounts specifically allocated to the bond(s) and used in determining the Bondholder's
     Distributable Interest.

                                                                    Page 5 of 22

[LaSalle Bank ABN AMRO LOGO]               CITIGROUP COMMERCIAL MORTGAGE SECURITIES INC.                 Statement Date:   17-Jul-06
                                           COMMERICAL MORTGAGE PASS-THROUGH CERTIFICATES                 Payment Date:     17-Jul-06
                                                          SERIES 2006-C4                                 Prior Payment:          N/A
                                                                                                         Next Payment:     16-Aug-06
                                                                                                         Record Date:      30-Jun-06

                                 ABN AMRO ACCT:
                          INTEREST ADJUSTMENTS SUMMARY

SHORTFALL ALLOCATED TO THE BONDS:
-----------------------------------------------------
Net Prepayment Int. Shortfalls Allocated to the Bonds                       0.00
Special Servicing Fees                                                      0.00
Workout Fees                                                                0.00
Liquidation Fees                                                            0.00
Legal Fees                                                                  0.00
Misc. Fees & Expenses Paid by/to Servicer                                   0.00
Interest Paid to Servicer on Outstanding Advances                           0.00
ASER Interest Advance Reduction                                             0.00
Interest Not Advanced (Current Period)                                      0.00
Recoup of Prior Advances by Servicer                                        0.00
Servicing Fees Paid Servicer on Loans Not Advanced                          0.00
Misc. Fees & Expenses Paid by Trust                                         0.00
Shortfall Due to Rate Modification                                          0.00
Other Interest Loss                                                         0.00
                                                                            ----
Total Shortfall Allocated to the Bonds                                      0.00
                                                                            ====

EXCESS ALLOCATED TO THE BONDS:
-----------------------------------------------------
Other Interest Proceeds Due the Bonds                                       0.00
Prepayment Interest Excess Due the Bonds                                    0.00
Interest Income                                                             0.00
Yield Maintenance Penalties Due the Bonds                                   0.00
Prepayment Penalties Due the Bonds                                          0.00
Recovered ASER Interest Due the Bonds                                       0.00
Recovered Interest Due the Bonds                                            0.00
ARD Excess Interest                                                         0.00
                                                                            ----
Total Excess Allocated to the Bonds                                         0.00
                                                                            ====

              AGGREGATE INTEREST ADJUSTMENT ALLOCATED TO THE BONDS
--------------------------------------------------------------------------------
Total Excess Allocated to the Bonds                                         0.00
Less Total Shortfall Allocated to the Bonds                                 0.00
                                                                            ----
Total Interest Adjustment to the Bonds                                      0.00
                                                                            ====

                                                                    Page 6 of 22

[LaSalle Bank ABN AMRO LOGO]               CITIGROUP COMMERCIAL MORTGAGE SECURITIES INC.                 Statement Date:   17-Jul-06
                                           COMMERICAL MORTGAGE PASS-THROUGH CERTIFICATES                 Payment Date:     17-Jul-06
                                                          SERIES 2006-C4                                 Prior Payment:          N/A
                                                                                                         Next Payment:     16-Aug-06
                                                                                                         Record Date:      30-Jun-06

                                 ABN AMRO ACCT:
                               RATING INFORMATION

-------------------------------------------------------------------
                  ORIGINAL RATINGS     RATING CHANGE/CHANGE DATE(1)
               ---------------------   ----------------------------
CLASS  CUSIP   FITCH   MOODY'S   S&P       Fitch   Moody's   S&P
-----  -----   -----   -------   ---       -----   -------   ---

-------------------------------------------------------------------

NR - Designates that the class was not rated by the rating agency.

(1) Changed ratings provided on this report are based on information provided by the applicable rating agency via electronic transmission. It shall be understood that this transmission will generally have been provided to LaSalle within 30 days of the payment date listed on this statement. Because ratings may have changed during the 30 day window, or may not be being provided by the rating agency in an electronic format and therefore not being updated on this report,
LaSalle recommends that investors obtain current rating information directly from the rating agency.

                                                                    Page 7 of 22

[LaSalle Bank ABN AMRO LOGO]               CITIGROUP COMMERCIAL MORTGAGE SECURITIES INC.                 Statement Date:   17-Jul-06
                                           COMMERICAL MORTGAGE PASS-THROUGH CERTIFICATES                 Payment Date:     17-Jul-06
                                                          SERIES 2006-C4                                 Prior Payment:          N/A
                                                                                                         Next Payment:     16-Aug-06
                                                                                                         Record Date:      30-Jun-06

                                 ABN AMRO ACCT:
          ASSET-BACKED FACTS ~ 15 MONTH HISTORICAL LOAN STATUS SUMMARY

------------------------------------------------------------------------------------------------------------------------------
                                Delinquency Aging Categories                             Special Event Categories (1)
              ----------------------------------------------------------------------------------------------------------------
                Delinq 1     Delinq 2    Delinq 3+
                 Month        Months       Months    Foreclosure      REO      Modifications  Specially Serviced   Bankruptcy
Distribution  ----------------------------------------------------------------------------------------------------------------
    Date       #  Balance   #  Balance   #  Balance   #  Balance   #  Balance    #  Balance        #  Balance      #  Balance
------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------

(1)  Note: Modification, Specially Serviced & Bankruptcy Totals are Included in
     the Appropriate Delinquency Aging Category

                                                                    Page 8 of 22

[LaSalle Bank ABN AMRO LOGO]               CITIGROUP COMMERCIAL MORTGAGE SECURITIES INC.                 Statement Date:   17-Jul-06
                                           COMMERICAL MORTGAGE PASS-THROUGH CERTIFICATES                 Payment Date:     17-Jul-06
                                                          SERIES 2006-C4                                 Prior Payment:          N/A
                                                                                                         Next Payment:     16-Aug-06
                                                                                                         Record Date:      30-Jun-06

                                 ABN AMRO ACCT:
                             DELINQUENT LOAN DETAIL

-----------------------------------------------------------------------------------------------------------------------------
             Paid                 Outstanding   Out. Property                   Special
Disclosure   Thru   Current P&I       P&I         Protection    Loan Status     Servicer      Foreclosure   Bankruptcy    REO
Control #    Date     Advance      Advances**      Advances       Code (1)    Transfer Date       Date         Date      Date
-----------------------------------------------------------------------------------------------------------------------------

TOTAL
-----------------------------------------------------------------------------------------------------------------------------

A. IN GRACE PERIOD                     1. DELINQ. 1 MONTH   3. DELINQUENT 3 + MONTHS       5. NON PERFORMING MATURED BALLOON  9. REO

B. LATE PAYMENT BUT < 1 MONTH DELINQ.  2. DELINQ. 2 MONTHS  4. PERFORMING MATURED BALLOON  7. FORECLOSURE

**   Outstanding P&I Advances include the current period P&I Advances and may include Servicer and Trust Advances.

                                                                    Page 9 of 22

[LaSalle Bank ABN AMRO LOGO]               CITIGROUP COMMERCIAL MORTGAGE SECURITIES INC.                 Statement Date:   17-Jul-06
                                           COMMERICAL MORTGAGE PASS-THROUGH CERTIFICATES                 Payment Date:     17-Jul-06
                                                          SERIES 2006-C4                                 Prior Payment:          N/A
                                                                                                         Next Payment:     16-Aug-06
                                                                                                         Record Date:      30-Jun-06

                                 ABN AMRO ACCT:

          ASSET-BACKED FACTS ~ 15 MONTH HISTORICAL PAYOFF/LOSS SUMMARY

------------------------------------------------------------------------------------------------------------------------------------
                                                            Appraisal                       Realized   Remaining
              Ending Pool (1)   Payoffs (2)   Penalties    Reduct. (2)  Liquidations (2)   Losses (2)     Term    Curr Weighted Avg.
Distribution  ---------------  ------------  -----------  ------------  ----------------  -----------  ---------  ------------------
    Date         #   Balance    #   Balance   #   Amount   #   Balance     #   Balance     #   Amount  Life          Coupon  Remit
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

                                                                   Page 10 of 22

[LaSalle Bank ABN AMRO LOGO]               CITIGROUP COMMERCIAL MORTGAGE SECURITIES INC.                 Statement Date:   17-Jul-06
                                           COMMERICAL MORTGAGE PASS-THROUGH CERTIFICATES                 Payment Date:     17-Jul-06
                                                          SERIES 2006-C4                                 Prior Payment:          N/A
                                                                                                         Next Payment:     16-Aug-06
                                                                                                         Record Date:      30-Jun-06

                                 ABN AMRO ACCT:
                  HISTORICAL COLLATERAL LEVEL PREPAYMENT REPORT

------------------------------------------------------------------------------------------------

 Disclosure   Payoff  Initial        Payoff  Penalty  Prepayment  Maturity  Property  Geographic
Control   #   Period  Balance  Type  Amount   Amount     Date       Date      Type     Location
------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------

                               CURRENT
                               CUMULATIVE

                                                                   Page 11 of 22

[LaSalle Bank ABN AMRO LOGO]               CITIGROUP COMMERCIAL MORTGAGE SECURITIES INC.                 Statement Date:   17-Jul-06
                                           COMMERICAL MORTGAGE PASS-THROUGH CERTIFICATES                 Payment Date:     17-Jul-06
                                                          SERIES 2006-C4                                 Prior Payment:          N/A
                                                                                                         Next Payment:     16-Aug-06
                                                                                                         Record Date:      30-Jun-06

                                 ABN AMRO ACCT:
                         MORTGAGE LOAN CHARACTERISTICS

                       DISTRIBUTION OF PRINCIPAL BALANCES
--------------------------------------------------------------------------
                                                      Weighted Average
Current Scheduled    # of   Scheduled     % of    ------------------------
     Balance        Loans    Balance    Balance   Term   Coupon   PFY DSCR
--------------------------------------------------------------------------

                      0         0        0.00%
--------------------------------------------------------------------------

Average Schedule Balance                0
Maximum Schedule Balance   (9,999,999,999)
Minimum Schedule Balance    9,999,999,999

                DISTRIBUTION OF REMAINING TERM (FULLY AMORTIZING)

--------------------------------------------------------------------------
                                                      Weighted Average
Fully Amortizing     # of   Scheduled     % of    ------------------------
  Mortgage Loans    Loans    Balance    Balance   Term   Coupon   PFY DSCR
--------------------------------------------------------------------------
                      0         0        0.00%
--------------------------------------------------------------------------

                     DISTRIBUTION OF MORTGAGE INTEREST RATES

--------------------------------------------------------------------------
                                                      Weighted Average
Current Mortgage     # of   Scheduled     % of    ------------------------
Interest Rate       Loans    Balance    Balance   Term   Coupon   PFY DSCR
--------------------------------------------------------------------------
                      0         0        0.00%
--------------------------------------------------------------------------

Minimum Mortgage Interest Rate   ,900.000%
Maximum Mortgage Interest Rate   ,900.000%

                        DISTRIBUTION OF REMAINING TERM (BALLOON)

--------------------------------------------------------------------------
                                                      Weighted Average
Balloon              # of   Scheduled     % of    ------------------------
Mortgage Loans      Loans    Balance    Balance   Term   Coupon   PFY DSCR
--------------------------------------------------------------------------
                      0         0        0.00%
--------------------------------------------------------------------------

                                                                   Page 12 of 22

[LaSalle Bank ABN AMRO LOGO]               CITIGROUP COMMERCIAL MORTGAGE SECURITIES INC.                 Statement Date:   17-Jul-06
                                           COMMERICAL MORTGAGE PASS-THROUGH CERTIFICATES                 Payment Date:     17-Jul-06
                                                          SERIES 2006-C4                                 Prior Payment:          N/A
                                                                                                         Next Payment:     16-Aug-06
                                                                                                         Record Date:      30-Jun-06

                                 ABN AMRO ACCT:
                         MORTGAGE LOAN CHARACTERISTICS

                           DISTRIBUTION OF DSCR (PFY)

--------------------------------------------------------------------
 Debt Service     # of   Scheduled     % of
Coverage Ratio   Loans    Balance    Balance   WAMM   WAC   PFY DSCR
--------------------------------------------------------------------
                   0         0        0.00%
--------------------------------------------------------------------

Maximum DSCR 0.000
Minimum DSCR 0.000

                          DISTRIBUTION OF DSCR (CUTOFF)

--------------------------------------------------------------------
 Debt Service     # of   Scheduled     % of
Coverage Ratio   Loans    Balance    Balance   WAMM   WAC   PFY DSCR
--------------------------------------------------------------------
                   0         0        0.00%
--------------------------------------------------------------------

Maximum DSCR 0.000
Minimum DSCR 0.000

                             GEOGRAPHIC DISTRIBUTION

----------------------------------------------------------------
Geographic    # of   Scheduled     % of
 Location    Loans    Balance    Balance   WAMM   WAC   PFY DSCR
----------------------------------------------------------------
               0         0        0.00%
----------------------------------------------------------------

                                                                   Page 13 of 22

[LaSalle Bank ABN AMRO LOGO]               CITIGROUP COMMERCIAL MORTGAGE SECURITIES INC.                 Statement Date:   17-Jul-06
                                           COMMERICAL MORTGAGE PASS-THROUGH CERTIFICATES                 Payment Date:     17-Jul-06
                                                          SERIES 2006-C4                                 Prior Payment:          N/A
                                                                                                         Next Payment:     16-Aug-06
                                                                                                         Record Date:      30-Jun-06

                                 ABN AMRO ACCT:
                          MORTGAGE LOAN CHARACTERISTICS

                         DISTRIBUTION OF PROPERTY TYPES

-------------------------------------------------------------------
                  # of   Scheduled     % of
Property Types   Loans    Balance    Balance   WAMM   WAC  PFY DSCR
-------------------------------------------------------------------
                   0         0          0.00%
-------------------------------------------------------------------

                        DISTRIBUTION OF AMORTIZATION TYPE

-----------------------------------------------------------------------
                     # of   Scheduled     % of
Amortization Type   Loans    Balance    Balance   WAMM   WAC   PFY DSCR
-----------------------------------------------------------------------
                      0          0         0.00%
-----------------------------------------------------------------------

                         DISTRIBUTION OF LOAN SEASONING

----------------------------------------------------------------------
                    # of   Scheduled     % of
Number of Months   Loans    Balance    Balance   WAMM   WAC   PFY DSCR
----------------------------------------------------------------------
                      0        0          0.00%
----------------------------------------------------------------------

                       DISTRIBUTION OF YEAR LOANS MATURING

---------------------------------------------------------------------
                  # of   Scheduled     % of
Year             Loans    Balance    Balance   WAMM    WAC   PFY DSCR
---------------------------------------------------------------------
2006                 0           0      0.00%     0   0.00%      0.00
2007                 0           0      0.00%     0   0.00%      0.00
2008                 0           0      0.00%     0   0.00%      0.00
2009                 0           0      0.00%     0   0.00%      0.00
2010                 0           0      0.00%     0   0.00%      0.00
2011                 0           0      0.00%     0   0.00%      0.00
2012                 0           0      0.00%     0   0.00%      0.00
2013                 0           0      0.00%     0   0.00%      0.00
2014                 0           0      0.00%     0   0.00%      0.00
2015                 0           0      0.00%     0   0.00%      0.00
2016                 0           0      0.00%     0   0.00%      0.00
2017 & Greater       0           0      0.00%     0   0.00%      0.00
---------------------------------------------------------------------
                     0           0      0.00%
---------------------------------------------------------------------

                                                                   Page 14 of 22

[LaSalle Bank ABN AMRO LOGO]               CITIGROUP COMMERCIAL MORTGAGE SECURITIES INC.                 Statement Date:   17-Jul-06
                                           COMMERICAL MORTGAGE PASS-THROUGH CERTIFICATES                 Payment Date:     17-Jul-06
                                                          SERIES 2006-C4                                 Prior Payment:          N/A
                                                                                                         Next Payment:     16-Aug-06
                                                                                                         Record Date:      30-Jun-06

                                 ABN AMRO ACCT:
                               LOAN LEVEL DETAIL

-----------------------------------------------------------------------------------------------------------------------------
                                             Operating              Ending                                             Loan
Disclosure         Property  Maturity   PFY  Statement    Geo.    Principal  Note  Scheduled  Prepayment  Prepayment  Status
 Control #  Group    Type      Date    DSCR     Date    Location   Balance   Rate     P&I        Amount       Date   Code (1)
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
* NOI and DSCR, if available and reportable under the terms of the trust agreement, are based on information obtained from the related borrower, and no other party to the agreement shall be held liable for the accuracy or methodology used to determine such figures.

(1) Legend:   A. In Grace Period    1. Delinquent 1 month    3. Delinquent 3+ months   5. Non Performing Matured Ballon   9. REO
              B. Late Payment but   2. Delinquent 2 months   4. Performing Matured     7. Foreclosure
                 < 1 month delinq                               Balloon
--------------------------------------------------------------------------------------------------------------------------------

                                                                   Page 15 of 22

[LaSalle Bank ABN AMRO LOGO]               CITIGROUP COMMERCIAL MORTGAGE SECURITIES INC.                 Statement Date:   17-Jul-06
                                           COMMERICAL MORTGAGE PASS-THROUGH CERTIFICATES                 Payment Date:     17-Jul-06
                                                          SERIES 2006-C4                                 Prior Payment:          N/A
                                                                                                         Next Payment:     16-Aug-06
                                                                                                         Record Date:      30-Jun-06

                                 ABN AMRO ACCT:
                           APPRAISAL REDUCTION DETAIL

------------------------------------------------------------------------------------------------------------------------------------
                                          Current                            Remaining Term                               Appraisal
Disclosure  Appraisal  Scheduled    AR      P&I              Note  Maturity  --------------  Property  Geographic        -----------
 Control#   Red. Date   Balance   Amount  Advance    ASER    Rate    Date     Life             Type     Location   DSCR  Value  Date
----------  ---------  ---------  ------  -------  --------  ----  --------  ------  ------  --------  ----------  ----  -----  ----

------------------------------------------------------------------------------------------------------------------------------------

                                                                   Page 16 of 22

[LaSalle Bank ABN AMRO LOGO]               CITIGROUP COMMERCIAL MORTGAGE SECURITIES INC.                 Statement Date:   17-Jul-06
                                           COMMERICAL MORTGAGE PASS-THROUGH CERTIFICATES                 Payment Date:     17-Jul-06
                                                          SERIES 2006-C4                                 Prior Payment:          N/A
                                                                                                         Next Payment:     16-Aug-06
                                                                                                         Record Date:      30-Jun-06

                                 ABN AMRO ACCT:
            SPECIALLY SERVICED (PART I) ~ LOAN DETAIL (END OF PERIOD)

--------------------------------------------------------------------------------------------------------------------------------
                         Loan        Balance                      Remaining
Disclosure  Servicing   Status  ----------------  Note  Maturity  ---------  Property    Geo.                             NOI
 Control #  Xfer Date  Code(1)  Schedule  Actual  Rate    Date    Life         Type    Location     NOI        DSCR       Date
----------  ---------  -------  --------  ------  ----  --------  ----  ---  --------  --------  ---------  ---------  ---------

                                                                                                 Not Avail  Not Avail  Not Avail
--------------------------------------------------------------------------------------------------------------------------------

(1) Legend:  A. P&I Adv - in      1. P&I Adv - delinquent  3. P&I Adv - delinquent  5. Non Performing Mat.  9. REO
                Grace Period         1 month                  3+ months                Balloon

             B. P&I Adv - <       2. P&I Adv - delinquent  4. Mat. Balloon/Assumed  7. Foreclosure
                one month delinq     2 months                 P&I

                                                                   Page 17 of 22

[LaSalle Bank ABN AMRO LOGO]               CITIGROUP COMMERCIAL MORTGAGE SECURITIES INC.                 Statement Date:   17-Jul-06
                                           COMMERICAL MORTGAGE PASS-THROUGH CERTIFICATES                 Payment Date:     17-Jul-06
                                                          SERIES 2006-C4                                 Prior Payment:          N/A
                                                                                                         Next Payment:     16-Aug-06
                                                                                                         Record Date:      30-Jun-06

                                 ABN AMRO ACCT:
  SPECIALLY SERVICED LOAN DETAIL (PART II) ~ SERVICER COMMENTS (END OF PERIOD)

Disclosure   Resolution
 Control #    Strategy    Comments
----------------------------------

----------------------------------

                                                                   Page 18 of 22

[LaSalle Bank ABN AMRO LOGO]               CITIGROUP COMMERCIAL MORTGAGE SECURITIES INC.                 Statement Date:   17-Jul-06
                                           COMMERICAL MORTGAGE PASS-THROUGH CERTIFICATES                 Payment Date:     17-Jul-06
                                                          SERIES 2006-C4                                 Prior Payment:          N/A
                                                                                                         Next Payment:     16-Aug-06
                                                                                                         Record Date:      30-Jun-06

                                 ABN AMRO ACCT:
                              MODIFIED LOAN DETAIL

               Ending                    Cutoff     Modified
Disclosure   Principal   Modification   Maturity    Maturity   Modification
Control #     Balance        Date         Date        Date      Description
---------------------------------------------------------------------------

---------------------------------------------------------------------------
Modified Loan Detail includes loans whose terms, fees, penalties or payments have been waived or extended.

                                                                   Page 19 of 22

[LaSalle Bank ABN AMRO LOGO]               CITIGROUP COMMERCIAL MORTGAGE SECURITIES INC.                 Statement Date:   17-Jul-06
                                           COMMERICAL MORTGAGE PASS-THROUGH CERTIFICATES                 Payment Date:     17-Jul-06
                                                          SERIES 2006-C4                                 Prior Payment:          N/A
                                                                                                         Next Payment:     16-Aug-06
                                                                                                         Record Date:      30-Jun-06

                                 ABN AMRO ACCT:
                              REALIZED LOSS DETAIL

----------------------------------------------------------------------------------------------------------------------------------
                                          Beginning            Gross Proceeds   Aggregate       Net       Net Proceeds
        Disclosure  Appraisal  Appraisal  Scheduled   Gross       as a % of    Liquidation  Liquidation     as a % of    Realized
Period   Control #    Date       Value      Balance  Proceeds  Sched. Balance   Expenses *    Proceeds   Sched. Balance    Loss
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

CURRENT TOTAL
CUMULATIVE

* Aggregate liquidation expenses also include outstanding P&I advances and unpaid servicing fees, unpaid trustee fees, etc.

                                                                   Page 20 of 22

[LaSalle Bank ABN AMRO LOGO]               CITIGROUP COMMERCIAL MORTGAGE SECURITIES INC.                 Statement Date:   17-Jul-06
                                           COMMERICAL MORTGAGE PASS-THROUGH CERTIFICATES                 Payment Date:     17-Jul-06
                                                          SERIES 2006-C4                                 Prior Payment:          N/A
                                                                                                         Next Payment:     16-Aug-06
                                                                                                         Record Date:      30-Jun-06

                                 ABN AMRO ACCT:
                     HISTORICAL COLLATERAL LEVEL REO REPORT

---------------------------------------------------------------------------------------------
                                                                Recent              Appraisal
Disclosure   REO                Property   Actual  Scheduled  Appraisal  Appraisal  Reduction
 Control #   Date  City  State     Type   Balance   Balance     Value       Date      Amount
---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------

-------------------------------------------------------------
                                       Other
    Date     Liquidation Liquidation  Revenue   Realized Type
 Liquidated    Proceeds    Expenses  Recovered    Loss    (*)
--------------------------------------------------------------

--------------------------------------------------------------

(*) Legend: (1) Paid in Full, (2) Final Recovery Made, (3) Permitted Purchase
(4) Final Recovery of REO, (5) Permitted purchase of REO

                                                                   Page 21 of 22

[LaSalle Bank ABN AMRO LOGO]               CITIGROUP COMMERCIAL MORTGAGE SECURITIES INC.                 Statement Date:   17-Jul-06
                                           COMMERICAL MORTGAGE PASS-THROUGH CERTIFICATES                 Payment Date:     17-Jul-06
                                                          SERIES 2006-C4                                 Prior Payment:          N/A
                                                                                                         Next Payment:     16-Aug-06
                                                                                                         Record Date:      30-Jun-06

                                 ABN AMRO ACCT:
              MATERIAL BREACHES AND MATERIAL DOCUMENT DEFECT DETAIL

             Ending     Material
Disclosure  Principal    Breach    Material Breach and Material Document Defect
Control #    Balance      Date                      Description
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Material breaches of pool asset representation or warranties or transaction covenants.

                                                                   Page 22 of 22

                                     ANNEX E

                  CLASS A-SB PLANNED PRINCIPAL BALANCE SCHEDULE

                            CLASS A-SB
DISTRIBUTION DATE   PLANNED PRINCIPAL BALANCE
-----------------   -------------------------
    07/15/2006           $135,184,000.00
    08/15/2006           $135,184,000.00
    09/15/2006           $135,184,000.00
    10/15/2006           $135,184,000.00
    11/15/2006           $135,184,000.00
    12/15/2006           $135,184,000.00
    01/15/2007           $135,184,000.00
    02/15/2007           $135,184,000.00
    03/15/2007           $135,184,000.00
    04/15/2007           $135,184,000.00
    05/15/2007           $135,184,000.00
    06/15/2007           $135,184,000.00
    07/15/2007           $135,184,000.00
    08/15/2007           $135,184,000.00
    09/15/2007           $135,184,000.00
    10/15/2007           $135,184,000.00
    11/15/2007           $135,184,000.00
    12/15/2007           $135,184,000.00
    01/15/2008           $135,184,000.00
    02/15/2008           $135,184,000.00
    03/15/2008           $135,184,000.00
    04/15/2008           $135,184,000.00
    05/15/2008           $135,184,000.00
    06/15/2008           $135,184,000.00
    07/15/2008           $135,184,000.00
    08/15/2008           $135,184,000.00
    09/15/2008           $135,184,000.00
    10/15/2008           $135,184,000.00
    11/15/2008           $135,184,000.00
    12/15/2008           $135,184,000.00
    01/15/2009           $135,184,000.00
    02/15/2009           $135,184,000.00
    03/15/2009           $135,184,000.00
    04/15/2009           $135,184,000.00
    05/15/2009           $135,184,000.00
    06/15/2009           $135,184,000.00
    07/15/2009           $135,184,000.00
    08/15/2009           $135,184,000.00
    09/15/2009           $135,184,000.00
    10/15/2009           $135,184,000.00
    11/15/2009           $135,184,000.00
    12/15/2009           $135,184,000.00
    01/15/2010           $135,184,000.00
    02/15/2010           $135,184,000.00
    03/15/2010           $135,184,000.00
    04/15/2010           $135,184,000.00
    05/15/2010           $135,184,000.00
    06/15/2010           $135,184,000.00
    07/15/2010           $135,184,000.00
    08/15/2010           $135,184,000.00
    09/15/2010           $135,184,000.00
    10/15/2010           $135,184,000.00
    11/15/2010           $135,184,000.00
    12/15/2010           $135,184,000.00
    01/15/2011           $135,184,000.00
    02/15/2011           $135,184,000.00
    03/15/2011           $135,184,000.00
    04/15/2011           $135,183,684.12
    05/15/2011           $133,162,408.31
    06/15/2011           $131,345,745.31
    07/15/2011           $129,249,485.57
    08/15/2011           $127,400,501.69
    09/15/2011           $125,542,219.62
    10/15/2011           $123,417,709.77
    11/15/2011           $121,539,391.42
    12/15/2011           $119,395,393.67
    01/15/2012           $117,496,839.36
    02/15/2012           $115,588,736.44
    03/15/2012           $113,160,501.93
    04/15/2012           $111,230,575.63
    05/15/2012           $109,036,382.36
    06/15/2012           $107,085,705.72
    07/15/2012           $104,871,330.01
    08/15/2012           $ 99,703,936.15
    09/15/2012           $ 97,727,632.17
    10/15/2012           $ 95,488,976.17
    11/15/2012           $ 93,491,458.35
    12/15/2012           $ 91,232,169.06
    01/15/2013           $ 88,732,169.05
    02/15/2013           $ 86,703,066.74
    03/15/2013           $ 84,203,018.78
    04/15/2013           $ 82,216,980.08
    05/15/2013           $ 79,981,156.65
    06/15/2013           $ 77,973,895.39
    07/15/2013           $ 75,717,430.32
    08/15/2013           $ 73,688,735.14
    09/15/2013           $ 71,649,843.91
    10/15/2013           $ 69,362,614.67
    11/15/2013           $ 52,941,974.53
    12/15/2013           $ 50,633,591.67
    01/15/2014           $ 48,550,985.99
    02/15/2014           $ 46,457,912.08

                            CLASS A-SB
DISTRIBUTION DATE   PLANNED PRINCIPAL BALANCE
-----------------   -------------------------
    03/15/2014           $43,645,315.50
    04/15/2014           $41,527,566.39
    05/15/2014           $39,163,637.67
    06/15/2014           $37,023,354.07
    07/15/2014           $34,637,507.66
    08/15/2014           $32,474,465.09
    09/15/2014           $30,300,548.05
    10/15/2014           $27,881,988.78
    11/15/2014           $25,684,977.72
    12/15/2014           $23,243,956.53
    01/15/2015           $21,023,621.37
    02/15/2015           $18,792,122.39
    03/15/2015           $15,853,865.26
    04/15/2015           $13,596,357.30
    05/15/2015           $11,096,494.97
    06/15/2015           $ 4,809,946.95
    07/15/2015           $ 2,295,971.34
  08/15/2015 and         $         0.00
   thereafter

                                     ANNEX F

                             REFERENCE RATE SCHEDULE

                                      F-1

                           [INTENTIONALLY LEFT BLANK]

                                     ANNEX G

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

     Except in limited circumstances, the globally offered Citigroup Commercial
Mortgage Trust 2006-C4, Commercial Mortgage Pass-Through Certificates, Series
2006-C4, Class A-1, Class A-2, Class A-SB, Class A-3, Class A-1A, Class A-M,
Class A-J, Class B, Class C and Class D, will be available only in book-entry form.

     The book-entry certificates will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding book-entry certificates through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice, which is seven calendar days' settlement.

     Secondary market trading between investors holding book-entry certificates through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

     Secondary cross-market trading between member organizations of Clearstream or Euroclear and DTC participants holding book-entry certificates will be accomplished on a delivery against payment basis through the respective depositaries of Clearstream and Euroclear, in that capacity, as DTC participants.

     As described under "U.S. Federal Income Tax Documentation Requirements"
below, non-U.S. holders of book-entry certificates will be subject to U.S.
withholding taxes unless those holders meet specific requirements and deliver appropriate U.S. tax documents to the securities clearing organizations of their participants.

INITIAL SETTLEMENT

     All certificates of each class of offered certificates will be held in registered form by DTC in the name of Cede & Co. as nominee of DTC. Investors'
interests in the book-entry certificates will be represented through financial institutions acting on their behalf as direct and indirect DTC participants. As a result, Clearstream and Euroclear will hold positions on behalf of their member organizations through their respective depositaries, which in turn will hold positions in accounts as DTC participants.

     Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their book-entry certificates through
Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no "lock up" or restricted period. Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading between DTC Participants. Secondary market trading between DTC participants will be settled in same-day funds.

                                       G-1

     Trading between Clearstream and/or Euroclear Participants. Secondary market trading between member organizations of Clearstream or Euroclear will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

     Trading between DTC Seller and Clearstream or Euroclear Purchaser. When
book-entry certificates are to be transferred from the account of a DTC participant to the account of a member organization of Clearstream or Euroclear, the purchaser will send instructions to Clearstream or Euroclear through that member organization at least one business day prior to settlement. Clearstream or Euroclear, as the case may be, will instruct the respective depositary to receive the book-entry certificates against payment. Payment will include interest accrued on the book-entry certificates from and including the 1st day of the interest accrual period coinciding with or commencing in, as applicable, the calendar month in which the last coupon distribution date occurs (or, if no coupon distribution date has occurred, from and including the first day of the initial interest accrual period) to and excluding the settlement date. Payment will then be made by the respective depositary to the DTC participant's account against delivery of the book-entry certificates. After settlement has been completed, the book-entry certificates will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the account of the member organization of Clearstream or
Euroclear, as the case may be. The securities credit will appear the next day,
European time, and the cash debit will be back-valued to, and the interest on the book-entry certificates will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date, which means the trade fails, the
Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

     Member organizations of Clearstream and Euroclear will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the book-entry certificates are credited to their accounts one day later.

     As an alternative, if Clearstream or Euroclear has extended a line of credit to them, member organizations of Clearstream or Euroclear can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, the member organizations purchasing book-entry certificates would incur overdraft charges for one day, assuming they cleared the overdraft when the book-entry certificates were credited to their accounts.
However, interest on the book-entry certificates would accrue from the value date. Therefore, in many cases the investment income on the book-entry certificates earned during that one-day period may substantially reduce or offset the amount of those overdraft charges, although this result will depend on the cost of funds of the respective member organization of Clearstream or
Euroclear.

     Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending book-entry certificates to the respective depositary for the benefit of member organizations of Clearstream or Euroclear. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

     Trading between Clearstream or Euroclear Seller and DTC Purchaser. Due to
time zone differences in their favor, member organizations of Clearstream or
Euroclear may employ their customary procedures for transactions in which book-entry certificates are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Clearstream or Euroclear through a member organization of
Clearstream or Euroclear at least one business day prior to settlement. In these cases, Clearstream or Euroclear, as appropriate, will instruct the respective depositary to deliver the book-entry certificates to the DTC participant's account against payment. Payment will include interest accrued on the book-entry certificates from and including the 1st day of the interest accrual period coinciding with or commencing in, as applicable, the calendar month in which the last coupon distribution date occurs (or, if no coupon distribution date has occurred, from and including the first day of the initial interest accrual period) to and excluding the settlement date. The payment will then be reflected in the account of the member organization of Clearstream or

                                       G-2

Euroclear the following day, and receipt of the cash proceeds in the account of that member organization of Clearstream or Euroclear would be back-valued to the value date, which would be the preceding day, when settlement occurred in New
York. Should the member organization of Clearstream or Euroclear have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over the one-day period. If settlement is not completed on the intended value date, which means the trade fails, receipt of the cash proceeds in the account of the member organization of
Clearstream or Euroclear would be valued instead as of the actual settlement date.

     Finally, day traders that use Clearstream or Euroclear and that purchase book-entry certificates from DTC participants for delivery to member organizations of Clearstream or Euroclear should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

     o    borrowing through Clearstream or Euroclear for one day, until the purchase side of the day trade is reflected in their Clearstream or
          Euroclear accounts, in accordance with the clearing system's customary procedures;

     o    borrowing the book-entry certificates in the United States from a DTC participant no later than one day prior to settlement, which would allow sufficient time for the book-entry certificates to be reflected in their Clearstream or Euroclear accounts in order to settle the sale side of the trade; or

     o    staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the member organization of Clearstream or Euroclear.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A holder that is not a "United States person" (a "U.S. person") within the meaning of Section 7701(a)(30) of the Internal Revenue Code (a "non-U.S.
holder") holding a book-entry certificate through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax unless such holder provides certain documentation to the issuer of such holder's book-entry certificate, the paying agent or any other entity required to withhold tax (any of the foregoing, a
"U.S. withholding agent") establishing an exemption from withholding. A non-U.S.
holder may be subject to withholding unless each U.S. withholding agent receives:

     1.   from a non-U.S. holder that is classified as a corporation for U.S.
          federal income tax purposes or is an individual, and is eligible for the benefits of the portfolio interest exemption or an exemption (or reduced rate) based on a treaty, a duly completed and executed IRS
          Form W-8BEN (or any successor form);

     2.   from a non-U.S. holder that is eligible for an exemption on the basis that the holder's income from the certificate is effectively connected to its U.S. trade or business, a duly completed and executed IRS Form
          W-8ECI (or any successor form);

     3.   from a non-U.S. holder that is classified as a partnership for U.S.
          federal income tax purposes, a duly completed and executed IRS Form
          W-8IMY (or any successor form) with all supporting documentation (as specified in the U.S. Treasury Regulations) required to substantiate exemptions from withholding on behalf of its partners; certain partnerships may enter into agreements with the IRS providing for different documentation requirements and it is recommended that such partnerships consult their tax advisors with respect to these certification rules;

                                       G-3

     4.   from a non-U.S. holder that is an intermediary (i.e., a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a certificate):

          (a)  if the intermediary is a "qualified intermediary" within the meaning of section 1.1441-1(e)(5)(ii) of the U.S. Treasury
               Regulations (a "qualified intermediary"), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form):

               (i)   stating the name, permanent residence address and qualified intermediary employer identification number of the
                     qualified intermediary and the country under the laws of
                     which the qualified intermediary is created, incorporated
                     or governed;

               (ii)  certifying that the qualified intermediary has provided, or will provide, a withholding statement as required under
                     section 1.1441-1(e)(5)(v) of the U.S. Treasury Regulations;

               (iii) certifying that, with respect to accounts it identifies on its withholding statement, the qualified intermediary is
                     not acting for its own account but is acting as a qualified intermediary; and

               (iv)  providing any other information, certifications, or
                     statements that may be required by the IRS Form W-8IMY or
                     accompanying instructions in addition to, or in lieu of,
                     the information and certifications described in section
                     1.1441-1(e)(3)(ii) or 1.1441-1(e)(5)(v) of the U.S.
                     Treasury Regulations; or

          (b)  if the intermediary is not a qualified intermediary (a
               "nonqualified intermediary"), a duly completed and executed IRS
               Form W-8IMY (or any successor or substitute form):

               (i)   stating the name and permanent residence address of the
                     nonqualified intermediary and the country under the laws of which the nonqualified intermediary is created,
                     incorporated or governed;

               (ii)  certifying that the nonqualified intermediary is not acting for its own account;

               (iii) certifying that the nonqualified intermediary has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to
                     substantiate exemptions from withholding on behalf of such nonqualified intermediary's beneficial owners; and

               (iv)  providing any other information, certifications or
                     statements that may be required by the IRS Form W-8IMY or
                     accompanying instructions in addition to, or in lieu of,
                     the information, certifications, and statements described
                     in section 1.1441-1(e)(3)(iii) or (iv) of the U.S. Treasury
                     Regulations; or

          5.   from a non-U.S. holder that is a trust, depending on whether the trust is classified for U.S. federal income tax purposes as the beneficial owner of the certificate, either an IRS Form W-8BEN or
               W-8IMY; any non-U.S. holder that is a trust should consult its tax advisors to determine which of these forms it should provide.

     All non-U.S. holders will be required to update the above-listed forms and any supporting documentation in accordance with the requirements under the U.S.
Treasury Regulations. These forms generally remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect. Under certain circumstances, an IRS Form W-8BEN, if furnished with a taxpayer identification number, remains in effect until

                                       G-4

the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect.

     In addition, all holders, including holders that are U.S. persons, holding book-entry certificates through Clearstream, Euroclear or DTC may be subject to backup withholding unless the holder:

     o    provides the appropriate IRS Form W-8 (or any successor or substitute form), duly completed and executed, if the holder is a non-U.S.
          holder;

     o    provides a duly completed and executed IRS Form W-9, if the holder is a U.S. person; or

     o    can be treated as an "exempt recipient" within the meaning of section
          1.6049-4(c)(1)(ii) of the U.S. Treasury Regulations (e.g., a
          corporation or a financial institution such as a bank).

     This summary does not deal with all of the aspects of U.S. federal income tax withholding or backup withholding that may be relevant to investors that are
non-U.S. holders. Such holders are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of book-entry certificates.

                                       G-5

     The attached diskette contains one spreadsheet file that can be put on a user-specified hard drive or network drive. This spreadsheet file is "CGCMT
2006-C4 Annex A.xls", a Microsoft Excel(1) spreadsheet. The file provides, in electronic format, some of the statistical information that appears under the caption "Description of the Mortgage Pool" in, and on Annexes A-1 and A-5 to,
this prospectus supplement. Capitalized terms used, but not otherwise defined, in the spreadsheet file will have the respective meanings assigned to them in this prospectus supplement. All the information contained in the spreadsheet file is subject to the same limitations and qualifications contained in this prospectus supplement. Prospective investors are strongly urged to read this prospectus supplement and accompanying prospectus in its entirety prior to accessing the spreadsheet file.

----------
(1)   Microsoft Excel is a registered trademark of Microsoft Corporation.

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Important Notice About the Information
   Contained in this Offering Prospectus and
   the Accompanying Base Prospectus .....................................      7
Important Notice Relating to Automatically

Capitalized Terms Used in this Offering

Affiliations and Certain Relationships and
   Related Transactions .................................................    120
The Series 2006-C4 Pooling and Servicing

ANNEX A-1--Characteristics of the
   Underlying Mortgage Loans and the
   Mortgaged Real Properties ............................................  A-1-1
ANNEX A-2--Summary Characteristics of the
   Underlying Mortgage Loans and the
   Mortgaged Real Properties ............................................  A-2-1
ANNEX A-3--Summary Characteristics of the
   Underlying Mortgage Loans in Loan Group
   No. 1 and the Related Mortgaged Real
   Properties ...........................................................  A-3-1
ANNEX A-4--Summary Characteristics of the
   Underlying Mortgage Loans in Loan Group
   No. 2 and the Related Mortgaged Real
   Properties ...........................................................  A-4-1
ANNEX A-5--Characteristics of the
   Multifamily and Manufactured Housing
   Mortgaged Real Properties ............................................  A-5-1
ANNEX B--Description of Ten Largest
   Mortgage Loans and/or Groups of
   Cross-Collateralized Mortgage Loans ..................................   B-1
ANNEX C--Decrement Tables ...............................................   C-1
ANNEX D--Form of Distribution Date
   Statement ............................................................   D-1
ANNEX E--Class A-SB Planned Principal
   Balance Schedule .....................................................   E-1
ANNEX F--Reference Rate Schedule ........................................   F-1
ANNEX G--Global Clearance, Settlement
   and Tax Documentation Procedures .....................................   F-1

UNTIL     , ALL DEALERS THAT EFFECT TRANSACTIONS IN THE OFFERED CERTIFICATES,
WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER THIS
OFFERING PROSPECTUS AND THE ACCOMPANYING BASE PROSPECTUS. THIS DELIVERY
REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER THIS
OFFERING PROSPECTUS AND THE ACCOMPANYING BASE PROSPECTUS WHEN ACTING AS
UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

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                                 $2,082,453,000
                                 (APPROXIMATE)

                              CITIGROUP COMMERCIAL
                            MORTGAGE TRUST 2006-C4

                       COMMERCIAL MORTGAGE PASS-THROUGH
                         CERTIFICATES, SERIES 2006-C4

                             CLASS A-1, CLASS A-2,
                            CLASS A-SB, CLASS A-3,
                             CLASS A-1A, CLASS A-M,
                              CLASS A-J, CLASS B,
                              CLASS C AND CLASS D

                              OFFERING PROSPECTUS

                                   CITIGROUP
                                BARCLAYS CAPITAL
                            PNC CAPITAL MARKETS LLC
                         BANC OF AMERICA SECURITIES LLC
                           DEUTSCHE BANK SECURITIES

                                 JUNE 12, 2006

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